EXECUTION COPY







                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1997



                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 1997-QS9








NY1-231586.4

                                                 TABLE OF CONTENTS
                                                                    Page

                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.                 Definitions.............................. 3
Accrued Certificate Interest........................................... 3
Addendum and Assignment Agreement...................................... 4
Additional Collateral.................................................. 4
Additional Collateral Loan............................................. 4
Adjusted Mortgage Rate................................................. 4
Advance   ............................................................. 4
Affiliate ............................................................. 4
Agreement ............................................................. 4
Amount Held for Future Distribution.................................... 4
Appraised Value........................................................ 5
Assignment............................................................. 5
Assignment Agreement................................................... 5
Assignment of Proprietary Lease........................................ 5
Available Distribution Amount.......................................... 5
Bankruptcy Amount...................................................... 6
Bankruptcy Code........................................................ 7
Bankruptcy Loss........................................................ 7
Book-Entry Certificate................................................. 7
Business Day........................................................... 7
Buydown Funds.......................................................... 7
Buydown Mortgage Loan.................................................. 7
Cash Liquidation....................................................... 7
Certificate............................................................ 8
Certificate Account.................................................... 8
Certificate Account Deposit Date....................................... 8
Certificateholder or Holder............................................ 8
Certificate Owner...................................................... 8
Certificate Principal Balance.......................................... 8
Certificate Register and Certificate Registrar......................... 9
Class     .............................................................10
Class A Certificate....................................................10
Class A-9 Notional Amount..............................................10
Class B Certificate....................................................10
Class B Percentage.....................................................10
Class B-1 Percentage...................................................10
Class B-1 Prepayment Distribution Trigger..............................10
Class B-2 Percentage...................................................11
Class B-2 Prepayment Distribution Trigger..............................11
Class B-3 Percentage...................................................11
Class B-3 Prepayment Distribution Trigger..............................11
Class M Certificate....................................................11
Class M Percentage.....................................................11
Class M-1 Percentage...................................................11
Class M-2 Percentage...................................................12
Class M-2 Prepayment Distribution Trigger..............................12
Class M-3 Percentage...................................................12


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                                                    i

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                                                                         Page

Class M-3 Prepayment Distribution Trigger..............................12
Class R Certificate....................................................12
Closing Date...........................................................12
Code      .............................................................12
Compensating Interest..................................................12
Cooperative............................................................13
Cooperative Apartment..................................................13
Cooperative Lease......................................................13
Cooperative Loans......................................................13
Cooperative Stock......................................................13
Cooperative Stock Certificate..........................................13
Corporate Trust Office.................................................13
Credit Support Depletion Date..........................................14
Curtailment............................................................14
Custodial Account......................................................14
Custodial Agreement....................................................14
Custodian .............................................................14
Cut-off Date...........................................................14
Cut-off Date Principal Balance.........................................14
Debt Service Reduction.................................................14
Defaulted Mortgage Loss................................................14
Deficient Valuation....................................................15
Definitive Certificate.................................................15
Deleted Mortgage Loan..................................................15
Depository.............................................................15
Depository Participant.................................................15
Destroyed Mortgage Note................................................15
Determination Date.....................................................15
Disqualified Organization..............................................15
Distribution Date......................................................16
Due Date  .............................................................16
Due Period.............................................................16
Eligible Account.......................................................16
Event of Default.......................................................17
Excess Bankruptcy Loss.................................................17
Excess Fraud Loss......................................................17
Excess Special Hazard Loss.............................................17
Excess Subordinate Principal Amount....................................17
Extraordinary Events...................................................17
Extraordinary Losses...................................................18
FASIT     .............................................................18
FDIC      .............................................................18
FHLMC     .............................................................18
Final Distribution Date................................................18
Fitch     .............................................................18
FNMA      .............................................................18
Foreclosure Profits....................................................19
Fraud Loss Amount......................................................19
Fraud Losses...........................................................20
Independent............................................................20
Initial Certificate Principal Balance..................................20
Initial Class A-9 Notional Amount:.....................................20


NY1-231586.4
                                                    ii

                                                                          Page

Initial Monthly Payment Fund............................................20
Insurance Proceeds......................................................20
Insurer   ..............................................................20
Interest Accrual Period.................................................20
International Borrower..................................................20
Late Collections........................................................21
Liquidation Proceeds....................................................21
Loan-to-Value Ratio.....................................................21
          Lockout Scheduled Percentage..................................21
          ..............................................................21
Maturity Date...........................................................21
MLCC      ..............................................................21
Modified Mortgage Loan..................................................21
Modified Net Mortgage Rate..............................................22
Monthly Payment.........................................................22
Moody's   ..............................................................22
Mortgage  ..............................................................22
Mortgage 100SM Loan.....................................................22
Mortgage File...........................................................22
Mortgage Loan Schedule..................................................22
Mortgage Loans..........................................................23
Mortgage Note...........................................................23
Mortgage Rate...........................................................24
Mortgaged Property......................................................24
Mortgagor ..............................................................24
Net Mortgage Rate.......................................................24
Non-Primary Residence Loans.............................................24
Non-United States Person................................................24
Nonrecoverable Advance..................................................24
Nonsubserviced Mortgage Loan............................................24
Officers' Certificate...................................................24
Opinion of Counsel......................................................24
Outstanding Mortgage Loan...............................................25
Ownership Interest......................................................25
Parent PowerSM Loan.....................................................25
Pass-Through Rate.......................................................25
Paying Agent............................................................25
Percentage Interest.....................................................26
Permitted Investments...................................................26
Permitted Transferee....................................................27
Person    ..............................................................27
Pledged Asset Mortgage Servicing Agreement..............................27
Pool Stated Principal Balance...........................................28
Pool Strip Rate.........................................................28
Prepayment Assumption...................................................28
Prepayment Distribution Percentage......................................28
Prepayment Distribution Trigger.........................................29
Prepayment Interest Shortfall...........................................30
Prepayment Period.......................................................30
Primary Insurance Policy................................................30
Principal Prepayment....................................................30
Principal Prepayment in Full............................................30


NY1-231586.4
                                                   iii

                                                                        Page

Program Guide..........................................................30
Purchase Price.........................................................30
Qualified Substitute Mortgage Loan.....................................31
Rating Agency..........................................................31
Realized Loss..........................................................31
Record Date............................................................32
Regular Certificate....................................................32
REMIC     .............................................................33
REMIC Administrator....................................................33
REMIC Provisions.......................................................33
REO Acquisition........................................................33
REO Disposition........................................................33
REO Imputed Interest...................................................33
REO Proceeds...........................................................33
REO Property...........................................................33
Request for Release....................................................33
Required Insurance Policy..............................................34
Required Surety Payment................................................34
Residential Funding....................................................34
Responsible Officer....................................................34
Security Agreement.....................................................34
Seller    .............................................................34
          Senior Accelerated Distribution Percentage...................34
Seller's Agreement.....................................................35
Senior Percentage......................................................35
Senior Principal Distribution Amount...................................36
Servicing Accounts.....................................................36
Servicing Advances.....................................................36
Servicing Fee..........................................................36
Servicing Officer......................................................36
Special Hazard Amount..................................................37
Special Hazard Loss....................................................37
Standard & Poor's......................................................38
Stated Principal Balance...............................................38
Subclass  .............................................................38
Subclass Notional Amount...............................................38
Subordinate Percentage.................................................38
Subordinate Principal Distribution Amount..............................38
Subserviced Mortgage Loan..............................................39
Subservicer............................................................39
Subservicer Advance....................................................39
Subservicing Account...................................................39
Subservicing Agreement.................................................39
Subservicing Fee.......................................................39
Surety    .............................................................40
Surety Bond............................................................40
Tax Returns............................................................40
Transfer  .............................................................40
Transferee.............................................................40
Transferor.............................................................40
Trust Fund.............................................................40
Uncertificated REMIC Regular Interests.................................41


NY1-231586.4
                                                    iv

                                                                       Page

Uniform Single Attestation Program for Mortgage
          Bankers.......................................................41
Uninsured Cause.........................................................41
United States Person....................................................41
Voting Rights...........................................................41

                    ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS;
                  ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.Conveyance of Mortgage Loans..............................42
             ----------------------------
Section 2.02.Acceptance by Trustee.....................................48
             ---------------------
Section 2.03.Representations, Warranties and
             Covenants of the Master Servicer and the
             Company...................................................49
Section 2.04.Representations and Warranties
             of Sellers................................................54
Section 2.05.Execution and Authentication of
             Certificates..............................................56

                             ARTICLE III

                    ADMINISTRATION AND SERVICING
                          OF MORTGAGE LOANS

Section 3.01.Master Servicer to Act as Servicer........................57
             ----------------------------------
Section 3.02.Subservicing Agreements Between Master
             Servicer and Subservicers; Enforcement
             of Subservicers' and Sellers'
             Obligations...............................................58
Section 3.03.Successor Subservicers....................................59
             ----------------------
Section 3.04.Liability of the Master Servicer..........................60
Section 3.05.No Contractual Relationship Between
             Subservicer and Trustee or
             Certificateholders.                 ......................60
             ------------------------------------
Section 3.06.Assumption or Termination of
             Subservicing Agreements by Trustee........................61
Section 3.07.Collection of Certain Mortgage Loan
             Payments; Deposits to
             Custodial Account.........................................61
Section 3.08.Subservicing Accounts; Servicing
             Accounts..................................................64
Section 3.09.Access to Certain Documentation and
             Information Regarding the Mortgage
             Loans.....................................................66
Section 3.10.Permitted Withdrawals from the
             Custodial Account.........................................66
Section 3.11.Maintenance of the Primary Insurance
             Policies; Collections Thereunder..........................68
Section 3.12.Maintenance of Fire Insurance and
             Omissions and Fidelity Coverage.  ........................70
             ----------------------------------


NY1-231586.4
                                                    v

                                                                    Page

Section 3.13.Enforcement of Due-on-Sale Clauses;
             Assumption and Modification Agreements;
             Certain Assignments........................................ 71
Section 3.14.Realization Upon Defaulted Mortgage
             Loans...................................................... 74
Section 3.15.Trustee to Cooperate;
             Release of Mortgage Files.................................. 77
Section 3.16.Servicing and Other Compensation;
             Compensating Interest...................................... 79
Section 3.17.Reports to the Trustee and the Company..................... 80
             --------------------------------------
Section 3.18.Annual Statement as to Compliance.......................... 80
             ---------------------------------
Section 3.19.Annual Independent Public Accountants'
             Servicing Report........................................... 81
Section 3.20.Rights of the Company in Respect
             of the Master Servicer.         ........................... 82
             --------------------------------
Section 3.21.Administration of Buydown Funds............................ 82
             -------------------------------

                             ARTICLE IV

                   PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.Certificate Account........................................ 84
             -------------------
Section 4.02.Distributions.............................................. 84
             -------------
Section 4.03.Statements to Certificateholders........................... 93
             --------------------------------
Section 4.04.Distribution of Reports to the
             Trustee and the Company; Advances
             by the Master Servicer..................................... 96
Section 4.05.Allocation of Realized Losses.............................. 97
             -----------------------------
Section 4.06.Reports of Foreclosures and Abandonment
             of Mortgaged Property.                 .................... 99
             ---------------------------------------
Section 4.07.Optional Purchase of Defaulted Mortgage
             Loans.                                 .................... 99
             ---------------------------------------
Section 4.08.Surety Bond................................................100
             -----------

                              ARTICLE V

                          THE CERTIFICATES

Section 5.01.The Certificates...........................................101
             ----------------
Section 5.02.Registration of Transfer and Exchange of
             Certificates.   ...........................................104
Section 5.03.Mutilated, Destroyed, Lost or Stolen
             Certificates...............................................109
Section 5.04.Persons Deemed Owners......................................110
             ---------------------
Section 5.05.Appointment of Paying Agent................................110
             ---------------------------
Section 5.06.Optional Purchase of Certificates..........................110
             ---------------------------------

                             ARTICLE VI

                          THE COMPANY AND THE MASTER SERVICER



NY1-231586.4
                                                        vi

                                                                      Page

Section 6.01. Respective Liabilities of the Company
              and the Master Servicer....................................113
Section 6.02. Merger or Consolidation of the
              Company or the Master Servicer;
              Assignment of Rights and Delegation
              of Duties by Master Servicer...............................113
Section 6.03. Limitation on Liability of the Company,
              the Master Servicer and Others.        ....................114
Section 6.04. Company and Master
              Servicer Not to Resign.....................................115

                              ARTICLE VII

                                DEFAULT

Section 7.01. Events of Default..........................................116
              -----------------
Section 7.02. Trustee or Company to Act; Appointment
              of Successor...............................................118
Section 7.03. Notification to Certificateholders.........................119
              ----------------------------------
Section 7.04. Waiver of Events of Default................................119
              ---------------------------

                             ARTICLE VIII

                        CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee..........................................121
              -----------------
Section 8.02. Certain Matters Affecting the Trustee......................123
              -------------------------------------
Section 8.03. Trustee Not Liable for Certificates or
              Mortgage Loans.............................................125
Section 8.04. Trustee May Own Certificates...............................125
              ----------------------------
Section 8.05. Master Servicer to Pay Trustee's Fees
              and Expenses; Indemnification.        .....................125
Section 8.06. Eligibility Requirements for Trustee.......................126
              ------------------------------------
Section 8.07. Resignation and Removal of the Trustee.....................127
              --------------------------------------
Section 8.08. Successor Trustee..........................................128
              -----------------
Section 8.09. Merger or Consolidation of Trustee.........................128
              ----------------------------------
Section 8.10. Appointment of Co-Trustee or Separate
              Trustee....................................................129
Section 8.11. Appointment of Custodians..................................130
              -------------------------
Section 8.12. Appointment of Office or Agency............................130
              -------------------------------

                              ARTICLE IX

                              TERMINATION

Section 9.01. Termination Upon Purchase by the Master
              Servicer or the Company or
              Liquidation of All Mortgage Loans..........................131
Section 9.02. Additional Termination Requirements........................134
              -----------------------------------

                               ARTICLE X



NY1-231586.4
                                                   vii

                                                                       Page

                           REMIC PROVISIONS

Section 10.01.REMIC Administration.......................................135
              --------------------
Section 10.02.Master Servicer, REMIC Administrator and
              Trustee Indemnification....................................139

                              ARTICLE XI

                       MISCELLANEOUS PROVISIONS

Section 11.01.Amendment..................................................141
              ---------
Section 11.02.Recordation of Agreement; Counterparts.....................144
              --------------------------------------
Section 11.03.Limitation on Rights
              --------------------
              of Certificateholders......................................144
Section 11.04.Governing Law..............................................145
              -------------
Section 11.05.Notices....................................................145
              -------
Section 11.06.Notices to Rating Agency...................................146
              ------------------------
Section 11.07.Severability of Provisions.................................147
              --------------------------
Section 11.08.Supplemental Provisions
              for Resecuritization.......................................147



NY1-231586.4
                                                       viii

                                                     EXHIBITS

Exhibit A:                  Form of Class A Certificate
Exhibit B:                  Form of Class M Certificate
Exhibit C:                  Form of Class B Certificate
Exhibit D:                  Form of Class R Certificate
Exhibit E:                  Form of Custodial Agreement
Exhibit F:                  Mortgage Loan Schedule
Exhibit G:                  Form of Seller/Servicer Contract
Exhibit H:                  Forms of Request for Release
Exhibit I-1:                Form of Transfer Affidavit and Agreement
Exhibit I-2:                Form of Transferor Certificate
Exhibit J-1:                Form of Investor Representation Letter
Exhibit J-2:                Form of ERISA Representation Letter
Exhibit K:                  Form of Transferor Representation Letter
Exhibit L:                  Form of Rule 144A Investment Representation
                            Letter
Exhibit M:                  Text of Amendment to Pooling and Servicing
                            Agreement Pursuant to Section 11.01(e) for a
                            Limited Guaranty
Exhibit N:                  Form of Limited Guaranty
Exhibit O:                  Form of Lender Certification for Assignment of
                            Mortgage Loan
Exhibit P:                  [Reserved]
Exhibit Q:                  Request for Exchange Form


NY1-231586.4
                                                        ix

         This is a Pooling and Servicing Agreement, dated as of September 1, 1997, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                                              PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be initially represented by the Class A-9 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-231586.4

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust
Fund created hereunder.



                                        Aggregate Initial
                                           Certificate
                     Pass-Through            Principal                                       Maturity     Standard
Designation              Rate                Balance                 Features                  Date       & Poor's       Fitch
-----------             ------              ---------                --------                 ------      --------       -----

Class A-1               6.75%             $53,750,000.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-2               6.75%             $17,420,000.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-3               10.00%            $22,971,538.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-4               6.75%             $38,010,000.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-5               6.75%             $17,163,462.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-6               7.25%             $29,977,000.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-7               7.25%             $16,065,000.00              Senior              September 25,     AAA           AAA
                                                                                               2027
Class A-8               7.25%             $54,645,000.00          Lockout/Senior          September 25,     AAA           AAA
                                                                                               2027
Class A-9              Variable           $         0.00       Variable Strip/Senior      September 25,     AAAr          AAA
                                                                                               2027
Class R                 7.25%             $       100.00         Residual/Senior          September 25,     AAA           AAA
                                                                                               2027
Class M-1               7.25%             $ 8,130,000.00            Mezzanine             September 25,     N/A           AA
                                                                                               2027
Class M-2               7.25%             $ 5,420,000.00            Mezzanine             September 25,     N/A            A
                                                                                               2027
Class M-3               7.25%             $ 4,065,000.00            Mezzanine             September 25,     N/A           BBB
                                                                                               2027
Class B-1               7.25%             $ 1,490,500.00           Subordinate            September 25,     N/A           BB
                                                                                               2027
Class B-2               7.25%             $   677,500.00           Subordinate            September 25,     N/A            B
                                                                                               2027
Class B-3               7.25%             $ 1,219,925.82           Subordinate            September 25,     N/A           N/A
                                                                                               2027


         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $271,005,025.82. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:




NY1-231586.4
                                                         2

                                                     ARTICLE I

                                                    DEFINITIONS

         Section 1.01.              Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-9 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-9 Certificates in the aggregate, interest accrued during the related Interest
Accrual Period at the related Pass-Through Rate on the Class A-9 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-9 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to
Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-9 Certificates shall be allocated


NY1-231586.4
                                                         3
among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

         Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

         Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at


NY1-231586.4
                                                         4
the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement: The Assignment and Assumption Agreement, dated September 29, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount


NY1-231586.4
                                                         5
deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

         Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $153,458 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

         (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.


NY1-231586.4
                                                         6

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a


NY1-231586.4
                                                         7
determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-9 Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the


NY1-231586.4
                                                         8
aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such
Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-9 Certificates will have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.



NY1-231586.4
                                                         9

         Class: Collectively, all of the Certificates bearing the same designation.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-9 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-9 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-9 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to said Section.

         Class A-9 Certificates: The Class A Certificates designated as Class A-9 Certificates, including any Subclass thereof.

         Class A-9 Notional Amount: As of any Distribution Date, with respect to the Class A-9 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.


NY1-231586.4
                                                        10

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.45%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.



NY1-231586.4
                                                        11

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 4.75%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.75%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         Closing Date:  September 29, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing


NY1-231586.4
                                                        12

Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four


NY1-231586.4
                                                        13

Albany Street, New York, New York  10006, Attention: Residential
Funding Corporation Series 1997-QS9.

         Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date: September 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defaulted Mortgage Loss: With respect to any Mortgage Loan, a Realized Loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, not including Special Hazard Losses, Extraordinary Losses (or any other loss resulting from damage to the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment)), Bankruptcy Losses, Fraud Losses and any other interest shortfalls not covered by the subordination described in Section 4.05, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.



NY1-231586.4
                                                        14

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on


NY1-231586.4
                                                        15
unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository


NY1-231586.4
                                                        16
institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";



NY1-231586.4
                                                        17

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.



NY1-231586.4
                                                        18

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.



NY1-231586.4
                                                        19

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Class A-9 Notional Amount: With respect to any Class A-9 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9 Certificate.

         Initial Monthly Payment Fund:  As defined in Section
2.01(g).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.



NY1-231586.4
                                                        20

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in October 2002, 0%; for any Distribution Date occurring after September 2002 but prior to October 2003, 30%; for any Distribution Date occurring after September 2003 but prior to October 2004, 40%; for any Distribution Date occurring after September 2004 but prior to October 2005, 60%; for any Distribution Date occurring after September 2005 but prior to October 2006, 80%; for any Distribution Date after September 2006, 100%.

         Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in October 2002, 0% and for any Distribution Date thereafter, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-9 Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC would be reduced to zero, which is September 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is September 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.



NY1-231586.4
                                                        21

         Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");



NY1-231586.4
                                                        22

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.



NY1-231586.4
                                                        23

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

         Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.


NY1-231586.4
                                                        24

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-9 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-9 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-9 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 1.0053% per annum. With respect to any Subclass of Class A-9 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date).

         Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.


NY1-231586.4
                                                        25

         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-9 Notional Amount thereof (in the case of any Class A-9 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-9 Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall


NY1-231586.4
                                                        26
         exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.



NY1-231586.4
                                                        27

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.25% per annum (but not less than 0.00%).

         Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in October 2002 (unless the Certificate Principal Balances of the Class A Certificates and Class R Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B


NY1-231586.4
                                                        28

                    Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

         (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment


NY1-231586.4
                                                        29

Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal


NY1-231586.4
                                                        30

Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-9 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated


NY1-231586.4
                                                        31

Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a
Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.


NY1-231586.4
                                                        32

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.



NY1-231586.4
                                                        33

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                               Senior Accelerated
                   Distribution Date         Distribution Percentage

October 1997 through
September 2002.........................100%

October 2002 through
September 2003.........................Senior Percentage, plus 70% of the Subordinate Percentage

October 2003 through
September 2004.........................Senior Percentage, plus 60% of the Subordinate Percentage
October 2004 through
September 2005.........................Senior Percentage, plus 40% of the Subordinate Percentage



NY1-231586.4
                           34

October 2005 through
September 2006................... Senior Percentage, plus 20% of the Subordinate Percentage
October 2006 and
thereafter.......................
                                Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such
Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A Certificates and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates and Class R Certificates immediately prior


NY1-231586.4
                                                        35
to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii), (xvi) and (xvii).

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.



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



         Special Hazard Amount: As of any Distribution Date, an amount equal to $2,710,050 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 19.49% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged
Property (or, with respect to a Cooperative Loan, the related


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



Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass: With respect to the Class A-9 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to Section 5.01(c).

         Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-9 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M


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



Certificates  and  Class  B  Certificates  then  outstanding,  of the  principal collections described in Section 4.02(a)(ii)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section
4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect


NY1-231586.4
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



of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Surety: AMBAC Indemnity Corporation, or its successors in interest.

         Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by AMBAC Indemnity Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

         (i)        the Mortgage Loans and the related Mortgage Files,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

         (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the


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



                    Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)        all proceeds of clauses (i) through (iv) above.

         Uncertificated  REMIC Regular  Interests:  The  uncertificated  partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,481, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (except in the case of a partnership, to the extent provided in Treasury regulations) or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-9 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-9 Certificates and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.





NY1-231586.4
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



                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                    (i) The original Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                    (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                    (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


NY1-231586.4
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



         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)    The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-231586.4
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




                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.



NY1-231586.4
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



         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.



NY1-231586.4
                                                        45

         (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage
Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or


NY1-231586.4
                                                        46
acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

         (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $4,528 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in October 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in October 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.



NY1-231586.4
                                                        47

         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or


NY1-231586.4
                                                        48
defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;


NY1-231586.4
                                                        49

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                  (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.



NY1-231586.4
                                                        50

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                  (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                  (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                  (iv) To the best of the Company's knowledge, except with respect to eight Mortgage Loans representing approximately 0.34% of the Mortgage Loans by aggregate Stated Principal Balance, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to


NY1-231586.4
                                                        51

         75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                  (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                  (vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

                  (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                  (ix) Approximately 22.97% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 24.73% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

                  (x) Approximately 32.78% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Mortgage Loans;

                  (xi) Three Mortgage Loans, representing no more than 0.2% of the aggregate Stated Principal Balance as of the Cut-off Date, will be Buy-Down Loans;

                  (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


NY1-231586.4
                                                        52

                  (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                  (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xvi) One of the Mortgage Loans as of the Cut-off Date contains in the related Mortgage File a Destroyed
         Mortgage Note;

                  (xvii) Not more than 1.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank; and

                  (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage


NY1-231586.4
                                                        53

Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.
Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate-holders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage"


NY1-231586.4
                                                        54
as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of


NY1-231586.4
                                                        55
substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.          Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.




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                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the


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



Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally


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



required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into


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



a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04. Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                                    Certificateholders.


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.



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



         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the


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



terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;


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




                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                    (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                    (v)     Any amounts required to be deposited pursuant to
         Section 3.07(c) or 3.21;

                    (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

                    (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.



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



         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not


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



received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to


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



the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of


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         Monthly  Payments  for which any such  advance  was made in the case of
         Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to
         Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);



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                    (viii) to  reimburse  itself  or the  Company  for  expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the


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Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose
claims-paying   ability  is  acceptable  to  each  Rating  Agency  for  mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.



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         Section 3.12.              Maintenance of Fire Insurance and
                                    Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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         In the event  that the Master  Servicer  shall  obtain  and  maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:


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                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be


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



changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing


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



under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and
(iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue


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



in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in


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connection  with the related  defaulted  Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed


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to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately


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notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial
Account   pursuant  to  Section  3.07  have  been  or  will  be  so  deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.



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         (c) The Trustee or the Master  Servicer on the  Trustee's  behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors,


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and the fees and  expenses of the Trustee  and any  Custodian)  and shall not be entitled to reimbursement  therefor except as specifically  provided in Sections
3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master


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Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating
to  this  Agreement,   such  statement  shall  include  a  description  of  such
noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.


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         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may


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reduce the  amount  required  to be paid by the  Mortgagor  to fully  prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-9 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-9 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

                    (i) to the Class A Certificateholders and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-9 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                    (ii) to the Class A Certificateholders and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (v) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                            (A) the Senior Percentage for such Distribution Date
                    times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b))


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



                            pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related Prepayment Period; and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
                            Section 3.14;

                            (B) with respect to each  Mortgage  Loan for which a
                    Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14;

                            (C) the Senior Accelerated  Distribution  Percentage
                    for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period;

                            (D) any Excess Subordinate Principal Amount for such Distribution Date; and

                            (E) any amounts described in subsection (ii), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent


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                                                        86
                    that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

                    (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (v) to the Holders of the Class M-1 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (vii) to the Holders of the Class M-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (ix) to the Holders of the Class M-3 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;


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                                                        87

                    (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xi) to the Holders of the Class B-1 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiii) to the Holders of the Class B-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xiv) to the Holders of the Class B-3 Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each


NY1-231586.4
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



         such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                    (ii) from the balance, if any, of the Senior Principal Distribution Amount remaining after the distribution described in clause 4.02(b)(i) above, there shall be distributed to the Class A-8 Certificates, in reduction of the Certificate Principal Balance thereof, an amount equal to the sum of the following:


                            (A) the Lockout  Scheduled  Percentage  of the Class
                    A-8 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the Stated Principal Balance of the Mortgage Loans) of the portion of the aggregate of the collections described in Sections 4.02(a)(ii)(A), (B) and (E) without any application of the Senior


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



                    Percentage or Senior Accelerated Distribution
                    Percentage; and

                            (B) the Lockout  Prepayment  Percentage of the Class
                    A-8 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the Stated Principal Balance of the Mortgage Loans) of the portion of the aggregate of the collections described in Section 4.02(a)(ii)(C) without any application of the Senior Accelerated Distribution Percentage;

         provided that, if the aggregate of the amounts set forth in Section 4.02(a)(ii)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-8 Certificates pursuant to this clause (ii) shall be reduced by an amount equal to the Class A-8 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates) of such difference; and


                    (iii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses
         (i) and (ii) above shall be distributed as follows:

                            (A) first, 84.6153849245% and 15.3846150755% of such
                    amount shall be distributed concurrently to the Class A-1 and Class A-3 Certificates, respectively, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                            (B) second,  84.6153849245%  and  15.3846150755%  of
                    such amount shall be distributed concurrently to the Class A-2 Certificates and Class A-3 Certificates, respectively, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                            (C) third, 84.6153849245% and 15.3846150755% of such
                    amount shall be distributed concurrently to the Class A-4 Certificates and Class A-3 Certificates, respectively, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                            (D) fourth,  84.6153849245%  and  15.3846150755%  of
                    such amount shall be distributed concurrently to the Class A-5 Certificates and Class A-3 Certificates,


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



                    respectively, in each case, until the Certificate Principal Balances thereof have been reduced to zero;

                            (E) fifth, to the Class A-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                            (F) sixth, to the Class A-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                            (G) seventh,  to the Class A-8  Certificates,  until
                    the Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates and Class R Certificates will be disregarded and the Senior Principal Distribution Amount will be distributed among all classes of Class A Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (d) After reduction of the Certificate Principal Balances of the Class A Certificates and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-9, Class M and Class B Certificates, in each case as described herein.

         (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the


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



Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution
(i) with respect to the Certificates of any Class (other than the Class A-9 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-9 Certificates, to the Class A-9 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with


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



respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.              Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                  (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts


NY1-231586.4
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



         distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                  (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                  (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (ix) the number, aggregate principal balance and book value of any REO Properties;

                  (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xi)  the  Special  Hazard  Amount,   Fraud  Loss  Amount  and
         Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                  (xii)  the   weighted   average   Pool  Strip  Rate  for  such
         Distribution Date and the Pass-Through Rate with respect to the Class A-9 Certificates and each Subclass, if any, thereof;

                  (xiii) the Class A-9 Notional Amount and each Subclass Notional Amount;

                  (xiv)             the occurrence of the Credit Support
         Depletion Date;

                  (xv) the Senior Accelerated Distribution Percentage applicable to such distribution;

                  (xvi)             the Senior Percentage for such Distribution
         Date;

                  (xvii) the aggregate amount of Realized Losses for such Distribution Date;

                  (xviii)           the aggregate amount of any recoveries on
         previously foreclosed loans from Sellers due to a breach of representation or warranty;



NY1-231586.4
                                                        94

                  (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                  (xx) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.



NY1-231586.4
                                                        95

         Section 4.04.              Distribution of Reports to the Trustee and
                                the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant


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to Section  4.02(a)(iii) in respect of outstanding  Advances on any Distribution
Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All


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Realized Losses, other than Excess Special Hazard Losses,  Extraordinary Losses,
Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and the remainder of such Realized Losses on the Mortgage Loans among all the Class A Certificates and Class R Certificates, on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-9 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Class A-9 Certificates shall be allocated among


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such Subclasses in proportion to the respective  amounts of Accrued  Certificate
Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.


         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed


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Advances  under  Section  4.02(a) or, to the extent not  recoverable  under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

         (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.


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                                                     ARTICLE V

                                                 THE CERTIFICATES

         Section 5.01.              The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-9 Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates) and $1,000 (in the case of the Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class B Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class B-1                              $250,500.00
                           Class B-2                              $250,500.00
                           Class B-3                              $250,925.82

The Class R Certificates and Class A-9 Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-9 Certificates shall be issuable as a single certificate as provided in
Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered


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hereunder.  All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-9 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-9 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the


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



same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time Residential Funding, as the initial Holder of the Class A-9 Certificates, may exchange such Holder's Class A-9 Certificates for Subclasses of Class A-9 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-9 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-9-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-9 Certificates may be transferred in whole, but not in part, in accordance with the provisions of
Section 5.02.



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



         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and


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



laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and
(B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of


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



Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.


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                  (C)  Notwithstanding  the delivery of a Transfer Affidavit and
         Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to


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any Person for any  registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:



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                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant


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to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon


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for the related Interest Accrual Period and any previously unpaid
Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)              the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the


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benefit of such  Certificateholders,  and the Master Servicer or the Company, as
applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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



                                         ARTICLE VI

                             THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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Agreement;  provided  that the Person  accepting  such  assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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



the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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



                                                    ARTICLE VII

                                                      DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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Account.  If the  Trustee  has become the  successor  to the Master  Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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



manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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         obligations  of the Trustee shall be  determined  solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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the Trust Fund or its assets or transactions including,  without limitation, (A)
"prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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                  (v) Prior to the  occurrence of an Event of Default  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts
         or  matters   stated  in  any   resolution,   certificate,   statement,
         instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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



misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate,  signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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resulting  from any merger,  conversion  or  consolidation  to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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         (c) Any notice,  request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York, 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                                    ARTICLE IX

                                                    TERMINATION

         Section 9.01.    Termination Upon Purchase by the Master
                          Servicer or the Company or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such


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



right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the


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



Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of


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



such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Section 9.02.              Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under
         Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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



                                                     ARTICLE X

                                                 REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (other than the Class A-9 Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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                  (d) The  REMIC  Administrator  shall  prepare  or  cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC
Administrator   without  any  right  of   reimbursement   therefor.   The  REMIC
Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator
may  from  time  to  time   request  for  the  purpose  of  enabling  the  REMIC
Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the


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Master  Servicer or the REMIC  Administrator,  as  applicable,  determines  that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any


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other tax is imposed by the Code or any applicable  provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-9 Certificates) representing a regular interest in the REMIC would be reduced to zero is September 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is September 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue


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Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust


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Fund,  the Company,  the REMIC  Administrator  or the Trustee,  as a result of a breach of the  Master  Servicer's  covenants  set forth in this  Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as


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         evidenced by a letter from each Rating  Agency to such effect,  and (B)
         such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be


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



necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such


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



exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or


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



proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, 3 Park Plaza, Irvine, California 92714, Attention: Residential Accredit Loans, Inc. Series 1997-QS9 or


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



such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                  (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section
         4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from


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



         the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.             Supplemental Provisions
                                    for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new


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



certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



NY1-231586.4
                                                        148

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                             RESIDENTIAL ACCREDIT LOANS, INC.

[Seal]
                                                     By:/s/Randy Van Zee
                                 Name:   Randy Van Zee
                                                          Title:  Vice President

Attest:/s/Timothy A. Kruse
    Name:  Timothy A. Kruse
    Title: Associate


                         RESIDENTIAL FUNDING CORPORATION

[Seal]
                             By:/s/Timothy A. Kruse
                              Name:   Timothy A. Kruse
                                Title: Associate


Attest:/s/Randy Van Zee
    Name:   Randy Van Zee
    Title:  Director


                             BANKERS TRUST COMPANY,
                             as Trustee

[Seal]
                              By:/s/Gary R. Vaughan
                              Name:   Gary R. Vaughan
                              Title: Vice President

Attest:/s/Katherine M. Wannenmacher
     Name:  Katherine M. Wannenmacher
     Title: Assistant Vice President



NY1-231586.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 29th day of September, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




NY1-231586.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 29th day of September, 1997 before me, a notary public in and for said State, personally appeared Timothy A. Kruse, known to me to be a Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-231586.4

STATE OF CALIFORNIA                   )
                                      ) ss.:
COUNTY OF ORANGE                      )


                  On the 29th day of September, 1997 before me, a notary public in and for said State, personally appeared Gary R. Vaughan, known to me to be a Vice President of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-231586.4

                                                     EXHIBIT A

                                            FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]




NY1-231586.4

Certificate No. ____              [____%][Variable] Pass-Through
                                  Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:       [Percentage Interest: ___%]
September 1, 1997
                                  Aggregate       Initial
                                  [Certificate  Principal
                                  Balance]   [Class   A-9
                                  Notional        Amount]
                                  [Subclass      Notional
                                  Amount]  of  the  Class
                                  A-__ Certificates:

First Distribution Date:
October 25, 1997


Master Servicer:                  [Initial] [Certificate Principal
Residential Funding               Balance] [[Class A-9] [Subclass]
Corporation                       Notional Amount] of this
                                  Certificate: $_____________]

Assumed Final
Distribution Date:                CUSIP 76110F-_____
[September 25, 2027]


                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                                  SERIES 1997-QS9

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate


NY1-231586.4
                                                        A-2

Principal Balance] [Initial Class A-9 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-___ Certificates] [Initial Class A-9 Notional Amounts of all Class A-9 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Class A-9 Notional Amount of the Class A-9 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the
Uncertificated REMIC Regular Interests represented by such Class A-9 Certificates.] [The Subclass Notional Amount of the Class A-9-_ Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9-_ Certificates immediately prior to such date.] [The Class A-9[-_] Certificates have no Certificate Principal Balance.]

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the


NY1-231586.4
                                                        A-3

Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-9 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.


NY1-231586.4
                                                        A-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates


NY1-231586.4
                                                        A-5
from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-231586.4
                                                        A-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                         Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                                 as Certificate Registrar


                                By:
                                              Authorized Signatory


NY1-231586.4
                               A-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT B

                                            FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-231586.4

Certificate No. ___                      [___]% Pass-Through Rate

Class M-    Subordinate                  Aggregate Certificate
                                         Principal Balance
                                         of the Class M Certificates:
Date of Pooling and Servicing            $_______________
Agreement and Cut-off Date:
September 1, 1997                        Initial Certificate Principal
                                         Balance of this Certificate:
First Distribution Date:                    $_______________
October 25, 1997
                                         CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
September 25, 2027



                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                                  SERIES 1997-QS9

         evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-231586.4
                                                        B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-231586.4
                                                        B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-231586.4
                                                        B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-231586.4
                                                        B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-231586.4
                                                        B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                          Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                                     as Certificate Registrar


                                    By:
                                                  Authorized Signatory

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                            Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT C

                                            FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 29, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-231586.4

Certificate No. __                      [___]% Pass-Through Rate

Class B-__ Subordinate                  Aggregate Certificate
                                        Principal Balance
                                        of the Class B-__
                                        Certificates as of
Date of Pooling and Servicing           the Cut-off Date:
Agreement and Cut-off Date:             $_______________
September 1, 1997
                                        Initial Certificate Principal
                                        Balance of this Certificate:
First Distribution Date:                $_______________
October 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
September 25, 2027


                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                     SERIES 1997-QS9

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-231586.4
                                                        C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-231586.4
                                                        C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-231586.4
                                                        C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-231586.4
                                                        C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-231586.4
                                                        C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                           Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                              as Certificate Registrar


                             By:
                                           Authorized Signatory


NY1-231586.4
                                                        C-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                             Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT D

                                            FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-231586.4

Certificate No. ___                       [___]% Pass-Through Rate

Class R Senior                            Aggregate Initial Certificate
                                          Principal Balance of the
                                          Class R Certificates:
Date of Pooling and Servicing             $100.00
Agreement and Cut-off Date:
September 1, 1997                         Initial Certificate Principal
                                          Balance of this Certificate:
First Distribution Date:                  $_______________
October 25, 1997
                                          Percentage Interest:
Master Servicer:                          _______%
Residential Funding Corporation
                                          CUSIP 76110F-_____
Assumed Final Distribution Date:
September 25, 2027


                         MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                         SERIES 1997-QS9

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified


NY1-231586.4
                                                        D-2
above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the


NY1-231586.4
                                                        D-3

Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing


NY1-231586.4
                                                        D-4
in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to


NY1-231586.4
                                                        D-5
the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to
(i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-231586.4
                                                        D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY
                                                          as Trustee


                                                         By:
                                                          Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                                      as Certificate Registrar


                                     By:
                                      Authorized Signatory


NY1-231586.4
                                                        D-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                        Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT E

                                                CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 1, 1997, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of September 1, 1997, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-231586.4

                                                    ARTICLE II

                                           Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such


NY1-231586.4
                                                        E-2
document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a


NY1-231586.4
                                                        E-3

Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of


NY1-231586.4
                                                        E-4
such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                                    ARTICLE III

                                             Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable


NY1-231586.4
                                                        E-5
expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution


NY1-231586.4
                                                        E-6
subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                                    ARTICLE IV

                                             Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each


NY1-231586.4
                                                        E-7
of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-231586.4
                                                        E-8

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                      BANKERS TRUST COMPANY,
                                              as Trustee
3 Park Plaza
Irvine, California  92714
Attention:  Residential Accredit Loans, Inc.
            Series 1997-QS9
                                              By:
                                              Name:
                                              Title:


Address:                                      RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
                                              By:
                                              Name:
                                             Title: Vice President


Address:                                      RESIDENTIAL FUNDING
                                              CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437
                                              By:
                                              Name:
                                              Title: Director


Address:                                                 NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                         By:
                                                         Name:
                                                         Title:

STATE OF                                    )
                                            ) ss.:
COUNTY OF                                   )


                  On the 29th day of September, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                       Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 29th day of September, 1997, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                  Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 29th day of September, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                 Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 29th day of September, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        Notary Public

[Notarial Seal]

                                                    EXHIBIT ONE

                                                 FORM OF CUSTODIAN
                                               INITIAL CERTIFICATION


                                                    September 29, 1997


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS9

                  Re: Custodial Agreement dated as of September 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION



                                       By:
                                      Name:
                                     Title:

                                                    EXHIBIT TWO

                                      FORM OF CUSTODIAN INTERIM CERTIFICATION



                                            ________________ ____, 1997



Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS9

                  Re: Custodial Agreement dated as of September 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL  ASSOCIATION



                                       By:
                                      Name:
                                     Title:

                                                   EXHIBIT THREE

                                       FORM OF CUSTODIAN FINAL CERTIFICATION



                                                     _____________ ___, 1997




Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS9

                  Re: Custodial Agreement dated as of September 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9



Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                NORWEST BANK MINNESOTA, NATIONAL
                                ASSOCIATION


                                By:
                                Name:
                                Title:

                                                     EXHIBIT F

                                              MORTGAGE LOAN SCHEDULE

  RUN ON     : 10/02/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 07.04.10          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS9                                  CUTOFF : 09/01/97
  POOL       : 0004263
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1512740          776/K01             F           44,000.00         ZZ
                                         360         43,658.81          1
    4140 SANDERLING CIRCLE             9.625            374.00         85
    UNIT 447                           9.375            374.00       52,000.00
    LAS VEGAS        NV   89103          2            05/30/96         04
    0459967337                           01           07/01/96         12
    6332335                              N            06/01/26
    0


    1530453          B75/G02             F          172,000.00         ZZ
                                         360        171,906.05          4
    6509 N 8TH ST #A,B,C & D           9.000          1,383.95         82
                                       8.750          1,383.95      210,000.00
    MCALLEN          TX   78504          1            07/07/97         01
    0430305797                           05           09/01/97         12
    2730281                              N            08/01/27
    0


    1547834          180/G02             F           60,750.00         ZZ
                                         360         53,371.15          1
    1865 NEWLAND COURT                 9.500            510.82         90
                                       9.250            510.82       67,500.00
    LAKEWOOD         CO   80214          1            12/31/96         04
    0430178533                           05           02/01/97         25
    060725                               N            01/01/27
    0


    1552728          225/225             F          113,000.00         ZZ
                                         360        112,788.20          2
    521 & 523 VER LO DRIVE             9.000            909.23         89
                                       8.750            909.23      128,000.00
    LORENA           TX   76655          1            07/22/97         04
    803583400                            05           09/01/97         25
1


    803583400                            N            08/01/27
    0


    1554677          A63/G02             F           75,000.00         ZZ
                                         360         74,957.96          2
    242 61ST STREET                    8.875            596.73         43
                                       8.625            596.73      175,000.00
    BROOKLYN         NY   11220          5            07/24/97         00
    0430329417                           05           09/01/97          0
    UNKNOWN                              N            08/01/27
    0


    1565852          003/G02             F           77,400.00         ZZ
                                         360         77,162.21          1
    1455 FLAT ROCK ROAD                8.500            595.14         90
                                       8.250            595.14       86,000.00
    STOCKBRIDGE      GA   30281          1            03/11/97         12
    0430332932                           05           05/01/97         25
    3827854                              N            04/01/27
    0


    1566708          180/G02             F          328,000.00         ZZ
                                         360        327,806.35          1
    743 MORNING GLORY                  8.625          2,551.15         80
                                       8.375          2,551.15      410,000.00
    SANTA CLARA      UT   84765          5            07/23/97         00
    0430345868                           03           09/01/97          0
    4621264                              O            08/01/27
    0


    1567026          180/G02             F          104,000.00         ZZ
                                         360        103,823.80          1
    14973 WEST VERDE LANE              8.875            827.47         80
                                       8.625            827.47      130,000.00
    GOODYEAR         AZ   85338          1            05/20/97         00
    0430259259                           05           07/01/97          0
    4531380                              O            06/01/27
    0


    1568272          776/G02             F           56,000.00         ZZ
                                         360         55,791.37          1
    709 HARRISON AVENUE                8.875            445.56         80
                                       8.625            445.56       70,000.00
    SUNNYSIDE        WA   98944          1            03/20/97         01
    0430195727                           05           05/01/97         12
    5042031                              N            04/01/27
    0


1


    1568329          003/G02             F           58,500.00         ZZ
                                         360         58,304.66          1
    2714 FARMSTEAD ROAD                9.000            470.71         90
                                       8.750            470.71       65,000.00
    SMYRNA           GA   30080          1            02/24/97         10
    0430347237                           09           04/01/97         25
    3791290                              N            03/01/27
    0


    1570050          003/G02             F           39,600.00         ZZ
                                         360         39,493.01          1
    4812 NW 50 COURT                   9.125            322.20         90
                                       8.875            322.20       44,000.00
    TAMARAC          FL   33319          1            03/31/97         10
    0430332973                           05           05/01/97         25
    3791613                              N            04/01/27
    0


    1570358          313/G02             F          132,300.00         ZZ
                                         360        132,050.05          3
    10725 PORTLAND ROAD NE             9.750          1,136.67         90
                                       9.500          1,136.67      147,000.00
    SALEM            OR   97305          1            04/17/97         96
    0430223677                           05           06/01/97          0
    6013601                              N            05/01/27
    0


    1570381          F64/G02             F           45,850.00         ZZ
                                         360         45,850.00          1
    848 ROSEMONT ROAD                  9.500            385.54         90
                                       9.250            385.54       50,950.00
    RICHMOND         VA   23225          1            08/12/97         12
    0430345637                           05           10/01/97         30
    0199878                              N            09/01/27
    0


    1570625          514/G02             F          200,000.00         T
                                         360        199,762.99          1
    10 RIVERSIDE DRIVE                 8.625          1,555.58         62
                                       8.375          1,555.58      325,000.00
    KINGSLAND        TX   78639          5            06/30/97         00
    0430306373                           05           08/01/97          0
    361071                               O            07/01/27
    0


    1572122          A19/G02             F          108,000.00         ZZ
                                         360        107,830.73          1
    12 BASSE CIRCLE                    9.250            888.49         80
                                       9.000            888.49      135,000.00
1


    LYNN             MA   01905          1            05/22/97         00
    0430227827                           05           07/01/97          0
    195355                               O            06/01/27
    0


    1573198          074/G02             F          214,600.00         ZZ
                                         360        213,851.81          1
    1011 ROSLYN                        7.875          1,556.00         76
                                       7.625          1,556.00      285,450.00
    GLEN ELLYN       IL   60137          1            03/27/97         00
    0430208157                           05           05/01/97          0
    1613022076                           O            04/01/27
    0


    1573641          G44/G02             F          149,600.00         ZZ
                                         360        149,418.11          2
    3525-27 SW 25 TERRACE              8.500          1,150.29         95
                                       8.250          1,150.29      157,500.00
    MIAMI            FL   33133          1            06/27/97         10
    0430329201                           05           08/01/97         30
    497034                               O            07/01/27
    0


    1575546          593/593             F          102,000.00         ZZ
                                         360        101,466.89          1
    1650 IRON HORSE LOOP #1            8.250            766.30         80
                                       8.000            766.30      127,500.00
    PARK CITY        UT   84060          1            12/13/96         00
    6519474                              01           02/01/97          0
    6519474                              O            01/01/27
    0


    1575669          E45/G02             F          105,500.00         ZZ
                                         360        105,284.36          1
    1306 BARRINGTON MANOR              9.375            877.50         58
                                       9.125            877.50      182,000.00
    LOGANVILLE       GA   30249          2            04/21/97         00
    0430333351                           05           06/01/97          0
    70861                                O            05/01/27
    0


    1576144          B75/G02             F          127,500.00         ZZ
                                         360        127,428.52          2
    981-83 E. 24TH STREET              8.875          1,014.45         75
                                       8.625          1,014.45      170,000.00
    HIALEAH          FL   33013          1            07/24/97         00
    0430338798                           05           09/01/97          0
    2886158                              N            08/01/27
    0
1




    1576493          E86/G02             F          175,500.00         ZZ
                                         360        175,500.00          3
    3854 CARPENTER AVENUE              9.125          1,427.93         90
                                       8.875          1,427.93      195,000.00
    BRONX            NY   10467          1            08/13/97         10
    0430339176                           05           10/01/97         25
    17578                                O            09/01/27
    0


    1576561          E10/G02             F          135,000.00         ZZ
                                         360        134,809.51          4
    2908 CHICHESTER AVENUE             9.750          1,159.86         90
                                       9.500          1,159.86      150,000.00
    BOOTHWYN         PA   19061          1            05/29/97         01
    0430342246                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1576889          637/G02             F           59,500.00         ZZ
                                         360         59,436.42          1
    13962 CLOVER HILL DRIVE            9.125            484.12         85
                                       8.875            484.12       70,000.00
    PLATO            MO   65552          5            06/09/97         11
    0430283200                           05           08/01/97         12
    9668377                              O            07/01/27
    0


    1577340          B75/G02             F           99,200.00         ZZ
                                         360         98,867.72          1
    5830 SW 12 STREET                  8.750            780.41         80
                                       8.500            780.41      124,000.00
    WEST MIAMI       FL   33144          1            04/21/97         00
    0430222042                           05           06/01/97          0
    2810075                              O            05/01/27
    0


    1577657          E20/G02             F           61,500.00         ZZ
                                         360         61,410.89          1
    3301 RILEY ROAD                    9.625            522.75         89
                                       9.375            522.75       69,492.00
    DOUGLASVILLE     GA   30134          1            05/30/97         01
    0430327767                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1577662          638/G02             F           87,920.00         ZZ
                                         360         87,874.42          1
1


    750 WESTGLEN VILLAGE DRIVE         9.250            723.30         80
                                       9.000            723.30      109,900.00
    BALLWIN          MO   63021          1            07/17/97         00
    0430325993                           03           09/01/97          0
    08639884                             O            08/01/27
    0


    1577691          225/225             F           50,575.00         ZZ
                                         360         50,495.73          1
    4146 MELROSE DRIVE                 9.250            416.07         85
                                       9.000            416.07       59,500.00
    MARTINEZ         GA   30907          1            06/04/97         10
    8046779                              05           07/01/97         25
    8046779                              O            06/01/27
    0


    1577813          375/G02             F           92,000.00         ZZ
                                         360         91,855.79          4
    643 ALMOND STREET                  9.250            756.87         80
                                       9.000            756.87      115,000.00
    VINELAND         NJ   08360          1            05/22/97         00
    0430341271                           05           07/01/97          0
    653398                               N            06/01/27
    0


    1577833          G41/G02             F          117,900.00         ZZ
                                         360        117,679.23          1
    101 WOODS ROAD                     9.500            991.37         90
                                       9.250            991.37      131,000.00
    ABSECON          NJ   08201          1            05/16/97         01
    0430310631                           05           07/01/97         25
    9601174                              N            06/01/27
    0


    1577871          180/G02             F           57,200.00         ZZ
                                         360         57,167.93          1
    7509 BENDER DRIVE                  8.875            455.11         65
                                       8.625            455.11       88,000.00
    AUSTIN           TX   78749          2            07/24/97         00
    0430335463                           05           09/01/97          0
    4319836                              N            08/01/27
    0


    1577872          180/G02             F           45,500.00         ZZ
                                         360         45,474.49          1
    6110 ASA DRIVE                     8.875            362.02         65
                                       8.625            362.02       70,000.00
    AUSTIN           TX   78744          2            07/25/97         00
    0430337899                           05           09/01/97          0
1


    4319794                              N            08/01/27
    0


    1578143          B30/G02             F          144,000.00         ZZ
                                         360        143,912.76          1
    HCO 1 BOX 253                      8.500          1,107.24         90
                                       8.250          1,107.24      160,000.00
    ORANGE GROVE     TX   78372          2            07/18/97         23
    0430294983                           05           09/01/97          0
    4106844                              O            08/01/27
    0


    1578222          F42/G02             F           63,000.00         ZZ
                                         360         62,906.30          1
    206 CHARLES STREET                 9.500            529.74         90
                                       9.250            529.74       70,000.00
    LINDENWOLD       NJ   08021          1            05/16/97         01
    0430338194                           05           07/01/97         25
    55000261                             N            06/01/27
    0


    1579167          A26/G02             F           76,500.00         ZZ
                                         360         76,500.00          2
    231 BENZIGER AVENUE                9.250            629.35         90
                                       9.000            629.35       85,000.00
    STATEN ISLAND    NY   10301          1            08/11/97         04
    0430348045                           05           10/01/97         25
    8548                                 N            09/01/27
    0


    1579573          H17/G02             F          126,000.00         T
                                         360        125,769.38          1
    20 AVALON DRIVE                    8.500            968.83         90
                                       8.250            968.83      140,000.00
    PALM COAST       FL   32137          1            05/27/97         10
    0430332296                           03           07/01/97         25
    703041C                              O            06/01/27
    0


    1579623          180/G02             F          158,500.00         ZZ
                                         360        158,245.02          4
    1986 MINEOLA COURT                 9.125          1,289.61         85
                                       8.875          1,289.61      186,500.00
    COLORADO SPRING  CO   80915          1            05/29/97         10
    0430328914                           05           07/01/97         20
    4842258                              N            06/01/27
    0


1


    1579798          129/G02             F           97,500.00         ZZ
                                         360         97,398.51          1
    78 GAINSBOROUGH ST #304E           9.250            802.11         65
                                       9.000            802.11      150,000.00
    BOSTON           MA   02115          1            06/27/97         00
    0430327817                           08           08/01/97          0
    3900076849                           N            07/01/27
    0


    1579909          862/G02             F          665,000.00         ZZ
                                         360        663,813.65          1
    7315 VISTA DEL MAR LANE            8.625          5,172.31         70
    PLAYA DEL REY AREA                 8.375          5,172.31      950,000.00
    LOS ANGELES      CA   90293          1            05/19/97         00
    0430259804                           05           07/01/97          0
    4454583                              O            06/01/27
    0


    1579957          638/G02             F          135,000.00         ZZ
                                         360        134,835.86          1
    156 OLD JEWETT CITY ROAD           8.500          1,038.03         78
                                       8.250          1,038.03      175,000.00
    PRESTON          CT   06360          2            06/27/97         00
    0430328146                           05           08/01/97          0
    08642847                             O            07/01/27
    0


    1580335          638/G02             F           80,100.00         ZZ
                                         360         79,974.47          1
    12945 FULLER AVENUE                9.250            658.96         90
                                       9.000            658.96       89,000.00
    GRANDVIEW        MO   64030          1            05/23/97         10
    0430331561                           05           07/01/97         25
    08644517                             N            06/01/27
    0


    1580393          180/G02             F           73,800.00         ZZ
                                         360         73,721.16          1
    5165 LEE ROAD                      9.125            600.46         90
                                       8.875            600.46       82,000.00
    MAPLE HEIGHTS    OH   44137          1            06/02/97         10
    0430310706                           05           08/01/97         25
    4969200                              N            07/01/27
    0


    1580488          129/G02             F           40,500.00         ZZ
                                         360         40,457.86          1
    22091 PIPER AVENUE                 9.250            333.18         90
                                       9.000            333.18       45,000.00
1


    EASTPOINTE       MI   48021          1            06/28/97         11
    0430326512                           05           08/01/97         25
    3460008513                           N            07/01/27
    0


    1581046          286/286             F           75,000.00         ZZ
                                         360         74,820.92          2
    2675 VALLEY HGTS DR                8.625            583.35         63
    #3C                                8.375            583.35      120,000.00
    PIGEON FORGE     TN   37863          2            04/28/97         00
    8437769                              09           06/01/97          0
    8437769                              N            05/01/27
    0


    1581593          B75/G02             F          150,000.00         ZZ
                                         360        149,764.92          4
    146 LOGAN STREET                   9.250          1,234.01         80
                                       9.000          1,234.01      187,500.00
    DENVER           CO   80203          1            05/30/97         00
    0430281980                           05           07/01/97          0
    2870533                              N            06/01/27
    0


    1581598          B24/G02             F          199,500.00         ZZ
                                         360        199,292.35          2
    65 TRAVIS AVE                      9.250          1,641.24         95
                                       9.000          1,641.24      210,000.00
    STAMFORD         CT   06902          1            07/01/97         14
    0430267468                           05           08/01/97         30
    207369                               O            07/01/27
    0


    1581772          074/G02             F           93,600.00         ZZ
                                         360         93,382.19          1
    1724 QUAIL RIDGE ROAD              8.750            736.36         90
                                       8.500            736.36      105,000.00
    RALEIGH          NC   27609          2            04/08/97         01
    0430240812                           09           06/01/97         25
    1577066932                           N            05/01/27
    0


    1582045          074/G02             F          100,800.00         ZZ
                                         360        100,581.84          1
    1429 BIRCH LANE                    9.250            829.26         90
                                       9.000            829.26      112,000.00
    DAVIS            CA   95616          1            04/17/97         04
    0430238774                           05           06/01/97         25
    1573171560                           N            05/01/27
    0
1




    1582146          H37/G02             F           49,500.00         ZZ
                                         360         49,472.25          1
    826 ELWOOD ST.                     8.875            393.84         90
                                       8.625            393.84       55,000.00
    LACEY TOWNSHIP   NJ   08731          1            07/21/97         14
    0430336537                           05           09/01/97         25
    970266                               N            08/01/27
    0


    1582160          B68/G02             F          120,000.00         ZZ
                                         360        119,929.15          2
    3676 KELTON AVE                    8.625            933.35         71
                                       8.375            933.35      170,000.00
    LOS ANGELES      CA   90034          1            07/11/97         00
    0430349647                           05           09/01/97          0
    37027067                             O            08/01/27
    0


    1582260          225/225             F          145,600.00         ZZ
                                         360        145,516.23          1
    774 PRESTON ROAD                   8.750          1,145.44         80
                                       8.500          1,145.44      182,000.00
    EAST MEADOW      NY   11554          1            07/07/97         00
    8049349                              05           09/01/97          0
    8049349                              O            08/01/27
    0


    1582278          180/G02             F           77,600.00         ZZ
                                         360         77,500.70          1
    2344 DARWIN STREET                 8.250            582.98         80
                                       8.000            582.98       97,000.00
    SACRAMENTO       CA   95825          1            06/10/97         00
    0430350090                           05           08/01/97          0
    4972592                              O            07/01/27
    0


    1582361          225/225             F           94,500.00         ZZ
                                         360         94,399.02          3
    238 WESTSIDE AVENUE                9.125            768.89         90
                                       8.875            768.89      105,000.00
    HAVERSTRAW       NY   10927          1            06/25/97         10
    8049245                              05           08/01/97         30
    8049245                              N            07/01/27
    0


    1582426          E13/G02             F          125,500.00         ZZ
                                         360        125,276.10          1
1


    14090 CRABAPPLE LAKE DRIVE         8.625            976.13         78
                                       8.375            976.13      162,000.00
    ROSEWELL         GA   30076          2            05/27/97         00
    0430248005                           03           07/01/97          0
    202730                               O            06/01/27
    0


    1582544          313/G02             F           45,000.00         ZZ
                                         360         44,950.64          1
    535 HILL DRIVE                     9.000            362.09         90
    UNIT 3                             8.750            362.09       50,000.00
    HOFFMAN ESTATES  IL   60194          1            06/26/97         12
    0430327023                           05           08/01/97         25
    6198089                              N            07/01/27
    0


    1582547          313/G02             F           44,100.00         ZZ
                                         360         44,027.19          1
    1035 HIGGINS QUARTERS DRIVE        9.000            354.84         90
    APT 206                            8.750            354.84       49,000.00
    HOFFMAN ESTATES  IL   60194          1            06/05/97         10
    0430327015                           05           07/01/97         30
    6198097                              N            06/01/27
    0


    1582569          E86/G02             F          101,600.00         ZZ
                                         360        101,548.69          2
    3137 MICKLE AVENUE                 9.375            845.06         80
                                       9.125            845.06      127,000.00
    BRONX            NY   10469          1            07/15/97         00
    0430310250                           05           09/01/97          0
    17767                                N            08/01/27
    0


    1582597          225/225             F           88,000.00         ZZ
                                         360         87,895.71          1
    3330 LASSITER STREET               8.625            684.46         71
                                       8.375            684.46      124,000.00
    DURHAM           NC   27707          5            06/25/97         00
    804832900                            05           08/01/97          0
    804832900                            O            07/01/27
    0


    1582685          H44/G02             F          112,000.00         ZZ
                                         360        111,930.38          1
    528 32ND STREET                    8.375            851.29         79
                                       8.125            851.29      143,000.00
    WEST PALM BEACH  FL   33407          2            06/30/97         00
    0430347997                           05           09/01/97          0
1


    697040256                            O            08/01/27
    0


    1583049          637/G02             F           51,100.00         ZZ
                                         360         51,042.49          1
    1461 MCALLISTER AVENUE             8.875            406.58         70
                                       8.625            406.58       74,000.00
    SACRAMENTO       CA   95822          5            05/28/97         00
    0430327759                           05           07/01/97          0
    9742362                              N            06/01/27
    0


    1583386          B24/G02             F           90,700.00         ZZ
                                         360         90,558.62          4
    160-162 BISSELL STREET             9.000            729.79         80
                                       8.750            729.79      113,400.00
    MANCHESTER       CT   06040          1            07/10/97         00
    0430283481                           05           09/01/97          0
    211359                               N            08/01/27
    0


    1583387          375/G02             F           79,000.00         ZZ
                                         360         78,869.58          2
    324-326 E CEDAR COURT              9.000            635.65         52
                                       8.750            635.65      152,000.00
    BLUE SPRINGS     MO   64014          5            06/02/97         00
    0430341461                           05           07/01/97          0
    660464                               N            06/01/27
    0


    1584076          F03/G02             F          108,500.00         ZZ
                                         360        107,186.30          4
    308 BROOK DRIVE                    9.125            882.79         75
                                       8.875            882.79      145,000.00
    CASTROVILLE      TX   78009          2            07/18/97         00
    0430305037                           05           09/01/97          0
    SAN10022                             N            08/01/27
    0


    1584291          225/225             F          119,600.00         ZZ
                                         360        119,465.39          1
    8880 E PARAISO DRIVE               8.875            951.60         80
    #111                               8.625            951.60      149,592.00
    SCOTTSDALE       AZ   85255          1            06/06/97         00
    8047812                              01           08/01/97          0
    8047812                              O            07/01/27
    0


1


    1584677          B26/G02             F          176,000.00         ZZ
                                         360        175,816.81          4
    1366 PURDY STREET                  9.250          1,447.91         80
                                       9.000          1,447.91      220,000.00
    BRONX            NY   10462          1            07/01/97         00
    0430331322                           05           08/01/97          0
    105725358                            N            07/01/27
    0


    1584747          E45/G02             F          100,800.00         ZZ
                                         360        100,629.21          1
    3631 KINGSTON BLVD                 8.875            802.01         74
                                       8.625            802.01      138,000.00
    SARASOTA         FL   34238          1            05/22/97         00
    0430332668                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1584759          229/G02             F           81,600.00         ZZ
                                         360         81,554.25          2
    5441 SOUTH CLAREMONT AVENUE        8.875            649.25         84
                                       8.625            649.25       98,000.00
    CHICAGO          IL   60609          5            07/02/97         01
    0430327866                           05           09/01/97         12
    7496649                              O            08/01/27
    0


    1584908          225/225             F          200,000.00         ZZ
                                         360        189,762.99          1
    2407 LANDINGS CIRCLE               8.625          1,555.58         49
                                       8.375          1,555.58      410,000.00
    BRADENTON        FL   34209          5            06/13/97         00
    8047874                              03           08/01/97          0
    8047874                              O            07/01/27
    0


    1584920          B75/G02             F           94,250.00         ZZ
                                         360         94,199.84          4
    3228 WHITE AVENUE                  9.125            766.85         63
                                       8.875            766.85      150,000.00
    CLIFTON          CO   81520          2            07/22/97         00
    0430332767                           05           09/01/97          0
    2940849                              N            08/01/27
    0


    1585014          180/G02             F           53,900.00         ZZ
                                         360         53,811.02          1
    5123 WEST STANFORD AVENUE          9.000            433.69         90
                                       8.750            433.69       59,900.00
1


    DALLAS           TX   75209          1            05/15/97         04
    0430330738                           05           07/01/97         25
    4957387                              N            06/01/27
    0


    1585027          B75/G02             F           60,750.00         ZZ
                                         360         60,664.26          2
    907-909 BRINWOOD                   9.750            521.94         90
                                       9.500            521.94       67,500.00
    BATON ROUGE      LA   70815          1            05/09/97         01
    0430340455                           05           07/01/97         25
    2804110                              N            06/01/27
    0


    1585090          B75/G02             F          175,000.00         ZZ
                                         360        174,787.21          2
    8526 NORTH MCCORMICK BOULEVARD     8.500          1,345.60         70
                                       8.250          1,345.60      250,000.00
    SKOKIE           IL   60076          1            06/30/97         00
    0430341107                           05           08/01/97          0
    2960870                              O            07/01/27
    0


    1585195          638/G02             F          143,000.00         ZZ
                                         360        142,917.73          1
    9952 N W 18TH STREET               8.750          1,124.98         80
                                       8.500          1,124.98      178,760.00
    PEMBROKE PINES   FL   33024          1            07/21/97         00
    0430343939                           03           09/01/97          0
    8645626                              O            08/01/27
    0


    1585282          363/G02             F          165,000.00         ZZ
                                         360        164,705.66          1
    3193 PIMBLICO BOULEVARD            8.625          1,283.35         51
                                       8.375          1,283.35      324,500.00
    STOW             OH   44224          2            05/19/97         00
    0430346528                           05           07/01/97          0
    4580002827                           O            06/01/27
    0


    1585487          180/G02             F           33,700.00         ZZ
                                         360         33,680.61          1
    4700 SAUSALITO DRIVE               8.750            265.12         90
                                       8.500            265.12       37,500.00
    ARLINGTON        TX   76016          1            07/25/97         10
    0430347880                           07           09/01/97         25
    4912150                              N            08/01/27
    0
1




    1585506          B57/G02             F          118,000.00         T
                                         360        117,800.05          1
    4950 SANDYLAND ROAD #121           8.875            938.87         79
                                       8.625            938.87      150,000.00
    CARPINTERIA      CA   93013          2            05/19/97         96
    0430250282                           01           07/01/97          0
    9740061                              O            06/01/27
    0


    1585580          076/076             F           67,950.00         ZZ
                                         360         67,780.23          1
    5235 HARROW DRIVE                  9.500            571.36         90
                                       7.625            571.36       75,500.00
    JACKSON          MS   39211          1            03/27/97         01
    6928092                              05           05/01/97         25
    6928092                              N            04/01/27
    0


    1585588          076/076             F           59,400.00         ZZ
                                         360         59,275.39          1
    606S CAROLINA AVE S                9.250            488.67         90
    1-B                                7.625            488.67       66,000.00
    CAROLINA BEACH   NC   28428          1            04/11/97         01
    7085075                              01           06/01/97         25
    7085075                              N            05/01/27
    0


    1585673          001/G02             F          100,000.00         ZZ
                                         360         99,943.93          3
    37 SPENCER AVENUE                  8.875            795.65         46
                                       8.625            795.65      222,000.00
    SOMERVILLE       MA   02144          5            07/02/97         00
    0430331579                           05           09/01/97          0
    1516596                              N            08/01/27
    0


    1585773          E73/G02             F          219,750.00         ZZ
                                         360        219,496.20          1
    9 CANDLEWOOD DRIVE                 8.750          1,728.78         75
                                       8.500          1,728.78      293,000.00
    PRINCETON JUNCT  NJ   08550          5            06/13/97         00
    0430311167                           05           08/01/97          0
    80000030231                          O            07/01/27
    0


    1585801          225/225             F          205,000.00         ZZ
                                         360        204,882.05          1
1


    5823 CORTINA TRAIL                 8.750          1,612.74         80
                                       8.500          1,612.74      259,000.00
    LANSING          MI   48917          2            07/01/97         00
    8049881                              05           09/01/97          0
    8049881                              O            08/01/27
    0


    1586082          A52/G02             F          256,000.00         ZZ
                                         360        255,719.29          1
    243 LYMAN HALL DRIVE               9.000          2,059.83         80
                                       8.750          2,059.83      320,000.00
    SAVANNAH         GA   31410          2            06/11/97         00
    0430252015                           05           08/01/97          0
    205890                               O            07/01/27
    0


    1586148          B26/G02             F          151,200.00         ZZ
                                         360        151,115.23          1
    9 RAVENNA DRIVE                    8.875          1,203.02         80
                                       8.625          1,203.02      189,000.00
    POMONA           NY   10970          1            07/30/97         00
    0430340794                           05           09/01/97          0
    1311012201R                          O            08/01/27
    0


    1586356          975/G02             F          328,000.00         ZZ
                                         360        327,335.34          1
    1051 OAK HILLS COURT               8.000          2,406.75         80
                                       7.750          2,406.75      410,000.00
    LA HABRA         CA   90631          1            05/28/97         00
    0430250209                           03           07/01/97          0
    970960                               O            06/01/27
    0


    1586551          637/G02             F          216,000.00         ZZ
                                         360        215,865.74          3
    136 DRAKE AVENUE                   8.375          1,641.76         80
                                       8.125          1,641.76      270,000.00
    NEW ROCHELLE     NY   10805          2            07/25/97         00
    0430340786                           05           09/01/97          0
    9682253                              O            08/01/27
    0


    1586612          098/G02             F           21,250.00         ZZ
                                         360         21,250.00          2
    120 JOHN STREET                    9.375            176.75         85
                                       9.125            176.75       25,000.00
    SYRACUSE         NY   13208          1            08/12/97         01
    0430347682                           05           10/01/97         25
1


    670406106                            N            09/01/27
    0


    1586717          229/G02             F           65,250.00         ZZ
                                         360         65,217.05          1
    1333 SOUTH 31ST STREET             9.375            542.72         90
                                       9.125            542.72       72,500.00
    OMAHA            NE   68105          1            07/28/97         04
    0430344291                           05           09/01/97         25
    7481625                              N            08/01/27
    0


    1586809          225/225             F           52,200.00         ZZ
                                         360         52,170.73          1
    46 LINCOLN BLVD                    8.875            415.33         90
                                       8.625            415.33       58,000.00
    EAST MORICHES    NY   11940          1            07/24/97         04
    804964800                            05           09/01/97         25
    804964800                            N            08/01/27
    0


    1586813          811/G02             F           63,750.00         T
                                         360         63,716.08          1
    14305 SW 57TH LANE #7-11           9.125            518.69         75
                                       8.875            518.69       85,000.00
    MIAMI            FL   33183          1            07/18/97         00
    0430341248                           01           09/01/97          0
    FM00106390                           O            08/01/27
    0


    1586847          862/G02             F          155,000.00         ZZ
                                         360        154,514.16          1
    5838 CASTANA AVENUE                8.500          1,191.82         76
                                       8.250          1,191.82      206,000.00
    LAKEWOOD         CA   90712          5            05/23/97         00
    0430258012                           05           07/01/97          0
    4443966                              O            06/01/27
    0


    1586875          B24/G02             F          152,000.00         ZZ
                                         360        151,828.95          1
    133 MOUNTAIN AVE                   8.875          1,209.38         75
                                       8.625          1,209.38      203,000.00
    PISCATAWAY       NJ   08854          5            06/19/97         00
    0430259523                           05           08/01/97          0
    206942                               O            07/01/27
    0


1


    1587163          B23/G02             F          328,000.00         ZZ
                                         360        327,384.10          1
    29526 NOVACELLA                    8.375          2,493.04         80
                                       8.125          2,493.04      410,000.00
    LAGUNA NIGUEL    CA   92677          1            05/23/97         00
    0430248922                           03           07/01/97          0
    88001900                             O            06/01/27
    0


    1587295          225/225             F           25,000.00         ZZ
                                         360         24,973.28          2
    155 WORTHINGTON                    9.125            203.41         80
                                       8.875            203.41       31,250.00
    TOLEDO           OH   43605          1            06/27/97         00
    805094000                            05           08/01/97          0
    805094000                            N            07/01/27
    0


    1587297          225/225             F           30,800.00         ZZ
                                         360         30,767.09          2
    1526/1528 GREENWOOD AVENUE         9.125            250.60         80
                                       8.875            250.60       38,500.00
    TOLEDO           OH   43605          1            06/27/97         00
    8050939                              05           08/01/97          0
    8050939                              N            07/01/27
    0


    1587299          225/225             F          100,000.00         ZZ
                                         360         99,881.50          1
    530 SOUTH HOME AVENUE              8.625            777.79         80
                                       8.375            777.79      125,000.00
    OAK PARK         IL   60302          1            06/23/97         00
    805124900                            05           08/01/97          0
    805124900                            O            07/01/27
    0


    1587333          H05/H05             F          100,000.00         ZZ
                                         360         99,943.94          1
    110 BLISS ROAD                     8.875            795.64         80
                                       8.625            795.64      125,000.00
    HARTFORD         VT   05047          1            07/25/97         00
    7040271                              05           09/01/97          0
    7040271                              O            08/01/27
    0


    1587486          E53/G02             F           78,350.00         T
                                         360         78,307.21          1
    351 NW 82ND AVENUE                 9.000            630.42         80
    #1114                              8.750            630.42       97,990.00
1


    MIAMI            FL   33126          1            07/25/97         96
    0430343160                           01           09/01/97          0
    11108455                             O            08/01/27
    0


    1587487          003/G02             F          207,000.00         ZZ
                                         360        206,675.56          1
    2026 CREST HAVEN WALK              9.250          1,702.94         90
                                       9.000          1,702.94      230,000.00
    WOODSTOCK        GA   30189          1            05/29/97         10
    0430330225                           03           07/01/97         25
    3815347                              N            06/01/27
    0


    1587581          G86/G02             F          101,500.00         ZZ
                                         360        101,382.78          1
    833 CAGUA DRIVE SE                 8.750            798.50         74
                                       8.500            798.50      138,000.00
    ALBUQUERQUE      NM   87106          2            06/30/97         00
    0430332486                           05           08/01/97          0
    804292                               N            07/01/27
    0


    1587851          637/G02             F          184,500.00         ZZ
                                         360        184,399.22          3
    2910 HEATH AVENUE                  9.000          1,484.53         90
                                       8.750          1,484.53      205,000.00
    BRONX            NY   10463          1            07/22/97         01
    0430335307                           05           09/01/97         25
    9526245                              O            08/01/27
    0


    1587869          F32/G02             F           75,350.00         ZZ
                                         360         75,229.33          1
    4476 PINE HILL TERRACE             9.125            613.07         90
                                       8.875            613.07       83,725.00
    MARIETTA         GA   30066          1            05/30/97         12
    0430341834                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1587887          229/G02             F          125,900.00         ZZ
                                         360        125,765.48          1
    12660 SW RITA DRIVE                9.125          1,024.37         90
                                       8.875          1,024.37      139,900.00
    BEAVERTON        OR   97005          1            07/23/97         04
    0430326025                           05           08/01/97         25
    7500689                              N            07/01/27
    0
1




    1587902          737/G02             F          126,000.00         T
                                         360        125,826.85          1
    645 PARK AVENUE                    9.875          1,094.12         69
    #306                               9.625          1,094.12      185,000.00
    BRECKENRIDGE     CO   80424          1            05/27/97         00
    0430309773                           08           07/01/97          0
    573526                               O            06/01/27
    0


    1588009          180/G02             F           37,800.00         ZZ
                                         360         37,739.20          1
    509 SOUTH HOLIDAY DRIVE            9.125            307.55         90
                                       8.875            307.55       42,000.00
    GRAND PRAIRIE    TX   75052          1            05/20/97         10
    0430349803                           05           07/01/97         25
    4885422                              N            06/01/27
    0


    1588018          286/286             F           69,700.00         ZZ
                                         360         69,561.21          3
    112 CHESTER STREET                 9.500            586.08         85
                                       9.250            586.08       82,000.00
    PROVIDENCE       RI   02907          5            04/30/97         10
    9172697                              05           06/01/97         20
    9172697                              N            05/01/27
    0


    1588040          B75/G02             F           81,000.00         ZZ
                                         360         80,086.66          1
    2595 SOUTH VESPA DRIVE             8.500            622.82         75
                                       8.250            622.82      108,000.00
    WEST VALLEY CIT  UT   84119          5            05/14/97         00
    0430333492                           05           07/01/97          0
    2880524                              O            06/01/27
    0


    1589085          H22/G02             F          150,400.00         ZZ
                                         360        150,400.00          3
    27-18  39TH AVENUE                 8.750          1,183.20         80
                                       8.500          1,183.20      188,000.00
    LONG ISLAND CIT  NY   11101          1            08/05/97         00
    0430327593                           05           10/01/97          0
    9705019                              O            09/01/27
    0


    1589112          B24/G02             F           79,200.00         ZZ
                                         360         79,103.70          1
1


    22 LESLIE STREET                   8.500            608.98         80
                                       8.250            608.98       99,000.00
    STAMFORD         CT   06902          1            07/02/97         00
    0430278093                           01           08/01/97          0
    209688                               O            07/01/27
    0


    1589141          G34/G02             F          158,000.00         ZZ
                                         360        157,901.80          1
    1539 BELOIT AVENUE                 8.375          1,200.91         69
                                       8.125          1,200.91      232,000.00
    LOS ANGELES      CA   90025          2            07/10/97         00
    0430338186                           05           09/01/97          0
    101572                               O            08/01/27
    0


    1589152          457/G02             F          144,900.00         ZZ
                                         360        144,802.78          3
    35 PLEASANT STREET                 8.000          1,063.22         90
                                       7.750          1,063.22      161,000.00
    HOLLISTON        MA   01746          1            07/17/97         14
    0430336420                           05           09/01/97         25
    042541689                            O            08/01/27
    0


    1589199          140/G02             F           67,500.00         ZZ
                                         360         67,399.60          2
    3704-3706 JUNO DRIVE               9.500            567.58         90
                                       9.250            567.58       75,000.00
    CHALMETTE        LA   70043          1            05/29/97         04
    0430288290                           05           07/01/97         25
    436189                               N            06/01/27
    0


    1589219          H86/G02             F          157,500.00         ZZ
                                         360        157,318.12          1
    7713 CEDAR CANYON PLACE NE         8.750          1,239.05         75
                                       8.500          1,239.05      210,000.00
    ALBUQUERQUE      NM   87122          5            06/24/97         00
    0430327452                           05           08/01/97          0
    072635                               O            07/01/27
    0


    1589222          225/225             F           95,200.00         ZZ
                                         360         95,078.16          1
    7839 WEST JENAN DRIVE              8.250            715.21         80
                                       8.000            715.21      119,000.00
    PEORIA           AZ   85345          1            06/18/97         00
    805156300                            05           08/01/97          0
1


    805156300                            O            07/01/27
    0


    1589231          862/G02             F          350,000.00         ZZ
                                         360        349,787.97          1
    221 TIDEWATER DRIVE                8.500          2,691.20         67
                                       8.250          2,691.20      530,000.00
    KALAMA           WA   98625          2            07/09/97         00
    0430341123                           05           09/01/97          0
    4348330                              O            08/01/27
    0


    1589375          074/G02             F           49,000.00         ZZ
                                         360         48,879.98          1
    608 ALLENGROVE ST                  8.500            376.77         90
                                       8.250            376.77       54,500.00
    PHILADELPHIA     PA   19111          1            04/22/97         01
    0430274456                           05           06/01/97         25
    1175041194                           N            05/01/27
    0


    1589414          074/G02             F          107,100.00         T
                                         360        106,918.52          1
    16216 KELLY WOODS DR               8.875            852.14         70
                                       8.625            852.14      153,100.00
    FORT MYERS       FL   33908          1            05/29/97         00
    0430274829                           01           07/01/97          0
    1381069001                           O            06/01/27
    0


    1589625          074/G02             F           16,200.00         ZZ
                                         360         16,122.50          1
    709 NORTH FRIBERG AVENUE           9.000            130.35         90
                                       8.750            130.35       18,000.00
    FERGUS FALLS     MN   56537          1            05/23/97         14
    0430276832                           05           07/01/97         25
    1583047772                           N            06/01/27
    0


    1589642          074/G02             F           61,250.00         ZZ
                                         360         61,158.89          1
    120 EASTMONT LANE                  9.500            515.03         90
                                       9.250            515.03       68,701.00
    WINSLOW TWP      NJ   08081          1            05/28/97         04
    0430277004                           05           07/01/97         25
    1587067807                           N            06/01/27
    0


1


    1589683          074/G02             F           90,650.00         ZZ
                                         360         90,496.39          1
    2881 SOUTH KIHEI ROAD #91          8.875            721.26         70
                                       8.625            721.26      129,500.00
    KIHEI            HI   96753          1            05/15/97         00
    0430277392                           02           07/01/97          0
    1596028861                           N            06/01/27
    0


    1589760          559/G02             F          138,000.00         ZZ
                                         360        137,753.82          1
    11715 25TH STREET S.E.             8.625          1,073.35         80
                                       8.375          1,073.35      172,500.00
    EVERETT          WA   98025          2            05/12/97         00
    0430262642                           03           07/01/97          0
    5421318                              O            06/01/27
    0


    1589789          664/G02             F           55,800.00         ZZ
                                         360         55,707.87          1
    3817 MULBERRY LANE                 9.000            448.98         90
                                       8.750            448.98       62,000.00
    BEDFORD          TX   76021          1            05/28/97         14
    0430310334                           05           07/01/97         25
    2311645                              O            06/01/27
    0


    1589819          E83/E83             F           35,000.00         ZZ
                                         360         34,979.33          1
    20 WAH-TA-WAH PARK                 8.625            272.23         48
                                       8.250            272.23       73,000.00
    GREENWOOD LAKE   NY   10925          1            07/25/97         00
    97050008                             05           09/01/97          0
    97050008                             O            08/01/27
    0


    1589863          180/G02             F           73,350.00         ZZ
                                         360         72,750.51          1
    1050 SOUTH MONACO PARKWAY          8.750            577.04         69
    #60                                8.500            577.04      107,000.00
    DENVER           CO   80224          2            07/16/97         00
    0430335158                           01           09/01/97          0
    4963583                              N            08/01/27
    0


    1589901          180/G02             F          102,500.00         ZZ
                                         360        102,441.03          1
    7764 COVERED BRIDGE ROAD           8.750            806.37         79
                                       8.500            806.37      130,000.00
1


    WENDELL          NC   27591          5            07/28/97         00
    0430344929                           05           09/01/97          0
    4982674                              O            08/01/27
    0


    1589909          180/G02             F          229,900.00         ZZ
                                         360        229,764.27          2
    3408 NORTH MARSHFIELD AVENUE       8.625          1,788.14         95
                                       8.375          1,788.14      242,000.00
    CHICAGO          IL   60657          1            07/07/97         10
    0430342030                           05           09/01/97         30
    4969630                              O            08/01/27
    0


    1589910          A91/G02             F          128,700.00         ZZ
                                         360        128,700.00          1
    2289 OAKDALE AVENUE                9.000          1,035.56         90
                                       8.750          1,035.56      143,000.00
    SEAFORD          NY   11783          1            08/08/97         12
    0430345660                           05           10/01/97         30
    UNKNOWN                              N            09/01/27
    0


    1590092          E86/G02             F           91,000.00         ZZ
                                         360         90,948.98          2
    74 MAIN STREET                     8.875            724.04         70
                                       8.625            724.04      130,000.00
    PLYMOUTH         CT   06786          1            07/29/97         00
    0430337139                           05           09/01/97          0
    18253                                N            08/01/27
    0


    1590246          A78/G02             F           35,100.00         ZZ
                                         360         35,061.50          1
    2114 SOUTH DUFFIELD AVENUE         9.000            282.43         32
                                       8.750            282.43      113,000.00
    LOVELAND         CO   80537          3            06/16/97         00
    0430331496                           05           08/01/97          0
    10052011                             N            07/01/27
    0


    1590263          H11/G02             F           64,800.00         T
                                         360         64,728.93          1
    7401 ATLANTIC AVENUE               9.000            521.40         90
    #23                                8.750            521.40       72,000.00
    OCEAN CITY       MD   21842          1            06/27/97         12
    0430297390                           01           08/01/97         35
    9700130                              O            07/01/27
    0
1




    1590277          129/G02             F           87,375.00         ZZ
                                         360         87,326.01          1
    13268 JENNIFER                     8.875            695.20         75
                                       8.625            695.20      116,500.00
    PERRY            MI   48872          5            07/10/97         00
    0430333971                           05           09/01/97          0
    3040069761                           O            08/01/27
    0


    1590287          514/G02             F           75,000.00         ZZ
                                         360         74,959.03          1
    10 BEAUMONT HIGHWAY                9.000            603.47         56
                                       8.750            603.47      135,000.00
    LEBANON          CT   06249          5            07/11/97         00
    0430329144                           05           09/01/97          0
    361641                               O            08/01/27
    0


    1590305          076/076             F          114,000.00         ZZ
                                         360        113,211.65          1
    906 ABEL AVENUE                    8.000            836.50         95
                                       7.625            836.50      120,000.00
    CAPITOL HEIGHTS  MD   20743          2            10/18/96         01
    7060456                              05           12/01/96         30
    7060456                              O            11/01/26
    0


    1590515          076/076             F           89,100.00         ZZ
                                         360         88,598.39          1
    9715 OLD SIX MILE LANE             9.500            749.20         90
                                       7.625            749.20       99,000.00
    LOUISVILLE       KY   40299          1            09/18/96         12
    6366262                              05           11/01/96         25
    6366262                              N            10/01/26
    0


    1590522          G44/G02             F           51,000.00         T
                                         360         50,973.56          1
    251 174TH STREET                   9.250            419.56         75
    UNIT #2207                         9.000            419.56       68,000.00
    MIAMI            FL   33160          1            07/17/97         00
    0430311399                           06           09/01/97          0
    697002                               O            08/01/27
    0


    1590677          229/G02             F          137,520.00         ZZ
                                         360        137,427.73          1
1


    929 ROANOKE AVENUE                 8.000          1,009.07         80
                                       7.750          1,009.07      171,900.00
    HILLSIDE         NJ   07205          1            07/01/97         00
    0430310102                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1591251          180/G02             F           72,000.00         ZZ
                                         360         71,958.58          2
    1631 NORTH WISCONSIN STREET        8.750            566.42         90
                                       8.500            566.42       80,000.00
    RACINE           WI   53402          1            07/15/97         10
    0430341115                           05           09/01/97         25
    4969853                              N            08/01/27
    0


    1591338          862/G02             F           84,000.00         ZZ
                                         360         83,842.25          1
    2001 N.E.108TH AVENUE              8.375            638.47         75
                                       8.125            638.47      112,000.00
    PORTLAND         OR   97220          5            05/15/97         00
    0430280032                           05           07/01/97          0
    4347985                              O            06/01/27
    0


    1591346          624/G02             F          101,650.00         ZZ
                                         360        101,593.02          1
    2308 SUSSEX AVENUE                 8.875            808.77         95
                                       8.625            808.77      108,000.00
    MODESTO          CA   95358          2            06/27/97         01
    0430306290                           05           09/01/97         30
    41300177053                          O            08/01/27
    0


    1591349          229/G02             F          152,000.00         ZZ
                                         360        151,874.41          1
    3208 SHERMAN AVENUE                9.125          1,236.73         95
                                       8.875          1,236.73      160,000.00
    MIDDLETOWN       OH   45044          1            07/02/97         10
    0430310557                           05           09/01/97         30
    750004                               O            08/01/27
    0


    1591361          942/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    300 GEORGE ROAD                    8.375            950.09         52
                                       8.125            950.09      245,000.00
    CLIFFSIDE PARK   NJ   07010          1            08/01/97         00
    0430332114                           01           10/01/97          0
1


    1269P7PP70                           O            09/01/27
    0


    1591391          638/G02             F           63,000.00         ZZ
                                         360         62,965.59          2
    343 HUNTINGTON AVENUE              9.000            506.91         90
                                       8.750            506.91       70,000.00
    EMSWORTH BOROUG  PA   15202          1            07/28/97         10
    0430310201                           05           09/01/97         25
    0869182                              N            08/01/27
    0


    1591404          225/225             F           67,600.00         ZZ
                                         360         67,564.95          2
    708 & 710 66TH AVENUE WEST         9.250            556.13         94
                                       9.000            556.13       72,100.00
    BRADENTON        FL   34207          1            07/15/97         14
    805021300                            05           09/01/97         30
    805021300                            O            08/01/27
    0


    1591482          E10/G02             F          140,000.00         ZZ
                                         360        139,850.42          1
    4 POINTE DRIVE                     9.125          1,139.09         78
                                       8.875          1,139.09      180,000.00
    EGG HARBOR TWP   NJ   08244          1            06/05/97         00
    0430328922                           05           08/01/97          0
    163970013                            O            07/01/27
    0


    1591498          140/G02             F           52,000.00         ZZ
                                         360         51,967.68          1
    4460 VIRGINIA TAYLOR LANE          8.375            395.24         80
                                       8.125            395.24       65,000.00
    WILMER           AL   36587          1            07/22/97         00
    0430306761                           05           09/01/97          0
    434784                               O            08/01/27
    0


    1591529          286/286             F           71,100.00         ZZ
                                         360         71,062.16          2
    161-163 MECHANIC STREET            9.125            578.50         90
                                       8.875            578.50       79,000.00
    HIGHTSTOWN       NJ   08520          1            07/21/97         04
    8638225                              05           09/01/97         25
    8638225                              N            08/01/27
    0


1


    1591531          638/G02             F           55,350.00         ZZ
                                         360         55,321.31          3
    35 TOWNSEND ROAD                   9.250            455.35         90
                                       9.000            455.35       61,500.00
    AUGUSTA          ME   04330          1            07/16/97         14
    0430311241                           05           09/01/97         25
    8649199                              N            08/01/27
    0


    1591628          H19/G02             F           98,500.00         ZZ
                                         360         98,377.11          1
    2270 SOUTH HIGHWAY 129             8.375            748.68         71
                                       8.125            748.68      139,000.00
    MILFORD          UT   84751          1            06/27/97         00
    0430333260                           05           08/01/97          0
    2021095                              O            07/01/27
    0


    1591681          638/G02             F          125,650.00         ZZ
                                         360        125,581.37          3
    1574, 1576 AND 1578 NORTH          9.000          1,011.01         90
    BROADWAY                           8.750          1,011.01      139,655.00
    ESCONDIDO        CA   92026          1            07/07/97         14
    0430311282                           05           09/01/97         25
    08647958                             N            08/01/27
    0


    1591687          568/G02             F          120,150.00         ZZ
                                         360        120,087.72          4
    2153 DALEY STREET, UNIT 1-4        9.250            988.44         90
                                       9.000            988.44      133,665.00
    NORTH LAS VEGAS  NV   89030          1            07/23/97         10
    0430336131                           05           09/01/97         25
    808971                               N            08/01/27
    0


    1591703          069/G02             F           95,450.00         ZZ
                                         360         95,392.17          1
    20 CALM WINDS COURT                8.500            733.93         90
                                       8.250            733.93      106,379.00
    NORTH LAS VEGAS  NV   89031          1            07/24/97         04
    0430330605                           05           09/01/97         25
    2352190106                           N            08/01/27
    0


    1591769          966/G02             F           77,000.00         ZZ
                                         360         76,950.90          1
    6016 BARRINGTON COURT              8.250            578.48         70
                                       8.000            578.48      110,000.00
1


    DALLAS           TX   75252          5            07/18/97         00
    0430340950                           05           09/01/97          0
    30003665                             N            08/01/27
    0


    1591784          180/G02             F           70,650.00         ZZ
                                         360         70,609.36          1
    1636 WEST 13TH STREET              8.750            555.80         90
                                       8.500            555.80       78,500.00
    YUMA             AZ   85364          1            07/17/97         04
    0430343673                           05           09/01/97         25
    4991832                              N            08/01/27
    0


    1591876          638/G02             F           45,000.00         ZZ
                                         360         44,976.67          1
    1003 NORTH MCKINLEY AVENUE         9.250            370.20         90
                                       9.000            370.20       50,000.00
    CHAMPAIGN        IL   61821          1            07/16/97         10
    0430311266                           05           09/01/97         25
    08649325                             N            08/01/27
    0


    1591889          911/G02             F           60,000.00         ZZ
                                         360         59,934.21          1
    20303 SW 3 STREET                  9.000            482.77         45
                                       8.750            482.77      134,990.00
    PEMBROKE PINES   FL   33029          1            06/30/97         00
    0430333195                           03           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1592176          E53/G02             F          111,200.00         ZZ
                                         360        111,134.35          1
    2650 SW ACCO RD                    8.625            864.90         80
                                       8.375            864.90      139,000.00
    PORT ST LUCIE    FL   34953          2            07/25/97         00
    0430331447                           05           09/01/97          0
    11401056                             O            08/01/27
    0


    1592276          514/G02             F          147,500.00         ZZ
                                         360        147,415.14          1
    3 WHISPER WAY                      8.750          1,160.38         78
                                       8.500          1,160.38      191,000.00
    HOPKINTON        MA   01748          2            08/01/97         00
    0430344259                           05           09/01/97          0
    361771                               O            08/01/27
    0
1




    1592904          225/225             F           71,760.00         ZZ
                                         360         71,679.23          1
    1140 TOWER DRIVE                   8.875            570.96         82
                                       8.625            570.96       88,000.00
    BURLINGTON       NC   27215          1            06/30/97         14
    804959900                            05           08/01/97         20
    804959900                            N            07/01/27
    0


    1592905          225/225             F           52,650.00         ZZ
                                         360         52,619.71          1
    3002 NORTH CHURCH STREET           8.750            414.20         88
                                       8.500            414.20       60,000.00
    GREENSBORO       NC   27405          1            07/25/97         10
    8052028                              05           09/01/97         25
    8052028                              N            08/01/27
    0


    1592941          140/G02             F           69,000.00         ZZ
                                         360         68,953.70          1
    8355 STRASBURG ROAD                8.000            506.30         70
                                       7.750            506.30       99,000.00
    PENSACOLA        FL   32514          1            07/30/97         00
    0430333385                           05           09/01/97          0
    433621                               O            08/01/27
    0


    1592947          638/G02             F           35,800.00         ZZ
                                         360         35,780.45          1
    5207 GREENE LANE                   9.000            288.05         90
    #G                                 8.750            288.05       40,000.00
    LAS VEGAS        NV   89119          1            07/14/97         04
    0430330357                           01           09/01/97         25
    8641045                              N            08/01/27
    0


    1592948          638/G02             F           50,400.00         ZZ
                                         360         50,372.47          1
    5207 GREENE LANE                   9.000            405.53         90
    #H                                 8.750            405.53       56,000.00
    LAS VEGAS        NV   89119          1            07/14/97         04
    0430329037                           01           09/01/97         25
    8641010                              N            08/01/27
    0


    1592954          638/G02             F           22,500.00         ZZ
                                         360         22,487.71          1
1


    5207 GREENE LANE                   9.000            181.04         75
    #E                                 8.750            181.04       30,000.00
    LAS VEGAS        NV   89119          1            07/14/97         00
    0430329011                           01           09/01/97          0
    8641094                              N            08/01/27
    0


    1592957          638/G02             F           26,500.00         ZZ
                                         360         26,485.53          1
    5207 GREENE LANE                   9.000            213.22         89
    #F                                 8.750            213.22       30,000.00
    LAS VEGAS        NV   89119          1            07/14/97         14
    0430329052                           01           09/01/97         25
    8641081                              N            08/01/27
    0


    1593252          623/623             F          256,500.00         ZZ
                                         360        255,553.54          1
    161 COQUINA AVENUE                 8.125          1,904.51         90
                                       7.875          1,904.51      285,000.00
    ORMOND BEACH     FL   32174          2            03/10/97         10
    892970                               05           05/01/97         25
    892970                               O            04/01/27
    0


    1593442          405/405             F           52,200.00         ZZ
                                         360         52,170.73          1
    412 JEFFERSON STREET               8.875            415.33         90
                                       8.625            415.33       58,000.00
    WHITEHALL        PA   18052          1            07/09/97         12
    4242418                              05           09/01/97         25
    4242418                              N            08/01/27
    0


    1593469          B26/G02             F          216,600.00         ZZ
                                         360        216,490.62          2
    22-09 128TH STREET                 9.375          1,801.57         95
                                       9.125          1,801.57      228,000.00
    COLLEGE POINT    NY   11357          1            07/14/97         11
    0430336404                           05           09/01/97         35
    1311012329W                          O            08/01/27
    0


    1593619          225/225             F           49,815.00         ZZ
                                         360         49,787.78          1
    19 DUNWELL AVENUE                  9.000            400.83         90
                                       8.750            400.83       55,350.00
    ASHEVILLE        NC   28806          1            07/09/97         10
    8051608                              05           09/01/97         25
1


    8051608                              N            08/01/27
    0


    1593630          638/G02             F           76,500.00         ZZ
                                         360         76,460.34          4
    34 ROBESON STREET                  9.250            629.35         90
                                       9.000            629.35       85,000.00
    NEW BEDFORD      MA   02740          1            07/31/97         14
    0430346064                           05           09/01/97         25
    8650068                              N            08/01/27
    0


    1593695          B75/G02             F           96,750.00         ZZ
                                         360         96,691.39          1
    1122 W LINDNER AVENUE              8.500            743.92         90
                                       8.250            743.92      107,500.00
    MESA             AZ   85210          1            07/09/97         01
    0430331710                           05           09/01/97         25
    2942431                              N            08/01/27
    0


    1593713          A46/G02             F           52,250.00         ZZ
                                         360         52,186.46          1
    18809 EGRET BAY BLVD               8.500            401.76         95
                                       8.250            401.76       55,000.00
    WEBSTER          TX   77598          1            07/02/97         01
    0430340828                           05           08/01/97         30
    830003                               O            07/01/27
    0


    1593717          E08/G02             F           34,000.00         ZZ
                                         360         33,980.44          1
    3777 NW 78TH AVENUE                8.750            267.48         80
    #46E                               8.500            267.48       43,000.00
    HOLLYWOOD        FL   33024          1            07/09/97         00
    0430310193                           05           09/01/97          0
    209294                               O            08/01/27
    0


    1594059          808/G02             F          240,000.00         ZZ
                                         360        239,838.96          1
    14092 LAMBETH WAY                  8.000          1,761.04         80
                                       7.750          1,761.04      300,000.00
    TUSTIN AREA      CA   92780          2            07/15/97         00
    0430330571                           05           09/01/97          0
    9302640                              O            08/01/27
    0


1


    1594321          180/G02             F           53,900.00         ZZ
                                         360         53,867.35          1
    600 EAST 5TH STREET                8.500            414.44         90
                                       8.250            414.44       59,900.00
    CHEYENNE         WY   82007          1            07/14/97         10
    0430310946                           05           09/01/97         25
    4577029                              N            08/01/27
    0


    1594402          180/G02             F          127,700.00         ZZ
                                         360        127,626.53          1
    19757 CENTERVILLE COURT            8.750          1,004.62         90
                                       8.500          1,004.62      142,400.00
    PARKER           CO   80134          1            07/08/97         10
    0430310581                           05           09/01/97         25
    4577097                              N            08/01/27
    0


    1594417          225/225             F          100,000.00         ZZ
                                         360         99,940.96          1
    3986 A NORTH 2300 EAST             8.625            777.79         80
                                       8.375            777.79      125,000.00
    FILER            ID   83328          2            07/02/97         00
    805272200                            05           09/01/97          0
    805272200                            O            08/01/27
    0


    1594423          180/G02             F           40,000.00         ZZ
                                         360         39,954.98          2
    1502 EAST FORTUNA                  8.875            318.26         80
                                       8.625            318.26       50,000.00
    WICHITA          KS   67216          1            07/03/97         00
    0430332353                           05           08/01/97          0
    4999892                              N            07/01/27
    0


    1594425          E53/G02             F           54,400.00         ZZ
                                         360         54,326.75          1
    410 NETHERWOOD CRES                8.000            399.17         80
    #606                               7.750            399.17       68,000.00
    ALTAMONTE SPRIN  FL   32714          1            07/01/97         00
    0430310151                           01           08/01/97          0
    11401057                             O            07/01/27
    0


    1594431          758/G02             F           89,550.00         ZZ
                                         360         89,449.23          1
    1222 OMAR                          8.875            712.50         90
                                       8.625            712.50       99,500.00
1


    HOUSTON          TX   77009          1            06/26/97         11
    0430329342                           05           08/01/97         30
    UNKNOWN                              N            07/01/27
    0


    1594451          G97/G02             F          120,800.00         ZZ
                                         360        120,664.06          1
    2417 HIGHPOINT DRIVE               8.875            961.14         80
                                       8.625            961.14      151,000.00
    KALAMAZOO        MI   49008          1            06/27/97         00
    0430339887                           05           08/01/97          0
    10198                                O            07/01/27
    0


    1594469          225/225             F          176,000.00         ZZ
                                         360        175,796.72          1
    321 SELMA AVENUE                   8.750          1,384.60         80
                                       8.500          1,384.60      220,000.00
    WEBSTER GROVES   MO   63119          1            07/02/97         00
    8051961                              05           08/01/97          0
    8051961                              N            07/01/27
    0


    1594482          926/926             F          350,000.00         ZZ
                                         360        349,563.38          1
    9 MARSH DRIVE                      8.375          2,660.26         35
                                       8.125          2,660.26    1,000,000.00
    HILTON HEAD ISL  SC   29928          5            06/10/97         00
    163009388                            03           08/01/97          0
    163009388                            O            07/01/27
    0


    1594494          B24/G02             F          157,500.00         ZZ
                                         360        157,308.49          1
    12 MARYANNE LANE                   8.500          1,211.04         75
                                       8.250          1,211.04      210,000.00
    STAMFORD         CT   06905          1            07/01/97         00
    0430267484                           05           08/01/97          0
    208761                               O            07/01/27
    0


    1594570          229/G02             F           53,900.00         ZZ
                                         360         53,837.73          1
    1925 SOUTH STERN AVENUE            8.750            424.04         90
                                       8.500            424.04       59,900.00
    TUCSON           AZ   85711          1            06/27/97         10
    0430332908                           05           08/01/97         25
    0007507254                           N            07/01/27
    0
1




    1594667          E10/G02             F           36,000.00         ZZ
                                         360         35,946.45          1
    341 W WESTLY AVENUE                9.500            302.71         90
                                       9.250            302.71       40,000.00
    PITMAN           NJ   08071          1            05/28/97         04
    0430311514                           05           07/01/97         25
    163970011                            N            06/01/27
    0


    1594692          225/225             F          240,000.00         ZZ
                                         360        239,872.28          1
    9 ABBE ROAD                        9.125          1,952.72         68
                                       8.875          1,952.72      355,000.00
    MANCHESTER       CT   06040          4            07/07/97         00
    805179800                            05           09/01/97          0
    805179800                            O            08/01/27
    0


    1594702          140/G02             F           28,000.00         ZZ
                                         360         27,983.89          1
    200 VIOLA AVENUE                   8.750            220.28         70
                                       8.500            220.28       40,500.00
    SARALAND         AL   36571          5            07/24/97         00
    0430330423                           05           09/01/97          0
    434778                               N            08/01/27
    0


    1594733          B26/G02             F          190,000.00         ZZ
                                         360        189,901.50          2
    927 EAST 213TH STREET              9.250          1,563.08         95
                                       9.000          1,563.08      200,000.00
    BRONX            NY   10466          1            07/03/97         14
    0430334680                           07           09/01/97         35
    100483070                            O            08/01/27
    0


    1594938          286/286             F           57,150.00         ZZ
                                         360         57,060.42          1
    2510 JAMESTOWN MALL                9.250            470.16         90
                                       9.000            470.16       63,500.00
    HOUSTON          TX   77057          1            05/16/97         01
    09172212                             03           07/01/97         25
    09172212                             N            06/01/27
    0


    1595002          638/G02             F           24,100.00         ZZ
                                         360         24,087.17          1
1


    1650 SOUTH CAMPUS AVENUE           9.125            196.09         65
    #107                               8.875            196.09       37,100.00
    ONTARIO          CA   91761          1            07/09/97         00
    0430331520                           01           09/01/97          0
    8648742                              N            08/01/27
    0


    1595022          A38/G02             F           56,250.00         ZZ
                                         360         56,222.33          1
    608 EAST GREGORY                   9.500            472.98         90
                                       9.250            472.98       62,500.00
    KANSAS CITY      MO   64131          1            07/03/97         10
    0430327510                           05           09/01/97         25
    4610139                              N            08/01/27
    0


    1595034          A68/G02             F          131,150.00         ZZ
                                         360        130,982.16          1
    2223 BRIARY TRACE COURT            8.250            985.29         80
                                       8.000            985.29      163,981.00
    LEWISVILLE       TX   75067          1            06/30/97         00
    0430327114                           05           08/01/97          0
    208521                               O            07/01/27
    0


    1595063          637/G02             F           48,000.00         ZZ
                                         360         47,950.03          1
    1972 WESLEY CHAPEL ROAD            9.250            394.89         80
                                       9.000            394.89       60,000.00
    DECATUR          GA   30035          3            07/03/97         00
    0430311589                           05           08/01/97          0
    8000879                              N            07/01/27
    0


    1595081          638/G02             F           70,200.00         ZZ
                                         360         70,164.55          2
    47-49 SHERBROOKE AVENUE            9.375            583.89         90
                                       9.125            583.89       78,000.00
    HARTFORD         CT   06106          1            07/28/97         14
    0430333799                           05           09/01/97         25
    8645660                              N            08/01/27
    0


    1595101          225/225             F           19,800.00         ZZ
                                         360         19,790.00          1
    1140 ELLEN AVENUE                  9.375            164.69         90
                                       9.125            164.69       22,000.00
    ROCK HILL        SC   29732          1            07/18/97         10
    805043000                            05           09/01/97         25
1


    805043000                            N            08/01/27
    0


    1595204          573/G02             F           18,900.00         ZZ
                                         360         18,882.21          1
    1629 CHERRY AVENUE, NO.106         9.625            160.65         70
                                       9.375            160.65       27,000.00
    LONG BEACH       CA   90813          1            06/05/97         00
    0430298059                           01           08/01/97          0
    116347                               N            07/01/27
    0


    1595216          664/G02             F           94,800.00         ZZ
                                         360         94,684.73          1
    2432 CRESCENT DRIVE                8.500            728.93         80
                                       8.250            728.93      118,500.00
    CONCORD          CA   94520          1            06/04/97         00
    0430334987                           05           08/01/97          0
    2157899                              O            07/01/27
    0


    1595261          225/225             F          126,900.00         ZZ
                                         360        126,830.68          1
    10921 NW 4TH AVE                   9.000          1,021.07         90
                                       8.750          1,021.07      141,000.00
    VANCOUVER        WA   98685          2            07/03/97         10
    8052481                              05           09/01/97         25
    8052481                              N            08/01/27
    0


    1595264          003/G02             F           63,000.00         ZZ
                                         360         62,527.62          1
    907 PIEDMONT AVE UNIT 18           8.875            501.26         90
                                       8.625            501.26       70,000.00
    ATLANTA          GA   30309          1            06/13/97         12
    0430332288                           01           08/01/97         25
    3850724                              O            07/01/27
    0


    1595266          F03/G02             F           50,250.00         T
                                         360         50,193.43          1
    2255 SIDEWINDER DRIVE              8.875            399.82         75
    UNIT 609                           8.625            399.82       67,000.00
    PARK CITY        UT   84060          1            06/30/97         00
    0430302273                           01           08/01/97          0
    DEN11087                             O            07/01/27
    0


1


    1595295          129/G02             F           73,700.00         ZZ
                                         360         73,407.03          1
    13949 SW 161 TERRACE               8.625            573.23         80
                                       8.375            573.23       92,200.00
    MIAMI            FL   33177          1            05/27/97         00
    0430333286                           05           07/01/97          0
    3900077284                           O            06/01/27
    0


    1595320          638/G02             F           76,200.00         ZZ
                                         360         76,157.28          4
    107-109 EARL STREET                8.875            606.28         90
                                       8.625            606.28       84,711.00
    WEST WARWICK     RI   02893          1            07/25/97         14
    0430329763                           05           09/01/97         25
    8650201                              N            08/01/27
    0


    1595370          229/G02             F           50,500.00         ZZ
                                         360         50,470.18          1
    9840 NEWTON ST                     8.625            392.79         46
                                       8.375            392.79      111,000.00
    ELVERTA          CA   95626          5            07/01/97         00
    0430345173                           05           09/01/97          0
    7521321                              O            08/01/27
    0


    1595378          F42/G02             F           40,950.00         ZZ
                                         360         40,928.20          1
    703 NORTH OAKS BLVD.               9.125            333.19         90
                                       8.875            333.19       45,500.00
    NORTH BRUNSWICK  NJ   08902          1            07/21/97         01
    0430305631                           01           09/01/97         25
    55000450                             N            08/01/27
    0


    1595400          B75/G02             F          105,100.00         T
                                         360        104,933.97          1
    18240 MIDWAY RD                    8.375            798.84         80
    #5                                 8.125            798.84      131,427.00
    DALLAS           TX   75287          1            07/09/97         00
    0430330688                           04           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1595416          907/G02             F          252,000.00         ZZ
                                         360        251,851.22          1
    11 NORTH OAK COURT                 8.625          1,960.03         80
                                       8.375          1,960.03      315,000.00
1


    CONVENT STATION  NJ   07961          1            07/31/97         00
    0430340026                           05           09/01/97          0
    PM10001454                           O            08/01/27
    0


    1595433          F42/G02             F          114,750.00         ZZ
                                         360        114,687.32          3
    27 HIGHLAND ST                     9.000            923.31         85
                                       8.750            923.31      135,000.00
    PATERSON         NJ   07505          1            07/17/97         01
    0430341172                           05           09/01/97         25
    55000457                             N            08/01/27
    0


    1595459          E57/G02             F          256,000.00         ZZ
                                         360        255,688.72          1
    1755 CLEAR CREEK DRIVE             8.500          1,968.42         80
                                       8.250          1,968.42      320,000.00
    FULLERTON        CA   92833          1            06/13/97         00
    0430341289                           05           08/01/97          0
    97072005150                          O            07/01/27
    0


    1595470          687/G02             F           53,600.00         ZZ
                                         360         53,571.47          1
    1418 EAST 9TH STREET               9.125            436.11         80
                                       8.875            436.11       67,000.00
    DES MOINES       IA   50316          1            07/24/97         00
    0430332577                           05           09/01/97          0
    72205714                             N            08/01/27
    0


    1595478          560/560             F           96,000.00         ZZ
                                         360         95,941.84          1
    6 51ST STREET                      8.500            738.16         57
    PLUM ISLAND                        8.250            738.16      169,000.00
    NEWBURY          MA   01951          1            07/31/97         00
    450797543                            05           09/01/97          0
    450797543                            O            08/01/27
    0


    1595489          180/G02             F           63,000.00         ZZ
                                         360         62,963.76          4
    1415 COMMERCE STREET               8.750            495.62         90
                                       8.500            495.62       70,000.00
    CHESAPEAKE       VA   23324          1            07/29/97         04
    0430348235                           05           09/01/97         25
    4979928                              N            08/01/27
    0
1




    1595493          129/G02             F           64,400.00         ZZ
                                         360         64,288.01          1
    124 WOODMERE SQUARE                8.750            506.64         80
                                       8.500            506.64       81,000.00
    ATLANTA          GA   30327          1            05/29/97         11
    0430309872                           05           07/01/97         12
    3900077698                           O            06/01/27
    0


    1595631          811/G02             F          149,000.00         T
                                         360        148,916.47          1
    6613 NW 24TH TERRACE               8.875          1,185.51         58
                                       8.625          1,185.51      260,000.00
    BOCA RATON       FL   33496          1            07/15/97         00
    0430327965                           03           09/01/97          0
    FM00106542                           O            08/01/27
    0


    1595649          992/G02             F          105,000.00         ZZ
                                         360        104,934.73          1
    57 SO. VILLAGE DRIVE               8.375            798.08         75
                                       8.125            798.08      140,000.00
    SOMERS POINT     NJ   08244          1            08/01/97         00
    0430327676                           05           09/01/97          0
    319505                               O            08/01/27
    0


    1595686          638/G02             F          182,400.00         ZZ
                                         360        182,297.74          3
    118 NORTH INGLEWOOD AVENUE         8.875          1,451.26         80
                                       8.625          1,451.26      228,000.00
    INGLEWOOD        CA   90301          2            07/10/97         00
    0430310235                           05           09/01/97          0
    8647314                              O            08/01/27
    0


    1595698          225/225             F           44,100.00         ZZ
                                         360         44,074.62          1
    749 BEAVER CREEK ROAD              8.750            346.94         90
                                       8.500            346.94       49,000.00
    KNOXVILLE        TN   37922          1            07/08/97         10
    805267500                            05           09/01/97         25
    805267500                            N            08/01/27
    0


    1595704          638/G02             F          105,300.00         ZZ
                                         360        105,300.00          1
1


    288 JUNIPER STREET                 8.875            837.81         90
                                       8.625            837.81      117,000.00
    VACAVILLE        CA   95688          2            08/01/97         14
    0430338202                           05           10/01/97         25
    08650301                             N            09/01/27
    0


    1595713          129/G02             F           32,400.00         ZZ
                                         360         32,355.46          1
    170 YORK STREET                    9.875            281.35         90
                                       9.625            281.35       36,000.00
    LAMBERTVILLE     NJ   08530          1            05/19/97         01
    0430284174                           05           07/01/97         30
    129                                  O            06/01/27
    0


    1595731          420/G02             F          187,000.00         ZZ
                                         360        186,341.18          1
    3531 TABORA DRIVE                  7.875          1,355.88         85
                                       7.625          1,355.88      220,000.00
    ANTIOCH          CA   94509          5            07/21/97         96
    0430332858                           05           09/01/97         30
    356915                               O            08/01/27
    0


    1595738          952/G02             F          180,000.00         ZZ
                                         360        179,890.96          2
    213 HAWTHORNE AVENUE               8.500          1,384.04         80
                                       8.250          1,384.04      225,000.00
    HAWTHORNE        NJ   07506          1            07/17/97         00
    0430339325                           05           09/01/97          0
    97051828                             N            08/01/27
    0


    1595741          E48/E48             F          252,200.00         ZZ
                                         360        252,200.00          1
    4840 BRYD LANE                     8.250          1,894.70         70
                                       8.000          1,894.70      365,000.00
    COLLEGE GROVE    TN   37046          2            08/11/97         00
    R9708014                             05           10/01/97          0
    R9708014                             O            09/01/27
    0


    1595755          201/G02             F           74,950.00         T
                                         360         74,903.41          1
    5108 SAGE WAY                      8.375            569.68         72
                                       8.125            569.68      104,115.00
    KISSIMMEE        FL   34758          1            07/14/97         00
    0430307348                           05           09/01/97          0
1


    4500998952                           O            08/01/27
    0


    1595770          225/225             F           81,600.00         ZZ
                                         360         81,554.25          1
    1918 WEST 108TH PLACE              8.875            649.25         80
                                       8.625            649.25      102,000.00
    CHICAGO          IL   60643          1            07/25/97         00
    8053247                              05           09/01/97          0
    8053247                              O            08/01/27
    0


    1595772          144/144             F           39,000.00         ZZ
                                         360         39,000.00          1
    342 HURLEY AVENUE BLDG 10  64D     8.125            289.57         78
                                       7.875            289.57       50,000.00
    KINGSTON         NY   12401          2            08/04/97         00
    160603159                            01           10/01/97          0
    160603159                            N            09/01/27
    0


    1595784          225/225             F           58,500.00         ZZ
                                         360         58,468.04          2
    3053-3055 MCGUFFEY ROAD            9.000            470.71         90
                                       8.750            470.71       65,000.00
    COLUMBUS         OH   43224          1            07/08/97         12
    805299500                            05           09/01/97         30
    805299500                            N            08/01/27
    0


    1595795          H05/H05             F          500,000.00         ZZ
                                         360        500,000.00          1
    3079 FAIRWAY COURT                 9.250          4,113.38         42
                                       9.000          4,113.38    1,200,000.00
    PARK CITY        UT   84060          2            08/05/97         00
    1247005                              05           10/01/97          0
    1247005                              O            09/01/27
    0


    1595809          757/G02             F           50,000.00         ZZ
                                         360         49,913.03          1
    6702 CAHABA LANE                   8.750            393.36         67
                                       8.500            393.36       75,000.00
    KNOXVILLE        TN   37914          1            05/30/97         00
    0430303693                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


1


    1595844          180/G02             F           30,000.00         ZZ
                                         360         29,982.74          1
    17453 EAST MANSFIELD AVENUE        8.750            236.01         75
    #103EL                             8.500            236.01       40,000.00
    AURORA           CO   80013          2            07/11/97         00
    0430328005                           01           09/01/97          0
    4577573                              N            08/01/27
    0


    1595862          560/560             F           50,000.00         ZZ
                                         360         49,966.44          1
    1333 MILTON STREET SE              8.000            366.89         73
                                       7.750            366.89       69,000.00
    GRAND RAPIDS     MI   49506          1            07/18/97         00
    450780697                            05           09/01/97          0
    450780697                            O            08/01/27
    0


    1595876          209/G02             F          185,200.00         ZZ
                                         360        185,084.88          1
    2059 OLIVER WAY                    8.375          1,407.66         80
                                       8.125          1,407.66      231,500.00
    MERRICK          NY   11566          1            07/21/97         00
    0430333161                           05           09/01/97          0
    975957956                            O            08/01/27
    0


    1595904          225/225             F           49,500.00         ZZ
                                         360         49,472.24          1
    1710 FOREST ROAD                   8.875            393.85         90
                                       8.625            393.85       55,000.00
    DURHAM           NC   27705          1            07/07/97         14
    8052927                              05           09/01/97         25
    8052927                              N            08/01/27
    0


    1595996          286/286             F           85,050.00         ZZ
                                         360         84,854.26          1
    521 OAK HILL ROAD                  9.125            691.99         70
                                       8.875            691.99      121,500.00
    STAUNTON         VA   24401          5            04/23/97         00
    9171441                              05           06/01/97          0
    9171441                              N            05/01/27
    0


    1596024          E22/G02             F           90,000.00         ZZ
                                         240         89,541.29          4
    809 MARSHALL                       9.375            831.59         90
                                       9.125            831.59      100,000.00
1


    HOUSTON          TX   77006          1            06/18/97         04
    0410455968                           05           08/01/97         25
    410455968                            N            07/01/17
    0


    1596047          286/286             F           62,100.00         ZZ
                                         360         62,100.00          1
    128 IRVING ST                      8.000            455.67         90
                                       7.750            455.67       69,000.00
    JERSEY CITY      NJ   07307          1            08/07/97         01
    8643774                              05           10/01/97         25
    8643774                              N            09/01/27
    0


    1596048          992/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
    10 SPLIT OAK DRIVE                 7.875          1,645.91         68
                                       7.625          1,645.91      337,500.00
    EAST NORWICH     NY   11732          1            08/15/97         00
    0430342527                           05           10/01/97          0
    339137                               O            09/01/27
    0


    1596078          E22/G02             F           47,250.00         ZZ
                                         360         47,092.24          1
    1413 MARQUETTE SW                  9.000            380.18         75
                                       8.750            380.18       63,000.00
    WYOMING          MI   49509          5            02/28/97         00
    0410362479                           05           04/01/97          0
    410362479                            O            03/01/27
    0


    1596098          129/G02             F           37,800.00         ZZ
                                         360         37,781.41          1
    1210 WALKER                        9.500            317.84         90
                                       9.250            317.84       42,000.00
    ST LOUIS         MO   63138          1            07/07/97         04
    0430335653                           05           09/01/97         25
    129                                  N            08/01/27
    0


    1596114          229/G02             F           46,800.00         ZZ
                                         360         46,775.73          1
    155 S E MONROE CIRCLE NORTH        9.250            385.02         90
                                       9.000            385.02       52,000.00
    ST PETERSBURG    FL   33703          1            07/15/97         01
    0430315820                           05           09/01/97         25
    229                                  N            08/01/27
    0
1




    1596195          180/G02             F          134,390.00         T
                                         360        134,312.68          1
    4388 CREEKSIDE BOULEVARD           8.750          1,057.25         80
                                       8.500          1,057.25      167,990.00
    KISSIMMEE        FL   34746          1            07/23/97         00
    0430329086                           03           09/01/97          0
    4956181                              O            08/01/27
    0


    1596199          225/225             F           66,510.00         ZZ
                                         360         66,470.73          1
    308 WIGGINS STREET                 8.625            517.31         90
                                       8.375            517.31       73,900.00
    GAMBIER          OH   43022          1            07/24/97         04
    8052813                              05           09/01/97         25
    8052813                              N            08/01/27
    0


    1596202          229/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    40 WOODBINE LANE                   8.875          1,193.47         47
                                       8.625          1,193.47      322,000.00
    FAIRFIELD        CT   06432          5            07/16/97         00
    0430345447                           05           09/01/97          0
    0076                                 O            08/01/27
    0


    1596213          G92/G02             F          167,000.00         ZZ
                                         360        166,882.13          1
    2170 RALEIGH CIRCLE                7.750          1,196.41         80
                                       7.500          1,196.41      208,800.00
    HOLLISTER        CA   95023          1            07/01/97         00
    0430297556                           05           09/01/97          0
    20723                                O            08/01/27
    0


    1596222          F60/G02             F           68,950.00         ZZ
                                         360         68,874.39          2
    3708-3710 LAPLACE STREET           9.000            554.79         80
                                       8.750            554.79       86,200.00
    CHALMETTE        LA   70043          1            06/30/97         00
    0430349548                           05           08/01/97          0
    442994                               N            07/01/27
    0


    1596228          638/G02             F           74,400.00         ZZ
                                         360         74,357.19          1
1


    3842 SANADA WAY                    8.750            585.31         80
                                       8.500            585.31       93,000.00
    BOISE            ID   83702          1            07/18/97         04
    0430325977                           05           09/01/97         12
    8646808                              N            08/01/27
    0


    1596239          E86/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
    28 BELMONT AVENUE                  8.875            496.48         80
                                       8.625            496.48       78,000.00
    WATERBURY        CT   06708          1            08/14/97         00
    0430347690                           05           10/01/97          0
    18396                                N            09/01/27
    0


    1596259          907/G02             F          121,400.00         ZZ
                                         360        121,316.46          1
    649 SPRING LANE                    7.875            880.23         80
                                       7.625            880.23      151,800.00
    BOILING SPRINGS  PA   17007          5            07/08/97         00
    0430339226                           05           09/01/97          0
    204170                               O            08/01/27
    0


    1596262          180/G02             F          206,100.00         ZZ
                                         360        205,981.42          4
    115 (A,B,C,D) CORAL WAY EAST       8.750          1,621.39         90
                                       8.500          1,621.39      229,000.00
    INDIALANTIC      FL   32903          1            07/08/97         10
    0430310375                           05           09/01/97         25
    4956363                              N            08/01/27
    0


    1596268          638/G02             F           35,200.00         ZZ
                                         360         35,181.27          3
    1011 NORTH 11TH STREET             9.125            286.40         80
                                       8.875            286.40       44,000.00
    READING          PA   19604          1            07/31/97         00
    0430333104                           05           09/01/97          0
    8651793                              N            08/01/27
    0


    1596311          G52/G02             F           66,375.00         ZZ
                                         360         66,296.34          1
    5309 WEST SHAW BUTTE DRIVE         8.625            516.26         77
                                       8.375            516.26       86,800.00
    GLENDALE         AZ   85304          1            06/04/97         00
    0430345611                           05           08/01/97          0
1


    208074                               N            07/01/27
    0


    1596323          909/G02             F          209,480.00         ZZ
                                         360        209,225.30          1
    8004 CINDY LYNN LANE               8.500          1,610.72         80
                                       8.250          1,610.72      261,850.00
    EL CAJON         CA   92021          1            06/18/97         00
    0430332460                           05           08/01/97          0
    6003954                              O            07/01/27
    0


    1596350          180/G02             F          115,000.00         ZZ
                                         360        114,930.33          1
    1329 PINE STREET                   8.500            884.25         26
                                       8.250            884.25      455,000.00
    ST HELENA        CA   94574          1            07/08/97         00
    0430329326                           05           09/01/97          0
    4971453                              N            08/01/27
    0


    1596609          180/G02             F          200,000.00         ZZ
                                         360        199,865.80          1
    13681 FAIRMONT WAY                 8.000          1,467.53         80
                                       7.750          1,467.53      250,000.00
    TUSTIN           CA   92780          1            07/09/97         00
    0430310805                           05           09/01/97          0
    4967246                              O            08/01/27
    0


    1596611          B75/G02             F          160,000.00         ZZ
                                         360        159,714.58          1
    4931 PORTER SPRINGS                8.625          1,244.46         80
                                       8.375          1,244.46      200,000.00
    DAHLONEGA        GA   30533          4            06/04/97         00
    0430281683                           05           07/01/97          0
    2897775                              O            06/01/27
    0


    1596629          A02/G02             F          122,500.00         ZZ
                                         360        122,500.00          1
    8319 EVERGREEN COURT               8.750            963.71         74
                                       8.500            963.71      166,496.00
    FOX LAKE         IL   60020          1            08/08/97         00
    0430339267                           03           10/01/97          0
    1481119                              O            09/01/27
    0


1


    1596633          229/G02             F          113,600.00         ZZ
                                         360        113,532.93          1
    285 RAMSHORN DRIVE                 8.625            883.57         80
                                       8.375            883.57      142,000.00
    RIVERTON         WY   82501          1            07/15/97         00
    0430333112                           05           09/01/97          0
    229                                  O            08/01/27
    0


    1596644          G35/G02             F          137,250.00         ZZ
                                         360        137,178.85          2
    114-31 133RD STREET                9.250          1,129.12         90
                                       9.000          1,129.12      152,500.00
    SOUTH OZONE PAR  NY   11420          1            07/17/97         01
    0430331173                           05           09/01/97         25
    UNKNOWN                              N            08/01/27
    0


    1596654          229/G02             F           81,025.00         ZZ
                                         360         80,978.39          1
    708 ANCHOR BAY COVE UNIT 2493      8.750            637.42         75
                                       8.500            637.42      108,026.00
    NEWPORT NEWS     VA   23602          1            07/03/97         00
    0430326231                           09           09/01/97          0
    229                                  O            08/01/27
    0


    1596686          B75/G02             F          127,500.00         ZZ
                                         360        127,356.51          1
    86 ALVA DRIVE                      8.875          1,014.45         75
                                       8.625          1,014.45      170,000.00
    PINE             AZ   85544          1            06/02/97         00
    0430282368                           05           08/01/97          0
    2891752                              N            07/01/27
    0


    1596710          638/G02             F           96,300.00         ZZ
                                         360         96,250.07          1
    7391 WESTFIELD BLVD                9.250            792.24         90
                                       9.000            792.24      107,000.00
    INDIANAPOLIS     IN   46240          1            07/15/97         10
    0430311233                           05           09/01/97         25
    8650104                              N            08/01/27
    0


    1596723          180/G02             F           80,550.00         ZZ
                                         360         80,503.65          2
    6532 BUFFINGTON ROAD               8.750            633.69         90
                                       8.500            633.69       89,500.00
1


    UNION CITY       GA   30291          1            07/14/97         10
    0430331207                           05           09/01/97         25
    4975066                              N            08/01/27
    0


    1596837          E22/G02             F           59,400.00         ZZ
                                         360         59,329.61          1
    6219 SOUTH 143RD STREET            8.625            462.01         67
                                       8.375            462.01       89,400.00
    OMAHA            NE   68137          1            06/19/97         00
    0410328629                           05           08/01/97          0
    410328629                            O            07/01/27
    0


    1597017          601/G02             F          360,000.00         ZZ
                                         360        359,781.91          1
    6662 GORDONSVILLE ROAD             8.500          2,768.09         53
                                       8.250          2,768.09      685,000.00
    KESWICK          VA   22947          2            07/21/97         00
    0430330159                           05           09/01/97          0
    601                                  O            08/01/27
    0


    1597021          B68/G02             F           85,000.00         ZZ
                                         360         84,949.82          2
    6363-6363 1/2 N FIGUEROA ST        8.625            661.12         71
                                       8.375            661.12      120,000.00
    LOS ANGELES      CA   90042          2            07/21/97         00
    0430342980                           05           09/01/97          0
    67027231                             N            08/01/27
    0


    1597145          A46/G02             F           96,900.00         ZZ
                                         360         96,836.61          1
    15911 KIT COVE                     8.125            719.48         80
                                       7.875            719.48      121,150.00
    SAN ANTONIO      TX   78255          1            07/11/97         00
    0430327841                           05           09/01/97          0
    616043                               O            08/01/27
    0


    1597192          638/G02             F           69,300.00         ZZ
                                         360         69,263.12          1
    89-91 AMHERST STREET               9.125            563.85         90
                                       8.875            563.85       77,000.00
    LAWRENCE         MA   01841          1            07/21/97         14
    0430328021                           05           09/01/97         25
    8652230                              N            08/01/27
    0
1




    1597199          225/225             F           35,000.00         ZZ
                                         360         34,980.88          1
    2426 SUMMER PLACE                  9.000            281.62         55
                                       8.750            281.62       64,500.00
    ARLINGTON        TX   76014          2            07/25/97         00
    8051642                              09           09/01/97          0
    8051642                              O            08/01/27
    0


    1597207          180/G02             F           49,500.00         ZZ
                                         360         49,472.25          1
    3250 DEXTER STREET                 8.875            393.84         90
                                       8.625            393.84       55,000.00
    DENVER           CO   80207          1            07/18/97         10
    0430337295                           05           09/01/97         25
    4577938                              N            08/01/27
    0


    1597217          A52/G02             F          198,000.00         ZZ
                                         360        197,883.11          1
    325 DEWPOINT LANE                  8.625          1,540.02         57
                                       8.375          1,540.02      350,000.00
    ALPHARETTA       GA   30202          5            07/16/97         00
    0430293654                           05           09/01/97          0
    213633                               O            08/01/27
    0


    1597284          225/225             F          229,500.00         ZZ
                                         360        229,360.96          3
    3242 NORTH HOYNE                   8.500          1,764.66         90
                                       8.250          1,764.66      255,000.00
    CHICAGO          IL   60618          1            07/24/97         12
    805326500                            05           09/01/97         25
    805326500                            O            08/01/27
    0


    1597324          H05/H05             F          240,000.00         ZZ
                                         360        239,756.65          1
    2250 BOSTON POST ROAD              9.375          1,996.20         65
                                       9.000          1,996.20      370,000.00
    LARCHMONT        NY   10538          5            06/25/97         00
    087341816                            05           08/01/97          0
    087341816                            N            07/02/27
    0


    1597339          J40/G02             F           64,000.00         ZZ
                                         360         63,965.04          1
1


    3537 MOUNT VERNON CIRCLE           9.000            514.96         79
                                       8.750            514.96       82,000.00
    ATLANTA          GA   30340          2            07/09/97         00
    0430336891                           07           09/01/97          0
    10057                                N            08/01/27
    0


    1597343          229/G02             F           30,000.00         ZZ
                                         360         29,979.87          1
    514 SOUTH JACKSON                  8.000            220.13         75
                                       7.750            220.13       40,000.00
    BEVERLY HILLS    FL   34465          1            07/31/97         00
    0430345140                           05           09/01/97          0
    7534449                              O            08/01/27
    0


    1597435          591/G02             F           23,400.00         ZZ
                                         360         23,387.54          1
    713 S. ROSE STREET                 9.125            190.40         90
                                       8.875            190.40       26,000.00
    BALTIMORE        MD   21224          1            07/16/97         12
    0430306878                           02           09/01/97         25
    105701407                            N            08/01/27
    0


    1597532          286/286             F           35,700.00         ZZ
                                         360         35,678.36          1
    1203 SOUTH AVENUE                  8.500            274.51         70
                                       8.250            274.51       51,000.00
    BLUE SPRINGS     MO   64014          5            07/25/97         00
    9168810                              05           09/01/97          0
    9168810                              O            08/01/27
    0


    1597542          B75/G02             F           44,000.00         ZZ
                                         360         43,970.47          1
    7727 SW 86 STREET                  8.000            322.86         80
    #210                               7.750            322.86       55,000.00
    MIAMI            FL   33143          1            07/18/97         00
    0430328732                           01           09/01/97          0
    2957785                              O            08/01/27
    0


    1597544          A38/G02             F           68,850.00         ZZ
                                         360         68,814.31          1
    3022 WESTFOREST DRIVE              9.250            566.41         90
                                       9.000            566.41       76,500.00
    DALLAS           TX   75229          1            07/23/97         01
    0430337527                           05           09/01/97         25
1


    1810099                              N            08/01/27
    0


    1597545          180/G02             F           34,650.00         ZZ
                                         360         34,630.07          1
    1925 E 10TH STREET                 8.750            272.59         90
                                       8.500            272.59       38,500.00
    PUEBLO           CO   81001          1            07/18/97         10
    0430335133                           05           09/01/97         25
    4578134                              N            08/01/27
    0


    1597571          229/G02             F          150,000.00         ZZ
                                         360        149,906.77          1
    18127 UPPER MIDHILL DRIVE          8.375          1,140.11         69
                                       8.125          1,140.11      220,000.00
    WEST LINN        OR   97068          1            07/23/97         00
    0430342774                           05           09/01/97          0
    229                                  O            08/01/27
    0


    1597573          405/405             F           76,050.00         ZZ
                                         360         76,009.53          1
    10009 FOWLERVILLE RD               9.125            618.77         90
                                       8.875            618.77       84,500.00
    FOWLERVILLE      MI   48836          1            07/23/97         10
    4241618                              05           09/01/97         25
    4241618                              N            08/01/27
    0


    1597618          766/G02             F           57,950.00         ZZ
                                         360         57,884.78          1
    1520 EUCLID AVENUE #5              8.875            461.08         95
                                       8.625            461.08       61,000.00
    MIAMI BEACH      FL   33139          1            06/27/97         01
    0430298745                           01           08/01/97         30
    97AC0016                             O            07/01/27
    0


    1598946          E22/G02             F           54,000.00         G
                                         360         53,945.26          1
    2623 18TH AVENUE                   9.375            449.14         90
                                       9.125            449.14       60,000.00
    ROCKFORD         IL   61108          1            06/27/97         04
    0410328157                           05           08/01/97         25
    410328157                            N            07/01/27
    0


1


    1599189          074/G02             F          113,850.00         ZZ
                                         360        113,725.17          1
    18 7TH AVE                         9.000            916.06         90
                                       8.750            916.06      126,500.00
    ORTLEY BEACH     NJ   08735          1            06/11/97         21
    0430311605                           05           08/01/97         25
    1101212199                           N            07/01/27
    0


    1599190          074/G02             F           70,000.00         ZZ
                                         360         69,865.15          1
    510 CONGRESS STREET                8.250            525.89         60
                                       8.000            525.89      117,500.00
    PHILLIPSBURG     NJ   08865          1            05/06/97         00
    0430311613                           05           07/01/97          0
    1106053682                           O            06/01/27
    0


    1599191          074/G02             F          216,000.00         ZZ
                                         360        215,750.53          2
    143-47 257TH STREET                8.750          1,699.28         80
                                       8.500          1,699.28      270,000.00
    ROSEDALE         NY   11422          1            06/18/97         00
    0430311621                           05           08/01/97          0
    1106060418                           O            07/01/27
    0


    1599192          074/G02             F           94,500.00         ZZ
                                         360         94,404.17          1
    4 MARTINE AVENUE UNIT #710         9.375            786.01         70
                                       9.125            786.01      135,000.00
    WHITE PLAINS     NY   10606          1            06/23/97         00
    0430311639                           01           08/01/97          0
    1106062639                           N            07/01/27
    0


    1599193          074/G02             F           68,250.00         ZZ
                                         360         68,173.19          1
    111 EAST 30TH STREET, APT. 3B      8.875            543.03         65
                                       8.625            543.03      105,000.00
    NEW YORK         NY   10016          1            06/20/97         00
    0430311647                           01           08/01/97          0
    1106065546                           N            07/01/27
    0


    1599194          074/G02             F          183,000.00         ZZ
                                         360        182,771.70          1
    15 DURANT ROAD                     8.375          1,390.94         79
                                       8.125          1,390.94      233,000.00
1


    NEW CITY         NY   10956          1            06/18/97         00
    0430311654                           05           08/01/97          0
    1106067552                           O            07/01/27
    0


    1599195          074/G02             F           56,700.00         ZZ
                                         360         56,606.36          3
    660 2ND AVENUE                     9.000            456.23         90
                                       8.750            456.23       63,000.00
    TROY             NY   12182          1            05/08/97         14
    0430311662                           05           07/01/97         25
    1107022710                           N            06/01/27
    0


    1599196          074/G02             F           80,600.00         ZZ
                                         360         80,509.29          1
    CAMP SCHOHARIE ROAD                8.875            641.29         75
    (VILLAGE OF HUNTER)                8.625            641.29      107,500.00
    HUNTER           NY   12442          1            06/20/97         00
    0430311670                           05           08/01/97          0
    1107024806                           N            07/01/27
    0


    1599198          074/G02             F          148,500.00         ZZ
                                         360        148,253.97          2
    297 GRANT AVENUE                   9.000          1,194.87         90
                                       8.750          1,194.87      165,000.00
    BROOKLYN         NY   11208          1            05/21/97         04
    0430311696                           05           07/01/97         25
    1111100103                           N            06/01/27
    0


    1599199          074/G02             F          198,000.00         ZZ
                                         360        197,673.08          2
    343 EASTERN PARKWAY                9.000          1,593.16         90
                                       8.750          1,593.16      220,000.00
    BROOKLYN         NY   11216          1            05/16/97         11
    0430311704                           05           07/01/97         25
    1111100191                           O            06/01/27
    0


    1599200          074/G02             F           37,500.00         ZZ
                                         360         37,458.87          1
    3626 NADIR LANE                    9.000            301.74         75
                                       8.750            301.74       50,000.00
    CLAY             NY   13027          1            06/16/97         00
    0430311712                           05           08/01/97          0
    1111100533                           N            07/01/27
    0
1




    1599201          074/G02             F           87,500.00         T
                                         360         87,362.84          1
    222 WEST 14TH STREET UNIT 2E       9.250            719.85         70
                                       9.000            719.85      125,000.00
    NEW YORK         NY   10011          1            05/06/97         00
    0430311720                           01           07/01/97          0
    1111101321                           O            06/01/27
    0


    1599202          074/G02             F          132,800.00         ZZ
                                         360        132,650.55          1
    21 DEBORAH LOOP                    8.875          1,056.62         80
                                       8.625          1,056.62      166,000.00
    STATEN ISLAND    NY   10312          1            06/05/97         00
    0430311738                           05           08/01/97          0
    1111101933                           O            07/01/27
    0


    1599203          074/G02             F          144,000.00         ZZ
                                         360        143,741.34          1
    4 RUSSET LANE                      9.000          1,158.66         80
                                       8.750          1,158.66      180,000.00
    LAKE GROVE       NY   11755          1            06/11/97         00
    0430311746                           05           08/01/97          0
    1111102313                           O            07/01/27
    0


    1599204          074/G02             F           50,400.00         ZZ
                                         360         50,318.90          3
    11 NORTH GENESSE STREET            9.125            410.08         90
                                       8.875            410.08       56,000.00
    GENEVA           NY   14456          1            05/08/97         21
    0430311753                           05           07/01/97         25
    1111103112                           N            06/01/27
    0


    1599205          074/G02             F           93,750.00         ZZ
                                         360         93,644.49          2
    23 WALKER STREET                   8.875            745.92         75
                                       8.625            745.92      125,000.00
    STATEN ISLAND    NY   10302          1            06/26/97         00
    0430311761                           05           08/01/97          0
    1111103510                           O            07/01/27
    0


    1599206          074/G02             F           40,000.00         ZZ
                                         360         39,958.34          1
1


    64 DEAN STREET                     9.250            329.08         10
                                       9.000            329.08      420,000.00
    BROOKLYN         NY   11201          5            06/09/97         00
    0430311779                           05           08/01/97          0
    1111104228                           O            07/01/27
    0


    1599207          074/G02             F           82,350.00         ZZ
                                         360         82,264.27          3
    KEESES MILLS ROAD                  9.250            677.48         90
                                       9.000            677.48       91,500.00
    PAUL SMITHS      NY   12970          1            06/06/97         04
    0430311787                           05           08/01/97         25
    1111104272                           N            07/01/27
    0


    1599208          074/G02             F           60,000.00         ZZ
                                         360         59,935.90          1
    29 MCCLELLAND STREET               9.125            488.18         75
                                       8.875            488.18       80,000.00
    SARANAC LAKE     NY   12983          2            06/13/97         00
    0430311795                           05           08/01/97          0
    1111104308                           N            07/01/27
    0


    1599209          074/G02             F          200,800.00         ZZ
                                         360        200,568.09          1
    12 RUSSET LANE                     8.750          1,579.70         80
                                       8.500          1,579.70      251,000.00
    HUNTINGTON       NY   11743          1            06/16/97         00
    0430311803                           05           08/01/97          0
    1111104603                           O            07/01/27
    0


    1599210          074/G02             F           27,900.00         ZZ
                                         360         27,870.95          2
    366 GENESSE STREET                 9.250            229.53         90
                                       9.000            229.53       31,000.00
    ROCHESTER        NY   14611          1            06/16/97         01
    0430311811                           05           08/01/97         30
    1111105650                           N            07/01/27
    0


    1599211          074/G02             F          191,250.00         ZZ
                                         360        191,029.12          4
    1248 BOYNTON AVENUE                8.750          1,504.57         90
                                       8.500          1,504.57      212,500.00
    BRONX            NY   10472          1            06/26/97         04
    0430311829                           05           08/01/97         30
1


    1111105990                           O            07/01/27
    0


    1599212          074/G02             F          122,400.00         ZZ
                                         360        122,229.44          1
    84 SPRINGTIME LANE                 8.875            973.87         80
                                       8.625            973.87      153,000.00
    LEVITTOWN        NY   11756          1            06/17/97         00
    0430311837                           05           08/01/97          0
    1111106256                           O            07/01/27
    0


    1599213          074/G02             F          160,000.00         ZZ
                                         360        159,815.21          1
    11 HARBY DRIVE                     8.750          1,258.73         75
                                       8.500          1,258.73      215,000.00
    HUNTINGTON       NY   11743          2            05/30/97         00
    0430311845                           05           08/01/97          0
    1111106314                           O            07/01/27
    0


    1599214          074/G02             F          152,000.00         ZZ
                                         360        151,677.82          1
    2419 EAST TREMONT AVENUE           8.875          1,209.39         80
                                       8.625          1,209.39      190,000.00
    BRONX            NY   10461          1            06/05/97         00
    0430311852                           05           08/01/97          0
    1111106416                           O            07/01/27
    0


    1599215          074/G02             F          225,000.00         ZZ
                                         360        224,719.31          1
    174 DIX HILLS ROAD                 8.375          1,710.17         69
                                       8.125          1,710.17      327,500.00
    DIX HILLS        NY   11746          1            06/16/97         00
    0430311860                           05           08/01/97          0
    1111106937                           O            07/01/27
    0


    1599217          074/G02             F          154,700.00         ZZ
                                         360        154,521.33          1
    418 CENTRAL PARK WEST UNIT 65      8.750          1,217.03         85
                                       8.500          1,217.03      182,000.00
    NEW YORK         NY   10025          1            06/06/97         21
    0430311886                           01           08/01/97         12
    1111107168                           O            07/01/27
    0


1


    1599218          074/G02             F           42,000.00         ZZ
                                         360         41,950.22          1
    2670 MILES AVENUE M2               8.625            326.68         32
                                       8.375            326.68      132,000.00
    BRONX            NY   10465          1            06/19/97         00
    0430311894                           01           08/01/97          0
    1111107419                           O            07/01/27
    0


    1599219          074/G02             F           70,000.00         ZZ
                                         360         69,921.21          2
    566 EAST PINE STREET               8.875            556.96         27
                                       8.625            556.96      260,000.00
    LONG BEACH       NY   11561          1            06/20/97         00
    0430311902                           05           08/01/97          0
    1111107430                           O            07/01/27
    0


    1599220          074/G02             F          145,600.00         ZZ
                                         360        145,431.85          1
    216 AGOR LANE                      8.750          1,145.44         80
                                       8.500          1,145.44      182,000.00
    MAHOPAC          NY   10541          1            06/05/97         00
    0430311910                           05           08/01/97          0
    1111108397                           O            07/01/27
    0


    1599221          074/G02             F          125,600.00         ZZ
                                         360        125,458.66          2
    163 MCKINSTRY ROAD                 8.875            999.33         80
                                       8.625            999.33      157,000.00
    GARDINER         NY   12525          1            06/02/97         00
    0430311928                           05           08/01/97          0
    1111108466                           N            07/01/27
    0


    1599223          074/G02             F           81,200.00         ZZ
                                         360         81,110.95          1
    200 E 58TH STREET                  9.000            653.36         65
    UNIT 10 F                          8.750            653.36      125,000.00
    NEW YORK         NY   10022          1            06/12/97         00
    0430311944                           06           08/01/97          0
    1111109990                           N            07/01/27
    0


    1599225          074/G02             F           87,800.00         ZZ
                                         360         87,684.73          1
    52 LOWER ROAD                      8.125            651.92         77
                                       7.875            651.92      115,000.00
1


    CONSTANTIA       NY   13044          5            06/20/97         00
    0430311951                           05           08/01/97          0
    1111110934                           O            07/01/27
    0


    1599226          074/G02             F           70,000.00         ZZ
                                         360         69,925.20          1
    132 WATCH HILL ROAD                9.125            569.55         61
                                       8.875            569.55      115,000.00
    BRANFORD         CT   06405          1            06/17/97         00
    0430311969                           01           08/01/97          0
    1111111085                           N            07/01/27
    0


    1599227          074/G02             F          117,000.00         ZZ
                                         360        116,881.36          2
    257 CASTLETON AVENUE               9.375            973.15         90
                                       9.125            973.15      130,000.00
    STATEN ISLAND    NY   10301          1            06/09/97         01
    0430311977                           05           08/01/97         25
    1111111234                           N            07/01/27
    0


    1599228          074/G02             F          148,500.00         ZZ
                                         360        148,328.48          2
    1416 HARRISON AVENUE               8.750          1,168.26         90
                                       8.500          1,168.26      165,000.00
    HEMPSTEAD        NY   11550          1            06/06/97         21
    0430311985                           05           08/01/97         25
    1111112601                           N            07/01/27
    0


    1599229          074/G02             F           58,500.00         ZZ
                                         360         58,437.49          3
    108-110 LIVINGSTON STREET          9.125            475.98         90
                                       8.875            475.98       65,000.00
    SAUGERTIES       NY   12477          1            06/16/97         10
    0430311993                           05           08/01/97         25
    1111113171                           N            07/01/27
    0


    1599230          074/G02             F           88,000.00         ZZ
                                         360         87,900.96          1
    99 THOMAS AVENUE                   8.875            700.17         80
                                       8.625            700.17      110,000.00
    ROCHESTER        NY   14617          1            06/27/97         00
    0430312009                           05           08/01/97          0
    1111116872                           O            07/01/27
    0
1




    1599231          074/G02             F           50,000.00         ZZ
                                         360         49,942.25          1
    2149 ARROYO COURT 2                8.750            393.35         52
                                       8.500            393.35       97,000.00
    PLEASANTON       CA   94588          5            06/25/97         00
    0430312017                           01           08/01/97          0
    1113048219                           N            07/01/27
    0


    1599233          074/G02             F          111,350.00         ZZ
                                         360        111,218.05          1
    2986 WALNUT STREET                 8.625            866.07         85
                                       8.375            866.07      131,000.00
    COLMAR           PA   18915          5            06/23/97         14
    0430312033                           05           08/01/97         12
    1113052271                           O            07/01/27
    0


    1599234          074/G02             F           52,000.00         ZZ
                                         360         51,942.99          3
    1811 CHICHESTER AVE                9.000            418.40         60
                                       8.750            418.40       88,000.00
    BOOTHWYN         PA   19061          5            06/11/97         00
    0430312041                           05           08/01/97          0
    1171165683                           N            07/01/27
    0


    1599235          074/G02             F           74,400.00         ZZ
                                         360         74,309.54          1
    1027 VALLEY FORGE RD               8.500            572.07         80
    UNIT 263                           8.250            572.07       93,000.00
    DEVON            PA   19333          1            06/27/97         00
    0430312058                           01           08/01/97          0
    1172136964                           O            07/01/27
    0


    1599236          074/G02             F          148,800.00         ZZ
                                         360        148,363.90          1
    68 MAKEFIELD RD                    8.125          1,104.84         75
                                       7.875          1,104.84      201,000.00
    MORRISVILLE      PA   19067          1            06/20/97         00
    0430312066                           05           08/01/97          0
    1175042696                           O            07/01/27
    0


    1599237          074/G02             F           25,550.00         ZZ
                                         360         25,499.60          1
1


    5123 LEIPER ST                     9.625            217.17         90
                                       9.375            217.17       28,400.00
    PHILADELPHIA     PA   19124          1            05/29/97         01
    0430312074                           07           07/01/97         25
    1175043178                           N            06/01/27
    0


    1599238          074/G02             F          124,000.00         ZZ
                                         360        123,795.28          1
    7339 E KEIM DR                     9.000            997.73         80
                                       8.750            997.73      155,000.00
    SCOTTSDALE       AZ   85250          1            05/23/97         00
    0430312082                           03           07/01/97          0
    1204005283                           O            06/01/27
    0


    1599240          074/G02             F          573,750.00         ZZ
                                         360        572,901.83          1
    7281 E VENTANA CANYON DR           9.125          4,668.22         75
                                       8.875          4,668.22      765,000.00
    TUCSON           AZ   85715          1            05/05/97         00
    0430312108                           03           08/01/97          0
    1221166981                           O            07/01/27
    0


    1599241          074/G02             F           40,050.00         ZZ
                                         360         40,003.75          1
    4961 S CHERRY AVE                  8.750            315.07         90
                                       8.500            315.07       44,500.00
    TUCSON           AZ   85706          1            06/09/97         04
    0430312116                           03           08/01/97         25
    1221168783                           N            07/01/27
    0


    1599242          074/G02             F          120,150.00         ZZ
                                         360        120,028.17          4
    3052 3058 N PALO VERDE AVE         9.375            999.35         90
                                       9.125            999.35      133,500.00
    TUCSON           AZ   85716          1            06/01/97         04
    0430312124                           05           08/01/97         25
    1222003982                           N            07/01/27
    0


    1599243          074/G02             F          119,200.00         ZZ
                                         360        119,079.13          4
    3522 E PRESIDIO RD                 9.375            991.45         90
                                       9.125            991.45      132,449.00
    TUCSON           AZ   85716          1            06/03/97         14
    0430312132                           05           08/01/97         25
1


    1222003993                           N            07/01/27
    0


    1599244          074/G02             F          117,500.00         ZZ
                                         360        117,349.63          1
    1091 W GRAYTHORN PL                8.250            882.74         74
                                       8.000            882.74      159,000.00
    TUCSON           AZ   85737          2            06/17/97         00
    0430312140                           03           08/01/97          0
    1222004544                           O            07/01/27
    0


    1599245          074/G02             F           65,000.00         ZZ
                                         360         64,926.85          1
    18730 HATTERAS STREET - 43         8.875            517.17         40
                                       8.625            517.17      165,000.00
    TARZANA          CA   91356          5            05/29/97         00
    0430312157                           01           08/01/97          0
    1231007088                           O            07/01/27
    0


    1599246          074/G02             F          440,000.00         ZZ
                                         360        439,542.04          1
    826 18TH STREET                    9.250          3,619.77         56
                                       9.000          3,619.77      790,000.00
    MANHATTAN BEACH  CA   90266          1            06/23/97         00
    0430312165                           05           08/01/97          0
    1233013536                           N            07/01/27
    0


    1599248          074/G02             F          151,200.00         ZZ
                                         360        151,011.38          1
    301 SOUTH MARIE PLACE              8.375          1,149.23         80
                                       8.125          1,149.23      190,000.00
    ORANGE           CA   92668          2            06/13/97         00
    0430312181                           05           08/01/97          0
    1236003084                           O            07/01/27
    0


    1599249          074/G02             F           63,000.00         ZZ
                                         360         62,923.39          1
    3612 LAREDO STREET                 8.500            484.42         32
                                       8.250            484.42      198,000.00
    CARLSBAD         CA   92008          1            06/13/97         00
    0430312199                           05           08/01/97          0
    1243005771                           N            07/01/27
    0


1


    1599250          074/G02             F          176,350.00         ZZ
                                         360        176,130.01          1
    3054 SUNRISE HEIGHTS DRIVE         8.375          1,340.39         80
                                       8.125          1,340.39      220,463.00
    HENDERSON        NV   89012          1            06/04/97         00
    0430312207                           03           08/01/97          0
    1251128530                           O            07/01/27
    0


    1599251          074/G02             F          404,550.00         ZZ
                                         360        404,045.35          1
    253 HICKORY HOLLOW A               8.375          3,074.87         80
                                       8.125          3,074.87      505,704.00
    LAS VEGAS        NV   89123          1            06/03/97         00
    0430312215                           03           08/01/97          0
    1251129849                           O            07/01/27
    0


    1599252          074/G02             F           92,100.00         ZZ
                                         360         91,993.55          1
    9848 PIPER GLEN PLACE              8.750            724.55         75
                                       8.500            724.55      122,830.00
    LAS VEGAS        NV   89134          1            06/03/97         00
    0430312223                           03           08/01/97          0
    1251130906                           O            07/01/27
    0


    1599253          074/G02             F          114,400.00         ZZ
                                         360        114,253.60          1
    6598 STRAWBERRY CREAM              8.250            859.45         64
                                       8.000            859.45      178,790.00
    LAS VEGAS        NV   89110          1            06/03/97         00
    0430312231                           05           08/01/97          0
    1251134860                           O            07/01/27
    0


    1599254          074/G02             F          225,000.00         ZZ
                                         360        224,712.07          1
    9700 CAMEMO ROSE LANE              8.250          1,690.35         75
                                       8.000          1,690.35      300,000.00
    LAS VEGAS        NV   89134          1            06/18/97         00
    0430312249                           03           08/01/97          0
    1251143351                           O            07/01/27
    0


    1599255          074/G02             F          150,000.00         ZZ
                                         360        149,826.77          1
    1621 WESTWOOD DRIVE                8.750          1,180.05         50
                                       8.500          1,180.05      300,000.00
1


    LAS VEGAS        NV   89102          1            06/02/97         00
    0430312256                           05           08/01/97          0
    1251143920                           O            07/01/27
    0


    1599256          074/G02             F          137,400.00         ZZ
                                         360        137,232.93          1
    16620 NORTHWOODS BOULEVARD         8.500          1,056.49         75
                                       8.250          1,056.49      183,250.00
    TRUCKEE          CA   96161          1            06/16/97         00
    0430312264                           03           08/01/97          0
    1251146848                           N            07/01/27
    0


    1599257          074/G02             F           87,350.00         ZZ
                                         360         87,238.22          1
    921 ASHURST COURT                  8.250            656.23         76
                                       8.000            656.23      114,994.00
    HENDERSON        NV   89015          1            06/26/97         00
    0430312272                           03           08/01/97          0
    1251147057                           O            07/01/27
    0


    1599259          074/G02             F           78,300.00         ZZ
                                         360         78,170.73          1
    1008 JASPER WAY                    9.000            630.02         90
                                       8.750            630.02       87,000.00
    FERNLEY          NV   89408          1            05/01/97         10
    0430312298                           05           07/01/97         25
    1253045310                           N            06/01/27
    0


    1599260          074/G02             F           92,700.00         ZZ
                                         360         92,550.87          1
    7591 RHINESTONE DRIVE              9.125            754.24         90
                                       8.875            754.24      103,000.00
    RENO             NV   89511          1            05/30/97         04
    0430312306                           03           07/01/97         25
    1253046447                           N            06/01/27
    0


    1599261          074/G02             F          106,400.00         ZZ
                                         360        106,215.01          1
    2875 IDLEWILD DRIVE                8.750            837.05         80
                                       8.500            837.05      133,000.00
    RENO             NV   89509          1            05/20/97         00
    0430312314                           01           07/01/97          0
    1253046629                           O            06/01/27
    0
1




    1599262          074/G02             F          155,000.00         ZZ
                                         360        154,677.88          1
    2300 CROSSOVER ROAD                7.875          1,123.86         65
                                       7.625          1,123.86      240,000.00
    RENO             NV   89510          1            05/28/97         00
    0430312322                           05           07/01/97          0
    1253046866                           O            06/01/27
    0


    1599263          074/G02             F           48,000.00         ZZ
                                         360         47,940.13          1
    2300 DICKERSON ROAD UNIT 82        8.375            364.83         80
                                       8.125            364.83       60,000.00
    RENO             NV   89503          1            06/12/97         00
    0430312330                           01           08/01/97          0
    1253047053                           O            07/01/27
    0


    1599264          074/G02             F           93,200.00         ZZ
                                         360         93,095.12          1
    1945 MELARKEY STREET               8.875            741.54         80
                                       8.625            741.54      116,500.00
    WINNEMUCCA       NV   89445          1            06/20/97         00
    0430312348                           05           08/01/97          0
    1253047213                           O            07/01/27
    0


    1599265          074/G02             F          100,750.00         ZZ
                                         360        100,633.65          1
    227 ACACIA DR                      8.750            792.60         90
                                       8.500            792.60      111,950.00
    LOVELAND         CO   80538          1            06/27/97         21
    0430312355                           07           08/01/97         25
    1272086154                           N            07/01/27
    0


    1599266          074/G02             F           78,500.00         ZZ
                                         360         78,348.80          1
    1870 25TH AVE                      8.250            589.74         45
                                       8.000            589.74      177,500.00
    GREELEY          CO   80631          1            05/30/97         00
    0430312363                           05           07/01/97          0
    1272087011                           O            06/01/27
    0


    1599268          074/G02             F           80,000.00         ZZ
                                         360         79,914.52          1
1


    10 ELIZABETH CT                    9.125            650.91         73
                                       8.875            650.91      110,000.00
    LONGMONT         CO   80501          5            06/18/97         00
    0430312389                           05           08/01/97          0
    1272087463                           O            07/01/27
    0


    1599269          074/G02             F          135,200.00         ZZ
                                         360        135,026.99          1
    4315 E 131ST PL                    8.250          1,015.71         80
                                       8.000          1,015.71      169,000.00
    THORNTON         CO   80241          1            06/20/97         00
    0430312397                           03           08/01/97          0
    1272087474                           O            07/01/27
    0


    1599270          074/G02             F          191,900.00         ZZ
                                         360        191,672.59          1
    11 MINE LN                         8.625          1,492.58         80
                                       8.375          1,492.58      239,900.00
    BOULDER          CO   80302          1            06/26/97         00
    0430312405                           05           08/01/97          0
    1272087485                           O            07/01/27
    0


    1599271          074/G02             F           42,750.00         ZZ
                                         360         42,696.60          1
    833 S ROGERS                       8.375            324.93         90
                                       8.125            324.93       47,500.00
    SPRINGFIELD      MO   65807          1            06/20/97         14
    0430312413                           05           08/01/97         25
    1285002420                           N            07/01/27
    0


    1599272          074/G02             F           92,000.00         ZZ
                                         360         91,882.26          1
    6548 N FR ROAD 175                 8.250            691.17         80
                                       8.000            691.17      115,000.00
    SPRINGFIELD      MO   65803          1            06/06/97         00
    0430312421                           05           08/01/97          0
    1285002452                           O            07/01/27
    0


    1599273          074/G02             F           60,300.00         T
                                         360         60,228.54          1
    103 G VIXEN CR                     8.625            469.01         90
                                       8.375            469.01       67,000.00
    BRANSON          MO   65616          1            06/20/97         12
    0430312439                           01           08/01/97         25
1


    1285002601                           O            07/01/27
    0


    1599274          074/G02             F           75,000.00         ZZ
                                         360         74,876.16          1
    855 NW 42ND PL                     9.000            603.47         68
                                       8.750            603.47      111,000.00
    POMPANO BEACH    FL   33064          1            05/19/97         00
    0430312447                           09           07/01/97          0
    1301125462                           O            06/01/27
    0


    1599275          074/G02             F          102,000.00         ZZ
                                         360        101,879.12          3
    2721 25 29 NW 58TH TERRACE         8.625            793.35         75
                                       8.375            793.35      136,000.00
    LAUDERHILL       FL   33313          1            06/25/97         00
    0430312454                           05           08/01/97          0
    1302022829                           N            07/01/27
    0


    1599278          074/G02             F          106,200.00         ZZ
                                         360        106,089.46          2
    1300 PARK AVENUE                   9.250            873.68         90
                                       9.000            873.68      118,000.00
    NORTH CHICAGO    IL   60064          1            06/19/97         12
    0430312470                           05           08/01/97         25
    1311292609                           N            07/01/27
    0


    1599279          074/G02             F          106,200.00         ZZ
                                         360        106,089.46          2
    1317 PARK AVENUE                   9.250            873.68         90
                                       9.000            873.68      118,000.00
    NORTH CHICAGO    IL   60064          1            06/19/97         21
    0430312488                           05           08/01/97         25
    1311292610                           N            07/01/27
    0


    1599280          074/G02             F          178,750.00         ZZ
                                         360        178,532.67          4
    2140 SECOFFEE ST                   8.500          1,374.43         55
                                       8.250          1,374.43      325,000.00
    MIAMI            FL   33133          5            06/10/97         00
    0430312496                           05           08/01/97          0
    1311293441                           N            07/01/27
    0


1


    1599281          074/G02             F          100,000.00         ZZ
                                         360         99,872.02          1
    10921 SW 141 AVE                   8.250            751.27         70
                                       8.000            751.27      143,000.00
    MIAMI            FL   33186          1            06/20/97         00
    0430312504                           05           08/01/97          0
    1311294852                           O            07/01/27
    0


    1599283          074/G02             F           18,750.00         ZZ
                                         360         18,727.78          1
    2918 FUNSTON ST APT 41 BLDG B      8.625            145.84         75
                                       8.375            145.84       25,000.00
    HOLLYWOOD        FL   33009          2            06/18/97         00
    0430312512                           01           08/01/97          0
    1312029223                           N            07/01/27
    0


    1599284          074/G02             F           35,900.00         ZZ
                                         360         35,858.53          1
    2356 SHENANDOAH ROAD NE            8.750            282.43         90
                                       8.500            282.43       39,900.00
    PALM BAY         FL   32905          1            06/13/97         21
    0430312520                           05           08/01/97         25
    1331144546                           N            07/01/27
    0


    1599285          074/G02             F           40,950.00         ZZ
                                         360         40,901.48          1
    1603 ROGER BABSON ROAD             8.625            318.50         65
                                       8.375            318.50       63,000.00
    ORLANDO          FL   32808          1            06/24/97         00
    0430312538                           05           08/01/97          0
    1331144590                           O            07/01/27
    0


    1599286          074/G02             F           31,400.00         ZZ
                                         360         31,309.60          1
    5590 GREEN SHADOW COURT            8.750            247.02         75
                                       8.500            247.02       41,900.00
    ORLANDO          FL   32811          1            05/30/97         00
    0430312546                           01           07/01/97          0
    1331160000                           N            06/01/27
    0


    1599287          074/G02             F           64,500.00         ZZ
                                         360         64,419.54          1
    815 QUAIL CHASE LANE               8.375            490.25         75
                                       8.125            490.25       86,000.00
1


    COLLIERVILLE     TN   38017          1            06/12/97         00
    0430312553                           05           08/01/97          0
    1345002834                           N            07/01/27
    0


    1599288          074/G02             F          116,900.00         ZZ
                                         360        116,765.01          1
    3 EXETER ROAD                      8.750            919.65         65
                                       8.500            919.65      179,900.00
    AVONDALE ESTATE  GA   30002          1            06/19/97         00
    0430312561                           05           08/01/97          0
    1371128396                           N            07/01/27
    0


    1599289          074/G02             F           48,000.00         ZZ
                                         360         47,840.93          1
    532 SE 35TH STREET                 8.500            369.08         66
                                       8.250            369.08       73,000.00
    CAPE CORAL       FL   33904          1            06/20/97         00
    0430312579                           05           08/01/97          0
    1381069250                           O            07/01/27
    0


    1599290          074/G02             F           95,200.00         ZZ
                                         360         95,046.85          1
    2215 75TH STREET WEST              9.125            774.58         80
                                       8.875            774.58      119,000.00
    BRADENTON        FL   34209          2            05/23/97         00
    0430312587                           05           07/01/97          0
    1381072582                           O            06/01/27
    0


    1599291          074/G02             F          280,000.00         ZZ
                                         360        279,676.64          1
    707 SNUG ISLAND                    8.750          2,202.76         80
                                       8.500          2,202.76      350,000.00
    CLEARWATER       FL   34630          1            06/25/97         00
    0430312595                           05           08/01/97          0
    1381085074                           O            07/01/27
    0


    1599292          074/G02             F           73,400.00         ZZ
                                         360         73,310.76          1
    296 FOWLES ROAD                    8.500            564.38         80
                                       8.250            564.38       91,800.00
    BEREA            OH   44017          1            06/10/97         00
    0430312603                           05           08/01/97          0
    1402038285                           O            07/01/27
    0
1




    1599293          074/G02             F           63,450.00         ZZ
                                         360         63,376.73          1
    1980 STANWOOD                      8.750            499.16         90
                                       8.500            499.16       70,500.00
    EAST CLEVELAND   OH   44112          1            06/18/97         12
    0430312611                           05           08/01/97         25
    1402038570                           N            07/01/27
    0


    1599294          074/G02             F           58,000.00         ZZ
                                         360         57,933.01          1
    828 NAPOLEON AVENUE                8.750            456.29         81
                                       8.500            456.29       72,000.00
    NEW ORLEANS      LA   70115          2            06/20/97         04
    0430312629                           01           08/01/97         25
    1435007797                           N            07/01/27
    0


    1599295          074/G02             F          117,000.00         ZZ
                                         360        116,871.70          4
    700 VOURAY DRIVE                   9.000            941.41         90
                                       8.750            941.41      130,000.00
    KENNER           LA   70065          1            06/16/97         04
    0430312637                           05           08/01/97         30
    1435008268                           N            07/01/27
    0


    1599298          074/G02             F           62,100.00         ZZ
                                         360         62,026.40          1
    2327 W 78TH STREET                 8.625            483.01         90
                                       8.375            483.01       69,000.00
    PRAIRIE VILLAGE  KS   66208          1            06/06/97         10
    0430312660                           03           08/01/97         25
    1456006511                           N            07/01/27
    0


    1599299          074/G02             F           19,800.00         ZZ
                                         360         19,779.39          1
    711 N FOREST                       9.250            162.89         90
                                       9.000            162.89       22,000.00
    INDEPENDENCE     MO   64055          1            06/06/97         04
    0430312678                           05           08/01/97         30
    1456006588                           N            07/01/27
    0


    1599300          074/G02             F           74,250.00         ZZ
                                         360         74,172.71          1
1


    9001 E 62ND TERRACE                9.250            610.84         90
                                       9.000            610.84       82,500.00
    RAYTOWN          MO   64133          1            06/09/97         10
    0430312686                           05           08/01/97         25
    1456006760                           N            07/01/27
    0


    1599301          074/G02             F           20,700.00         ZZ
                                         360         20,676.09          1
    11413 N MAY AVENUE UNIT E          8.750            162.85         90
                                       8.500            162.85       23,000.00
    OKLAHOMA CITY    OK   73120          1            06/20/97         10
    0430312694                           01           08/01/97         25
    1456008200                           N            07/01/27
    0


    1599302          074/G02             F           38,700.00         ZZ
                                         360         38,656.46          1
    2723 NW 47TH STREET                8.875            307.91         90
                                       8.625            307.91       43,000.00
    OKLAHOMA CITY    OK   73112          1            06/20/97         10
    0430312702                           05           08/01/97         30
    1456008211                           O            07/01/27
    0


    1599303          074/G02             F           98,000.00         ZZ
                                         360         97,898.01          1
    3773 WRIGHT ST                     9.250            806.22         73
                                       9.000            806.22      134,900.00
    WHEAT RIDGE      CO   80033          1            06/19/97         00
    0430312710                           05           08/01/97          0
    1461106990                           N            07/01/27
    0


    1599304          074/G02             F          107,500.00         ZZ
                                         360        107,370.11          1
    8026 S GARFIELD WAY                8.625            836.12         58
                                       8.375            836.12      187,500.00
    LITTLETON        CO   80122          1            06/03/97         00
    0430312728                           05           08/01/97          0
    1461107904                           O            07/01/27
    0


    1599305          074/G02             F          204,000.00         ZZ
                                         360        203,758.25          1
    620 SHAMROCK LANE                  8.625          1,586.69         68
                                       8.375          1,586.69      300,000.00
    PISMO BEACH      CA   93449          1            06/10/97         00
    0430312736                           05           08/01/97          0
1


    1480002175                           O            07/01/27
    0


    1599306          074/G02             F          215,600.00         ZZ
                                         360        215,337.85          1
    6063 JOAN PLACE                    8.500          1,657.78         80
                                       8.250          1,657.78      269,500.00
    SAN LUIS OBISPO  CA   93401          1            06/20/97         00
    0430312744                           05           08/01/97          0
    1480002594                           O            07/01/27
    0


    1599307          074/G02             F          171,000.00         ZZ
                                         360        170,797.36          1
    1901 FIELDSTONE CIRCLE             8.625          1,330.02         71
                                       8.375          1,330.02      243,900.00
    PASO ROBLES      CA   93446          1            06/04/97         00
    0430312751                           05           08/01/97          0
    1480002630                           O            07/01/27
    0


    1599308          074/G02             F          200,000.00         ZZ
                                         360        199,755.41          1
    304 MISSION AVENUE                 8.625          1,555.58         72
                                       8.375          1,555.58      280,000.00
    SAN RAFAEL       CA   94901          1            06/12/97         00
    0430312769                           05           08/01/97          0
    1486003002                           O            07/01/27
    0


    1599309          074/G02             F           68,500.00         ZZ
                                         360         68,368.05          1
    1317 BOYDSTUN ST                   8.250            514.62         49
                                       8.000            514.62      140,000.00
    MCCALL           ID   83638          2            05/07/97         00
    0430312777                           05           07/01/97          0
    1492003550                           O            06/01/27
    0


    1599310          074/G02             F          240,000.00         ZZ
                                         360        239,692.87          2
    657-659 BRODERICK STREET           8.250          1,803.04         46
                                       8.000          1,803.04      525,000.00
    SAN FRANCISCO    CA   94117          5            06/19/97         00
    0430312785                           05           08/01/97          0
    1495002340                           N            07/01/27
    0


1


    1599311          074/G02             F          119,600.00         ZZ
                                         360        119,429.31          1
    1977 EAST HUBBARD AVENUE           8.875            951.59         65
                                       8.625            951.59      184,000.00
    SALT LAKE CITY   UT   84108          5            06/09/97         00
    0430312793                           05           08/01/97          0
    1496007270                           N            07/01/27
    0


    1599312          074/G02             F          214,400.00         ZZ
                                         360        214,158.73          4
    1355 NORTH CEDAR BLVD              8.875          1,705.86         80
                                       8.625          1,705.86      268,000.00
    CEDAR CITY       UT   84720          4            06/16/97         14
    0430312801                           05           08/01/97         12
    1497003897                           N            07/01/27
    0


    1599313          074/G02             F          214,400.00         ZZ
                                         360        214,158.73          1
    1367 NORTH CEDAR BLVD              8.875          1,705.86         80
                                       8.625          1,705.86      268,000.00
    CEDAR CITY       UT   84720          1            06/16/97         14
    0430312819                           05           08/01/97         12
    1497003900                           N            07/01/27
    0


    1599314          074/G02             F          110,000.00         ZZ
                                         360        109,885.52          1
    634 DOWNER STREET                  9.250            904.94         70
                                       9.000            904.94      158,000.00
    WESTFIELD        NJ   07090          1            06/06/97         00
    0430312827                           05           08/01/97          0
    1500312720                           N            07/01/27
    0


    1599315          074/G02             F          250,000.00         ZZ
                                         360        249,718.66          1
    458 CALDWELL DRIVE                 8.875          1,989.11         71
                                       8.625          1,989.11      355,000.00
    WYCKOFF          NJ   07481          5            06/05/97         00
    0430312835                           05           08/01/97          0
    1500327319                           O            07/01/27
    0


    1599316          074/G02             F          108,500.00         ZZ
                                         360        108,387.07          3
    210 PASSAIC AVENUE                 9.250            892.60         50
                                       9.000            892.60      217,000.00
1


    LIVINGSTON       NJ   07039          1            06/04/97         00
    0430312843                           05           08/01/97          0
    1500329609                           N            07/01/27
    0


    1599317          074/G02             F          228,400.00         ZZ
                                         360        228,142.95          1
    28 CONTINENTAL DRIVE EXTENSION     8.875          1,817.26         80
                                       8.625          1,817.26      285,500.00
    RIDGEFIELD       CT   06877          1            06/06/97         00
    0430312850                           05           08/01/97          0
    1500331032                           O            07/01/27
    0


    1599318          074/G02             F          148,000.00         ZZ
                                         360        147,423.52          1
    6001 N. BARNES                     8.750          1,164.32         80
                                       8.500          1,164.32      185,000.00
    OKLAHOMA CITY    OK   73112          1            05/22/97         00
    0430312868                           05           07/01/97          0
    1504116698                           O            06/01/27
    0


    1599319          074/G02             F           54,000.00         ZZ
                                         360         53,945.26          1
    4938 MISSION ROAD                  9.375            449.14         75
                                       9.125            449.14       72,000.00
    ROELAND PARK     KS   66205          2            06/06/97         00
    0430312876                           03           08/01/97          0
    1504135309                           O            07/01/27
    0


    1599320          074/G02             F           94,800.00         ZZ
                                         360         94,693.31          1
    103 S GRANT                        8.875            754.27         80
                                       8.625            754.27      118,500.00
    ENTERPRISE       KS   67441          1            06/09/97         00
    0430312884                           05           08/01/97          0
    1504136050                           O            07/01/27
    0


    1599321          074/G02             F           95,900.00         ZZ
                                         360         95,774.12          2
    828-830 SPRING COURT               8.125            712.05         70
                                       7.875            712.05      137,000.00
    LIBERTY          MO   64068          1            06/09/97         00
    0430312892                           05           08/01/97          0
    1504146917                           N            07/01/27
    0
1




    1599322          074/G02             F           82,400.00         ZZ
                                         360         82,208.29          1
    81341 PALMWOOD DRIVE               8.750            648.24         81
                                       8.500            648.24      102,000.00
    INDIO            CA   92201          2            04/17/97         10
    0430312900                           05           06/01/97         12
    1506227496                           N            05/01/27
    0


    1599323          074/G02             F          129,500.00         ZZ
                                         360        129,199.34          1
    3509 LEORA STREET                  8.250            972.89         56
                                       8.000            972.89      234,500.00
    SIMI VALLEY      CA   93063          1            05/13/97         00
    0430312918                           05           07/01/97          0
    1506244633                           O            06/01/27
    0


    1599324          074/G02             F           92,700.00         ZZ
                                         360         92,592.93          1
    22535 STORYS STATION ROAD          8.750            729.28         80
                                       8.500            729.28      115,900.00
    FRANKLIN         VA   23851          1            06/04/97         00
    0430312926                           05           08/01/97          0
    1507246077                           O            07/01/27
    0


    1599326          074/G02             F          103,600.00         ZZ
                                         360        103,419.85          1
    9627 BLAKE LANE                    8.750            815.03         70
                                       8.500            815.03      148,000.00
    FAIRFAX          VA   22031          5            05/22/97         00
    0430312942                           03           07/01/97          0
    1507265548                           N            06/01/27
    0


    1599327          074/G02             F           26,600.00         ZZ
                                         360         26,573.72          1
    9255 ARCHDALE                      9.500            223.67         70
                                       9.250            223.67       38,000.00
    DETROIT          MI   48228          5            06/03/97         00
    0430312959                           05           08/01/97          0
    1507269607                           N            07/01/27
    0


    1599328          074/G02             F          147,600.00         ZZ
                                         360        147,425.09          1
1


    18355 48TH AVENUE NORTH            8.625          1,148.02         60
                                       8.375          1,148.02      246,500.00
    PLYMOUTH         MN   55446          1            06/04/97         00
    0430312967                           03           08/01/97          0
    1507269618                           O            07/01/27
    0


    1599329          074/G02             F           50,000.00         ZZ
                                         360         49,904.88          1
    9508 GLENLAKE AVENUE               9.000            402.31         91
                                       8.750            402.31       55,000.00
    ROSEMONT         IL   60018          1            06/12/97         10
    0430312975                           01           08/01/97         30
    1507271846                           O            07/01/27
    0


    1599330          074/G02             F          102,600.00         ZZ
                                         360        102,407.33          1
    15118 NORTHWEST 8 STREET           8.375            779.84         95
                                       8.125            779.84      108,000.00
    PEMBROKE PINES   FL   33028          2            05/23/97         14
    0430312983                           03           07/01/97         30
    1511105217                           O            06/01/27
    0


    1599331          074/G02             F          104,500.00         ZZ
                                         360        104,388.35          1
    25500 SW 157 AVENUE                9.125            850.25         59
                                       8.875            850.25      180,000.00
    HOMESTEAD        FL   33031          2            06/03/97         00
    0430312991                           05           08/01/97          0
    1511111173                           O            07/01/27
    0


    1599332          074/G02             F           49,000.00         T
                                         360         48,899.84          1
    10905 SW 88TH STREET, UNIT 309     9.375            407.56         70
                                       9.125            407.56       70,000.00
    MIAMI            FL   33176          1            04/24/97         00
    0430313007                           01           06/01/97          0
    1511113215                           O            05/01/27
    0


    1599333          074/G02             F           60,000.00         ZZ
                                         360         59,905.95          1
    2109 KEN COURT                     9.250            493.61         69
                                       9.000            493.61       87,000.00
    MOUNT DORA       FL   32757          1            05/20/97         00
    0430313015                           05           07/01/97          0
1


    1511127708                           O            06/01/27
    0


    1599334          074/G02             F           45,600.00         ZZ
                                         360         45,526.64          1
    517 MAXINE STREET                  9.125            371.02         60
                                       8.875            371.02       76,000.00
    FAYETTEVILLE     NC   28303          1            05/09/97         00
    0430313023                           05           07/01/97          0
    1511128154                           O            06/01/27
    0


    1599335          074/G02             F           52,000.00         ZZ
                                         360         51,882.07          1
    207 WOODY DRIVE                    8.875            413.74         80
                                       8.625            413.74       65,000.00
    ATHENS           GA   30606          2            03/31/97         00
    0430313031                           05           06/01/97          0
    1511135819                           O            05/01/27
    0


    1599336          074/G02             F          106,400.00         ZZ
                                         360        106,205.27          1
    2170 SPRINGER WALK                 8.500            818.12         80
                                       8.250            818.12      133,000.00
    LAWRENCEVILLE    GA   30243          1            05/29/97         00
    0430313049                           05           07/01/97          0
    1511136163                           O            06/01/27
    0


    1599337          074/G02             F          169,200.00         ZZ
                                         360        168,934.80          3
    2754 S.W. 24 ST.                   9.250          1,391.97         90
                                       9.000          1,391.97      188,000.00
    MIAMI            FL   33145          1            05/30/97         11
    0430313056                           05           07/01/97         25
    1511139682                           O            06/01/27
    0


    1599338          074/G02             F           63,200.00         ZZ
                                         360         63,087.26          1
    9705 ABBEVILLE                     8.625            491.56         80
                                       8.375            491.56       79,000.00
    LUBBOCK          TX   79424          1            05/29/97         00
    0430313064                           05           07/01/97          0
    1512102509                           O            06/01/27
    0


1


    1599339          074/G02             F           50,150.00         ZZ
                                         360         50,077.34          1
    5224 MARCILLUS AVENUE              9.625            426.27         85
                                       9.375            426.27       59,000.00
    EL PASO          TX   79924          1            05/29/97         12
    0430313072                           05           07/01/97         12
    1512103578                           N            06/01/27
    0


    1599340          074/G02             F           60,100.00         ZZ
                                         360         59,998.14          1
    20042 NORTH 14TH AVENUE            8.875            478.19         61
                                       8.625            478.19      100,101.00
    PHOENIX          AZ   85027          1            05/21/97         00
    0430313080                           03           07/01/97          0
    1512106452                           O            06/01/27
    0


    1599341          074/G02             F          110,400.00         ZZ
                                         360        110,208.05          1
    4728 WEST ANNETTE CIRCLE           8.750            868.52         80
                                       8.500            868.52      138,000.00
    GLENDALE         AZ   85308          1            05/23/97         00
    0430313098                           03           07/01/97          0
    1512106532                           O            06/01/27
    0


    1599342          074/G02             F          110,700.00         ZZ
                                         360        110,584.78          2
    2102 BAGDAD ROAD                   9.250            910.70         90
                                       9.000            910.70      123,000.00
    LEANDER          TX   78641          1            06/06/97         10
    0430313106                           05           08/01/97         25
    1512116037                           N            07/01/27
    0


    1599344          074/G02             F          151,000.00         ZZ
                                         360        150,716.46          1
    400 POWERS CREEK ROAD              8.375          1,147.71         63
                                       8.125          1,147.71      240,000.00
    ELMA             WA   98541          5            05/13/97         00
    0430313122                           05           07/01/97          0
    1513138727                           O            06/01/27
    0


    1599345          074/G02             F          165,750.00         ZZ
                                         360        165,496.94          1
    9790 SOUTH LAMPTON CIRCLE          9.375          1,378.62         85
                                       9.125          1,378.62      195,000.00
1


    SOUTH JORDAN     UT   84095          5            05/19/97         01
    0430313130                           05           07/01/97         12
    1513140616                           O            06/01/27
    0


    1599346          074/G02             F           75,000.00         ZZ
                                         360         74,862.71          1
    3073 ALEGRE COURT                  8.500            576.69         78
                                       8.250            576.69       97,000.00
    GRAND JUNCTION   CO   81504          1            05/29/97         00
    0430313148                           05           07/01/97          0
    1513141095                           O            06/01/27
    0


    1599347          074/G02             F          186,000.00         ZZ
                                         360        182,247.70          1
    750 24TH LANE                      8.500          1,430.18         75
                                       8.250          1,430.18      248,000.00
    PUEBLO           CO   81006          2            05/21/97         00
    0430313155                           05           07/01/97          0
    1513144730                           O            06/01/27
    0


    1599348          074/G02             F           86,850.00         ZZ
                                         360         86,713.86          2
    1169-1173-1175 DAYTON STREET       9.250            714.50         90
                                       9.000            714.50       96,500.00
    AURORA           CO   80010          1            05/30/97         10
    0430313163                           05           07/01/97         25
    1513146973                           N            06/01/27
    0


    1599349          074/G02             F           60,000.00         ZZ
                                         360         59,890.17          1
    361 BOND COURT                     8.500            461.35         60
                                       8.250            461.35      100,868.00
    PUEBLO WEST      CO   81007          1            05/29/97         00
    0430313171                           05           07/01/97          0
    1513147921                           O            06/01/27
    0


    1599350          074/G02             F          154,400.00         ZZ
                                         360        154,124.54          1
    2050 WEST 13250 SOUTH              8.625          1,200.91         80
                                       8.375          1,200.91      193,000.00
    RIVERTON         UT   84065          1            05/29/97         01
    0430313189                           05           07/01/97         12
    1513148673                           N            06/01/27
    0
1




    1599351          074/G02             F           92,400.00         ZZ
                                         360         92,287.64          1
    340 JUDSON STREET                  8.500            710.48         80
                                       8.250            710.48      116,000.00
    LONGMONT         CO   80501          1            06/23/97         00
    0430313197                           05           08/01/97          0
    1513151770                           N            07/01/27
    0


    1599352          074/G02             F          113,200.00         ZZ
                                         360        113,055.14          1
    22825 126TH PLACE SOUTHEAST        8.250            850.43         80
                                       8.000            850.43      141,500.00
    KENT             WA   98031          1            06/21/97         00
    0430313205                           05           08/01/97          0
    1513154654                           O            07/01/27
    0


    1599353          074/G02             F          151,500.00         ZZ
                                         360        151,229.74          1
    10627 FLORAL PARK DRIVE            8.625          1,178.35         80
                                       8.375          1,178.35      189,375.00
    AUSTIN           TX   78759          1            05/29/97         00
    0430313213                           03           07/01/97          0
    1520010166                           O            06/01/27
    0


    1599354          074/G02             F          384,000.00         ZZ
                                         360        383,533.09          1
    3512 RIVA RIDGE COVE               8.500          2,952.63         75
                                       8.250          2,952.63      512,000.00
    AUSTIN           TX   78746          1            06/19/97         00
    0430313221                           03           08/01/97          0
    1520011067                           O            07/01/27
    0


    1599355          074/G02             F           43,500.00         ZZ
                                         360         43,451.04          1
    6926 RENFRO                        8.875            346.11         75
                                       8.625            346.11       58,000.00
    RICHMOND         TX   77469          1            06/10/97         00
    0430313239                           03           08/01/97          0
    1521036744                           N            07/01/27
    0


    1599357          074/G02             F           65,500.00         ZZ
                                         360         65,275.68          1
1


    11878 BRIAR FOREST DRIVE           8.375            497.85         69
                                       8.125            497.85       95,500.00
    HOUSTON          TX   77077          1            06/25/97         00
    0430313254                           05           08/01/97          0
    1521037770                           O            07/01/27
    0


    1599358          074/G02             F           19,500.00         ZZ
                                         360         19,478.62          1
    8110 SKILLMAN STREET               9.000            156.90         75
    NO. 3076                           8.750            156.90       26,000.00
    DALLAS           TX   75231          1            06/09/97         00
    0430313262                           01           08/01/97          0
    1524005430                           N            07/01/27
    0


    1599360          074/G02             F          144,792.00         ZZ
                                         360        139,392.87          1
    3004 WESTMINSTER DRIVE             8.750          1,139.08         80
                                       8.500          1,139.08      180,990.00
    FARMERS BRANCH   TX   75234          1            06/25/97         00
    0430313270                           03           08/01/97          0
    1524010340                           N            07/01/27
    0


    1599361          074/G02             F           88,000.00         ZZ
                                         360         87,834.77          1
    351 ALBANY STREET                  8.375            668.86         80
                                       8.125            668.86      110,000.00
    ALAMO HEIGHTS    TX   78209          1            05/12/97         00
    0430313288                           05           07/01/97          0
    1526002637                           O            06/01/27
    0


    1599362          074/G02             F           92,700.00         ZZ
                                         360         92,467.09          1
    4714 AND 4716 OAKFIELD WAY         8.375            704.59         90
                                       8.125            704.59      103,000.00
    SAN ANTONIO      TX   78250          2            04/24/97         04
    0430313296                           03           06/01/97         25
    1526002910                           N            05/01/27
    0


    1599363          074/G02             F           86,500.00         ZZ
                                         360         86,386.45          1
    15002 MISS ELLIE DRIVE             8.125            642.26         90
                                       7.875            642.26       97,000.00
    SAN ANTONIO      TX   78247          2            06/13/97         10
    0430313304                           03           08/01/97         25
1


    1526005828                           N            07/01/27
    0


    1599364          074/G02             F          108,000.00         ZZ
                                         360        107,865.27          1
    219 GLENTOWER                      8.375            820.88         80
                                       8.125            820.88      135,000.00
    CASTLE HILLS     TX   78213          1            06/17/97         00
    0430313312                           05           08/01/97          0
    1526005894                           O            07/01/27
    0


    1599365          074/G02             F           58,000.00         ZZ
                                         360         57,925.79          1
    7505 SCENIC BROOK DRIVE            8.250            435.73         70
                                       8.000            435.73       82,900.00
    AUSTIN           TX   78736          1            06/20/97         00
    0430313320                           05           08/01/97          0
    1526006525                           O            07/01/27
    0


    1599366          074/G02             F           50,000.00         ZZ
                                         360         49,942.25          1
    322 CLEARVIEW DRIVE                8.750            393.35         75
                                       8.500            393.35       66,700.00
    SAN ANTONIO      TX   78228          1            06/13/97         00
    0430313338                           03           08/01/97          0
    1526006718                           O            07/01/27
    0


    1599367          074/G02             F           43,650.00         ZZ
                                         360         43,598.26          1
    2603 ALLEN SHEPHARD DR             8.625            339.51         90
                                       8.375            339.51       48,500.00
    KIRBY            TX   78219          1            06/26/97         14
    0430313346                           05           08/01/97         30
    1526006864                           N            07/01/27
    0


    1599368          074/G02             F           56,300.00         ZZ
                                         360         56,231.54          1
    4927 DARE LANE                     8.500            432.90         90
                                       8.250            432.90       62,600.00
    SAN ANTONIO      TX   78217          1            06/23/97         21
    0430313353                           05           08/01/97         25
    1526006900                           N            07/01/27
    0


1


    1599370          074/G02             F           71,155.00         ZZ
                                         360         71,068.46          1
    3119 GEORGIA PINE DRIVE            8.500            547.12         95
                                       8.250            547.12       74,900.00
    SPRING           TX   77373          1            06/17/97         11
    0430313361                           03           08/01/97         30
    1532008310                           O            07/01/27
    0


    1599371          074/G02             F           96,000.00         ZZ
                                         360         79,900.20          1
    11807 STALLION LANE                8.375            729.67         80
                                       8.125            729.67      120,000.00
    HOUSTON          TX   77071          1            06/25/97         00
    0430313379                           03           08/01/97          0
    1532008999                           O            07/01/27
    0


    1599372          074/G02             F          110,400.00         ZZ
                                         360        110,255.07          1
    16103 SIR WILLIAMS DRIVE           8.125            819.72         80
                                       7.875            819.72      138,000.00
    SPRING           TX   77379          1            06/13/97         00
    0430313387                           03           08/01/97          0
    1532009142                           O            07/01/27
    0


    1599373          074/G02             F           30,000.00         ZZ
                                         360         29,960.61          1
    222 SOUTHMORE STREET               8.125            222.75         41
                                       7.875            222.75       74,000.00
    TOMBALL          TX   77375          1            06/17/97         00
    0430313395                           05           08/01/97          0
    1532009153                           O            07/01/27
    0


    1599374          074/G02             F           75,000.00         ZZ
                                         360         74,904.03          1
    1523 HAVEN LOCK DRIVE              8.250            563.45         49
                                       8.000            563.45      155,000.00
    HOUSTON          TX   77077          1            06/16/97         00
    0430313403                           03           08/01/97          0
    1532009696                           O            07/01/27
    0


    1599375          074/G02             F           84,000.00         ZZ
                                         360         83,902.99          1
    136 FREEMAN ST                     8.750            660.83         80
                                       8.500            660.83      105,000.00
1


    WOODLAND         CA   95695          1            06/19/97         00
    0430313411                           05           08/01/97          0
    1550007116                           O            07/01/27
    0


    1599376          074/G02             F           79,500.00         ZZ
                                         360         78,731.45          1
    3648 WEST PIONEER RD               8.500            611.29         61
                                       8.250            611.29      132,000.00
    PLAIN CITY       UT   84404          2            06/12/97         00
    0430313429                           05           08/01/97          0
    1552000832                           O            07/01/27
    0


    1599377          074/G02             F           69,300.00         ZZ
                                         360         69,215.73          1
    429 NORTH 100 EAST                 8.500            532.86         90
                                       8.250            532.86       77,000.00
    TREMONTON        UT   84337          1            06/20/97         01
    0430313437                           05           08/01/97         25
    1552006840                           N            07/01/27
    0


    1599378          074/G02             F          148,900.00         ZZ
                                         360        148,684.26          1
    952 S 11TH STREET, #136            9.625          1,265.64         90
                                       9.375          1,265.64      165,500.00
    SAN JOSE         CA   95112          1            05/01/97         10
    0430313445                           01           07/01/97         25
    1561348593                           N            06/01/27
    0


    1599379          074/G02             F           67,300.00         ZZ
                                         360         67,185.97          1
    898 A&B RIDER AVENUE               8.875            535.47         80
                                       8.625            535.47       84,175.00
    SALINAS          CA   93905          1            05/13/97         10
    0430313452                           05           07/01/97         12
    1561350176                           N            06/01/27
    0


    1599380          074/G02             F          124,450.00         ZZ
                                         360        124,313.53          3
    1020 WARREN STREET                 9.000          1,001.36         95
                                       8.750          1,001.36      131,000.00
    MARTINEZ         CA   94553          1            06/03/97         10
    0430313460                           05           08/01/97         30
    1561351394                           O            07/01/27
    0
1




    1599381          074/G02             F          119,000.00         ZZ
                                         360        118,754.60          1
    1939 N 6TH STREET                  8.500            915.01         85
                                       8.250            915.01      140,000.00
    CONCORD          CA   94519          2            06/04/97         10
    0430313478                           05           08/01/97         20
    1561351521                           N            07/01/27
    0


    1599383          074/G02             F           65,100.00         ZZ
                                         360         65,030.44          2
    107-109 SANOMA TERRACE             9.125            529.68         70
                                       8.875            529.68       93,000.00
    EDMOND           OK   73034          5            06/27/97         00
    0430313494                           05           08/01/97          0
    1563148697                           N            07/01/27
    0


    1599384          074/G02             F           72,500.00         ZZ
                                         360         72,370.10          1
    2404 PINON PLACE                   9.125            589.89         90
                                       8.875            589.89       80,600.00
    EDMOND           OK   73013          1            06/02/97         04
    0430313502                           05           07/01/97         25
    1563150917                           N            06/01/27
    0


    1599385          074/G02             F           38,000.00         ZZ
                                         360         37,960.44          4
    613 NEL PLACE                      9.250            312.62         95
                                       9.000            312.62       40,000.00
    GRETNA           LA   70056          1            06/17/97         12
    0430313510                           05           08/01/97         30
    1563153380                           O            07/01/27
    0


    1599386          074/G02             F           48,300.00         ZZ
                                         360         48,249.71          1
    9-11 NORTH SMYTHE AVE              9.250            397.36         70
                                       9.000            397.36       69,000.00
    EDMOND           OK   73034          5            06/13/97         00
    0430313528                           05           08/01/97          0
    1563153755                           N            07/01/27
    0


    1599388          074/G02             F          100,800.00         ZZ
                                         360        100,449.04          1
1


    1709 ELIZABETH AVENUE              8.750            793.00         80
                                       8.500            793.00      126,000.00
    METAIRIE         LA   70003          1            05/16/97         00
    0430313544                           05           07/01/97          0
    1563154350                           O            06/01/27
    0


    1599389          074/G02             F           50,000.00         ZZ
                                         360         49,936.00          1
    415 EAST THIRD STREET              8.250            375.64         81
                                       8.000            375.64       62,000.00
    LONG BEACH       MS   39560          1            06/10/97         12
    0430313551                           05           08/01/97         20
    1563155229                           N            07/01/27
    0


    1599390          074/G02             F           42,900.00         ZZ
                                         360         42,843.67          1
    11812 FLAMINGO LANE                8.125            318.54         77
                                       7.875            318.54       56,000.00
    DALLAS           TX   75218          2            06/09/97         00
    0430313569                           05           08/01/97          0
    1563155706                           N            07/01/27
    0


    1599391          074/G02             F           34,400.00         ZZ
                                         360         34,294.41          1
    703 S LAHOMA AVENUE                9.000            276.79         80
                                       8.750            276.79       43,000.00
    NORMAN           OK   73069          1            06/06/97         00
    0430313577                           05           07/01/97          0
    1563155943                           N            06/01/27
    0


    1599392          074/G02             F           94,050.00         ZZ
                                         360         93,944.15          2
    8108 & 8110 AZALEA AVENUE          8.875            748.31         90
                                       8.625            748.31      104,500.00
    OKLAHOMA CITY    OK   73142          1            06/16/97         12
    0430313585                           05           08/01/97         25
    1563156006                           N            07/01/27
    0


    1599393          074/G02             F           60,300.00         ZZ
                                         360         60,237.22          4
    505 S W 35TH STREET                9.250            496.08         90
                                       9.000            496.08       67,000.00
    OKLAHOMA CITY    OK   73109          1            06/09/97         12
    0430313593                           05           08/01/97         25
1


    1563156119                           N            07/01/27
    0


    1599394          074/G02             F           33,750.00         ZZ
                                         360         33,711.00          1
    4713 PINE STREET                   8.750            265.52         90
                                       8.500            265.52       37,500.00
    SEABROOK         TX   77586          1            06/13/97         04
    0430313601                           05           08/01/97         25
    1563156287                           N            07/01/27
    0


    1599395          074/G02             F          137,600.00         ZZ
                                         360        137,423.90          1
    126 WEST FOURTH STREET             8.250          1,033.75         80
                                       8.000          1,033.75      172,000.00
    LONG BEACH       MS   39560          1            06/16/97         00
    0430313619                           05           08/01/97          0
    1563156403                           O            07/01/27
    0


    1599396          074/G02             F           16,200.00         ZZ
                                         360         16,181.76          1
    511 2ND STREET                     8.875            128.90         90
                                       8.625            128.90       18,000.00
    BURKBURNETT      TX   76354          1            06/04/97         12
    0430313627                           05           08/01/97         25
    1563157235                           N            07/01/27
    0


    1599397          074/G02             F           24,300.00         ZZ
                                         360         24,274.02          1
    4851 CEDAR SPRINGS ROAD #391       9.125            197.72         90
                                       8.875            197.72       27,000.00
    DALLAS           TX   75219          1            06/12/97         01
    0430313635                           01           08/01/97         25
    1563157927                           O            07/01/27
    0


    1599398          074/G02             F           29,250.00         ZZ
                                         360         29,216.22          1
    14185 SHADOW BAY                   8.750            230.11         65
                                       8.500            230.11       45,000.00
    WILLIS           TX   77378          1            06/20/97         00
    0430327700                           03           08/01/97          0
    1563158136                           N            07/01/27
    0


1


    1599399          074/G02             F           90,000.00         ZZ
                                         360         89,821.33          1
    119 BEN COURT                      8.375            684.07         42
                                       8.125            684.07      215,000.00
    LAPLACE          LA   70068          5            06/18/97         00
    0430313643                           05           08/01/97          0
    1563158442                           O            07/01/27
    0


    1599400          074/G02             F           25,650.00         ZZ
                                         360         25,618.00          1
    2107 SHEPHERD STREET               8.375            194.96         90
                                       8.125            194.96       28,500.00
    WICHITA FALLS    TX   76309          1            06/23/97         12
    0430313650                           05           08/01/97         25
    1563159220                           N            07/01/27
    0


    1599401          074/G02             F           57,000.00         ZZ
                                         360         56,900.91          1
    17115 116TH AVE SE #A4             8.750            448.42         75
                                       8.500            448.42       76,000.00
    RENTON           WA   98058          2            05/05/97         00
    0430313668                           01           07/01/97          0
    1565159548                           N            06/01/27
    0


    1599402          074/G02             F          136,000.00         ZZ
                                         360        135,846.94          1
    4590 BRUSH COLLEGE ROAD NW         8.875          1,082.08         80
                                       8.625          1,082.08      170,000.00
    SALEM            OR   97304          1            06/09/97         00
    0430313676                           05           08/01/97          0
    1565160241                           O            07/01/27
    0


    1599403          074/G02             F           76,500.00         ZZ
                                         360         76,404.56          1
    9035 OAKMONT COURT                 8.375            581.46         88
                                       8.125            581.46       87,000.00
    BOISE            ID   83704          1            06/19/97         01
    0430313684                           05           08/01/97         25
    1565162316                           N            07/01/27
    0


    1599404          074/G02             F           68,550.00         ZZ
                                         360         68,464.48          1
    6088 WEST AMBONNAY LANE            8.375            521.03         90
                                       8.125            521.03       76,175.00
1


    BOISE            ID   83709          1            06/13/97         01
    0430313692                           05           08/01/97         25
    1565162327                           N            07/01/27
    0


    1599405          074/G02             F          130,400.00         ZZ
                                         360        130,232.42          1
    21 CHAMALE COVE EAST               8.500          1,002.67         79
                                       8.250          1,002.67      165,778.00
    SLIDELL          LA   70461          4            06/18/97         00
    0430313700                           05           08/01/97          0
    1566086676                           O            07/01/27
    0


    1599406          074/G02             F           11,200.00         ZZ
                                         360         11,181.50          1
    1627 ALVAR STREET                  9.000             90.12         80
                                       8.750             90.12       14,000.00
    NEW ORLEANS      LA   70117          1            05/30/97         00
    0430313718                           05           07/01/97          0
    1566094120                           N            06/01/27
    0


    1599407          074/G02             F           74,700.00         ZZ
                                         360         74,579.81          2
    4923 HIRAM-LITHIA SPRINGS ROAD     9.125            607.79         90
                                       8.875            607.79       83,000.00
    POWDER SPRINGS   GA   30073          1            05/21/97         01
    0430313726                           05           07/01/97         25
    1566099463                           N            06/01/27
    0


    1599408          074/G02             F           47,700.00         ZZ
                                         360         47,607.47          1
    164 GRAMLING STREET                9.625            405.45         90
                                       9.375            405.45       53,000.00
    MARIETTA         GA   30060          1            05/01/97         01
    0430313734                           05           06/01/97         25
    1566099576                           N            05/01/27
    0


    1599409          074/G02             F           48,150.00         ZZ
                                         360         48,068.40          1
    6059 HOLIDAY BOULEVARD             8.875            383.11         90
                                       8.625            383.11       53,500.00
    FOREST PARK      GA   30050          1            06/05/97         01
    0430313742                           05           07/01/97         25
    1566100664                           N            06/01/27
    0
1




    1599410          074/G02             F           67,500.00         ZZ
                                         360         67,425.96          2
    5422 BISHOPS CIRCLE                9.000            543.13         90
                                       8.750            543.13       75,000.00
    NORCROSS         GA   30093          1            06/09/97         01
    0430313759                           05           08/01/97         25
    1566101690                           N            07/01/27
    0


    1599411          074/G02             F          117,600.00         ZZ
                                         360        116,995.45          1
    2321 PIEDMONT ROAD                 8.750            925.16         73
                                       8.500            925.16      162,000.00
    MARIETTA         GA   30066          2            06/20/97         00
    0430313767                           05           08/01/97          0
    1566102648                           O            07/01/27
    0


    1599412          074/G02             F           99,900.00         ZZ
                                         360         99,784.62          1
    7462 EAST MEDINA AVENUE            8.750            785.92         90
                                       8.500            785.92      111,000.00
    MESA             AZ   85208          1            06/09/97         01
    0430313775                           03           08/01/97         25
    1569164506                           N            07/01/27
    0


    1599413          074/G02             F          140,000.00         ZZ
                                         360        139,842.44          4
    12080 MENAUL BOULEVARD NE          8.875          1,113.91         70
                                       8.625          1,113.91      200,000.00
    ALBUQUERQUE      NM   87112          2            06/03/97         00
    0430313783                           05           08/01/97          0
    1569167617                           N            07/01/27
    0


    1599414          074/G02             F          151,300.00         ZZ
                                         360        151,008.56          1
    4740 EAST REDFIELD ROAD            8.250          1,136.67         85
                                       8.000          1,136.67      178,000.00
    PHOENIX          AZ   85032          5            05/28/97         01
    0430313791                           05           07/01/97         12
    1569168289                           O            06/01/27
    0


    1599415          074/G02             F           50,500.00         ZZ
                                         360         50,441.67          1
1


    2608 NORTH 71ST AVENU              8.750            397.29         90
                                       8.500            397.29       56,500.00
    PHOENIX          AZ   85035          1            06/02/97         10
    0430313809                           05           08/01/97         25
    1569168551                           N            07/01/27
    0


    1599416          074/G02             F           76,300.00         ZZ
                                         360         76,214.13          1
    17417 NORTH 20TH STREET            8.875            607.08         70
                                       8.625            607.08      109,000.00
    PHOENIX          AZ   85022          1            06/09/97         00
    0430313817                           03           08/01/97          0
    1569168675                           N            07/01/27
    0


    1599417          074/G02             F           82,600.00         ZZ
                                         360         82,507.03          1
    17224 NORTH 40TH PLACE             8.875            657.21         70
                                       8.625            657.21      118,000.00
    PHOENIX          AZ   85032          1            06/09/97         00
    0430313825                           03           08/01/97          0
    1569168686                           N            07/01/27
    0


    1599418          074/G02             F           78,400.00         ZZ
                                         360         78,059.48          1
    816 WEST 10TH STREET               8.875            623.79         80
                                       8.625            623.79       98,000.00
    TEMPE            AZ   85281          1            06/02/97         10
    0430313833                           05           08/01/97         12
    1569168948                           N            07/01/27
    0


    1599419          074/G02             F          158,950.00         ZZ
                                         360        158,751.71          1
    6006 WEST VILLA MARIA DRIVE        8.375          1,208.14         85
                                       8.125          1,208.14      187,000.00
    GLENDALE         AZ   85308          5            06/19/97         10
    0430313841                           05           08/01/97         12
    1569169292                           O            07/01/27
    0


    1599420          074/G02             F           76,800.00         ZZ
                                         360         76,713.56          1
    1825 EAST HAMPTON STREET           8.875            611.06         80
                                       8.625            611.06       96,000.00
    TUCSON           AZ   85719          1            06/13/97         00
    0430313858                           05           08/01/97          0
1


    1569170350                           O            07/01/27
    0


    1599421          074/G02             F          388,000.00         ZZ
                                         360        387,503.46          1
    4324 LARCHMONT AVENUE              8.250          2,914.92         80
                                       8.000          2,914.92      485,000.00
    DALLAS           TX   75205          1            06/20/97         00
    0430313866                           05           08/01/97          0
    1569170859                           O            07/01/27
    0


    1599422          074/G02             F           88,200.00         ZZ
                                         360         88,105.76          1
    26434 SOUTH HOWARD DRIVE           9.125            717.63         90
                                       8.875            717.63       98,000.00
    SUN LAKES        AZ   85248          1            06/13/97         10
    0430313874                           03           08/01/97         25
    1569171035                           N            07/01/27
    0


    1599423          074/G02             F          139,500.00         ZZ
                                         360        139,354.78          1
    702 J STREET                       9.250          1,147.64         90
                                       9.000          1,147.64      155,000.00
    DAVIS            CA   95616          1            06/12/97         10
    0430313882                           05           08/01/97         25
    1573174999                           N            07/01/27
    0


    1599424          074/G02             F           48,600.00         ZZ
                                         360         48,551.99          1
    810 BRAE AVENUE                    9.500            408.66         90
                                       9.250            408.66       54,000.00
    SACRAMENTO       CA   95838          1            06/04/97         10
    0430313890                           05           08/01/97         25
    1573175313                           N            07/01/27
    0


    1599425          074/G02             F           44,100.00         ZZ
                                         360         44,056.43          1
    573 SOUTH AVENUE                   9.500            370.82         90
                                       9.250            370.82       49,000.00
    SACRAMENTO       CA   95838          1            06/04/97         10
    0430313908                           05           08/01/97         25
    1573175324                           N            07/01/27
    0


1


    1599426          074/G02             F           72,500.00         ZZ
                                         360         72,418.40          1
    2120 I STREET #D                   8.875            576.85         75
                                       8.625            576.85       97,000.00
    SACRAMENTO       CA   95816          1            06/06/97         00
    0430313916                           01           08/01/97          0
    1573175404                           N            07/01/27
    0


    1599428          074/G02             F           93,000.00         ZZ
                                         360         92,838.28          1
    210 ROCKY MOUNTAIN WAY             8.750            731.64         84
                                       8.500            731.64      112,000.00
    ARDEN            NC   28704          2            05/14/97         01
    0430313932                           03           07/01/97         20
    1577071717                           N            06/01/27
    0


    1599429          074/G02             F           64,350.00         ZZ
                                         360         64,249.11          1
    137 PARK DRIVE                     9.250            529.40         90
                                       9.000            529.40       71,500.00
    MARYVILLE        TN   37804          1            06/04/97         04
    0430313940                           05           07/01/97         25
    1577076700                           N            06/01/27
    0


    1599430          074/G02             F           30,150.00         ZZ
                                         360         30,116.93          1
    275 OSAGE CIRCLE                   9.000            242.60         90
                                       8.750            242.60       33,500.00
    LEXINGTON        KY   40509          1            06/02/97         04
    0430313957                           05           08/01/97         25
    1577076889                           N            07/01/27
    0


    1599431          074/G02             F           28,700.00         ZZ
                                         360         28,668.52          1
    232 OSAGE COURT                    9.000            230.93         90
                                       8.750            230.93       31,900.00
    LEXINGTON        KY   40509          1            06/03/97         04
    0430313965                           05           08/01/97         25
    1577076925                           N            07/01/27
    0


    1599432          074/G02             F          285,000.00         ZZ
                                         360        281,348.29          1
    1331 DICKERSON BAY DR              9.625          2,422.47         92
                                       9.375          2,422.47      311,000.00
1


    GALLATIN         TN   37066          2            06/02/97         04
    0430313973                           05           07/01/97         30
    1577076947                           O            06/01/27
    0


    1599433          074/G02             F          176,000.00         ZZ
                                         360        175,791.43          1
    521 MANSION DRIVE                  8.625          1,368.91         80
                                       8.375          1,368.91      220,000.00
    BRENTWOOD        TN   37027          1            06/09/97         00
    0430313981                           05           08/01/97          0
    1577077713                           O            07/01/27
    0


    1599434          074/G02             F          120,750.00         ZZ
                                         360        120,560.72          1
    6203 LES WAGGONER ROAD             9.250            993.39         90
                                       9.000            993.39      134,200.00
    FRANKLIN         TN   37065          1            05/28/97         04
    0430313999                           05           07/01/97         25
    1577077826                           N            06/01/27
    0


    1599435          074/G02             F           54,750.00         ZZ
                                         360         54,654.81          1
    409 GOOSENECK DRIVE                8.750            430.72         75
                                       8.500            430.72       73,000.00
    CARY             NC   27513          1            05/28/97         00
    0430314005                           01           07/01/97          0
    1577078148                           N            06/01/27
    0


    1599436          074/G02             F           26,900.00         ZZ
                                         360         26,871.25          1
    3676 WILDWOOD DRIVE                9.125            218.87         90
                                       8.875            218.87       29,900.00
    ASHLAND          KY   41101          1            06/06/97         11
    0430314013                           05           08/01/97         25
    1577078716                           N            07/01/27
    0


    1599437          074/G02             F           85,500.00         ZZ
                                         360         85,351.35          1
    2020 LYNDHURST AVENUE              8.750            672.63         90
                                       8.500            672.63       95,000.00
    CHARLOTTE        NC   28203          1            06/02/97         01
    0430314021                           05           07/01/97         25
    1577079275                           N            06/01/27
    0
1




    1599438          074/G02             F           65,600.00         ZZ
                                         360         65,531.71          1
    702 AIRPORT ROAD                   9.250            539.68         75
    UNIT C-12                          9.000            539.68       87,500.00
    CHAPEL HILL      NC   27514          1            06/04/97         00
    0430314039                           01           08/01/97          0
    1577080649                           N            07/01/27
    0


    1599439          074/G02             F           92,000.00         ZZ
                                         360         91,890.97          1
    1096 SECURITY STREET               8.625            715.57         80
                                       8.375            715.57      115,000.00
    NEWTON           NC   28658          1            06/26/97         00
    0430314047                           05           08/01/97          0
    1577080773                           O            07/01/27
    0


    1599440          074/G02             F           81,900.00         ZZ
                                         360         81,805.41          1
    5518 PENRITH DRIVE                 8.750            644.31         90
                                       8.500            644.31       91,000.00
    DURHAM           NC   27713          1            06/25/97         11
    0430314054                           05           08/01/97         25
    1577080944                           N            07/01/27
    0


    1599441          074/G02             F           83,700.00         ZZ
                                         360         83,605.79          1
    5013 MACMONT CIRCLE                8.875            665.96         90
                                       8.625            665.96       93,000.00
    POWELL           TN   37849          1            06/17/97         12
    0430314062                           05           08/01/97         25
    1577081700                           N            07/01/27
    0


    1599442          074/G02             F          110,500.00         ZZ
                                         360        110,365.64          1
    2090 VINTAGE LANE                  8.500            849.65         85
                                       8.250            849.65      130,000.00
    ROCK HILL        SC   29730          5            06/17/97         04
    0430314070                           05           08/01/97         12
    1577082134                           O            07/01/27
    0


    1599443          074/G02             F           69,300.00         ZZ
                                         360         69,215.73          1
1


    5811 WASSMAN DRIVE                 8.500            532.86         90
                                       8.250            532.86       77,000.00
    KNOXVILLE        TN   37912          1            06/10/97         12
    0430314088                           05           08/01/97         25
    1577082203                           N            07/01/27
    0


    1599444          074/G02             F          125,600.00         ZZ
                                         360        125,346.57          1
    5728 N BEAR BLUFF ROAD             8.500            965.76         80
                                       8.250            965.76      157,000.00
    CONWAY           SC   29526          1            06/13/97         00
    0430314096                           05           08/01/97          0
    1577082280                           O            07/01/27
    0


    1599445          074/G02             F           36,000.00         ZZ
                                         360         35,657.25          1
    65 DUNSMORE AVENUE                 8.875            286.44         86
                                       8.625            286.44       42,000.00
    BLACK MOUNTAIN   NC   28711          1            06/23/97         12
    0430314104                           05           08/01/97         25
    1577084049                           N            07/01/27
    0


    1599446          074/G02             F           89,000.00         ZZ
                                         360         88,848.65          2
    195 WEST MAPLE AVENUE              8.875            708.13         81
                                       8.625            708.13      110,000.00
    DENVER           CO   80223          2            05/08/97         01
    0430314112                           05           07/01/97         20
    1579049162                           N            06/01/27
    0


    1599447          074/G02             F          257,250.00         ZZ
                                         360        256,779.15          1
    19155 N. PAGENTRY PLACE            8.500          1,978.03         75
                                       8.250          1,978.03      343,000.00
    MONUMENT         CO   80132          1            06/04/97         00
    0430314120                           03           07/01/97          0
    1579051186                           O            06/01/27
    0


    1599448          074/G02             F           55,200.00         ZZ
                                         360         55,137.87          1
    GREENWICH STREET                   8.875            439.20         80
                                       8.625            439.20       69,000.00
    SHAFTSBURY       VT   05262          1            06/16/97         00
    0430314138                           05           08/01/97          0
1


    1580045577                           O            07/01/27
    0


    1599449          074/G02             F           71,600.00         ZZ
                                         360         71,179.12          1
    217 WOODSTOCK ROAD                 8.375            544.22         80
    WHITE RIVER JUNCTION               8.125            544.22       89,500.00
    HARTFORD         VT   05047          1            05/16/97         00
    0430314146                           05           07/01/97          0
    1580049046                           O            06/01/27
    0


    1599450          074/G02             F           52,200.00         ZZ
                                         360         52,098.55          2
    683 WASHINGTON AVENUE              9.625            443.69         90
                                       9.375            443.69       58,000.00
    WEST HAVEN       CT   06516          1            04/30/97         10
    0430314153                           05           06/01/97         25
    1580049691                           N            05/01/27
    0


    1599451          074/G02             F           47,700.00         ZZ
                                         360         47,630.88          2
    710 QUINNIPIAC AVENUE              9.625            405.45         90
                                       9.375            405.45       53,000.00
    NEW HAVEN        CT   06513          1            05/30/97         01
    0430314161                           05           07/01/97         25
    1580050351                           N            06/01/27
    0


    1599452          074/G02             F           31,500.00         ZZ
                                         360         31,467.20          1
    236 SEATON ROAD UNIT 29 D3         9.250            259.15         75
                                       9.000            259.15       42,000.00
    STAMFORD         CT   06902          1            06/11/97         00
    0430314179                           01           08/01/97          0
    1580050817                           N            07/01/27
    0


    1599453          074/G02             F          223,200.00         ZZ
                                         360        222,979.55          1
    14 16 DIGHTON STREET               9.500          1,876.79         80
                                       9.250          1,876.79      279,000.00
    BRIGHTON         MA   02135          1            06/19/97         01
    0430314187                           05           08/01/97         12
    1580050974                           N            07/01/27
    0


1


    1599454          074/G02             F          145,000.00         ZZ
                                         360        144,852.97          3
    281 CHESTNUT AVENUE                9.375          1,206.04         72
                                       9.125          1,206.04      203,000.00
    BOSTON           MA   02130          5            06/23/97         00
    0430314195                           05           08/01/97          0
    1580051570                           N            07/01/27
    0


    1599455          074/G02             F           44,000.00         ZZ
                                         360         43,949.18          1
    53 PARKER PLACE                    8.750            346.15         80
    UNIT C-307                         8.500            346.15       55,000.00
    WALLINGFORD      CT   06492          1            06/16/97         00
    0430314203                           01           08/01/97          0
    1580052007                           O            07/01/27
    0


    1599456          074/G02             F           73,600.00         ZZ
                                         360         73,454.58          3
    167 PINE STREET                    8.125            546.48         80
                                       7.875            546.48       92,000.00
    MANCHESTER       NH   03103          1            05/30/97         01
    0430314211                           05           07/01/97         12
    1580052153                           N            06/01/27
    0


    1599457          074/G02             F          117,300.00         ZZ
                                         360        117,101.22          1
    LOT 2C OFF RABBIT LANE             8.875            933.30         85
                                       8.625            933.30      138,000.00
    THETFORD         VT   05074          5            05/28/97         11
    0430314229                           05           07/01/97         12
    1580052448                           O            06/01/27
    0


    1599458          074/G02             F          115,550.00         ZZ
                                         360        115,416.54          1
    3 HEATHER LANE                     8.750            909.04         80
                                       8.500            909.04      145,000.00
    MENDON           VT   05701          2            06/05/97         00
    0430314237                           05           08/01/97          0
    1580052663                           O            07/01/27
    0


    1599459          074/G02             F           84,600.00         ZZ
                                         360         84,467.39          1
    1633 WASHINGTON BOULEVARD #1H      9.250            695.99         90
                                       9.000            695.99       94,000.00
1


    STAMFORD         CT   06902          1            05/30/97         01
    0430314245                           01           07/01/97         25
    1580052710                           O            06/01/27
    0


    1599460          074/G02             F          105,400.00         ZZ
                                         360        105,281.38          1
    15 POPLAR ROAD                     8.875            838.61         85
                                       8.625            838.61      124,000.00
    QUINCY           MA   02169          5            06/04/97         01
    0430314252                           05           08/01/97         12
    1580052721                           O            07/01/27
    0


    1599461          074/G02             F          150,000.00         ZZ
                                         360        149,817.60          1
    787 SNAKEHILL ROAD                 8.500          1,153.38         75
                                       8.250          1,153.38      200,000.00
    GLOCESTER        RI   02814          1            06/11/97         00
    0430314260                           05           08/01/97          0
    1580052765                           O            07/01/27
    0


    1599462          074/G02             F          170,900.00         ZZ
                                         360        170,726.72          2
    44-48 UNIVERSITY TERRACE           9.375          1,421.46         95
                                       9.125          1,421.46      179,900.00
    BURLINGTON       VT   05401          1            06/24/97         01
    0430314278                           05           08/01/97         30
    1580052890                           O            07/01/27
    0


    1599464          074/G02             F           40,000.00         ZZ
                                         360         39,957.25          1
    252 WINTER STREET                  9.125            325.46         80
                                       8.875            325.46       50,000.00
    BROCKTON         MA   02402          1            06/20/97         00
    0430327718                           05           08/01/97          0
    1580054159                           O            07/01/27
    0


    1599465          074/G02             F           87,000.00         ZZ
                                         360         86,904.58          1
    99 TUNXIS VILLAGE                  9.000            700.03         45
                                       8.750            700.03      195,000.00
    FARMINGTON       CT   06032          1            06/18/97         00
    0430314294                           01           08/01/97          0
    1580054636                           O            07/01/27
    0
1




    1599466          074/G02             F           59,100.00         ZZ
                                         360         58,995.28          1
    6222 GRACELAND AVENUE              8.750            464.94         83
                                       8.500            464.94       72,000.00
    CINCINNATI       OH   45237          2            06/06/97         14
    0430314302                           05           07/01/97         12
    1581094750                           N            06/01/27
    0


    1599467          074/G02             F           23,100.00         ZZ
                                         360         23,075.95          1
    528 EAST 21 STREET                 9.250            190.04         70
                                       9.000            190.04       33,000.00
    ERIE             PA   16503          5            06/12/97         00
    0430314310                           05           08/01/97          0
    1581096347                           N            07/01/27
    0


    1599468          074/G02             F           34,200.00         ZZ
                                         360         34,147.78          2
    1371 WEST 89TH STREET              9.375            284.46         90
                                       9.125            284.46       38,000.00
    CLEVELAND        OH   44102          1            05/31/97         14
    0430314328                           05           07/01/97         25
    1581098411                           N            06/01/27
    0


    1599469          074/G02             F           51,400.00         ZZ
                                         360         51,319.43          1
    1060 11TH STREET WAYNESBURG        9.250            422.86         85
                                       9.000            422.86       60,500.00
    FRANKLIN TOWNSH  PA   15370          5            05/12/97         14
    0430314336                           05           07/01/97         12
    1581099265                           O            06/01/27
    0


    1599470          074/G02             F           74,400.00         ZZ
                                         360         74,247.12          1
    RURAL ROUTE 5                      9.000            598.64         80
    BOX 336                            8.750            598.64       93,000.00
    MONTOURSVILLE    PA   17754          1            06/18/97         00
    0430314344                           05           08/01/97          0
    1581099345                           O            07/01/27
    0


    1599471          074/G02             F           50,000.00         ZZ
                                         360         49,945.16          1
1


    1036 E GRANET ROAD                 9.000            402.32         90
                                       8.750            402.32       56,000.00
    HAZEL PARK       MI   48030          1            06/25/97         14
    0430314351                           05           08/01/97         25
    1581099979                           N            07/01/27
    0


    1599472          074/G02             F           55,600.00         ZZ
                                         360         55,537.43          1
    3772 BELLEVUE ROAD                 8.875            442.38         80
                                       8.625            442.38       69,500.00
    TOLEDO           OH   43613          1            06/13/97         00
    0430314369                           05           08/01/97          0
    1581100069                           O            07/01/27
    0


    1599473          074/G02             F           90,000.00         ZZ
                                         360         89,911.11          1
    13204 EUCLID AVE                   9.500            756.77         90
                                       9.250            756.77      100,000.00
    EAST CLEVELAND   OH   44112          1            06/23/97         14
    0430314377                           05           08/01/97         25
    1581100921                           N            07/01/27
    0


    1599475          074/G02             F          137,500.00         ZZ
                                         360        137,353.09          1
    855 PINEHILL                       9.125          1,118.75         69
                                       8.875          1,118.75      200,000.00
    BLOOMFIELD HILL  MI   48304          5            05/27/97         00
    0430314393                           05           08/01/97          0
    1581101276                           O            07/01/27
    0


    1599476          074/G02             F           41,400.00         ZZ
                                         360         41,360.16          1
    13005 IROGUOIS AVENUE              9.625            351.90         90
                                       9.375            351.90       46,000.00
    CLEVELAND        OH   44108          1            06/16/97         01
    0430314401                           05           08/01/97         25
    1581101436                           N            07/01/27
    0


    1599477          074/G02             F           46,800.00         ZZ
                                         360         46,749.98          1
    7028 MAXWELL AVENUE                9.125            380.79         90
                                       8.875            380.79       52,000.00
    WARREN           MI   48089          1            06/13/97         01
    0430314419                           05           08/01/97         25
1


    1581101480                           N            07/01/27
    0


    1599478          074/G02             F           45,800.00         ZZ
                                         360         45,583.15          2
    314 NORTH WILLIAM ST               9.125            372.65         89
                                       8.875            372.65       51,500.00
    LUDINGTON        MI   49431          1            06/06/97         10
    0430314427                           05           08/01/97         25
    1581101629                           N            07/01/27
    0


    1599479          074/G02             F           39,500.00         ZZ
                                         360         39,442.95          1
    23798 DONALD                       8.875            314.28         90
                                       8.625            314.28       43,900.00
    EASTPOINTE       MI   48021          1            06/04/97         10
    0430314435                           05           08/01/97         25
    1581102213                           N            07/01/27
    0


    1599480          074/G02             F          141,700.00         ZZ
                                         360        141,540.53          1
    1075 PARKRIDGE COURT               8.875          1,127.43         90
                                       8.625          1,127.43      157,500.00
    CINCINNATI       OH   45240          1            06/13/97         14
    0430314443                           05           08/01/97         25
    1581102520                           N            07/01/27
    0


    1599481          074/G02             F           34,000.00         ZZ
                                         360         33,966.42          1
    2410 CAROLINA AVENUE               9.500            285.90         66
                                       9.250            285.90       52,000.00
    COLUMBUS         OH   43229          1            06/06/97         00
    0430314450                           01           08/01/97          0
    1581102541                           N            07/01/27
    0


    1599482          074/G02             F           20,000.00         ZZ
                                         360         19,978.06          1
    364 WEST LANE AVE UNIT 505         9.000            160.93         70
                                       8.750            160.93       28,900.00
    COLUMBUS         OH   43201          1            06/13/97         00
    0430314468                           06           08/01/97          0
    1581102880                           N            07/01/27
    0


1


    1599483          074/G02             F           62,100.00         ZZ
                                         360         62,040.25          1
    4657 FOOTE ROAD                    9.625            527.85         90
                                       9.375            527.85       69,000.00
    MEDINA           OH   44256          1            06/10/97         14
    0430314476                           05           08/01/97         25
    1581103089                           N            07/01/27
    0


    1599484          074/G02             F           45,900.00         ZZ
                                         360         45,848.35          1
    409 EAST SOUTHERN DRIVE            8.875            365.20         90
                                       8.625            365.20       51,000.00
    BLOOMINGTON      IN   47401          1            06/13/97         14
    0430314484                           05           08/01/97         25
    1581103147                           N            07/01/27
    0


    1599485          074/G02             F           61,200.00         ZZ
                                         360         61,083.14          1
    101 PINEHURST DRIVE                8.375            465.17         85
                                       8.125            465.17       72,000.00
    TORNADO          WV   25202          5            05/28/97         01
    0430314492                           05           07/01/97         12
    1581103169                           O            06/01/27
    0


    1599486          074/G02             F           33,300.00         ZZ
                                         360         33,250.46          3
    949 FULTON ROAD NW                 9.500            280.01         90
                                       9.250            280.01       37,000.00
    CANTON           OH   44703          1            06/06/97         14
    0430314500                           05           07/01/97         25
    1581103170                           N            06/01/27
    0


    1599487          074/G02             F           62,400.00         ZZ
                                         360         62,067.61          1
    6221 BEHNER WAY                    8.750            490.91         80
                                       8.500            490.91       78,000.00
    INDIANAPOLIS     IN   46250          1            05/19/97         00
    0430314518                           03           07/01/97          0
    1581103351                           O            06/01/27
    0


    1599488          074/G02             F           40,800.00         ZZ
                                         360         40,754.07          1
    5413 WALTERS STREET NE             8.875            324.63         80
                                       8.625            324.63       51,000.00
1


    EAST CANTON      OH   44730          1            06/09/97         14
    0430314526                           05           08/01/97         12
    1581103588                           N            07/01/27
    0


    1599489          074/G02             F           55,800.00         ZZ
                                         360         55,712.52          2
    6119 YORKSHIRE AVENUE              9.250            459.06         90
                                       9.000            459.06       62,000.00
    DETROIT          MI   48224          1            06/05/97         14
    0430314534                           05           07/01/97         25
    1581103599                           N            06/01/27
    0


    1599491          074/G02             F           58,700.00         ZZ
                                         360         58,628.84          1
    28240 ESSEX                        8.750            461.80         90
                                       8.500            461.80       65,250.00
    ROSEVILLE        MI   48066          1            06/18/97         14
    0430314542                           05           08/01/97         25
    1581104037                           N            07/01/27
    0


    1599492          074/G02             F          129,150.00         ZZ
                                         360        129,019.05          2
    61 & 63 WOODRUFF AVENUE            9.375          1,074.20         90
                                       9.125          1,074.20      143,500.00
    COLUMBUS         OH   43201          1            06/04/97         14
    0430314559                           05           08/01/97         25
    1581104183                           N            07/01/27
    0


    1599493          074/G02             F           67,000.00         ZZ
                                         360         66,886.45          4
    3077 BRACKEN WOODS LANE            8.875            533.09         90
                                       8.625            533.09       75,000.00
    CINCINNATI       OH   45211          1            06/05/97         12
    0430314567                           05           07/01/97         25
    1581104263                           N            06/01/27
    0


    1599494          074/G02             F           58,900.00         ZZ
                                         360         58,837.08          3
    314-320WEST JACKSON ST             9.125            479.23         90
                                       8.875            479.23       65,470.00
    ELKHART          IN   46516          1            06/11/97         14
    0430314575                           05           08/01/97         25
    1581104296                           N            07/01/27
    0
1




    1599495          074/G02             F           49,500.00         ZZ
                                         360         49,449.80          2
    2852 NORTH DELAWARE STREET         9.375            411.72         90
                                       9.125            411.72       55,000.00
    INDIANAPOLIS     IN   46205          1            06/12/97         14
    0430314583                           05           08/01/97         25
    1581104398                           N            07/01/27
    0


    1599496          074/G02             F           74,250.00         ZZ
                                         360         74,174.71          2
    4052-4054 NORTH PARK AVENUE        9.375            617.58         90
                                       9.125            617.58       82,500.00
    INDIANAPOLIS     IN   46205          1            06/12/97         14
    0430314591                           05           08/01/97         25
    1581104401                           N            07/01/27
    0


    1599497          074/G02             F          104,000.00         ZZ
                                         360        103,832.69          1
    4815 LOCKHART                      9.125            846.18         80
                                       8.875            846.18      130,000.00
    WEST BLOOMFIELD  MI   48323          1            05/15/97         00
    0430314609                           05           07/01/97          0
    1581104536                           O            06/01/27
    0


    1599498          074/G02             F           49,400.00         ZZ
                                         360         49,297.60          1
    1123 HILLCREST                     8.375            375.48         90
                                       8.125            375.48       54,900.00
    LANSING          MI   48910          1            06/23/97         14
    0430314617                           05           08/01/97         25
    1581104558                           N            07/01/27
    0


    1599499          074/G02             F           78,650.00         ZZ
                                         360         78,561.48          4
    4135 JACKMAN ROAD                  8.875            625.77         90
                                       8.625            625.77       87,400.00
    TOLEDO           OH   43612          1            06/27/97         01
    0430314625                           05           08/01/97         25
    1581104591                           N            07/01/27
    0


    1599500          074/G02             F           54,800.00         ZZ
                                         360         54,738.31          1
1


    HC 65 BOX 10                       8.875            436.02         85
                                       8.625            436.02       64,500.00
    LANSING          WV   25862          5            06/25/97         01
    0430314633                           05           08/01/97         12
    1581104809                           O            07/01/27
    0


    1599501          074/G02             F           65,700.00         ZZ
                                         360         65,626.06          2
    721-723 DIAMOND STREET             8.875            522.74         90
                                       8.625            522.74       73,000.00
    WILLIAMSPORT     PA   17701          2            06/10/97         10
    0430314641                           05           08/01/97         25
    1581105142                           N            07/01/27
    0


    1599502          074/G02             F           58,400.00         ZZ
                                         360         58,239.99          2
    405 SYCHAR ROAD                    9.375            485.75         90
                                       9.125            485.75       64,900.00
    MOUNT VERNON     OH   43050          1            06/19/97         01
    0430314658                           05           08/01/97         25
    1581105812                           N            07/01/27
    0


    1599503          074/G02             F           34,650.00         ZZ
                                         360         34,609.97          1
    1217 FAIRWOOD AVENUE               8.750            272.60         90
                                       8.500            272.60       38,500.00
    COLUMBUS         OH   43206          1            06/09/97         14
    0430314666                           05           08/01/97         25
    1581106076                           N            07/01/27
    0


    1599504          074/G02             F          250,000.00         ZZ
                                         360        249,612.21          1
    3450 RIVER PINES DRIVE             8.750          1,966.75         45
                                       8.500          1,966.75      560,000.00
    ANN ARBOR        MI   48103          2            06/20/97         00
    0430314674                           05           08/01/97          0
    1581106087                           O            07/01/27
    0


    1599505          074/G02             F           67,500.00         ZZ
                                         360         67,422.03          1
    1512-1514 FAIRWOOD DRIVE           8.750            531.03         90
                                       8.500            531.03       75,000.00
    BLOOMINGTON      IN   47401          1            06/27/97         10
    0430314682                           05           08/01/97         25
1


    1581106258                           N            07/01/27
    0


    1599506          074/G02             F           42,300.00         ZZ
                                         360         42,252.39          1
    1917 MANSFIELD                     8.875            336.56         90
                                       8.625            336.56       47,000.00
    TOLEDO           OH   43613          1            06/17/97         01
    0430314690                           05           08/01/97         25
    1581106269                           N            07/01/27
    0


    1599507          074/G02             F          144,000.00         ZZ
                                         360        142,748.62          1
    2 BRATENAHL PLACE UNIT 6D          8.875          1,145.73         80
                                       8.625          1,145.73      180,000.00
    BRATENAHL        OH   44108          1            06/02/97         00
    0430314708                           06           07/01/97          0
    1581106316                           O            06/01/27
    0


    1599508          074/G02             F           96,000.00         ZZ
                                         360         95,793.98          1
    23460 ADAMS ROAD                   9.000            772.44         80
                                       8.750            772.44      120,100.00
    SOUTH BEND       IN   46628          1            06/26/97         00
    0430314716                           05           08/01/97          0
    1581106371                           O            07/01/27
    0


    1599509          074/G02             F           27,000.00         ZZ
                                         360         26,969.61          1
    447 16TH STREET                    8.875            214.83         90
                                       8.625            214.83       30,000.00
    DUNBAR           WV   25064          1            06/23/97         14
    0430314724                           05           08/01/97         25
    1581106542                           N            07/01/27
    0


    1599510          074/G02             F           53,900.00         ZZ
                                         360         53,806.26          1
    3642 N TIFFANY                     8.750            424.04         90
                                       8.500            424.04       59,900.00
    INDIANAPOLIS     IN   46226          1            06/02/97         14
    0430314732                           05           07/01/97         25
    1581106553                           N            06/01/27
    0


1


    1599511          074/G02             F          168,000.00         ZZ
                                         360        167,805.98          1
    1931 EAST JOY RD                   8.750          1,321.66         80
                                       8.500          1,321.66      210,000.00
    ANN ARBOR        MI   48105          2            06/20/97         00
    0430314740                           05           08/01/97          0
    1581106870                           O            07/01/27
    0


    1599512          074/G02             F          102,550.00         ZZ
                                         360        102,422.06          1
    6015 TOMAHAWK TRAIL                8.375            779.46         80
                                       8.125            779.46      128,200.00
    FORT WAYNE       IN   46804          1            06/16/97         00
    0430314757                           05           08/01/97          0
    1581107068                           O            07/01/27
    0


    1599513          074/G02             F           45,500.00         ZZ
                                         360         45,443.22          1
    20 WEST CUSTER AVENUE              8.375            345.84         65
                                       8.125            345.84       70,900.00
    OSHKOSH          WI   54901          5            06/16/97         00
    0430314765                           05           08/01/97          0
    1581107148                           N            07/01/27
    0


    1599514          074/G02             F           71,900.00         ZZ
                                         360         71,819.08          2
    1227-9 WEST 8TH STREET             8.875            572.07         90
                                       8.625            572.07       79,900.00
    ANDERSON         IN   46016          1            06/27/97         14
    0430314773                           05           08/01/97         25
    1581107352                           N            07/01/27
    0


    1599515          074/G02             F           35,550.00         ZZ
                                         360         35,508.95          1
    4407 SIMPSON AVENUE                8.750            279.67         90
                                       8.500            279.67       39,500.00
    CINCINNATI       OH   45227          1            06/16/97         14
    0430314781                           05           08/01/97         25
    1581107432                           N            07/01/27
    0


    1599516          074/G02             F           59,400.00         ZZ
                                         360         59,333.16          1
    1713 KETNER AVENUE                 8.875            472.61         90
                                       8.625            472.61       66,000.00
1


    TOLEDO           OH   43613          1            06/06/97         14
    0430314799                           05           08/01/97         25
    1581107476                           N            07/01/27
    0


    1599517          074/G02             F           50,400.00         ZZ
                                         360         50,343.27          1
    112 LINCOLN                        8.875            401.01         90
                                       8.625            401.01       56,000.00
    HUDSON           MI   49247          1            06/18/97         14
    0430314807                           05           08/01/97         25
    1581107829                           N            07/01/27
    0


    1599518          074/G02             F           88,650.00         ZZ
                                         360         88,547.62          1
    33 HADLEY ROAD                     8.750            697.41         90
                                       8.500            697.41       98,500.00
    CINCINNATI       OH   45218          1            06/27/97         14
    0430314815                           05           08/01/97         25
    1581107931                           N            07/01/27
    0


    1599520          074/G02             F           45,000.00         ZZ
                                         360         44,948.02          1
    103 MARIE AVENUE                   8.750            354.02         90
                                       8.500            354.02       50,000.00
    PITTSBURGH       PA   15209          1            06/20/97         01
    0430314823                           05           08/01/97         25
    1581108628                           N            07/01/27
    0


    1599521          074/G02             F           88,400.00         ZZ
                                         360         88,297.89          1
    830 NORTH EAST STREET              8.750            695.45         85
                                       8.500            695.45      104,000.00
    FENTON           MI   48430          5            06/24/97         14
    0430314831                           05           08/01/97         12
    1581108923                           O            07/01/27
    0


    1599522          074/G02             F          170,300.00         ZZ
                                         360        170,098.18          1
    5656 CLIFFSIDE                     8.625          1,324.58         84
                                       8.375          1,324.58      205,000.00
    TROY             MI   48098          5            06/19/97         14
    0430314849                           05           08/01/97         12
    1581109234                           O            07/01/27
    0
1




    1599523          074/G02             F           85,600.00         ZZ
                                         360         85,498.56          1
    733 SABLE RIDGE DRIVE              8.625            665.79         80
                                       8.375            665.79      107,000.00
    GREENWOOD        IN   46142          1            06/17/97         00
    0430314856                           05           08/01/97          0
    1581109595                           O            07/01/27
    0


    1599524          074/G02             F           52,100.00         ZZ
                                         360         52,048.54          2
    3317 WEST 88TH STREET              9.500            438.09         90
                                       9.250            438.09       57,900.00
    CLEVELAND        OH   44102          1            06/27/97         14
    0430314864                           05           08/01/97         25
    1581109813                           N            07/01/27
    0


    1599525          074/G02             F           45,450.00         ZZ
                                         360         45,400.15          1
    816 FRANKLIN STREET                9.000            365.71         90
                                       8.750            365.71       50,500.00
    HAMILTON         OH   45013          1            06/18/97         14
    0430314872                           05           08/01/97         25
    1581110437                           N            07/01/27
    0


    1599526          074/G02             F           84,600.00         ZZ
                                         360         84,511.94          3
    6304 11TH AVENUE                   9.250            695.99         90
                                       9.000            695.99       94,000.00
    KENOSHA          WI   53143          1            06/12/97         14
    0430314880                           05           08/01/97         25
    1583046769                           O            07/01/27
    0


    1599527          074/G02             F           67,500.00         ZZ
                                         360         67,401.85          1
    2366 SOUTH 10TH STREET             9.625            573.75         90
                                       9.375            573.75       75,000.00
    MILWAUKEE        WI   53215          2            05/23/97         01
    0430314898                           05           07/01/97         25
    1583047218                           N            06/01/27
    0


    1599528          074/G02             F           66,500.00         ZZ
                                         360         66,403.64          1
1


    1127-29 SOUTH 31ST STREET          9.625            565.25         87
                                       9.375            565.25       77,000.00
    MILWAUKEE        WI   53215          2            05/12/97         14
    0430314906                           05           07/01/97         25
    1583047513                           N            06/01/27
    0


    1599529          074/G02             F           32,400.00         ZZ
                                         360         32,349.21          4
    3000-02 KEOKUK STREET              9.250            266.55         90
                                       9.000            266.55       36,000.00
    SAINT LOUIS      MO   63118          1            05/22/97         14
    0430314914                           05           07/01/97         25
    1583047535                           O            06/01/27
    0


    1599530          074/G02             F          110,500.00         ZZ
                                         360        110,375.64          3
    303 ST PATRICK STREET              8.875            879.19         85
                                       8.625            879.19      130,000.00
    RAPID CITY       SD   57701          5            06/04/97         14
    0430314922                           05           08/01/97         12
    1583050551                           O            07/01/27
    0


    1599531          074/G02             F           55,000.00         ZZ
                                         360         54,941.24          1
    N6739 LAKE DRIVE                   9.125            447.50         63
                                       8.875            447.50       88,000.00
    WHITEWATER       WI   53190          1            06/02/97         00
    0430314930                           05           08/01/97          0
    1583050802                           O            07/01/27
    0


    1599533          074/G02             F          164,800.00         ZZ
                                         360        164,604.70          1
    58 CONCORD RIDGE ROAD              8.625          1,281.80         80
                                       8.375          1,281.80      206,000.00
    RARITAN TWP      NJ   08822          1            06/18/97         00
    0430314948                           05           08/01/97          0
    1587062381                           O            07/01/27
    0


    1599534          074/G02             F          132,000.00         ZZ
                                         360        131,636.88          1
    765 KAMINSKI DRIVE                 8.625          1,026.69         75
                                       8.375          1,026.69      176,000.00
    RAHWAY           NJ   07065          1            06/13/97         00
    0430314955                           05           08/01/97          0
1


    1587064729                           O            07/01/27
    0


    1599535          074/G02             F          119,000.00         ZZ
                                         360        118,518.49          1
    6925 ELKINS AVENUE                 8.500            915.01         85
                                       8.250            915.01      140,000.00
    OXON HILL        MD   20745          5            05/06/97         01
    0430314963                           05           07/01/97         12
    1587064831                           O            06/01/27
    0


    1599536          074/G02             F           93,500.00         ZZ
                                         360         93,285.30          1
    5621 WHEATSHEAF COURT              8.500            718.94         85
                                       8.250            718.94      110,000.00
    VIRGINIA BEACH   VA   23464          2            06/13/97         01
    0430314971                           05           08/01/97         25
    1587065368                           O            07/01/27
    0


    1599537          074/G02             F          161,200.00         ZZ
                                         360        160,998.90          1
    13213 MADISON POINTE WAY           8.375          1,225.24         80
                                       8.125          1,225.24      201,500.00
    CHESTERFIELD     VA   23832          1            06/20/97         00
    0430314989                           05           08/01/97          0
    1587066713                           O            07/01/27
    0


    1599538          074/G02             F          180,600.00         ZZ
                                         360        180,401.96          2
    459 SHANNON PLACE                  9.000          1,453.15         73
                                       8.750          1,453.15      250,000.00
    CLIFFSIDE PARK   NJ   07010          2            06/19/97         00
    0430314997                           05           08/01/97          0
    1587068005                           O            07/01/27
    0


    1599539          074/G02             F          210,000.00         ZZ
                                         360        209,651.84          1
    9954 LOCHMOORE LANE                8.250          1,577.66         58
                                       8.000          1,577.66      368,000.00
    VIENNA           VA   22181          1            06/24/97         00
    0430315002                           03           08/01/97          0
    1587068490                           O            07/01/27
    0


1


    1599540          074/G02             F          130,800.00         ZZ
                                         360        130,636.83          1
    15308 NOTTINGHAM DRIVE             8.375            994.18         80
                                       8.125            994.18      163,500.00
    MANASSAS         VA   20112          2            06/10/97         00
    0430315010                           05           08/01/97          0
    1587070109                           O            07/01/27
    0


    1599541          074/G02             F          259,350.00         ZZ
                                         360        259,042.66          1
    5002 NINIAN COURT                  8.625          2,017.20         95
                                       8.375          2,017.20      273,000.00
    ALEXANDRIA       VA   22310          2            06/18/97         01
    0430315028                           05           08/01/97         30
    1587070142                           O            07/01/27
    0


    1599542          074/G02             F          100,000.00         ZZ
                                         360         99,875.24          1
    18050 OHARA CIRCLE                 8.375            760.08         80
                                       8.125            760.08      125,000.00
    OLNEY            MD   20832          2            06/16/97         01
    0430315036                           03           08/01/97         12
    1587070947                           N            07/01/27
    0


    1599544          074/G02             F           63,000.00         ZZ
                                         360         62,901.24          3
    619 38TH STREET                    9.250            518.29         90
                                       9.000            518.29       70,000.00
    WEST PALM BEACH  FL   33407          1            06/06/97         04
    0430315051                           05           07/01/97         25
    1589102603                           N            06/01/27
    0


    1599547          074/G02             F          105,900.00         ZZ
                                         360        105,748.20          1
    2203 SW 173 AVENUE                 9.125            861.64         80
                                       8.875            861.64      132,395.00
    MIRAMAR          FL   33029          1            06/03/97         00
    0430315085                           03           08/01/97          0
    1589106535                           O            07/01/27
    0


    1599548          074/G02             F           32,000.00         ZZ
                                         360         31,963.03          1
    221 MERIDAN AVENUE 4               8.750            251.75         52
    #404                               8.500            251.75       62,000.00
1


    MIAMI BEACH      FL   33139          1            06/27/97         00
    0430315093                           01           08/01/97          0
    1589107491                           N            07/01/27
    0


    1599549          074/G02             F          152,000.00         ZZ
                                         360        151,824.45          4
    709 SW 9TH TERRACE                 8.750          1,195.79         95
                                       8.500          1,195.79      160,000.00
    FORT LAUDERDALE  FL   33315          1            06/13/97         12
    0430315101                           05           08/01/97         30
    1589108869                           O            07/01/27
    0


    1599551          074/G02             F           63,750.00         ZZ
                                         360         63,652.64          1
    3155 GULF OF MEXICO DRIVE          9.375            530.25         75
    #255                               9.125            530.25       85,000.00
    LONGBOAT KEY     FL   34228          1            05/15/97         00
    0430315127                           20           07/01/97          0
    1589110419                           N            06/01/27
    0


    1599552          074/G02             F           69,200.00         T
                                         360         69,082.74          1
    540 BRICKELL KEY DRIVE             8.875            550.59         80
    UNIT #214                          8.625            550.59       86,500.00
    MIAMI            FL   33131          1            06/05/97         00
    0430315135                           01           07/01/97          0
    1589111364                           O            06/01/27
    0


    1599553          074/G02             F           87,000.00         ZZ
                                         360         86,840.76          1
    1801 COLLINS AVENUE #L-7           8.500            668.96         63
                                       8.250            668.96      140,000.00
    MIAMI            FL   33139          2            06/05/97         00
    0430315143                           22           08/01/97          0
    1589112120                           O            07/01/27
    0


    1599554          074/G02             F           32,400.00         ZZ
                                         360         32,367.99          1
    8520 SW 133RD ROAD                 9.500            272.44         69
    UNIT #209                          9.250            272.44       47,000.00
    MIAMI            FL   33183          1            06/10/97         00
    0430315150                           01           08/01/97          0
    1589113100                           O            07/01/27
    0
1




    1599556          074/G02             F          145,350.00         ZZ
                                         360        145,198.72          4
    50 WEST 16TH STREET                9.250          1,195.76         95
                                       9.000          1,195.76      153,000.00
    HIALEAH          FL   33010          1            06/11/97         12
    0430315176                           05           08/01/97         30
    1589113734                           O            07/01/27
    0


    1599557          074/G02             F           89,300.00         ZZ
                                         360         89,207.05          2
    15611-13 NW 47TH AVENUE            9.250            734.65         95
                                       9.000            734.65       94,000.00
    HIALEAH          FL   33054          1            06/13/97         12
    0430315184                           05           08/01/97         30
    1589113767                           O            07/01/27
    0


    1599558          074/G02             F           96,000.00         ZZ
                                         360         95,891.96          1
    356 MALAGA AVENUE                  8.875            763.82         81
                                       8.625            763.82      119,000.00
    CORAL GABLES     FL   33134          1            06/24/97         12
    0430315192                           05           08/01/97         12
    1589114806                           N            07/01/27
    0


    1599559          074/G02             F           56,700.00         ZZ
                                         360         56,092.51          1
    7817 KIMBERLY BOULEVARD            9.500            476.77         90
                                       9.250            476.77       63,000.00
    NORTH LAUDERDAL  FL   33068          1            06/19/97         01
    0430315200                           05           08/01/97         25
    1589115241                           N            07/01/27
    0


    1599560          074/G02             F           66,500.00         ZZ
                                         360         66,427.07          1
    604 WOODGATE CIRCLE, UNIT C        9.000            535.08         77
                                       8.750            535.08       86,500.00
    SUNRISE          FL   33326          1            06/05/97         00
    0430315218                           01           08/01/97          0
    1589115423                           O            07/01/27
    0


    1599561          074/G02             F          135,200.00         ZZ
                                         360        135,047.84          1
1


    1474 HARBOUR SIDE DRIVE            8.875          1,075.72         80
                                       8.625          1,075.72      169,000.00
    FORT LAUDERDALE  FL   33326          1            06/06/97         00
    0430315226                           03           08/01/97          0
    1589115944                           O            07/01/27
    0


    1599562          074/G02             F          106,400.00         ZZ
                                         360        106,280.26          1
    27 SW 9TH AVENUE                   8.875            846.57         80
                                       8.625            846.57      133,000.00
    BOCA RATON       FL   33486          1            06/09/97         00
    0430315234                           05           08/01/97          0
    1589115955                           O            07/01/27
    0


    1599563          074/G02             F           63,000.00         ZZ
                                         360         62,932.69          1
    2461 NW 173 TERRACE                9.125            512.59         90
                                       8.875            512.59       70,000.00
    MIAMI            FL   33056          1            06/16/97         12
    0430315242                           05           08/01/97         25
    1589116492                           N            07/01/27
    0


    1599564          074/G02             F           73,800.00         T
                                         360         73,716.94          1
    1270 GULF BOULEVARD UNIT 1605      8.875            587.19         90
                                       8.625            587.19       82,000.00
    CLEARWATER       FL   34630          1            06/13/97         01
    0430315259                           06           08/01/97         25
    1589117225                           O            07/01/27
    0


    1599565          074/G02             F          124,000.00         ZZ
                                         360        123,845.32          1
    770 S PALM AVENUE                  8.375            942.49         80
                                       8.125            942.49      155,000.00
    SARASOTA         FL   34236          1            06/24/97         00
    0430315267                           06           08/01/97          0
    1589117655                           O            07/01/27
    0


    1599566          074/G02             F           36,900.00         ZZ
                                         360         36,862.58          1
    10875 SW 112 AVENUE                9.375            306.92         90
                                       9.125            306.92       41,000.00
    MIAMI            FL   33176          1            06/20/97         12
    0430315275                           01           08/01/97         25
1


    1589118749                           N            07/01/27
    0


    1599567          074/G02             F           40,000.00         ZZ
                                         360         39,951.35          1
    4595 CHANCELLOR ST, NE #342        8.500            307.57         80
                                       8.250            307.57       50,000.00
    ST PETERSBURG    FL   33703          1            06/20/97         00
    0430315283                           01           08/01/97          0
    1589118771                           O            07/01/27
    0


    1599568          074/G02             F           36,400.00         T
                                         360         36,361.09          1
    9296 SW 154TH PLACE                9.125            296.17         35
                                       8.875            296.17      106,450.00
    MIAMI            FL   33196          1            06/27/97         00
    0430327726                           05           08/01/97          0
    1589118840                           O            07/01/27
    0


    1599569          074/G02             F           43,900.00         ZZ
                                         360         43,832.97          1
    304 MARIANA WAY                    9.375            365.14         88
                                       9.125            365.14       50,000.00
    KISSIMMEE        FL   34758          1            05/22/97         01
    0430315291                           03           07/01/97         25
    1590039322                           N            06/01/27
    0


    1599571          074/G02             F           30,000.00         ZZ
                                         360         29,576.68          1
    3179 DUANE AVENUE                  8.625            233.34         55
                                       8.375            233.34       55,200.00
    OLDSMAR          FL   34677          1            06/06/97         00
    0430315317                           05           08/01/97          0
    1590043691                           N            07/01/27
    0


    1599572          074/G02             F          132,000.00         ZZ
                                         360        131,843.56          1
    5764 OAKLEAF AVENUE                8.625          1,026.69         80
                                       8.375          1,026.69      165,000.00
    MILFORD          OH   45150          1            06/05/97         00
    0430315325                           05           08/01/97          0
    1590043862                           O            07/01/27
    0


1


    1599573          074/G02             F           40,050.00         ZZ
                                         360         40,008.30          1
    8824 CAVENDER DRIVE                9.250            329.49         90
                                       9.000            329.49       44,500.00
    JACKSONVILLE     FL   32216          1            06/10/97         04
    0430315333                           05           08/01/97         30
    1590044560                           N            07/01/27
    0


    1599574          074/G02             F           36,000.00         ZZ
                                         360         35,960.51          1
    808 SOUTH MAGNOLIA AVENUE          9.000            289.67         80
                                       8.750            289.67       45,000.00
    SANFORD          FL   32771          1            06/17/97         14
    0430315341                           05           08/01/97         12
    1590044945                           N            07/01/27
    0


    1599575          074/G02             F           71,900.00         ZZ
                                         360         71,700.92          1
    2944 CIALELLA PASS                 8.875            572.07         90
                                       8.625            572.07       79,900.00
    SAINT CLOUD      FL   34772          1            06/26/97         14
    0430315358                           03           08/01/97         25
    1590045041                           N            07/01/27
    0


    1599577          074/G02             F           69,800.00         ZZ
                                         360         69,687.70          2
    71425 SAN JACINTO DRIVE            9.125            567.92         95
                                       8.875            567.92       73,500.00
    RANCHO MIRAGE    CA   92270          1            05/01/97         10
    0430315366                           05           07/01/97         30
    1595033550                           O            06/01/27
    0


    1599578          074/G02             F          244,000.00         ZZ
                                         360        243,710.84          1
    363 BLAZING STAR COURT             8.625          1,897.81         80
                                       8.375          1,897.81      305,000.00
    WINDSOR          CA   95492          1            06/03/97         00
    0430315374                           03           08/01/97          0
    1595037754                           O            07/01/27
    0


    1599579          074/G02             F          127,800.00         ZZ
                                         360        127,648.54          1
    380 SOUTH SHAFFER STREET           8.625            994.02         90
                                       8.375            994.02      142,000.00
1


    ORANGE           CA   92866          1            06/23/97         11
    0430315382                           05           08/01/97         25
    1595043520                           N            07/01/27
    0


    1599580          074/G02             F           40,000.00         ZZ
                                         360         39,957.25          1
    227 BLOMQUIST DRIVE                9.125            325.46         80
                                       8.875            325.46       50,000.00
    BAKERSFIELD      CA   93309          1            06/01/97         04
    0430315390                           05           08/01/97         17
    1596031094                           N            07/01/27
    0


    1599581          074/G02             F           38,700.00         ZZ
                                         360         38,656.46          1
    267 SHOREWOOD UNIT G D             8.875            307.91         90
                                       8.625            307.91       43,000.00
    GLENDALE HEIGHT  IL   60139          1            06/27/97         04
    0430315408                           01           08/01/97         25
    1602097299                           N            07/01/27
    0


    1599582          074/G02             F           76,500.00         ZZ
                                         360         76,413.90          1
    4505 DUMOULIN AVE                  8.875            608.67         90
                                       8.625            608.67       85,000.00
    LISLE            IL   60532          1            06/02/97         21
    0430315416                           05           08/01/97         25
    1602097619                           N            07/01/27
    0


    1599583          074/G02             F           43,000.00         ZZ
                                         360         42,957.53          1
    127 N WOLF  UNIT 67B               9.500            361.57         75
                                       9.250            361.57       57,500.00
    WHEELING         IL   60090          5            06/10/97         00
    0430315424                           01           08/01/97          0
    1606078208                           O            07/01/27
    0


    1599585          074/G02             F           60,000.00         ZZ
                                         360         59,923.22          1
    141 MAGNOLIA LANE                  8.250            450.76         45
                                       8.000            450.76      133,500.00
    LINDENHURST      IL   60046          1            06/27/97         00
    0430315440                           05           08/01/97          0
    1613025530                           O            07/01/27
    0
1




    1599586          074/G02             F          193,200.00         ZZ
                                         360        193,004.11          2
    2332 WEST MELROSE                  9.375          1,606.94         70
                                       9.125          1,606.94      276,000.00
    CHICAGO          IL   60657          5            06/17/97         00
    0430315457                           05           08/01/97          0
    1617015684                           O            07/01/27
    0


    1599587          074/G02             F           72,400.00         ZZ
                                         360         72,320.60          1
    4524 W 88TH STREET                 9.000            582.55         80
                                       8.750            582.55       90,500.00
    HOMETOWN         IL   60456          1            06/20/97         00
    0430315465                           05           08/01/97          0
    1621147452                           O            07/01/27
    0


    1599588          074/G02             F           80,000.00         ZZ
                                         360         79,907.61          1
    4815 S LAVERGNE                    8.750            629.36         73
                                       8.500            629.36      110,000.00
    CHICAGO          IL   60638          1            06/16/97         00
    0430315473                           05           08/01/97          0
    1621148626                           O            07/01/27
    0


    1599589          074/G02             F           67,000.00         ZZ
                                         360         66,922.62          1
    14600 S MCKINLEY AVE               8.750            527.09         73
                                       8.500            527.09       92,000.00
    POSEN            IL   60469          1            06/24/97         00
    0430315481                           05           08/01/97          0
    1621148921                           O            07/01/27
    0


    1599591          074/G02             F           56,000.00         ZZ
                                         360         55,935.33          1
    11649 S BISHOP                     8.750            440.55         80
                                       8.500            440.55       70,000.00
    CHICAGO          IL   60643          1            06/09/97         00
    0430315507                           05           08/01/97          0
    1625011838                           O            07/01/27
    0


    1599592          074/G02             F           44,100.00         ZZ
                                         360         44,055.29          4
1


    4539 FLAD                          9.375            366.80         90
                                       9.125            366.80       49,000.00
    ST LOUIS         MO   63110          1            06/16/97         11
    0430315515                           05           08/01/97         25
    1632023429                           N            07/01/27
    0


    1599593          074/G02             F           53,600.00         ZZ
                                         360         53,504.68          1
    3414 LOUISIANA AVE NO              8.500            412.14         80
                                       8.250            412.14       67,000.00
    CRYSTAL          MN   55427          1            06/25/97         00
    0430315523                           05           08/01/97          0
    1664091112                           O            07/01/27
    0


    1599594          074/G02             F           36,000.00         ZZ
                                         360         35,956.23          2
    3822 W MT VERNON AVE               8.500            276.81         90
                                       8.250            276.81       40,000.00
    MILWAUKEE        WI   53208          1            06/26/97         10
    0430315531                           05           08/01/97         25
    1671084707                           N            07/01/27
    0


    1599595          074/G02             F           23,050.00         T
                                         360         22,832.13          1
    3010 PHILADELPHIA AVE              8.375            175.20         60
    N-203                              8.125            175.20       38,500.00
    OCEAN CITY       MD   21842          1            06/19/97         00
    0430315549                           01           08/01/97          0
    1731149445                           O            07/01/27
    0


    1599596          074/G02             F          201,600.00         ZZ
                                         360        201,342.02          1
    9729 IRONMASTER DRIVE              8.250          1,514.55         80
                                       8.000          1,514.55      252,000.00
    BURKE            VA   22015          1            06/13/97         00
    0430315556                           03           08/01/97          0
    1761106962                           O            07/01/27
    0


    1599597          074/G02             F           54,150.00         ZZ
                                         360         54,036.39          1
    629 RIVER REACH                    8.875            430.84         95
                                       8.625            430.84       57,000.00
    VIRGINIA BEACH   VA   23452          1            06/03/97         11
    0430315564                           01           07/01/97         30
1


    1781062779                           O            06/01/27
    0


    1599598          074/G02             F           94,000.00         ZZ
                                         360         93,894.21          1
    421 VILLA DUNES DRIVE              8.875            747.91         75
                                       8.625            747.91      125,500.00
    NAGS HEAD        NC   27959          1            06/10/97         00
    0430315572                           05           08/01/97          0
    1784035670                           O            07/01/27
    0


    1599599          074/G02             F           47,000.00         ZZ
                                         360         46,939.85          1
    856 PATRICK HENRY DRIVE            8.250            353.10         62
                                       8.000            353.10       77,000.00
    BLACKSBURG       VA   24060          1            06/06/97         00
    0430315580                           03           08/01/97          0
    1785011634                           O            07/01/27
    0


    1599600          074/G02             F           65,000.00         ZZ
                                         360         64,888.61          1
    2055 MT TABOR ROAD                 8.875            517.17         70
                                       8.625            517.17       93,000.00
    BLACKSBURG       VA   24060          1            06/04/97         00
    0430315598                           05           08/01/97          0
    1785011656                           O            07/01/27
    0


    1599601          074/G02             F           90,000.00         ZZ
                                         360         89,890.57          1
    7313 LITTLE RIVER DAM ROAD         8.500            692.02         65
                                       8.250            692.02      140,500.00
    RADFORD          VA   24141          1            06/20/97         00
    0430315606                           05           08/01/97          0
    1785012091                           N            07/01/27
    0


    1599602          074/G02             F          100,000.00         ZZ
                                         360         99,884.52          1
    4214 OAKWOOD CIRCLE                8.750            786.70         38
                                       8.500            786.70      265,000.00
    RADFORD          VA   24141          1            06/06/97         00
    0430315614                           05           08/01/97          0
    1785012353                           O            07/01/27
    0


1


    1599603          074/G02             F           75,000.00         ZZ
                                         360         74,877.95          1
    315 SILVER LEAF DRIVE              8.375            570.05         71
                                       8.125            570.05      107,000.00
    CHRISTIANSBURG   VA   24073          1            06/20/97         00
    0430315622                           03           08/01/97          0
    1785012615                           O            07/01/27
    0


    1599604          074/G02             F           60,000.00         ZZ
                                         360         59,921.23          1
    12 LAKECREST PATH                  8.125            445.50         75
                                       7.875            445.50       80,000.00
    WEYMOUTH         MA   02188          1            06/19/97         00
    0430315630                           05           08/01/97          0
    1811071223                           N            07/01/27
    0


    1599605          074/G02             F          108,000.00         ZZ
                                         360        107,872.02          1
    55 BERNARD CIRCLE                  8.625            840.01         80
                                       8.375            840.01      135,000.00
    VINEYARD HAVEN   MA   02568          1            06/06/97         00
    0430315648                           05           08/01/97          0
    1811071686                           O            07/01/27
    0


    1599606          074/G02             F          144,000.00         ZZ
                                         360        143,762.25          4
    1 AARON STREET                     9.000          1,158.66         90
                                       8.750          1,158.66      160,000.00
    FRAMINGHAM       MA   01701          1            06/02/97         21
    0430315655                           05           07/01/97         25
    1813084601                           N            06/01/27
    0


    1599607          074/G02             F           48,600.00         ZZ
                                         360         48,554.47          1
    202 SWANSON ROAD UNIT 514          9.750            417.55         90
                                       9.500            417.55       54,500.00
    BOXBOROUGH       MA   01719          1            06/09/97         21
    0430315663                           01           08/01/97         25
    1813085138                           N            07/01/27
    0


    1599608          074/G02             F           26,500.00         ZZ
                                         360         26,471.69          3
    289 OXFORD STREET                  9.125            215.61         47
                                       8.875            215.61       57,000.00
1


    PROVIDENCE       RI   02907          5            06/06/97         00
    0430315671                           05           08/01/97          0
    1814065839                           N            07/01/27
    0


    1599609          074/G02             F          135,000.00         ZZ
                                         360        134,859.49          3
    173 175 WILLIAMS STREET            9.250          1,110.61         90
                                       9.000          1,110.61      150,000.00
    PROVIDENCE       RI   02903          1            06/17/97         04
    0430315689                           05           08/01/97         25
    1814065861                           N            07/01/27
    0


    1599610          074/G02             F           52,600.00         ZZ
                                         360         52,536.04          1
    14 MARK ROAD                       8.500            404.45         80
                                       8.250            404.45       65,750.00
    FRANKLIN         NH   03235          1            06/17/97         00
    0430315697                           05           08/01/97          0
    1815022547                           O            07/01/27
    0


    1599611          074/G02             F           70,000.00         ZZ
                                         360         69,919.16          1
    8 VILLAGE GREEN                    8.750            550.69         41
                                       8.500            550.69      172,000.00
    NORFOLK          MA   02056          5            06/09/97         00
    0430315705                           05           08/01/97          0
    1815022627                           N            07/01/27
    0


    1599612          074/G02             F           90,000.00         ZZ
                                         360         89,641.33          1
    35 GATES LANE                      8.750            708.03         61
                                       8.500            708.03      148,000.00
    FREMONT          NH   03044          2            05/29/97         00
    0430315713                           05           07/01/97          0
    1816006218                           O            06/01/27
    0


    1599613          074/G02             F          180,000.00         ZZ
                                         360        179,797.43          1
    7 ATLANTIC AVENUE                  8.875          1,432.16         65
                                       8.625          1,432.16      280,000.00
    ROCKPORT         MA   01966          1            06/06/97         00
    0430315721                           05           08/01/97          0
    1816007083                           O            07/01/27
    0
1




    1599614          074/G02             F          208,000.00         ZZ
                                         360        207,771.91          2
    734-736 KNAPPS HIGHWAY             9.000          1,673.62         73
                                       8.750          1,673.62      285,000.00
    FAIRFIELD        CT   06430          2            06/05/97         00
    0430315739                           05           08/01/97          0
    1817114497                           O            07/01/27
    0


    1599615          074/G02             F           32,000.00         ZZ
                                         360         31,963.98          2
    85-89 MANILA PLACE                 8.875            254.61         80
                                       8.625            254.61       40,000.00
    BRIDGEPORT       CT   06610          1            06/09/97         04
    0430315747                           05           08/01/97         12
    1817115150                           N            07/01/27
    0


    1599616          074/G02             F          145,600.00         ZZ
                                         360        145,436.14          1
    297 FLAX HILL ROAD                 8.875          1,158.46         80
                                       8.625          1,158.46      182,000.00
    NORWALK          CT   06854          1            06/16/97         00
    0430315754                           05           08/01/97          0
    1817117101                           O            07/01/27
    0


    1599617          074/G02             F          130,000.00         ZZ
                                         360        129,861.12          1
    165 OLD FARMS ROAD                 9.125          1,057.72         52
                                       8.875          1,057.72      252,500.00
    WEST SIMSBURY    CT   06092          1            06/10/97         00
    0430315762                           05           08/01/97          0
    1817117305                           O            07/01/27
    0


    1599619          074/G02             F           78,300.00         ZZ
                                         360         78,167.33          1
    2 WASHINGTON CT UNIT 6             8.875            622.99         90
                                       8.625            622.99       87,000.00
    STAMFORD         CT   06907          1            06/03/97         21
    0430315770                           01           07/01/97         25
    1817117597                           N            06/01/27
    0


    1599620          074/G02             F           44,000.00         ZZ
                                         360         43,927.37          1
1


    107 TWIN CIRCLE DRIV               9.000            354.03         80
                                       8.750            354.03       55,000.00
    SOUTH WINDSOR    CT   06074          1            06/02/97         00
    0430327734                           01           07/01/97          0
    1817117666                           O            06/01/27
    0


    1599621          074/G02             F           52,500.00         ZZ
                                         360         52,440.92          1
    5330 SHOOKSTOWN RD                 8.875            417.71         66
                                       8.625            417.71       80,000.00
    FREDERICK        MD   21702          5            06/02/97         00
    0430315788                           05           08/01/97          0
    1821118447                           N            07/01/27
    0


    1599622          074/G02             F           99,920.00         ZZ
                                         360         99,741.74          1
    5101 HUNTINGDON DRIVE              8.625            777.17         80
                                       8.375            777.17      124,900.00
    RALEIGH          NC   27606          1            06/02/97         00
    0430315796                           05           07/01/97          0
    1841107523                           O            06/01/27
    0


    1599623          074/G02             F           51,300.00         ZZ
                                         360         51,151.30          2
    1717 SHERWOOD STREET               9.125            417.39         90
                                       8.875            417.39       57,000.00
    GREENSBORO       NC   27403          1            05/21/97         01
    0430315804                           05           07/01/97         25
    1841110222                           N            06/01/27
    0


    1599624          074/G02             F           66,500.00         ZZ
                                         360         66,430.78          1
    7419 RENA MAE LANE                 9.250            547.08         90
                                       9.000            547.08       73,900.00
    CHARLOTTE        NC   28227          1            06/09/97         21
    0430315812                           03           08/01/97         25
    1842004300                           N            07/01/27
    0


    1599638          575/575             F           83,300.00         ZZ
                                         360         83,196.08          1
    291 ELDERBERRY DRIVE               8.375            633.14         85
                                       8.125            633.14       98,000.00
    LEVITTOWN        PA   19054          1            06/25/97         11
    972337087                            05           08/01/97         20
1


    972337087                            N            07/01/27
    0


    1599650          F25/G02             F          216,000.00         ZZ
                                         360        215,872.47          4
    54 BAYARD STREET                   8.625          1,680.03         80
                                       8.375          1,680.03      270,000.00
    NEW ROCHELLE     NY   10805          1            07/31/97         00
    0430326272                           05           09/01/97          0
    R9706101                             N            08/01/27
    0


    1599665          964/G02             F          224,950.00         ZZ
                                         360        224,802.85          1
    1898 MAGNOLIA WAY                  8.125          1,670.25         79
                                       7.875          1,670.25      285,000.00
    WALNUT CREEK     CA   94595          5            07/21/97         00
    0430326827                           05           09/01/97          0
    26320                                O            08/01/27
    0


    1599698          927/G02             F          299,950.00         T
                                         360        299,492.00          1
    1920 BAY HILL DRIVE                9.375          2,494.84         60
                                       9.125          2,494.84      500,000.00
    LAS VEGAS        NV   89117          5            05/23/97         00
    0430284661                           03           07/01/97          0
    322792                               O            06/01/27
    0


    1599748          180/G02             F          139,400.00         ZZ
                                         360        139,319.80          2
    4665-4667 WEST EXPOSITION AVEN     8.750          1,096.66         90
                                       8.500          1,096.66      154,900.00
    DENVER           CO   80219          1            07/16/97         10
    0430335190                           05           09/01/97         25
    4621348                              N            08/01/27
    0


    1599768          A26/G02             F          180,000.00         ZZ
                                         360        180,000.00          3
    48-26 59TH STREET                  8.750          1,416.07         51
                                       8.500          1,416.07      358,000.00
    WOODSIDE         NY   11377          5            07/31/97         00
    0430335406                           05           10/01/97          0
    8817                                 O            09/01/27
    0


1


    1599774          A26/G02             F          180,000.00         ZZ
                                         360        179,890.95          1
    1757 OCEAN AVENUE                  8.500          1,384.05         75
                                       8.250          1,384.05      242,000.00
    BROOKLYN         NY   11230          5            07/25/97         00
    0430342162                           05           09/01/97          0
    131068                               O            08/01/27
    0


    1599778          180/G02             F          120,000.00         ZZ
                                         360        119,929.15          1
    1525 MONACO PARKWAY                8.625            933.35         67
                                       8.375            933.35      180,000.00
    DENVER           CO   80220          5            07/24/97         00
    0430337659                           05           09/01/97          0
    4577284                              O            08/01/27
    0


    1599835          405/405             F           99,000.00         ZZ
                                         360         98,940.02          1
    34 GREENFIELD                      8.500            761.23         90
                                       8.250            761.23      110,000.00
    IRVINE           CA   92604          1            07/14/97         10
    8244345                              01           09/01/97         30
    8244345                              N            08/01/27
    0


    1599859          225/225             F           62,000.00         ZZ
                                         360         61,964.33          1
    6617 WEST 80TH TERRACE             8.750            487.75         85
                                       8.500            487.75       73,000.00
    OVERLAND PARK    KS   66204          1            07/10/97         04
    8054000                              05           09/01/97         20
    8054000                              N            08/01/27
    0


    1599887          604/G02             F          119,200.00         ZZ
                                         360        119,125.91          2
    34 HERSEY STREET                   8.375            906.01         80
                                       8.125            906.01      149,000.00
    PORTLAND         ME   04103          1            07/15/97         00
    0430329110                           05           09/01/97          0
    32100537                             O            08/01/27
    0


    1599906          830/G02             F          125,000.00         ZZ
                                         360        124,844.07          1
    2186 WEST 8910 SOUTH               8.375            950.09         66
                                       8.125            950.09      189,900.00
1


    WEST JORDAN      UT   84088          1            06/30/97         00
    0430339200                           05           08/01/97          0
    530225                               O            07/01/27
    0


    1599920          E53/G02             F           30,100.00         ZZ
                                         360         30,084.39          2
    5433-35 5TH AVE                    9.250            247.63         70
                                       9.000            247.63       43,000.00
    FT MYERS         FL   33907          2            07/18/97         00
    0430327502                           05           09/01/97          0
    11401070                             N            08/01/27
    0


    1599924          E53/G02             F           29,400.00         ZZ
                                         360         29,384.75          2
    5437-39 5TH AVE                    9.250            241.87         70
                                       9.000            241.87       42,000.00
    FT MYERS         FL   33907          2            07/18/97         00
    0430329797                           05           09/01/97          0
    11401071                             N            08/01/27
    0


    1599938          676/676             F          360,000.00         ZZ
                                         360        359,752.25          1
    204 KUUHOA PLACE                   7.875          2,610.25         80
                                       7.625          2,610.25      450,000.00
    KAILUA           HI   96734          1            07/08/97         00
    780100292003                         05           09/01/97          0
    780100292003                         O            08/01/27
    0


    1599941          180/G02             F           80,900.00         T
                                         360         80,855.81          1
    1079 ERIC COURT                    9.000            650.94         75
                                       8.750            650.94      107,900.00
    KISSIMMEE        FL   34744          1            07/30/97         00
    0430333666                           09           09/01/97          0
    4796132                              O            08/01/27
    0


    1599957          688/G02             F          226,100.00         ZZ
                                         352        225,821.95          1
    6901 FALLSBROOK COURT              8.750          1,787.17         76
                                       8.500          1,787.17      300,000.00
    ROSEVILLE        CA   95746          1            04/07/97         00
    0430309922                           05           08/01/97          0
    UNKNOWN                              O            11/01/26
    0
1




    1599960          A19/G02             F           90,000.00         ZZ
                                         360         89,948.22          1
    11 TURKEY SHORE ROAD               8.750            708.03         63
                                       8.500            708.03      145,000.00
    IPSWICH          MA   01938          1            08/01/97         00
    0430302554                           01           09/01/97          0
    6109                                 O            08/01/27
    0


    1599966          F64/G02             F           52,000.00         ZZ
                                         360         51,967.68          1
    198 WOODLAKE VILLAS                8.375            395.24         80
                                       8.125            395.24       65,000.00
    HILTON HEAD ISL  SC   29926          2            07/25/97         00
    0430328385                           01           09/01/97          0
    211458                               O            08/01/27
    0


    1599988          F34/G02             F          135,900.00         ZZ
                                         360        135,743.05          4
    2816 PINETREE DRIVE                8.750          1,069.13         80
                                       8.500          1,069.13      169,900.00
    MIAMI BEACH      FL   33140          1            06/30/97         00
    0430287540                           05           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1600006          B75/G02             F           87,300.00         ZZ
                                         360         86,544.44          1
    2335 BROOKFIELD DRIVE              8.750            686.79         80
                                       8.500            686.79      109,170.00
    BULLHEAD CITY    AZ   86442          1            06/11/97         00
    0430331272                           03           08/01/97          0
    2889954                              O            07/01/27
    0


    1600024          369/G02             F          118,250.00         ZZ
                                         360        118,044.38          1
    13929 LAUREL TRACE DRIVE           8.750            930.28         75
                                       8.500            930.28      157,885.00
    CHARLOTTE        NC   28212          1            06/05/97         00
    0430334177                           03           07/01/97          0
    60082724                             O            06/01/27
    0


    1600094          560/560             F           49,500.00         ZZ
                                         360         49,467.62          1
1


    7034 19TH STREET N 7               8.125            367.54         60
                                       7.875            367.54       83,000.00
    OAKDALE          MN   55128          1            07/15/97         00
    450778386                            09           09/01/97          0
    450778386                            O            08/01/27
    0


    1600156          E22/G02             F          102,400.00         ZZ
                                         360        102,281.75          1
    81 RHOADES AVE                     8.750            805.58         80
                                       8.500            805.58      128,000.00
    EWING            NJ   00038          1            06/25/97         00
    0410455174                           05           08/01/97          0
    410455174                            O            07/01/27
    0


    1600181          E67/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    56856 ENTERPRISE DRIVE D-7         8.000            340.10         90
                                       7.750            340.10       51,500.00
    SUNRIVER         OR   97707          2            07/28/97         01
    0430310540                           03           10/01/97         25
    06449                                O            09/01/27
    0


    1600215          637/G02             F           78,500.00         ZZ
                                         360         78,448.65          1
    3290 SECRET LAKE TRAIL             8.125            582.86         79
                                       7.875            582.86      100,000.00
    COOL             CA   95614          1            07/24/97         00
    0430334102                           03           09/01/97          0
    9893900                              O            08/01/27
    0


    1600226          180/G02             F          107,500.00         ZZ
                                         360        107,441.28          4
    705 SW 15TH AVENUE                 9.000            864.97         90
                                       8.750            864.97      119,500.00
    FORT LAUDERDALE  FL   33312          1            07/23/97         10
    0430333526                           05           09/01/97         25
    4796215                              N            08/01/27
    0


    1600228          180/G02             F           71,400.00         ZZ
                                         360         71,358.93          1
    12672 FOREST DRIVE                 8.750            561.70         70
                                       8.500            561.70      103,000.00
    THORNTON         CO   80241          1            07/11/97         00
    0430311258                           09           09/01/97          0
1


    4578084                              N            08/01/27
    0


    1600311          225/225             F          136,200.00         ZZ
                                         360        135,603.86          1
    41 ALYSSA DRIVE                    7.750            975.76         79
                                       7.500            975.76      172,900.00
    PICKERINGTON     OH   43147          1            07/17/97         00
    8054614                              05           09/01/97          0
    8054614                              O            08/01/27
    0


    1600571          575/G02             F           57,150.00         ZZ
                                         360         57,095.02          2
    825 NW 17TH STREET                 9.625            485.77         90
                                       9.375            485.77       63,500.00
    OKLAHOMA CITY    OK   73106          1            06/16/97         10
    0430293266                           05           08/01/97         25
    972330272                            N            07/01/27
    0


    1600760          B75/G02             F           37,500.00         ZZ
                                         360         37,479.52          1
    1347 PACHECO COURT                 9.000            301.73         75
    UNIT 7                             8.750            301.73       50,000.00
    SANTA FE         NM   87501          1            07/15/97         00
    0430328872                           04           09/01/97          0
    7141997                              N            08/01/27
    0


    1600793          G52/G02             F          133,110.00         ZZ
                                         360        133,035.37          1
    9105 WOOD DRIVE                    8.875          1,059.09         90
                                       8.625          1,059.09      147,900.00
    SCOTTSDALE       AZ   85260          3            07/29/97         01
    0430342642                           03           09/01/97         25
    1600793                              N            08/01/27
    0


    1600804          B75/G02             F           37,500.00         ZZ
                                         360         37,479.52          1
    1347 PACHECO COURT                 9.000            301.73         75
    UNIT 5                             8.750            301.73       50,000.00
    SANTA FE         NM   87501          1            07/15/97         00
    0430329276                           04           09/01/97          0
    7141989                              N            08/01/27
    0


1


    1600822          225/225             F           57,150.00         ZZ
                                         360         57,117.95          2
    1625 NORTH COLGATE                 8.875            454.72         90
                                       8.625            454.72       63,500.00
    SPRINGFIELD      MO   65802          1            07/17/97         14
    8053517                              05           09/01/97         25
    8053517                              N            08/01/27
    0


    1600848          180/G02             F           64,800.00         ZZ
                                         360         64,760.74          1
    1920 SOUTH 9TH AVENUE              8.500            498.26         87
                                       8.250            498.26       75,000.00
    YUMA             AZ   85364          2            07/17/97         10
    0430333534                           05           09/01/97         25
    4991873                              N            08/01/27
    0


    1600867          B75/G02             F          190,000.00         ZZ
                                         360        189,884.89          1
    41475 FAIRFIELD CIRCLE             8.500          1,460.94         78
                                       8.250          1,460.94      245,000.00
    PARKER           CO   80134          4            07/21/97         00
    0430339010                           05           09/01/97          0
    2935476                              O            08/01/27
    0


    1600874          131/G02             F          128,500.00         ZZ
                                         360        128,424.13          4
    10326 - 10328 185TH AVENUE SW      8.625            999.46         77
                                       8.375            999.46      168,500.00
    ROCHESTER        WA   98579          1            07/16/97         00
    0430332882                           05           09/01/97          0
    6210018                              N            08/01/27
    0


    1600978          455/G02             F          311,900.00         ZZ
                                         360        311,520.74          1
    520 NEWPORT TRACE                  8.500          2,398.25         80
                                       8.250          2,398.25      389,900.00
    ALPHARETTA       GA   30202          1            06/30/97         00
    0430343574                           03           08/01/97          0
    55959                                O            07/01/27
    0


    1600985          180/G02             F           53,500.00         ZZ
                                         360         53,466.75          1
    6019 W AVALON DRIVE                8.375            406.64         77
                                       8.125            406.64       70,000.00
1


    PHOENIX          AZ   85033          2            07/10/97         00
    0430331280                           05           09/01/97          0
    4666566                              O            08/01/27
    0


    1600989          638/G02             F          162,750.00         ZZ
                                         360        162,663.39          1
    20471 TULSA STREET                 9.125          1,324.19         75
                                       8.875          1,324.19      217,000.00
    CHATSWORTH       CA   91311          1            07/18/97         00
    0430311126                           05           09/01/97          0
    08650832                             N            08/01/27
    0


    1600996          225/225             F          120,000.00         ZZ
                                         360        119,917.41          1
    3400 25TH AVE W                    7.875            870.09         75
    #304                               7.625            870.09      160,000.00
    SEATTLE          WA   98199          1            07/11/97         00
    805424500                            01           09/01/97          0
    805424500                            O            08/01/27
    0


    1601009          A46/G02             F           94,400.00         ZZ
                                         360         94,335.03          1
    12704 TANTARA DRIVE                7.875            684.47         80
                                       7.625            684.47      118,000.00
    AUSTIN           TX   78729          1            07/28/97         00
    0430340505                           03           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1601020          E13/G02             F          104,000.00         ZZ
                                         360        103,937.00          1
    9380 TWIN TRAILS DRIVE 105         8.500            799.67         88
                                       8.250            799.67      118,500.00
    SAN DIEGO        CA   92129          2            07/23/97         11
    0430337923                           01           09/01/97         25
    210792                               O            08/01/27
    0


    1601022          001/G02             F          123,300.00         ZZ
                                         360        123,227.20          1
    230-232 WEST NEWTON STREET         8.625            959.02         90
    UNIT D                             8.375            959.02      137,000.00
    BOSTON           MA   02115          1            07/23/97         01
    0430336479                           01           09/01/97         25
    1517454                              N            08/01/27
    0
1




    1601023          687/G02             F           76,000.00         ZZ
                                         360         75,960.60          1
    2506 NORTH MONITOR                 9.250            625.23         79
                                       9.000            625.23       97,000.00
    CHICAGO          IL   60639          1            07/28/97         00
    0430332551                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1601024          253/253             F          135,000.00         ZZ
                                         360        134,904.71          1
    884 S SIERRA AVE                   7.750            967.16         75
                                       7.500            967.16      181,000.00
    SOLANA BEACH     CA   92075          1            07/30/97         00
    331070                               01           09/01/97          0
    331070                               O            08/01/27
    0


    1601025          E13/G02             F          119,000.00         ZZ
                                         360        118,931.53          1
    8408 SOUTH PRAIRIE AVENUE          8.750            936.18         77
                                       8.500            936.18      155,000.00
    CHICAGO          IL   60619          2            07/18/97         00
    0430310730                           05           09/01/97          0
    210806                               O            08/01/27
    0


    1601039          B77/G02             F           70,000.00         ZZ
                                         360         69,958.68          1
    1501 SOUTH FLAGLER DRIVE           8.625            544.45         80
    UNIT 7G                            8.375            544.45       87,500.00
    WEST PALM BEACH  FL   33401          1            08/01/97         00
    0430333393                           06           09/01/97          0
    97002298                             O            08/01/27
    0


    1601084          A33/G02             F           49,500.00         ZZ
                                         360         49,471.52          1
    320 S FROST                        8.750            389.42         90
                                       8.500            389.42       55,000.00
    SAGINAW          MI   48603          1            07/30/97         04
    0430331546                           05           09/01/97         25
    H0011040524                          N            08/01/27
    0


    1601087          560/560             F           96,000.00         ZZ
                                         360         95,943.32          1
1


    14 SHEPARD HILL ROAD               8.625            746.68         80
                                       8.375            746.68      120,000.00
    HAMDEN           CT   06514          1            07/25/97         00
    450787312                            07           09/01/97          0
    450787312                            O            08/01/27
    0


    1601089          A33/G02             F           60,300.00         ZZ
                                         360         60,300.00          1
    316 SO OTTAWA ST                   9.250            496.07         90
                                       9.000            496.07       67,000.00
    TECUMSEH         MI   49286          1            08/05/97         14
    0430341339                           05           10/01/97         25
    H0003040124                          N            09/01/27
    0


    1601099          A59/G02             F           76,500.00         ZZ
                                         360         76,448.67          1
    4100 150TH STREET WEST             8.000            561.33         90
                                       7.750            561.33       85,000.00
    ROSEMOUNT        MN   55068          1            07/22/97         14
    0430293225                           05           09/01/97         25
    1601099                              O            08/01/27
    0


    1601125          180/G02             F           45,500.00         ZZ
                                         360         45,470.98          1
    4400 SOUTH QUEBEC STREET           8.250            341.83         70
    #G-207                             8.000            341.83       65,000.00
    DENVER           CO   80237          1            07/24/97         00
    0430335141                           01           09/01/97          0
    4620852                              N            08/01/27
    0


    1601127          180/G02             F          104,400.00         ZZ
                                         360        104,341.47          1
    12933 DEXTER WAY                   8.875            830.65         90
                                       8.625            830.65      116,000.00
    THORNTON         CO   80241          1            07/21/97         04
    0430336321                           05           09/01/97         25
    4621090                              N            08/01/27
    0


    1601132          638/G02             F          117,000.00         ZZ
                                         360        116,932.02          3
    5228 SOUTH TALMAN AVENUE           8.875            930.90         90
                                       8.625            930.90      130,000.00
    CHICAGO          IL   60632          1            07/22/97         10
    0430330852                           05           09/01/97         25
1


    8654857                              N            08/01/27
    0


    1601143          638/G02             F           33,750.00         ZZ
                                         360         33,731.57          1
    2804 CAMPBELL DRIVE                9.000            271.56         90
                                       8.750            271.56       37,500.00
    CHAMPAIGN        IL   61821          1            07/22/97         10
    0430330886                           05           09/01/97         25
    8653830                              N            08/01/27
    0


    1601157          E22/G02             F          121,500.00         ZZ
                                         360        121,380.00          1
    8121 KINGS RIDGE ROAD              9.500          1,021.64         90
                                       9.250          1,021.64      135,000.00
    FRISCO           TX   75035          1            06/27/97         04
    0410455331                           05           08/01/97         25
    410455331                            N            07/01/27
    0


    1601179          180/G02             F          105,400.00         ZZ
                                         360        105,337.77          1
    1760 W 6TH AVE                     8.625            819.79         85
                                       8.375            819.79      125,000.00
    BROOMFIELD       CO   80020          5            07/18/97         10
    0430331991                           05           09/01/97         12
    4578050                              O            08/01/27
    0


    1601192          731/G02             F          456,000.00         ZZ
                                         360        455,716.57          1
    4343 PARK VERDI                    8.375          3,465.93         80
                                       8.125          3,465.93      570,000.00
    CALABASAS        CA   91302          2            07/22/97         00
    0430310110                           05           09/01/97          0
    411714132                            O            08/01/27
    0


    1601209          883/G02             F           66,675.00         ZZ
                                         360         66,633.56          1
    552 MYRA STREET                    8.375            506.78         75
                                       8.125            506.78       88,900.00
    NEPTUNE BEACH    FL   32266          1            07/23/97         00
    0430334425                           05           09/01/97          0
    05001433                             N            08/01/27
    0


1


    1601216          B75/G02             F          154,400.00         ZZ
                                         360        154,299.00          1
    4740 BEVAN ROAD                    8.125          1,146.42         80
                                       7.875          1,146.42      193,000.00
    MARYSVILLE       CA   95901          4            07/16/97         00
    0430332791                           05           09/01/97          0
    2935393                              O            08/01/27
    0


    1601217          D03/G02             F          420,000.00         ZZ
                                         360        419,732.18          1
    640 NORTH SAN ANTONIO ROAD         8.250          3,155.32         79
                                       8.000          3,155.32      535,000.00
    LOS ALTOS        CA   94022          5            07/18/97         00
    0430326074                           05           09/01/97          0
    99825935                             O            08/01/27
    0


    1601227          E53/G02             F           27,200.00         T
                                         360         27,184.75          1
    3700 NW 88 AVE                     8.875            216.42         80
    #310                               8.625            216.42       34,000.00
    SUNRISE          FL   33322          1            07/29/97         00
    0430329292                           01           09/01/97          0
    11108520                             O            08/01/27
    0


    1601238          B75/G02             F           66,150.00         ZZ
                                         360         66,113.87          1
    2614 CHARIOT LANE                  9.000            532.26         90
                                       8.750            532.26       73,500.00
    GARLAND          TX   75044          1            07/23/97         14
    0430339283                           05           09/01/97         25
    2944056                              N            08/01/27
    0


    1601249          862/G02             F          335,400.00         T
                                         360        335,002.53          1
    57667 INTERLACHEN                  8.625          2,608.71         80
                                       8.375          2,608.71      420,000.00
    LA QUINTA        CA   92253          1            06/11/97         96
    0430290411                           03           08/01/97          0
    4481339                              O            07/01/27
    0


    1601264          B75/G02             F           55,500.00         ZZ
                                         360         55,468.89          1
    15301 E 40TH ST                    8.875            441.58         90
                                       8.625            441.58       61,700.00
1


    INDEPENDENCE     MO   64055          1            07/18/97         11
    0430343699                           05           09/01/97         25
    2941656                              O            08/01/27
    0


    1601330          638/G02             F           88,200.00         ZZ
                                         360         88,151.82          1
    4079 DEFFORD PLACE                 9.000            709.68         90
                                       8.750            709.68       98,000.00
    LOWER PROVIDENC  PA   19403          1            07/21/97         04
    0430310185                           03           09/01/97         25
    08652830                             N            08/01/27
    0


    1601331          F03/G02             F          161,500.00         ZZ
                                         360        161,402.16          1
    343 SILVER SPRING COURT            8.500          1,241.80         85
                                       8.250          1,241.80      190,000.00
    COLORADO SPRING  CO   80919          5            07/25/97         01
    0430330662                           05           09/01/97         12
    DEN11064                             O            08/01/27
    0


    1601333          638/G02             F          130,000.00         ZZ
                                         360        129,925.21          1
    1271 OAK HILL AVENUE               8.750          1,022.71         54
                                       8.500          1,022.71      241,000.00
    SOUTH PASADENA   CA   91030          5            07/17/97         00
    0430335505                           05           09/01/97          0
    8652966                              O            08/01/27
    0


    1601350          180/G02             F           86,800.00         ZZ
                                         360         86,747.41          1
    5200 SOUTH LAKESHORE DRIVE         8.500            667.42         70
    #225                               8.250            667.42      124,000.00
    TEMPE            AZ   85283          1            07/21/97         00
    0430333559                           01           09/01/97          0
    4917381                              O            08/01/27
    0


    1601351          828/G02             F           64,400.00         ZZ
                                         360         64,357.87          1
    4120 MODLIN AVENUE                 8.125            478.17         80
                                       7.875            478.17       80,500.00
    FORT WORTH       TX   76107          1            07/23/97         00
    0430328237                           05           09/01/97          0
    77030001                             O            08/01/27
    0
1




    1601358          180/G02             F          101,250.00         ZZ
                                         360        101,191.75          1
    11062 ROSALIE DRIVE                8.750            796.53         90
                                       8.500            796.53      112,500.00
    NORTHGLENN       CO   80233          1            07/15/97         10
    0430337063                           05           09/01/97         25
    4621124                              N            08/01/27
    0


    1601364          180/G02             F           62,000.00         ZZ
                                         360         61,966.13          1
    1235 9TH AVENUE SE                 9.000            498.87         90
                                       8.750            498.87       68,900.00
    ROCHESTER        MN   55904          1            07/24/97         10
    0430339614                           05           09/01/97         25
    4621199                              N            08/01/27
    0


    1601370          A38/G02             F           82,500.00         ZZ
                                         360         82,447.40          1
    407 MEADOW CREEK DRIVE             8.250            619.79         79
                                       8.000            619.79      105,000.00
    MANSFIELD        TX   76063          1            07/28/97         00
    0430336636                           05           09/01/97          0
    1210515                              O            08/01/27
    0


    1601811          B75/G02             F           48,600.00         ZZ
                                         360         48,543.87          1
    3366 VINEYARD HAVEN PLACE          8.750            382.34         90
                                       8.500            382.34       54,000.00
    MEMPHIS          TN   38128          1            06/24/97         12
    0430311373                           05           08/01/97         25
    2957413                              N            07/01/27
    0


    1601847          688/G02             F           73,500.00         ZZ
                                         360         73,417.28          1
    4403 MANCHESTER AVENUE             8.875            584.80         70
                                       8.625            584.80      105,000.00
    EL PASO          TX   79903          5            06/24/97         00
    0430332437                           05           08/01/97          0
    47837                                N            07/01/27
    0


    1601849          003/G02             F           82,700.00         ZZ
                                         360         82,611.63          1
1


    7259 SUMMERTONE LANE               9.125            672.88         90
                                       8.875            672.88       91,900.00
    AUSTELL          GA   30001          1            06/30/97         12
    0430328294                           05           08/01/97         25
    10003143                             N            07/01/27
    0


    1601854          E13/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    2074 MOUNTAIN VIEW DRIVE           8.125          1,009.80         80
                                       7.875          1,009.80      170,000.00
    ESCONDIDO        CA   92027          2            08/01/97         00
    0430350462                           05           10/01/97          0
    211724                               O            09/01/27
    0


    1601866          A33/G02             F           47,700.00         ZZ
                                         360         47,700.00          1
    5005 CR 23                         9.375            396.74         60
                                       9.125            396.74       80,000.00
    AUBURN           IN   46706          5            07/28/97         00
    0430335794                           05           10/01/97          0
    H0006040251                          N            09/01/27
    0


    1601870          966/G02             F           61,600.00         ZZ
                                         360         61,564.56          1
    550 SHEALY STREET                  8.750            484.61         80
                                       8.500            484.61       77,000.00
    HOUSTON          TX   77598          5            07/31/97         00
    0430337782                           03           09/01/97          0
    30003775                             N            08/01/27
    0


    1601876          129/G02             F          103,000.00         ZZ
                                         360        102,943.73          1
    10983 LESURE                       9.000            828.77         77
                                       8.750            828.77      134,000.00
    STERLING HGTS    MI   48312          5            07/21/97         00
    0430344572                           05           09/01/97          0
    3500006469                           O            08/01/27
    0


    1601879          B99/G02             F           75,000.00         ZZ
                                         360         74,952.18          1
    LOT #2 60 EAST STREET              8.250            563.45         37
                                       8.000            563.45      205,000.00
    UXBRIDGE         MA   01569          1            08/01/97         00
    0430303941                           05           09/01/97          0
1


    KD976106                             O            08/01/27
    0


    1601893          560/560             F          191,200.00         ZZ
                                         360        191,084.16          1
    42 HIDDEN BAY DR 42                8.500          1,470.17         80
                                       8.250          1,470.17      239,000.00
    DARTMOUTH        MA   02747          1            07/14/97         00
    450777115                            01           09/01/97          0
    450777115                            O            08/01/27
    0


    1601974          B68/G02             F          190,000.00         ZZ
                                         360        189,869.25          1
    23 SPARROWHAWK                     7.875          1,377.63         80
                                       7.625          1,377.63      237,500.00
    IRVINE           CA   92714          1            07/18/97         00
    0430349282                           03           09/01/97          0
    77027047                             O            08/01/27
    0


    1601975          E13/G02             F           60,800.00         T
                                         360         60,766.79          1
    11959 NW 11TH STREET               9.000            489.21         80
                                       8.750            489.21       76,000.00
    PEMBROKE PINES   FL   33026          1            07/23/97         23
    0430311084                           01           09/01/97          0
    213245                               O            08/01/27
    0


    1601977          638/G02             F          158,400.00         ZZ
                                         360        158,311.20          4
    197 NORTH REDWOOD ROAD             8.875          1,260.30         90
                                       8.625          1,260.30      176,000.00
    SALT LAKE CITY   UT   84116          1            07/25/97         04
    0430328633                           05           09/01/97         25
    8650587                              N            08/01/27
    0


    1602008          638/G02             F          158,400.00         ZZ
                                         360        158,311.20          4
    197 NORTH REDWOOD ROAD             8.875          1,260.30         90
                                       8.625          1,260.30      176,000.00
    SALT LAKE CITY   UT   84116          1            07/25/97         10
    0430328773                           05           09/01/97         25
    8651053                              N            08/01/27
    0


1


    1602016          B93/G02             F          325,000.00         ZZ
                                         360        324,803.11          1
    5832 EAST AGAVE PLACE              8.500          2,498.97         64
                                       8.250          2,498.97      510,000.00
    CAREFREE         AZ   85377          5            07/21/97         00
    0430335570                           03           09/01/97          0
    1000017206                           O            08/01/27
    0


    1602020          637/G02             F           34,650.00         ZZ
                                         360         34,627.90          1
    3321 A WEST VERMONT AVENUE         8.250            260.32         90
                                       8.000            260.32       38,500.00
    PHOENIX          AZ   85017          1            07/23/97         10
    0430338335                           03           09/01/97         25
    9965724                              N            08/01/27
    0


    1602030          937/G02             F          102,130.00         T
                                         360        102,077.05          1
    2050 WEST WARM SPRINGS ROAD        9.250            840.20         70
    #4324                              9.000            840.20      145,900.00
    HENDERSON        NV   89014          1            07/17/97         00
    0430310649                           03           09/01/97          0
    48486                                O            08/01/27
    0


    1602031          001/G02             F           80,000.00         ZZ
                                         360         80,000.00          4
    836 CANTERBURY STREET              8.500            615.14         52
                                       8.250            615.14      155,000.00
    ROSLINDALE       MA   02131          5            08/20/97         00
    0430349175                           05           10/01/97          0
    1517213                              N            09/01/27
    0


    1602036          209/G02             F          208,000.00         ZZ
                                         360        207,867.36          1
    23102 JAMES MONROE HWY             8.250          1,562.64         80
                                       8.000          1,562.64      260,000.00
    ALDIE            VA   20105          1            07/25/97         00
    0430331009                           05           09/01/97          0
    971735018                            O            08/01/27
    0


    1602049          180/G02             F           52,200.00         ZZ
                                         360         52,169.97          1
    2407 MAYWOOD STREET                8.750            410.66         90
                                       8.500            410.66       58,000.00
1


    GREENSBORO       NC   27410          1            07/31/97         10
    0430342188                           05           09/01/97         25
    4855656                              N            08/01/27
    0


    1602053          A46/G02             F           28,000.00         ZZ
                                         360         27,983.47          1
    940 S W 57TH STREET                8.625            217.78         80
                                       8.375            217.78       35,000.00
    OKLAHOMA CITY    OK   73109          1            07/17/97         00
    0430330910                           05           09/01/97          0
    926070                               N            08/01/27
    0


    1602098          664/G02             F           28,350.00         ZZ
                                         360         28,321.23          1
    16 HEDGE COURT                     9.375            235.81         90
                                       9.125            235.81       31,500.00
    CHAMPAIGN        IL   61821          1            07/01/97         01
    0430309989                           05           08/01/97         25
    2306876                              N            07/01/27
    0


    1602099          664/G02             F          192,000.00         ZZ
                                         360        191,760.49          1
    4527 STARK AVENUE                  8.375          1,459.34         80
                                       8.125          1,459.34      240,000.00
    WOODLAND HILLS   CA   91364          1            06/25/97         00
    0430293480                           05           08/01/97          0
    2296440                              O            07/01/27
    0


    1602102          731/G02             F           39,600.00         ZZ
                                         360         39,559.86          1
    800 BALLARD BRIDGE ROAD            9.375            329.37         90
                                       9.125            329.37       44,000.00
    CARROLLTON       GA   30117          1            06/27/97         01
    0430311407                           05           08/01/97         25
    3140864326                           N            07/01/27
    0


    1602111          638/G02             F          110,500.00         ZZ
                                         360        110,431.32          1
    6871 SOUTH LOTUS WAY               8.375            839.88         85
                                       8.125            839.88      130,000.00
    WEST JORDAN      UT   84084          5            07/21/97         10
    0430310276                           05           09/01/97         12
    08653797                             O            08/01/27
    0
1




    1602114          225/225             F          140,000.00         ZZ
                                         360        139,921.51          1
    8130 WEST 93RD STREET              8.875          1,113.91         80
                                       8.625          1,113.91      175,000.00
    HICKORY HILLS    IL   60457          5            07/22/97         04
    8053566                              05           09/01/97         12
    8053566                              O            08/01/27
    0


    1602336          354/354             F          122,175.00         ZZ
                                         360        122,026.43          1
    5809 GRANDEL BLVD                  8.500            939.43         75
                                       8.250            939.43      162,900.00
    LOUISVILLE       KY   40223          1            06/30/97         00
    24749517                             05           08/01/97          0
    24749517                             O            07/01/27
    0


    1602340          354/354             F          264,099.00         T
                                         360        263,603.08          1
    514 MAGNOLIA WAY                   8.375          2,007.35         70
                                       8.125          2,007.35      377,285.00
    COROLLA          NC   27927          1            05/23/97         00
    24914624                             03           07/01/97          0
    24914624                             O            06/01/27
    0


    1602343          354/354             F          140,316.00         ZZ
                                         360        140,145.38          1
    2921 MELBOURNE TERRACE             8.500          1,078.91         80
                                       8.250          1,078.91      175,395.00
    MT JULIET        TN   37122          1            06/13/97         00
    24987125                             03           08/01/97          0
    24987125                             O            07/01/27
    0


    1602345          354/354             F          120,000.00         ZZ
                                         360        119,846.43          1
    1927 SPANISH OAK DRIVE SOUTH       8.250            901.52         75
                                       8.000            901.52      160,000.00
    PALM HARBOR      FL   34683          1            06/30/97         00
    24994998                             03           08/01/97          0
    24994998                             O            07/01/27
    0


    1602348          354/354             F           48,000.00         ZZ
                                         360         47,914.37          1
1


    10 AZALEA AVENUE                   8.625            373.34         54
                                       8.375            373.34       89,900.00
    ASHEVILLE        NC   28803          1            05/23/97         00
    25038902                             05           07/01/97          0
    25038902                             O            06/01/27
    0


    1602355          354/354             F           77,625.00         ZZ
                                         360         77,482.92          1
    2060 FERBOW STREET                 8.500            596.87         75
                                       8.250            596.87      103,500.00
    CREEDMOOR        NC   27522          1            05/16/97         00
    25085689                             03           07/01/97          0
    25085689                             O            06/01/27
    0


    1602369          354/354             F           73,850.00         ZZ
                                         360         73,707.72          1
    8608 EAST 78TH STREET SOUTH        8.250            554.82         70
                                       8.000            554.82      105,500.00
    TULSA            OK   74133          1            05/30/97         00
    25127283                             05           07/01/97          0
    25127283                             O            06/01/27
    0


    1602379          354/354             F           69,350.00         ZZ
                                         360         69,223.04          1
    162 CHATHAM ROAD                   8.500            533.25         75
                                       8.250            533.25       92,500.00
    ASHEVILLE        NC   28804          1            05/21/97         00
    25165861                             05           07/01/97          0
    25165861                             O            06/01/27
    0


    1602384          354/354             F          300,000.00         ZZ
                                         360        299,644.49          1
    3712 NORTHEAST 200TH STREET        8.625          2,333.37         79
                                       8.375          2,333.37      380,000.00
    MIAMI            FL   33180          1            06/12/97         00
    25173394                             03           08/01/97          0
    25173394                             O            07/01/27
    0


    1602400          354/354             F          111,200.00         ZZ
                                         360        110,985.80          1
    7770 STANWAY PLACE WEST            8.250            835.41         80
                                       8.000            835.41      139,000.00
    BOCA RATON       FL   33433          1            05/09/97         00
    25197518                             03           07/01/97          0
1


    25197518                             O            06/01/27
    0


    1602401          354/354             F           76,000.00         ZZ
                                         360         75,245.76          1
    1338 E. NORTH STREET               8.125            564.30         80
                                       7.875            564.30       95,000.00
    GREENVILLE       SC   29607          1            05/30/97         00
    25198243                             05           07/01/97          0
    25198243                             O            06/01/27
    0


    1602405          354/354             F           83,500.00         ZZ
                                         360         83,330.78          1
    10231 DONEGAL PLACE                8.000            612.70         69
                                       7.750            612.70      121,000.00
    CHESTERFIELD     VA   23832          1            05/23/97         00
    25214487                             05           07/01/97          0
    25214487                             O            06/01/27
    0


    1602406          354/354             F           97,000.00         ZZ
                                         360         96,817.83          1
    1003 SOUTH GABRIEL DRIVE           8.375            737.28         52
                                       8.125            737.28      190,000.00
    LEANDER          TX   78641          1            05/27/97         00
    25215971                             03           07/01/97          0
    25215971                             O            06/01/27
    0


    1602420          354/354             F           42,000.00         ZZ
                                         360         41,947.59          1
    13625 CARRIBEAN BOULEVARD          8.375            319.24         60
                                       8.125            319.24       70,000.00
    FORT MYERS       FL   33905          5            06/16/97         00
    25227190                             05           08/01/97          0
    25227190                             O            07/01/27
    0


    1602422          354/354             F          168,000.00         ZZ
                                         360        167,800.91          1
    7070 CONDON DRIVE                  8.625          1,306.69         71
                                       8.375          1,306.69      238,000.00
    SAN DIEGO        CA   92122          1            06/02/97         00
    25228974                             05           08/01/97          0
    25228974                             O            07/01/27
    0


1


    1602424          354/354             F           45,100.00         ZZ
                                         360         45,045.16          1
    44 BROADVIEW AVENUE                8.500            346.78         66
                                       8.250            346.78       69,000.00
    ASHEVILLE        NC   28803          1            06/25/97         00
    25229592                             05           08/01/97          0
    25229592                             O            07/01/27
    0


    1602426          354/354             F           68,500.00         ZZ
                                         360         68,405.39          1
    7304 KORT WAY                      7.875            496.68         57
                                       7.625            496.68      122,000.00
    LOUISVILLE       KY   40220          2            06/05/97         00
    25230673                             05           08/01/97          0
    25230673                             O            07/01/27
    0


    1602428          354/354             F           75,750.00         ZZ
                                         360         75,607.74          1
    3334 LAKEHAVEN DRIVE               8.375            575.76         75
                                       8.125            575.76      101,000.00
    KINGWOOD         TX   77339          1            05/23/97         00
    25233438                             03           07/01/97          0
    25233438                             O            06/01/27
    0


    1602433          354/354             F          144,000.00         ZZ
                                         360        143,618.96          1
    3805 LOCHN'ORA PKWY                8.375          1,094.51         75
                                       8.125          1,094.51      194,000.00
    DURHAM           NC   27705          1            06/27/97         00
    25236449                             03           08/01/97          0
    25236449                             O            07/01/27
    0


    1602444          354/354             F           95,000.00         ZZ
                                         360         94,821.61          1
    200 OLD EVANS ROAD                 8.375            722.07         80
                                       8.125            722.07      120,000.00
    CLAYTON          NC   27520          1            06/04/97         00
    25243502                             05           07/01/97          0
    25243502                             O            06/01/27
    0


    1602446          354/354             F           84,800.00         ZZ
                                         360         84,699.50          1
    1356 HINTON STREET                 8.625            659.57         80
                                       8.375            659.57      106,000.00
1


    PORT CHARLOTTE   FL   33952          1            06/23/97         00
    25243957                             05           08/01/97          0
    25243957                             O            07/01/27
    0


    1602447          354/354             F           80,000.00         ZZ
                                         360         79,900.20          1
    134 HIDEAWAY LANE                  8.375            608.06         46
                                       8.125            608.06      177,000.00
    MOORESVILLE      NC   28115          1            06/24/97         00
    25244369                             05           08/01/97          0
    25244369                             O            07/01/27
    0


    1602451          354/354             F           65,000.00         ZZ
                                         360         64,884.02          1
    5020 STERLING MANOR DRIVE          8.625            505.57         54
                                       8.375            505.57      120,900.00
    TAMPA            FL   33647          1            05/29/97         00
    25247826                             03           07/01/97          0
    25247826                             O            06/01/27
    0


    1602454          354/354             F           20,000.00         T
                                         360         19,977.49          1
    6051 BANTRY BAY                    8.875            159.13         24
                                       8.625            159.13       83,795.00
    SAN ANTONIO      TX   78240          1            06/02/97         00
    25249160                             09           08/01/97          0
    25249160                             O            07/01/27
    0


    1602464          354/354             F          109,052.00         ZZ
                                         360        108,912.42          1
    8809 EAST 28TH STREET EAST         8.250            819.28         76
                                       8.000            819.28      144,000.00
    PARRISH          FL   34219          1            06/16/97         00
    25255613                             03           08/01/97          0
    25255613                             O            07/01/27
    0


    1602465          354/354             F          144,000.00         ZZ
                                         360        143,829.35          1
    1717 STAIMFORD COURT               8.625          1,120.02         80
                                       8.375          1,120.02      180,000.00
    WELLINGTON       FL   33414          1            06/30/97         00
    25255720                             03           08/01/97          0
    25255720                             O            07/01/27
    0
1




    1602466          354/354             F          150,000.00         ZZ
                                         360        149,666.94          1
    18405 ANTLER WAY                   8.500          1,153.38         33
                                       8.250          1,153.38      460,000.00
    EDMOND           OK   73003          2            06/05/97         00
    25255746                             05           07/01/97          0
    25255746                             O            06/01/27
    0


    1602477          354/354             F           65,000.00         ZZ
                                         360         64,922.96          1
    922 PIRATES WAY UNIT 922           8.625            505.57         42
                                       8.375            505.57      156,000.00
    MANTEO           NC   27954          1            06/27/97         00
    25263690                             01           08/01/97          0
    25263690                             O            07/01/27
    0


    1602482          354/354             F           97,600.00         ZZ
                                         360         97,471.87          1
    2412 N DEARING STREET              8.125            724.68         80
                                       7.875            724.68      122,000.00
    ALEXANDRIA       VA   22302          1            06/20/97         00
    25267311                             01           08/01/97          0
    25267311                             O            07/01/27
    0


    1602491          354/354             F          150,400.00         ZZ
                                         360        150,212.38          1
    78 TENNIS VILLAS DRIVE             8.375          1,143.15         80
                                       8.125          1,143.15      188,000.00
    DANA POINT       CA   92629          1            06/06/97         00
    25278706                             01           08/01/97          0
    25278706                             O            07/01/27
    0


    1602500          354/354             F          296,250.00         ZZ
                                         360        295,486.95          1
    5124 GREEN REA ROAD                8.500          2,277.91         75
                                       8.250          2,277.91      395,000.00
    CHARLOTTE        NC   28226          1            06/27/97         00
    25289091                             05           08/01/97          0
    25289091                             O            07/01/27
    0


    1602515          354/354             F           39,920.00         ZZ
                                         360         39,867.58          1
1


    7031 MIDLAND DRIVE                 8.125            296.41         80
                                       7.875            296.41       49,900.00
    N. CHARLESTON    SC   29418          1            06/27/97         00
    25318288                             05           08/01/97          0
    25318288                             O            07/01/27
    0


    1603000          286/286             F           91,000.00         ZZ
                                         360         89,882.73          1
    2339 HIDDEN MOUNTAIN ROAD          8.875            724.04         70
                                       8.625            724.04      130,000.00
    SEVIERVILLE      TN   37876          5            06/23/97         00
    8644342                              05           08/01/97          0
    8644342                              N            07/01/27
    0


    1603026          209/G02             F          177,200.00         ZZ
                                         360        177,092.65          1
    264 ALEXANDRIA WAY                 8.500          1,362.52         80
                                       8.250          1,362.52      221,500.00
    BERNARDS TOWNSH  NJ   07920          1            07/25/97         00
    0430334078                           07           09/01/97          0
    975961107                            O            08/01/27
    0


    1603031          E46/G02             F           82,800.00         ZZ
                                         360         82,800.00          1
    127 FIRST AVE.                     9.250            681.18         90
                                       9.000            681.18       92,000.00
    MANASQUAN        NJ   08736          1            08/15/97         01
    0430347625                           05           10/01/97         25
    26024                                N            09/01/27
    0


    1603036          455/G02             F           89,500.00         ZZ
                                         360         89,396.63          1
    1984 AMBERLEAF COURT               8.750            704.10         80
                                       8.500            704.10      111,900.00
    JONESBORO        GA   30236          1            07/01/97         00
    0430344382                           05           08/01/97          0
    55890                                O            07/01/27
    0


    1603048          687/G02             F          327,600.00         ZZ
                                         360        327,421.06          1
    3361 BROKEN RIDGE DRIVE            9.000          2,635.94         90
                                       8.750          2,635.94      364,000.00
    MASON            OH   45040          2            07/30/97         12
    0430346106                           05           09/01/97         25
1


    546337                               O            08/01/27
    0


    1603049          687/G02             F           29,750.00         ZZ
                                         360         29,734.57          1
    2459 CREW CIRCLE                   9.250            244.75         80
                                       9.000            244.75       37,200.00
    DAYTON           OH   45459          1            07/30/97         00
    0430329219                           01           09/01/97          0
    1613715                              N            08/01/27
    0


    1603051          687/G02             F           22,600.00         ZZ
                                         360         22,588.29          1
    2457 CREW CIRCLE                   9.250            185.92         80
                                       9.000            185.92       28,300.00
    DAYTON           OH   45459          1            07/30/97         00
    0430335323                           01           09/01/97          0
    NG                                   N            08/01/27
    0


    1603074          A33/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    23725 BEACON                       9.250            699.27         90
                                       9.000            699.27       95,000.00
    FARMINGTON       MI   48336          1            08/13/97         10
    0430350322                           05           10/01/97         25
    1040399                              N            09/01/27
    0


    1603077          H13/G02             F           40,000.00         ZZ
                                         360         39,978.15          2
    3116 SAVOY PLACE                   9.000            321.85         80
                                       8.750            321.85       50,000.00
    CINCINNATI       OH   45229          1            07/28/97         00
    0430331454                           05           09/01/97          0
    10139801                             N            08/01/27
    0


    1603084          B93/G02             F           36,800.00         ZZ
                                         360         36,776.53          1
    619 NORTH 69TH AVENUE              8.250            276.47         80
                                       8.000            276.47       46,000.00
    PHOENIX          AZ   85043          1            07/31/97         00
    0430341925                           05           09/01/97          0
    1000017164                           N            08/01/27
    0


1


    1603103          J50/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    9208 W KERRY LANE                  8.250            751.27         60
                                       8.000            751.27      169,000.00
    PEORIA           AZ   85382          5            08/13/97         00
    0430341743                           03           10/01/97          0
    0041043001                           O            09/01/27
    0


    1603110          E08/G02             F           50,340.00         ZZ
                                         360         50,309.50          1
    12174 NW 36 PLACE                  8.500            387.07         60
                                       8.250            387.07       83,900.00
    FT LAUDERDALE    FL   33323          1            07/31/97         00
    0430346494                           09           09/01/97          0
    211802                               O            08/01/27
    0


    1603126          638/G02             F           67,400.00         ZZ
                                         360         67,359.17          1
    10350 LARRACK TRACE                8.500            518.25         90
                                       8.250            518.25       74,900.00
    JONESBORO        GA   30326          1            07/25/97         10
    0430330894                           05           09/01/97         25
    8653814                              N            08/01/27
    0


    1603145          140/G02             F           47,900.00         ZZ
                                         360         47,871.72          1
    2821 MCDONALD COURT SW             8.625            372.56         80
                                       8.375            372.56       59,900.00
    DECATUR          AL   35603          1            07/23/97         00
    0430331983                           07           09/01/97          0
    434066                               N            08/01/27
    0


    1603155          377/377             F           70,650.00         ZZ
                                         360         70,613.37          1
    3848 3850 MOLLANE ST NW            9.250            581.22         76
                                       9.000            581.22       93,000.00
    MASSILON         OH   44646          1            07/01/97         00
    3748092                              05           09/01/97          0
    3748092                              N            08/01/27
    0


    1603173          225/225             F           76,850.00         ZZ
                                         360         76,805.78          4
    2505 YORKSHIRE STREET              8.750            604.58         75
                                       8.500            604.58      102,500.00
1


    IRVING           TX   75061          1            07/30/97         00
    805381500                            05           09/01/97          0
    805381500                            N            08/01/27
    0


    1603178          225/225             F           76,850.00         ZZ
                                         360         76,805.78          4
    2509 YORKSHIRE DRIVE               8.750            604.58         75
                                       8.500            604.58      102,500.00
    IRVING           TX   75061          1            07/30/97         00
    8053811                              05           09/01/97          0
    8053811                              N            08/01/27
    0


    1603190          F16/G02             F          235,150.00         ZZ
                                         360        234,984.03          1
    1540 RANCHO HILLS DRIVE            7.750          1,684.65         82
                                       7.500          1,684.65      288,743.00
    CHINO HILLS      CA   91709          1            07/02/97         10
    0430310862                           05           09/01/97         12
    97117572                             O            08/01/27
    0


    1603221          B75/G02             F          180,000.00         ZZ
                                         360        179,888.12          1
    8650 S LOS FELIZ DRIVE             8.375          1,368.13         90
                                       8.125          1,368.13      200,000.00
    TEMPE            AZ   85284          1            07/23/97         01
    0430339143                           05           09/01/97         25
    2976074                              N            08/01/27
    0


    1603258          G34/G02             F          101,700.00         ZZ
                                         360        101,641.00          1
    2304 INDIAN TRAIL                  9.750            873.76         90
                                       9.500            873.76      113,000.00
    AUSTIN           TX   78703          1            06/26/97         01
    0430337691                           05           08/01/97         25
    70685069                             O            07/01/27
    0


    1603278          664/G02             F          153,000.00         ZZ
                                         360        152,813.96          4
    11611 APRIL DRIVE                  8.500          1,176.44         90
                                       8.250          1,176.44      170,000.00
    AUSTIN           TX   78753          1            06/25/97         01
    0430307272                           03           08/01/97         25
    2312148                              O            07/01/27
    0
1




    1603295          A46/G02             F          141,200.00         ZZ
                                         360        141,102.83          1
    16824 SQUAW VALLEY LANE            7.875          1,023.80         80
                                       7.625          1,023.80      176,500.00
    AUSTIN           TX   78717          1            07/18/97         00
    0430329383                           03           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1603315          J81/G02             F          575,000.00         ZZ
                                         360        574,660.52          1
    20423 10TH PLACE SOUTHWEST         8.625          4,472.29         75
                                       8.375          4,472.29      775,000.00
    NORMANDY PARK    WA   98166          1            07/18/97         00
    0430311530                           05           09/01/97          0
    X219                                 O            08/01/27
    0


    1603319          225/225             F           76,500.00         ZZ
                                         360         76,457.11          1
    612 MALLARD COURT                  8.875            608.67         90
    UNIT A-1                           8.625            608.67       85,000.00
    BARTLETT         IL   60103          1            07/31/97         12
    8053908                              05           09/01/97         25
    8053908                              N            08/01/27
    0


    1603342          209/G02             F          120,000.00         ZZ
                                         360        119,838.42          1
    114 EAST SEAVIEW                   8.000            880.52         80
                                       7.750            880.52      150,000.00
    EMERALD ISLE     NC   28594          1            06/20/97         11
    0430292904                           05           08/01/97         12
    975956800                            N            07/01/27
    0


    1603357          B99/G02             F          114,500.00         ZZ
                                         360        114,423.17          1
    17 MALBERT STREET #3               8.000            840.16         60
                                       7.750            840.16      190,990.00
    BRIGHTON         MA   02135          1            07/31/97         00
    0430301820                           01           09/01/97          0
    DL976112                             O            08/01/27
    0


    1603382          H05/H05             F          207,000.00         ZZ
                                         360        206,889.84          3
1


    1728 TAYLOR AVENUE                 9.125          1,684.22         90
                                       8.750          1,684.22      230,000.00
    BRONX            NY   10472          1            08/05/97         11
    240140004                            05           09/01/97         25
    240140004                            O            08/01/27
    0


    1603393          E45/G02             F           46,800.00         ZZ
                                         360         46,745.94          1
    101 NORTHDALE PLACE                8.750            368.18         90
                                       8.500            368.18       52,000.00
    LAWRENCEVILLE    GA   30245          1            06/30/97         10
    0430332452                           05           08/01/97         25
    33571                                N            07/01/27
    0


    1603431          001/G02             F           50,000.00         ZZ
                                         360         49,971.22          1
    10 GOODWIN STREET                  8.750            393.36         58
                                       8.500            393.36       87,000.00
    NEWPORT          RI   02840          5            07/30/97         00
    0430334169                           05           09/01/97          0
    1517364                              N            08/01/27
    0


    1603448          731/G02             F          296,000.00         ZZ
                                         360        295,825.24          1
    9771 SOUTH 3100 EAST               8.625          2,302.26         80
                                       8.375          2,302.26      370,000.00
    SANDY            UT   84092          5            06/30/97         00
    0430332205                           05           09/01/97          0
    411213990                            O            08/01/27
    0


    1603452          A78/G02             F          150,000.00         ZZ
                                         360        149,901.87          1
    123 MEADOWVIEW DRIVE               8.125          1,113.75         34
                                       7.875          1,113.75      453,000.00
    ESTES PARK       CO   80517          5            07/28/97         00
    0430341321                           05           09/01/97          0
    010052223                            O            08/01/27
    0


    1603454          229/G02             F          204,000.00         ZZ
                                         360        203,876.41          1
    25708 NE 195TH AVENUE              8.500          1,568.59         59
                                       8.250          1,568.59      350,000.00
    BATTLE GROUND    WA   98604          5            07/21/97         00
    0430335067                           05           09/01/97          0
1


    7558448                              O            08/01/27
    0


    1603462          687/G02             F           42,200.00         ZZ
                                         360         42,178.12          1
    310 TAYLOR STREET                  9.250            347.17         90
                                       9.000            347.17       46,900.00
    HENRYVILLE       IN   47126          1            07/30/97         01
    0430336032                           05           09/01/97         25
    1613316                              N            08/01/27
    0


    1603473          A26/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    1804 E 54TH STREET                 8.625          1,431.14         80
                                       8.375          1,431.14      230,000.00
    BROOKLYN         NY   11234          5            08/01/97         00
    0430329078                           05           10/01/97          0
    UNKNOWN                              O            09/01/27
    0


    1603539          963/G02             F           60,000.00         ZZ
                                         360         59,963.65          1
    3015 NORTH OCEAN BOULEVARD         8.500            461.35         50
    #PH-10                             8.250            461.35      120,000.00
    FORT LAUDERDALE  FL   33308          1            07/25/97         00
    0430311522                           06           09/01/97          0
    970241                               O            08/01/27
    0


    1603549          G17/G02             F          108,500.00         ZZ
                                         360        108,439.18          1
    7988 GOLD COAST DRIVE              8.875            863.27         70
                                       8.625            863.27      155,000.00
    SAN DIEGO        CA   92126          5            07/21/97         00
    0430307447                           05           09/01/97          0
    278605                               N            08/01/27
    0


    1603550          637/G02             F           58,500.00         ZZ
                                         360         58,468.04          1
    1215 EAST LEMON ST #209            9.000            470.71         90
                                       8.750            470.71       65,000.00
    TEMPE            AZ   85281          3            07/23/97         04
    0430343210                           01           09/01/97         25
    9799503                              N            08/01/27
    0


1


    1603554          731/G02             F          107,250.00         ZZ
                                         360        107,176.19          1
    1424 GLENWOOD WAY                  7.875            777.64         75
                                       7.625            777.64      143,000.00
    SOUTH LAKE TAHO  CA   96150          1            07/21/97         00
    0430310086                           05           09/01/97          0
    114454407                            O            08/01/27
    0


    1603563          910/G02             F          128,700.00         ZZ
                                         360        128,700.00          1
    5705 WEST 12000 NORTH              8.250            966.88         80
                                       8.000            966.88      160,900.00
    TREMONTON        UT   84337          1            08/14/97         00
    0430341909                           05           10/01/97          0
    2962723                              O            09/01/27
    0


    1603570          638/G02             F          130,500.00         ZZ
                                         360        130,428.72          3
    64 WOOLSON STREET                  9.000          1,050.03         90
                                       8.750          1,050.03      145,000.00
    MATTAPAN         MA   02126          1            07/31/97         14
    0430346858                           05           09/01/97         25
    8654678                              N            08/01/27
    0


    1603573          225/225             F           37,800.00         ZZ
                                         360         37,777.68          1
    7813 PENNSYLVANIA                  8.625            294.01         90
                                       8.375            294.01       42,000.00
    KANSAS CITY      MO   64114          1            07/23/97         12
    8055318                              05           09/01/97         25
    8055318                              N            08/01/27
    0


    1603588          758/G02             F          153,900.00         ZZ
                                         360        153,794.09          1
    11203 TATERWOOD DRIVE              7.875          1,115.88         70
                                       7.625          1,115.88      219,900.00
    AUSTIN           TX   78750          1            07/18/97         00
    0430341206                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1603590          896/G02             F           77,350.00         ZZ
                                         360         77,304.33          1
    494 MICHAEL DRIVE                  8.625            601.62         85
                                       8.375            601.62       91,000.00
1


    ALPHARETTA       GA   30201          5            07/28/97         01
    0430327999                           05           09/01/97         12
    976554A                              O            08/01/27
    0


    1603594          G81/G02             F           27,500.00         ZZ
                                         360         27,484.18          1
    5501 NW 7 STREET                   8.750            216.34         43
    UNIT E 410                         8.500            216.34       64,500.00
    MIAMI            FL   33126          1            07/29/97         00
    0430326363                           01           09/01/97          0
    021707037                            O            08/01/27
    0


    1603595          B75/G02             F          176,000.00         ZZ
                                         360        175,890.60          1
    12420 ALTA MESA DRIVE              8.375          1,337.73         80
                                       8.125          1,337.73      220,000.00
    AUBURN           CA   95603          5            07/23/97         00
    0430338855                           05           09/01/97          0
    2975522                              O            08/01/27
    0


    1603612          B75/G02             F          105,700.00         ZZ
                                         360        105,635.97          1
    11342 ROUNDELAY ROAD               8.500            812.74         70
                                       8.250            812.74      151,000.00
    COOPER CITY      FL   33026          1            07/22/97         00
    0430339192                           03           09/01/97          0
    2975712                              O            08/01/27
    0


    1603616          731/G02             F          136,500.00         ZZ
                                         360        136,421.46          1
    3139 LOMA VERDE DRIVE #38          8.750          1,073.85         65
                                       8.500          1,073.85      210,000.00
    SAN JOSE         CA   95117          5            07/02/97         00
    0430337360                           09           09/01/97          0
    114254255                            O            08/01/27
    0


    1603620          638/G02             F           94,500.00         ZZ
                                         360         94,449.71          1
    1905 NORTH ROSE HILL ROAD          9.125            768.88         90
                                       8.875            768.88      105,000.00
    ROSE HILL        KS   67133          1            07/22/97         10
    0430332619                           05           09/01/97         25
    8655708                              N            08/01/27
    0
1




    1603836          H86/G02             F           92,000.00         ZZ
                                         360         91,952.31          2
    501 QUINCY PLACE SE                9.250            756.86         80
                                       9.000            756.86      115,000.00
    ALBUQUERQUE      NM   87108          1            07/08/97         00
    0430310466                           05           09/01/97          0
    80555                                N            08/01/27
    0


    1603842          967/G02             F           79,650.00         ZZ
                                         360         79,601.75          1
    1757 LOGANBERRY STREET             8.500            612.44         90
                                       8.250            612.44       88,500.00
    WOODLAND         WA   98674          1            07/29/97         10
    0430334607                           05           09/01/97         25
    4211660                              N            08/01/27
    0


    1603853          180/G02             F           41,400.00         ZZ
                                         360         41,352.20          1
    5627-E HORNADAY ROAD               8.750            325.69         90
                                       8.500            325.69       46,000.00
    GREENSBORO       NC   27409          1            06/26/97         04
    0430304345                           01           08/01/97         25
    4944567                              N            07/01/27
    0


    1603866          688/G02             F          111,200.00         ZZ
                                         360        111,050.27          1
    7116 BOULDER WAY                   8.000            815.95         80
                                       7.750            815.95      139,000.00
    FRISCO           TX   75034          1            06/25/97         00
    0430331769                           05           08/01/97          0
    45624                                O            07/01/27
    0


    1603872          G18/G02             F           56,600.00         ZZ
                                         360         56,567.44          2
    2905-07 35TH AVE SOUTH             8.750            445.27         90
                                       8.500            445.27       62,900.00
    MINNEAPOLIS      MN   55406          1            07/21/97         14
    0430345678                           05           09/01/97         25
    0212487                              N            08/01/27
    0


    1603918          129/G02             F           37,800.00         ZZ
                                         360         37,780.39          1
1


    50 STRAWBERRY AVENUE               9.250            310.98         90
                                       9.000            310.98       42,000.00
    LYNN             MA   01904          1            07/30/97         11
    0430347419                           05           09/01/97         25
    160021                               N            08/01/27
    0


    1603948          F03/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
    416 LA CLEDE AVENUE                8.875            694.60         70
                                       8.625            694.60      124,755.00
    COLORADO SPRING  CO   80906          2            08/12/97         00
    0430343038                           05           10/01/97          0
    DEN11187                             N            09/01/27
    0


    1603977          765/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    953 WALLACE DRIVE                  7.875          1,885.19         75
                                       7.625          1,885.19      350,000.00
    SAN JOSE         CA   95120          5            08/01/97         00
    0430340737                           05           10/01/97          0
    140844                               O            09/01/27
    0


    1603985          927/G02             F           81,700.00         T
                                         360         81,649.22          1
    5724 CHISOLM TRAIL                 8.375            620.98         80
                                       8.125            620.98      102,500.00
    LAS VEGAS        NV   89118          1            07/16/97         96
    0430327692                           03           09/01/97         25
    321174                               O            08/01/27
    0


    1603991          893/G02             F          150,000.00         ZZ
                                         360        149,896.78          1
    6083 DARLEEN COURT                 7.875          1,087.60         59
                                       7.625          1,087.60      256,000.00
    ROHNERT PARK     CA   94928          1            07/23/97         00
    0430331215                           05           09/01/97          0
    1603991                              O            08/01/27
    0


    1603995          G81/G02             F           62,400.00         ZZ
                                         360         62,361.21          1
    7240 N W 7TH STREET                8.375            474.29         80
                                       8.125            474.29       78,000.00
    MARGATE          FL   33063          1            07/30/97         00
    0430331371                           03           09/01/97          0
1


    21707054                             O            08/01/27
    0


    1603999          E57/G02             F          164,700.00         ZZ
                                         360        164,602.76          4
    1311 WEST DIAMOND STREET           8.625          1,281.02         90
    A,B,C,D                            8.375          1,281.02      183,000.00
    ANAHEIM          CA   92801          1            07/25/97         12
    0430334961                           05           09/01/97         25
    99142005413                          O            08/01/27
    0


    1604008          624/G02             F          144,000.00         ZZ
                                         360        143,912.76          1
    5651 MISSION ROAD                  8.500          1,107.24         80
                                       8.250          1,107.24      180,000.00
    BELLINGHAM       WA   98226          1            07/18/97         00
    0430333716                           05           09/01/97          0
    85040870363                          O            08/01/27
    0


    1604010          638/G02             F          148,000.00         ZZ
                                         360        147,900.70          1
    1870 FAIRMOUNT BOULEVARD           8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    EUGENE           OR   97403          1            07/24/97         00
    0430334516                           05           09/01/97          0
    8654945                              O            08/01/27
    0


    1604016          F30/G02             F           73,350.00         ZZ
                                         360         73,311.98          3
    2251 JEFFERSON AVENUE              9.250            603.43         90
                                       9.000            603.43       81,500.00
    OGDEN            UT   84401          3            07/25/97         12
    0430311548                           05           09/01/97         30
    12263                                N            08/01/27
    0


    1604034          225/225             F          143,950.00         ZZ
                                         360        143,867.18          1
    6003 YANK COURT                    8.750          1,132.46         90
                                       8.500          1,132.46      159,950.00
    ARVADA           CO   80007          1            07/31/97         12
    8055488                              05           09/01/97         25
    8055488                              N            08/01/27
    0


1


    1604047          098/G02             F          224,000.00         ZZ
                                         360        224,000.00          2
    2446 EAST 2ND ST                   8.500          1,722.37         80
                                       8.250          1,722.37      280,000.00
    BROOKLYN         NY   11223          5            08/12/97         00
    0430339515                           05           10/01/97          0
    975513509                            O            09/01/27
    0


    1604065          225/225             F           50,575.00         ZZ
                                         360         50,534.28          1
    801 SOUTH CHAPMAN STREET           8.750            397.88         85
                                       8.500            397.88       59,500.00
    GREENSBORO       NC   27403          1            07/23/97         10
    805416400                            05           09/01/97         20
    805416400                            N            08/01/27
    0


    1604080          B35/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
    42 SOUTH RIDGE STREET              8.500            749.70         75
                                       8.250            749.70      130,000.00
    RYE BROOK        NY   10573          1            08/21/97         00
    0430349621                           05           10/01/97          0
    9782010634                           N            09/01/27
    0


    1604083          225/225             F          105,000.00         ZZ
                                         360        104,931.31          1
    1039 AUBURN WOODS                  8.125            779.63         54
                                       7.875            779.63      197,500.00
    PALATINE         IL   60067          1            07/31/97         00
    8053272                              01           09/01/97          0
    8053272                              O            08/01/27
    0


    1604095          H11/G02             F           84,600.00         ZZ
                                         360         84,551.33          1
    1124 25TH STREET N W               8.750            665.55         60
    #205                               8.500            665.55      141,000.00
    WASHINGTON       DC   20037          1            07/28/97         00
    0430332718                           01           09/01/97          0
    9700167                              N            08/01/27
    0


    1604128          937/G02             F           68,850.00         ZZ
                                         360         68,804.96          1
    5409 JOSE ERNESTO STREET           8.125            511.21         80
                                       7.875            511.21       86,095.00
1


    NORTH LAS VEGAS  NV   89031          1            07/17/97         00
    0430332064                           03           09/01/97          0
    48748071                             O            08/01/27
    0


    1604278          H05/H05             F          109,250.00         ZZ
                                         360        109,117.16          1
    4307 NW 1ST PLACE                  8.500            840.04         80
                                       8.250            840.04      136,616.00
    DEERFIELD BEACH  FL   33442          1            06/30/97         00
    7060223                              03           08/01/97          0
    7060223                              O            07/01/27
    0


    1604481          003/G02             F           30,800.00         ZZ
                                         360         30,555.26          1
    22615 SW 66 AVE                    9.250            253.39         80
    #302                               9.000            253.39       38,500.00
    BOCA RATON       FL   33428          1            06/26/97         00
    0430331397                           01           08/01/97          0
    3853678                              N            07/01/27
    0


    1604491          J86/G02             F           31,250.00         ZZ
                                         360         31,232.48          1
    719 BARONESS                       8.875            248.64         90
                                       8.625            248.64       34,740.00
    LOUISVILLE       KY   40203          1            07/28/97         01
    0430306118                           05           09/01/97         25
    3234                                 N            08/01/27
    0


    1604568          405/405             F          108,000.00         ZZ
                                         360        108,000.00          1
    20 ROOSEVELT AVENUE                8.500            830.43         80
                                       8.250            830.43      135,000.00
    SAYVILLE         NY   11782          5            07/29/97         00
    8267569                              05           10/01/97          0
    8267569                              O            09/01/27
    0


    1604572          E91/G02             F          246,850.00         ZZ
                                         360        246,680.12          1
    6 HILLSIDE DRIVE                   7.875          1,789.83         80
                                       7.625          1,789.83      308,569.00
    LAS FLORES       CA   92688          1            07/19/97         00
    0430332429                           03           09/01/97          0
    1604572                              O            08/01/27
    0
1




    1604577          731/G02             F          222,400.00         ZZ
                                         360        222,250.78          1
    26035 BATES PLACE                  8.000          1,631.89         70
                                       7.750          1,631.89      317,725.00
    STEVENSON RANCH  CA   91381          1            07/29/97         00
    0430331199                           03           09/01/97          0
    413313674                            O            08/01/27
    0


    1604578          F03/G02             F          123,920.00         ZZ
                                         360        123,844.93          1
    1448 LAKESHORE DRIVE               8.500            952.84         80
                                       8.250            952.84      154,900.00
    FORT COLLINS     CO   80525          1            07/24/97         00
    0430329557                           05           09/01/97          0
    DEN11105                             O            08/01/27
    0


    1604593          F03/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
    1843 SOUTH YANK PLACE              8.625          1,057.02         90
                                       8.375          1,057.02      151,000.00
    LAKEWOOD         CO   80228          1            08/12/97         01
    0430343400                           05           10/01/97         30
    DEN11180                             N            09/01/27
    0


    1604600          F03/G02             F          120,000.00         ZZ
                                         360        119,927.30          1
    2505 FARRAGUT CIRCLE               8.500            922.70         90
                                       8.250            922.70      133,386.00
    COLORADO SPRING  CO   80907          1            07/23/97         01
    0430305615                           05           09/01/97         25
    DEN11182                             N            08/01/27
    0


    1604612          624/G02             F          167,250.00         ZZ
                                         360        167,137.78          1
    20860 SOUTHEAST 226TH              8.000          1,227.22         75
                                       7.750          1,227.22      225,000.00
    MAPLE VALLEY     WA   98038          5            07/24/97         00
    0430333757                           05           09/01/97          0
    85049970243                          O            08/01/27
    0


    1604614          666/G02             F           70,000.00         ZZ
                                         360         69,956.48          1
1


    429 NORTH HUNTINGTON STREET        8.375            532.06         64
                                       8.125            532.06      110,000.00
    SAN FERNADO      CA   91340          1            07/25/97         00
    0430338350                           05           09/01/97          0
    591474                               N            08/01/27
    0


    1604639          638/G02             F           80,800.00         ZZ
                                         360         80,744.39          2
    4 N DAVIS AVENUE                   7.875            585.86         80
                                       7.625            585.86      101,000.00
    RICHMOND         VA   23220          1            07/23/97         00
    0430338004                           05           09/01/97          0
    3163804                              O            08/01/27
    0


    1604646          B75/G02             F          101,000.00         ZZ
                                         360        100,894.88          1
    1116 EAGLE'S POINT WAY             9.250            830.90         88
                                       9.000            830.90      115,000.00
    PIGEON FORGE     TN   37863          2            06/24/97         12
    0430300715                           05           08/01/97         25
    2954121                              N            07/01/27
    0


    1604676          967/G02             F          123,300.00         ZZ
                                         360        123,300.00          2
    1702 CEDAR HILLS COURT, A & B      8.750            970.00         90
                                       8.500            970.00      137,000.00
    YAKIMA           WA   98902          1            08/04/97         01
    0430336867                           07           10/01/97         25
    4237558                              N            09/01/27
    0


    1604677          967/G02             F          130,400.00         ZZ
                                         360        130,400.00          2
    1705 CEDAR HILLS COURT, A & B      8.750          1,025.86         90
                                       8.500          1,025.86      146,000.00
    YAKIMA           WA   98902          1            08/04/97         01
    0430336545                           07           10/01/97         25
    4233904                              N            09/01/27
    0


    1604687          705/G02             F          140,000.00         ZZ
                                         360        139,915.19          1
    3 OAKWOOD HILLS DRIVE              8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    EAST ISLIP       NY   11730          1            07/18/97         00
    0430309302                           05           09/01/97          0
1


    97030184                             O            08/01/27
    0


    1604691          E86/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    1838 UNIONPORT ROAD                9.125            911.27         80
                                       8.875            911.27      140,000.00
    BRONX            NY   10462          1            08/13/97         00
    0430347898                           05           10/01/97          0
    18857                                N            09/01/27
    0


    1604694          E86/G02             F          119,400.00         ZZ
                                         360        119,400.00          2
    40-28 98TH STREET                  8.500            918.08         60
                                       8.250            918.08      199,000.00
    CORONA           NY   11368          1            08/18/97         00
    0430347757                           05           10/01/97          0
    18822                                O            09/01/27
    0


    1604695          225/225             F          149,850.00         ZZ
                                         360        149,768.15          1
    871 MCLEOD PARC                    9.000          1,205.73         90
                                       8.750          1,205.73      166,500.00
    PICKERINGTON     OH   43147          1            07/31/97         04
    805373900                            05           09/01/97         25
    805373900                            N            08/01/27
    0


    1604697          664/G02             F           83,000.00         ZZ
                                         360         82,952.24          1
    7928 SOUTH HOMAN AVENUE            8.750            652.97         80
                                       8.500            652.97      105,000.00
    CHICAGO          IL   60652          1            07/07/97         00
    0430296269                           05           09/01/97          0
    2327336                              O            08/01/27
    0


    1604698          A33/G02             F           82,500.00         ZZ
                                         360         82,447.40          1
    13150 SIOUX                        8.250            619.79         75
                                       8.000            619.79      110,000.00
    REDFORD          MI   48239          5            07/24/97         00
    0430330316                           05           09/01/97          0
    140704                               O            08/01/27
    0


1


    1604702          001/G02             F           48,750.00         ZZ
                                         360         48,721.21          1
    125 PARK DRIVE                     8.625            379.18         75
    UNIT 125-26                        8.375            379.18       65,000.00
    BOSTON           MA   02215          1            07/31/97         00
    0430340364                           08           09/01/97          0
    1517197                              N            08/01/27
    0


    1604703          828/G02             F           79,200.00         ZZ
                                         360         79,154.43          1
    8002 SEMINARY RIDGE DRIVE          8.750            623.07         90
                                       8.500            623.07       88,000.00
    AUSTIN           TX   78745          1            07/24/97         10
    0430337865                           05           09/01/97         25
    70030181                             N            08/01/27
    0


    1604705          001/G02             F           82,500.00         ZZ
                                         360         82,453.75          1
    448 PARK DRIVE UNIT 22             8.875            656.41         75
                                       8.625            656.41      110,000.00
    BOSTON           MA   02215          1            07/31/97         00
    0430335638                           08           09/01/97          0
    1516704                              N            08/01/27
    0


    1604709          G94/G02             F           37,600.00         ZZ
                                         360         37,580.50          1
    8415 SW 107TH AVENUE               9.250            309.33         80
                                       9.000            309.33       47,000.00
    MIAMI            FL   33173          1            07/22/97         00
    0430342451                           01           09/01/97          0
    971539                               N            08/01/27
    0


    1604721          959/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
    277 SPROUT BROOK ROAD              8.750          1,148.58         80
                                       8.500          1,148.58      182,500.00
    PEEKSKILL        NY   10566          1            08/07/97         00
    0430333237                           05           10/01/97          0
    121429206                            O            09/01/27
    0


    1604722          664/G02             F           81,000.00         ZZ
                                         360         80,908.83          1
    179 & 181 BLUEBONNET CIRCLE        8.875            644.48         75
                                       8.625            644.48      108,000.00
1


    BOERNE           TX   78006          1            06/30/97         00
    0430297093                           05           08/01/97          0
    2312700                              N            07/01/27
    0


    1604723          E21/G02             F          209,000.00         ZZ
                                         360        208,866.73          1
    4892 SWINTON AVENUE                8.250          1,570.15         55
    ENCINO AREA                        8.000          1,570.15      385,000.00
    LOS ANGELES      CA   91436          5            07/23/97         00
    0430328393                           05           09/01/97          0
    164903                               O            08/01/27
    0


    1604739          201/G02             F           45,900.00         ZZ
                                         360         45,876.20          1
    2508A SUSSEX COURT                 9.250            377.61         90
                                       9.000            377.61       51,000.00
    MOUNT LAUREL     NJ   08054          1            07/22/97         01
    0430310722                           03           09/01/97         25
    1400995872                           N            08/01/27
    0


    1604743          638/G02             F           58,500.00         ZZ
                                         360         58,468.86          1
    7907 DITMAN STREET                 9.125            475.98         90
                                       8.875            475.98       65,000.00
    PHILADELPHIA     PA   19135          1            07/30/97         04
    0430333450                           07           09/01/97         25
    8654966                              N            08/01/27
    0


    1604746          896/G02             F           52,000.00         ZZ
                                         360         51,970.08          1
    2809 BRADFORD COURT                8.750            409.09         84
                                       8.500            409.09       62,000.00
    HEPHZIBAH        GA   30815          2            07/24/97         01
    0430305847                           05           09/01/97         20
    970358                               N            08/01/27
    0


    1604748          F64/G02             F          205,500.00         ZZ
                                         360        205,365.57          1
    1816 CLAIRBORNE PLACE              8.125          1,525.84         75
                                       7.875          1,525.84      274,000.00
    VIRGINIA BEACH   VA   23454          1            07/30/97         00
    0430343590                           05           09/01/97          0
    207883                               O            08/01/27
    0
1




    1604752          737/G02             F           74,325.00         ZZ
                                         360         74,279.98          1
    1453 24TH AVENUE                   8.500            571.49         80
                                       8.250            571.49       93,335.00
    GREELEY          CO   80631          1            07/24/97         00
    0430326223                           05           09/01/97          0
    574184                               N            08/01/27
    0


    1604754          883/G02             F           40,000.00         ZZ
                                         360         39,975.76          1
    10501 MARY LOU DRIVE               8.500            307.57         79
                                       8.250            307.57       51,000.00
    ORLANDO          FL   32825          5            07/23/97         00
    0430338590                           05           09/01/97          0
    050014413                            O            08/01/27
    0


    1604770          369/G02             F          128,250.00         ZZ
                                         360        128,109.37          1
    559 NORTH STREET                   9.000          1,031.93         95
                                       8.750          1,031.93      135,000.00
    HAMILTON TWP     NJ   08330          2            06/11/97         01
    0430309625                           05           08/01/97         30
    60404852                             O            07/01/27
    0


    1604771          369/G02             F          315,000.00         ZZ
                                         360        314,663.47          1
    20 WAILUPE CIRCLE                  9.125          2,562.94         53
                                       8.875          2,562.94      605,000.00
    HONOLULU         HI   96821          5            06/06/97         00
    0430309351                           05           08/01/97          0
    60103819                             O            07/01/27
    0


    1604805          003/G02             F          144,000.00         ZZ
                                         360        143,846.14          2
    653 CLIFTON ROAD                   9.125          1,171.64         90
                                       8.875          1,171.64      160,000.00
    ATLANTA          GA   30307          1            06/27/97         10
    0430330480                           05           08/01/97         25
    10004141                             N            07/01/27
    0


    1604839          G18/G02             F           75,510.00         ZZ
                                         360         75,464.25          1
1


    315 26TH STREET NE                 8.500            580.61         90
                                       8.250            580.61       83,900.00
    BEMIDJI          MN   56601          1            07/30/97         12
    0430326066                           05           09/01/97         25
    NG                                   N            08/01/27
    0


    1604841          105/G02             F          112,000.00         ZZ
                                         360        111,883.42          2
    3934 BENSON AVENUE                 9.250            921.40         80
                                       9.000            921.40      140,000.00
    BALTIMORE        MD   21227          1            07/03/97         00
    0430310292                           05           08/01/97          0
    1003276                              N            07/01/27
    0


    1604867          375/G02             F          100,800.00         ZZ
                                         360        100,559.38          1
    605 ESTES STREET                   8.625            784.01         90
                                       8.375            784.01      112,000.00
    LAKEWOOD         CO   80215          1            04/30/97         04
    0430295931                           05           06/01/97         25
    655399                               N            05/01/27
    0


    1604869          375/G02             F           52,200.00         ZZ
                                         360         52,124.39          1
    2005 N 50TH STREET                 9.625            443.69         90
                                       9.375            443.69       58,000.00
    OMAHA            NE   68104          1            05/20/97         04
    0430308775                           05           07/01/97         25
    656213                               N            06/01/27
    0


    1604873          375/G02             F          124,200.00         ZZ
                                         360        123,965.38          2
    1641 COOK STREET                   9.750          1,067.07         90
                                       9.500          1,067.07      138,000.00
    DENVER           CO   80206          1            04/21/97         01
    0430309997                           05           06/01/97         25
    655417                               N            05/01/27
    0


    1604876          375/G02             F           45,000.00         ZZ
                                         360         44,917.61          1
    1431 WEST GENEVA DRIVE             8.500            346.02         90
                                       8.250            346.02       50,000.00
    TEMPE            AZ   85282          1            05/06/97         04
    0430308825                           05           07/01/97         25
1


    655142                               N            06/01/27
    0


    1604883          375/G02             F          471,250.00         ZZ
                                         360        470,095.85          1
    2888 PINEWOOD PLACE                8.500          3,623.51         65
                                       8.250          3,623.51      725,000.00
    CARSON CITY      NV   89703          5            04/29/97         00
    0430296806                           03           06/01/97          0
    649631                               O            05/01/27
    0


    1604936          624/G02             F           52,000.00         ZZ
                                         360         52,000.00          2
    890 AND 892 EDGEWOOD AVENUE        8.375            395.24         80
                                       8.125            395.24       65,000.00
    SACRAMENTO       CA   95815          2            08/11/97         00
    0430347542                           05           10/01/97          0
    34073478033F                         N            09/01/27
    0


    1604944          E73/G02             F          193,000.00         ZZ
                                         360        192,863.78          1
    601 HARVEST DRIVE                  7.750          1,382.68         80
                                       7.500          1,382.68      244,000.00
    TELFORD          PA   18969          5            07/25/97         00
    0430334797                           05           09/01/97          0
    70000021160                          O            08/01/27
    0


    1604945          731/G02             F          126,400.00         ZZ
                                         360        126,325.37          1
    44 ROSARITA DRIVE                  8.625            983.13         80
                                       8.375            983.13      158,000.00
    SALINAS          CA   93906          2            07/23/97         00
    0430331652                           05           09/01/97          0
    114254409                            N            08/01/27
    0


    1604961          F30/G02             F           92,250.00         ZZ
                                         360         92,200.90          1
    981 SOUTH 225 EAST                 9.125            750.58         90
                                       8.875            750.58      102,500.00
    LAYTON           UT   84041          3            07/25/97         12
    0430306944                           05           09/01/97         25
    12426                                N            08/01/27
    0


1


    1604967          965/G02             F           50,650.00         ZZ
                                         360         50,620.86          1
    7441 EAST CALLE MAICOBA            8.750            398.46         54
                                       8.500            398.46       95,500.00
    TUCSON           AZ   85710          5            07/22/97         00
    0430308049                           05           09/01/97          0
    5090                                 N            08/01/27
    0


    1604973          225/225             F           84,800.00         ZZ
                                         360         84,751.20          1
    358 OLD HAW CREEK ROAD             8.750            667.13         80
                                       8.500            667.13      106,000.00
    ASHEVILLE        NC   28805          1            07/25/97         00
    8054730                              05           09/01/97          0
    8054730                              O            08/01/27
    0


    1604983          638/G02             F           79,900.00         ZZ
                                         360         79,900.00          1
    2636 STOUT STREET                  8.125            593.26         85
                                       7.875            593.26       94,000.00
    DENVER           CO   80205          5            08/05/97         14
    0430345959                           05           10/01/97         12
    8650352                              O            09/01/27
    0


    1604990          369/G02             F           98,900.00         T
                                         360         98,744.98          1
    4665 CHEYENNE POINT TRAIL          9.250            813.63         75
                                       9.000            813.63      131,900.00
    KISSIMMEE        FL   34746          1            05/29/97         00
    0430300699                           05           07/01/97          0
    60673209                             O            06/01/27
    0


    1605035          A38/G02             F          136,000.00         ZZ
                                         360        135,908.75          1
    431 EDGEVALE DRIVE                 8.000            997.92         80
                                       7.750            997.92      170,000.00
    SAN ANTONIO      TX   78229          1            07/24/97         00
    0430330191                           05           09/01/97          0
    8110582                              O            08/01/27
    0


    1605055          B28/G02             F           32,300.00         ZZ
                                         360         32,266.38          1
    14160 EAST TEMPLE DRIVE            9.250            265.73         75
    #S-5                               9.000            265.73       43,100.00
1


    AURORA           CO   80015          1            06/30/97         00
    0430336008                           01           08/01/97          0
    10970707                             N            07/01/27
    0


    1605068          003/G02             F          500,000.00         ZZ
                                         360        499,479.58          1
    3412 KNOLLWOOD DRIVE               9.250          4,113.38         72
                                       9.000          4,113.38      695,000.00
    ATLANTA          GA   30305          1            07/01/97         00
    0430331421                           05           08/01/97          0
    3855731                              O            07/01/27
    0


    1605092          286/286             F          171,000.00         ZZ
                                         360        170,901.62          1
    3678 HUNGRYTOWN RD                 8.750          1,345.26         54
                                       8.500          1,345.26      320,000.00
    COVESVILLE       VA   22931          2            07/07/97         00
    8597932                              05           09/01/97          0
    8597932                              O            08/01/27
    0


    1605111          E13/G02             F          214,500.00         ZZ
                                         360        214,363.22          1
    3195 EAST VENICE AVENUE            8.250          1,611.47         74
                                       8.000          1,611.47      290,000.00
    VENICE           FL   34292          5            07/28/97         00
    0430336172                           05           09/01/97          0
    214634                               O            08/01/27
    0


    1605112          J86/G02             F           62,100.00         ZZ
                                         360         62,065.18          1
    4459 LEDAN EXTENSION               8.875            494.10         90
                                       8.625            494.10       69,000.00
    GAINESVILLE      GA   30506          2            07/18/97         01
    0430343616                           27           09/01/97         25
    3242                                 O            08/01/27
    0


    1605123          201/G02             F           35,100.00         ZZ
                                         360         35,080.82          1
    5344 DARRAH ST                     9.000            282.43         88
                                       8.750            282.43       40,000.00
    PHILADELPHIA     PA   19124          1            07/22/97         10
    0430325910                           05           09/01/97         25
    2609006172                           N            08/01/27
    0
1




    1605126          F03/G02             F          111,350.00         ZZ
                                         360        111,284.26          1
    1318 BOSQUE STREET                 8.625            866.07         85
                                       8.375            866.07      131,000.00
    BROOMFIELD       CO   80020          5            07/25/97         01
    0430330829                           05           09/01/97         12
    DEN11199                             O            08/01/27
    0


    1605129          H05/H05             F          100,000.00         ZZ
                                         360        100,000.00          1
    63 MERRILL AVENUE                  8.500            768.91         80
                                       8.250            768.91      125,000.00
    EAST BRUNSWICK   NJ   08816          1            08/14/97         00
    240140004                            05           10/01/97          0
    240140004                            O            09/01/27
    0


    1605134          317/G02             F          300,000.00         ZZ
                                         360        299,803.75          1
    1000 ROCK PORT AVENUE              8.125          2,227.50         75
                                       7.875          2,227.50      400,377.00
    REDWOOD CITY     CA   94065          1            07/25/97         00
    0430336800                           03           09/01/97          0
    229206                               O            08/01/27
    0


    1605137          209/G02             F          115,900.00         ZZ
                                         360        115,831.57          1
    5032 11TH STREET NE                8.625            901.46         95
                                       8.375            901.46      122,000.00
    WASHINGTON       DC   20017          2            07/24/97         04
    0430331967                           05           09/01/97         30
    971735661                            O            08/01/27
    0


    1605143          B99/G02             F          265,600.00         ZZ
                                         360        265,600.00          1
    11 REBECCA ROAD                    7.875          1,925.78         69
                                       7.625          1,925.78      390,000.00
    NEWTON           MA   02165          2            08/20/97         00
    0430338608                           05           10/01/97          0
    DL976135                             O            09/01/27
    0


    1605190          758/G02             F          173,650.00         ZZ
                                         360        173,533.49          1
1


    6203 FIELDWOOD LANE                8.000          1,274.18         76
                                       7.750          1,274.18      230,000.00
    CONROE           TX   77304          2            07/24/97         00
    0430329318                           03           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1605525          B77/G02             F           38,600.00         ZZ
                                         360         38,600.00          1
    161 BUTMAN ROAD                    8.625            300.23         28
                                       8.375            300.23      141,000.00
    LOWELL           MA   01852          2            07/29/97         00
    0430331819                           05           10/01/97          0
    97002220                             O            09/01/27
    0


    1605596          560/560             F          146,000.00         ZZ
                                         360        145,911.55          1
    22 MORGAN WAY                      8.500          1,122.62         66
                                       8.250          1,122.62      224,000.00
    GILFORD          NH   03246          2            07/25/97         00
    450795455                            05           09/01/97          0
    450795455                            O            08/01/27
    0


    1605601          005/G02             F           88,100.00         T
                                         360         88,047.99          1
    9400 HIGHLAND WOODS BLVD.          8.625            685.23         70
                                       8.375            685.23      126,000.00
    BONITA SPRINGS   FL   34135          1            07/25/97         00
    0430331637                           01           09/01/97          0
    107241                               O            08/01/27
    0


    1605623          A33/G02             F           22,000.00         ZZ
                                         360         21,987.98          2
    509 N WEBSTER                      9.000            177.02         62
                                       8.750            177.02       35,500.00
    SAGINAW          MI   48602          5            07/30/97         00
    0430329243                           05           09/01/97          0
    H0011040824                          N            08/01/27
    0


    1605644          F61/G02             F          102,400.00         ZZ
                                         360        102,325.89          1
    37715 188TH AVENUE SOUTHEAST       7.625            724.78         46
                                       7.375            724.78      222,950.00
    AUBURN           WA   98092          1            07/28/97         00
    0430330803                           05           09/01/97          0
1


    97069451                             O            08/01/27
    0


    1605648          129/G02             F           33,300.00         ZZ
                                         360         33,282.28          1
    1118 DUENKE                        9.125            270.94         90
                                       8.875            270.94       37,000.00
    ST LOUIS         MO   63137          1            07/30/97         04
    0430348300                           05           09/01/97         30
    3500013697                           N            08/01/27
    0


    1605649          E44/G02             F          212,300.00         ZZ
                                         360        212,153.90          1
    2993 EAST LITTLE COTTONWOOD RD     7.875          1,539.32         85
                                       7.625          1,539.32      249,800.00
    SANDY            UT   84092          1            07/30/97         01
    0430333435                           05           09/01/97         30
    11225601                             O            08/01/27
    0


    1605664          B93/G02             F           44,200.00         ZZ
                                         360         44,174.56          1
    9289-C FOSSIL CREEK ROAD           8.750            347.73         65
                                       8.500            347.73       68,000.00
    STRAWBERRY       AZ   85544          5            07/24/97         00
    0430335620                           05           09/01/97          0
    40799                                N            08/01/27
    0


    1605667          B93/G02             F           44,200.00         ZZ
                                         360         44,174.56          1
    9289-A FOSSIL CREEK ROAD           8.750            347.73         65
                                       8.500            347.73       68,000.00
    STRAWBERRY       AZ   85544          5            07/24/97         00
    0430335596                           05           09/01/97          0
    40798                                N            08/01/27
    0


    1605669          B93/G02             F           44,200.00         ZZ
                                         360         44,174.56          1
    9289-B FOSSIL CREEK ROAD           8.750            347.73         65
                                       8.500            347.73       68,000.00
    STRAWBERRY       AZ   85544          5            07/24/97         00
    0430335711                           05           09/01/97          0
    40788                                N            08/01/27
    0


1


    1605681          937/G02             F           40,500.00         T
                                         360         40,476.70          1
    4847 SOUTH TORREY PINES DRIVE      8.750            318.61         75
    #102                               8.500            318.61       54,000.00
    LAS VEGAS        NV   89103          1            07/28/97         00
    0430331603                           01           09/01/97          0
    48552071                             O            08/01/27
    0


    1605700          E15/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
    1350 AVONREA ROAD                  8.125          2,791.79         80
                                       7.875          2,791.79      470,000.00
    SAN MARINO       CA   91108          1            08/01/97         00
    0430344622                           05           10/01/97          0
    83000481                             O            09/01/27
    0


    1605710          664/G02             F          184,800.00         ZZ
                                         360        184,676.00          1
    11617 RUBIO AVENUE                 8.000          1,356.00         80
                                       7.750          1,356.00      231,000.00
    GRANADA HILLS    CA   91344          1            07/28/97         00
    0430343277                           05           09/01/97          0
    2297612                              O            08/01/27
    0


    1605753          G44/G02             F          116,100.00         ZZ
                                         360        116,036.58          1
    12720 SW 43RD DRIVE                9.000            934.17         90
                                       8.750            934.17      129,900.00
    MIAMI            FL   33175          1            07/31/97         01
    0430332825                           05           09/01/97         25
    797014                               N            08/01/27
    0


    1605776          590/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    11261 SW 112 CI LN EA              9.000            651.74         90
                                       8.750            651.74       90,000.00
    MIAMI            FL   33176          1            07/31/97         04
    0430330381                           03           10/01/97         25
    UNKNOWN                              N            09/01/27
    0


    1605783          638/G02             F           90,950.00         ZZ
                                         360         90,896.30          1
    660 EAST HOLLYWOOD AVENUE          8.625            707.40         85
                                       8.375            707.40      107,000.00
1


    SALT LAKE CITY   UT   84105          5            07/25/97         14
    0430310284                           05           09/01/97         12
    08654343                             O            08/01/27
    0


    1605792          420/G02             F           98,400.00         ZZ
                                         360         98,267.50          1
    774 HANOVERIAN CIRCLE              8.000            722.03         80
                                       7.750            722.03      124,000.00
    GALT             CA   95632          1            06/25/97         00
    0430299297                           05           08/01/97          0
    352351                               O            07/01/27
    0


    1605801          F30/G02             F           75,000.00         ZZ
                                         360         74,904.03          1
    3890 SOUTH ATCHISON WAY #E         8.250            563.45         66
                                       8.000            563.45      115,000.00
    AURORA           CO   80014          1            06/27/97         00
    0430328765                           09           08/01/97          0
    31024                                O            07/01/27
    0


    1605812          201/G02             F           96,000.00         ZZ
                                         360         95,946.18          1
    2341 NW 29TH STREET                8.875            763.82         80
                                       8.625            763.82      120,000.00
    FORT LAUDERDALE  FL   33311          1            07/23/97         00
    0430327312                           05           09/01/97          0
    3509008391                           N            08/01/27
    0


    1605815          800/G02             F          383,500.00         ZZ
                                         360        383,500.00          3
    30 FAYETTE STREET                  8.125          2,847.48         59
                                       7.875          2,847.48      650,000.00
    BOSTON           MA   02116          5            07/30/97         00
    0430335059                           05           10/01/97          0
    970651                               O            09/01/27
    0


    1605821          937/G02             F          168,000.00         ZZ
                                         360        167,900.81          1
    19 WEST 800 SOUTH                  8.625          1,306.69         80
                                       8.375          1,306.69      210,000.00
    SALEM            UT   84653          2            07/10/97         00
    0430331439                           05           09/01/97          0
    8295070                              N            08/01/27
    0
1




    1605823          937/G02             F          125,000.00         ZZ
                                         360        124,928.08          1
    2089 FALCON WAY                    8.750            983.38         76
                                       8.500            983.38      166,000.00
    SANDY            UT   84093          2            07/14/97         00
    0430304881                           05           09/01/97          0
    8475070                              N            08/01/27
    0


    1605870          638/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    91051 SOUTH COLEMAN STREET         8.250            894.01         85
                                       8.000            894.01      140,000.00
    COBURG           OR   97408          5            08/02/97         10
    0430341149                           05           10/01/97         12
    08652458                             O            09/01/27
    0


    1605878          638/G02             F           60,900.00         ZZ
                                         360         60,900.00          3
    145 CHALFONTE AVENUE               9.000            490.02         90
                                       8.750            490.02       67,700.00
    WEST VIEW BOROU  PA   15229          1            08/08/97         10
    0430338780                           05           10/01/97         25
    08655901                             N            09/01/27
    0


    1605883          638/G02             F           64,800.00         ZZ
                                         360         64,765.52          1
    11539 WOLFHOWL COURT               9.125            527.23         90
                                       8.875            527.23       72,000.00
    LUSBY            MD   20678          1            07/30/97         11
    0430334532                           05           09/01/97         25
    8654381                              N            08/01/27
    0


    1605886          J33/G02             F          179,600.00         ZZ
                                         360        179,482.51          1
    5105 SHADOW PATH LANE              8.125          1,333.53         80
                                       7.875          1,333.53      224,500.00
    LILBURN          GA   30247          1            07/29/97         00
    0430339655                           03           09/01/97          0
    9705350270                           O            08/01/27
    0


    1605887          638/G02             F           22,200.00         ZZ
                                         360         22,187.23          1
1


    417-419 WEST 11TH STREET           8.750            174.65         90
                                       8.500            174.65       24,720.00
    WICHITA          KS   67203          1            07/31/97         10
    0430346825                           05           09/01/97         25
    8656299                              N            08/01/27
    0


    1605890          G81/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    1584 N W 20 STREET                 8.625            902.24         80
                                       8.375            902.24      145,000.00
    HOMESTEAD        FL   33030          1            08/05/97         00
    0430332221                           05           10/01/97          0
    21707049                             O            09/01/27
    0


    1605892          F03/G02             F           37,350.00         ZZ
                                         360         37,350.00          1
    462 HATFIELD DR                    8.875            297.17         90
                                       8.625            297.17       41,500.00
    SAN ANTONIO      TX   78227          1            08/05/97         01
    0430335828                           05           10/01/97         25
    SAN10073                             N            09/01/27
    0


    1605908          E48/G02             F          184,000.00         ZZ
                                         360        183,869.89          1
    1300 RED OAK DRIVE                 7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
    BRENTWOOD        TN   37027          5            07/08/97         00
    0430330274                           05           09/01/97          0
    184197M                              O            08/01/27
    0


    1605910          E29/G02             F           48,000.00         ZZ
                                         360         47,972.38          1
    3427 MEADE STREET                  8.750            377.62         57
                                       8.500            377.62       85,000.00
    DENVER           CO   80211          5            07/11/97         00
    0430332841                           05           09/01/97          0
    9705070                              O            08/01/27
    0


    1605914          003/G02             F           60,150.00         ZZ
                                         360         60,084.03          1
    1403 ALVERADO WAY                  9.000            483.99         90
                                       8.750            483.99       66,850.00
    DECATUR          GA   30032          1            06/30/97         12
    0430327833                           05           08/01/97         25
1


    10007508                             N            07/01/27
    0


    1605926          455/G02             F          176,550.00         ZZ
                                         360        176,463.16          4
    1975 PATTERSON COURT               9.500          1,484.53         90
                                       9.250          1,484.53      196,200.00
    LAWRENCEVILLE    GA   30245          1            07/11/97         04
    0430337253                           07           09/01/97         25
    55987                                N            08/01/27
    0


    1605948          375/G02             F           35,950.00         ZZ
                                         360         35,899.26          1
    7944 WAVERLY                       9.750            308.87         62
                                       9.500            308.87       58,000.00
    KANSAS CITY      KS   66109          1            05/13/97         00
    0430297879                           05           07/01/97          0
    655555                               O            06/01/27
    0


    1605954          375/G02             F           72,900.00         ZZ
                                         360         72,779.64          1
    10105 ISLAND VIEW DRIVE            9.000            586.57         90
                                       8.750            586.57       81,000.00
    OKLAHOMA CITY    OK   73162          1            05/07/97         04
    0430311019                           05           07/01/97         25
    658353                               N            06/01/27
    0


    1605957          375/G02             F          146,000.00         ZZ
                                         360        145,528.06          1
    3508 15TH AVENUE COURT N W         8.250          1,096.85         73
                                       8.000          1,096.85      200,000.00
    GIG HARBOR       WA   98335          5            02/25/97         00
    0430308809                           03           05/01/97          0
    645041                               O            04/01/27
    0


    1605959          375/G02             F          160,000.00         ZZ
                                         360        159,508.41          1
    95-280 UALALEHU STREET             8.500          1,230.27         70
    #19                                8.250          1,230.27      230,000.00
    MILILANI         HI   96789          1            03/07/97         00
    0430308791                           01           05/01/97          0
    648240                               O            04/01/27
    0


1


    1605966          375/G02             F           54,772.00         ZZ
                                         360         54,623.52          1
    7533 TURNSTONE PL                  8.000            401.90         74
                                       7.750            401.90       75,000.00
    PHILADELPHIA     PA   19153          5            05/01/97         00
    0430308817                           05           06/01/97          0
    651575                               O            05/01/27
    0


    1605974          375/G02             F          214,000.00         ZZ
                                         360        213,475.92          1
    820 PROSPECT AVENUE                8.500          1,645.47         43
                                       8.250          1,645.47      505,000.00
    WINNETKA         IL   60093          2            04/30/97         00
    0430308346                           05           06/01/97          0
    655263                               N            05/01/27
    0


    1605980          375/G02             F          116,000.00         ZZ
                                         360        115,727.85          1
    1262 W BRIDGER STREET              8.875            922.95         80
                                       8.625            922.95      145,000.00
    COVINA           CA   91722          1            05/01/97         00
    0430298604                           05           06/01/97          0
    657095                               O            05/01/27
    0


    1605982          A02/G02             F          135,000.00         ZZ
                                         360        134,918.22          1
    6214 CRESCENT DRIVE                8.500          1,038.03         63
                                       8.250          1,038.03      215,000.00
    HUNTLEY          IL   60142          1            07/29/97         00
    0430332056                           05           09/01/97          0
    01971098C                            O            08/01/27
    0


    1605985          375/G02             F           78,400.00         ZZ
                                         360         78,248.97          1
    5560 SOUTH 316TH STREET            8.250            589.00         80
                                       8.000            589.00       99,000.00
    AUBURN           WA   98001          1            05/06/97         00
    0430298711                           05           07/01/97          0
    656469                               O            06/01/27
    0


    1605987          375/G02             F          126,900.00         ZZ
                                         360        126,610.67          2
    2011 - 2015 LAMAR STREET           9.500          1,067.04         90
                                       9.250          1,067.04      141,000.00
1


    EDGEWATER        CO   80214          1            04/03/97         10
    0430308262                           05           06/01/97         25
    651639                               N            05/01/27
    0


    1606015          375/G02             F           93,600.00         ZZ
                                         360         93,348.77          1
    7517 BASEL STREET                  8.750            736.36         78
                                       8.500            736.36      120,000.00
    ANCHORAGE        AK   99507          1            05/12/97         00
    0430308874                           05           07/01/97          0
    651639                               O            06/01/27
    0


    1606025          375/G02             F           70,800.00         ZZ
                                         360         70,582.44          1
    1523 BORAH AVENUE EAST             8.500            544.40         80
                                       8.250            544.40       88,500.00
    TWIN FALLS       ID   83301          1            03/07/97         00
    0430299032                           05           05/01/97          0
    646123                               O            04/01/27
    0


    1606032          E22/G02             F          106,000.00         ZZ
                                         360        104,212.77          1
    16462 WOODLAWN WEST                8.750            833.90         76
                                       8.500            833.90      140,000.00
    SOUTH HOLLAND    IL   60473          2            07/11/97         00
    0410328405                           05           09/01/97          0
    410328405                            O            08/01/27
    0


    1606037          375/G02             F          167,950.00         ZZ
                                         360        167,538.65          1
    15512 NE 181ST LOOP                8.500          1,291.40         80
                                       8.250          1,291.40      209,978.00
    BRUSH PRAIRIE    WA   98606          1            04/02/97         00
    0430326298                           05           06/01/97          0
    619434                               O            05/01/27
    0


    1606040          313/G02             F           88,000.00         ZZ
                                         360         87,951.93          2
    222A & 222B COURTNEY WAY           9.000            708.07         90
                                       8.750            708.07       98,000.00
    STATESBORO       GA   30458          1            07/29/97         12
    0430337949                           05           09/01/97         25
    6269120                              N            08/01/27
    0
1




    1606067          375/G02             F           56,700.00         ZZ
                                         360         56,419.36          1
    4512 WINDING BROOK DRIVE           9.375            471.61         90
    #4512                              9.125            471.61       63,000.00
    BENSALEM TOWNSH  PA   19020          1            04/11/97         04
    0430343970                           01           06/01/97         25
    635206                               N            05/01/27
    0


    1606082          904/G02             F           55,000.00         ZZ
                                         360         54,967.52          1
    45 NORTH 100 EAST                  8.625            427.79         50
                                       8.375            427.79      110,000.00
    SALEM            UT   84653          5            07/28/97         00
    0430330522                           05           09/01/97          0
    215198                               O            08/01/27
    0


    1606111          964/G02             F          224,900.00         ZZ
                                         360        224,745.23          1
    4234 BABCOCK AVENUE                7.875          1,630.68         79
                                       7.625          1,630.68      285,000.00
    STUDIO CITY (AR  CA   91604          1            07/28/97         00
    0430326843                           05           09/01/97          0
    26641                                O            08/01/27
    0


    1606145          758/G02             F           85,500.00         ZZ
                                         360         85,449.52          4
    4400 BOYETT STREET                 8.625            665.01         90
                                       8.375            665.01       95,000.00
    BRYAN            TX   77801          1            07/24/97         11
    0430310524                           05           09/01/97         25
    UNKNOWN                              N            08/01/27
    0


    1606147          F03/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    915 CANTON STREET                  9.500            264.87         90
                                       9.250            264.87       35,000.00
    SAN ANTONIO      TX   78202          1            08/05/97         04
    0430332817                           05           10/01/97         25
    SAN10074                             N            09/01/27
    0


    1606153          E13/G02             F           98,250.00         ZZ
                                         360         98,193.47          1
1


    1184 HUNTERS CHASE                 8.750            772.94         75
                                       8.500            772.94      131,000.00
    FRANKLIN         TN   37064          1            07/25/97         00
    0430332270                           05           09/01/97          0
    214685                               N            08/01/27
    0


    1606163          918/G02             F          127,500.00         ZZ
                                         360        127,500.00          2
    191 HULL STREET                    8.625            991.68         85
                                       8.375            991.68      150,000.00
    BROOKLYN         NY   11233          1            08/15/97         14
    0430342931                           05           10/01/97         12
    12189                                N            09/01/27
    0


    1606187          758/G02             F           85,500.00         ZZ
                                         360         85,449.52          4
    803 ORAN CIRCLE                    8.625            665.01         90
                                       8.375            665.01       95,000.00
    BRYAN            TX   77801          1            07/24/97         11
    0430310219                           05           09/01/97         25
    UNKNOWN                              N            08/01/27
    0


    1606191          828/G02             F          120,000.00         ZZ
                                         360        119,917.41          1
    8205 LOST MAPLE DRIVE              7.875            870.09         80
                                       7.625            870.09      150,000.00
    NORTH RICHLAND   TX   76180          1            07/25/97         23
    0430331157                           05           09/01/97          0
    75250017                             O            08/01/27
    0


    1606205          286/286             F           68,000.00         ZZ
                                         360         67,958.49          1
    11029 ROESSNER AVE                 9.375            565.59         90
                                       9.125            565.59       75,600.00
    HAGERSTOWN       MD   21740          1            07/15/97         10
    8675006                              05           09/01/97         25
    8675006                              N            08/01/27
    0


    1606217          514/G02             F          107,100.00         ZZ
                                         360        106,991.42          2
    1474 SOUTH FIRST STREET            9.375            890.80         88
                                       9.125            890.80      122,000.00
    LOUISVILLE       KY   40208          1            06/26/97         01
    0430303479                           05           08/01/97         25
1


    361346                               N            07/01/27
    0


    1606233          514/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    2 SARAH LANE                       8.875          2,386.93         69
                                       8.625          2,386.93      435,000.00
    CHELMSFORD       MA   01824          1            08/08/97         00
    0430344309                           05           10/01/97          0
    361106                               O            09/01/27
    0


    1606234          005/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    27195 BELLE RIO DR                 8.375          1,102.10         75
                                       8.125          1,102.10      195,000.00
    BONITA SPRINGS   FL   34135          2            08/01/97         00
    0430338376                           05           10/01/97          0
    197300                               O            09/01/27
    0


    1606245          783/G02             F          148,700.00         ZZ
                                         360        148,612.20          1
    44932 283RD AVENUE SE              8.625          1,156.58         90
                                       8.375          1,156.58      165,250.00
    ENUMCLAW         WA   98022          1            07/11/97         10
    0430304865                           05           09/01/97         25
    9770625396                           N            08/01/27
    0


    1606252          664/G02             F          126,850.00         ZZ
                                         360        126,695.76          1
    1413 KITTSON ST                    8.500            975.37         80
                                       8.250            975.37      158,615.00
    DUPONT           WA   98327          1            06/12/97         00
    0430333484                           03           08/01/97          0
    2266559                              O            07/01/27
    0


    1606258          975/G02             F          205,200.00         ZZ
                                         360        205,078.86          4
    2066 SOUTH HASTER STREET           8.625          1,596.02         90
                                       8.375          1,596.02      228,000.00
    ANAHEIM          CA   92802          1            07/11/97         01
    0430306233                           05           09/01/97         25
    971275                               O            08/01/27
    0


1


    1606278          377/377             F           53,100.00         ZZ
                                         360         53,071.74          2
    5227 NAPOLIAN DRIVE                9.125            432.04         90
                                       8.875            432.04       59,000.00
    NORTH CHARLESTO  SC   29418          1            07/11/97         01
    3664562                              05           09/01/97         25
    3664562                              N            08/01/27
    0


    1606592          439/G02             F           71,200.00         T
                                         360         71,115.17          1
    821 GULF PAVILLION DRIVE #106      8.600            552.53         75
                                       8.350            552.53       94,933.00
    NAPLES           FL   34108          1            05/29/97         00
    0430326504                           01           08/01/97          0
    1906411                              O            07/01/27
    0


    1606640          405/405             F          145,040.00         ZZ
                                         360        145,040.00          1
    2140 PACIFIC AVENUE                7.875          1,051.65         79
                                       7.625          1,051.65      185,000.00
    ALAMEDA          CA   94501          1            08/18/97         00
    8263287                              05           10/01/97          0
    8263287                              O            09/01/27
    0


    1606741          G32/G02             F           99,000.00         ZZ
                                         360         98,950.00          1
    8449 SOUTH 77TH COURT              9.375            823.44         90
                                       9.125            823.44      110,000.00
    BRIDGEVIEW       IL   60455          1            07/11/97         10
    0430331868                           05           09/01/97         25
    1000368                              N            08/01/27
    0


    1606743          180/G02             F          105,900.00         ZZ
                                         360        105,900.00          1
    6425 SOUTH DAYTON STREET           8.500            814.28         85
    #101                               8.250            814.28      125,900.00
    ENGLEWOOD        CO   80111          1            08/04/97         10
    0430349670                           01           10/01/97         12
    4577557                              O            09/01/27
    0


    1606761          B75/G02             F          131,250.00         ZZ
                                         360        131,090.41          1
    6825 FLEMING AVENUE                8.500          1,009.20         70
                                       8.250          1,009.20      190,000.00
1


    SACRAMENTO       CA   95828          5            06/23/97         00
    0430305789                           05           08/01/97          0
    2951531                              O            07/01/27
    0


    1606769          129/G02             F           27,000.00         ZZ
                                         360         26,963.88          1
    68 LANTERN LANE NO 2              10.000            236.94         47
                                       9.750            236.94       58,500.00
    DRACUT           MA   01826          1            05/29/97         00
    0430345686                           01           07/01/97          0
    3900077466                           O            06/01/27
    0


    1606774          H86/G02             F          319,200.00         ZZ
                                         360        318,991.20          1
    2641 CASTLE CREST DRIVE            8.125          2,370.05         80
                                       7.875          2,370.05      399,000.00
    CASTLE ROCK      CO   80104          5            07/11/97         00
    0430345876                           05           09/01/97          0
    083895                               O            08/01/27
    0


    1606785          A38/G02             F           72,900.00         T
                                         360         72,862.21          1
    6403 PADRE BOULEVARD               9.250            599.73         90
    #71                                9.000            599.73       81,000.00
    SOUTH PADRE ISL  TX   78597          1            07/30/97         11
    0430335661                           06           09/01/97         30
    8210027W                             O            08/01/27
    0


    1606793          286/286             F           58,500.00         ZZ
                                         360         58,428.85          1
    314-316 WOODVIEW AVE               8.500            449.82         90
                                       8.250            449.82       65,000.00
    NORFOLK          VA   23505          1            06/09/97         10
    8647433                              05           08/01/97         25
    8647433                              N            07/01/27
    0


    1606805          638/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    242 WEST PROSPECT AVENUE           8.875            322.24         90
                                       8.625            322.24       45,000.00
    INGRAM BOROUGH   PA   15205          1            08/08/97         04
    0430341305                           05           10/01/97         25
    8653116                              N            09/01/27
    0
1




    1606806          E54/G02             F           43,550.00         ZZ
                                         360         43,524.29          1
    125 N BUFFALO GROVE ROAD           8.625            338.73         80
                                       8.375            338.73       55,000.00
    FORT WORTH       TX   76108          2            07/31/97         00
    0430329003                           05           09/01/97          0
    1606806                              N            08/01/27
    0


    1606853          638/G02             F           79,200.00         ZZ
                                         360         79,156.74          1
    3128 NORTH CHERRY LAKE ROAD        9.000            637.26         90
                                       8.750            637.26       88,000.00
    INDIANAPOLIS     IN   46236          2            08/05/97         10
    0430341180                           05           09/01/97         25
    08656220                             N            08/01/27
    0


    1606861          638/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    352 LAUREL STREET                  8.875            680.28         90
                                       8.625            680.28       95,000.00
    MANCHESTER       NH   03103          1            08/08/97         14
    0430346775                           05           10/01/97         25
    8656592                              N            09/01/27
    0


    1606869          664/G02             F           54,000.00         ZZ
                                         360         53,879.11          1
    19717 MT BACHELOR VILLAGE DR       8.125            400.95         80
    #150                               7.875            400.95       67,500.00
    BEND             OR   97702          1            06/24/97         00
    0430327296                           01           08/01/97          0
    2288439                              N            07/01/27
    0


    1606876          H17/G02             F           44,000.00         ZZ
                                         360         43,974.68          1
    3539-D FOREST BRANCH DRIVE         8.750            346.15         80
                                       8.500            346.15       55,000.00
    PORT ORANGE      FL   32119          1            07/31/97         00
    0430333369                           07           09/01/97          0
    0215244                              O            08/01/27
    0


    1606882          882/G02             F           74,800.00         ZZ
                                         360         74,752.21          1
1


    2351 AZALEA COURT                  8.250            561.95         85
                                       8.000            561.95       88,000.00
    PEMBROKE PINES   FL   33026          2            07/25/97         01
    0430335497                           01           09/01/97         12
    970424                               O            08/01/27
    0


    1606889          593/593             F          485,900.00         ZZ
                                         360        484,679.21          1
    4721 N TOMSIK ST                   8.375          3,693.20         90
                                       8.125          3,693.20      539,900.00
    LAS VEGAS        NV   89129          1            04/24/97         12
    6640445                              05           06/01/97         25
    6640445                              O            05/01/27
    0


    1606897          638/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
    1450 LINCOLN ROAD                  8.500            725.85         80
    UNIT 905                           8.250            725.85      118,000.00
    MIAMI BEACH      FL   33139          1            08/06/97         00
    0430341065                           06           10/01/97          0
    08656526                             O            09/01/27
    0


    1606898          638/G02             F           56,700.00         ZZ
                                         360         56,669.83          1
    110 DELAWARE AVE N                 9.125            461.33         90
    UNIT 14B                           8.875            461.33       63,000.00
    JUPITER          FL   33458          1            07/31/97         10
    0430339234                           09           09/01/97         25
    8652900                              N            08/01/27
    0


    1606923          E45/G02             F           46,800.00         ZZ
                                         360         46,774.44          1
    5452 48TH AVE N                    9.000            376.56         90
                                       8.750            376.56       52,000.00
    ST PETERSBURG    FL   33709          1            07/14/97         11
    0430306472                           05           09/01/97         25
    212208                               O            08/01/27
    0


    1606931          737/G02             F           15,000.00         ZZ
                                         360         14,990.19          1
    3200 PARADISE ROAD                 8.125            111.37         48
                                       7.875            111.37       31,500.00
    BLAIRSVILLE      GA   30512          5            07/09/97         00
    0430302729                           05           09/01/97          0
1


    950358                               O            08/01/27
    0


    1606938          286/286             F           52,200.00         ZZ
                                         360         52,111.55          1
    5351 FINSBURY FIELD DRIVE          8.875            415.33         90
                                       8.625            415.33       58,000.00
    KATY             TX   77493          1            05/30/97         10
    9175632                              05           07/01/97         25
    9175632                              N            06/01/27
    0


    1606949          B75/G02             F           84,800.00         ZZ
                                         360         84,702.07          2
    5361 CENTURY TRACE                 8.750            667.12         80
                                       8.500            667.12      106,000.00
    NORCROSS         GA   30093          2            06/26/97         00
    0430331876                           05           08/01/97          0
    2960573                              N            07/01/27
    0


    1606950          J86/G02             F          158,541.00         ZZ
                                         360        158,434.62          1
    224 SPRAY ROAD                     8.000          1,163.32         95
                                       7.750          1,163.32      166,885.00
    MANAHAWKIN       NJ   08050          1            08/01/97         01
    0430344523                           05           09/01/97         30
    0530973139                           O            08/01/27
    0


    1607134          131/G02             F           28,710.00         ZZ
                                         360         28,669.01          1
    413 E 9TH STREET                   8.625            223.30         90
                                       8.375            223.30       31,900.00
    DAVENPORT        IA   52803          1            06/20/97         04
    0430331017                           05           08/01/97         25
    5669418                              N            07/01/27
    0


    1607136          131/G02             F           45,000.00         ZZ
                                         360         44,948.03          1
    1204 CRIST DRIVE                   8.750            354.02         45
                                       8.500            354.02      100,000.00
    BILLINGS         MT   59105          1            06/30/97         00
    0430332957                           05           08/01/97          0
    1071575                              O            07/01/27
    0


1


    1607152          737/G02             F           54,000.00         ZZ
                                         360         53,972.74          1
    1809 SUNSET LANE                   9.375            449.14         63
                                       9.125            449.14       86,000.00
    TALLAHASSEE      FL   32303          2            07/14/97         00
    0430310342                           05           09/01/97          0
    950167                               N            08/01/27
    0


    1607154          480/G02             F           67,500.00         ZZ
                                         360         67,429.73          1
    2131 223RD STREET                  9.250            555.31         90
                                       9.000            555.31       75,000.00
    SAUK VILLAGE     IL   60411          1            07/01/97         10
    0430306993                           05           08/01/97         25
    2100519                              N            07/01/27
    0


    1607173          225/225             F          161,500.00         ZZ
                                         360        161,399.62          1
    2013 MYRON DRIVE                   8.375          1,227.52         85
                                       8.125          1,227.52      190,000.00
    RALEIGH          NC   27607          1            07/31/97         10
    8054045                              05           09/01/97         20
    8054045                              N            08/01/27
    0


    1607181          180/G02             F           41,400.00         ZZ
                                         360         41,353.41          1
    1327 BARBARA STREET                8.875            329.40         90
                                       8.625            329.40       46,000.00
    MESQUITE         TX   75149          1            06/18/97         04
    0430310243                           05           08/01/97         25
    4997938                              N            07/01/27
    0


    1607189          225/225             F           56,000.00         ZZ
                                         360         56,000.00          1
    102 DELAWARE                       8.000            410.91         85
                                       7.750            410.91       66,000.00
    STILWELL         KS   66085          2            08/15/97         04
    805682400                            05           10/01/97         20
    805682400                            N            09/01/27
    0


    1607206          G94/G02             F           90,000.00         T
                                         360         89,950.84          1
    5401 COLLINS AVENUE                9.000            724.16         75
    #511                               8.750            724.16      120,000.00
1


    MIAMI BEACH      FL   33140          1            07/25/97         00
    0430337436                           06           09/01/97          0
    971552                               O            08/01/27
    0


    1607210          F30/G02             F           52,650.00         ZZ
                                         360         52,621.25          1
    825 EAST 21ST STREET               9.000            423.63         90
                                       8.750            423.63       59,000.00
    OGDEN            UT   84401          1            07/30/97         01
    0430309971                           05           09/01/97         25
    12542                                N            08/01/27
    0


    1607219          560/560             F           70,000.00         ZZ
                                         360         69,957.59          1
    1 HEBRON GROTON ROAD               8.500            538.24         50
                                       8.250            538.24      142,500.00
    HEBRON           NH   03241          1            07/30/97         00
    450795331                            05           09/01/97          0
    450795331                            O            08/01/27
    0


    1607224          J49/G02             F           49,600.00         ZZ
                                         360         49,568.37          1
    29016 CANYON RIDGE DR #124         8.250            372.63         80
                                       8.000            372.63       62,000.00
    TRABUCO CANYON   CA   92679          3            07/24/97         00
    0430310011                           01           09/01/97          0
    971234                               N            08/01/27
    0


    1607236          E22/G02             F           58,550.00         ZZ
                                         360         58,455.82          1
    2174 CHAPEL DRIVE                  9.125            476.38         85
                                       8.875            476.38       68,900.00
    FAIRBORN         OH   45324          1            05/30/97         14
    0410412100                           01           07/01/97         12
    410412100                            O            06/01/27
    0


    1607247          624/G02             F          118,000.00         ZZ
                                         360        117,920.83          1
    1423 EAST 950 SOUTH                8.000            865.84         80
                                       7.750            865.84      147,900.00
    PROVO            UT   84606          1            07/30/97         00
    0430342436                           05           09/01/97          0
    66031270253                          O            08/01/27
    0
1




    1607249          E22/G02             F           35,550.00         ZZ
                                         360         35,529.02          1
    612 SHERIDAN AVENUE                8.625            276.50         90
                                       8.375            276.50       39,500.00
    CRAWFORDSVILLE   IN   47933          1            07/16/97         04
    0410418685                           05           09/01/97         25
    410418685                            N            08/01/27
    0


    1607253          E22/G02             F           76,500.00         ZZ
                                         240         76,389.05          1
    3063 PALMS ROAD                    9.250            700.64         90
                                       9.000            700.64       85,000.00
    CASCO TOWNSHIP   MI   48064          1            07/14/97         10
    0410419881                           05           09/01/97         25
    410419881                            N            08/01/17
    0


    1607314          H51/G02             F          130,000.00         ZZ
                                         360        129,898.24          1
    31236 STURBRIDGE                   7.750            931.34         75
                                       7.500            931.34      173,500.00
    FARMINGTON HILL  MI   48331          1            07/15/97         00
    0430309138                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1607322          F03/G02             F          104,850.00         ZZ
                                         360        104,794.20          1
    2622 EAST 98TH PLACE               9.125            853.10         90
                                       8.875            853.10      116,500.00
    THORNTON         CO   80229          1            07/29/97         04
    0430327536                           05           09/01/97         30
    DEN11212                             N            08/01/27
    0


    1607323          700/G02             F          165,000.00         ZZ
                                         360        164,892.07          1
    350 PASEO DE PLAYA #332            8.125          1,225.12         47
                                       7.875          1,225.12      351,000.00
    VENTURA          CA   93001          2            07/01/97         00
    0430305821                           01           09/01/97          0
    NG                                   O            08/01/27
    0


    1607341          B59/G02             F          135,920.00         ZZ
                                         360        135,920.00          2
1


    344-46 9TH STREET                  8.875          1,081.44         80
    UNIT #2                            8.625          1,081.44      169,900.00
    ATLANTIC BEACH   FL   32233          1            08/08/97         00
    0430347294                           05           10/01/97          0
    UNKNOWN                              N            09/01/27
    0


    1607346          H05/H05             F          136,000.00         ZZ
                                         360        135,834.64          1
    4801 LASALLE ROAD                  8.500          1,045.72         85
                                       8.250          1,045.72      160,000.00
    HYATTSVILLE      MD   20720          5            06/27/97         01
    7060188                              05           08/01/97         12
    7060188                              O            07/01/27
    0


    1607353          731/G02             F           68,800.00         ZZ
                                         360         68,762.42          1
    168 COVENTRY PLACE                 9.000            553.58         90
                                       8.750            553.58       76,450.00
    MARIETTA         GA   30064          1            07/15/97         01
    0430300939                           05           09/01/97         25
    3140664585                           N            08/01/27
    0


    1607374          830/830             F          130,000.00         ZZ
                                         360        129,930.82          1
    2490 WEST 10950 SOUTH              9.125          1,057.72         74
                                       8.875          1,057.72      176,500.00
    SOUTH JORDAN     UT   84095          1            07/15/97         00
    1878642                              05           09/01/97          0
    1878642                              O            08/01/27
    0


    1607381          637/G02             F           66,400.00         ZZ
                                         360         66,359.77          1
    11610 NORTHWEST 4TH TERRACE        8.500            510.56         80
                                       8.250            510.56       83,000.00
    MIAMI            FL   33172          1            07/01/97         00
    0430301341                           01           09/01/97          0
    9846361                              O            08/01/27
    0


    1607400          G60/G02             F           40,040.00         ZZ
                                         360         40,015.75          1
    322 REESE STREET                   8.500            307.87         70
                                       8.250            307.87       57,200.00
    SHARON HILL      PA   19079          1            07/31/97         00
    0430339499                           05           09/01/97          0
1


    1008164                              O            08/01/27
    0


    1607408          638/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    3905 WORRILOW ROAD                 9.125            329.52         90
                                       8.875            329.52       45,000.00
    CHESTER          PA   19075          1            08/14/97         04
    0430345934                           05           10/01/97         25
    8654344                              N            09/01/27
    0


    1607412          180/G02             F           44,550.00         ZZ
                                         360         44,550.00          1
    8225 KINGSBROOK ROAD               8.875            354.46         90
    #216                               8.625            354.46       49,500.00
    HOUSTON          TX   77024          1            08/01/97         04
    0430349597                           09           10/01/97         25
    4706685                              N            09/01/27
    0


    1607424          638/G02             F          106,000.00         ZZ
                                         360        105,943.59          1
    25 WOODLAND PLACE                  9.125            862.45         34
                                       8.875            862.45      317,000.00
    SAN RAFAEL       CA   94901          2            07/22/97         00
    0430337261                           05           09/01/97          0
    8655102                              N            08/01/27
    0


    1607431          638/G02             F          137,700.00         ZZ
                                         360        137,700.00          2
    1669 BLUEBIRD DRIVE                8.625          1,071.02         90
                                       8.375          1,071.02      153,000.00
    LOWER MAKEFIELD  PA   19067          1            08/11/97         10
    0430341024                           05           10/01/97         25
    8656306                              N            09/01/27
    0


    1607432          H24/G02             F          209,600.00         ZZ
                                         360        209,476.25          1
    1390 ITHACA DRIVE                  8.625          1,630.25         80
                                       8.375          1,630.25      262,000.00
    BOULDER          CO   80303          2            07/11/97         00
    0430301481                           05           09/01/97          0
    1011238                              O            08/01/27
    0


1


    1607623          E22/G02             F           54,000.00         ZZ
                                         240         53,921.68          1
    3033 PALMS ROAD                    9.250            494.57         90
                                       9.000            494.57       60,000.00
    CASCO TWP.       MI   48064          1            07/17/97         04
    0410419873                           05           09/01/97         25
    410419873                            N            08/01/17
    0


    1607645          180/G02             F           70,650.00         ZZ
                                         360         70,568.42          1
    2043 ROSEHILL ROAD                 8.750            555.80         90
                                       8.500            555.80       78,500.00
    CARROLLTON       TX   75007          1            06/24/97         04
    0430350215                           05           08/01/97         25
    4999686                              N            07/01/27
    0


    1607655          225/225             F          150,000.00         ZZ
                                         360        149,812.88          1
    3200 LA ROTONDA DRIVE              8.375          1,140.11         52
    #314                               8.125          1,140.11      290,000.00
    RANCHO PALOS VE  CA   90275          5            06/12/97         00
    8050331                              08           08/01/97          0
    8050331                              O            07/01/27
    0


    1607660          E29/G02             F          103,900.00         ZZ
                                         360        103,848.89          1
    496-498 BELLFLOWER                 9.500            873.65         90
                                       9.250            873.65      115,500.00
    PUEBLO           CO   81007          1            07/16/97         04
    0430331082                           05           09/01/97         25
    9707049                              N            08/01/27
    0


    1607662          E29/G02             F          103,900.00         ZZ
                                         360        103,848.89          2
    490-492 BELLFLOWER                 9.500            873.65         90
                                       9.250            873.65      115,500.00
    PUEBLO           CO   81007          1            07/16/97         04
    0430332726                           05           09/01/97         25
    9707048                              N            08/01/27
    0


    1607676          369/G02             F          100,000.00         ZZ
                                         360         99,878.39          3
    3819 NORTH WAYNE AVENUE            8.500            768.92         26
                                       8.250            768.92      392,000.00
1


    CHICAGO          IL   60657          5            06/03/97         00
    0430341529                           05           08/01/97          0
    60268976                             O            07/01/27
    0


    1607677          E22/G02             F           84,000.00         BB
                                         360         83,942.19          1
    424 E. BELLEFONTE AVENUE           7.875            609.06         75
                                       7.625            609.06      112,000.00
    ALEXANDRIA       VA   22301          1            07/16/97         00
    0410469266                           05           09/01/97          0
    410469266                            O            08/01/27
    0


    1607684          E22/G02             F           67,500.00         ZZ
                                         360         67,458.04          1
    18040 MIDWAY ROAD, #102            8.375            513.05         90
                                       8.125            513.05       75,000.00
    DALLAS           TX   75287          1            07/17/97         04
    0410430227                           01           09/01/97         25
    410430227                            O            08/01/27
    0


    1607689          E22/G02             F           54,000.00         ZZ
                                         360         53,974.13          2
    9628 & 9630 GAZA DRIVE             9.625            458.99         90
                                       9.375            458.99       60,000.00
    EL PASO          TX   79927          1            07/17/97         04
    0410454946                           09           09/01/97         25
    410454946                            N            08/01/27
    0


    1607700          405/405             F           72,000.00         ZZ
                                         360         71,918.96          1
    6047 BAHIA DEL MAR BLVD            8.875            572.87         80
                                       8.625            572.87       90,000.00
    ST. PETERSBURG   FL   33715          1            06/27/97         00
    4241329                              01           08/01/97          0
    4241329                              N            07/01/27
    0


    1607713          E22/G02             F           60,750.00         ZZ
                                         360         60,716.82          1
    17807 GAGES LAKE ROAD              9.000            488.81         90
                                       8.750            488.81       67,500.00
    WILDWOOD         IL   60030          1            07/16/97         04
    0410329411                           05           09/01/97         25
    410329411                            N            08/01/27
    0
1




    1607722          180/G02             F          161,250.00         ZZ
                                         360        161,154.79          1
    585 EAGLES CROSSING PLACE          8.625          1,254.19         75
                                       8.375          1,254.19      215,000.00
    LAKE MARY        FL   32746          5            07/31/97         00
    0430348409                           05           09/01/97          0
    4796983                              O            08/01/27
    0


    1607728          E22/G02             F          270,750.00         T
                                         360        270,609.64          1
    ROUTE 614                          9.250          2,227.39         75
                                       9.000          2,227.39      362,000.00
    MINERAL          VA   23117          5            07/16/97         00
    0410447833                           05           09/01/97          0
    410447833                            O            08/01/27
    0


    1607743          624/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
    9275 EMERALD VISTA DRIVE           8.375            969.09         75
                                       8.125            969.09      170,000.00
    ELK GROVE        CA   95624          2            08/04/97         00
    0430350389                           05           10/01/97          0
    34073478003                          O            09/01/27
    0


    1607754          624/G02             F          138,500.00         ZZ
                                         360        138,500.00          1
    7504 9TH AVENUE NORTHEAST          8.500          1,064.95         70
                                       8.250          1,064.95      198,000.00
    SEATTLE          WA   98115          5            07/31/97         00
    0430342253                           05           10/01/97          0
    85040870393                          N            09/01/27
    0


    1607764          317/G02             F          362,850.00         ZZ
                                         360        362,618.62          1
    3299 ARCADIA PLACE NW              8.250          2,725.97         79
                                       8.000          2,725.97      463,000.00
    WASHINGTON       DC   20015          2            06/30/97         00
    0430301606                           05           09/01/97          0
    240880                               O            08/01/27
    0


    1607766          E19/G02             F           63,000.00         ZZ
                                         360         62,963.76          1
1


    31598 HIGHWAY 97 NORTH             8.750            495.62         70
                                       8.500            495.62       91,000.00
    TONASKET         WA   98855          5            07/15/97         00
    0430340380                           05           09/01/97          0
    100023612                            N            08/01/27
    0


    1607768          624/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
    188 OAK AVENUE                     8.500            507.48         53
                                       8.250            507.48      126,290.00
    CLOVIS           CA   93612          1            07/31/97         00
    0430333849                           05           10/01/97          0
    33500170023                          O            09/01/27
    0


    1607772          664/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
    417 & 419 119TH ST S               8.500            553.62         90
                                       8.250            553.62       80,000.00
    TACOMA           WA   98444          1            08/01/97         10
    0430340174                           05           10/01/97         25
    2320158                              N            09/01/27
    0


    1607783          F64/G02             F          177,600.00         ZZ
                                         360        177,389.53          1
    20802 SONETO DRIVE                 8.625          1,381.36         78
                                       8.375          1,381.36      229,000.00
    BOCA RATON       FL   33433          5            06/28/97         00
    0430327874                           05           08/01/97          0
    3952639                              O            07/01/27
    0


    1607795          317/G02             F          171,000.00         ZZ
                                         360        170,792.07          1
    520 LIMERICK CIRCLE                8.500          1,314.85         64
                                       8.250          1,314.85      267,569.00
    TIMONIUM         MD   21093          1            06/30/97         00
    0430303990                           09           08/01/97          0
    258686                               O            07/01/27
    0


    1607803          375/G02             F          214,000.00         ZZ
                                         360        213,475.92          1
    890 GREENWOOD AVENUE               8.500          1,645.47         50
                                       8.250          1,645.47      435,000.00
    WINNETKA         IL   60093          2            04/30/97         00
    0430310995                           05           06/01/97          0
1


    655265                               N            05/01/27
    0


    1607807          375/G02             F          214,000.00         ZZ
                                         360        213,475.92          1
    739 WALDEN ROAD                    8.500          1,645.47         44
                                       8.250          1,645.47      490,000.00
    WINNETKA         IL   60093          2            04/30/97         00
    0430308288                           05           06/01/97          0
    655264                               N            05/01/27
    0


    1607809          375/G02             F           42,500.00         ZZ
                                         360         42,438.42          1
    3184 SOUTH HEATHER GARDENS WAY     9.625            361.25         59
    #102                               9.375            361.25       72,500.00
    AURORA           CO   80014          1            05/14/97         00
    0430299305                           05           07/01/97          0
    656786                               O            06/01/27
    0


    1607810          638/G02             F           85,300.00         ZZ
                                         360         85,300.00          1
    2050 JACKSON STREET                8.375            648.34         62
                                       8.125            648.34      139,000.00
    EUGENE           OR   97405          1            07/29/97         00
    0430338749                           05           10/01/97          0
    8656966                              N            09/01/27
    0


    1607814          375/G02             F          200,000.00         ZZ
                                         360        199,260.02          1
    1807 EAST AVENUE                   8.500          1,537.83         73
                                       8.250          1,537.83      275,000.00
    HAYWARD          CA   94541          5            02/13/97         00
    0430300160                           05           04/01/97          0
    646577                               O            03/01/27
    0


    1607830          J40/G02             F          115,000.00         ZZ
                                         360        114,933.83          1
    953 HUNTING HORN WAY               8.750            904.71         87
                                       8.500            904.71      133,000.00
    EVANS            GA   30809          1            07/31/97         01
    0430345819                           05           09/01/97         25
    970360                               N            08/01/27
    0


1


    1607833          J40/G02             F          114,000.00         ZZ
                                         360        113,934.41          1
    869 CHASE ROAD                     8.750            896.84         87
                                       8.500            896.84      132,000.00
    EVANS            GA   30809          1            07/31/97         01
    0430345835                           05           09/01/97         25
    970353                               N            08/01/27
    0


    1607854          G88/G02             F          500,000.00         ZZ
                                         360        499,681.16          1
    54 PINE HILL ROAD                  8.250          3,756.34         77
                                       8.000          3,756.34      657,250.00
    HOLLIS           NH   03049          1            07/31/97         00
    0430327221                           05           09/01/97          0
    9707062                              O            08/01/27
    0


    1607859          A38/G02             F           62,100.00         ZZ
                                         360         62,066.08          2
    11613 MARSH MCCALL WAY             9.000            499.67         90
                                       8.750            499.67       69,000.00
    EL PASO          TX   79936          1            07/30/97         04
    0430345777                           05           09/01/97         25
    1910098                              N            08/01/27
    0


    1607862          286/286             F           43,650.00         ZZ
                                         360         43,581.58          2
    4029-4031 CLAREDON                 9.250            359.10         90
                                       9.000            359.10       48,500.00
    INDIANAPOLIS     IN   46208          1            05/29/97         10
    8618166                              05           07/01/97         25
    8618166                              N            06/01/27
    0


    1607890          514/G02             F          101,250.00         ZZ
                                         360        101,138.98          2
    102 CLOUDVIEW DRIVE                9.000            814.68         90
                                       8.750            814.68      112,500.00
    AUSTIN           TX   78745          1            06/30/97         11
    0430309112                           05           08/01/97         25
    361801                               N            07/01/27
    0


    1607895          758/G02             F          111,600.00         ZZ
                                         360        111,600.00          2
    2103 A & B HIDDEN HOLLOW CR        8.625            868.01         90
                                       8.375            868.01      124,000.00
1


    BRYAN            TX   77807          1            08/14/97         11
    0430345843                           03           10/01/97         30
    UNKNOWN                              N            09/01/27
    0


    1607901          G51/G02             F           70,600.00         ZZ
                                         360         70,562.42          2
    303 WINSPEAR AVENUE                9.125            574.43         90
                                       8.875            574.43       78,500.00
    BUFFALO          NY   14215          1            07/18/97         10
    0430305706                           05           09/01/97         25
    UNKNOWN                              N            08/01/27
    0


    1608279          862/G02             F           75,000.00         T
                                         360         74,957.95          1
    22814 BRET HARTE DRIVE             8.875            596.74         58
                                       8.625            596.74      130,000.00
    TWIAN HARTE      CA   95383          5            07/03/97         00
    0430344689                           05           09/01/97          0
    4431359                              O            08/01/27
    0


    1608281          862/G02             F           52,800.00         ZZ
                                         360         52,769.62          1
    9536 CONCHO DRIVE                  8.750            415.38         80
                                       8.500            415.38       66,000.00
    KINGMAN          AZ   86401          4            07/01/97         00
    0430311225                           03           09/01/97          0
    4302154                              O            08/01/27
    0


    1608295          686/G02             F           77,600.00         ZZ
                                         360         77,546.32          1
    16640   LITTLE DOE LANE            7.850            561.31         80
                                       7.600            561.31       97,000.00
    COTTONWOOD       CA   96022          1            06/25/97         00
    0430305102                           05           09/01/97          0
    818250953                            O            08/01/27
    0


    1608411          354/354             F          138,000.00         ZZ
                                         360        137,725.44          1
    1401 HOLLYWOOD BOULEVARD           8.750          1,085.65         75
                                       8.500          1,085.65      185,000.00
    HOLLYWOOD        FL   33020          1            07/01/97         00
    25211418                             05           08/01/97          0
    25211418                             O            07/01/27
    0
1




    1608416          354/354             F          143,200.00         ZZ
                                         360        143,025.87          1
    2616 NORTHEAST 17TH STREET         8.500          1,101.09         80
                                       8.250          1,101.09      179,000.00
    FT LAUDERDALE    FL   33305          1            07/01/97         00
    25233842                             05           08/01/97          0
    25233842                             O            07/01/27
    0


    1608514          005/G02             F           99,250.00         ZZ
                                         360         99,250.00          1
    6432 E WILLOWBROOK RUN             8.000            728.26         75
                                       7.750            728.26      133,000.00
    MOBILE           AL   36608          2            08/25/97         00
    0430350116                           05           10/01/97          0
    193442                               O            09/01/27
    0


    1608516          828/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    2028 COATS CIRCLE                  8.000            587.02         80
                                       7.750            587.02      100,690.00
    AUSTIN           TX   78748          1            08/06/97         00
    0430337576                           05           10/01/97          0
    70030192                             O            09/01/27
    0


    1608539          G32/G02             F           70,000.00         ZZ
                                         360         69,954.21          1
    1736 CLEAR CREEK BAY               8.125            519.75         64
                                       7.875            519.75      111,000.00
    PALATINE         IL   60074          1            07/31/97         00
    0430333245                           01           09/01/97          0
    217203                               O            08/01/27
    0


    1608573          638/G02             F          228,000.00         ZZ
                                         360        227,854.61          1
    14 LONG HILL FARM                  8.250          1,712.89         80
                                       8.000          1,712.89      285,000.00
    GUILFORD         CT   06437          1            08/04/97         00
    0430346171                           03           09/01/97          0
    8654412                              O            08/01/27
    0


    1608578          225/225             F          180,000.00         ZZ
                                         360        179,890.95          1
1


    14516 S MAJESTIC OAKS              8.500          1,384.05         90
                                       8.250          1,384.05      200,000.00
    BATON ROUGE      LA   70810          1            07/31/97         14
    805645200                            05           09/01/97         25
    805645200                            N            08/01/27
    0


    1608598          F34/G02             F           30,000.00         ZZ
                                         360         29,982.29          1
    1350 WEST 35 STREET                8.625            233.34         21
                                       8.375            233.34      148,000.00
    HIALEAH          FL   33012          5            07/11/97         00
    0430310409                           05           09/01/97          0
    9700434                              O            08/01/27
    0


    1608599          637/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    233 CORNWELL AVENUE                8.375            988.10         75
                                       8.125            988.10      175,000.00
    WILLSTON PARK    NY   11596          1            08/08/97         00
    0430341933                           05           10/01/97          0
    8018301                              O            09/01/27
    0


    1608607          201/G02             F           65,600.00         ZZ
                                         360         65,562.25          1
    101 CHAMBORD COURT                 8.750            516.08         80
    UNIT D-3                           8.500            516.08       82,000.00
    HAMILTON         NJ   08690          2            07/18/97         00
    0430302406                           01           09/01/97          0
    1500998016                           N            08/01/27
    0


    1608608          G81/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    10840 SW 153 COURT                 7.875            928.09         80
                                       7.625            928.09      160,000.00
    MIAMI            FL   33196          1            08/08/97         00
    0430334151                           03           10/01/97          0
    21707075                             O            09/01/27
    0


    1608614          561/561             F           63,900.00         ZZ
                                         360         63,863.23          2
    2801 FLEETWOOD AVENUE              8.750            502.71         90
                                       8.500            502.71       71,000.00
    BALTIMORE        MD   21214          1            07/22/97         10
    90743352                             05           09/01/97         25
1


    90743352                             N            08/01/27
    0


    1608621          131/G02             F          114,400.00         ZZ
                                         360        114,264.43          1
    1301 2ND AVENUE SOUTH              8.625            889.79         80
                                       8.375            889.79      144,000.00
    WAITE PARK       MN   56387          2            06/25/97         00
    0430337352                           05           08/01/97          0
    402027                               O            07/01/27
    0


    1608624          638/G02             F          112,550.00         ZZ
                                         360        112,550.00          1
    15 VISCAYA COURT                   8.000            825.85         80
    MANSION FARMS                      7.750            825.85      140,746.00
    BEAR             DE   19702          1            08/15/97         00
    0430345926                           03           10/01/97          0
    8654104                              O            09/01/27
    0


    1608629          G51/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
    40 HILTON BLVD                     8.625            513.35         75
                                       8.375            513.35       88,000.00
    AMHERST          NY   14226          1            08/21/97         00
    0430348722                           05           10/01/97          0
    1608629                              O            09/01/27
    0


    1608632          A17/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
    89 LOKER STREET                    8.500          1,507.07         31
                                       8.250          1,507.07      647,000.00
    WAYLAND          MA   01778          5            08/07/97         00
    0430342956                           05           10/01/97          0
    UNKNOWN                              O            09/01/27
    0


    1608634          B24/G02             F          105,800.00         ZZ
                                         360        105,800.00          1
    93 PARK AVENUE                     8.375            804.16         79
    #2001                              8.125            804.16      135,000.00
    DANBURY          CT   06810          2            08/14/97         00
    0430335646                           01           10/01/97          0
    217636                               O            09/01/27
    0


1


    1608637          B24/G02             F          116,000.00         T
                                         360        116,000.00          1
    1208 BONAVENTURE DRIVE             8.500            891.94         69
                                       8.250            891.94      170,000.00
    MELBORNE         FL   32940          2            08/15/97         00
    0430336180                           03           10/01/97          0
    216231                               O            09/01/27
    0


    1608640          907/907             F           68,000.00         ZZ
                                         360         67,956.64          1
    144 FAIRWAY DRIVE                  8.250            510.86         80
                                       8.000            510.86       85,000.00
    CHESHIRE         CT   06410          1            08/01/97         00
    NG                                   09           09/01/97          0
    NG                                   N            08/01/27
    0


    1608647          140/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    1441 JACKSON AVE                   8.750            708.03         75
    #4D                                8.500            708.03      120,000.00
    NEW ORLEANS      LA   70130          5            08/07/97         00
    0430345751                           08           10/01/97          0
    436277                               O            09/01/27
    0


    1608649          209/G02             F           23,050.00         ZZ
                                         360         23,050.00          1
    1920 E EDGEWOOD DRIVE              8.750            181.33         80
                                       8.500            181.33       29,000.00
    LAKELAND         FL   33803          2            08/06/97         00
    0430342139                           01           10/01/97          0
    976253025                            N            09/01/27
    0


    1608656          J83/G02             F           37,800.00         ZZ
                                         360         37,758.55          1
    1318 EAST 58TH STREET              9.000            304.15         80
                                       8.750            304.15       47,250.00
    SAVANNAH         GA   31404          1            06/25/97         00
    0430302927                           05           08/01/97          0
    244100                               O            07/01/27
    0


    1608664          144/144             F           59,200.00         ZZ
                                         360         59,200.00          1
    42 MEADOWBROOK DR.                 8.125            439.56         79
                                       7.875            439.56       75,000.00
1


    T/ULSTER         NY   12401          1            08/19/97         00
    083720323                            05           10/01/97          0
    083720323                            O            09/01/27
    0


    1608673          591/G02             F           65,900.00         ZZ
                                         360         65,864.00          1
    3220 8TH STREET  NE                9.000            530.25         90
                                       8.750            530.25       73,250.00
    WASHINGTON       DC   20017          1            07/31/97         12
    0430327643                           07           09/01/97         25
    102803769                            N            08/01/27
    0


    1608687          E57/G02             F           67,000.00         ZZ
                                         360         66,961.45          2
    527-529 EAST DAYMAN STREET         8.750            527.09         60
                                       8.500            527.09      112,000.00
    LONG BEACH       CA   90806          2            07/09/97         00
    0430304667                           05           09/01/97          0
    98942005167                          O            08/01/27
    0


    1608693          286/286             F          149,400.00         ZZ
                                         360        149,165.84          1
    3925 ROYAL LANE                    9.250          1,229.08         90
                                       9.000          1,229.08      166,000.00
    DALLAS           TX   75229          1            06/01/97         10
    09175659                             05           07/01/97         25
    09175659                             N            06/01/27
    0


    1608706          H86/G02             F           30,600.00         ZZ
                                         360         30,583.29          1
    234 LAREDO                         9.000            246.21         90
    #22                                8.750            246.21       34,000.00
    EVANSTON         WY   82930          1            07/21/97         04
    0430308445                           07           09/01/97         25
    083765                               N            08/01/27
    0


    1608709          286/286             F           31,920.00         ZZ
                                         360         31,849.08          1
    91 APRIL POINT SOUTH               8.750            251.12         80
                                       8.500            251.12       39,900.00
    MONTGOMERY       TX   77356          1            06/03/97         00
    09175927                             01           07/01/97          0
    09175927                             O            06/01/27
    0
1




    1608719          E22/G02             F           90,000.00         ZZ
                                         360         89,950.84          1
    2206 ALFADALE RD.                  9.000            724.16         75
                                       8.750            724.16      120,000.00
    EL RENO          OK   73036          1            07/15/97         00
    0410469027                           05           09/01/97          0
    410469027                            N            08/01/27
    0


    1608723          E22/G02             F           32,800.00         ZZ
                                         360         32,785.49          2
    325 MIDDLEBURY STREET             10.000            287.84         90
                                       9.750            287.84       36,500.00
    ELKHART          IN   46516          1            07/03/97         04
    0410413280                           05           09/01/97         25
    410413280                            N            08/01/27
    0


    1608726          E22/G02             F           76,000.00         ZZ
                                         360         75,957.39          1
    16912 CEDARWOOD DRIVE              8.875            604.69         80
                                       8.625            604.69       95,000.00
    OKLAHOMA CITY    OK   73003          1            07/10/97         00
    0410454938                           05           09/01/97          0
    410454938                            N            08/01/27
    0


    1608727          E22/G02             F          135,000.00         ZZ
                                         360        134,911.69          1
    85 HIGHLAND ROAD                   8.125          1,002.37         80
                                       7.875          1,002.37      169,000.00
    COLONIA          NJ   07067          1            07/16/97         00
    0410433114                           05           09/01/97          0
    410433114                            O            08/01/27
    0


    1608730          E22/G02             F           58,450.00         ZZ
                                         360         58,382.49          1
    229 GROVER AVENUE                  8.750            459.83         90
                                       8.500            459.83       64,975.00
    LUBBOCK          TX   79416          1            07/03/97         04
    0410428254                           05           08/01/97         25
    410428254                            N            07/01/27
    0


    1608731          E22/G02             F          116,350.00         ZZ
                                         360        116,219.06          2
1


    5744-5746 LA VISTA COURT           8.875            925.74         95
                                       8.625            925.74      122,500.00
    DALLAS           TX   75206          1            06/30/97         12
    0410427124                           05           08/01/97         30
    410427124                            O            07/01/27
    0


    1608732          E22/G02             F           76,000.00         ZZ
                                         360         75,953.96          1
    16 WINDING WOODS TRAIL             8.500            584.37         80
                                       8.250            584.37       95,000.00
    ORMOND BEACH     FL   32174          1            07/18/97         00
    0410437461                           03           09/01/97          0
    410437461                            O            08/01/27
    0


    1608738          E22/G02             F           59,500.00         ZZ
                                         360         59,469.95          1
    17361 SAN ROSA BLVD.               9.375            494.89         70
                                       9.125            494.89       85,000.00
    SOUTHFIELD       MI   48076          5            07/17/97         00
    0410456537                           05           09/01/97          0
    410456537                            N            08/01/27
    0


    1608741          E22/G02             F          200,000.00         ZZ
                                         360        199,881.92          1
    3617 VALLEYVIEW LANE               8.625          1,555.58         77
                                       8.375          1,555.58      262,000.00
    WEST BLOOMFIELD  MI   48302          1            07/21/97         00
    0410473227                           05           09/01/97          0
    410473227                            O            08/01/27
    0


    1608744          E22/G02             F           73,500.00         ZZ
                                         360         73,459.85          2
    3507 VINELAND DRIVE                9.000            591.40         70
                                       8.750            591.40      105,000.00
    AUSTIN           TX   78722          5            07/18/97         00
    0410428163                           05           09/01/97          0
    410428163                            N            08/01/27
    0


    1608745          E22/G02             F           80,500.00         ZZ
                                         360         80,459.35          4
    812, 812 1/2, 814-814 1/2          9.375            669.56         70
    PHILIP STREET                      9.125            669.56      115,000.00
    NEW ORLEANS      LA   70130          5            07/18/97         00
    0410430094                           05           09/01/97          0
1


    410430094                            N            08/01/27
    0


    1608746          E22/G02             F           37,800.00         ZZ
                                         360         37,778.26          1
    1913 S. WASHINGTON STREET          8.750            297.37         70
                                       8.500            297.37       54,000.00
    CASPER           WY   82601          5            07/18/97         00
    0410457543                           05           09/01/97          0
    410457543                            N            08/01/27
    0


    1608749          E22/G02             F          110,250.00         ZZ
                                         360        110,189.78          1
    205 YOAKUM PARKWAY                 9.000            887.10         75
    UNIT 1522                          8.750            887.10      147,000.00
    ALEXANDRIA       VA   22304          5            07/16/97         00
    0410469886                           06           09/01/97          0
    410469886                            O            08/01/27
    0


    1608855          E22/G02             F          114,400.00         ZZ
                                         360        114,335.86          1
    771 MAIN STREET                    8.875            910.22         80
                                       8.625            910.22      143,000.00
    MONROE           CT   06468          1            07/21/97         00
    0410444988                           05           09/01/97          0
    410444988                            N            08/01/27
    0


    1608859          E22/G02             F          135,000.00         ZZ
                                         360        134,926.26          1
    4952 DENNY AVE                     9.000          1,086.24         90
    (N. HOLLYWOOD AREA)                8.750          1,086.24      150,000.00
    LOS ANGELES      CA   91601          1            07/16/97         11
    0410475396                           05           09/01/97         25
    410475396                            N            08/01/27
    0


    1608863          E22/G02             F          256,000.00         ZZ
                                         360        255,840.89          2
    1944-1946 GREAT HIGHWAY            8.375          1,945.78         80
                                       8.125          1,945.78      320,000.00
    SAN FRANCISCO    CA   94116          1            07/21/97         00
    0410361356                           05           09/01/97          0
    410361356                            O            08/01/27
    0


1


    1608864          E22/G02             F          120,250.00         ZZ
                                         360        120,177.15          1
    43001 TWIN PINES CIRCLE            8.500            924.62         65
                                       8.250            924.62      185,000.00
    LAYTONVILLE      CA   95454          1            07/16/97         00
    0410457907                           05           09/01/97          0
    410457907                            O            08/01/27
    0


    1608871          E22/G02             F          150,000.00         ZZ
                                         360        149,906.77          1
    7841 SW 134TH STREET               8.375          1,140.11         55
                                       8.125          1,140.11      275,000.00
    MIAMI            FL   33156          1            07/18/97         00
    0410406672                           05           09/01/97          0
    410406672                            O            08/01/27
    0


    1608873          E22/G02             F           75,200.00         ZZ
                                         360         74,956.93          2
    5543-5545 SEARS STREET             8.250            564.95         80
                                       8.000            564.95       94,000.00
    DALLAS           TX   75206          1            03/31/97         00
    0410428056                           05           05/01/97          0
    410428056                            N            04/01/27
    0


    1608874          E22/G02             F           71,900.00         ZZ
                                         360         71,857.55          1
    2505 IRVING STREET                 8.625            559.23         90
                                       8.375            559.23       79,900.00
    DENVER           CO   80211          1            07/22/97         04
    0410473284                           05           09/01/97         25
    410473284                            N            08/01/27
    0


    1608878          E22/G02             F          255,750.00         ZZ
                                         360        255,595.06          1
    230 SPRUCE DRIVE                   8.500          1,966.50         75
                                       8.250          1,966.50      341,000.00
    JACKSON          WY   83001          5            07/11/97         00
    0410464523                           05           09/01/97          0
    410464523                            O            08/01/27
    0


    1608879          E22/G02             F          100,000.00         ZZ
                                         360         99,917.47          1
    10 WARBLER ROAD                    8.750            786.70         69
                                       8.500            786.70      145,790.00
1


    MARLBORO         NJ   07746          1            07/21/97         00
    0410433668                           05           09/01/97          0
    410433668                            O            08/01/27
    0


    1608888          E29/G02             F           48,000.00         ZZ
                                         360         47,972.38          1
    3425 MEADE STREET                  8.750            377.62         57
                                       8.500            377.62       85,000.00
    DENVER           CO   80211          5            07/11/97         00
    0430333146                           05           09/01/97          0
    19705069                             O            08/01/27
    0


    1608891          A02/G02             F           54,000.00         ZZ
                                         360         53,972.01          1
    1030 NORTH STATE                   9.250            444.24         90
    UNIT 10M                           9.000            444.24       60,000.00
    CHICAGO          IL   60610          1            07/31/97         12
    0430332023                           06           09/01/97         25
    91970250                             N            08/01/27
    0


    1608901          201/G02             F           47,600.00         ZZ
                                         360         47,574.67          2
    2111 DEER RUN DRIVE                9.125            387.29         85
                                       8.875            387.29       56,000.00
    AUSTIN           TX   78744          1            07/14/97         01
    0430305516                           07           09/01/97         20
    4209005810                           N            08/01/27
    0


    1608916          637/G02             F           86,250.00         ZZ
                                         360         86,250.00          1
    4415 WEST CAROL AVENUE             8.500            663.19         75
                                       8.250            663.19      115,000.00
    GLENDALE         AZ   85302          5            08/06/97         00
    0430345595                           05           10/01/97          0
    9800434                              O            09/01/27
    0


    1608927          B98/G02             F          224,000.00         ZZ
                                         360        223,853.48          1
    715  36TH AVENUE                   8.125          1,663.19         72
                                       7.875          1,663.19      315,000.00
    SAN FRANCISCO    CA   94121          2            07/29/97         00
    0430336396                           05           09/01/97          0
    216154                               O            08/01/27
    0
1




    1608948          687/G02             F           88,000.00         ZZ
                                         360         87,945.31          1
    7642 EASTBOURNE ROAD               8.375            668.86         79
                                       8.125            668.86      112,000.00
    CHARLOTTE        NC   28227          1            07/31/97         00
    0430335539                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1608951          687/G02             F           66,600.00         ZZ
                                         360         66,600.00          1
    19718 AUBURN PARK LANE             8.875            529.90         90
                                       8.625            529.90       74,000.00
    SPRING           TX   77379          1            08/12/97         01
    0430349654                           03           10/01/97         25
    1615378                              N            09/01/27
    0


    1608954          638/G02             F          139,200.00         ZZ
                                         360        139,200.00          1
    3284 MORELLA WAY                   8.375          1,058.02         80
                                       8.125          1,058.02      174,000.00
    OCEANSIDE        CA   92056          1            08/04/97         00
    0430345967                           03           10/01/97          0
    8656991                              O            09/01/27
    0


    1608956          776/G02             F          111,600.00         ZZ
                                         360        111,542.14          3
    811-813 4TH STREET SOUTH           9.250            918.11         90
                                       9.000            918.11      124,000.00
    NAMPA            ID   83651          1            07/01/97         11
    0430310813                           05           09/01/97         25
    2541499                              N            08/01/27
    0


    1608962          731/G02             F           70,600.00         ZZ
                                         360         70,566.18          2
    3651 & 3653 WEST AUSTIN COURT      9.625            600.09         90
                                       9.375            600.09       78,500.00
    DECATUR          GA   30052          1            07/21/97         01
    0430305581                           05           09/01/97         25
    3140864577                           N            08/01/27
    0


    1608972          E60/G02             F          137,000.00         ZZ
                                         360        136,912.64          1
1


    5508 LAKE LINDERO DRIVE            8.250          1,029.24         58
                                       8.000          1,029.24      237,000.00
    AGOURA HILLS     CA   91301          1            07/18/97         00
    0430311456                           05           09/01/97          0
    520341                               O            08/01/27
    0


    1608974          369/G02             F          120,150.00         ZZ
                                         360        120,084.37          4
    2617 EKTOM DRIVE                   9.000            966.76         90
                                       8.750            966.76      133,500.00
    AUSTIN           TX   78745          1            08/01/97         01
    0430346429                           05           09/01/97         25
    49913932                             N            08/01/27
    0


    1608981          638/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
    1342 PRESERVATION WAY              8.625          1,750.03         55
                                       8.375          1,750.03      413,000.00
    OLDSMAR          FL   34677          5            08/01/97         00
    0430341032                           05           10/01/97          0
    8654406                              O            09/01/27
    0


    1608987          129/G02             F           96,000.00         ZZ
                                         360         95,897.43          1
    1 GLEN FOREST DRIVE                9.125            781.09         79
                                       8.875            781.09      123,000.00
    MERRIMACK        NH   03054          5            06/13/97         00
    0430306852                           05           08/01/97          0
    3980601                              O            07/01/27
    0


    1608988          731/G02             F           70,600.00         ZZ
                                         360         70,566.18          2
    1487 & 1489 WEST AUSTIN ROAD       9.625            600.09         90
                                       9.375            600.09       78,500.00
    DECATUR          GA   30032          1            07/21/97         01
    0430311472                           05           09/01/97         25
    3140864576                           N            08/01/27
    0


    1608989          637/G02             F          260,600.00         ZZ
                                         360        260,425.14          1
    1362 EAST STILLWOOD DRIVE          8.000          1,912.19         75
                                       7.750          1,912.19      347,500.00
    SALT LAKE CITY   UT   84117          1            07/14/97         00
    0430306217                           05           09/01/97          0
1


    9701988                              O            08/01/27
    0


    1609015          498/G02             F           36,000.00         ZZ
                                         360         35,965.36          1
    215 CLEGG STREET                   9.625            306.00         90
                                       9.375            306.00       40,000.00
    STATESVILLE      NC   28677          1            06/04/97         04
    0430327353                           05           08/01/97         25
    1484553                              N            07/01/27
    0


    1609019          225/225             F          131,000.00         ZZ
                                         360        130,785.32          2
    625-627 PLEASANT VALLEY ROAD       8.750          1,030.58         77
                                       8.500          1,030.58      171,243.00
    OXNARD           CA   93033          1            07/26/97         00
    8052889                              05           08/01/97          0
    8052889                              N            07/01/27
    0


    1609047          131/G02             F           36,000.00         ZZ
                                         360         35,979.29          1
    118 SOUTH MCMANUS STREET           8.750            283.21         90
                                       8.500            283.21       40,000.00
    DAVENPORT        IA   52804          1            07/03/97         10
    0430305961                           05           09/01/97         25
    566925                               N            08/01/27
    0


    1609053          131/G02             F          328,410.00         ZZ
                                         360        327,978.90          1
    14320 GROUSE LANE                  8.125          2,438.43         90
                                       7.875          2,438.43      364,900.00
    HASSAN           MN   55374          1            07/02/97         14
    0430334904                           05           08/01/97         25
    1119011                              O            07/01/27
    0


    1609091          J40/G02             F          131,000.00         ZZ
                                         360        131,000.00          4
    34 OSBORNE ROAD                    8.750          1,030.58         80
    BLDG C #1,2,5,6                    8.500          1,030.58      163,750.00
    MARIETTA         GA   30060          1            08/07/97         00
    0430345009                           09           10/01/97          0
    10208                                N            09/01/27
    0


1


    1609097          J40/G02             F          131,000.00         ZZ
                                         360        131,000.00          4
    34 OSBORNE ROAD                    8.750          1,030.58         80
    BLDG C #3,4,7,8                    8.500          1,030.58      163,750.00
    MARIETTA         GA   30060          1            08/07/97         00
    0430348599                           09           10/01/97          0
    10207                                N            09/01/27
    0


    1609101          A38/G02             F           34,800.00         ZZ
                                         360         34,800.00          1
    2300 OLD SPANISH TRAIL             8.750            273.78         90
    #2084                              8.500            273.78       38,700.00
    HOUSTON          TX   77054          1            08/01/97         14
    0430344150                           01           10/01/97         25
    9610390                              N            09/01/27
    0


    1609111          286/286             F           50,000.00         ZZ
                                         360         49,974.08          1
    3845 OLD TROY PK                   9.250            411.34         50
                                       9.000            411.34      100,000.00
    HUBER HEIGHTS    OH   45424          5            07/22/97         00
    8427610                              05           09/01/97          0
    8427610                              N            08/01/27
    0


    1609140          757/757             F           86,600.00         ZZ
                                         360         86,550.17          1
    9 CEDARBROOK EAST                  8.750            681.29         75
    UNIT 9                             8.500            681.29      115,500.00
    SCARBOROUGH      MA   04074          1            07/21/97         00
    3166097                              01           09/01/97          0
    3166097                              O            08/01/27
    0


    1609141          H86/G02             F          131,200.00         T
                                         360        131,114.17          1
    2196 SOUTH LEGACY DRIVE            8.125            974.16         73
                                       7.875            974.16      181,000.00
    ST GEORGE        UT   84770          5            07/21/97         00
    0430306779                           03           09/01/97          0
    79760                                O            08/01/27
    0


    1609144          286/286             F           46,000.00         ZZ
                                         360         45,976.14          2
    95-97 CHAD BROWN ST                9.250            378.44         55
                                       9.000            378.44       85,000.00
1


    PROVIDENCE       RI   02909          5            07/09/97         00
    8639434                              05           09/01/97          0
    8639434                              N            08/01/27
    0


    1609156          E29/G02             F          107,100.00         ZZ
                                         360        107,031.70          1
    10757 MADISON STREET               8.250            804.61         90
                                       8.000            804.61      119,000.00
    THORNTON         CO   80233          1            07/22/97         04
    0430330837                           03           09/01/97         25
    59705007                             N            08/01/27
    0


    1609159          313/G02             F          130,500.00         ZZ
                                         360        130,428.71          1
    317 LINDBERGH DRIVE                9.000          1,050.04         90
                                       8.750          1,050.04      145,000.00
    ATLANTA          GA   30305          1            08/04/97         10
    0430336560                           05           09/01/97         25
    6213375                              N            08/01/27
    0


    1609162          687/G02             F           53,000.00         ZZ
                                         360         52,971.05          1
    1564 CANADIAN                      9.000            426.45         90
                                       8.750            426.45       58,900.00
    AKRON            OH   44306          1            07/03/97         01
    0430328351                           05           09/01/97         25
    1609670                              N            08/01/27
    0


    1609169          E10/G02             F           37,100.00         ZZ
                                         360         37,066.14          1
    424 SOUTH MAIN STREET              9.875            322.16         62
                                       9.625            322.16       60,000.00
    MANHEIM          PA   17545          1            06/25/97         00
    0430310326                           05           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1609171          E10/G02             F           37,100.00         ZZ
                                         360         37,066.14          1
    434 SOUTH MAIN STREET              9.875            322.16         62
                                       9.625            322.16       60,000.00
    MANHEIM          PA   17545          1            06/26/97         00
    0430310755                           07           08/01/97          0
    UNKNOWN                              N            07/01/27
    0
1




    1609177          H05/H05             F           91,800.00         ZZ
                                         360         91,706.92          2
    240-242 PINNACLE ROAD              9.375            763.55         90
                                       9.125            763.55      102,000.00
    ROCHESTER        NY   14620          1            06/30/97         01
    240140004                            05           08/01/97         25
    240140004                            N            07/01/27
    0


    1609179          B75/G02             F           83,000.00         ZZ
                                         360         82,947.08          1
    ROUTE 11 BOX 534                   8.250            623.55         68
                                       8.000            623.55      123,000.00
    OKLAHOMA CITY    OK   73170          1            07/08/97         00
    0430304998                           05           09/01/97          0
    2894350                              O            08/01/27
    0


    1609183          105/G02             F           70,800.00         ZZ
                                         360         70,758.20          1
    5901 KINGSFORD ROAD #G             8.625            550.68         80
                                       8.375            550.68       88,500.00
    SPRINGFIELD      VA   22152          5            07/14/97         00
    0430306845                           01           09/01/97          0
    1076553                              N            08/01/27
    0


    1609191          E22/G02             F          113,400.00         ZZ
                                         360        113,339.65          1
    1954 WHITE BIRCH LANE              9.125            922.66         90
                                       8.875            922.66      126,000.00
    CHARLESTON       SC   29414          1            07/18/97         04
    0410471015                           05           09/01/97         25
    410471015                            N            08/01/27
    0


    1609192          E22/G02             F           44,950.00         T
                                         360         44,926.70          1
    5212 CURRY FORD ROAD UNIT#203      9.250            369.79         75
                                       9.000            369.79       59,990.00
    ORLANDO          FL   32812          1            07/10/97         00
    0410436422                           01           09/01/97          0
    410436422                            O            08/01/27
    0


    1609193          E22/G02             F          114,000.00         ZZ
                                         360        113,881.46          1
1


    233 PLEASANT GROVE ROAD            8.625            886.68         55
                                       8.375            886.68      210,000.00
    SCHOOLEY'S MOUN  NJ   07870          5            07/18/97         00
    0410402705                           05           09/01/97          0
    410402705                            O            08/01/27
    0


    1609194          E22/G02             F          101,600.00         ZZ
                                         360        101,536.85          1
    2445 NW 67 COURT                   8.375            772.23         80
                                       8.125            772.23      127,000.00
    FT LAUDERDALE    FL   33309          1            07/23/97         00
    0410447569                           05           09/01/97          0
    410447569                            O            08/01/27
    0


    1609203          E22/G02             F          124,700.00         ZZ
                                         360        124,609.74          1
    10164 BEDROCK CIRCLE               7.625            882.62         80
                                       7.375            882.62      155,875.00
    LELAND           NC   28541          1            07/18/97         00
    0410472146                           05           09/01/97          0
    410472146                            O            08/01/27
    0


    1609207          E22/G02             F          108,250.00         ZZ
                                         360        108,187.72          1
    3654 COCO LAKE DRIVE               8.750            851.60         95
                                       8.500            851.60      113,990.00
    COCONUT CREEK    FL   33073          1            07/23/97         04
    0410448146                           09           09/01/97         30
    410448146                            O            08/01/27
    0


    1609208          E22/G02             F           81,000.00         ZZ
                                         360         80,952.18          1
    2703 NORTHEAST 137TH STREET        8.625            630.01         75
                                       8.375            630.01      108,000.00
    SEATTLE          WA   98125          1            07/21/97         00
    0410217046                           05           09/01/97          0
    410217046                            N            08/01/27
    0


    1609209          E22/G02             F           73,600.00         ZZ
                                         360         73,555.41          1
    4095 BARTLETT DRIVE                8.500            565.92         80
                                       8.250            565.92       92,000.00
    HOOD RIVER       OR   97031          1            07/17/97         00
    0410459457                           05           09/01/97          0
1


    410459457                            N            08/01/27
    0


    1609210          E22/G02             F           50,400.00         ZZ
                                         360         50,371.74          1
    704 CLARK AVENUE                   8.875            401.01         90
                                       8.625            401.01       56,000.00
    WALLA WALLA      WA   99362          1            07/16/97         04
    0410459531                           05           09/01/97         25
    410459531                            N            08/01/27
    0


    1609213          E22/G02             F          123,500.00         ZZ
                                         360        123,421.25          1
    347 SOUTH PADRE JUAN AVENUE        8.250            927.81         65
                                       8.000            927.81      190,000.00
    AREA OF OJAI     CA   93023          1            07/21/97         00
    0410422638                           05           09/01/97          0
    410422638                            N            08/01/27
    0


    1609214          E22/G02             F          233,750.00         ZZ
                                         360        233,597.09          1
    1132 ROSETA DRIVE                  8.125          1,735.59         74
                                       7.875          1,735.59      317,500.00
    TOPANGA AREA     CA   90290          1            07/21/97         00
    0410424725                           05           09/01/97          0
    410424725                            O            08/01/27
    0


    1609218          E22/G02             F           85,000.00         ZZ
                                         360         84,941.50          1
    2420 EMPRESS LANE                  7.875            616.31         54
                                       7.625            616.31      160,000.00
    PLACERVILLE      CA   95667          1            07/17/97         00
    0410467633                           05           09/01/97          0
    410467633                            O            08/01/27
    0


    1609220          E22/G02             F          242,000.00         ZZ
                                         360        241,845.68          1
    2139 ANTHONY DRIVE                 8.250          1,818.07         80
                                       8.000          1,818.07      303,500.00
    CAMPBELL         CA   95008          1            07/11/97         00
    0410469308                           05           09/01/97          0
    410469308                            O            08/01/27
    0


1


    1609221          560/560             F          161,600.00         ZZ
                                         360        161,496.95          1
    12405 RUETTE ALLIANTE              8.250          1,214.05         75
                                       8.000          1,214.05      215,500.00
    SAN DIEGO        CA   92130          1            07/31/97         00
    450801063                            05           09/01/97          0
    450801063                            O            08/01/27
    0


    1609229          E22/G02             F           78,300.00         ZZ
                                         360         78,257.23          1
    5410 JOHNSON STREET                9.000            630.02         90
                                       8.750            630.02       87,000.00
    HOLLYWOOD        FL   33021          1            07/22/97         04
    0410446157                           05           09/01/97         25
    410446157                            N            08/01/27
    0


    1609230          E22/G02             F           52,250.00         ZZ
                                         360         52,219.15          1
    2605 WILDWOOD STREET               8.625            406.40         95
                                       8.375            406.40       55,000.00
    JACKSON          MI   49202          1            07/22/97         10
    0410419725                           05           09/01/97         30
    410419725                            O            08/01/27
    0


    1609232          E22/G02             F          194,000.00         ZZ
                                         360        193,888.38          1
    1821 MIDCHESTER                    8.750          1,526.20         90
                                       8.500          1,526.20      216,000.00
    WEST BLOOMFIELD  MI   48322          2            07/22/97         04
    0410472500                           05           09/01/97         25
    410472500                            N            08/01/27
    0


    1609235          E22/G02             F          164,800.00         ZZ
                                         360        164,686.59          1
    8614 CASTLEBAR WAY                 7.875          1,194.91         80
                                       7.625          1,194.91      208,000.00
    GAITHERSBURG     MD   20879          1            07/22/97         00
    0410456842                           03           09/01/97          0
    410456842                            O            08/01/27
    0


    1609259          201/G02             F           35,100.00         ZZ
                                         360         35,080.82          1
    6820 EDMUND STREET                 9.000            282.43         90
                                       8.750            282.43       39,000.00
1


    PHILADELPHIA     PA   19135          1            07/22/97         10
    0430305680                           07           09/01/97         25
    2609005240                           N            08/01/27
    0


    1609265          201/G02             F          123,750.00         ZZ
                                         360        123,673.08          1
    20 ISLAND AVENUE                   8.375            940.59         75
    APT 718                            8.125            940.59      165,000.00
    MIAMI BEACH      FL   33139          1            07/08/97         00
    0430305607                           06           09/01/97          0
    4100997008                           O            08/01/27
    0


    1609278          E48/G02             F          143,900.00         ZZ
                                         360        143,900.00          1
    608 CLARIDGE COURT                 8.750          1,132.07         80
                                       8.500          1,132.07      179,900.00
    FRANKLIN         TN   37064          1            08/14/97         00
    0430345041                           03           10/01/97          0
    1609278                              N            09/01/27
    0


    1609303          560/560             F           49,000.00         ZZ
                                         360         48,941.93          1
    6 VILLAGE GREEN UNIT 15            8.625            381.12         70
                                       8.375            381.12       71,000.00
    NATICK           MA   01760          5            06/26/97         00
    450761457                            01           08/01/97          0
    450761457                            N            07/01/27
    0


    1609305          420/G02             F          178,500.00         ZZ
                                         360        178,500.00          1
    19 CACTUS LANE                     8.250          1,341.02         75
                                       8.000          1,341.02      238,000.00
    BETHEL ISLAND    CA   94511          1            08/04/97         00
    0430346700                           05           10/01/97          0
    359109                               N            09/01/27
    0


    1609308          140/G02             F           56,700.00         ZZ
                                         360         56,700.00          1
    114 BROOKTER STREET                8.500            435.97         90
                                       8.250            435.97       63,000.00
    SLIDELL          LA   70461          1            08/06/97         01
    0430344481                           05           10/01/97         25
    431870                               N            09/01/27
    0
1




    1609309          624/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    326 CAPITOL DRIVE                  8.500            484.42         70
                                       8.250            484.42       90,000.00
    SANTA MARIA      CA   93454          1            08/11/97         00
    0430341842                           05           10/01/97          0
    72100278063                          N            09/01/27
    0


    1609315          560/560             F           68,000.00         ZZ
                                         360         67,919.41          1
    21 VILLAGE ROCK LANE               8.625            528.90         80
    UNIT 8                             8.375            528.90       85,000.00
    NATICK           MA   01760          1            06/26/97         21
    450758826                            01           08/01/97         12
    450758826                            N            07/01/27
    0


    1609323          560/560             F           32,000.00         ZZ
                                         360         31,981.10          1
    119 SANDERSON AVENUE               8.625            248.90         48
                                       8.375            248.90       68,000.00
    SWANTON          OH   43558          2            07/21/97         00
    450782321                            05           09/01/97          0
    450782321                            O            08/01/27
    0


    1609325          560/560             F          178,500.00         ZZ
                                         360        178,394.61          2
    226 BEHRENDS AVENUE                8.625          1,388.36         85
                                       8.375          1,388.36      210,000.00
    JUNEAU           AK   99801          1            07/08/97         04
    450776687                            05           09/01/97         20
    450776687                            N            08/01/27
    0


    1609326          560/560             F           50,000.00         ZZ
                                         360         49,968.11          1
    65 PALM DRIVE                      8.250            375.64         31
                                       8.000            375.64      165,000.00
    LEHIGHTON        PA   18235          5            07/08/97         00
    450776976                            05           09/01/97          0
    450776976                            O            08/01/27
    0


    1609343          560/560             F           88,000.00         ZZ
                                         360         87,895.71          1
1


    5 ACORN ROAD EAST                  8.625            684.46         80
                                       8.375            684.46      110,000.00
    EAST DENNIS      MA   02641          1            07/03/97         00
    450771134                            05           08/01/97          0
    450771134                            N            07/01/27
    0


    1609345          560/560             F           92,400.00         ZZ
                                         360         92,290.50          2
    404-406 POPLAR STREET              8.625            718.68         80
                                       8.375            718.68      115,500.00
    ROSLINDALE       MA   02131          1            06/27/97         00
    450769484                            05           08/01/97          0
    450769484                            O            07/01/27
    0


    1609359          637/G02             F           88,000.00         ZZ
                                         360         87,949.37          4
    24-28 THIRD STREET                 8.750            692.30         80
                                       8.500            692.30      110,000.00
    LOWELL           MA   01852          1            07/16/97         00
    0430329813                           05           09/01/97          0
    9872359                              O            08/01/27
    0


    1609365          685/G02             F          234,800.00         ZZ
                                         360        234,646.41          1
    5423 ESQUIVEL AVENUE               8.125          1,743.38         80
                                       7.875          1,743.38      293,500.00
    LAKEWOOD         CA   90712          1            07/15/97         00
    0430310748                           03           09/01/97          0
    108246                               O            08/01/27
    0


    1609366          685/G02             F          108,000.00         ZZ
                                         360        107,931.13          1
    5053 CHICOPEE AVENUE               8.250            811.37         21
                                       8.000            811.37      529,000.00
    LOS ANGELES      CA   91316          2            07/15/97         00
    0430310771                           05           09/01/97          0
    108333                               O            08/01/27
    0


    1609375          830/830             F          117,300.00         ZZ
                                         360        117,230.74          1
    1282 STANFORD AVENUE               8.625            912.35         83
                                       8.375            912.35      142,000.00
    ST PAUL          MN   55105          5            07/16/97         01
    531215                               05           09/01/97         12
1


    531215                               O            08/01/27
    0


    1609376          560/560             F           76,500.00         ZZ
                                         360         76,406.99          1
    65 CHESTER STREET UNIT A           8.500            588.22         86
                                       8.250            588.22       89,000.00
    ALLSTON          MA   02134          2            06/30/97         21
    450766720                            01           08/01/97         25
    450766720                            N            07/01/27
    0


    1609379          830/830             F          212,900.00         ZZ
                                         360        212,767.67          1
    2885 SOUTH COVE LANE               8.375          1,618.19         61
                                       8.125          1,618.19      350,000.00
    BOUNTIFUL        UT   84010          5            07/22/97         00
    531801                               05           09/01/97          0
    531801                               O            08/01/27
    0


    1609380          560/560             F           64,600.00         ZZ
                                         360         64,561.85          1
    14926 104TH AVE                    8.625            502.46         85
                                       8.375            502.46       76,000.00
    COOPERSVILLE     MI   49404          5            07/07/97         21
    450775564                            05           09/01/97         12
    450775564                            O            08/01/27
    0


    1609382          757/757             F          165,000.00         ZZ
                                         360        164,892.06          1
    6600 PROVIDENCE ROAD               8.125          1,225.13         66
                                       7.875          1,225.13      250,000.00
    WILMINGTON       NC   28405          1            07/17/97         00
    3144888                              03           09/01/97          0
    3144888                              O            08/01/27
    0


    1609383          560/560             F           34,100.00         ZZ
                                         360         34,059.58          1
    3 KAREN CIRCLE UNIT 19             8.625            265.23         75
                                       8.375            265.23       45,500.00
    BILLERICA        MA   01821          1            06/24/97         00
    450755301                            01           08/01/97          0
    450755301                            N            07/01/27
    0


1


    1609384          776/G02             F           92,400.00         T
                                         360         92,344.02          1
    4710 BOULDER CREST COURT           8.500            710.48         70
                                       8.250            710.48      132,000.00
    KELSEYVILLE      CA   95451          1            07/15/97         00
    0430306522                           05           09/01/97          0
    2346429                              O            08/01/27
    0


    1609386          560/560             F           45,000.00         ZZ
                                         360         44,946.67          2
    509 E TRINITY LANE                 8.625            350.01         90
                                       8.375            350.01       50,000.00
    NASHVILLE        TN   37207          1            06/27/97         04
    450761622                            05           08/01/97         25
    450761622                            N            07/01/27
    0


    1609391          J49/G02             F          111,200.00         ZZ
                                         360        111,123.47          1
    0233 HONOLULU AVENUE               7.875            806.28         80
                                       7.625            806.28      139,000.00
    GLENDALE         CA   91214          1            07/17/97         00
    0430311043                           05           09/01/97          0
    971215                               N            08/01/27
    0


    1609394          975/G02             F          472,000.00         ZZ
                                         360        471,683.30          1
    2695 TURA LANE                     8.000          3,463.37         80
                                       7.750          3,463.37      595,000.00
    SAN MARINO       CA   91108          2            07/18/97         00
    0430327403                           05           09/01/97          0
    971380                               O            08/01/27
    0


    1609395          975/G02             F          416,000.00         ZZ
                                         360        415,741.43          1
    15 LARKFIELD LANE                  8.375          3,161.90         80
                                       8.125          3,161.90      520,000.00
    LAGUNA NIGUEL    CA   92677          2            07/16/97         00
    0430329839                           03           09/01/97          0
    970525                               O            08/01/27
    0


    1609400          731/G02             F          248,000.00         ZZ
                                         360        247,849.76          1
    25025 CASTLEWOOD                   8.500          1,906.91         80
                                       8.250          1,906.91      310,000.00
1


    LAKE FOREST      CA   92630          2            07/17/97         00
    0430329805                           03           09/01/97          0
    411680095                            O            08/01/27
    0


    1609404          B57/G02             F           94,125.00         T
                                         360         94,067.98          1
    4420 TUJUNGA AVENUE NO. 5          8.500            723.74         75
    (STUDIO CITY AREA)                 8.250            723.74      125,500.00
    LOS ANGELES      CA   91602          1            07/18/97         00
    0430307330                           01           09/01/97          0
    9711251                              O            08/01/27
    0


    1609423          129/G02             F           34,650.00         ZZ
                                         360         34,613.93          1
    741 N JENISON AVENUE               9.250            285.06         90
                                       9.000            285.06       38,500.00
    LANSING          MI   48915          1            06/17/97         01
    0430345165                           05           08/01/97         25
    3800026472                           N            07/01/27
    0


    1609429          286/286             F           46,800.00         ZZ
                                         360         46,800.00          1
    4207 BERWICK AVE                   8.750            368.18         90
                                       8.500            368.18       52,000.00
    TOLEDO           OH   43612          1            08/08/97         10
    0008631122                           05           10/01/97         25
    0008631122                           N            09/01/27
    0


    1609430          757/757             F          107,550.00         ZZ
                                         360        107,483.15          1
    2181 HOLLYWOOD DRIVE               8.375            817.46         90
                                       8.125            817.46      119,500.00
    LAWRENCEVILLE    GA   30244          1            07/18/97         01
    3144953                              05           09/01/97         25
    3144953                              N            08/01/27
    0


    1609432          G51/G02             F          125,300.00         T
                                         360        125,229.75          1
    32 TUDOR COURT                     8.875            996.95         70
                                       8.625            996.95      179,000.00
    AMHERST          NY   14068          1            07/24/97         00
    0430305649                           05           09/01/97          0
    213261                               O            08/01/27
    0
1




    1609433          G41/G02             F          105,300.00         ZZ
                                         360        105,246.83          2
    1505 WEST NORTH STREET             9.375            875.83         90
                                       9.125            875.83      117,000.00
    BETHLEHEM        PA   18018          1            07/01/97         12
    0430333401                           05           09/01/97         25
    NG                                   N            08/01/27
    0


    1609434          G41/G02             F           85,500.00         ZZ
                                         360         85,413.30          4
    415 FAIRMOUNT AVENUE               9.375            711.15         90
                                       9.125            711.15       95,000.00
    PHILADELPHIA     PA   19123          1            06/27/97         10
    0430307223                           05           08/01/97         25
    60000319                             N            07/01/27
    0


    1609437          F34/G02             F          116,800.00         ZZ
                                         360        116,736.20          1
    2835 MAHAGONY COURT                9.000            939.80         80
                                       8.750            939.80      146,000.00
    KISSIMMEE        FL   34746          2            07/11/97         00
    0430305573                           03           09/01/97          0
    9700522                              O            08/01/27
    0


    1609438          225/225             F          180,000.00         ZZ
                                         360        179,769.65          1
    1852 MOCKINGBIRD PLACE             8.250          1,352.28         74
                                       8.000          1,352.28      245,000.00
    DANVILLE         CA   94526          1            06/19/97         00
    8052002                              05           08/01/97          0
    8052002                              O            07/01/27
    0


    1609440          B75/G02             F           85,800.00         ZZ
                                         360         85,749.35          1
    6705 DI LUSSO DRIVE                8.625            667.34         90
                                       8.375            667.34       95,350.00
    ELK GROVE        CA   95758          1            07/03/97         11
    0430310268                           05           09/01/97         25
    7005747                              N            08/01/27
    0


    1609441          F34/G02             F          197,350.00         ZZ
                                         360        197,233.48          1
1


    15691 NW 14TH COURT                8.625          1,534.97         80
                                       8.375          1,534.97      246,699.00
    PEMBROKE PINES   FL   33028          1            07/15/97         00
    0430307934                           09           09/01/97          0
    9610618                              O            08/01/27
    0


    1609454          E22/G02             F           96,000.00         ZZ
                                         360         95,940.33          1
    846 KELL-AIRE DRIVE                8.375            729.67         80
                                       8.125            729.67      120,000.00
    OKALOOSA         FL   32541          2            07/18/97         00
    0410441836                           05           09/01/97          0
    410441836                            O            08/01/27
    0


    1609455          E22/G02             F          149,600.00         ZZ
                                         360        149,499.62          1
    2105 GLENDALE DRIVE                8.000          1,097.71         80
                                       7.750          1,097.71      187,000.00
    PLANO            TX   75023          1            07/10/97         00
    0410427991                           05           09/01/97          0
    410427991                            O            08/01/27
    0


    1609458          E22/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    1012 MILAN AVENUE                  8.000            880.52         77
                                       7.750            880.52      156,000.00
    CORAL GABLES     FL   33134          1            07/25/97         00
    0410448435                           05           09/01/97          0
    410448435                            O            08/01/27
    0


    1609459          E22/G02             F           32,600.00         ZZ
                                         360         32,378.68          1
    8300 PLAZA GATE LANE SOUTH UNT     8.125            242.05         75
    # 1143                             7.875            242.05       43,500.00
    JACKSONVILLE     FL   32217          1            07/25/97         00
    0410437511                           01           09/01/97          0
    410437511                            O            08/01/27
    0


    1609461          E22/G02             F          224,900.00         ZZ
                                         360        224,760.21          1
    160 GULFSTREAM DRIVE               8.375          1,709.40         71
                                       8.125          1,709.40      320,000.00
    TEQUESTA         FL   33469          1            07/25/97         00
    0410448369                           05           09/01/97          0
1


    410448369                            O            08/01/27
    0


    1609462          E22/G02             F           85,500.00         T
                                         360         85,455.67          1
    6450 COLLINS AVENUE                9.250            703.39         69
    UNIT # 802                         9.000            703.39      124,000.00
    MIAMI BEACH      FL   33141          2            07/24/97         00
    0410446322                           06           09/01/97          0
    410446322                            O            08/01/27
    0


    1609465          E22/G02             F           61,650.00         ZZ
                                         360         61,616.33          2
    5209 WILEY STREET                  9.000            496.05         90
                                       8.750            496.05       68,500.00
    HOLLYWOOD        FL   33023          1            07/24/97         04
    0410447932                           05           09/01/97         25
    410447932                            N            08/01/27
    0


    1609468          E22/G02             F           70,000.00         ZZ
                                         360         69,864.09          1
    7878 EXCALIBER ROAD                8.000            513.64         77
                                       7.750            513.64       90,909.00
    FRISCO           TX   75035          1            07/22/97         00
    0410470983                           05           09/01/97          0
    410470983                            O            08/01/27
    0


    1609472          E22/G02             F          400,000.00         ZZ
                                         360        399,757.68          1
    1129 CHERRY POINT ROAD             8.500          3,075.65         80
                                       8.250          3,075.65      500,000.00
    WEST RIVER       MD   20778          2            07/21/97         00
    0410448054                           05           09/01/97          0
    410448054                            O            08/01/27
    0


    1609475          E22/G02             F          123,250.00         ZZ
                                         360        123,175.33          1
    1110 SEABROOK AVENUE               8.500            947.69         85
                                       8.250            947.69      145,000.00
    CARY             NC   27511          5            07/18/97         23
    0410451603                           03           09/01/97          0
    410451603                            O            08/01/27
    0


1


    1609476          E22/G02             F           90,000.00         T
                                         360         89,950.84          1
    1115 ROBERT RIDGE COURT            9.000            724.16         75
                                       8.750            724.16      120,000.00
    KISSIMMEE        FL   34746          1            07/15/97         00
    0410436430                           05           09/01/97          0
    410436430                            O            08/01/27
    0


    1609478          E22/G02             F          171,000.00         ZZ
                                         360        170,896.41          1
    10258 LEXINGTON ESTATES BLVD       8.500          1,314.84         75
                                       8.250          1,314.84      228,000.00
    BOCA RATON       FL   33428          1            07/23/97         00
    0410448039                           03           09/01/97          0
    410448039                            O            08/01/27
    0


    1609480          E22/G02             F           51,750.00         ZZ
                                         360         51,723.18          1
    408 CLOVER COURT                   9.250            425.73         90
                                       9.000            425.73       57,500.00
    AUSTIN           TX   78745          1            07/01/97         04
    0410470355                           05           09/01/97         25
    410470355                            N            08/01/27
    0


    1609482          E22/G02             F          162,000.00         ZZ
                                         360        161,904.36          4
    5915-5917-5919-5921 PINETREE       8.625          1,260.02         90
    AVENUE                             8.375          1,260.02      180,000.00
    PANAMA CITY BEA  FL   32408          1            07/21/97         04
    0410448153                           05           09/01/97         25
    410448153                            O            08/01/27
    0


    1609492          E22/G02             F           86,400.00         ZZ
                                         360         86,351.56          1
    1536 LINDEN                        8.875            687.44         80
                                       8.625            687.44      108,000.00
    EAST LANSING     MI   48823          1            07/23/97         00
    0410471585                           05           09/01/97          0
    410471585                            N            08/01/27
    0


    1609493          E22/G02             F          196,200.00         ZZ
                                         360        196,074.89          1
    10313 LEXINGTON ESTATES BLVD       8.250          1,473.99         80
                                       8.000          1,473.99      245,275.00
1


    BOCA RATON       FL   33428          1            07/24/97         00
    0410407373                           03           09/01/97          0
    410407373                            O            08/01/27
    0


    1609497          E22/G02             F          100,000.00         ZZ
                                         360         99,943.94          2
    638 STODDARD                       8.875            795.64         80
                                       8.625            795.64      125,000.00
    EAST LANSING     MI   48823          1            07/23/97         00
    0410471593                           05           09/01/97          0
    410471593                            N            08/01/27
    0


    1609498          E22/G02             F           47,950.00         ZZ
                                         360         47,924.48          1
    600 TOM HUNTER ROAD                9.125            390.14         90
                                       8.875            390.14       53,300.00
    CHARLOTTE        NC   28213          1            07/24/97         04
    0410407365                           05           09/01/97         25
    410407365                            N            08/01/27
    0


    1609503          E22/G02             F           29,700.00         ZZ
                                         360         29,540.64          1
    4802 MANGUM RD.                    9.250            244.33         90
                                       9.000            244.33       33,000.00
    HOUSTON          TX   77092          1            07/19/97         04
    0410428312                           05           09/01/97         25
    410428312                            N            08/01/27
    0


    1609505          E22/G02             F          127,600.00         ZZ
                                         360        127,522.70          1
    26 W. 307 JEROME                   8.500            981.13         58
                                       8.250            981.13      220,000.00
    WHEATON          IL   60187          5            07/17/97         00
    0410327449                           05           09/01/97          0
    410327449                            O            08/01/27
    0


    1609507          B23/G02             F          254,400.00         ZZ
                                         360        254,400.00          1
    6370 SAINT FRANCIS COURT           8.500          1,956.12         80
                                       8.250          1,956.12      318,000.00
    YORBA LINDA      CA   92886          5            08/08/97         00
    0430342014                           03           10/01/97          0
    88002003                             O            09/01/27
    0
1




    1609508          E22/G02             F          186,300.00         T
                                         360        185,856.43          1
    10964 NW 58 TERRACE                8.500          1,432.49         80
                                       8.250          1,432.49      232,990.00
    MIAMI            FL   33178          1            06/30/97         00
    0410446306                           03           08/01/97          0
    410446306                            O            07/01/27
    0


    1609509          E22/G02             F           34,500.00         ZZ
                                         360         34,480.66          1
    3637 WHITTIER PLACE                8.875            274.50         75
                                       8.625            274.50       46,000.00
    INDIANAPOLIS     IN   46218          1            07/22/97         00
    0410484984                           05           09/01/97          0
    410484984                            N            08/01/27
    0


    1609513          E22/G02             F           74,650.00         ZZ
                                         360         74,607.05          1
    10316 ROCKVILLE PIKE UNIT #402     8.750            587.27         90
                                       8.500            587.27       83,000.00
    ROCKVILLE        MD   20852          1            07/24/97         01
    0410446843                           01           09/01/97         25
    410446843                            O            08/01/27
    0


    1609514          E22/G02             F          179,200.00         ZZ
                                         360        179,096.90          2
    2103 YELLOWSTONE STREET            8.750          1,409.77         80
                                       8.500          1,409.77      224,000.00
    ELLENSBURG       WA   98926          1            07/22/97         23
    0410459713                           05           09/01/97          0
    410459713                            N            08/01/27
    0


    1609515          E22/G02             F          175,000.00         ZZ
                                         360        174,893.98          1
    26521 EAST PLAZA TRAIL             8.500          1,345.60         64
                                       8.250          1,345.60      275,000.00
    WELCHES          OR   97067          5            07/18/97         00
    0410473128                           05           09/01/97          0
    410473128                            O            08/01/27
    0


    1609516          E22/G02             F          106,400.00         ZZ
                                         360        106,324.91          1
1


    31 WARBLER LANE                    7.750            762.26         80
                                       7.500            762.26      133,000.00
    PORT LUDLOW      WA   98365          1            07/22/97         00
    0410459267                           03           09/01/97          0
    410459267                            O            08/01/27
    0


    1609519          E22/G02             F          158,400.00         ZZ
                                         360        158,296.38          1
    12885 OLD FOOTHILL BOULEVARD       8.125          1,176.12         80
                                       7.875          1,176.12      198,000.00
    SANTA ANA AREA   CA   92705          1            07/17/97         00
    0410470769                           05           09/01/97          0
    410470769                            O            08/01/27
    0


    1609521          E22/G02             F          249,600.00         ZZ
                                         360        249,448.79          1
    2400 MARSHALL WAY                  8.500          1,919.21         80
                                       8.250          1,919.21      312,000.00
    SACRAMENTO       CA   95878          2            07/01/97         00
    0410393516                           05           09/01/97          0
    410393516                            O            08/01/27
    0


    1609524          E22/G02             F          131,750.00         ZZ
                                         360        131,672.21          1
    29115 PEPPER TREE COURT            8.625          1,024.74         80
                                       8.375          1,024.74      164,701.00
    HIGHLAND         CA   92405          1            07/17/97         00
    0410299978                           03           09/01/97          0
    410299978                            O            08/01/27
    0


    1609527          E22/G02             F          153,500.00         ZZ
                                         360        153,409.37          1
    1525 ROSEBERRY COURT               8.625          1,193.91         80
                                       8.375          1,193.91      191,990.00
    DIXON            CA   95620          1            07/15/97         00
    0410412944                           05           09/01/97          0
    410412944                            O            08/01/27
    0


    1609548          776/G02             F          157,500.00         BB
                                         360        157,409.39          1
    217 SOUTH HENRIETTA AVENUE         8.750          1,239.05         75
    (NEWBURY PARK AREA)                8.500          1,239.05      210,000.00
    THOUSAND OAKS    CA   91324          2            07/02/97         00
    0430304717                           05           09/01/97          0
1


    2145942                              O            08/01/27
    0


    1609553          286/286             F           42,300.00         ZZ
                                         360         42,300.00          1
    8232 10TH AVE S                    9.125            344.17         90
                                       8.875            344.17       47,000.00
    BIRMINGHAM       AL   35206          1            08/04/97         04
    8608974                              05           10/01/97         25
    8608974                              N            09/01/27
    0


    1609571          286/286             F           45,000.00         ZZ
                                         360         44,955.54          1
    514 MCKAY AVE S                    9.500            378.39         90
                                       9.250            378.39       50,000.00
    LAKELAND         FL   33801          1            06/18/97         10
    8645544                              05           08/01/97         25
    8645544                              N            07/01/27
    0


    1609572          575/G02             F          128,000.00         ZZ
                                         360        127,931.88          1
    5060 SOUTH 1000 EAST               9.125          1,041.45         87
                                       8.875          1,041.45      148,000.00
    SALT LAKE CITY   UT   84117          2            07/03/97         10
    0430306597                           05           09/01/97         25
    972354991                            N            08/01/27
    0


    1609580          286/286             F           31,500.00         ZZ
                                         360         31,483.66          1
    700 MELROSE AVE #G24               9.250            259.15         90
                                       9.000            259.15       35,000.00
    WINTER PARK      FL   32789          1            07/07/97         10
    8686571                              01           09/01/97         25
    8686571                              N            08/01/27
    0


    1609582          H17/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
    7 FLAGLER PLACE                    8.500            541.32         80
                                       8.250            541.32       88,000.00
    PALM COAST       FL   32137          1            08/11/97         00
    0430344341                           05           10/01/97          0
    216673                               O            09/01/27
    0


1


    1609583          201/G02             F          124,650.00         ZZ
                                         360        124,427.18          1
    941 STEADMAN TERRACE               8.750            980.63         91
                                       8.500            980.63      138,350.00
    MARIETTA         GA   30064          1            07/18/97         04
    0430330902                           03           09/01/97         25
    405526                               O            08/01/27
    0


    1609585          B28/G02             F          119,000.00         ZZ
                                         360        118,929.74          1
    1128 HUPMOBILE DRIVE NE            8.625            925.57         72
                                       8.375            925.57      165,500.00
    ALBUQUERQUE      NM   87123          2            07/14/97         00
    0430305698                           05           09/01/97          0
    05970650                             O            08/01/27
    0


    1609602          286/286             F          117,000.00         ZZ
                                         360        116,874.98          1
    1830 SYLVAN COURT                  9.125            951.96         90
                                       8.875            951.96      130,000.00
    TALLAHASSEE      FL   32303          1            06/30/97         10
    8645764                              05           08/01/97         25
    8645764                              N            07/01/27
    0


    1609614          120/G02             F           88,450.00         ZZ
                                         360         88,396.41          1
    1271 BOILING SPRINGS ROAD          8.500            680.11         74
                                       8.250            680.11      121,000.00
    BOILING SPRINGS  PA   17007          3            08/01/97         00
    0430345116                           05           09/01/97          0
    7018211                              N            08/01/27
    0


    1609631          369/G02             F           73,800.00         ZZ
                                         360         73,519.62          2
    1720 & 22 LYNN AVENUE              9.125            600.47         90
                                       8.875            600.47       82,000.00
    BILLINGS         MT   59102          1            06/30/97         01
    0430309617                           07           08/01/97         25
    60771185                             N            07/01/27
    0


    1610540          624/G02             F          223,250.00         ZZ
                                         360        223,103.97          1
    1151 WEST BLOOMINGTON DRIVE NO     8.125          1,657.62         95
                                       7.875          1,657.62      235,000.00
1


    ST GEORGE        UT   84790          1            07/11/97         01
    0430330415                           05           09/01/97         30
    67040570046                          O            08/01/27
    0


    1610541          685/G02             F          256,000.00         ZZ
                                         360        255,828.23          1
    11293 RYANDALE DRIVE               8.000          1,878.44         80
                                       7.750          1,878.44      320,000.00
    CULVER CITY      CA   90230          1            07/09/97         00
    0430308080                           05           09/01/97          0
    108247                               O            08/01/27
    0


    1610547          830/830             F           80,000.00         ZZ
                                         360         79,942.10          1
    2310 SOUTH 1650 EAST               7.625            566.23         39
                                       7.375            566.23      207,000.00
    ST GEORGE        UT   84770          1            07/21/97         00
    1879113                              05           09/01/97          0
    1879113                              O            08/01/27
    0


    1610550          664/G02             F          100,000.00         ZZ
                                         360         99,939.41          1
    18856 CARRIE COURT                 8.500            768.92         57
                                       8.250            768.92      176,000.00
    MOKENA           IL   60448          5            07/16/97         00
    0430309492                           05           09/01/97          0
    2309862                              O            08/01/27
    0


    1610553          731/G02             F          247,200.00         ZZ
                                         360        247,022.25          1
    2000 PRIMROSE AVENUE               7.875          1,792.37         80
                                       7.625          1,792.37      309,000.00
    SOUTH PASADENA   CA   91030          1            07/16/97         00
    0430308114                           05           09/01/97          0
    412611172                            O            08/01/27
    0


    1610554          731/G02             F          131,000.00         ZZ
                                         360        130,907.54          1
    1420 ARCHER STREET                 7.750            938.50         75
                                       7.500            938.50      175,000.00
    SAN LUIS OBISPO  CA   93401          2            07/18/97         00
    0430311159                           05           09/01/97          0
    411613654                            N            08/01/27
    0
1




    1610555          637/G02             F           67,950.00         ZZ
                                         360         67,756.08          2
    4504 A & B 19TH ST CIR W           9.000            546.75         90
                                       8.750            546.75       75,500.00
    BRADENTON        FL   34207          1            07/02/97         01
    0430307256                           05           08/01/97         25
    9888595                              N            07/01/27
    0


    1610556          637/G02             F           78,400.00         ZZ
                                         360         78,318.39          4
    29 PINE STREET                     9.250            644.98         80
                                       9.000            644.98       98,000.00
    PORTLAND         ME   04102          1            06/30/97         00
    0430329888                           05           08/01/97          0
    4226302                              N            07/01/27
    0


    1610565          369/G02             F           71,600.00         ZZ
                                         360         71,525.47          1
    RR5 BOX 95-C                       9.250            589.04         75
                                       9.000            589.04       95,500.00
    MILFORD          DE   19963          5            06/25/97         00
    0430308387                           05           08/01/97          0
    0060738945                           O            07/01/27
    0


    1610568          369/G02             F           85,500.00         ZZ
                                         360         85,403.77          1
    910 CUSTER STREET                  8.875            680.28         90
                                       8.625            680.28       95,000.00
    COLORADO SPRING  CO   80903          1            06/30/97         01
    0430326173                           05           08/01/97         25
    60802071                             N            07/01/27
    0


    1610571          369/G02             F           86,000.00         ZZ
                                         360         85,903.21          1
    12415 BRIGHTWOOD                   8.875            684.26         80
                                       8.625            684.26      107,500.00
    MONTGOMERY       TX   77356          1            06/30/97         00
    0430307918                           03           08/01/97          0
    0060617297                           O            07/01/27
    0


    1610573          369/G02             F           80,000.00         ZZ
                                         360         79,909.96          1
1


    1280 DEXTER AVENUE                 8.875            636.52         71
                                       8.625            636.52      113,000.00
    DEPTFORD TWP     NJ   08096          1            06/30/97         00
    0430308437                           05           08/01/97          0
    0060892312                           O            07/01/27
    0


    1610578          369/G02             F           36,700.00         ZZ
                                         360         36,676.45          1
    302 NORTH BOWIE STREET             9.000            295.30         52
                                       8.750            295.30       71,000.00
    FREDERICKSBURG   TX   78624          2            07/01/97         00
    0430306324                           05           09/01/97          0
    0060389715                           O            08/01/27
    0


    1610579          369/G02             F          107,800.00         ZZ
                                         360        107,684.82          1
    707 NEWBERRY DRIVE                 9.125            877.10         90
                                       8.875            877.10      119,800.00
    RICHARDSON       TX   75080          1            07/03/97         01
    0430308353                           05           08/01/97         25
    60855491                             N            07/01/27
    0


    1610581          369/G02             F           58,500.00         ZZ
                                         360         58,439.10          1
    4015 BAYSHORE BLVD                 9.250            481.27         90
    #16F                               9.000            481.27       65,000.00
    TAMPA            FL   33611          1            06/25/97         01
    0430311415                           06           08/01/97         25
    0060780889                           N            07/01/27
    0


    1610582          E22/G02             F           76,800.00         ZZ
                                         360         76,756.94          1
    507 SPARTAN AVENUE                 8.875            611.06         80
                                       8.625            611.06       96,000.00
    EAST LANSING     MI   48823          1            07/23/97         00
    0410471577                           05           09/01/97          0
    410471577                            N            08/01/27
    0


    1610584          E22/G02             F          208,250.00         ZZ
                                         360        208,133.25          1
    10065 154TH ROAD NORTH             8.875          1,656.93         85
                                       8.625          1,656.93      245,000.00
    JUPITER          FL   33478          5            07/16/97         23
    0410443584                           05           09/01/97          0
1


    410443584                            O            08/01/27
    0


    1610585          E22/G02             F          203,000.00         ZZ
                                         360        202,870.56          1
    1217 VENETIA AVENUE                8.250          1,525.07         70
                                       8.000          1,525.07      290,000.00
    CORAL GABLES     FL   33134          1            07/18/97         00
    0410446520                           05           09/01/97          0
    410446520                            O            08/01/27
    0


    1610587          369/G02             F           54,400.00         ZZ
                                         360         54,337.17          1
    1033 OLD MILL ROAD                 8.750            427.97         80
                                       8.500            427.97       68,000.00
    ANNISTON         AL   36207          1            06/19/97         00
    0430306738                           05           08/01/97          0
    0060873700                           O            07/01/27
    0


    1610589          369/G02             F          117,450.00         ZZ
                                         360        117,385.85          1
    2327 VALE COURT                    9.000            945.03         90
                                       8.750            945.03      130,500.00
    WALDORF          MD   20602          2            07/09/97         01
    0430309914                           03           09/01/97         25
    0060894623                           N            08/01/27
    0


    1610590          B77/G02             F           58,500.00         ZZ
                                         360         58,500.00          3
    397 UNION STREET                   9.000            470.70         90
                                       8.750            470.70       65,000.00
    NEW BEDFORD      MA   02740          1            08/20/97         11
    0430350421                           07           10/01/97         25
    97002465                             N            09/01/27
    0


    1610591          369/G02             F          100,000.00         ZZ
                                         360         99,878.39          1
    111 GLENDALE ROAD                  8.500            768.92         80
                                       8.250            768.92      125,000.00
    EXTON            PA   19341          1            07/02/97         00
    0430311209                           05           08/01/97          0
    0060892510                           O            07/01/27
    0


1


    1610595          B75/G02             F          224,600.00         ZZ
                                         360        224,467.39          1
    151 COURTNEY COVE                  8.625          1,746.92         78
                                       8.375          1,746.92      288,000.00
    GALLATIN         TN   37066          5            07/09/97         00
    0430338566                           05           09/01/97          0
    7140239                              O            08/01/27
    0


    1610600          286/286             F           48,000.00         ZZ
                                         360         47,948.71          1
    18220 S US 441                     9.125            390.55         80
                                       8.875            390.55       60,000.00
    MICANOPY         FL   32667          1            06/26/97         00
    0008645571                           05           08/01/97          0
    0008645571                           O            07/01/27
    0


    1610603          286/286             F           71,550.00         ZZ
                                         360         71,509.88          1
    2600 BELLFIELD ST                  8.875            569.29         90
                                       8.625            569.29       80,000.00
    KETTERING        OH   45420          1            07/24/97         10
    8662691                              05           09/01/97         25
    8662691                              O            08/01/27
    0


    1610604          286/286             F           36,800.00         ZZ
                                         360         36,776.53          1
    5814 WINDHOVER DR                  8.250            276.47         80
                                       8.000            276.47       46,000.00
    ORLANDO          FL   32819          1            07/11/97         00
    0008645572                           01           09/01/97          0
    0008645572                           O            08/01/27
    0


    1610605          560/560             F           70,000.00         T
                                         360         69,958.67          1
    17011 N BAY ROAD                   8.625            544.46         80
    UNIT 806                           8.375            544.46       87,500.00
    SUNNY ISLES      FL   33160          1            07/07/97         00
    450771852                            06           09/01/97          0
    450771852                            O            08/01/27
    0


    1610607          253/253             F          104,000.00         ZZ
                                         360        103,935.35          1
    COTTLE TOWN ROAD #1                8.375            790.48         80
                                       8.125            790.48      130,000.00
1


    BASTROP          TX   78602          1            07/21/97         00
    900168                               05           09/01/97          0
    900168                               O            08/01/27
    0


    1610608          B75/G02             F          262,000.00         ZZ
                                         360        261,841.28          1
    1000 ASHEBROOKE WAY                8.500          2,014.55         75
                                       8.250          2,014.55      350,000.00
    MARIETTA         GA   30068          5            07/08/97         00
    0430331678                           03           09/01/97          0
    2945509                              O            08/01/27
    0


    1610610          253/253             F           50,000.00         ZZ
                                         360         49,965.59          1
    3418 CHESAPEAKE DRIVE              7.875            362.54         90
                                       7.625            362.54       55,617.00
    ARLINGTON        TX   76014          1            07/16/97         14
    900305                               05           09/01/97         25
    900305                               N            08/01/27
    0


    1610612          E10/G02             F           37,100.00         ZZ
                                         360         37,066.14          1
    430 SOUTH MAIN STREET              9.875            322.16         70
                                       9.625            322.16       53,000.00
    MANHEIM          PA   17545          1            06/26/97         00
    0430345306                           07           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1610618          G34/G02             F           56,250.00         ZZ
                                         360         56,223.05          2
    1122-1124 NORTH CENTER STREET      9.625            478.12         90
                                       9.375            478.12       62,500.00
    ARLINGTON        TX   76011          1            07/11/97         04
    0430328898                           05           09/01/97         25
    70685050                             N            08/01/27
    0


    1610621          286/286             F           54,000.00         ZZ
                                         360         53,972.00          2
    35-37 HALTON ST                    9.250            444.25         59
                                       9.000            444.25       92,000.00
    PROVIDENCE       RI   02905          1            07/09/97         00
    8639435                              05           09/01/97          0
    8639435                              N            08/01/27
    0
1




    1610625          455/G02             F           76,000.00         ZZ
                                         360         75,956.27          1
    2457 SAMIA DRIVE                   8.750            597.90         80
                                       8.500            597.90       95,000.00
    DULUTH           GA   30136          1            07/23/97         00
    0430308866                           05           09/01/97          0
    56157                                O            08/01/27
    0


    1610627          757/757             F           51,600.00         ZZ
                                         360         51,569.54          1
    808 STEWART STREET                 8.625            401.34         85
                                       8.375            401.34       60,750.00
    CARROLLTON       GA   30117          1            07/28/97         01
    3144920                              05           09/01/97         20
    3144920                              N            08/01/27
    0


    1610632          896/G02             F           68,850.00         ZZ
                                         360         68,809.35          1
    128 LAWRENCE STREET                8.625            535.51         85
                                       8.375            535.51       81,000.00
    PRATTVILLE       AL   36067          5            07/24/97         01
    0430308544                           05           09/01/97         12
    13580                                O            08/01/27
    0


    1610647          A78/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
    845 W 7TH STREET                   8.750            665.55         90
                                       8.500            665.55       94,000.00
    LOVELAND         CO   80537          1            08/08/97         11
    0430341297                           05           10/01/97         25
    030210629                            N            09/01/27
    0


    1610660          731/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
    11630 SKYLINE BOULEVARD            8.250          2,591.87         65
                                       8.000          2,591.87      535,000.00
    OAKLAND          CA   94619          5            08/06/97         00
    0430343806                           05           10/01/97          0
    114454485                            O            09/01/27
    0


    1610663          E22/G02             F           99,350.00         ZZ
                                         360         99,294.31          4
1


    529 PALOMAS S.E.                   8.875            790.47         75
                                       8.625            790.47      132,500.00
    ALBUQUERQUE      NM   87108          1            07/23/97         00
    0410430292                           05           09/01/97          0
    410430292                            N            08/01/27
    0


    1610667          E22/G02             F           99,350.00         ZZ
                                         360         99,294.21          4
    525 PALOMAS S.E.                   8.875            790.47         75
                                       8.625            790.47      132,500.00
    ALBUQUERQUE      NM   87108          1            07/23/97         00
    0410430300                           05           09/01/97          0
    410430300                            N            08/01/27
    0


    1610668          E22/G02             F           56,000.00         ZZ
                                         360         55,966.08          1
    1000 WEST OCEAN DRIVE              8.500            430.59         70
                                       8.250            430.59       80,000.00
    BOYNTON BEACH    FL   33426          2            07/22/97         00
    0410446785                           03           09/01/97          0
    410446785                            O            08/01/27
    0


    1610669          910/G02             F           38,250.00         ZZ
                                         360         38,250.00          1
    616 6TH STREET                     7.625            270.73         85
                                       7.375            270.73       45,000.00
    FILER            ID   83328          5            08/07/97         23
    0430336347                           05           10/01/97          0
    061738                               O            09/01/27
    0


    1610671          862/G02             F           76,050.00         ZZ
                                         360         76,050.00          2
    632 SOUTH ALLEN STREET             8.625            591.51         90
                                       8.375            591.51       84,500.00
    MESA             AZ   85204          1            08/13/97         01
    0430349761                           05           10/01/97         25
    4509121                              N            09/01/27
    0


    1610673          E22/G02             F          305,400.00         ZZ
                                         360        305,228.79          1
    869 AMARYLLIS AVENUE               8.875          2,429.90         95
                                       8.625          2,429.90      321,500.00
    ORADELL          NJ   07649          1            07/17/97         01
    0410404354                           05           09/01/97         30
1


    410404354                            O            08/01/27
    0


    1610674          E22/G02             F           99,850.00         ZZ
                                         360         99,795.46          2
    6132-6134 TREMONT STREET           9.000            803.42         59
                                       8.750            803.42      170,000.00
    DALLAS           TX   75214          2            07/22/97         00
    0410428478                           05           09/01/97          0
    410428478                            N            08/01/27
    0


    1610683          E22/G02             F          124,200.00         ZZ
                                         360        124,135.61          1
    43465 GERI                         9.250          1,021.76         90
                                       9.000          1,021.76      138,000.00
    CANTON           MI   48188          1            07/24/97         04
    0410484885                           05           09/01/97         25
    410484885                            N            08/01/27
    0


    1610685          E22/G02             F           19,400.00         ZZ
                                         360         19,389.40          1
    34 MARKHAM B                       9.000            156.10         75
    UNIT #34                           8.750            156.10       25,900.00
    DEERFIELD BEACH  FL   33442          1            07/25/97         00
    0410448591                           01           09/01/97          0
    410448591                            O            08/01/27
    0


    1610686          E22/G02             F          122,000.00         ZZ
                                         360        121,926.10          1
    850 55TH STREET                    8.500            938.07         79
                                       8.250            938.07      155,000.00
    DOWNERS GROVE    IL   60515          2            07/16/97         00
    0410336093                           05           09/01/97          0
    410336093                            O            08/01/27
    0


    1610688          E22/G02             F           91,000.00         ZZ
                                         360         90,941.98          1
    538 SUNSET BOULEVARD               8.250            683.65         54
                                       8.000            683.65      169,000.00
    MELBOURNE BEACH  FL   32951          2            07/22/97         00
    0410469639                           05           09/01/97          0
    410469639                            O            08/01/27
    0


1


    1610689          E22/G02             F           44,000.00         ZZ
                                         360         43,971.22          1
    2787 COLLINSWOOD DRIVE             8.125            326.70         53
                                       7.875            326.70       84,000.00
    NEWBERRY         SC   29108          1            07/25/97         00
    0410471668                           05           09/01/97          0
    410471668                            O            08/01/27
    0


    1610690          E22/G02             F           85,500.00         ZZ
                                         360         85,449.51          1
    525 RANCH TRAIL #146               8.625            665.02         95
                                       8.375            665.02       90,000.00
    IRVING           TX   75063          1            07/09/97         01
    0410470249                           01           09/01/97         30
    410470249                            O            08/01/27
    0


    1610692          E22/G02             F          121,500.00         ZZ
                                         360        121,437.01          4
    3320-3330 FILLMORE STREET          9.250            999.55         90
                                       9.000            999.55      135,000.00
    DENVER           CO   80205          1            07/23/97         04
    0410465611                           05           09/01/97         25
    410465611                            N            08/01/27
    0


    1610693          E22/G02             F           76,100.00         ZZ
                                         360         76,052.70          1
    4300 CANDLE COURT                  8.375            578.41         75
                                       8.125            578.41      101,500.00
    RALEIGH          NC   27616          1            07/25/97         00
    0410486070                           05           09/01/97          0
    410486070                            N            08/01/27
    0


    1610694          E22/G02             F           51,600.00         ZZ
                                         360         51,569.54          1
    2035 WARE DRIVE                    8.625            401.34         80
                                       8.375            401.34       64,500.00
    WEST PALM BEACH  FL   33409          1            07/25/97         00
    0410472450                           05           09/01/97          0
    410472450                            O            08/01/27
    0


    1610698          E22/G02             F           29,900.00         ZZ
                                         360         29,883.24          1
    3522 N. TEMPLE AVE                 8.875            237.90         75
                                       8.625            237.90       39,900.00
1


    INDIANAPOLIS     IN   46218          1            07/22/97         00
    0410484471                           05           09/01/97          0
    410484471                            N            08/01/27
    0


    1610700          E22/G02             F           32,000.00         ZZ
                                         360         31,981.11          1
    12623 SUMMER MILL DRIVE            8.625            248.89         80
                                       8.375            248.89       40,000.00
    HOUSTON          TX   77070          1            07/22/97         04
    0410427470                           03           09/01/97         12
    410427470                            N            08/01/27
    0


    1610702          E22/G02             F           14,250.00         ZZ
                                         360         14,242.99          1
    9817 WALNUT ST                     9.500            119.82         75
    UNIT # 104                         9.250            119.82       19,000.00
    DALLAS           TX   75243          1            07/18/97         00
    0410427827                           01           09/01/97          0
    410427827                            N            08/01/27
    0


    1610703          E22/G02             F          100,800.00         ZZ
                                         360        100,737.35          1
    1710 SE 181ST AVENUE               8.375            766.15         80
                                       8.125            766.15      126,000.00
    GRESHAM          OR   97233          1            07/18/97         00
    0410459762                           05           09/01/97          0
    410459762                            O            08/01/27
    0


    1610706          E22/G02             F          140,000.00         ZZ
                                         360        139,903.65          1
    2439 BRENTWOOD AVENUE              7.875          1,015.10         74
                                       7.625          1,015.10      190,000.00
    SIMI VALLEY      CA   93063          5            07/22/97         00
    0410457550                           05           09/01/97          0
    410457550                            O            08/01/27
    0


    1610707          E22/G02             F          125,500.00         ZZ
                                         360        125,422.00          1
    12481 PEACH LANE                   8.375            953.89         80
                                       8.125            953.89      156,875.00
    SACRAMENTO       CA   95693          1            07/23/97         00
    0410472138                           05           09/01/97          0
    410472138                            O            08/01/27
    0
1




    1610710          E22/G02             F          156,000.00         ZZ
                                         360        155,903.04          1
    103 BIG SPRINGS DRIVE              8.375          1,185.71         80
                                       8.125          1,185.71      195,000.00
    FOLSOM           CA   95630          2            07/17/97         00
    0410467229                           05           09/01/97          0
    410467229                            O            08/01/27
    0


    1610711          E22/G02             F           19,500.00         ZZ
                                         360         19,490.90          1
    2313 NORTH CENTENNIAL STR          9.750            167.54         75
                                       9.500            167.54       26,000.00
    INDIANAPOLIS     IN   46222          1            07/22/97         00
    0410484489                           05           09/01/97          0
    410484489                            N            08/01/27
    0


    1610713          E22/G02             F           27,000.00         ZZ
                                         360         26,984.87          1
    1145 SOUTH VILLA AVENUE            8.875            214.82         75
                                       8.625            214.82       36,000.00
    INDIANAPOLIS     IN   46203          1            07/22/97         00
    0410484992                           05           09/01/97          0
    410484992                            N            08/01/27
    0


    1610733          927/G02             F           40,500.00         ZZ
                                         360         40,477.29          1
    1441 EAST MARYLAND AVENUE #20      8.875            322.24         90
                                       8.625            322.24       45,000.00
    PHOENIX          AZ   85014          1            07/14/97         04
    0430310367                           01           09/01/97         25
    254490                               N            08/01/27
    0


    1610739          638/G02             F           93,200.00         ZZ
                                         360         93,200.00          1
    394 ILO LANE                       8.500            716.63         80
    #802                               8.250            716.63      116,500.00
    DANVILLE         CA   94526          1            08/04/97         00
    0430341008                           01           10/01/97          0
    8656926                              O            09/01/27
    0


    1610749          965/G02             F           99,450.00         ZZ
                                         360         99,392.79          1
1


    4153 WEST PARK AVENUE              8.750            782.37         90
                                       8.500            782.37      110,500.00
    CHANDLER         AZ   85226          1            07/25/97         19
    0430310045                           03           09/01/97         35
    215789                               N            08/01/27
    0


    1610754          731/G02             F           94,500.00         ZZ
                                         360         94,444.21          2
    1405-1407 STEVENS DRIVE            8.625            735.01         90
                                       8.375            735.01      105,000.00
    RICHLAND         WA   99352          1            07/18/97         04
    0430310094                           05           09/01/97         25
    234940346                            N            08/01/27
    0


    1610757          E19/G02             F          200,000.00         ZZ
                                         360        199,872.47          1
    6193 EAST PASEO RIO DRIVE          8.250          1,502.53         80
                                       8.000          1,502.53      250,000.00
    ANAHEIM          CA   92807          5            07/09/97         00
    0430332361                           05           09/01/97          0
    100024321                            O            08/01/27
    0


    1610762          E46/G02             F           76,500.00         ZZ
                                         360         76,386.24          2
    918 RED BANK AVE                   9.500            643.25         90
                                       9.250            643.25       85,000.00
    OCEAN GATE       NJ   08740          1            05/22/97         04
    0430331249                           05           07/01/97         25
    24632                                N            06/01/27
    0


    1610767          420/G02             F          120,800.00         ZZ
                                         360        120,734.01          4
    1130 82ND AVENUE                   9.000            971.99         80
                                       8.750            971.99      151,000.00
    OAKLAND          CA   94621          1            07/15/97         00
    0430309740                           05           09/01/97          0
    357319                               N            08/01/27
    0


    1610773          E26/G02             F           50,400.00         ZZ
                                         360         50,367.03          1
    110 SEVENTH STREET                 8.125            374.22         70
                                       7.875            374.22       72,000.00
    BLAKELY          PA   18447          5            07/07/97         00
    0430345272                           05           09/01/97          0
1


    60700494                             N            08/01/27
    0


    1610774          B57/G02             F          256,000.00         ZZ
                                         360        255,840.88          2
    3563 & 3563 1/2 HELMS AVENUE       8.375          1,945.79         80
                                       8.125          1,945.79      320,000.00
    CULVER CITY      CA   90232          1            07/18/97         00
    0430327544                           05           09/01/97          0
    9720446                              O            08/01/27
    0


    1610779          F30/G02             F          128,000.00         ZZ
                                         360        127,922.46          1
    4570 SOUTH 100 EAST                8.500            984.21         79
                                       8.250            984.21      162,835.00
    OGDEN            UT   84403          1            07/17/97         00
    0430309930                           05           09/01/97          0
    12401                                O            08/01/27
    0


    1610890          F30/G02             F          165,000.00         ZZ
                                         360        164,897.44          1
    930 SOUTH NEWBERRY ROAD            8.375          1,254.12         50
                                       8.125          1,254.12      335,000.00
    SALT LAKE CITY   UT   84108          5            07/23/97         00
    0430308155                           05           09/01/97          0
    12202                                O            08/01/27
    0


    1610917          927/G02             F           78,750.00         ZZ
                                         360         77,732.18          1
    950 EPPINGER BOULEVARD             8.625            612.51         75
                                       8.375            612.51      105,000.00
    THORNTON         CO   80229          2            06/24/97         00
    0430305805                           05           08/01/97          0
    298406                               O            07/01/27
    0


    1610923          003/G02             F           25,600.00         ZZ
                                         360         25,586.01          2
    57/59 CHESTER AVENUE               9.000            205.99         80
                                       8.750            205.99       32,000.00
    ATLANTA          GA   30316          1            07/22/97         00
    0430309781                           05           09/01/97          0
    10005650                             N            08/01/27
    0


1


    1610932          069/G02             F          162,750.00         ZZ
                                         360        162,750.00          3
    217 AVENIDA DEL PONIENTE           8.500          1,251.41         75
                                       8.250          1,251.41      217,000.00
    SAN CLEMENTE     CA   92672          1            08/07/97         00
    0430343152                           05           10/01/97          0
    2198679                              N            09/01/27
    0


    1610973          638/G02             F          460,000.00         ZZ
                                         360        460,000.00          2
    4226-4228 BALBOA STREET            8.250          3,455.83         80
                                       8.000          3,455.83      575,000.00
    SAN FRANCISCO    CA   94121          5            08/08/97         00
    0430345884                           05           10/01/97          0
    8649245                              O            09/01/27
    0


    1610981          405/405             F          237,500.00         ZZ
                                         360        237,211.22          1
    200 FLORIBEL AVENUE                8.500          1,826.17         71
                                       8.250          1,826.17      338,000.00
    SAN ANSELMO      CA   94960          5            06/23/97         00
    4235677                              05           08/01/97          0
    4235677                              O            07/01/27
    0


    1610992          514/G02             F          170,700.00         ZZ
                                         360        170,700.00          1
    ROUTE 8 BOX 632A                   8.875          1,358.17         75
    LAKEVIEW CIRCLE                    8.625          1,358.17      230,000.00
    LIVINGSTON       TX   77351          2            08/08/97         00
    0430344192                           03           10/01/97          0
    361984                               O            09/01/27
    0


    1610995          405/405             F           67,400.00         ZZ
                                         360         67,363.18          1
    23570 MORTON                       9.000            542.32         90
                                       8.750            542.32       74,900.00
    OAK PARK         MI   48237          1            07/08/97         04
    004237491                            05           09/01/97         25
    004237491                            N            08/01/27
    0


    1611008          229/G02             F           83,600.00         ZZ
                                         360         83,550.64          2
    551 & 553 32ND AVENUE              8.625            650.24         95
                                       8.375            650.24       88,000.00
1


    LONGVIEW         WA   98632          1            07/09/97         10
    0430329128                           05           09/01/97         30
    0007514078                           O            08/01/27
    0


    1611015          687/G02             F           23,850.00         ZZ
                                         360         23,838.58          1
    2715 SHIRAS STREET                 9.625            202.72         90
                                       9.375            202.72       26,500.00
    PITTSBURGH       PA   15216          1            07/22/97         01
    0430310060                           07           09/01/97         25
    NG                                   N            08/01/27
    0


    1611032          B75/G02             F          122,850.00         ZZ
                                         360        122,769.64          1
    23094 PERDIDO BEACH BOULEVARD      8.125            912.16         90
    #201-A                             7.875            912.16      136,500.00
    ORANGE BEACH     AL   36561          1            07/11/97         01
    0430310169                           08           09/01/97         25
    2964336                              N            08/01/27
    0


    1611036          180/G02             F           42,300.00         ZZ
                                         360         42,275.67          1
    11314 DESDEMONA DRIVE              8.750            332.77         90
                                       8.500            332.77       47,000.00
    DALLAS           TX   75228          1            07/10/97         10
    0430330456                           05           09/01/97         25
    4931002                              N            08/01/27
    0


    1611041          286/286             F           45,000.00         ZZ
                                         360         44,975.41          2
    17 JOSEPHINE AVE                   9.000            362.09         44
                                       8.750            362.09      104,400.00
    KINGSTON         NY   12401          1            07/18/97         00
    8675668                              05           09/01/97          0
    8675668                              N            08/01/27
    0


    1611045          286/286             F           52,200.00         ZZ
                                         360         52,148.44          1
    1315 RISING SUN RD                 9.500            438.93         90
                                       9.250            438.93       58,000.00
    CAMDEN           DE   19934          1            06/06/97         10
    8639356                              05           08/01/97         25
    8639356                              N            07/01/27
    0
1




    1611046          F34/G02             F          213,000.00         T
                                         360        212,648.34          1
    21384 CRESTFALLS COURT             9.000          1,713.85         75
                                       8.750          1,713.85      287,000.00
    BOCA RATON       FL   33428          1            05/15/97         00
    0430333294                           03           07/01/97          0
    702019BC                             O            06/01/27
    0


    1611050          286/286             F          142,000.00         ZZ
                                         360        141,584.09          1
    515 NE 9TH AVE                     8.500          1,091.86         67
                                       8.250          1,091.86      215,000.00
    GAINESVILLE      FL   32601          2            05/30/97         00
    8645441                              05           07/01/97          0
    8645441                              O            06/01/27
    0


    1611060          737/G02             F          171,000.00         ZZ
                                         360        170,896.41          1
    451 PIONEER CIRCLE                 8.500          1,314.84         78
                                       8.250          1,314.84      220,000.00
    DURANGO          CO   81301          5            07/18/97         00
    0430327940                           05           09/01/97          0
    574003                               O            08/01/27
    0


    1611073          688/G02             F           27,450.00         ZZ
                                         360         27,435.39          1
    213 YOUNG STREET                   9.125            223.34         90
                                       8.875            223.34       30,500.00
    HOWE             TX   75459          1            07/22/97         01
    0430328161                           05           09/01/97         25
    48223                                N            08/01/27
    0


    1611077          F34/G02             F           73,000.00         ZZ
                                         360         72,956.90          1
    756 WEST 56 STREET                 8.625            567.79         57
                                       8.375            567.79      130,000.00
    HIALEAH          FL   33012          5            07/24/97         00
    0430328187                           05           09/01/97          0
    9700562                              O            08/01/27
    0


    1611092          225/225             F           76,000.00         ZZ
                                         360         75,955.12          1
1


    9037 EAST PALMER DRIVE             8.625            591.13         80
                                       8.375            591.13       95,000.00
    SUN LAKES        AZ   85248          1            07/10/97         00
    805066000                            03           09/01/97          0
    805066000                            O            08/01/27
    0


    1611126          H86/G02             F           78,500.00         ZZ
                                         360         78,453.66          1
    2192-B SOUTH VICTOR STREET         8.625            610.56         80
                                       8.375            610.56       98,172.00
    AURORA           CO   80014          1            07/25/97         00
    0430309963                           09           09/01/97          0
    079800                               O            08/01/27
    0


    1611128          830/G02             F          175,200.00         ZZ
                                         360        175,093.86          1
    1351 EAST LOGAN AVENUE             8.500          1,347.14         80
                                       8.250          1,347.14      219,900.00
    SALT LAKE CITY   UT   84105          1            08/06/97         00
    0430338244                           05           09/01/97          0
    1879477                              O            08/01/27
    0


    1611145          E26/G02             F           62,700.00         ZZ
                                         360         62,662.01          1
    629 REDHEART DRIVE                 8.500            482.11         80
                                       8.250            482.11       78,400.00
    HAMPTON          VA   23666          1            07/11/97         00
    0430309278                           05           09/01/97          0
    43700569                             O            08/01/27
    0


    1611148          575/G02             F          191,000.00         ZZ
                                         360        190,878.21          1
    1942 E. JARDIM CIRCLE              8.250          1,434.92         50
                                       8.000          1,434.92      382,000.00
    SANDY            UT   84093          2            07/14/97         00
    0430327080                           05           09/01/97          0
    972367993                            O            08/01/27
    0


    1611157          965/G02             F          212,500.00         ZZ
                                         360        212,371.27          1
    4626 EAST MOLLY LANE               8.500          1,633.94         85
                                       8.250          1,633.94      250,000.00
    CAVE CREEK       AZ   85331          5            07/17/97         19
    0430326199                           05           09/01/97         12
1


    213381                               O            08/01/27
    0


    1611160          E22/G02             F           36,000.00         ZZ
                                         360         35,981.34          1
    1224 DOUGHERTY PLACE N W           9.250            296.16         90
                                       9.000            296.16       40,000.00
    CANTON           OH   44703          1            07/24/97         04
    0410418354                           05           09/01/97         25
    410418354                            N            08/01/27
    0


    1611162          E22/G02             F           45,000.00         ZZ
                                         360         44,975.42          1
    9910 TITAN DRIVE                   9.000            362.08         60
                                       8.750            362.08       75,000.00
    SAN ANTONIO      TX   78217          1            07/24/97         00
    0410469241                           05           09/01/97          0
    410469241                            N            08/01/27
    0


    1611164          E22/G02             F           47,600.00         ZZ
                                         360         47,571.17          1
    1205 BRINWOOD                      8.500            366.00         80
                                       8.250            366.00       59,500.00
    LIVINGSTON       TX   77351          1            07/17/97         00
    0410329809                           05           09/01/97          0
    410329809                            O            08/01/27
    0


    1611167          E22/G02             F          108,000.00         ZZ
                                         360        107,941.01          2
    3406-08 WEST SEVEN MILE ROAD       9.000            868.99         84
                                       8.750            868.99      130,000.00
    DETROIT          MI   48221          5            07/21/97         23
    0410420640                           05           09/01/97          0
    410420640                            O            08/01/27
    0


    1611176          E22/G02             F          100,500.00         ZZ
                                         360        100,446.52          1
    1184 WEST HIGHPOINT STREET         9.125            817.70         75
                                       8.875            817.70      134,000.00
    SPRINGFIELD      MO   65810          1            07/25/97         00
    0410469662                           05           09/01/97          0
    410469662                            N            08/01/27
    0


1


    1611177          961/G02             F          260,000.00         ZZ
                                         360        259,829.93          1
    1851 44TH AVENUE                   8.125          1,930.49         80
                                       7.875          1,930.49      325,000.00
    SAN FRANCISCO    CA   94122          1            07/15/97         00
    0430328070                           05           09/01/97          0
    89013924                             O            08/01/27
    0


    1611184          E22/G02             F           56,750.00         ZZ
                                         360         56,718.18          1
    941 6TH AVENUE SE                  8.875            451.53         90
                                       8.625            451.53       63,083.00
    ROCHESTER        MN   55904          1            07/23/97         01
    0410330112                           05           09/01/97         25
    410330112                            N            08/01/27
    0


    1611185          E22/G02             F           59,000.00         ZZ
                                         360         58,963.33          1
    6007 BANKSIDE DRIVE                8.375            448.44         80
                                       8.125            448.44       74,000.00
    HOUSTON          TX   77096          1            07/25/97         00
    0410471924                           05           09/01/97          0
    410471924                            O            08/01/27
    0


    1611186          965/G02             F          125,900.00         ZZ
                                         360        125,827.56          1
    5635 SOUTH CROCKER STREET          8.750            990.46         90
                                       8.500            990.46      139,900.00
    LITTLETON        CO   80120          1            07/30/97         12
    0430311597                           05           09/01/97         25
    215790                               N            08/01/27
    0


    1611190          E22/G02             F           88,250.00         ZZ
                                         360         88,196.53          1
    776 CENTER STREET                  8.500            678.57         70
                                       8.250            678.57      126,100.00
    MILFORD          OH   45150          1            07/25/97         00
    0410484745                           05           09/01/97          0
    410484745                            O            08/01/27
    0


    1611191          E22/G02             F          121,100.00         ZZ
                                         360        121,024.73          1
    517 HUNTINGDON COURT               8.375            920.45         95
                                       8.125            920.45      127,500.00
1


    IRVING           TX   75061          1            07/24/97         04
    0410427710                           05           09/01/97         30
    410427710                            O            08/01/27
    0


    1611193          E22/G02             F           63,000.00         ZZ
                                         360         61,950.41          1
    7923 SOUTH ELWOOD                  9.125            512.59         90
                                       8.875            512.59       70,000.00
    TULSA            OK   74132          1            07/24/97         04
    0410431621                           05           09/01/97         25
    410431621                            N            08/01/27
    0


    1611199          664/G02             F           95,200.00         ZZ
                                         360         95,142.32          1
    8607 NW 4TH AVENUE                 8.500            732.01         80
                                       8.250            732.01      119,000.00
    VANCOUVER        WA   98665          1            07/22/97         00
    0430333211                           05           09/01/97          0
    2291284                              N            08/01/27
    0


    1611204          E22/G02             F           67,100.00         ZZ
                                         360         67,056.10          1
    7443 GLENWOOD LANE                 8.125            498.22         80
                                       7.875            498.22       83,900.00
    OVERLAND PARK    KS   66204          1            07/25/97         00
    0410427728                           05           09/01/97          0
    410427728                            O            08/01/27
    0


    1611207          E22/G02             F          237,600.00         ZZ
                                         360        237,452.32          1
    4500 FAWN TRAIL                    8.375          1,805.93         80
                                       8.125          1,805.93      297,000.00
    LOVELAND         CO   80537          1            07/25/97         00
    0410464259                           05           09/01/97          0
    410464259                            O            08/01/27
    0


    1611213          E22/G02             F          160,200.00         T
                                         360        160,097.85          1
    4314 BAYSIDE DRIVE                 8.250          1,203.53         80
                                       8.000          1,203.53      200,325.00
    KISSIMMEE        FL   34746          1            07/14/97         95
    0410407175                           03           09/01/97          0
    410407175                            O            08/01/27
    0
1




    1611215          E22/G02             F           50,000.00         ZZ
                                         360         49,969.71          1
    804 COTTONWOOD DRIVE               8.500            384.46         66
                                       8.250            384.46       76,000.00
    MOORE            OK   73160          2            07/18/97         00
    0410430532                           05           09/01/97          0
    410430532                            O            08/01/27
    0


    1611217          E22/G02             F          128,550.00         ZZ
                                         360        128,479.79          1
    9604 SOUTH COVE CREEK DRIVE        9.000          1,034.34         90
                                       8.750          1,034.34      142,884.00
    HIGHLANDS RANCH  CO   80126          1            07/23/97         01
    0410471155                           03           09/01/97         25
    410471155                            N            08/01/27
    0


    1611221          E22/G02             F          130,000.00         ZZ
                                         360        129,925.21          1
    3711 DUCHESS TRAIL                 8.750          1,022.71         73
                                       8.500          1,022.71      180,000.00
    DALLAS           TX   75229          1            07/24/97         00
    0410313548                           05           09/01/97          0
    410313548                            O            08/01/27
    0


    1611223          E22/G02             F           37,700.00         ZZ
                                         360         37,679.41          3
    2316 GILMORE ST                    9.000            303.34         72
                                       8.750            303.34       53,000.00
    JACKSONVILLE     FL   32204          1            07/24/97         00
    0410436877                           05           09/01/97          0
    410436877                            N            08/01/27
    0


    1611225          E22/G02             F          106,000.00         ZZ
                                         360        105,932.41          1
    100 LEDGENEST DRIVE                8.250            796.34         80
                                       8.000            796.34      132,500.00
    MCKINNEY         TX   75070          1            07/25/97         00
    0410429641                           03           09/01/97          0
    410429641                            O            08/01/27
    0


    1611228          E22/G02             F           48,600.00         ZZ
                                         360         48,576.71          1
1


    636 EAST NORTHVIEW                 9.625            413.10         90
                                       9.375            413.10       54,000.00
    INDIANAPOLIS     IN   46220          1            07/08/97         11
    0410414122                           01           09/01/97         25
    410414122                            N            08/01/27
    0


    1611229          E22/G02             F           38,700.00         ZZ
                                         360         38,677.74          1
    1107 W 13TH ST.                    8.750            304.45         90
                                       8.500            304.45       43,000.00
    DAVENPORT        IA   52804          1            07/25/97         04
    0410457477                           05           09/01/97         25
    410457477                            N            08/01/27
    0


    1611231          E22/G02             F           32,600.00         ZZ
                                         360         32,579.74          1
    421 W SAN ANTONIO ST.              8.375            247.78         75
                                       8.125            247.78       43,500.00
    SAN MARCOS       TX   78666          1            07/25/97         00
    0410455257                           01           09/01/97          0
    410455257                            O            08/01/27
    0


    1611232          E22/G02             F          215,950.00         ZZ
                                         360        215,801.38          1
    16770 NORTHWEST PEBBLE BEACH W     7.875          1,565.79         80
                                       7.625          1,565.79      269,950.00
    BEAVERTON        OR   97006          1            07/23/97         00
    0410459374                           03           09/01/97          0
    410459374                            O            08/01/27
    0


    1611233          E22/G02             F           55,000.00         ZZ
                                         360         54,963.10          1
    433 WEST WAVERLY PLACE             8.000            403.57         24
                                       7.750            403.57      235,000.00
    SPOKANE          WA   99205          5            07/18/97         00
    0410459671                           05           09/01/97          0
    410459671                            O            08/01/27
    0


    1611234          E22/G02             F          110,000.00         ZZ
                                         360        109,920.39          1
    5543 WELFARE AVENUE NORTH          7.625            778.57         57
                                       7.375            778.57      195,000.00
    BAINBRIDGE ISLA  WA   98110          1            07/24/97         00
    0410459515                           05           09/01/97          0
1


    410459515                            O            08/01/27
    0


    1611244          E22/G02             F          100,700.00         ZZ
                                         360        100,634.13          1
    3525 SMOKETREE AVENUE              8.125            747.69         80
                                       7.875            747.69      125,900.00
    CARSON CITY      NV   89705          1            07/24/97         00
    0410471130                           03           09/01/97          0
    410471130                            O            08/01/27
    0


    1611247          E22/G02             F          105,000.00         ZZ
                                         360        104,934.73          1
    14855 FARNSWORTH STREET            8.375            798.08         54
                                       8.125            798.08      195,000.00
    SAN LEANDRO      CA   94579          5            07/21/97         00
    0410461461                           05           09/01/97          0
    410461461                            O            08/01/27
    0


    1611248          E22/G02             F          275,200.00         ZZ
                                         360        275,028.95          1
    13226 CARRICK AVENUE               8.375          2,091.72         80
                                       8.125          2,091.72      344,000.00
    SARATOGA         CA   95070          2            07/22/97         00
    0410482236                           05           09/01/97          0
    410482236                            O            08/01/27
    0


    1611251          E22/G02             F          172,500.00         ZZ
                                         360        172,395.49          1
    726 ERIE CIRCLE                    8.500          1,326.38         75
                                       8.250          1,326.38      230,000.00
    MILPITAS         CA   95035          1            07/18/97         00
    0410461404                           03           09/01/97          0
    410461404                            N            08/01/27
    0


    1611256          638/G02             F          379,500.00         ZZ
                                         360        379,500.00          1
    2723 RICH LYNN RIDGE ROAD          8.125          2,817.78         75
                                       7.875          2,817.78      506,000.00
    ESCONDIDO        CA   92025          1            08/07/97         00
    0430344986                           05           10/01/97          0
    8654478                              O            09/01/27
    0


1


    1611262          E26/G02             F          499,200.00         ZZ
                                         360        498,905.27          1
    701 INDIAN WELLS COURT             8.625          3,882.73         95
                                       8.375          3,882.73      525,523.00
    SILVER SPRING    MD   20905          1            08/07/97         11
    0430338913                           05           09/01/97         30
    42700762                             O            08/01/27
    0


    1611265          A46/G02             F           59,650.00         ZZ
                                         360         59,650.00          1
    8062 CHESTNUT ASH                  8.250            448.13         80
                                       8.000            448.13       74,564.00
    CONVERSE         TX   78109          1            08/11/97         00
    0430346866                           03           10/01/97          0
    610004                               O            09/01/27
    0


    1611274          E22/G02             F          153,600.00         ZZ
                                         360        153,504.53          1
    4340 DAFFODIL WAY                  8.375          1,167.47         80
                                       8.125          1,167.47      192,000.00
    LIVERMORE        CA   94550          1            07/22/97         00
    0410460810                           05           09/01/97          0
    410460810                            O            08/01/27
    0


    1611285          700/G02             F           50,000.00         ZZ
                                         360         49,968.12          1
    778 DEL RAY DRIVE                  8.250            375.63         77
                                       8.000            375.63       65,000.00
    ST PETERS        MO   63376          1            07/25/97         00
    0430326041                           01           09/01/97          0
    124018                               O            08/01/27
    0


    1611291          A06/G02             F          109,700.00         T
                                         360        109,631.81          1
    4532 NW 60TH STREET                8.375            833.80         90
                                       8.125            833.80      121,900.00
    COCONUT CREEK    FL   33073          1            07/28/97         12
    0430326215                           03           09/01/97         25
    9706495                              O            08/01/27
    0


    1611295          G32/G02             F          100,000.00         ZZ
                                         360         99,930.13          1
    415 W HARRISON ROAD                7.800            719.87         67
                                       7.550            719.87      150,000.00
1


    LOMBARD          IL   60148          5            07/25/97         00
    0430329136                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1611296          450/450             F           45,000.00         ZZ
                                         360         44,974.11          1
    2325 DEVONSHIRE                    8.750            354.02         90
                                       8.500            354.02       50,000.00
    LANSING          MI   48910          1            07/29/97         10
    4242897                              05           09/01/97         25
    4242897                              N            08/01/27
    0


    1611311          B23/G02             F          169,000.00         ZZ
                                         360        168,889.45          1
    9480 CLARE CIRCLE                  8.125          1,254.82         80
                                       7.875          1,254.82      212,000.00
    WESTMINSTER      CA   92683          5            07/24/97         00
    0430328625                           05           09/01/97          0
    88001977                             O            08/01/27
    0


    1611312          253/253             F           38,700.00         ZZ
                                         360         38,673.36          1
    2406 CLINT COURT                   7.875            280.61         90
                                       7.625            280.61       43,000.00
    ARLINGTON        TX   76014          1            07/16/97         14
    900302                               05           09/01/97         25
    900302                               N            08/01/27
    0


    1611314          227/G02             F           75,000.00         ZZ
                                         360         74,948.38          1
    6105 BANKHEAD HIGHWAY              7.875            543.81         75
                                       7.625            543.81      100,000.00
    ANNETTA          TX   76087          1            07/09/97         00
    0430326058                           05           09/01/97          0
    1723397                              O            08/01/27
    0


    1611321          B68/G02             F           90,000.00         ZZ
                                         360         89,954.56          3
    12AB-14 FULTON STREET              9.375            748.57         90
                                       9.125            748.57      100,000.00
    MEDFORD          MA   02155          1            07/28/97         01
    0430330696                           05           09/01/97         25
    NAZZARO                              N            08/01/27
    0
1




    1611328          377/377             F           80,900.00         ZZ
                                         360         80,854.64          1
    4734 EAGLE WATCH DRIVE             8.875            643.68         90
                                       8.625            643.68       89,900.00
    FLOWERY BRANCH   GA   30542          1            07/25/97         01
    3666260                              03           09/01/97         25
    3666260                              N            08/01/27
    0


    1611329          G51/G02             F          153,600.00         ZZ
                                         360        153,506.94          1
    26821 HILLTOP ROAD                 8.500          1,181.06         80
                                       8.250          1,181.06      192,000.00
    EVERGREEN        CO   80439          1            07/30/97         00
    0430328047                           05           09/01/97          0
    214967                               O            08/01/27
    0


    1611330          514/G02             F           50,000.00         ZZ
                                         360         49,969.71          1
    2705 SOUTHWAY DRIVE                8.500            384.46         64
                                       8.250            384.46       78,500.00
    FORT WAYNE       IN   46845          1            07/03/97         00
    0430328138                           05           09/01/97          0
    138428                               O            08/01/27
    0


    1611331          514/G02             F          104,000.00         ZZ
                                         360        103,938.60          1
    27 STONERIDGE CIRCLE               8.625            808.90         80
                                       8.375            808.90      130,000.00
    DURHAM           NC   27705          1            07/15/97         00
    0430328179                           09           09/01/97          0
    361685                               O            08/01/27
    0


    1611332          E29/G02             F          175,500.00         ZZ
                                         360        175,388.09          1
    2371 DAHLIA STREET                 8.250          1,318.47         75
                                       8.000          1,318.47      234,000.00
    DENVER           CO   80207          5            07/29/97         00
    0430332031                           05           09/01/97          0
    9707009                              O            08/01/27
    0


    1611333          514/G02             F           37,100.00         ZZ
                                         360         37,075.73          1
1


    1625 N MURRAY BLVD                 8.125            275.47         70
    #124                               7.875            275.47       53,000.00
    COLORADO SPRING  CO   80915          1            07/15/97         00
    0430326322                           01           09/01/97          0
    096829                               N            08/01/27
    0


    1611335          E22/G02             F           27,000.00         ZZ
                                         360         26,984.47          2
    432 GREEN STREET                   8.750            212.41         75
                                       8.500            212.41       36,000.00
    TIPTON           IN   46072          1            07/23/97         00
    0410419048                           05           09/01/97          0
    410419048                            N            08/01/27
    0


    1611345          180/G02             F           67,050.00         ZZ
                                         360         67,011.43          1
    152 KNOLLWOOD DRIVE                8.750            527.48         90
                                       8.500            527.48       74,500.00
    LAFAYETTE        LA   70506          1            07/10/97         04
    0430329722                           05           09/01/97         25
    4691267                              N            08/01/27
    0


    1611361          B28/G02             F           47,900.00         ZZ
                                         360         47,873.14          1
    8060 WEST 9TH AVENUE               8.875            381.12         80
    UNIT 211                           8.625            381.12       59,900.00
    LAKEWOOD         CO   80215          1            07/25/97         00
    0430329193                           05           09/01/97          0
    11970372                             O            08/01/27
    0


    1611363          480/G02             F          195,500.00         ZZ
                                         360        195,401.27          2
    131-135 SOUTH CORONA STREET        9.375          1,626.07         85
                                       9.125          1,626.07      230,000.00
    DENVER           CO   80209          1            07/11/97         12
    0430327882                           05           09/01/97         12
    2109262                              N            08/01/27
    0


    1611364          253/253             F           86,000.00         ZZ
                                         360         85,946.54          1
    1213 STUTZ DR NE                   8.375            653.67         80
                                       8.125            653.67      107,500.00
    ALBUQUERQUE      NM   87112          1            07/22/97         00
    330982                               05           09/01/97          0
1


    330982                               N            08/01/27
    0


    1611369          A78/G02             F           30,000.00         ZZ
                                         360         29,982.74          1
    832 MOUNT CHAMPION DRIVE           8.750            236.01         19
                                       8.500            236.01      163,500.00
    LIVERMORE        CO   80536          1            07/08/97         00
    0430309948                           03           09/01/97          0
    20013449                             O            08/01/27
    0


    1611375          B75/G02             F          150,400.00         ZZ
                                         360        150,304.10          1
    53 N JACKSON STREET                8.250          1,129.90         80
                                       8.000          1,129.90      188,000.00
    SAN JOSE         CA   95116          1            07/07/97         00
    0430345702                           05           09/01/97          0
    2944668                              O            08/01/27
    0


    1611377          560/560             F           66,600.00         ZZ
                                         360         66,519.01          1
    38 HENRY STREET                    8.500            512.10         90
                                       8.250            512.10       74,000.00
    NEW LONDON       CT   06320          1            06/30/97         04
    450767306                            05           08/01/97         25
    450767306                            N            07/01/27
    0


    1611384          480/G02             F           44,850.00         ZZ
                                         360         44,826.75          1
    111 30TH STREET NE                 9.250            368.97         65
                                       9.000            368.97       69,000.00
    LONG BEACH       NC   28465          5            07/21/97         00
    0430329441                           05           09/01/97          0
    2014694                              N            08/01/27
    0


    1611480          H05/H05             F           93,500.00         ZZ
                                         360         93,440.38          1
    217 MAGYAR STREET                  8.250            702.43         85
                                       8.000            702.43      110,000.00
    WELLINGTON       OH   44090          5            07/24/97         12
    7060352                              05           09/01/97         17
    7060352                              O            08/01/27
    0


1


    1611496          638/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
    3409 HAMILTON STREET               8.625          1,256.91         80
                                       8.375          1,256.91      202,000.00
    PHILADELPHIA     PA   19104          5            08/15/97         00
    0430346791                           05           10/01/97          0
    8659530                              O            09/01/27
    0


    1611506          882/G02             F           25,000.00         ZZ
                                         360         25,000.00          4
    50 NE 56 STREET                    8.500            192.23         33
                                       8.250            192.23       78,000.00
    MIAMI            FL   33137          1            08/07/97         00
    0430338020                           05           10/01/97          0
    970450                               N            09/01/27
    0


    1611528          575/G02             F          594,600.00         ZZ
                                         360        594,230.42          1
    9500 RIVERCLUB  PARKWAY            8.375          4,519.39         77
                                       8.125          4,519.39      775,000.00
    DULUTH           GA   30155          2            07/21/97         00
    0430325936                           05           09/01/97          0
    972376051                            O            08/01/27
    0


    1611530          450/450             F           95,400.00         ZZ
                                         360         95,347.89          1
    36 WESTLAWN DR                     9.000            767.61         90
                                       8.750            767.61      106,000.00
    HOMER TWP        MI   48640          1            07/28/97         10
    3261393                              05           09/01/97         25
    3261393                              N            08/01/27
    0


    1611532          J48/G02             F           69,200.00         ZZ
                                         360         69,115.86          1
    630 MAIN STREET                    8.500            532.09         90
                                       8.250            532.09       76,900.00
    ATLANTIC BEACH   FL   32233          1            06/24/97         12
    0430344796                           05           08/01/97         25
    9740153                              O            07/01/27
    0


    1611540          E22/G02             F          351,850.00         ZZ
                                         360        351,647.56          1
    15 RALEIGH COURT                   8.750          2,768.01         95
                                       8.500          2,768.01      370,377.00
1


    COTO DE CAZA AR  CA   92679          1            07/21/97         10
    0410477020                           03           09/01/97         30
    410477020                            O            08/01/27
    0


    1611541          E22/G02             F          337,500.00         ZZ
                                         360        337,290.23          1
    11677 LAURELWOOD DRIVE             8.375          2,565.24         75
                                       8.125          2,565.24      450,000.00
    STUDIO CITY (AR  CA   91604          5            07/18/97         00
    0410475784                           05           09/01/97          0
    410475784                            O            08/01/27
    0


    1611543          E22/G02             F          180,000.00         ZZ
                                         360        179,888.12          1
    409 EAST GREENFIELD COURT          8.375          1,368.13         75
                                       8.125          1,368.13      240,000.00
    GLENDORA         CA   91740          1            07/23/97         00
    0410475693                           05           09/01/97          0
    410475693                            N            08/01/27
    0


    1611545          E22/G02             F          124,000.00         ZZ
                                         360        123,849.23          1
    3516 WEST 74TH PLACE               8.500            953.45         80
                                       8.250            953.45      155,000.00
    INGLEWOOD        CA   90305          1            06/25/97         00
    0410462394                           05           08/01/97          0
    410462394                            O            07/01/27
    0


    1611549          E22/G02             F          252,000.00         ZZ
                                         360        251,847.34          1
    1730 EMIG COURT                    8.500          1,937.66         80
                                       8.250          1,937.66      315,000.00
    SANTA CLARA      CA   95051          1            07/22/97         00
    0410410187                           05           09/01/97          0
    410410187                            O            08/01/27
    0


    1611551          E22/G02             F          171,650.00         ZZ
                                         360        171,543.31          1
    7095 LANCASTER COURT               8.375          1,304.66         80
                                       8.125          1,304.66      214,600.00
    DUBLIN           CA   94568          1            07/23/97         00
    0410461313                           05           09/01/97          0
    410461313                            O            08/01/27
    0
1




    1611553          E22/G02             F           34,850.00         ZZ
                                         360         34,828.88          1
    1004 CALHOUN STREET                8.500            267.97         85
                                       8.250            267.97       41,000.00
    CLOVIS           NM   88101          5            07/22/97         04
    0410429989                           05           09/01/97         20
    410429989                            O            08/01/27
    0


    1611554          450/450             F          126,000.00         ZZ
                                         360        125,921.69          1
    814 DEWEY AVENUE                   8.375            957.69         75
                                       8.125            957.69      168,000.00
    ANN ARBOR        MI   48104          1            07/11/97         00
    4263398                              05           09/01/97          0
    4263398                              N            08/01/27
    0


    1611559          E22/G02             F          148,000.00         ZZ
                                         360        147,900.70          1
    18610 WOODHOLLOW DRIVE             8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    FLINT            TX   75762          1            07/25/97         00
    0410470702                           05           09/01/97          0
    410470702                            O            08/01/27
    0


    1611561          E22/G02             F           75,500.00         ZZ
                                         360         75,459.82          1
    9109 HENDRIX ROAD NE               9.125            614.29         90
                                       8.875            614.29       83,900.00
    ALBUQUERQUE      NM   87111          1            07/25/97         04
    0410431688                           05           09/01/97         25
    410431688                            N            08/01/27
    0


    1611562          E22/G02             F           81,000.00         ZZ
                                         360         80,953.40          1
    1410 WILDWOOD COURT                8.750            637.23         90
                                       8.500            637.23       90,000.00
    FRANKLIN         TN   37064          1            07/25/97         10
    0410451611                           03           09/01/97         25
    410451611                            N            08/01/27
    0


    1611565          E22/G02             F          144,000.00         ZZ
                                         360        143,912.76          2
1


    1729 NORTH CAMPBELL                8.500          1,107.24         51
                                       8.250          1,107.24      284,000.00
    CHICAGO          IL   60647          5            07/22/97         00
    0410329890                           05           09/01/97          0
    410329890                            O            08/01/27
    0


    1611567          E22/G02             F          183,700.00         ZZ
                                         360        183,594.31          2
    8 MAPLE AVENUE                     8.750          1,445.17         80
                                       8.500          1,445.17      230,000.00
    WALDWICK         NJ   07465          1            07/25/97         00
    0410432827                           05           09/01/97          0
    410432827                            O            08/01/27
    0


    1611573          E22/G02             F           70,000.00         ZZ
                                         360         69,963.71          2
    82-84 SAGE AVENUE                  9.250            575.87         70
                                       9.000            575.87      100,000.00
    BRIDGEPORT       CT   06610          5            07/28/97         00
    0410433437                           05           09/01/97          0
    410433437                            N            08/01/27
    0


    1611574          E22/G02             F           53,000.00         ZZ
                                         360         52,971.79          1
    1209 BATAVIA                       9.125            431.23         45
                                       8.875            431.23      120,000.00
    ROYAL OAK        MI   48067          5            07/28/97         00
    0410420491                           05           09/01/97          0
    410420491                            N            08/01/27
    0


    1611575          E22/G02             F           87,000.00         ZZ
                                         360         86,947.30          1
    719 TORCHWOOD DRIVE                8.500            668.95         75
                                       8.250            668.95      117,000.00
    DELAND           FL   32724          1            07/28/97         00
    0410437073                           05           09/01/97          0
    410437073                            O            08/01/27
    0


    1611576          E22/G02             F          121,500.00         ZZ
                                         360        121,431.88          1
    8736 AUGUSTA COURT                 8.875            966.71         90
                                       8.625            966.71      135,000.00
    CLERMONT         FL   34711          1            07/29/97         04
    0410437438                           03           09/01/97         25
1


    410437438                            N            08/01/27
    0


    1611577          E22/G02             F          128,500.00         ZZ
                                         360        128,422.16          4
    1649 PINE COURT                    8.500            988.05         80
                                       8.250            988.05      160,680.00
    LANCASTER        CA   93535          1            07/23/97         23
    0410475735                           05           09/01/97          0
    410475735                            N            08/01/27
    0


    1611578          E22/G02             F          146,700.00         ZZ
                                         360        146,615.60          2
    17011 LARCH WAY                    8.750          1,154.09         90
                                       8.500          1,154.09      163,000.00
    LYNNWOOD         WA   98037          1            07/16/97         04
    0410472112                           05           09/01/97         25
    410472112                            N            08/01/27
    0


    1611586          405/405             F           61,650.00         ZZ
                                         360         61,614.52          1
    1907 19TH STREET                   8.750            485.01         90
                                       8.500            485.01       68,500.00
    EVERETT          WA   98201          1            07/09/97         01
    4243374                              05           09/01/97         25
    4243374                              N            08/01/27
    0


    1611590          575/G02             F           82,150.00         ZZ
                                         360         82,103.95          1
    20608 N 18TH AVE                   8.875            653.62         95
                                       8.625            653.62       86,500.00
    PHOENIX          AZ   85027          2            07/15/97         10
    0430325928                           05           09/01/97         30
    972360097                            O            08/01/27
    0


    1611594          591/G02             F          176,000.00         ZZ
                                         360        175,890.60          1
    6311 SHORT WHEEL WAY               8.375          1,337.73         80
                                       8.125          1,337.73      220,000.00
    COLUMBIA         MD   21045          2            07/25/97         00
    0430326306                           05           09/01/97          0
    102803764                            O            08/01/27
    0


1


    1611611          E13/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    2445 LAKE PANCOAST DRIVE           8.500            449.82         78
    UNIT 5                             8.250            449.82       75,000.00
    MIAMI BEACH      FL   33140          1            08/12/97         00
    0430349001                           01           10/01/97          0
    217386                               O            09/01/27
    0


    1611612          E26/G02             F           75,150.00         ZZ
                                         360         75,150.00          1
    1385 FLAT SHOALS ROAD              9.000            604.68         90
                                       8.750            604.68       83,500.00
    COLLEGE PARK     GA   30349          1            08/08/97         01
    0430349738                           05           10/01/97         25
    33700010                             N            09/01/27
    0


    1611616          591/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
    608 CHARLES STREET SOUTH           9.000            477.95         70
                                       8.750            477.95       84,900.00
    BALTIMORE        MD   21230          1            08/08/97         00
    0430337766                           01           10/01/97          0
    105701451                            N            09/01/27
    0


    1611625          F30/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
    345 EAST 700 NORTH                 9.125            637.89         80
                                       8.875            637.89       98,000.00
    LOGAN            UT   84321          1            08/14/97         00
    0430345975                           05           10/01/97          0
    12541                                N            09/01/27
    0


    1611633          E67/G02             F           76,500.00         ZZ
                                         360         76,451.22          1
    56695 STELLAR DRIVE                8.250            574.72         60
                                       8.000            574.72      129,000.00
    BEND             OR   97707          2            07/25/97         00
    0430308072                           05           09/01/97          0
    6043                                 O            08/01/27
    0


    1611634          E67/G02             F          116,500.00         ZZ
                                         360        116,417.78          1
    537 SOUTH ASH STREET               7.750            834.62         80
                                       7.500            834.62      147,000.00
1


    SISTERS          OR   97759          2            07/25/97         00
    0430307660                           05           09/01/97          0
    5576                                 O            08/01/27
    0


    1611644          696/G02             F          284,000.00         ZZ
                                         360        283,818.90          1
    8800 HIGDON DRIVE                  8.250          2,133.60         80
                                       8.000          2,133.60      355,000.00
    VIENNA           VA   22182          2            07/18/97         00
    0430311191                           05           09/01/97          0
    22610521                             O            08/01/27
    0


    1611646          937/G02             F           79,200.00         ZZ
                                         360         79,157.85          2
    2032 OGDEN AVENUE                  9.125            644.40         90
                                       8.875            644.40       88,000.00
    OGDEN            UT   84401          1            07/28/97         01
    0430328948                           05           09/01/97         25
    36380                                N            08/01/27
    0


    1612077          A02/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
    4423 NORTH HAMILTON AVENUE         8.500          1,906.91         80
                                       8.250          1,906.91      310,000.00
    CHICAGO          IL   60625          1            08/18/97         00
    0430344846                           05           10/01/97          0
    1971058C                             O            09/01/27
    0


    1612078          B28/G02             F           88,000.00         ZZ
                                         360         87,946.68          1
    315 EAST UINTAH STREET             8.500            676.65         80
                                       8.250            676.65      110,000.00
    COLORADO SPRING  CO   80903          1            07/15/97         00
    0430327924                           05           09/01/97          0
    05970639                             N            08/01/27
    0


    1612084          F34/G02             F          180,000.00         ZZ
                                         360        179,812.64          1
    90 NW 17 PLACE                     9.250          1,480.82         90
                                       9.000          1,480.82      200,000.00
    MIAMI            FL   33125          1            06/30/97         12
    0430329227                           05           08/01/97         30
    9700498                              O            07/01/27
    0
1




    1612085          687/G02             F           68,850.00         ZZ
                                         360         68,811.40          1
    8 FRANCIS COURT                    8.875            547.80         85
                                       8.625            547.80       81,000.00
    BARBOURSVILLE    WV   25504          5            07/15/97         01
    0430326975                           05           09/01/97         20
    1611143                              O            08/01/27
    0


    1612091          757/757             F           38,800.00         ZZ
                                         360         38,776.49          1
    405 WILSON LANE                    8.500            298.34         80
                                       8.250            298.34       48,500.00
    FORT VALLEY      GA   31030          1            07/30/97         00
    3144946                              05           09/01/97          0
    3144946                              N            08/01/27
    0


    1612092          B75/G02             F          300,000.00         ZZ
                                         360        299,818.26          2
    126-128 WOODWARD AVENUE            8.500          2,306.74         79
                                       8.250          2,306.74      383,500.00
    SAUSALITO        CA   94965          1            07/09/97         00
    0430339648                           05           09/01/97          0
    7142144                              O            08/01/27
    0


    1612093          B75/G02             F           77,400.00         ZZ
                                         360         77,351.89          1
    6555 LOTUS STREET                  8.375            588.30         90
                                       8.125            588.30       86,000.00
    RENO             NV   89506          1            07/22/97         01
    0430329300                           07           09/01/97         25
    2975191                              N            08/01/27
    0


    1612096          757/757             F          181,600.00         ZZ
                                         360        181,492.78          4
    6125 SPICE RIDGE LANE              8.625          1,412.47         79
                                       8.375          1,412.47      231,300.00
    RALEIGH          NC   27619          1            07/30/97         00
    3145109                              05           09/01/97          0
    3145109                              N            08/01/27
    0


    1612097          286/286             F           68,500.00         ZZ
                                         360         68,458.50          1
1


    736 ROUND BAY RD                   8.500            526.71         77
                                       8.250            526.71       89,000.00
    NORFOLK          VA   23502          2            07/11/97         00
    8646828                              05           09/01/97          0
    8646828                              O            08/01/27
    0


    1612100          286/286             F           89,000.00         ZZ
                                         360         88,953.85          4
    193,195,197,199 15TH ST S          9.250            732.19         72
                                       9.000            732.19      125,000.00
    COCOA BEACH      FL   32931          2            07/18/97         00
    8686502                              05           09/01/97          0
    8686502                              N            08/01/27
    0


    1612101          286/286             F           25,000.00         ZZ
                                         360         24,985.98          1
    8811 MT DELANO ROAD                8.875            198.92         84
                                       8.625            198.92       30,000.00
    EL PASO          TX   79904          1            07/10/97         10
    09170720                             05           09/01/97         25
    09170720                             N            08/01/27
    0


    1612103          286/286             F           40,140.00         ZZ
                                         360         40,116.90          1
    105 N LAWRENCE ST                  8.750            315.79         90
                                       8.500            315.79       44,600.00
    ABERDEEN         WA   98520          1            07/02/97         12
    9174627                              05           09/01/97         25
    9174627                              N            08/01/27
    0


    1612104          766/G02             F          131,250.00         ZZ
                                         360        131,174.49          1
    119 CADIMA AVENUE                  8.750          1,032.54         71
                                       8.500          1,032.54      185,000.00
    CORAL GABLES     FL   33134          5            07/23/97         00
    0430336651                           05           09/01/97          0
    97SG0350                             O            08/01/27
    0


    1612116          003/G02             F           19,950.00         ZZ
                                         360         19,937.91          1
    10740 ROYAL PALM BLVD              8.500            153.40         70
                                       8.250            153.40       28,500.00
    CORAL SPRINGS    FL   33071          1            07/28/97         00
    0430344713                           01           09/01/97          0
1


    3867207                              N            08/01/27
    0


    1612119          003/G02             F           50,000.00         ZZ
                                         360         49,971.22          1
    5255 HELENE CIRCLE                 8.750            393.36         50
                                       8.500            393.36      100,000.00
    BOYNTON BEACH    FL   33437          1            07/17/97         00
    0430329029                           03           09/01/97          0
    3854122                              O            08/01/27
    0


    1612132          E22/G02             F           48,750.00         ZZ
                                         360         48,724.73          1
    12427 SETTLE DRIVE                 9.250            401.05         90
                                       9.000            401.05       54,200.00
    HOUSTON          TX   77071          1            07/21/97         04
    0410469621                           03           09/01/97         25
    410469621                            N            08/01/27
    0


    1612134          E22/G02             F           38,200.00         T
                                         360         38,177.44          1
    909 WEST OAK RIDGE ROAD            8.625            297.12         90
                                       8.375            297.12       42,490.00
    ORLANDO          FL   32809          1            07/22/97         10
    0410437370                           01           09/01/97         25
    410437370                            O            08/01/27
    0


    1612139          E22/G02             F           57,600.00         ZZ
                                         360         57,564.20          1
    1165 SANTA CLARA AVENUE            8.375            437.80         80
                                       8.125            437.80       72,000.00
    GRAND JUNCTION   CO   81503          5            07/22/97         00
    0410465017                           05           09/01/97          0
    410465017                            O            08/01/27
    0


    1612141          E22/G02             F           85,300.00         BB
                                         360         85,244.20          1
    109 JAY JAY COVE                   8.125            633.35         80
                                       7.875            633.35      106,680.00
    KYLE             TX   78640          1            07/29/97         00
    0410478846                           05           09/01/97          0
    410478846                            O            08/01/27
    0


1


    1612143          E22/G02             F          138,800.00         ZZ
                                         360        138,718.06          1
    835 JEFFERSON AVENUE               8.625          1,079.57         80
    UNIT # 1                           8.375          1,079.57      173,500.00
    MIAMI BEACH      FL   33139          1            07/29/97         00
    0410448203                           01           09/01/97          0
    410448203                            O            08/01/27
    0


    1612144          E22/G02             F           61,600.00         ZZ
                                         360         61,564.56          2
    4115 & 4117 STEWART COURT          8.750            484.61         80
                                       8.500            484.61       77,000.00
    NEW ORLEANS      LA   70119          1            07/29/97         00
    0410474423                           05           09/01/97          0
    410474423                            O            08/01/27
    0


    1612146          G32/G32             F           58,000.00         ZZ
                                         360         58,000.00          1
    2629 N HAMPDEN COURT               8.875            461.48         87
    UNIT 314                           8.625            461.48       67,000.00
    CHICAGO          IL   60614          1            08/08/97         12
    1000665                              08           10/01/97         25
    1000665                              N            09/01/27
    0


    1612150          828/G02             F          142,240.00         T
                                         360        142,153.82          1
    1440 HOLYOAK LANE                  8.500          1,093.71         80
                                       8.250          1,093.71      177,800.00
    LUCAS            TX   75002          1            07/29/97         00
    0430331926                           05           09/01/97          0
    75620001                             O            08/01/27
    0


    1612152          E22/G02             F          214,600.00         ZZ
                                         360        214,413.16          1
    2122 STONEWOOD LANE                8.250          1,612.22         80
                                       8.000          1,612.22      270,000.00
    SAN JOSE         CA   95132          1            07/24/97         00
    0410483564                           05           09/01/97          0
    410483564                            O            08/01/27
    0


    1612153          E22/G02             F          144,000.00         ZZ
                                         360        143,919.27          1
    3279 MT. DIABLO COURT              8.875          1,145.73         62
    UNIT # 27                          8.625          1,145.73      235,000.00
1


    LAFAYETTE        CA   94549          2            07/23/97         00
    0410461008                           01           09/01/97          0
    410461008                            N            08/01/27
    0


    1612155          E22/G02             F          202,400.00         ZZ
                                         360        202,257.15          1
    542 COZY DRIVE                     7.750          1,450.02         80
                                       7.500          1,450.02      253,000.00
    SAN JOSE         CA   95123          1            07/16/97         00
    0410483218                           05           09/01/97          0
    410483218                            O            08/01/27
    0


    1612156          E22/G02             F          100,000.00         ZZ
                                         360         99,946.79          1
    40 SOUTH EL DORADO STREET          9.125            813.63         43
                                       8.875            813.63      237,000.00
    SAN MATEO        CA   94401          5            07/22/97         00
    0410460729                           05           09/01/97          0
    410460729                            N            08/01/27
    0


    1612158          E22/G02             F           70,000.00         ZZ
                                         360         69,958.68          1
    5564 HILLSBORO HEMATITE ROAD       8.625            544.45         56
                                       8.375            544.45      127,000.00
    DESOTO           MO   63020          5            07/23/97         00
    0410418669                           05           09/01/97          0
    410418669                            O            08/01/27
    0


    1612159          E22/G02             F          112,800.00         ZZ
                                         360        112,729.89          1
    3403 LAZY DAY LANE                 8.375            857.36         80
                                       8.125            857.36      141,000.00
    CHARLOTTE        NC   28269          1            07/25/97         00
    0410451496                           05           09/01/97          0
    410451496                            O            08/01/27
    0


    1612160          E22/G02             F           95,900.00         ZZ
                                         360         95,834.00          1
    2019 LAUREL AVENUE WEST            7.875            695.34         80
                                       7.625            695.34      119,900.00
    MINNEAPOLIS      MN   55405          1            07/28/97         00
    0410330054                           05           09/01/97          0
    410330054                            O            08/01/27
    0
1




    1612162          E22/G02             F          113,000.00         ZZ
                                         360        112,929.20          1
    2113 W 400 N                       8.500            868.87         71
                                       8.250            868.87      160,000.00
    GREENFIELD       IN   46140          5            07/22/97         00
    0410484513                           05           09/01/97          0
    410484513                            O            08/01/27
    0


    1612164          E22/G02             F          211,850.00         ZZ
                                         360        211,731.24          1
    505 WOODBRIDGE LANE                8.875          1,685.57         75
                                       8.625          1,685.57      282,500.00
    INDIAN TRIAL     NC   28079          2            07/28/97         00
    0410450456                           05           09/01/97          0
    410450456                            N            08/01/27
    0


    1612168          E22/G02             F          213,750.00         ZZ
                                         360        213,630.17          1
    605 WOODBRIDGE LANE                8.875          1,700.69         75
                                       8.625          1,700.69      285,000.00
    INDIAN TRIAL     NC   28079          2            07/28/97         00
    0410450464                           05           09/01/97          0
    410450464                            N            08/01/27
    0


    1612169          E22/G02             F          139,200.00         ZZ
                                         360        139,111.24          1
    12080 NORTHEAST CAROLE PL          8.250          1,045.76         80
                                       8.000          1,045.76      174,000.00
    BAINBRIDGE ISLA  WA   98110          1            07/18/97         00
    0410216543                           05           09/01/97          0
    410216543                            O            08/01/27
    0


    1612170          E22/G02             F          136,000.00         ZZ
                                         360        135,906.41          1
    20515 81ST DRIVE NORTHEAST         7.875            986.09         80
                                       7.625            986.09      170,000.00
    ARLINGTON        WA   98223          2            07/24/97         00
    0410472625                           05           09/01/97          0
    410472625                            O            08/01/27
    0


    1612171          E22/G02             F           54,000.00         ZZ
                                         360         53,963.77          1
1


    1221 BOYER AVENUE                  8.000            396.23         75
                                       7.750            396.23       72,500.00
    WALLA WALLA      WA   99362          1            07/24/97         00
    0410459424                           05           09/01/97          0
    410459424                            N            08/01/27
    0


    1612172          E22/G02             F           76,700.00         ZZ
                                         360         76,649.82          1
    15302 JERSEY AVENUE                8.125            569.50         59
                                       7.875            569.50      130,000.00
    NORWALK          CA   90650          1            07/22/97         00
    0410473391                           05           09/01/97          0
    410473391                            N            08/01/27
    0


    1612173          E22/G02             F          204,000.00         ZZ
                                         360        203,859.61          1
    2998 VIA ROBLAR COURT              7.875          1,479.14         80
                                       7.625          1,479.14      255,000.00
    EL CAJON         CA   92019          2            07/25/97         00
    0410461586                           03           09/01/97          0
    410461586                            O            08/01/27
    0


    1612175          E22/G02             F          206,300.00         ZZ
                                         360        206,158.02          1
    12300 OJAI-SANTA PAULA ROAD        7.875          1,495.82         80
                                       7.625          1,495.82      258,297.00
    AREA OF OJAI     CA   93023          1            07/25/97         00
    0410424451                           05           09/01/97          0
    410424451                            O            08/01/27
    0


    1612176          E22/G02             F          292,000.00         ZZ
                                         360        291,798.75          1
    22011 EAST LA PUENTE ROAD          8.625          2,271.15         80
                                       8.375          2,271.15      365,000.00
    WALNUT           CA   91789          5            07/22/97         00
    0410462352                           05           09/01/97          0
    410462352                            O            08/01/27
    0


    1612177          E22/G02             F           86,250.00         ZZ
                                         360         86,195.00          1
    14026 PUTNAM STREET                8.250            647.97         75
                                       8.000            647.97      115,000.00
    WHITTIER         CA   90605          1            07/25/97         00
    0410477509                           05           09/01/97          0
1


    410477509                            N            08/01/27
    0


    1612181          E22/G02             F           52,500.00         ZZ
                                         360         52,466.53          1
    7805 36TH AVENUE                   8.250            394.41         75
                                       8.000            394.41       70,000.00
    SACRAMENTO       CA   95824          1            07/21/97         00
    0410466858                           05           09/01/97          0
    410466858                            N            08/01/27
    0


    1612183          E22/G02             F           93,600.00         ZZ
                                         360         93,548.87          1
    7460 BRYANT STREET                 9.000            753.13         90
                                       8.750            753.13      104,000.00
    WESTMINSTER      CO   80030          1            07/28/97         04
    0410472385                           05           09/01/97         25
    410472385                            N            08/01/27
    0


    1612184          E26/G02             F           60,300.00         ZZ
                                         360         60,267.06          1
    13 E ADAMS STREET                  9.000            485.19         90
                                       8.750            485.19       67,000.00
    ALLENTOWN        PA   18103          1            07/14/97         01
    0430327247                           07           09/01/97         25
    60700552                             N            08/01/27
    0


    1612192          005/G02             F          105,000.00         ZZ
                                         360        105,000.00          3
    3227 & 3229 & 3231 VISHAAL DR      8.375            798.08         80
                                       8.125            798.08      132,000.00
    ORLANDO          FL   32817          2            08/28/97         00
    0430349241                           05           10/01/97          0
    107072                               N            09/01/27
    0


    1612222          405/405             F           30,100.00         ZZ
                                         360         30,083.55          1
    321 321 S 21ST STREET              9.000            242.20         90
                                       8.750            242.20       33,456.00
    HAINES CITY      FL   33844          1            07/16/97         01
    008251753                            05           09/01/97         25
    008251753                            N            08/01/27
    0


1


    1612262          963/G02             F          271,200.00         ZZ
                                         360        271,200.00          1
    1778 BAY DRIVE                     8.000          1,989.97         64
                                       7.750          1,989.97      425,488.00
    POMPANO BEACH    FL   33062          1            08/08/97         00
    0430337550                           09           10/01/97          0
    970279                               O            09/01/27
    0


    1612277          633/G02             F           73,500.00         ZZ
                                         360         73,398.49          1
    70 TOWN & COUNTRY ROAD #94         7.875            532.93         95
                                       7.625            532.93       77,500.00
    POMONA           CA   91766          2            06/11/97         01
    0430330860                           01           08/01/97         30
    687777                               O            07/01/27
    0


    1612284          664/G02             F           52,500.00         ZZ
                                         360         52,469.00          1
    315 POMELO AVENUE                  8.625            408.34         70
                                       8.375            408.34       75,000.00
    LOS BANOS        CA   93635          5            07/18/97         00
    0430329425                           05           09/01/97          0
    2336394                              N            08/01/27
    0


    1612294          568/G02             F          266,000.00         ZZ
                                         360        265,838.86          1
    1820 TAOS ESTATES STREET           8.500          2,045.31         80
                                       8.250          2,045.31      332,500.00
    LAS VEGAS        NV   89128          1            07/29/97         00
    0430330027                           03           09/01/97          0
    809010                               O            08/01/27
    0


    1612296          638/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
    6201 DENA COURT                    8.000            865.84         80
                                       7.750            865.84      147,500.00
    BAKERSFIELD      CA   93308          1            08/12/97         00
    0430346809                           05           10/01/97          0
    8658162                              O            09/01/27
    0


    1612297          862/G02             F          472,000.00         ZZ
                                         360        471,721.33          1
    5440 LIVERPOOL COURT               8.625          3,671.17         75
                                       8.375          3,671.17      635,000.00
1


    AGOURA           CA   91301          5            07/23/97         00
    0430332098                           03           09/01/97          0
    4425666                              O            08/01/27
    0


    1612303          927/G02             F          170,000.00         ZZ
                                         360        169,891.59          1
    5903 RIM RIDGE COURT               8.250          1,277.16         81
                                       8.000          1,277.16      210,000.00
    COLORADO SPRING  CO   80918          5            07/11/97         04
    0430329862                           05           09/01/97         12
    299974                               O            08/01/27
    0


    1612304          568/G02             F          144,000.00         ZZ
                                         360        143,905.80          1
    10216 DESERT WIND DRIVE            8.125          1,069.20         80
                                       7.875          1,069.20      181,000.00
    LAS VEGAS        NV   89134          1            07/24/97         00
    0430331660                           03           09/01/97          0
    808979                               O            08/01/27
    0


    1612308          568/G02             F          108,900.00         ZZ
                                         360        108,770.79          1
    3430 PUCCINELLI DRIVE              8.375            827.72         85
                                       8.125            827.72      128,900.00
    SPARKS           NV   89431          1            07/28/97         01
    0430329730                           05           09/01/97         20
    809001                               N            08/01/27
    0


    1612313          937/G02             F           96,750.00         ZZ
                                         360         96,692.88          1
    264 AUTUMN EVE STREET              8.625            752.51         80
                                       8.375            752.51      120,990.00
    HENDERSON        NV   89014          1            07/15/97         00
    0430330845                           03           09/01/97          0
    48549006                             O            08/01/27
    0


    1612317          776/G02             F          121,050.00         ZZ
                                         360        120,980.36          1
    3500 LOCKPORT STREET               8.750            952.30         75
                                       8.500            952.30      161,400.00
    LAS VEGAS        NV   89129          1            07/17/97         00
    0430331934                           03           09/01/97          0
    6343382                              N            08/01/27
    0
1




    1612320          664/G02             F          146,450.00         ZZ
                                         360        146,358.97          3
    367 NW BAILEY STREET               8.375          1,113.13         85
                                       8.125          1,113.13      172,300.00
    HILLSBORO        OR   97124          1            07/28/97         01
    0430332627                           05           09/01/97         20
    2291177                              N            08/01/27
    0


    1612323          664/G02             F          125,350.00         ZZ
                                         360        125,274.06          1
    2436 CEDAR LINKS COURT             8.500            963.84         85
                                       8.250            963.84      147,500.00
    MEDFORD          OR   97504          5            07/18/97         01
    0430329672                           05           09/01/97         12
    2290617                              O            08/01/27
    0


    1612325          664/G02             F          100,750.00         ZZ
                                         360        100,687.37          1
    3933 COBBLESTONE COURT             8.375            765.78         80
                                       8.125            765.78      125,980.00
    PLANO            TX   75093          1            07/28/97         00
    0430329102                           09           09/01/97          0
    2314607                              O            08/01/27
    0


    1612333          E19/G02             F           79,000.00         ZZ
                                         360         78,950.89          1
    6 FAWNWOOD COURT                   8.375            600.46         39
                                       8.125            600.46      205,050.00
    GREENSBORO       NC   27407          1            07/15/97         00
    0430338731                           03           09/01/97          0
    100027057                            O            08/01/27
    0


    1612355          E22/G02             F           68,400.00         ZZ
                                         360         68,362.64          1
    2508 ENFIELD ROAD                  9.000            550.36         75
    UNIT # 18                          8.750            550.36       91,250.00
    AUSTIN           TX   78703          1            07/24/97         10
    0410426670                           01           09/01/97         25
    410426670                            N            08/01/27
    0


    1612379          E26/G02             F           33,300.00         ZZ
                                         360         33,279.30          2
1


    409 NORTH TENTH STREET             8.375            253.11         90
                                       8.125            253.11       37,000.00
    ALLENTOWN        PA   18102          1            07/25/97         04
    0430348342                           07           09/01/97         25
    60700580                             N            08/01/27
    0


    1612380          405/405             F           76,500.00         ZZ
                                         360         76,453.65          1
    4415 MONTE VISTA                   8.500            588.22         75
                                       8.250            588.22      102,000.00
    MCKINNEY         TX   75070          1            07/18/97         00
    0008253411                           05           09/01/97          0
    0008253411                           N            08/01/27
    0


    1612395          074/G02             F          114,350.00         ZZ
                                         360        114,207.34          1
    21 LINDA AVENUE                    8.375            869.15         74
                                       8.125            869.15      155,000.00
    STATEN ISLAND    NY   10305          1            06/30/97         00
    0430351957                           07           08/01/97          0
    1106061228                           O            07/01/27
    0


    1612399          074/G02             F           25,000.00         ZZ
                                         360         24,783.22          1
    3857 BATAVIA ELBA                  8.000            183.45         29
    TOWNLINE ROAD                      7.750            183.45       86,500.00
    OAKFIELD         NY   14125          2            07/18/97         00
    0430351999                           05           09/01/97          0
    1107023880                           O            08/01/27
    0


    1612400          074/G02             F           97,500.00         ZZ
                                         360         97,439.39          1
    5190 EAST LAKE ROAD                8.375            741.08         75
                                       8.125            741.08      130,000.00
    CAZENOVIA        NY   13035          2            07/17/97         00
    0430352005                           05           09/01/97          0
    1107024737                           N            08/01/27
    0


    1612668          286/286             F           90,000.00         ZZ
                                         360         89,945.47          1
    18 GLENOLA AVE                     8.500            692.03         20
                                       8.250            692.03      450,000.00
    SEA CLIFF        NY   11579          5            07/10/97         00
    8639450                              03           09/01/97          0
1


    8639450                              O            08/01/27
    0


    1612669          286/286             F           35,000.00         ZZ
                                         360         34,981.37          1
    817 ROSE ST                        9.125            284.78         88
                                       8.875            284.78       39,900.00
    ROCKY MOUNT      NC   27801          1            07/11/97         11
    8646899                              05           09/01/97         25
    8646899                              N            08/01/27
    0


    1612670          286/286             F           53,100.00         ZZ
                                         360         53,071.74          1
    1014 APOPKA WOODS LN               9.125            432.04         90
                                       8.875            432.04       59,000.00
    ORLANDO          FL   32824          1            07/10/97         10
    8645536                              05           09/01/97         25
    8645536                              N            08/01/27
    0


    1612673          737/G02             F           60,750.00         ZZ
                                         360         60,716.82          1
    185 CAVALIER COURT                 9.000            488.81         90
                                       8.750            488.81       67,500.00
    ATHENS           GA   30607          1            07/24/97         01
    0430328203                           05           09/01/97         25
    950505                               N            08/01/27
    0


    1612692          375/G02             F           80,550.00         ZZ
                                         360         80,459.35          1
    6902 SOUTH 29TH WEST AVENUE        8.875            640.89         90
                                       8.625            640.89       89,500.00
    TULSA            OK   74132          1            06/09/97         04
    0430311027                           05           08/01/97         25
    663535                               N            07/01/27
    0


    1612694          375/G02             F           97,600.00         ZZ
                                         360         97,490.16          1
    8254 CRESTMONT CIRCLE              8.875            776.55         80
                                       8.625            776.55      122,000.00
    SPRINGFIELD      VA   22153          2            06/06/97         00
    0430311480                           09           08/01/97          0
    662744                               O            07/01/27
    0


1


    1612696          H86/G02             F          130,000.00         ZZ
                                         360        129,914.96          1
    8784 SOUTH HIDDEN OAK DRIVE        8.125            965.25         53
                                       7.875            965.25      249,900.00
    SALT LAKE CITY   UT   84121          1            07/30/97         00
    0430329268                           05           09/01/97          0
    082400                               O            08/01/27
    0


    1612697          375/G02             F           60,000.00         ZZ
                                         360         59,816.60          1
    52 W GOWEN CIRCLE                  8.500            461.35         60
                                       8.250            461.35      100,000.00
    PHILADELPHIA     PA   19118          1            06/02/97         00
    0430311316                           07           07/01/97          0
    662076                               O            06/01/27
    0


    1612700          375/G02             F          180,000.00         ZZ
                                         360        179,769.65          1
    2906 OAKWOOD DRIVE                 8.250          1,352.28         60
                                       8.000          1,352.28      305,000.00
    WILLOUGHBY HILL  OH   44094          1            06/12/97         00
    0430310516                           05           08/01/97          0
    661949                               O            07/01/27
    0


    1612702          757/757             F           73,800.00         ZZ
                                         360         73,756.43          1
    1000-B D'OLIVE SPRINGS             8.625            574.01         90
                                       8.375            574.01       82,000.00
    DAPHNE           AL   36526          1            07/31/97         10
    3145182                              05           09/01/97         25
    3145182                              N            08/01/27
    0


    1612704          375/G02             F          140,000.00         ZZ
                                         360        139,780.57          1
    2701 DILLIE CIRCLE                 9.250          1,151.75         80
                                       9.000          1,151.75      175,000.00
    JAMISON          PA   18929          1            05/29/97         00
    0430310888                           05           07/01/97          0
    970222                               O            06/01/27
    0


    1612706          375/G02             F          120,000.00         ZZ
                                         360        119,868.41          1
    12 HENLEY LANE                     9.000            965.55         79
                                       8.750            965.55      152,000.00
1


    VOORHEES         NJ   08043          1            06/12/97         00
    0430310938                           05           08/01/97          0
    661913                               O            07/01/27
    0


    1612708          737/G02             F          184,350.00         ZZ
                                         360        184,235.42          1
    5315 EAST CHARTER OAK ROAD         8.375          1,401.19         80
                                       8.125          1,401.19      232,500.00
    SCOTTSDALE       AZ   85254          1            07/24/97         00
    0430329821                           05           09/01/97          0
    513280                               O            08/01/27
    0


    1612709          737/G02             F          188,150.00         ZZ
                                         360        188,049.87          4
    1483-1489 DOWNING LANE NW          9.125          1,530.85         90
                                       8.875          1,530.85      209,100.00
    NORCROSS         GA   30093          1            07/30/97         01
    0430340976                           05           09/01/97         25
    950458                               O            08/01/27
    0


    1612711          737/G02             F           40,000.00         ZZ
                                         360         39,976.38          1
    1875 S LONDON DRIVE                8.625            311.12         39
                                       8.375            311.12      103,000.00
    YUMA             AZ   85364          1            07/25/97         00
    0430335166                           05           09/01/97          0
    513268                               O            08/01/27
    0


    1612712          375/G02             F           60,000.00         ZZ
                                         360         59,842.04          1
    36 PROVIDENT COURT                 9.250            493.61         45
    #36                                9.000            493.61      136,000.00
    OCEAN TOWNSHIP   NJ   07712          1            03/27/97         00
    0430311381                           01           05/01/97          0
    645575                               O            04/01/27
    0


    1612715          375/G02             F          195,200.00         ZZ
                                         360        194,985.96          1
    40965 HUNTLEY ROAD                 9.000          1,570.62         80
                                       8.750          1,570.62      244,000.00
    STAYTON          OR   97383          1            06/23/97         00
    0430311449                           05           08/01/97          0
    657625                               O            07/01/27
    0
1




    1612717          B37/G02             F          117,200.00         ZZ
                                         360        117,123.33          1
    335 N BLUE GROVE ROAD              8.125            870.21         80
                                       7.875            870.21      146,500.00
    LANCASTER        TX   75146          1            08/01/97         00
    0430332015                           05           09/01/97          0
    211989                               O            08/01/27
    0


    1612718          375/G02             F           99,000.00         ZZ
                                         360         98,904.76          1
    8921 UNION FARM ROAD               9.625            841.49         90
                                       9.375            841.49      110,000.00
    ALEXANDRIA       VA   22309          1            06/27/97         14
    0430311357                           05           08/01/97         25
    657649                               N            07/01/27
    0


    1612719          375/G02             F          270,400.00         ZZ
                                         360        270,095.68          1
    1615 WESTMORELAND STREET           8.875          2,151.43         80
                                       8.625          2,151.43      338,000.00
    MCLEAN           VA   22101          2            06/12/97         00
    0430311365                           05           08/01/97          0
    661860                               O            07/01/27
    0


    1612720          687/G02             F           41,400.00         ZZ
                                         360         41,377.97          2
    204-6 WASHINGTON AVENUE            9.125            336.84         90
                                       8.875            336.84       46,000.00
    MIDWAY           PA   15060          1            07/23/97         01
    0430329284                           05           09/01/97         25
    1608991                              N            08/01/27
    0


    1612723          E29/G02             F           68,800.00         ZZ
                                         360         68,758.32          1
    325 EL PASO BOULEVARD 4 D          8.500            529.01         80
                                       8.250            529.01       86,000.00
    MANITOU SPRINGS  CO   80829          1            07/30/97         00
    0430331314                           01           09/01/97          0
    39706014                             O            08/01/27
    0


    1612730          A69/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
1


    225 ST PAULS AVE APT 14J           8.625            762.24         80
                                       8.375            762.24      122,500.00
    JERSEY CITY      NJ   07306          1            08/15/97         00
    0430342766                           06           10/01/97          0
    21008                                O            09/01/27
    0


    1612735          286/286             F           41,850.00         ZZ
                                         360         41,828.86          1
    10726 HIGHLAND WOODS               9.375            348.09         90
                                       9.125            348.09       46,500.00
    SUGAR LAND       TX   77478          1            07/07/97         11
    5190475                              05           09/01/97         25
    5190475                              N            08/01/27
    0


    1612750          F61/G02             F           55,800.00         ZZ
                                         360         55,800.00          1
    216 SHORT AVENUE                   8.000            409.44         90
                                       7.750            409.44       62,000.00
    CONCRETE         WA   98237          1            08/12/97         10
    0430345504                           05           10/01/97         25
    970769                               N            09/01/27
    0


    1612782          F30/G02             F           47,500.00         ZZ
                                         360         47,471.23          1
    2834 N 46TH AVENUE                 8.500            365.23         77
                                       8.250            365.23       62,000.00
    PHOENIX          AZ   85035          2            07/18/97         00
    0430344853                           05           09/01/97          0
    40319                                O            08/01/27
    0


    1612796          E09/G02             F          122,900.00         ZZ
                                         360        122,831.10          1
    7623 WEST DIABLO DRIVE             8.875            977.85         90
                                       8.625            977.85      136,650.00
    LAS VEGAS        NV   89113          1            07/23/97         01
    0430333823                           03           09/01/97         25
    1002653                              N            08/01/27
    0


    1612800          201/G02             F           58,000.00         ZZ
                                         360         57,968.32          1
    6222 ALLERTON STREET               9.000            466.68         90
                                       8.750            466.68       64,500.00
    HOUSTON          TX   77084          1            07/23/97         01
    0430330993                           03           09/01/97         25
1


    7809004117                           N            08/01/27
    0


    1612815          696/G02             F           48,600.00         ZZ
                                         360         48,574.80          1
    3337 MARTHA CUSTIS DRIVE           9.250            399.82         90
                                       9.000            399.82       54,000.00
    ALEXANDRIA       VA   22302          1            07/29/97         10
    0430330639                           01           09/01/97         25
    2270013                              N            08/01/27
    0


    1612831          696/G02             F          248,000.00         ZZ
                                         360        247,837.78          1
    1882 COLD CREEK COURT              8.125          1,841.39         80
                                       7.875          1,841.39      310,000.00
    VIENNA           VA   22182          5            07/24/97         00
    0430331488                           05           09/01/97          0
    23710442                             O            08/01/27
    0


    1612834          E22/G02             F           62,550.00         ZZ
                                         360         62,513.07          1
    1508 LORRIE DRIVE                  8.625            486.51         90
                                       8.375            486.51       69,500.00
    RICHARDSON       TX   75080          1            07/28/97         04
    0410472310                           05           09/01/97         25
    410472310                            N            08/01/27
    0


    1612835          E22/G02             F          279,500.00         ZZ
                                         360        279,326.28          1
    2506 AUTUMN GARDEN COURT           8.375          2,124.40         80
                                       8.125          2,124.40      349,390.00
    KINGWOOD         TX   77345          4            07/25/97         00
    0410270813                           03           09/01/97          0
    410270813                            O            08/01/27
    0


    1612837          E22/G02             F          160,000.00         ZZ
                                         360        159,903.07          3
    1836 S HOME AVENUE                 8.500          1,230.26         80
                                       8.250          1,230.26      200,000.00
    BERWYN           IL   60402          1            07/30/97         00
    0410330047                           05           09/01/97          0
    410330047                            O            08/01/27
    0


1


    1612838          575/G02             F           79,900.00         ZZ
                                         360         79,858.58          2
    920 MADISON STREET                 9.250            657.32         85
                                       9.000            657.32       94,000.00
    ANNAPOLIS        MD   21403          1            07/23/97         12
    0430328682                           05           09/01/97         20
    972335495                            N            08/01/27
    0


    1612839          E22/G02             F          123,000.00         ZZ
                                         360        122,929.24          4
    168 WEST 12TH STREET               8.750            967.64         75
                                       8.500            967.64      164,000.00
    HIALEAH          FL   33010          1            07/28/97         00
    0410446561                           05           09/01/97          0
    410446561                            N            08/01/27
    0


    1612840          E22/G02             F           20,250.00         ZZ
                                         360         20,238.35          1
    1500 BAY AREA BOULEVARD # 347      8.750            159.31         90
                                       8.500            159.31       22,500.00
    HOUSTON          TX   77058          1            07/30/97         04
    0410431803                           01           09/01/97         25
    410431803                            N            08/01/27
    0


    1612841          E22/G02             F           38,600.00         ZZ
                                         360         38,582.00          2
    3527 MINNESOTA                     9.750            331.63         90
                                       9.500            331.63       42,900.00
    ST. LOUIS        MO   63118          1            07/31/97         04
    0410484166                           05           09/01/97         25
    410484166                            N            08/01/27
    0


    1612842          E22/G02             F          164,250.00         ZZ
                                         360        164,164.85          4
    838-841 VEDADO WAY                 9.250          1,351.24         90
                                       9.000          1,351.24      182,500.00
    ATLANTA          GA   30308          1            07/28/97         04
    0410448419                           05           09/01/97         25
    410448419                            N            08/01/27
    0


    1612845          E22/G02             F           74,700.00         T
                                         360         74,657.02          1
    2605 ENFIELD ROAD #112             8.750            587.67         90
                                       8.500            587.67       83,000.00
1


    AUSTIN           TX   78703          1            07/29/97         12
    0410481873                           01           09/01/97         25
    410481873                            O            08/01/27
    0


    1612850          E22/G02             F           91,900.00         ZZ
                                         360         91,844.33          1
    1324 TOWNSHIP ROAD 262             8.500            706.63         83
                                       8.250            706.63      112,000.00
    BLOOMINGDALE     OH   43910          2            07/24/97         23
    0410397152                           05           09/01/97          0
    410397152                            O            08/01/27
    0


    1612851          E22/G02             F          300,000.00         ZZ
                                         360        229,316.98          1
    2 LACKEY DRIVE                     8.750          2,360.10         75
                                       8.500          2,360.10      400,000.00
    WILLIAMS BAY     WI   53191          1            07/29/97         00
    0410330120                           03           09/01/97          0
    410330120                            O            08/01/27
    0


    1612852          E22/G02             F          168,000.00         ZZ
                                         360        167,855.00          1
    2090 MADISON AVENUE                8.250          1,262.13         80
                                       8.000          1,262.13      210,000.00
    GURNEE           IL   60031          2            07/24/97         00
    0410326508                           05           09/01/97          0
    410326508                            O            08/01/27
    0


    1612856          B35/G02             F           98,000.00         ZZ
                                         360         97,946.46          4
    338 EAST NEW STREET                9.000            788.54         90
                                       8.750            788.54      110,000.00
    LANCASTER        PA   17602          1            08/01/97         01
    0430332411                           05           09/01/97         25
    9782010542                           N            08/01/27
    0


    1612859          E22/G02             F          272,500.00         T
                                         360        272,351.15          1
    301 LAGUNA SW                      9.000          2,192.60         61
                                       8.750          2,192.60      450,000.00
    ALBUQUERQUE      NM   87104          2            07/10/97         00
    0410316574                           05           09/01/97          0
    410316574                            O            08/01/27
    0
1




    1612860          E22/G02             F           46,400.00         ZZ
                                         360         46,371.89          1
    331 JUNIPER DRIVE                  8.500            356.78         80
                                       8.250            356.78       58,000.00
    EGG HARBOR TOWN  NJ   08234          1            07/24/97         01
    0410446835                           01           09/01/97         12
    410446835                            O            08/01/27
    0


    1612862          E22/G02             F           97,200.00         ZZ
                                         360         97,142.62          1
    102 FALCON UNIT 2                  8.625            756.01         80
                                       8.375            756.01      121,500.00
    HORSESHOE BAY    TX   78657          1            07/28/97         04
    0410427652                           09           09/01/97         12
    410427652                            N            08/01/27
    0


    1612864          E22/G02             F           97,200.00         ZZ
                                         360         97,142.62          1
    102 FALCON UNIT 1                  8.625            756.01         80
                                       8.375            756.01      121,500.00
    HORSESHOE BAY    TX   78657          1            07/24/97         04
    0410427645                           09           09/01/97         12
    410427645                            N            08/01/27
    0


    1612865          561/561             F          229,250.00         ZZ
                                         360        229,118.09          1
    8 DALLAND ROAD                     8.750          1,803.52         80
                                       8.500          1,803.52      286,590.00
    SUCCASUNNA       NJ   07876          1            07/25/97         00
    9031972                              05           09/01/97          0
    9031972                              O            08/01/27
    0


    1612866          E22/G02             F           49,500.00         T
                                         360         49,471.52          1
    2829 TIMMONS UNIT #146G            8.750            389.42         75
                                       8.500            389.42       66,000.00
    HOUSTON          TX   77027          1            07/22/97         00
    0410447494                           01           09/01/97          0
    410447494                            O            08/01/27
    0


    1612867          E22/G02             F          124,950.00         ZZ
                                         360        124,878.11          1
1


    1958 NORTH NORMANDY                8.750            982.98         85
                                       8.500            982.98      147,000.00
    CHICAGO          IL   60707          5            07/25/97         23
    0410330104                           05           09/01/97          0
    410330104                            O            08/01/27
    0


    1612869          E22/G02             F           85,400.00         ZZ
                                         360         85,354.56          1
    116 CALIFORNIA                     9.125            694.84         70
                                       8.875            694.84      122,000.00
    ROYAL OAK        MI   48067          5            07/28/97         00
    0410420509                           05           09/01/97          0
    410420509                            N            08/01/27
    0


    1612871          E22/G02             F           52,000.00         ZZ
                                         360         51,971.60          1
    5412 TEE HEAD DRIVE                9.000            418.40         65
                                       8.750            418.40       80,000.00
    FORT WORTH       TX   76135          5            07/28/97         00
    0410431670                           05           09/01/97          0
    410431670                            N            08/01/27
    0


    1612874          561/561             F           50,000.00         ZZ
                                         360         49,970.48          1
    8504 BALD EAGLE LANE               8.625            388.90         14
                                       8.375            388.90      358,000.00
    WILMINGTON       NC   28405          5            07/23/97         00
    9094426                              05           09/01/97          0
    9094426                              O            08/01/27
    0


    1612883          J48/G02             F           43,400.00         ZZ
                                         360         43,400.00          1
    22 S EAST AVENUE                   9.000            349.21         70
                                       8.750            349.21       62,000.00
    BALTIMORE        MD   21224          1            08/15/97         00
    0430344648                           07           10/01/97          0
    FRAZIER                              N            09/01/27
    0


    1612907          E83/E83             F          128,000.00         ZZ
                                         360        127,918.38          1
    275 SPRING STREET                  8.250            961.62         52
                                       8.000            961.62      249,000.00
    MONROE           NY   10950          2            08/01/97         00
    143600079                            05           09/01/97          0
1


    143600079                            O            08/01/27
    0


    1612908          369/G02             F           88,000.00         ZZ
                                         360         87,948.04          1
    2811 S KENNETH PLACE               8.625            684.46         75
                                       8.375            684.46      118,000.00
    TEMPE            AZ   85282          1            07/09/97         00
    0430329607                           05           09/01/97          0
    49347552                             O            08/01/27
    0


    1612913          369/G02             F          104,000.00         ZZ
                                         360        103,936.99          1
    535 LAKE AVENUE                    8.500            799.68         80
                                       8.250            799.68      130,000.00
    ALTAMONTE SPRIN  FL   32701          1            07/18/97         00
    0430331413                           05           09/01/97          0
    60789187                             O            08/01/27
    0


    1612920          455/G02             F          184,000.00         ZZ
                                         360        183,896.84          1
    145 FIFTEENTH ST                   8.875          1,463.99         80
    #624                               8.625          1,463.99      230,000.00
    ATLANTA          GA   30309          1            07/25/97         00
    0430330282                           06           09/01/97          0
    56175                                O            08/01/27
    0


    1612921          003/G02             F           16,200.00         ZZ
                                         360         16,191.38          1
    2120 BOLTON RD                     9.125            131.81         90
                                       8.875            131.81       18,000.00
    ATLANTA          GA   30318          1            07/17/97         12
    0430339945                           05           09/01/97         35
    3863420                              N            08/01/27
    0


    1612926          003/G02             F           65,000.00         ZZ
                                         360         64,962.60          1
    1230 VIRGINIA DRIVE                8.750            511.36         65
                                       8.500            511.36      100,000.00
    ORLANDO          FL   32803          1            07/25/97         00
    0430340653                           05           09/01/97          0
    3863792                              O            08/01/27
    0


1


    1612928          003/G02             F          146,250.00         ZZ
                                         360        146,172.17          1
    660 RIVERPARK CIRCLE               9.125          1,189.94         65
                                       8.875          1,189.94      225,000.00
    LONGWOOD         FL   32779          5            07/18/97         00
    0430328963                           05           09/01/97          0
    3861788                              O            08/01/27
    0


    1612933          B75/G02             F          143,000.00         ZZ
                                         360        142,913.37          1
    1190 RHODES ROAD                   8.500          1,099.55         65
                                       8.250          1,099.55      220,000.00
    RENO             NV   89511          5            07/16/97         00
    0430341644                           05           09/01/97          0
    2964708                              O            08/01/27
    0


    1612935          B75/G02             F           87,000.00         ZZ
                                         360         86,945.93          1
    10975 BALL ROAD                    8.375            661.26         64
                                       8.125            661.26      137,710.00
    GRASS VALLEY     CA   95949          1            07/10/97         00
    0430329391                           05           09/01/97          0
    7142078                              O            08/01/27
    0


    1612937          253/253             F          200,000.00         ZZ
                                         360        199,869.17          1
    2395 VAL DU DESIER                 8.125          1,485.00         70
                                       7.875          1,485.00      286,000.00
    STEAMBOAT SPRIN  CO   80477          5            07/24/97         00
    331133                               05           09/01/97          0
    331133                               O            08/01/27
    0


    1612942          369/G02             F           67,500.00         ZZ
                                         360         67,463.12          1
    250 SCHILLING STREET               9.000            543.13         90
                                       8.750            543.13       75,000.00
    WEST LAFAYETTE   IN   47906          1            07/21/97         01
    0430328575                           05           09/01/97         25
    60010402                             N            08/01/27
    0


    1612949          B75/G02             F           99,700.00         ZZ
                                         360         99,631.39          1
    1323 MONARCH DRIVE                 7.875            722.89         80
                                       7.625            722.89      124,627.00
1


    LONGMONT         CO   80501          1            07/25/97         00
    0430330340                           03           09/01/97          0
    2960706                              O            08/01/27
    0


    1612950          B75/G02             F           87,150.00         ZZ
                                         360         87,101.15          1
    4549 AND 4551 BOMARK WAY           8.875            693.40         80
                                       8.625            693.40      108,997.00
    SACRAMENTO       CA   95842          1            07/02/97         00
    0430329375                           05           09/01/97          0
    2962090                              N            08/01/27
    0


    1612951          811/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    1631 DIX STREET                    8.000          1,320.78         71
                                       7.750          1,320.78      256,000.00
    SAN MATEO        CA   94401          5            07/17/97         00
    0430340562                           05           09/01/97          0
    FM02101654                           O            08/01/27
    0


    1612953          737/G02             F          104,850.00         ZZ
                                         360        104,792.73          1
    4830 E EARL DRIVE                  9.000            843.65         90
                                       8.750            843.65      116,500.00
    PHOENIX          AZ   85018          1            07/29/97         10
    0430331140                           01           09/01/97         25
    513294                               O            08/01/27
    0


    1612954          369/G02             F           90,000.00         ZZ
                                         360         89,952.11          1
    1428 EAST IRONWOOD DRIVE           9.125            732.27         90
                                       8.875            732.27      100,000.00
    CHANDLER         AZ   85225          1            07/21/97         01
    0430328831                           03           09/01/97         25
    49683337                             N            08/01/27
    0


    1612955          737/G02             F          188,150.00         ZZ
                                         360        188,049.87          4
    1492-1498 DOWNING LANE             9.125          1,530.85         90
    NW                                 8.875          1,530.85      209,100.00
    NORCROSS         GA   30093          1            07/30/97         10
    0430328377                           05           09/01/97         25
    950457                               N            08/01/27
    0
1




    1612958          737/G02             F           54,600.00         ZZ
                                         360         54,566.92          1
    2121 S PENNINGTON STREET           8.500            419.83         95
    #31                                8.250            419.83       57,500.00
    MESA             AZ   85202          1            07/25/97         10
    0430331785                           01           09/01/97         30
    513263                               O            08/01/27
    0


    1612960          003/G02             F          137,500.00         ZZ
                                         360        137,416.70          1
    5532 BLUE CEDAR DR                 8.500          1,057.26         80
                                       8.250          1,057.26      171,924.00
    SUGAR HILL       GA   30518          1            07/16/97         00
    0430333187                           05           09/01/97          0
    10003267                             N            08/01/27
    0


    1612965          J33/G02             F           50,000.00         ZZ
                                         360         49,972.68          1
    5296 HAPPY VALLEY CHURCH ROAD      9.000            402.32         68
                                       8.750            402.32       74,000.00
    DALLAS           GA   30132          5            07/07/97         00
    0430326140                           05           09/01/97          0
    9705200121                           O            08/01/27
    0


    1612975          369/G02             F           42,400.00         ZZ
                                         360         42,377.43          1
    4718 SOUTHEAST 5TH AVENUE          9.125            344.99         80
                                       8.875            344.99       53,000.00
    CAPE CORAL       FL   33904          1            07/25/97         01
    0430328567                           01           09/01/97         12
    60785292                             N            08/01/27
    0


    1612979          140/G02             F          125,550.00         ZZ
                                         360        125,477.77          3
    2846 GRAND ROUTE ST JOHN ST        8.750            987.70         90
                                       8.500            987.70      139,500.00
    NEW ORLEANS      LA   70119          1            07/30/97         04
    0430337717                           05           09/01/97         25
    436271                               N            08/01/27
    0


    1612983          F60/G02             F           66,600.00         ZZ
                                         360         66,564.56          1
1


    2450 OXFORD PLACE                  9.125            541.88         90
                                       8.875            541.88       74,000.00
    GRETNA           LA   70056          1            07/31/97         04
    0430331090                           05           09/01/97         25
    443053                               N            08/01/27
    0


    1612986          E29/G02             F           92,000.00         ZZ
                                         360         91,945.68          1
    19851 EAST PRINCETON PLACE         8.625            715.57         80
                                       8.375            715.57      115,000.00
    AURORA           CO   80013          1            07/31/97         00
    0430333427                           05           09/01/97          0
    19707031                             N            08/01/27
    0


    1612994          369/G02             F           53,350.00         ZZ
                                         360         53,320.86          1
    1005 TURTLE CREEK BLVD             9.000            429.27         90
                                       8.750            429.27       59,300.00
    AUSTIN           TX   78745          1            07/16/97         01
    0430331330                           05           09/01/97         25
    49914286                             O            08/01/27
    0


    1613002          E22/G02             F           97,500.00         ZZ
                                         360         97,453.29          2
    228 NE 19TH AVENUE                 9.625            828.74         65
                                       9.375            828.74      150,000.00
    POMPANO BEACH    FL   33060          5            07/29/97         00
    0410406128                           05           09/01/97          0
    410406128                            N            08/01/27
    0


    1613003          E22/G02             F          231,200.00         ZZ
                                         360        231,066.98          1
    1811 MAIN STREET                   8.750          1,818.85         80
                                       8.500          1,818.85      289,000.00
    ELK GROVE VILLA  IL   60007          2            07/25/97         00
    0410330278                           05           09/01/97          0
    410330278                            O            08/01/27
    0


    1613005          369/G02             F           46,250.00         ZZ
                                         360         46,224.74          1
    306 5TH STREET                     9.000            372.14         90
                                       8.750            372.14       51,443.00
    WINONA LAKE      IN   46590          1            07/23/97         01
    0430331744                           05           09/01/97         25
1


    60468865                             N            08/01/27
    0


    1613006          E22/G02             F          220,000.00         ZZ
                                         360        219,866.72          1
    43 FAIRHAVEN DRIVE                 8.500          1,691.61         80
                                       8.250          1,691.61      275,000.00
    HILLSDALE        NJ   07642          1            07/29/97         00
    0410434203                           05           09/01/97          0
    410434203                            O            08/01/27
    0


    1613007          E22/G02             F          139,750.00         ZZ
                                         360        139,671.66          1
    282 GASTON AVENUE                  8.875          1,111.91         65
                                       8.625          1,111.91      215,000.00
    GARFIELD         NJ   07026          5            07/25/97         00
    0410469209                           05           09/01/97          0
    410469209                            O            08/01/27
    0


    1613009          E22/G02             F           44,250.00         ZZ
                                         360         44,223.88          1
    10744 S.W. 88TH STREET UNIT #      8.625            344.17         75
    M-18                               8.375            344.17       59,000.00
    MIAMI            FL   33176          5            07/25/97         00
    0410446637                           01           09/01/97          0
    410446637                            O            08/01/27
    0


    1613013          E22/G02             F           65,250.00         ZZ
                                         360         65,216.17          4
    1120 EAST 64TH STREET              9.250            536.80         75
                                       9.000            536.80       87,000.00
    TULSA            OK   74135          1            07/30/97         00
    0410428858                           05           09/01/97          0
    410428858                            N            08/01/27
    0


    1613015          E22/G02             F           40,500.00         ZZ
                                         360         40,476.70          1
    8055 E THOMAS ROAD UNIT 208        8.750            318.61         90
    BLD C                              8.500            318.61       45,000.00
    SCOTTSDALE       AZ   85251          1            07/29/97         01
    0410465355                           01           09/01/97         25
    410465355                            O            08/01/27
    0


1


    1613018          E22/G02             F           88,000.00         ZZ
                                         360         87,940.96          1
    1385 DAYTON STREET                 8.000            645.71         80
                                       7.750            645.71      110,000.00
    AURORA           CO   80010          1            07/29/97         00
    0410465835                           05           09/01/97          0
    410465835                            O            08/01/27
    0


    1613019          E22/G02             F           44,900.00         ZZ
                                         360         44,875.47          1
    12012 E 20TH PLACE SOUTH           9.000            361.28         90
                                       8.750            361.28       49,900.00
    TULSA            OK   74128          1            07/30/97         04
    0410430185                           05           09/01/97         25
    410430185                            N            08/01/27
    0


    1613020          369/G02             F          115,200.00         ZZ
                                         360        115,137.07          2
    157 NORTH BAYLY AVENUE             9.000            926.93         90
                                       8.750            926.93      128,000.00
    LOUISVILLE       KY   40206          1            07/18/97         01
    0430330944                           05           09/01/97         25
    60682770                             N            08/01/27
    0


    1613024          369/G02             F          261,500.00         ZZ
                                         360        261,345.60          1
    4550 TEN OAKS ROAD                 8.625          2,033.93         74
                                       8.375          2,033.93      355,000.00
    DAYTON           MD   21036          2            07/17/97         00
    0430327650                           05           09/01/97          0
    60746468                             O            08/01/27
    0


    1613029          E22/G02             F           54,000.00         ZZ
                                         360         53,968.12          1
    2600 COLLINS AVE                   8.625            420.01         47
    UNIT # 511                         8.375            420.01      116,000.00
    MIAMI BEACH      FL   33140          5            07/25/97         00
    0410448005                           08           09/01/97          0
    410448005                            O            08/01/27
    0


    1613030          E22/G02             F           62,000.00         ZZ
                                         360         61,965.24          1
    22811 FINCASTLE DRIVE              8.875            493.30         90
                                       8.625            493.30       69,150.00
1


    KATY             TX   77450          2            07/30/97         04
    0410454060                           03           09/01/97         25
    410454060                            N            08/01/27
    0


    1613031          E22/G02             F          100,800.00         ZZ
                                         360        100,738.94          1
    34934 CHESTNUT                     8.500            775.06         80
                                       8.250            775.06      126,000.00
    WAYNE            MI   48184          1            07/30/97         00
    0410389803                           05           09/01/97          0
    410389803                            O            08/01/27
    0


    1613032          E22/G02             F           57,600.00         ZZ
                                         360         57,565.99          1
    33-223 RED LODGE DRIVE             8.625            448.01         80
                                       8.375            448.01       72,000.00
    VERNON           NJ   07462          1            07/29/97         00
    0410474506                           01           09/01/97          0
    410474506                            O            08/01/27
    0


    1613034          737/G02             F           87,200.00         ZZ
                                         360         87,148.52          1
    1909 EAST VELVET DRIVE             8.625            678.23         80
                                       8.375            678.23      109,000.00
    TEMPE            AZ   85284          1            07/24/97         00
    0430328427                           03           09/01/97          0
    513281                               N            08/01/27
    0


    1613036          E22/G02             F           89,050.00         ZZ
                                         360         89,008.45          2
    80 AVENEL STREET                   9.750            765.08         65
                                       9.500            765.08      137,000.00
    WOODBRIDGE       NJ   07001          5            07/29/97         00
    0410433890                           05           09/01/97          0
    410433890                            N            08/01/27
    0


    1613037          E22/G02             F           68,000.00         ZZ
                                         360         67,917.30          1
    741 S.E. 3RD PLACE                 8.500            522.87         62
                                       8.250            522.87      110,000.00
    HIALEAH          FL   33010          5            06/19/97         00
    0410454185                           05           08/01/97          0
    410454185                            O            07/01/27
    0
1




    1613039          E22/G02             F           65,250.00         ZZ
                                         360         65,216.17          4
    1124 EAST 64TH STREET              9.250            536.80         75
                                       9.000            536.80       87,000.00
    TULSA            OK   74135          1            07/30/97         00
    0410428866                           05           09/01/97          0
    410428866                            N            08/01/27
    0


    1613050          575/G02             F          310,500.00         ZZ
                                         360        310,311.89          4
    109 EAST 2ND STREET                8.500          2,387.48         90
                                       8.250          2,387.48      345,000.00
    FREDERICK        MD   21701          1            07/31/97         11
    0430333039                           05           09/01/97         25
    972342921                            O            08/01/27
    0


    1613432          405/405             F           76,000.00         ZZ
                                         360         75,955.12          4
    1300-1306 HOUSTON STREET           8.625            591.13         85
                                       8.375            591.13       89,500.00
    CONROE           TX   77301          1            07/16/97         10
    008261430                            05           09/01/97         12
    008261430                            N            08/01/27
    0


    1614018          E22/G02             F          107,900.00         ZZ
                                         360        107,839.51          2
    417 NORTH 6TH AVENUE               8.875            858.50         80
                                       8.625            858.50      135,000.00
    BOZEMAN          MT   59715          1            07/25/97         23
    0410459275                           05           09/01/97          0
    410459275                            N            08/01/27
    0


    1614020          E22/G02             F          256,400.00         ZZ
                                         360        256,248.63          1
    2927 1ST AVENUE NORTH              8.625          1,994.25         80
                                       8.375          1,994.25      320,500.00
    SEATTLE          WA   98109          1            07/30/97         00
    0410493472                           05           09/01/97          0
    410493472                            O            08/01/27
    0


    1614023          E22/G02             F           55,000.00         ZZ
                                         360         54,962.15          1
1


    5423 OXFORD DRIVE                  7.875            398.79         74
                                       7.625            398.79       75,000.00
    LAKEPORT         CA   95453          1            07/25/97         00
    0410483432                           09           09/01/97          0
    410483432                            O            08/01/27
    0


    1614028          E22/G02             F           71,000.00         ZZ
                                         360         70,959.15          1
    532 EAST HILLSDALE STREET          8.750            558.56         75
                                       8.500            558.56       94,760.00
    INGLEWOOD        CA   90302          1            07/24/97         00
    0410475719                           05           09/01/97          0
    410475719                            N            08/01/27
    0


    1614029          E22/G02             F          180,000.00         ZZ
                                         360        179,888.12          1
    14781 MOUNT JUDAH DRIVE            8.375          1,368.13         76
                                       8.125          1,368.13      238,000.00
    TRUCKEE          CA   96161          1            07/28/97         00
    0410468375                           05           09/01/97          0
    410468375                            O            08/01/27
    0


    1614031          E22/G02             F          167,200.00         ZZ
                                         360        167,093.38          1
    9133 TRUMAN STREET                 8.250          1,256.12         80
                                       8.000          1,256.12      209,000.00
    SAN DIEGO        CA   92129          2            07/23/97         00
    0410482020                           05           09/01/97          0
    410482020                            O            08/01/27
    0


    1614036          E22/G02             F          465,750.00         ZZ
                                         360        465,445.34          1
    4137 AMERICAN RIVER DRIVE          8.125          3,458.18         90
                                       7.875          3,458.18      517,500.00
    SACRAMENTO       CA   95864          1            07/28/97         04
    0430328906                           05           09/01/97         25
    410466932                            O            08/01/27
    0


    1614039          E22/G02             F          157,500.00         ZZ
                                         360        157,399.57          1
    2357 ROCKINGHAM CIRCLE             8.250          1,183.24         75
                                       8.000          1,183.24      210,000.00
    LODI             CA   95242          2            07/25/97         00
    0410470181                           05           09/01/97          0
1


    410470181                            N            08/01/27
    0


    1614055          964/G02             F          294,750.00         ZZ
                                         360        294,580.42          1
    6157 WOOSTER AVENUE                8.750          2,318.80         75
                                       8.500          2,318.80      393,000.00
    LOS ANGELES      CA   90056          5            07/18/97         00
    0430326918                           05           09/01/97          0
    26492                                O            08/01/27
    0


    1614074          562/562             F          145,800.00         ZZ
                                         360        145,800.00          4
    74 ST. ANDREWS PLACE               8.750          1,147.01         90
                                       8.500          1,147.01      162,000.00
    YONKERS          NY   10705          1            08/04/97         04
    542589                               05           10/01/97         25
    542589                               O            09/01/27
    0


    1614110          286/286             F          146,600.00         ZZ
                                         360        146,521.98          1
    3273 E TABLE MOUNTAIN RD           9.125          1,192.79         80
                                       8.875          1,192.79      183,250.00
    TUCSON           AZ   85718          1            07/22/97         00
    8430887                              03           09/01/97          0
    8430887                              O            08/01/27
    0


    1614112          E26/G02             F           31,500.00         ZZ
                                         360         31,480.41          1
    1135 OAK STREET                    8.375            239.43         90
                                       8.125            239.43       35,000.00
    ALLENTOWN        PA   18102          1            07/25/97         01
    0430330787                           07           09/01/97         25
    60700581                             N            08/01/27
    0


    1614116          757/757             F          223,200.00         ZZ
                                         360        223,053.99          1
    2678 CLOISTER COURT                8.125          1,657.26         80
                                       7.875          1,657.26      279,000.00
    MARIETTA         GA   30062          1            08/01/97         00
    3145158                              05           09/01/97          0
    3145158                              O            08/01/27
    0


1


    1614139          405/405             F           27,000.00         ZZ
                                         360         26,983.22          1
    3242 ASHFORD ST #O                 8.375            205.22         90
                                       8.125            205.22       30,000.00
    SAN DIEGO        CA   92111          1            07/17/97         10
    008252058                            01           09/01/97         25
    008252058                            N            08/01/27
    0


    1614152          696/G02             F          159,800.00         T
                                         360        159,708.06          1
    1405 ARGALL PLACE                  8.750          1,257.15         70
                                       8.500          1,257.15      228,340.00
    ALEXANDRIA       VA   22314          1            07/18/97         00
    0430331405                           09           09/01/97          0
    3015436                              O            08/01/27
    0


    1614162          757/757             F           29,700.00         ZZ
                                         360         29,682.90          1
    1726 GARY STREET                   8.750            233.66         90
                                       8.500            233.66       33,000.00
    COLUMBIA         SC   29203          1            08/01/97         10
    3145133                              05           09/01/97         25
    3145133                              N            08/01/27
    0


    1614164          926/926             F           62,400.00         ZZ
                                         360         62,362.19          1
    UNIT 235 50 YACHT COVE DRIVE       8.500            479.81         80
                                       8.250            479.81       78,000.00
    HILTON HEAD ISL  SC   29928          1            07/22/97         00
    163009461                            01           09/01/97          0
    163009461                            O            08/01/27
    0


    1614167          766/G02             F           66,600.00         ZZ
                                         360         66,560.68          1
    4539 SW 6 AVENUE                   8.625            518.01         80
                                       8.375            518.01       83,300.00
    CAPE CORAL       FL   33914          1            07/30/97         00
    0430331256                           05           09/01/97          0
    97DA0308                             O            08/01/27
    0


    1614168          757/757             F           85,400.00         ZZ
                                         360         85,353.35          1
    526 ORANGE STREET                  9.000            687.15         70
                                       8.750            687.15      122,000.00
1


    MACON            GA   31201          5            07/31/97         00
    3145075                              05           09/01/97          0
    3145075                              N            08/01/27
    0


    1614169          757/757             F           75,150.00         ZZ
                                         360         75,150.00          1
    1211 JENNY LYN DRIVE               8.375            571.20         90
                                       8.125            571.20       83,500.00
    NORCROSS         GA   30093          1            08/05/97         01
    3145034                              05           10/01/97         25
    3145034                              N            09/01/27
    0


    1614175          480/G02             F           99,450.00         ZZ
                                         360         99,399.78          1
    394 HICKORY DRIVE                  9.375            827.17         90
                                       9.125            827.17      110,500.00
    CRYSTAL LAKE     IL   60014          1            07/30/97         12
    0430331793                           05           09/01/97         25
    2154433                              N            08/01/27
    0


    1614178          480/G02             F           90,000.00         ZZ
                                         360         89,948.22          1
    11389 102ND AVE N                  8.750            708.03         72
                                       8.500            708.03      125,000.00
    LARGO            FL   33778          1            07/22/97         00
    0430332197                           05           09/01/97          0
    2174779                              O            08/01/27
    0


    1614179          369/G02             F           90,000.00         ZZ
                                         360         89,903.85          1
    3408 WHITFORD COURT                9.125            732.27         90
                                       8.875            732.27      100,000.00
    RALEIGH          NC   27606          1            07/08/97         01
    0430331058                           05           08/01/97         25
    60279965                             O            07/01/27
    0


    1614181          369/G02             F           45,700.00         T
                                         360         40,675.03          1
    406 ROLLINS DRIVE                  9.000            367.72         55
                                       8.750            367.72       83,115.00
    DAVENPORT        FL   33837          1            07/18/97         00
    0430330969                           03           09/01/97          0
    60922382                             O            08/01/27
    0
1




    1614182          369/G02             F           68,400.00         ZZ
                                         360         68,362.63          1
    3432 FORTIS LANE                   9.000            550.37         80
                                       8.750            550.37       85,500.00
    MATTHEWS         NC   28105          1            07/25/97         00
    0430330928                           05           09/01/97          0
    60488384                             N            08/01/27
    0


    1614183          B75/G02             F           40,000.00         ZZ
                                         360         39,978.15          1
    1347 PACECO COURT, UNIT 8          9.000            321.85         80
                                       8.750            321.85       50,000.00
    SANTA FE         NM   87501          1            07/15/97         00
    0430343269                           01           09/01/97          0
    UNKNOWN                              N            08/01/27
    0


    1614194          575/G02             F           33,000.00         ZZ
                                         360         32,981.50          2
    571 EAST AVENUE                    8.875            262.56         75
                                       8.625            262.56       44,000.00
    MEDINA           NY   14103          1            07/31/97         00
    0430328401                           05           09/01/97          0
    972349629                            N            08/01/27
    0


    1614459          131/G02             F           71,000.00         ZZ
                                         360         70,959.15          1
    501 E SPRINGFIELD ROAD             8.750            558.56         60
                                       8.250            558.56      120,000.00
    SPRINGFIELD      PA   19064          5            07/01/97         00
    0430332692                           05           09/01/97          0
    9818418                              N            08/01/27
    0


    1614462          180/G02             F           54,000.00         ZZ
                                         360         53,968.93          1
    1646 SOUTH 6TH PLACE               8.750            424.82         90
                                       8.500            424.82       60,000.00
    BROKEN ARROW     OK   74012          1            07/15/97         04
    0430332635                           05           09/01/97         25
    4691416                              N            08/01/27
    0


    1614464          286/286             F           74,700.00         ZZ
                                         360         74,624.25          1
1


    8484 STATE ROUTE 123               9.375            621.32         90
                                       9.125            621.32       83,000.00
    BLANCHESTER      OH   45107          1            06/19/97         10
    8662447                              05           08/01/97         25
    8662447                              N            07/01/27
    0


    1614465          882/G02             F           97,500.00         ZZ
                                         360         97,440.93          1
    2250 NW 192 TERRACE                8.500            749.69         75
                                       8.250            749.69      130,000.00
    MIAMI            FL   33056          5            07/25/97         00
    0430342204                           05           09/01/97          0
    UNKNOWN                              O            08/01/27
    0


    1614468          455/G02             F          101,600.00         ZZ
                                         360        101,535.21          1
    1740 WHISPERING CIRCLE             8.250            763.29         80
                                       8.000            763.29      127,000.00
    CUMMING          GA   30040          1            07/31/97         00
    0430331801                           05           09/01/97          0
    56253                                O            08/01/27
    0


    1614469          J83/G02             F           83,900.00         ZZ
                                         360         83,846.49          1
    6408 JEAN LEE DRIVE                8.250            630.32         80
                                       8.000            630.32      104,900.00
    LAS VEGAS        NV   89108          1            07/09/97         00
    0430343319                           03           09/01/97          0
    247185                               N            08/01/27
    0


    1614471          766/G02             F          115,350.00         ZZ
                                         360        115,285.33          1
    13829 SW 157 TERRACE               8.875            917.78         95
                                       8.625            917.78      121,437.00
    MIAMI            FL   33177          1            07/31/97         01
    0430343293                           05           09/01/97         30
    97FL0037                             O            08/01/27
    0


    1614472          B75/G02             F          236,000.00         ZZ
                                         360        235,857.03          1
    3544 ADMIRALS WAY                  8.500          1,814.64         80
                                       8.250          1,814.64      295,000.00
    DELRAY BEACH     FL   33483          1            07/25/97         00
    0430332833                           03           09/01/97          0
1


    2897940                              O            08/01/27
    0


    1614474          737/G02             F          106,800.00         ZZ
                                         360        106,728.34          1
    700 OXFORD CREST CT                8.000            783.66         80
                                       7.750            783.66      133,500.00
    LAWRENCEVILLE    GA   30243          1            07/31/97         00
    0430338699                           05           09/01/97          0
    950570                               O            08/01/27
    0


    1614477          369/G02             F           66,150.00         ZZ
                                         360         66,088.84          2
    3701-03 SCHILLER AVENUE            9.125            538.22         90
                                       8.875            538.22       74,000.00
    CLEVELAND        OH   44109          1            07/03/97         01
    0430331686                           05           09/01/97         25
    60269040                             N            08/01/27
    0


    1614478          369/G02             F           67,900.00         ZZ
                                         360         67,862.91          1
    9641 W CHATFIELD AVE               9.000            546.34         80
    #B                                 8.750            546.34       84,900.00
    LITTLETON        CO   80123          1            07/25/97         00
    0430337279                           01           09/01/97          0
    60805405                             N            08/01/27
    0


    1614483          737/G02             F          104,600.00         ZZ
                                         360        104,538.24          1
    4758 E ANGELA DRIVE                8.625            813.57         84
                                       8.375            813.57      126,000.00
    PHOENIX          AZ   85032          2            07/31/97         10
    0430331074                           03           09/01/97         20
    513254                               N            08/01/27
    0


    1614484          737/G02             F           74,800.00         ZZ
                                         360         74,752.30          1
    4901 E KELTON LANE                 8.250            561.95         85
    #1207                              8.000            561.95       88,000.00
    SCOTTSDALE       AZ   85254          5            07/24/97         01
    0430343467                           01           09/01/97         12
    513271                               O            08/01/27
    0


1


    1614485          737/G02             F          361,850.00         ZZ
                                         360        361,630.79          1
    22350 N 90TH STREET                8.500          2,782.31         75
                                       8.250          2,782.31      482,500.00
    SCOTTSDALE       AZ   85255          1            07/29/97         00
    0430336263                           03           09/01/97          0
    513277                               O            08/01/27
    0


    1614502          B23/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    12122 TUNSTALL                     7.875          1,044.10         80
                                       7.625          1,044.10      180,000.00
    GARDEN GROVE     CA   92845          1            08/14/97         00
    0430344945                           05           10/01/97          0
    88001999                             O            09/01/27
    0


    1614514          731/G02             F          508,000.00         ZZ
                                         360        508,000.00          1
    6321 CHELTON DRIVE                 8.250          3,816.43         80
                                       8.000          3,816.43      635,000.00
    OAKLAND          CA   94611          5            08/12/97         00
    0430346502                           05           10/01/97          0
    114454568                            O            09/01/27
    0


    1614515          E67/G02             F           84,500.00         ZZ
                                         360         84,500.00          1
    5584 NORTH HIGHWAY 97              7.875            612.68         77
                                       7.625            612.68      110,000.00
    TERREBONNE       OR   97760          2            08/01/97         00
    0430330621                           05           10/01/97          0
    6578                                 O            09/01/27
    0


    1614516          975/G02             F           85,200.00         ZZ
                                         360         85,147.05          1
    14900 BROWNSTONE LANE              8.375            647.58         80
                                       8.125            647.58      106,500.00
    WESTMINSTER      CA   92683          1            07/24/97         00
    0430334003                           09           09/01/97          0
    971354                               N            08/01/27
    0


    1614517          975/G02             F           80,000.00         ZZ
                                         360         79,950.27          1
    5068 SHEARIN AVENUE                8.375            608.06         80
                                       8.125            608.06      100,000.00
1


    LOS ANGELES      CA   90041          1            07/28/97         00
    0430331611                           05           09/01/97          0
    971334                               N            08/01/27
    0


    1614525          664/G02             F           67,500.00         ZZ
                                         360         67,465.00          4
    6142 SOUTH RHODES                  9.250            555.31         90
                                       9.000            555.31       75,000.00
    CHICAGO          IL   60637          1            07/28/97         01
    0430329789                           05           09/01/97         25
    2333581                              N            08/01/27
    0


    1614526          862/G02             F          107,000.00         ZZ
                                         360        106,935.18          1
    1971 BERNARDO AVENUE               8.500            822.74         48
                                       8.250            822.74      225,000.00
    ESCONDIDO        CA   92025          5            07/23/97         00
    0430337790                           05           09/01/97          0
    4496279                              O            08/01/27
    0


    1614527          F16/G02             F           80,900.00         ZZ
                                         360         80,850.98          1
    6622 AVENIDA VALENCIA              8.500            622.06         90
                                       8.250            622.06       89,900.00
    RIVERSIDE        CA   92509          1            07/22/97         11
    0430330472                           05           09/01/97         30
    97117705                             O            08/01/27
    0


    1614556          B74/G02             F          415,000.00         ZZ
                                         360        414,735.37          1
    34052 BEDFORD LANE                 8.250          3,117.76         77
                                       8.000          3,117.76      544,000.00
    DANA POINT       CA   92629          2            07/23/97         00
    0430336362                           03           09/01/97          0
    971703                               O            08/01/27
    0


    1614658          A53/G02             F           42,000.00         ZZ
                                         360         41,948.92          2
    4715 S UNION                       8.500            322.95         58
                                       8.250            322.95       73,000.00
    CHICAGO          IL   60609          5            06/24/97         00
    0430330464                           05           08/01/97          0
    290029531                            O            07/01/27
    0
1




    1614700          E73/G02             F           81,600.00         ZZ
                                         240         81,469.85          1
    1642 PRINCESS ANNE DRIVE           8.500            708.15         80
                                       8.250            708.15      102,000.00
    LANCASTER        PA   17601          5            07/23/97         00
    0430337378                           05           09/01/97          0
    6000007994                           O            08/01/17
    0


    1614707          405/405             F          121,600.00         ZZ
                                         360        121,530.04          1
    16698 122ND DRIVE                  8.750            956.63         80
                                       8.500            956.63      152,000.00
    JUPITER          FL   33478          1            07/25/97         00
    8254153                              05           09/01/97          0
    8254153                              O            08/01/27
    0


    1614708          575/G02             F          116,000.00         ZZ
                                         360        115,926.03          1
    8818 WHEATLAND DRIVE               8.250            871.47         80
                                       8.000            871.47      145,000.00
    HOUSTON          TX   77064          1            08/01/97         00
    0430331835                           03           09/01/97          0
    972367662                            O            08/01/27
    0


    1614709          575/G02             F           78,750.00         ZZ
                                         360         78,708.09          1
    119 TARLETON BIVOUAC               9.125            640.74         90
                                       8.875            640.74       87,500.00
    WILLIAMSBURG     VA   23185          1            07/28/97         12
    0430331843                           05           09/01/97         30
    972360998                            N            08/01/27
    0


    1614714          H05/H05             F          112,500.00         ZZ
                                         360        112,500.00          1
    5739 EUCALPTUS                     8.250            845.17         74
                                       8.000            845.17      153,000.00
    SAINT LEONARD    MD   20685          5            07/29/97         00
    7070186                              05           10/01/97          0
    7070186                              O            09/01/27
    0


    1614715          405/405             F           30,600.00         ZZ
                                         360         30,583.71          1
1


    4642 EASTWOOD LANE                 9.125            248.98         90
                                       8.875            248.98       34,000.00
    HOLIDAY          FL   34690          1            07/25/97         01
    8254708                              05           09/01/97         25
    8254708                              N            08/01/27
    0


    1614718          405/405             F          108,000.00         ZZ
                                         360        107,934.57          1
    953 FORREST STREET                 8.500            830.43         90
                                       8.250            830.43      120,000.00
    ROSWELL          GA   30075          1            07/14/97         12
    4243549                              05           09/01/97         25
    4243549                              N            08/01/27
    0


    1614723          H93/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    4657 INGRAM COURT                  9.000            965.55         67
                                       8.750            965.55      181,000.00
    BOULDER          CO   80303          1            08/15/97         00
    0430347252                           05           10/01/97          0
    9731541                              O            09/01/27
    0


    1614725          561/561             F          121,600.00         ZZ
                                         360        121,531.82          1
    74 STRATFORD DRIVE                 8.875            967.51         95
                                       8.625            967.51      128,000.00
    SEVERNA PARK     MD   21146          2            07/25/97         14
    9086760                              05           09/01/97         30
    9086760                              O            08/01/27
    0


    1614729          136/G02             F          144,000.00         ZZ
                                         360        143,923.36          3
    6029 MONROE PLACE                  9.125          1,171.64         80
                                       8.875          1,171.64      181,000.00
    WEST NEW YORK    NJ   07093          5            06/27/97         00
    0430329409                           05           09/01/97          0
    4501090                              O            08/01/27
    0


    1614737          E26/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    2113 EISENHOWER ROAD               8.750            247.82         90
                                       8.500            247.82       35,000.00
    TOMS RIVER       NJ   08753          1            08/01/97         04
    0430332890                           05           10/01/97         25
1


    62700237                             N            09/01/27
    0


    1614743          828/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
    3210 ASHFIELD DRIVE                8.125            694.98         80
                                       7.875            694.98      117,000.00
    HOUSTON          TX   77082          1            08/19/97         00
    0430349779                           05           10/01/97          0
    78290020                             O            09/01/27
    0


    1614761          964/G02             F          120,000.00         ZZ
                                         360        119,927.30          1
    1197 PURDUE STREET                 8.500            922.70         65
                                       8.250            922.70      185,000.00
    SAN LEANDRO      CA   94579          2            07/25/97         00
    0430328153                           05           09/01/97          0
    26413                                N            08/01/27
    0


    1614776          964/G02             F          264,000.00         ZZ
                                         360        263,822.86          1
    115 EAST AVENIDA JUNIPERO          8.000          1,937.14         80
                                       7.750          1,937.14      330,000.00
    SAN CLEMENTE     CA   92672          5            07/18/97         00
    0430331181                           05           09/01/97          0
    26523                                O            08/01/27
    0


    1614784          638/G02             F           52,650.00         ZZ
                                         360         52,650.00          1
    4741 LORING STREET                 9.000            423.63         90
                                       8.750            423.63       58,500.00
    PHILADELPHIA     PA   19136          1            08/18/97         04
    0430346767                           07           10/01/97         25
    8660230                              N            09/01/27
    0


    1614792          904/G02             F           51,000.00         T
                                         360         51,000.00          1
    680 EAST 800 NORTH                 8.625            396.68         60
                                       8.375            396.68       85,000.00
    LOGAN            UT   84321          1            08/19/97         00
    0430341917                           05           10/01/97          0
    215784                               O            09/01/27
    0


1


    1614811          638/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    5758 OAKCREST DRIVE                9.125            439.36         90
                                       8.875            439.36       60,000.00
    ST LEONARD       MD   20685          1            08/19/97         04
    0430345900                           05           10/01/97         25
    8654380                              N            09/01/27
    0


    1614817          688/G02             F          102,800.00         ZZ
                                         360        102,727.45          1
    2036 PUEBLO NUEVO CIRCLE           7.750            736.47         80
                                       7.500            736.47      128,500.00
    EL PASO          TX   79936          1            07/28/97         00
    0430335075                           05           09/01/97          0
    0049034                              O            08/01/27
    0


    1614825          B37/G02             F           55,800.00         ZZ
                                         360         55,768.72          1
    3365 BUCKINGHAM LANE               8.875            443.97         90
                                       8.625            443.97       62,000.00
    PLANO            TX   75074          1            08/05/97         11
    0430334946                           05           09/01/97         25
    216046                               N            08/01/27
    0


    1614829          286/286             F           83,700.00         ZZ
                                         360         83,612.88          4
    732-734 WASHINGTON ST SE           9.250            688.58         90
                                       9.000            688.58       93,000.00
    HAGERSTOWN       MD   21740          1            06/30/97         10
    0008386041                           05           08/01/97         25
    0008386041                           O            07/01/27
    0


    1614842          480/G02             F           33,390.00         ZZ
                                         360         33,372.69          1
    2934 EAST WYNNTON LANE             9.250            274.69         90
                                       9.000            274.69       37,100.00
    COLUMBUS         GA   31906          1            07/22/97         12
    0430335349                           05           09/01/97         25
    1719988                              N            08/01/27
    0


    1614847          480/G02             F           74,250.00         ZZ
                                         360         74,207.28          1
    110 HICKORY DRIVE                  8.750            584.13         90
                                       8.500            584.13       82,500.00
1


    PEACHTREE CITY   GA   30269          1            07/25/97         14
    0430333229                           05           09/01/97         25
    2004232                              N            08/01/27
    0


    1614851          B75/G02             F           74,700.00         ZZ
                                         360         74,655.90          1
    545 N W 170TH STREET               8.625            581.01         90
                                       8.375            581.01       83,000.00
    OKLAHOMA CITY    OK   73003          1            07/15/97         14
    0430348003                           05           09/01/97         25
    2941326                              N            08/01/27
    0


    1614859          766/G02             F          245,600.00         ZZ
                                         360        245,455.00          1
    4045 MILNERS CRESCENT              8.625          1,910.25         80
                                       8.375          1,910.25      307,000.00
    BIRMINGHAM       AL   35242          1            07/29/97         00
    0430337089                           03           09/01/97          0
    97OR0046                             O            08/01/27
    0


    1614861          480/G02             F           99,180.00         ZZ
                                         360         99,125.83          3
    4235 A B & C DEBBY STREET          9.000            798.02         95
                                       8.750            798.02      104,400.00
    COLUMBUS         GA   31907          1            07/22/97         12
    0430335257                           05           09/01/97         30
    1993005                              O            08/01/27
    0


    1614863          480/G02             F           92,000.00         ZZ
                                         360         91,944.27          1
    120 MIMS DRIVE                     8.500            707.40         80
                                       8.250            707.40      115,000.00
    CALHOUN          GA   30701          1            07/25/97         00
    0430332965                           05           09/01/97          0
    2138329                              O            08/01/27
    0


    1614866          498/G02             F           44,100.00         ZZ
                                         360         44,075.28          1
    104 GLEN ACRES COURT               8.875            350.88         90
                                       8.625            350.88       49,000.00
    DECATUR          GA   30035          1            07/25/97         01
    0430336305                           01           09/01/97         25
    1486891                              N            08/01/27
    0
1




    1614867          498/G02             F          114,070.00         ZZ
                                         360        114,009.29          1
    1221 STURDIVANT DRIVE              9.125            928.12         90
                                       8.875            928.12      126,745.00
    CARY             NC   27511          1            07/09/97         04
    0430343798                           05           09/01/97         25
    1485813                              N            08/01/27
    0


    1614868          757/757             F           66,150.00         ZZ
                                         360         66,150.00          1
    3811 BURT DRIVE                    8.500            508.64         90
                                       8.250            508.64       73,500.00
    RALEIGH          NC   27606          1            08/05/97         10
    3145141                              05           10/01/97         25
    3145141                              N            09/01/27
    0


    1614871          498/G02             F           99,180.00         ZZ
                                         360         99,131.22          1
    13 BASSETT HALL PLACE              9.500            833.96         90
                                       9.250            833.96      110,200.00
    ATLANTA          GA   30318          1            07/21/97         11
    0430343749                           01           09/01/97         25
    1487115                              N            08/01/27
    0


    1614967          776/G02             F          165,000.00         ZZ
                                         360        164,892.07          1
    67 SECOND STREET                   8.125          1,225.12         75
                                       7.875          1,225.12      220,000.00
    SPRECKELS        CA   93962          5            07/15/97         00
    0430333005                           05           09/01/97          0
    0213116                              O            08/01/27
    0


    1614977          225/225             F          140,000.00         ZZ
                                         360        139,921.51          1
    4979 MISSION STREET                8.875          1,113.91         73
                                       8.625          1,113.91      193,000.00
    SAN FRANCISCO    CA   94112          5            07/10/97         00
    8051231                              05           09/01/97          0
    8051231                              O            08/01/27
    0


    1614986          225/225             F          200,000.00         ZZ
                                         360        199,872.46          1
1


    8894 LITTLE CREEK DRIVE            8.250          1,502.54         58
                                       8.000          1,502.54      347,200.00
    ROSEVILLE        CA   95661          1            07/14/97         00
    805289300                            03           09/01/97          0
    805289300                            N            08/01/27
    0


    1614989          131/G02             F           35,550.00         ZZ
                                         360         35,530.59          1
    2513 FARNAM STREET                 9.000            286.04         90
                                       8.750            286.04       39,500.00
    DAVENPORT        IA   52803          1            07/21/97         10
    0430336677                           05           09/01/97         25
    5669765                              N            08/01/27
    0


    1614990          G32/G02             F           70,800.00         ZZ
                                         360         70,800.00          1
    1478 ELDER DRIVE                   8.500            544.40         80
                                       8.250            544.40       88,500.00
    AURORA           IL   60506          1            08/01/97         00
    0430332346                           09           10/01/97          0
    217204                               O            09/01/27
    0


    1614994          286/286             F           73,800.00         ZZ
                                         360         70,634.02          2
    2421 SHERBOURNE RD                 8.500            567.46         90
                                       8.250            567.46       82,000.00
    RICHMOND         VA   23237          1            07/03/97         10
    8646867                              05           08/01/97         25
    8646867                              N            07/01/27
    0


    1614997          105/G02             F           45,000.00         ZZ
                                         360         44,976.67          1
    105 MEADOWVIEW DRIVE               9.250            370.20         75
                                       9.000            370.20       60,000.00
    ANGLETON         TX   77515          1            07/25/97         00
    0430337428                           05           09/01/97          0
    930701                               O            08/01/27
    0


    1615002          377/377             F           76,000.00         ZZ
                                         360         75,956.27          1
    3973 CHELSEA COMMON                8.750            597.90         80
                                       8.500            597.90       95,000.00
    TUCKER           GA   30084          1            07/30/97         00
    3667177                              03           09/01/97          0
1


    3667177                              O            08/01/27
    0


    1615006          766/G02             F           56,500.00         ZZ
                                         360         56,470.71          1
    899 NE 214 LANE                    9.250            464.81         92
    #1                                 9.000            464.81       61,500.00
    MIAMI            FL   33179          1            08/01/97         11
    0430340588                           05           09/01/97         30
    97SG0363                             O            08/01/27
    0


    1615017          F73/G02             F           66,600.00         ZZ
                                         360         66,600.00          1
    10 N TAYLOR AVE #3N                8.625            518.01         90
                                       8.375            518.01       74,000.00
    ST LOUIS         MO   63108          1            08/15/97         01
    0430343350                           01           10/01/97         25
    9716697                              O            09/01/27
    0


    1615026          H47/G02             F          131,000.00         ZZ
                                         360        130,922.66          2
    7229 ALDEA DRIVE                   8.625          1,018.90         89
                                       8.375          1,018.90      148,500.00
    AUSTIN           TX   78745          1            07/31/97         04
    0430336743                           05           09/01/97         25
    215601                               N            08/01/27
    0


    1615030          286/286             F           46,800.00         ZZ
                                         360         46,775.09          1
    2315 LATHAM ST                     9.125            380.79         90
                                       8.875            380.79       52,000.00
    ROCKFORD         IL   61103          1            07/15/97         04
    8643238                              05           09/01/97         25
    8643238                              N            08/01/27
    0


    1615037          286/286             F           50,400.00         ZZ
                                         360         50,375.85          1
    1822 PRICE ST                      9.625            428.40         90
                                       9.375            428.40       56,000.00
    ROCKFORD         IL   61103          1            07/25/97         21
    8643237                              05           09/01/97         25
    8643237                              N            08/01/27
    0


1


    1615041          E08/G02             F           28,100.00         ZZ
                                         360         28,100.00          1
    5845 WASHINGTON STREET             9.000            226.10         90
    UNIT 71                            8.750            226.10       31,250.00
    HOLLYWOOD        FL   33023          1            08/25/97         10
    0430349423                           01           10/01/97         25
    UNKNOWN                              N            09/01/27
    0


    1615050          286/286             F           30,000.00         ZZ
                                         360         29,969.58          1
    5336 MACARTHUR DR                  9.375            249.53         69
                                       9.125            249.53       44,000.00
    NEW PORT RICHEY  FL   34652          5            06/26/97         00
    8645627                              05           08/01/97          0
    8645627                              O            07/01/27
    0


    1615056          313/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
    12 FIELDFARE WAY                   8.500            608.98         90
                                       8.250            608.98       88,000.00
    CHARLESTON       SC   29414          1            08/15/97         04
    0430346551                           05           10/01/97         25
    6317762                              N            09/01/27
    0


    1615058          286/286             F           82,400.00         ZZ
                                         360         82,314.23          1
    4317 BARRETT AVENUE                9.250            677.89         90
                                       9.000            677.89       91,625.00
    PLANT CITY       FL   33567          1            06/30/97         10
    8645656                              03           08/01/97         25
    8645656                              N            07/01/27
    0


    1615061          286/286             F           41,400.00         ZZ
                                         360         41,358.01          1
    3618 BONVIEW AVENUE                9.375            344.35         90
                                       9.125            344.35       46,000.00
    BALTIMORE        MD   21213          1            07/01/97         10
    8639347                              05           08/01/97         25
    8639347                              N            07/01/27
    0


    1615068          560/560             F           80,500.00         ZZ
                                         360         80,451.23          2
    13049-13051 5TH STREET             8.500            618.98         70
                                       8.250            618.98      115,000.00
1


    CHINO            CA   91710          5            07/28/97         00
    450798913                            05           09/01/97          0
    450798913                            N            08/01/27
    0


    1615069          560/560             F           37,800.00         ZZ
                                         360         37,774.18          1
    212 S REBECCA STREET               8.500            290.65         90
                                       8.250            290.65       42,000.00
    SPOKANE          WA   99202          1            07/24/97         21
    450795935                            05           09/01/97         25
    450795935                            N            08/01/27
    0


    1615070          560/560             F          169,600.00         ZZ
                                         360        169,491.85          1
    35 MOUNTAIN SHADOWN WAY            8.250          1,274.15         80
                                       8.000          1,274.15      212,000.00
    BASALT           CO   81621          1            07/29/97         00
    450791934                            05           09/01/97          0
    450791934                            O            08/01/27
    0


    1615071          560/560             F           59,500.00         ZZ
                                         360         59,463.95          1
    1035 STOCKTON AVENUE               8.500            457.51         70
                                       8.250            457.51       85,000.00
    SO LAKE TAHOE    CA   95731          5            07/15/97         00
    450785688                            05           09/01/97          0
    450785688                            N            08/01/27
    0


    1615072          560/560             F           47,250.00         ZZ
                                         360         47,221.37          1
    1106 WILDROSE COURT UNIT #906      8.500            363.32         90
                                       8.250            363.32       52,500.00
    ANCHORAGE        AK   99518          1            07/25/97         21
    450788120                            01           09/01/97         25
    450788120                            N            08/01/27
    0


    1615073          561/561             F          102,000.00         ZZ
                                         360        101,945.72          3
    36 SOUTH 17TH STREET               9.125            829.91         76
                                       8.875            829.91      135,000.00
    EAST ORANGE      NJ   07018          2            07/18/97         00
    9055294                              05           09/01/97          0
    9055294                              N            08/01/27
    0
1




    1615075          G51/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
    4060 SOUTH ROSLYN STREET           8.875          1,217.34         90
                                       8.625          1,217.34      170,000.00
    DENVER           CO   80237          1            08/18/97         10
    0430347187                           05           10/01/97         25
    0                                    O            09/01/27
    0


    1615077          560/560             F           60,200.00         ZZ
                                         360         60,163.53          1
    21441 PRESTWICK                    8.500            462.89         53
                                       8.250            462.89      115,000.00
    HARPER WOODS     MI   48225          5            07/25/97         00
    450790423                            05           09/01/97          0
    450790423                            N            08/01/27
    0


    1615078          560/560             F          116,000.00         ZZ
                                         360        115,927.89          1
    19 MCCLEAN AVENUE                  8.375            881.69         80
                                       8.125            881.69      145,000.00
    STAMFORD         CT   06905          1            07/22/97         00
    450783790                            05           09/01/97          0
    450783790                            O            08/01/27
    0


    1615079          560/560             F          125,000.00         ZZ
                                         360        124,924.27          1
    1308 CHATHAM ROAD                  8.500            961.15         66
                                       8.250            961.15      192,000.00
    WAYNESBORO       VA   22980          2            07/25/97         00
    450795018                            05           09/01/97          0
    450795018                            O            08/01/27
    0


    1615081          560/560             F           82,400.00         ZZ
                                         360         82,341.84          2
    217 LOCKART LANE                   7.750            590.33         80
                                       7.500            590.33      103,000.00
    PHILADELPHIA     PA   19116          1            07/28/97         00
    450790274                            05           09/01/97          0
    450790274                            O            08/01/27
    0


    1615082          560/560             F           50,850.00         ZZ
                                         360         50,818.39          1
1


    1211 BERRY STREET                  8.375            386.50         90
                                       8.125            386.50       56,500.00
    OLD HICKORY      TN   37138          1            07/18/97         04
    450781885                            05           09/01/97         25
    450781885                            N            08/01/27
    0


    1615083          560/560             F           90,000.00         ZZ
                                         360         89,945.47          1
    279 WAVERLY AVENUE                 8.500            692.03         90
                                       8.250            692.03      100,000.00
    WADSWORTH        OH   44281          1            07/16/97         21
    450785266                            05           09/01/97         25
    450785266                            N            08/01/27
    0


    1615084          560/560             F           25,000.00         ZZ
                                         360         24,977.08          1
    11400 NASHVILLE                    8.500            192.23         21
                                       8.250            192.23      121,000.00
    WORTH            IL   60482          5            07/24/97         00
    450785662                            05           09/01/97          0
    450785662                            N            08/01/27
    0


    1615086          560/560             F           80,000.00         ZZ
                                         360         79,951.53          3
    427 1/2-429 HIGH STREET            8.500            615.14         50
                                       8.250            615.14      160,000.00
    BRISTOL          RI   02809          2            07/30/97         00
    450794037                            05           09/01/97          0
    450794037                            N            08/01/27
    0


    1615091          560/560             F          125,000.00         ZZ
                                         360        124,916.12          1
    17901 SW 33RD STREET               8.000            917.21         72
                                       7.750            917.21      174,400.00
    MIRAMAR          FL   33029          1            07/15/97         00
    450777487                            03           09/01/97          0
    450777487                            O            08/01/27
    0


    1615096          560/560             F          136,000.00         ZZ
                                         360        135,917.60          1
    74959 WINTER DRIVE                 8.500          1,045.73         85
                                       8.250          1,045.73      160,000.00
    RAINIER          OR   97048          5            07/11/97         04
    450782461                            05           09/01/97         12
1


    450782461                            O            08/01/27
    0


    1615097          560/560             F           65,600.00         ZZ
                                         360         65,555.98          1
    1811 SW  CHANDLER COURT            8.000            481.35         80
                                       7.750            481.35       82,000.00
    DECATUR          AL   35603          1            07/15/97         00
    450778618                            05           09/01/97          0
    450778618                            N            08/01/27
    0


    1615101          560/560             F           71,900.00         ZZ
                                         360         71,856.44          1
    200 COVE WAY UNIT NO 804           8.500            552.85         90
                                       8.250            552.85       79,900.00
    QUINCY           MA   02169          1            07/30/97         04
    450794565                            08           09/01/97         25
    450794565                            N            08/01/27
    0


    1615103          560/560             F          191,250.00         ZZ
                                         360        191,137.08          2
    400 ADAMS STREET                   8.625          1,487.53         85
                                       8.375          1,487.53      225,000.00
    MILTON           MA   02186          1            07/17/97         04
    450798012                            05           09/01/97         20
    450798012                            N            08/01/27
    0


    1615104          560/560             F           66,000.00         ZZ
                                         360         65,960.01          1
    51 BRADLEY STREET                  8.500            507.49         58
                                       8.250            507.49      115,000.00
    MARSHFIELD       MA   02050          5            07/25/97         00
    450794250                            05           09/01/97          0
    450794250                            O            08/01/27
    0


    1615105          209/G02             F          294,700.00         ZZ
                                         360        294,502.26          1
    19105 ARTESIAN CT                  8.000          2,162.41         82
                                       7.750          2,162.41      360,000.00
    DERWOOD          MD   20855          5            07/24/97         11
    0430345629                           05           09/01/97         12
    976252993                            O            08/01/27
    0


1


    1615107          209/G02             F           63,700.00         ZZ
                                         360         63,663.35          1
    15334 SOUTH DORCHESTER AVENUE      8.750            501.13         85
                                       8.500            501.13       75,000.00
    DOLTON           IL   60419          5            07/25/97         11
    0430332106                           05           09/01/97         12
    975961362                            O            08/01/27
    0


    1615110          G41/G02             F          175,700.00         ZZ
                                         360        175,575.99          1
    2501 HILLCREST ROAD                7.750          1,258.74         80
                                       7.500          1,258.74      220,000.00
    UPPER DARBY TOW  PA   19026          1            07/16/97         00
    0430333831                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1615115          G41/G02             F           60,000.00         ZZ
                                         360         59,961.73          3
    7538 VERREE ROAD                   8.250            450.77         50
                                       8.000            450.77      120,000.00
    PHILADELPHIA     PA   19111          5            07/18/97         00
    0430344697                           05           09/01/97          0
    NG                                   N            08/01/27
    0


    1615136          286/286             F           58,900.00         ZZ
                                         360         58,866.11          1
    3421 BIRCHLAWN AVE                 8.750            463.37         90
                                       8.500            463.37       65,450.00
    ROANOKE          VA   24012          1            07/31/97         10
    8583194                              05           09/01/97         25
    8583194                              O            08/01/27
    0


    1615140          201/G02             F          110,000.00         ZZ
                                         360        109,931.63          1
    1850 VALLEY DRIVE                  8.375            836.08         80
                                       8.125            836.08      137,500.00
    CANYON LAKE      TX   78133          1            07/17/97         00
    0430333138                           05           09/01/97          0
    4209005885                           O            08/01/27
    0


    1615142          201/G02             F          101,600.00         ZZ
                                         360        101,540.01          1
    9617 CRESTRIDGE DRIVE              8.625            790.24         80
                                       8.375            790.24      127,000.00
1


    DALLAS           TX   75238          1            07/25/97         00
    0430333070                           05           09/01/97          0
    8809010823                           O            08/01/27
    0


    1615143          225/225             F          280,000.00         ZZ
                                         360        279,812.12          1
    640 LARCHMONT ISLE                 8.000          2,054.55         80
                                       7.750          2,054.55      350,000.00
    ALAMEDA          CA   94501          1            07/07/97         00
    805392600                            03           09/01/97          0
    805392600                            O            08/01/27
    0


    1615161          676/676             F          519,000.00         ZZ
                                         360        518,633.69          1
    1040 HOA STREET                    7.750          3,718.18         80
                                       7.500          3,718.18      649,000.00
    HONOLULU         HI   96825          1            07/03/97         00
    780100291922                         03           09/01/97          0
    780100291922                         O            08/01/27
    0


    1615303          286/286             F           63,000.00         ZZ
                                         360         62,963.75          1
    193 LACONIA AVE                    8.750            495.63         90
                                       8.500            495.63       70,000.00
    ROANOKE          VA   24012          1            07/31/97         04
    8583195                              05           09/01/97         25
    8583195                              N            08/01/27
    0


    1615304          377/377             F           35,000.00         ZZ
                                         360         34,977.10          2
    118 WEST 36TH STREET               8.125            259.88         69
                                       7.875            259.88       51,000.00
    SAVANNAH         GA   31401          5            07/30/97         00
    3666468                              05           09/01/97          0
    3666468                              N            08/01/27
    0


    1615306          E29/G02             F           78,750.00         ZZ
                                         360         78,702.29          1
    2335 JULIAN STREET                 8.500            605.52         90
                                       8.250            605.52       87,500.00
    DENVER           CO   80211          1            07/31/97         04
    0430348177                           05           09/01/97         25
    19701211                             N            08/01/27
    0
1




    1615311          J40/G02             F          175,250.00         ZZ
                                         360        175,129.40          1
    74 PUMPKINVINE TRAIL               7.875          1,270.68         61
                                       7.625          1,270.68      290,000.00
    CARTERSVILLE     GA   30120          1            07/31/97         00
    0430344226                           05           09/01/97          0
    10219                                O            08/01/27
    0


    1615321          F34/G02             F           73,000.00         T
                                         360         73,000.00          1
    5313 COLLINS AVENUE                9.250            600.56         65
    #903                               9.000            600.56      113,000.00
    MIAMI            FL   33140          1            08/07/97         00
    0430337618                           06           10/01/97          0
    9700630                              O            09/01/27
    0


    1615335          286/286             F          192,600.00         ZZ
                                         360        192,492.03          1
    13333 JOHNSON BEACH ROAD #502      8.875          1,532.41         90
                                       8.625          1,532.41      214,000.00
    PENSACOLA        FL   32507          1            07/11/97         10
    8645671                              08           09/01/97         25
    8645671                              O            08/01/27
    0


    1615338          G52/G02             F          130,950.00         ZZ
                                         360        130,950.00          1
    9108 EAST CAPTAIN DREYFUS AVE      8.875          1,041.90         90
                                       8.625          1,041.90      145,500.00
    SCOTTSDALE       AZ   85260          1            08/05/97         01
    0430333336                           03           10/01/97         25
    217059                               N            09/01/27
    0


    1615342          286/286             F          103,500.00         ZZ
                                         360        103,444.91          1
    4760 WILD PINE WAY                 9.125            842.12         90
                                       8.875            842.12      115,000.00
    SEVIERVILLE      TN   37862          1            07/25/97         12
    8644349                              05           09/01/97         25
    8644349                              N            08/01/27
    0


    1615343          180/G02             F           49,950.00         ZZ
                                         360         49,921.26          1
1


    10050 GREEN VALLEY LANE            8.750            392.96         90
                                       8.500            392.96       55,500.00
    HOUSTON          TX   77064          1            07/24/97         04
    0430333575                           03           09/01/97         25
    4691044                              N            08/01/27
    0


    1615345          286/286             F          105,700.00         ZZ
                                         360        105,630.86          1
    150 W AUSTIN AVE                   8.125            784.82         63
                                       7.875            784.82      170,000.00
    LIBERTYVILLE     IL   60048          2            07/17/97         00
    8642735                              05           09/01/97          0
    8642735                              N            08/01/27
    0


    1615346          664/G02             F          104,000.00         ZZ
                                         360        103,933.68          1
    22906 57TH AVE W                   8.250            781.32         80
                                       8.000            781.32      130,000.00
    MOUNTLAKE TERRA  WA   98043          5            07/24/97         00
    0430331348                           05           09/01/97          0
    2321206                              O            08/01/27
    0


    1615347          286/286             F           84,000.00         ZZ
                                         360         83,950.40          1
    9 EAST SHORE ROAD                  8.625            653.35         80
                                       8.375            653.35      105,000.00
    JEFFERSON TWP    NJ   07849          1            07/24/97         00
    8639505                              05           09/01/97          0
    8639505                              N            08/01/27
    0


    1615351          286/286             F           53,900.00         ZZ
                                         360         53,869.78          1
    1019 OLD ORCHARD AVE               8.875            428.86         90
                                       8.625            428.86       59,900.00
    DAYTON           OH   45405          1            07/30/97         10
    38662614                             05           09/01/97         25
    38662614                             N            08/01/27
    0


    1615364          E09/G02             F           89,550.00         ZZ
                                         360         89,550.00          1
    9092 SANDY SLATE WAY               8.375            680.64         73
                                       8.125            680.64      123,150.00
    LAS VEGAS        NV   89123          1            08/06/97         00
    0430339721                           03           10/01/97          0
1


    01002816                             N            09/01/27
    0


    1615365          776/G02             F           50,000.00         ZZ
                                         360         49,971.23          1
    102 A & B CORNICK STREET           8.750            393.35         66
                                       8.500            393.35       76,500.00
    ST JAMES         MO   65559          1            07/23/97         00
    0430334870                           03           09/01/97          0
    8545114                              N            08/01/27
    0


    1615381          B68/G02             F          130,000.00         ZZ
                                         360        129,921.24          2
    20 ROSLIN STREET                   8.500            999.59         74
                                       8.250            999.59      178,000.00
    DORCHESTER       MA   02124          5            07/28/97         00
    0430341495                           05           09/01/97          0
    13782                                N            08/01/27
    0


    1615382          560/560             F           53,100.00         ZZ
                                         360         53,067.82          1
    1125 N HARRIS STREET               8.500            408.30         90
                                       8.250            408.30       59,000.00
    HANFORD          CA   93230          1            07/09/97         21
    450774633                            05           09/01/97         25
    450774633                            N            08/01/27
    0


    1615383          560/560             F          188,500.00         ZZ
                                         360        188,385.80          2
    6 EDGECLIFF ROAD                   8.500          1,449.41         63
                                       8.250          1,449.41      300,000.00
    WATERTOWN        MA   02172          1            07/14/97         00
    450776356                            05           09/01/97          0
    450776356                            N            08/01/27
    0


    1615384          B75/G02             F           50,000.00         T
                                         360         49,940.76          1
    120 LAUREL STREET                  8.625            388.89         42
                                       8.375            388.89      120,000.00
    GLENEDEN BEACH   OR   97388          2            06/18/97         00
    0430342360                           05           08/01/97          0
    2958809                              O            07/01/27
    0


1


    1615389          H05/H05             F          116,450.00         ZZ
                                         360        116,383.00          1
    23759 GLENHILL DRIVE               8.750            916.11         90
                                       8.500            916.11      129,400.00
    BEACHWOOD        OH   44122          1            07/31/97         01
    7070011                              05           09/01/97         25
    7070011                              O            08/01/27
    0


    1615392          560/560             F          156,600.00         ZZ
                                         360        156,509.90          3
    17 WHEELER AVENUE                  8.750          1,231.98         90
                                       8.500          1,231.98      174,000.00
    MEDFORD          MA   02155          1            07/16/97         04
    4507796163                           05           09/01/97         25
    4507796163                           N            08/01/27
    0


    1615393          560/560             F          180,000.00         ZZ
                                         360        179,885.22          1
    19933 OLD POND COURT               8.250          1,352.28         53
                                       8.000          1,352.28      340,000.00
    BIRMINGHAM       MI   48025          5            07/10/97         00
    450778550                            05           09/01/97          0
    450778550                            O            08/01/27
    0


    1615399          G88/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
    8 PINECREST WAY                    8.750            730.06         80
                                       8.500            730.06      116,000.00
    RAYMOND          ME   04071          1            08/07/97         00
    0430332874                           05           10/01/97          0
    004620471                            O            09/01/27
    0


    1615421          H60/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
    12503 QUENNSBERY CT                7.875            819.33         95
                                       7.625            819.33      119,000.00
    WOODBRIDGE       VA   22192          1            08/19/97         12
    0430347021                           09           10/01/97         30
    14141                                O            09/01/27
    0


    1615429          575/G02             F          114,000.00         ZZ
                                         360        113,923.51          1
    828 GIST AVENUE                    8.000            836.49         60
                                       7.750            836.49      190,000.00
1


    SILVER SPRING    MD   20910          2            07/25/97         00
    0430330936                           05           09/01/97          0
    972366821                            O            08/01/27
    0


    1615497          591/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    915 ROLANDVUE AVENUE               7.875          1,740.17         80
                                       7.625          1,740.17      300,000.00
    BALTIMORE        MD   21204          1            08/06/97         00
    0430333625                           05           10/01/97          0
    101606892                            O            09/01/27
    0


    1615501          A13/G02             F          218,500.00         ZZ
                                         360        218,500.00          1
    13866                              8.125          1,622.36         89
    IRONWOOD                           7.875          1,622.36      246,611.00
    SHELBY TOWNSHIP  MI   48315          1            08/01/97         01
    0430341347                           05           10/01/97         25
    970034578                            O            09/01/27
    0


    1615504          201/G02             F          130,900.00         ZZ
                                         360        130,900.00          1
    1900 SUNSET HARBOUR DRIVE 1214     8.625          1,018.13         70
                                       8.375          1,018.13      187,000.00
    MIAMI BEACH      FL   33139          1            08/05/97         00
    0430343905                           06           10/01/97          0
    4100940982                           N            09/01/27
    0


    1615517          575/G02             F           47,600.00         ZZ
                                         360         47,574.67          1
    2214 W LARKSPUR DRIVE              9.125            387.29         90
                                       8.875            387.29       52,900.00
    PHOENIX          AZ   85029          1            07/29/97         10
    0430337907                           05           09/01/97         25
    972377042                            N            08/01/27
    0


    1615526          E26/G02             F          269,500.00         T
                                         360        269,328.14          1
    14701 SILVERSTONE DRIVE            8.250          2,024.67         70
                                       8.000          2,024.67      385,000.00
    SILVER SPRING    MD   20905          1            07/31/97         00
    0430334334                           05           09/01/97          0
    45700418                             O            08/01/27
    0
1




    1615530          E26/G02             F           76,800.00         ZZ
                                         360         76,747.14          1
    390 BROAD STREET                   7.875            556.86         80
                                       7.625            556.86       96,000.00
    EMMAUS           PA   18049          1            07/31/97         00
    0430336016                           05           09/01/97          0
    60700476                             O            08/01/27
    0


    1615550          E29/G02             F          113,850.00         ZZ
                                         360        113,850.00          1
    3546 TENNYSON STREET               8.500            875.41         90
                                       8.250            875.41      126,500.00
    DENVER           CO   80212          1            08/05/97         04
    0430341081                           05           10/01/97         25
    19707047                             N            09/01/27
    0


    1615554          E73/G02             F          120,000.00         ZZ
                                         360        119,917.41          1
    110 GORDON LANE                    7.875            870.09         52
                                       7.625            870.09      232,500.00
    NORTH WALES      PA   19454          1            07/31/97         00
    0430336784                           05           09/01/97          0
    7000018982                           O            08/01/27
    0


    1615562          B23/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
    1513 PONDEROSA AVENUE              7.875            922.29         80
                                       7.625            922.29      159,000.00
    FULLERTON        CA   92835          1            08/14/97         00
    0430345728                           05           10/01/97          0
    88002015                             O            09/01/27
    0


    1615568          201/G02             F           81,900.00         ZZ
                                         360         81,847.77          1
    225 FIRETHORN LANE                 8.250            615.29         70
                                       8.000            615.29      117,000.00
    FAYETTEVILLE     GA   30215          1            08/01/97         00
    0430334664                           05           09/01/97          0
    204341                               O            08/01/27
    0


    1615577          E26/G02             F           50,000.00         ZZ
                                         360         49,971.22          1
1


    2123-A DARTMOUTH PLACE             8.750            393.36         59
                                       8.500            393.36       85,000.00
    CHARLOTTE        NC   28207          5            07/31/97         00
    0430347948                           01           09/01/97          0
    50700710                             N            08/01/27
    0


    1615578          B75/G02             F          172,000.00         ZZ
                                         360        171,893.10          1
    260 HALAH CIRCLE                   8.375          1,307.32         80
                                       8.125          1,307.32      215,000.00
    ATLANTA          GA   30328          1            07/23/97         00
    0430337642                           05           09/01/97          0
    7143225                              O            08/01/27
    0


    1615615          G23/G02             F          180,000.00         ZZ
                                         360        179,893.72          1
    2623 108TH AVE NE                  8.625          1,400.03         90
                                       8.375          1,400.03      200,000.00
    BELLEVUE         WA   98004          1            07/28/97         10
    0430339986                           05           09/01/97         25
    9770718294                           N            08/01/27
    0


    1615727          455/G02             F          113,600.00         ZZ
                                         360        113,536.31          1
    3535 ELINBURG DRIVE                8.875            903.86         80
                                       8.625            903.86      142,000.00
    BUFORD           GA   30519          1            07/25/97         00
    0430333708                           03           09/01/97          0
    56171                                O            08/01/27
    0


    1615731          455/G02             F           89,000.00         ZZ
                                         360         88,943.25          1
    4629 POST OAK TRITT RD             8.250            668.63         49
                                       8.000            668.63      185,000.00
    MARIETTA         GA   30062          2            08/01/97         00
    0430333773                           05           09/01/97          0
    56277                                O            08/01/27
    0


    1615733          286/286             F           68,400.00         ZZ
                                         360         68,274.62          1
    8623 BATON ROUGE                   9.000            550.37         90
                                       8.750            550.37       76,000.00
    HUBER HEIGHTS    OH   45424          1            06/30/97         10
    8662352                              09           08/01/97         25
1


    8662352                              N            07/01/27
    0


    1615734          B37/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
    604 MEDINA DRIVE                   8.125            727.65         80
                                       7.875            727.65      122,500.00
    HIGHLAND VILLAG  TX   75067          1            08/08/97         00
    0430334763                           05           10/01/97          0
    216136                               O            09/01/27
    0


    1615742          H05/H05             F          110,800.00         ZZ
                                         360        110,800.00          1
    2300 NE 53RD ST.                   8.750            871.66         80
                                       8.500            871.66      140,000.00
    FORT LAUDERDALE  FL   33308          2            08/06/97         00
    266048340                            05           10/01/97          0
    266048340                            O            09/01/27
    0


    1615746          638/G02             F          144,000.00         ZZ
                                         360        143,900.90          1
    5871 BOURBON LANE                  7.875          1,044.10         80
                                       7.625          1,044.10      180,000.00
    ANDERSON         CA   96007          5            07/10/97         00
    0430333609                           05           09/01/97          0
    8651486                              O            08/01/27
    0


    1615993          G88/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
    45 MILLER ROAD                     9.000            849.69         78
                                       8.750            849.69      136,000.00
    KITTERY POINT    ME   03905          1            08/08/97         00
    0430337709                           05           10/01/97          0
    005549996                            O            09/01/27
    0


    1616022          560/560             F           49,000.00         ZZ
                                         360         48,941.93          1
    15 VILLAGE HILL LANE UNIT 9        8.625            381.12         70
                                       8.375            381.12       71,000.00
    NATICK           MA   01760          5            06/26/97         00
    450761465                            01           08/01/97          0
    450761465                            N            07/01/27
    0


1


    1616024          560/560             F           49,000.00         ZZ
                                         360         48,941.93          1
    17 VILLAGE ROCK LANE UNIT 15       8.625            381.12         70
                                       8.375            381.12       71,000.00
    NATICK           MA   01760          5            06/26/97         00
    450761432                            01           08/01/97          0
    450761432                            N            07/01/27
    0


    1616043          G75/G75             F          227,050.00         ZZ
                                         360        226,915.94          2
    1503 WEST ESTES AVENUE             8.625          1,765.98         95
                                       8.375          1,765.98      239,000.00
    CHICAGO          IL   60626          1            07/16/97         10
    3315377                              05           09/01/97         30
    3315377                              O            08/01/27
    0


    1616044          G75/G75             F          121,300.00         ZZ
                                         360        121,226.51          1
    406 LAFAYETTE TERRACE SW           8.500            932.70         80
                                       8.250            932.70      151,645.00
    LEESBURG         VA   20175          1            07/24/97         00
    03305326                             05           09/01/97          0
    03305326                             O            08/01/27
    0


    1616077          405/405             F           29,400.00         ZZ
                                         360         29,383.52          1
    1913 SLATON COURT #1913            8.875            233.92         70
                                       8.625            233.92       42,000.00
    COLUMBUS         OH   43235          1            07/30/97         00
    8258675                              01           09/01/97          0
    8258675                              N            08/01/27
    0


    1616092          405/405             F           55,350.00         ZZ
                                         360         55,315.60          1
    884 VINE STREET                    8.375            420.70         90
                                       8.125            420.70       61,500.00
    HARRISONBURG     VA   22801          1            07/25/97         01
    8258113                              07           09/01/97         25
    8258113                              N            08/01/27
    0


    1616116          G75/G75             F           69,750.00         ZZ
                                         360         69,712.88          1
    16 PAWNEE DRIVE                    9.125            567.51         90
                                       8.875            567.51       77,500.00
1


    POWELL           OH   43065          1            07/18/97         10
    03315822                             05           09/01/97         25
    03315822                             N            08/01/27
    0


    1616123          963/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    882 SPRINGDALE CIRCLE 88-B         8.875            429.65         90
                                       8.625            429.65       60,000.00
    PALM SPRINGS     FL   33464          1            08/22/97         01
    0430349266                           09           10/01/97         25
    970306                               N            09/01/27
    0


    1616129          G75/G75             F          102,000.00         ZZ
                                         360        101,934.95          1
    5103 NAVAHOE STREET                8.250            766.30         66
                                       8.000            766.30      155,000.00
    COLLEGE PARK     MD   20740          5            07/25/97         00
    03317864                             05           09/01/97          0
    03317864                             N            08/01/27
    0


    1616135          G75/G75             F          124,000.00         ZZ
                                         360        123,916.80          1
    1045 CEDAR LANE                    8.000            909.87         80
                                       7.750            909.87      155,000.00
    WYCOMBE          PA   18980          1            07/31/97         00
    03326685                             05           09/01/97          0
    03326685                             O            08/01/27
    0


    1616158          B35/G02             F           99,750.00         ZZ
                                         360         99,695.51          1
    2633 HILLGATE COURT                9.000            802.62         75
                                       8.750            802.62      133,025.00
    RICHMOND         VA   23233          1            07/29/97         00
    0430339135                           05           09/01/97          0
    978010550                            N            08/01/27
    0


    1616168          G75/G75             F          200,000.00         ZZ
                                         360        199,869.17          1
    6536 BURGANDY LANE                 8.125          1,485.00         76
                                       7.875          1,485.00      264,400.00
    CLARKSVILLE      MD   21029          1            07/31/97         00
    3274800                              05           09/01/97          0
    3274800                              O            08/01/27
    0
1




    1616173          A37/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
    1923 W 171ST STREET                8.500            545.93         62
                                       8.250            545.93      115,000.00
    EAST HAZEL CRES  IL   60429          2            08/06/97         00
    0430340729                           05           10/01/97          0
    97W97289                             O            09/01/27
    0


    1616174          G75/G75             F           57,600.00         ZZ
                                         360         57,562.32          1
    1718 N YALE DRIVE                  8.125            427.68         80
                                       7.875            427.68       72,000.00
    GARLAND          TX   75042          1            07/29/97         00
    3324908                              05           09/01/97          0
    3324908                              O            08/01/27
    0


    1616178          758/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    422 WEST COWAN DRIVE               8.250          1,202.03         80
                                       8.000          1,202.03      200,000.00
    HOUSTON          TX   77007          1            08/18/97         00
    0430346833                           05           10/01/97          0
    UNKNOWN                              O            09/01/27
    0


    1616190          201/G02             F          155,650.00         ZZ
                                         360        155,555.70          1
    1060 BILLY MANTLE LANE             8.500          1,196.82         80
                                       8.250          1,196.82      194,600.00
    GREENSBORO       GA   30642          1            07/31/97         00
    0430337493                           05           09/01/97          0
    801200                               O            08/01/27
    0


    1616486          201/G02             F           89,900.00         ZZ
                                         360         89,839.67          1
    465 HOLLY RIDGE DRIVE              8.000            659.66         90
                                       7.750            659.66       99,900.00
    LILBURN          GA   30247          1            07/24/97         10
    0430337543                           05           09/01/97         25
    60135                                N            08/01/27
    0


    1616495          G75/G75             F           80,000.00         ZZ
                                         360         79,946.31          1
1


    6 CATON STREET                     8.000            587.02         50
                                       7.750            587.02      160,000.00
    EAST NORTHPORT   NY   11731          1            07/17/97         00
    3298711                              05           09/01/97          0
    3298711                              O            08/01/27
    0


    1616501          696/G02             F          103,950.00         ZZ
                                         360        103,876.63          1
    406 CEDAR STREET                   7.750            744.71         90
    NW #2                              7.500            744.71      115,500.00
    WASHINGTON       DC   20012          1            08/05/97         14
    0430334581                           01           09/01/97         25
    3125429                              O            08/01/27
    0


    1616512          003/G02             F           86,000.00         ZZ
                                         360         85,950.51          2
    1945 & 1947 PATTERSON CIR          8.750            676.57         79
                                       8.500            676.57      110,000.00
    LAWRENCEVILLE    GA   30245          2            07/25/97         00
    0430338103                           05           09/01/97          0
    0010008985                           N            08/01/27
    0


    1616513          455/G02             F          278,300.00         ZZ
                                         360        278,131.40          1
    900 MAGNOLIA BLOSSOM COURT         8.500          2,139.89         80
                                       8.250          2,139.89      347,900.00
    ALPHARETTA       GA   30202          1            08/01/97         00
    0430347914                           03           09/01/97          0
    56279                                O            08/01/27
    0


    1616518          560/560             F           31,500.00         ZZ
                                         360         31,481.87          1
    6118 E MERCER CIRCLE               8.750            247.82         70
                                       8.500            247.82       45,000.00
    JACKSONVILLE     FL   32217          5            07/31/97         00
    450796925                            05           09/01/97          0
    450796925                            N            08/01/27
    0


    1616519          560/560             F          124,000.00         ZZ
                                         360        123,924.87          2
    42 SUMNER STREET                   8.500            953.46         78
                                       8.250            953.46      160,000.00
    MARLBORO         MA   07152          2            07/25/97         00
    450798269                            05           09/01/97          0
1


    450798269                            N            08/01/27
    0


    1616521          560/560             F           61,200.00         ZZ
                                         360         61,162.92          1
    677 SOUTH STREET 10                8.500            470.58         90
                                       8.250            470.58       68,000.00
    PORTSMOUTH       NH   03801          1            07/15/97         21
    450778659                            01           09/01/97         25
    450778659                            N            08/01/27
    0


    1616524          G75/G75             F          126,400.00         ZZ
                                         360        126,174.49          1
    4216 ROSE LAKE DRIVE               8.625            983.13         80
                                       8.375            983.13      158,000.00
    GREENSBORO       NC   27407          1            05/30/97         00
    3169186                              05           07/01/97          0
    3169186                              O            06/01/27
    0


    1616537          G75/G75             F           92,750.00         ZZ
                                         360         92,693.81          1
    3130 W GRACE STREET                8.500            713.17         80
                                       8.250            713.17      115,950.00
    RICHMOND         VA   23221          1            07/15/97         00
    3314197                              07           09/01/97          0
    3314197                              O            08/01/27
    0


    1616553          766/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    7760 SW 169TH ST                   8.500            630.51         46
                                       8.250            630.51      182,000.00
    MIAMI            FL   33157          1            08/08/97         00
    0430337626                           05           10/01/97          0
    97SG0419                             O            09/01/27
    0


    1616557          G75/G75             F          100,800.00         ZZ
                                         360        100,746.35          1
    431 SHAWMUT AVENUE #2              9.125            820.15         90
                                       8.875            820.15      112,000.00
    BOSTON           MA   02118          1            07/15/97         04
    3310694                              01           09/01/97         25
    3310694                              N            08/01/27
    0


1


    1616561          G75/G75             F           44,100.00         ZZ
                                         360         44,074.62          1
    10070 PURCELL ROAD                 8.750            346.94         70
                                       8.500            346.94       63,000.00
    GLEN ALLEN       VA   23060          5            07/29/97         00
    3316735                              09           09/01/97          0
    3316735                              N            08/01/27
    0


    1616562          140/G02             F           72,900.00         ZZ
                                         360         72,855.83          1
    1005 BRISBANE LANE                 8.500            560.54         90
                                       8.250            560.54       81,000.00
    HUNTSVILLE       AL   35803          1            08/01/97         04
    0430343145                           05           09/01/97         25
    426067                               N            08/01/27
    0


    1616563          G51/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
    12470 E CORNELL AVE                8.750            477.93         90
    #202                               8.500            477.93       67,500.00
    AURORA           CO   80014          1            08/08/97         04
    0430343392                           01           10/01/97         25
    UNKNOWN                              N            09/01/27
    0


    1616567          G75/G75             F          136,500.00         T
                                         360        136,342.35          1
    102 HUMMINGBIRD LANE               8.750          1,073.85         65
                                       8.500          1,073.85      210,000.00
    BEECH MOUNTAIN   NC   28604          2            06/20/97         00
    3293482                              05           08/01/97          0
    3293482                              O            07/01/27
    0


    1616569          480/G02             F           60,000.00         ZZ
                                         360         59,965.48          1
    7302 EAST CAMBRIDGE AVENUE         8.750            472.02         80
                                       8.500            472.02       75,000.00
    SCOTTSDALE       AZ   85257          1            07/25/97         00
    0430347575                           05           09/01/97          0
    2028447                              O            08/01/27
    0


    1616570          696/G02             F           65,050.00         ZZ
                                         360         65,050.00          1
    7857 ENOLA STREET                  8.625            505.95         95
    105                                8.375            505.95       68,500.00
1


    MCLEAN           VA   22102          1            08/08/97         10
    0430332478                           01           10/01/97         30
    2370094                              O            09/01/27
    0


    1616573          G75/G75             F           77,700.00         ZZ
                                         360         77,655.29          1
    7901 COASTAL HWY                   8.750            611.27         60
    501-C                              8.500            611.27      129,500.00
    OCEAN CITY       MD   21842          1            07/28/97         00
    3262982                              08           09/01/97          0
    3262982                              O            08/01/27
    0


    1616575          G75/G75             F           88,300.00         ZZ
                                         360         88,246.50          1
    6043 ROWANBERRY DR                 8.500            678.96         90
                                       8.250            678.96       98,500.00
    ELKRIDGE         MD   21227          2            07/29/97         10
    3321762                              01           09/01/97         25
    3321762                              N            08/01/27
    0


    1616580          G52/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
    1334 SKYLINE DRIVE                 8.250            916.55         71
                                       8.000            916.55      172,000.00
    PRESCOTT         AZ   86301          1            08/01/97         00
    0430338301                           05           10/01/97          0
    NA                                   O            09/01/27
    0


    1616581          664/G02             F          122,400.00         ZZ
                                         360        122,329.57          1
    1721 NE 96TH ST                    8.750            962.93         90
                                       8.500            962.93      136,000.00
    SEATTLE          WA   98115          1            07/30/97         10
    0430336255                           05           09/01/97         25
    2320968                              N            08/01/27
    0


    1616584          731/G02             F          192,000.00         ZZ
                                         360        191,877.57          1
    25611 GOLDENSPRING DRIVE           8.250          1,442.43         77
                                       8.000          1,442.43      250,000.00
    DANA POINT       CA   92629          2            07/28/97         00
    0430336438                           05           09/01/97          0
    210333842                            N            08/01/27
    0
1




    1616588          E23/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
    431-433 MORRISON STREET            7.875            725.07         80
                                       7.625            725.07      125,000.00
    SAN DIEGO        CA   92102          5            08/13/97         00
    0430346445                           05           10/01/97          0
    10500599                             O            09/01/27
    0


    1616589          E60/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    724 1/2 VINE STREET                8.375            532.06         77
                                       8.125            532.06       92,000.00
    PASO ROBLES      CA   93446          2            08/04/97         00
    0430337857                           05           10/01/97          0
    510337                               N            09/01/27
    0


    1616593          E57/G02             F          164,400.00         ZZ
                                         360        164,400.00          1
    13629 GAULT STREET                 8.250          1,235.08         80
                                       8.000          1,235.08      205,500.00
    VAN NUYS         CA   91405          1            08/04/97         00
    0430341214                           05           10/01/97          0
    11272001538                          O            09/01/27
    0


    1616597          G75/G75             F          105,950.00         ZZ
                                         360        105,887.45          1
    116 ROCKSPRING CIRCLE              8.625            824.07         65
                                       8.375            824.07      163,000.00
    BANNER ELK       NC   28604          5            07/23/97         00
    03305251                             05           09/01/97          0
    03305251                             O            08/01/27
    0


    1616601          573/G02             F          197,600.00         ZZ
                                         360        197,600.00          1
    1854 S W PHYLLIS AVENUE            8.875          1,572.20         80
                                       8.625          1,572.20      247,000.00
    GRESHAM          OR   97080          1            08/05/97         00
    0430335547                           05           10/01/97          0
    117785                               O            09/01/27
    0


    1616603          731/G02             F           80,975.00         ZZ
                                         360         80,925.94          1
1


    2274 TURTLE CLUB DRIVE             8.500            622.63         79
                                       8.250            622.63      102,500.00
    MARIETTA         GA   30066          1            07/31/97         00
    0430335414                           05           09/01/97          0
    3140664702                           N            08/01/27
    0


    1616606          731/G02             F           76,500.00         ZZ
                                         360         76,452.45          1
    430 NICKAJACK ROAD                 8.375            581.46         90
                                       8.125            581.46       85,000.00
    MABLETON         GA   30082          1            07/31/97         11
    0430337725                           05           09/01/97         25
    3140664724                           N            08/01/27
    0


    1616610          904/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    250 SOUTH MAIN                     8.000            660.39         54
                                       7.750            660.39      169,000.00
    MENDON           UT   84325          5            08/12/97         00
    0430335471                           05           10/01/97          0
    10971268                             O            09/01/27
    0


    1616616          G75/G75             F          176,000.00         ZZ
                                         360        175,763.02          1
    5425 SIXES ROAD                    8.000          1,291.43         80
                                       7.750          1,291.43      220,000.00
    PRINCE FREDERIC  MD   20678          1            06/26/97         00
    03308194                             05           08/01/97          0
    03308194                             O            07/01/27
    0


    1616617          G75/G75             F          139,500.00         ZZ
                                         360        139,321.47          1
    8216 SIRINGO PASS                  8.250          1,048.02         90
                                       8.000          1,048.02      155,000.00
    AUSTIN           TX   78749          1            06/26/97         10
    03303295                             03           08/01/97         25
    03303295                             N            07/01/27
    0


    1616619          G75/G75             F          110,000.00         ZZ
                                         360        109,928.04          1
    9053 SOUTH ARCHER AVENUE           8.125            816.75         48
                                       7.875            816.75      232,000.00
    WILLOW SPRINGS   IL   60460          1            07/31/97         00
    03314452                             09           09/01/97          0
1


    03314452                             O            08/01/27
    0


    1616620          G75/G75             F           50,000.00         ZZ
                                         360         49,945.16          1
    2649 TIVERTON LANE                 9.000            402.32         64
                                       8.750            402.32       78,900.00
    CINCINNATI       OH   45231          1            06/26/97         00
    03301633                             05           08/01/97          0
    03301633                             O            07/01/27
    0


    1616621          G75/G75             F           99,000.00         ZZ
                                         360         98,947.31          3
    613 WEST MAIN STREET               9.125            805.50         90
                                       8.875            805.50      110,000.00
    NORRISTOWN       PA   19401          1            07/31/97         04
    03306051                             05           09/01/97         25
    03306051                             N            08/01/27
    0


    1616623          G75/G75             F           86,400.00         ZZ
                                         360         86,352.80          1
    16219 SOUTH HAVEN                  9.000            695.20         90
                                       8.750            695.20       96,000.00
    ORLAND HILLS     IL   60477          1            07/15/97         10
    03305491                             05           09/01/97         25
    03305491                             N            08/01/27
    0


    1616624          G75/G75             F           96,000.00         ZZ
                                         360         95,883.27          1
    8701 APPALOOSA WAY                 8.500            738.16         80
                                       8.250            738.16      120,000.00
    CHARLOTTE        NC   28216          1            07/03/97         00
    03311735                             03           08/01/97          0
    03311735                             O            07/01/27
    0


    1616625          G75/G75             F          107,500.00         ZZ
                                         360        107,362.41          3
    398-400 PARK ROAD                  8.250            807.62         90
                                       8.000            807.62      119,500.00
    WEST HARTFORD    CT   06119          1            06/30/97         14
    03242637                             05           08/01/97         25
    03242637                             O            07/01/27
    0


1


    1616631          286/286             F          129,600.00         ZZ
                                         360        129,515.22          1
    3407 LAKEFIELD                     8.125            962.28         80
                                       7.875            962.28      162,000.00
    SUGAR LAND       TX   77479          1            07/23/97         00
    09174318                             03           09/01/97          0
    09174318                             O            08/01/27
    0


    1616632          286/286             F           99,450.00         ZZ
                                         360         99,398.43          2
    3814 SENECA ST                     9.250            818.16         85
                                       9.000            818.16      117,000.00
    WEST SENECA      NY   14224          1            07/25/97         04
    8675826                              05           09/01/97         25
    8675826                              N            08/01/27
    0


    1616636          286/286             F           98,400.00         ZZ
                                         360         98,344.83          1
    175 NW 108TH AVE                   8.875            782.92         80
                                       8.625            782.92      123,000.00
    CORAL SPRINGS    FL   33071          1            07/16/97         00
    8644881                              05           09/01/97          0
    8644881                              N            08/01/27
    0


    1616638          286/286             F          320,000.00         ZZ
                                         360        319,779.77          1
    2721 NORTH HILLS DRIVE             7.875          2,320.23         76
                                       7.625          2,320.23      423,000.00
    ATLANTA          GA   30305          5            07/02/97         00
    8644470                              05           09/01/97          0
    8644470                              O            08/01/27
    0


    1616653          560/560             F           98,950.00         ZZ
                                         360         98,886.90          1
    15 WESTALL AVENUE                  8.250            743.38         60
                                       8.000            743.38      165,000.00
    ASHEVILLE        NC   28804          1            07/24/97         00
    450785621                            05           09/01/97          0
    450785621                            O            08/01/27
    0


    1616654          560/560             F          139,500.00         ZZ
                                         360        139,415.48          2
    94-61 133TH AVE                    8.500          1,072.64         90
                                       8.250          1,072.64      155,000.00
1


    OZONE PARK       NY   11417          1            07/23/97         21
    450784400                            05           09/01/97         25
    450784400                            N            08/01/27
    0


    1616659          560/560             F          288,000.00         ZZ
                                         360        287,825.52          1
    3044 BEAUMONT FARM ROAD            8.500          2,214.48         80
                                       8.250          2,214.48      360,000.00
    CHARLOTTESVILLE  VA   22901          1            07/25/97         00
    450788450                            05           09/01/97          0
    450788450                            O            08/01/27
    0


    1616660          560/560             F          106,200.00         ZZ
                                         360        106,135.66          1
    4317 MAHOGANY RIDGE DR             8.500            816.59         90
                                       8.250            816.59      119,280.00
    FORT LAUDERDALE  FL   33331          1            07/24/97         04
    450786561                            03           09/01/97         25
    450786561                            N            08/01/27
    0


    1616661          560/560             F          103,500.00         ZZ
                                         360        103,440.45          3
    4337 W HIRSCH                      8.750            814.24         90
                                       8.500            814.24      115,000.00
    CHICAGO          IL   60651          1            07/23/97         04
    450784574                            05           09/01/97         25
    450784574                            O            08/01/27
    0


    1616664          J83/G02             F           75,600.00         ZZ
                                         360         75,556.50          1
    462 RURAL HILL ROAD                8.750            594.75         90
                                       8.500            594.75       84,000.00
    NASHVILLE        TN   37217          1            07/31/97         01
    0430340661                           05           09/01/97         25
    248151                               O            08/01/27
    0


    1616676          G75/G75             F           72,000.00         ZZ
                                         360         71,956.38          1
    7 MOHAWK DRIVE                     8.500            553.62         79
                                       8.250            553.62       92,000.00
    EAST PROVIDENCE  RI   02915          1            07/02/97         00
    03310454                             05           09/01/97          0
    03310454                             O            08/01/27
    0
1




    1616677          G75/G75             F           86,800.00         ZZ
                                         360         86,704.80          1
    330 EAST OGDEN                     9.000            698.42         80
                                       8.750            698.42      108,500.00
    CAPRON           IL   61012          1            06/30/97         00
    03246825                             05           08/01/97          0
    03246825                             O            07/01/27
    0


    1616679          G75/G75             F           78,750.00         ZZ
                                         360         78,703.51          1
    1702 LACOTA LANE                   8.625            612.51         90
                                       8.375            612.51       87,600.00
    BURNSVILLE       MN   55337          1            07/31/97         04
    03313272                             07           09/01/97         25
    03313272                             N            08/01/27
    0


    1616687          286/286             F           31,500.00         ZZ
                                         360         31,482.79          1
    729 WAUGH STREET                   9.000            253.46         90
                                       8.750            253.46       35,000.00
    ALLIANCE         OH   44601          1            07/24/97         10
    8639238                              05           09/01/97         25
    8639238                              N            08/01/27
    0


    1616689          G75/G75             F           84,500.00         ZZ
                                         360         84,452.63          1
    226 TROON COURT                    8.875            672.32         90
                                       8.625            672.32       93,915.00
    LIMERICK         PA   19468          1            07/22/97         10
    03317395                             03           09/01/97         25
    03317395                             N            08/01/27
    0


    1616690          480/G02             F           53,100.00         ZZ
                                         360         53,073.18          1
    8106 STRAWBERRY POINT DRIVE        9.375            441.66         90
                                       9.125            441.66       59,000.00
    CHARLOTTE        NC   28215          1            07/25/97         12
    0430343657                           05           09/01/97         25
    2061513                              N            08/01/27
    0


    1616694          G75/G75             F           93,000.00         ZZ
                                         360         92,942.19          1
1


    8621 S KILDARE AVENUE              8.375            706.87         75
                                       8.125            706.87      124,000.00
    CHICAGO          IL   60652          1            07/28/97         00
    03310860                             05           09/01/97          0
    03310860                             O            08/01/27
    0


    1616697          G75/G75             F          134,850.00         T
                                         360        134,776.34          1
    1631 EAGLE TRACE DRIVE             9.000          1,085.04         90
                                       8.750          1,085.04      150,000.00
    MOUNT JULIET     TN   37122          1            07/28/97         14
    03256345                             03           09/01/97         25
    03256345                             O            08/01/27
    0


    1616710          G75/G75             F           65,250.00         ZZ
                                         360         65,215.27          1
    444 MARTIN STREET                  9.125            530.90         90
                                       8.875            530.90       72,500.00
    PHILADELPHIA     PA   19128          1            07/21/97         10
    03310492                             05           09/01/97         25
    03310492                             N            08/01/27
    0


    1616712          G75/G75             F           94,500.00         ZZ
                                         360         94,308.73          1
    5012 KAPLAN DRIVE                  8.375            718.27         75
                                       8.125            718.27      126,000.00
    RALEIGH          NC   27606          1            06/24/97         00
    03303168                             05           08/01/97          0
    03303168                             N            07/01/27
    0


    1616713          G75/G75             F           50,000.00         ZZ
                                         360         49,898.92          1
    1390 WADE ROAD                     8.750            393.36         63
                                       8.500            393.36       79,900.00
    MILFORD          OH   45150          1            06/30/97         00
    03300085                             05           08/01/97          0
    03300085                             O            07/01/27
    0


    1616715          369/G02             F           86,400.00         ZZ
                                         360         86,354.02          1
    7725 BAYHILL DRIVE                 9.125            702.98         90
                                       8.875            702.98       96,000.00
    INDIANAPOLIS     IN   46236          1            07/28/97         01
    0430339796                           05           09/01/97         25
1


    60235603                             N            08/01/27
    0


    1616716          E46/G02             F          116,900.00         ZZ
                                         360        116,900.00          1
    632 EASTSIDE DRIVE                 8.000            857.77         70
                                       7.750            857.77      167,000.00
    EAST HEMPFIELD   PA   17538          1            08/22/97         00
    0430347153                           05           10/01/97          0
    25871                                O            09/01/27
    0


    1616717          G75/G75             F           66,200.00         ZZ
                                         360         66,113.09          1
    779 WILBUD DRIVE                   8.125            491.54         80
                                       7.875            491.54       82,900.00
    CINCINNATI       OH   45205          1            06/26/97         00
    03294282                             05           08/01/97          0
    03294282                             N            07/01/27
    0


    1616718          369/G02             F           82,000.00         ZZ
                                         360         81,952.83          1
    1916 IDAHO DRIVE                   8.750            645.09         72
                                       8.500            645.09      115,000.00
    PLANO            TX   75093          2            07/08/97         00
    0430339788                           05           09/01/97          0
    60510641                             O            08/01/27
    0


    1616721          369/G02             F          220,000.00         ZZ
                                         360        219,866.72          1
    8455 N MASTERS LANE                8.500          1,691.61         80
                                       8.250          1,691.61      275,000.00
    FLAGSTAFF        AZ   86004          1            07/22/97         00
    0430343533                           05           09/01/97          0
    49347313                             O            08/01/27
    0


    1617092          369/G02             F           41,300.00         ZZ
                                         360         41,276.24          1
    4817 S. CROCKETT STREET            8.750            324.91         67
                                       8.500            324.91       62,000.00
    AMARILLO         TX   79110          2            07/21/97         00
    0430339770                           05           09/01/97          0
    60388006                             O            08/01/27
    0


1


    1617094          369/G02             F           53,700.00         ZZ
                                         360         53,667.46          1
    4112 44TH AVENUE SOUTH             8.500            412.91         67
                                       8.250            412.91       81,000.00
    MINNEAPOLIS      MN   55406          2            07/16/97         00
    0430339762                           05           09/01/97          0
    60201068                             O            08/01/27
    0


    1617142          405/405             F           87,500.00         ZZ
                                         360         87,452.20          1
    592 ST. BERNARD                    9.000            704.05         70
                                       8.750            704.05      125,000.00
    MARYSVILLE       MI   48040          5            07/29/97         00
    008265472                            05           09/01/97          0
    008265472                            N            08/01/27
    0


    1617156          E22/G02             F          280,000.00         ZZ
                                         360        279,830.37          1
    RT 4 BOX 630                       8.500          2,152.96         80
                                       8.250          2,152.96      350,000.00
    GAINESVILLE      TX   76240          1            07/25/97         00
    0410318190                           05           09/01/97          0
    410318190                            O            08/01/27
    0


    1617157          E22/G02             F           53,250.00         ZZ
                                         360         53,220.15          1
    1410 PERKINS STREET                8.875            423.68         87
                                       8.625            423.68       61,776.00
    GREENSBORO       NC   27401          2            07/25/97         04
    0410455216                           05           09/01/97         25
    410455216                            N            08/01/27
    0


    1617158          E22/G02             F           44,900.00         ZZ
                                         360         44,854.46          1
    132 SHADY OAK TRAIL                9.375            373.46         90
                                       9.125            373.46       49,900.00
    CHARLOTTE        NC   28210          1            06/27/97         04
    0410455620                           01           08/01/97         25
    410455620                            N            07/01/27
    0


    1617160          E22/G02             F           69,500.00         ZZ
                                         360         69,462.04          1
    310 PINEHURST ROAD                 9.000            559.21         74
                                       8.750            559.21       95,000.00
1


    YORK             PA   17402          2            07/25/97         00
    0410470397                           05           09/01/97          0
    410470397                            O            08/01/27
    0


    1617164          E22/G02             F           42,400.00         ZZ
                                         360         42,378.02          1
    628 MAIN STREET                    9.250            348.81         80
                                       9.000            348.81       53,000.00
    HAMILTON         OH   45013          1            07/26/97         12
    0410457386                           05           09/01/97         12
    410457386                            N            08/01/27
    0


    1617166          E22/G02             F           49,500.00         ZZ
                                         360         49,470.01          1
    243 WEST MAIN STREET               8.500            380.61         90
                                       8.250            380.61       55,000.00
    BRAIDWOOD        IL   60408          1            07/31/97         10
    0410471080                           05           09/01/97         25
    410471080                            N            08/01/27
    0


    1617167          E22/G02             F           60,750.00         ZZ
                                         360         60,715.05          2
    43-45 NORTH INDIAN VALLEY          8.750            477.92         75
                                       8.500            477.92       81,000.00
    LITTLE EGG HARB  NJ   08087          1            07/31/97         00
    0410378293                           05           09/01/97          0
    410378293                            N            08/01/27
    0


    1617168          E22/G02             F          150,000.00         ZZ
                                         360        149,901.87          1
    3525 NORTHSIDE DRIVE               8.125          1,113.75         75
                                       7.875          1,113.75      200,000.00
    KEY WEST         FL   33040          1            07/03/97         00
    0410443063                           05           09/01/97          0
    410443063                            O            08/01/27
    0


    1617170          E22/G02             F           63,000.00         ZZ
                                         360         62,959.83          1
    3205 BRUCE DRIVE                   8.250            473.30         77
                                       8.000            473.30       82,000.00
    AUSTIN           TX   78745          2            07/30/97         23
    0410471767                           05           09/01/97          0
    410471767                            N            08/01/27
    0
1




    1617172          E22/G02             F           84,000.00         ZZ
                                         360         83,951.67          1
    3344 VIA DONA                      8.750            660.83         75
                                       8.500            660.83      112,000.00
    LOMPOC           CA   93436          2            07/17/97         00
    0410471346                           05           09/01/97          0
    410471346                            N            08/01/27
    0


    1617173          E22/G02             F          128,000.00         ZZ
                                         360        127,920.44          1
    5604 CENTER SREET                  8.375            972.89         80
                                       8.125            972.89      160,000.00
    JUPITER          FL   33458          1            07/31/97         00
    0410472278                           05           09/01/97          0
    410472278                            O            08/01/27
    0


    1617174          E22/G02             F          208,000.00         ZZ
                                         360        207,873.99          1
    9121 WHITNEY WAY                   8.500          1,599.34         80
                                       8.250          1,599.34      260,000.00
    CYPRESS          CA   90630          1            07/25/97         00
    0410472294                           05           09/01/97          0
    410472294                            O            08/01/27
    0


    1617178          E22/G02             F          162,500.00         ZZ
                                         360        162,411.24          1
    5325 CANADA VISTA PL NW            9.000          1,307.51         65
                                       8.750          1,307.51      250,000.00
    ALBUQUERQUE      NM   87120          2            07/10/97         00
    0410316566                           05           09/01/97          0
    410316566                            N            08/01/27
    0


    1617179          E22/G02             F          165,500.00         ZZ
                                         360        165,409.60          1
    4919 EL AGUILA NW                  9.000          1,331.65         65
                                       8.750          1,331.65      255,000.00
    ALBUQUERQUE      NM   87120          2            07/10/97         00
    0410316582                           05           09/01/97          0
    410316582                            N            08/01/27
    0


    1617180          E22/G02             F           33,250.00         ZZ
                                         360         33,230.36          1
1


    7749 ROYAL LANE                    8.625            258.62         95
                                       8.375            258.62       35,000.00
    DALLAS           TX   75230          1            07/14/97         01
    0410473003                           01           09/01/97         30
    410473003                            O            08/01/27
    0


    1617181          E22/G02             F           92,000.00         ZZ
                                         360         91,942.81          1
    6788 9TH AVENUE                    8.375            699.27         80
                                       8.125            699.27      115,000.00
    SACRAMENTO       CA   95820          1            07/28/97         00
    0410468383                           05           09/01/97          0
    410468383                            N            08/01/27
    0


    1617183          E22/G02             F          151,900.00         ZZ
                                         360        151,807.98          1
    22200 CURRIE LANE                  8.500          1,167.98         80
                                       8.250          1,167.98      189,900.00
    NORTHVILLE       MI   48167          1            07/09/97         00
    0410395529                           05           09/01/97          0
    410395529                            O            08/01/27
    0


    1617184          E22/G02             F          103,200.00         ZZ
                                         360        103,137.48          1
    2106 NORTH OCEAN DRIVE UNIT #9     8.500            793.52         80
                                       8.250            793.52      129,000.00
    HOLLYWOOD        FL   33020          1            07/28/97         00
    0410444806                           01           09/01/97          0
    410444806                            O            08/01/27
    0


    1617186          E22/G02             F          236,000.00         ZZ
                                         360        235,849.51          1
    1121 HILLER STREET                 8.250          1,772.99         80
                                       8.000          1,772.99      295,000.00
    BELMONT          CA   94002          1            07/29/97         00
    0410473680                           05           09/01/97          0
    410473680                            O            08/01/27
    0


    1617187          E22/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
    21 HARLEY PLACE                    7.875            725.07         54
                                       7.625            725.07      187,000.00
    SADDLEBROOK      NJ   07663          5            07/18/97         00
    0410433957                           05           09/01/97          0
1


    410433957                            O            08/01/27
    0


    1617188          E22/G02             F           36,000.00         ZZ
                                         360         35,981.34          1
    3605 BOCA CIEGA DRIVE UNIT 205     9.250            296.16         90
                                       9.000            296.16       40,000.00
    NAPLES           FL   34112          1            07/31/97         04
    0410441497                           01           09/01/97         25
    410441497                            N            08/01/27
    0


    1617189          E22/G02             F          135,750.00         ZZ
                                         360        135,671.89          3
    2010-2010 1/2 GOWER STREET         8.750          1,067.95         75
                                       8.500          1,067.95      181,000.00
    LOS ANGELES      CA   90068          1            07/16/97         00
    0410421812                           05           09/01/97          0
    410421812                            N            08/01/27
    0


    1617190          E22/G02             F          182,000.00         ZZ
                                         360        181,895.29          1
    6615 PADRE TERRACE                 8.750          1,431.79         67
                                       8.500          1,431.79      274,000.00
    LOS ANGELES      CA   90028          5            07/17/97         00
    0410421838                           05           09/01/97          0
    410421838                            N            08/01/27
    0


    1617191          E22/G02             F           21,000.00         T
                                         360         20,989.94          1
    3508 SW NATURA BLVD. UNIT #204     9.625            178.50         75
                                       9.375            178.50       28,000.00
    DEERFIELD BEACH  FL   33441          1            07/18/97         00
    0410445100                           01           09/01/97          0
    410445100                            O            08/01/27
    0


    1617196          E22/G02             F           60,000.00         ZZ
                                         360         59,958.71          1
    1745 N.W. 4TH AVENUE UNIT #2A      7.875            435.04         78
                                       7.625            435.04       77,500.00
    BOCA RATON       FL   33432          5            07/25/97         00
    0410474175                           09           09/01/97          0
    410474175                            O            08/01/27
    0


1


    1617205          E22/G02             F           40,800.00         ZZ
                                         360         40,771.20          1
    5626 PRESTON OAKS ROAD, #51C       7.750            292.30         80
                                       7.500            292.30       51,000.00
    DALLAS           TX   75240          1            07/23/97         00
    0410431696                           01           09/01/97          0
    410431696                            O            08/01/27
    0


    1617207          E22/G02             F          104,000.00         ZZ
                                         360        103,935.35          1
    3334 S. 114TH STREET               8.375            790.48         80
                                       8.125            790.48      130,000.00
    OMAHA            NE   68144          1            07/31/97         00
    0410474647                           05           09/01/97          0
    410474647                            O            08/01/27
    0


    1617209          E22/G02             F           25,200.00         ZZ
                                         360         25,186.59          1
    103 GARFIELD                       9.125            205.04         90
                                       8.875            205.04       28,000.00
    ALBEMARLE        NC   28001          1            07/30/97         04
    0410451843                           05           09/01/97         25
    410451843                            N            08/01/27
    0


    1617210          E22/G02             F           39,600.00         ZZ
                                         360         39,578.93          1
    1411 SALISBURY STREET              9.125            322.20         90
                                       8.875            322.20       44,000.00
    ALBEMARLE        NC   28001          1            07/30/97         04
    0410451850                           05           09/01/97         25
    410451850                            N            08/01/27
    0


    1617211          E22/G02             F           34,200.00         ZZ
                                         360         34,181.80          1
    1214 FREEMAN AVE                   9.125            278.26         90
                                       8.875            278.26       38,000.00
    ALBEMARLE        NC   28001          1            07/30/97         14
    0410451876                           05           09/01/97         25
    410451876                            N            08/01/27
    0


    1617212          E22/G02             F           54,000.00         ZZ
                                         360         53,973.44          2
    1218/1220 FREEMAN AVE              9.500            454.06         90
                                       9.250            454.06       60,000.00
1


    ALBEMARLE        NC   28001          1            07/30/97         04
    0410451868                           05           09/01/97         25
    410451868                            N            08/01/27
    0


    1617215          E22/G02             F           63,500.00         ZZ
                                         360         63,462.51          1
    623 FAIRMONT AVENUE                8.625            493.90         80
    UNIT # 9-B                         8.375            493.90       79,500.00
    SAFETY HARBOR    FL   34695          1            07/28/97         00
    0410437685                           01           09/01/97          0
    410437685                            O            08/01/27
    0


    1617217          E22/G02             F           39,600.00         ZZ
                                         360         39,576.01          1
    3270 RICKY DRIVE                   8.500            304.49         80
    UNIT # 701                         8.250            304.49       49,500.00
    JACKSONVILLE     FL   32223          1            07/31/97         00
    0410437768                           01           09/01/97          0
    410437768                            O            08/01/27
    0


    1617218          E22/G02             F          136,000.00         ZZ
                                         360        135,917.61          1
    8919 BLAINE MEADOWS DR             8.500          1,045.72         80
                                       8.250          1,045.72      170,000.00
    JACKSONVILLE     FL   32257          1            07/30/97         00
    0410437776                           03           09/01/97          0
    410437776                            O            08/01/27
    0


    1617219          E22/G02             F          300,900.00         ZZ
                                         360        300,731.31          1
    8429 LA PLATA LOOP                 8.875          2,394.10         95
                                       8.625          2,394.10      316,750.00
    AUSTIN           TX   78737          1            07/29/97         04
    0410427942                           05           09/01/97         30
    410427942                            O            08/01/27
    0


    1617220          E22/G02             F          145,000.00         ZZ
                                         360        144,900.21          1
    23231 ASTI WAY                     7.875          1,051.35         80
                                       7.625          1,051.35      181,300.00
    LAGUNA NIGUEL    CA   92677          1            07/29/97         00
    0410463681                           01           09/01/97          0
    410463681                            O            08/01/27
    0
1




    1617230          E22/G02             F           37,800.00         ZZ
                                         360         37,777.10          1
    9470 LIVE OAK PLACE                8.500            290.65         80
    UNIT # 305                         8.250            290.65       47,300.00
    FORT LAUDERDALE  FL   33324          1            07/31/97         00
    0410474977                           01           09/01/97          0
    410474977                            O            08/01/27
    0


    1617232          E22/G02             F           37,100.00         ZZ
                                         360         37,100.00          2
    1107-1109 SEWARD AVENUE            9.625            315.35         70
                                       9.375            315.35       53,000.00
    AKRON            OH   44320          5            08/04/97         00
    0410493175                           05           10/01/97          0
    410493175                            N            09/01/27
    0


    1617234          E22/G02             F           27,350.00         ZZ
                                         360         27,333.43          1
    4501 ARLINGTON BLVD.               8.500            210.30         75
    UNIT # 530                         8.250            210.30       36,500.00
    ARLINGTON        VA   22203          1            08/01/97         00
    0410445902                           08           09/01/97          0
    410445902                            N            08/01/27
    0


    1617235          E22/G02             F           27,350.00         ZZ
                                         360         27,333.43          1
    4501 ARLINGTON BLVD.               8.500            210.30         75
    UNIT #614                          8.250            210.30       36,500.00
    ARLINGTON        VA   22203          1            08/01/97         00
    0410446090                           08           09/01/97          0
    410446090                            N            08/01/27
    0


    1617241          E22/G02             F          200,000.00         ZZ
                                         360        199,878.84          2
    81 HAMPTON STREET                  8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    SAG HARBOR       NY   11963          1            07/30/97         00
    0410433528                           05           09/01/97          0
    410433528                            O            08/01/27
    0


    1617243          E22/G02             F          118,750.00         ZZ
                                         360        118,679.89          1
1


    2531 COLLEGE DRIVE                 8.625            923.63         95
                                       8.375            923.63      125,000.00
    SAN BERNARDINO   CA   92410          2            07/24/97         04
    0410416903                           05           09/01/97         30
    410416903                            O            08/01/27
    0


    1617244          E22/G02             F          159,200.00         ZZ
                                         360        159,098.48          1
    12061 WINTON STREET                8.250          1,196.02         80
                                       8.000          1,196.02      199,000.00
    GARDEN GROVE     CA   92645          1            07/24/97         00
    0410422406                           05           09/01/97          0
    410422406                            O            08/01/27
    0


    1617248          E22/G02             F          112,000.00         ZZ
                                         360        111,732.85          1
    109 EAST SHORE ROAD                8.500            861.18         80
                                       8.250            861.18      140,000.00
    DENVILLE         NJ   07834          1            07/31/97         00
    0410434435                           05           09/01/97          0
    410434435                            O            08/01/27
    0


    1617250          E22/G02             F           70,000.00         ZZ
                                         360         69,953.03          1
    1060 MEADOW BROOK DRIVE            8.000            513.64         56
                                       7.750            513.64      127,000.00
    CANONSBURG       PA   15317          1            07/30/97         00
    0410448724                           03           09/01/97          0
    410448724                            O            08/01/27
    0


    1617251          E22/G02             F           62,700.00         ZZ
                                         240         62,601.56          3
    9133 SOUTH ADA AVENUE              8.625            549.10         55
                                       8.375            549.10      114,000.00
    CHICAGO          IL   60628          5            07/31/97         00
    0410328678                           05           09/01/97          0
    410328678                            N            08/01/17
    0


    1617253          E22/G02             F          111,200.00         ZZ
                                         360        111,129.09          1
    3455 ATLANTIC STREET               8.250            835.41         80
                                       8.000            835.41      139,000.00
    LOS ANGELES      CA   90023          1            07/24/97         00
    0410475446                           05           09/01/97          0
1


    410475446                            O            08/01/27
    0


    1617254          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    104 RIVER CHASE CIRCLE             8.125          1,277.10         80
                                       7.875          1,277.10      215,000.00
    SACRAMENTO       CA   95864          1            07/30/97         00
    0410468128                           03           10/01/97          0
    410468128                            O            09/01/27
    0


    1617266          E22/G02             F          103,500.00         ZZ
                                         360        103,440.46          1
    1945 NEW BERLIN RD                 8.750            814.23         63
                                       8.500            814.23      166,500.00
    JACKSONVILLE     FL   32218          5            07/26/97         00
    0410437677                           05           09/01/97          0
    410437677                            O            08/01/27
    0


    1617269          E22/G02             F          168,000.00         ZZ
                                         360        167,884.38          1
    14561 WAKEFIELD STREET             7.875          1,218.12         80
                                       7.625          1,218.12      210,000.00
    WESTMINSTER      CA   92683          5            07/28/97         00
    0410475859                           05           09/01/97          0
    410475859                            O            08/01/27
    0


    1617272          E22/G02             F           42,000.00         ZZ
                                         360         41,975.84          1
    433 AZALEA AVE                     8.750            330.41         70
                                       8.500            330.41       60,000.00
    TITUSVILLE       FL   32796          5            07/30/97         00
    0410436760                           05           09/01/97          0
    410436760                            N            08/01/27
    0


    1617273          E22/G02             F           63,600.00         ZZ
                                         360         63,562.46          1
    3511 MONTROSE STREET               8.625            494.67         80
                                       8.375            494.67       79,500.00
    EVANS            CO   80620          1            07/30/97         00
    0410465678                           05           09/01/97          0
    410465678                            O            08/01/27
    0


1


    1617275          E22/G02             F          202,000.00         ZZ
                                         360        201,880.74          1
    3951 NORTH 45 AVENUE               8.625          1,571.14         80
                                       8.375          1,571.14      253,000.00
    HOLLYWOOD        FL   33021          1            07/29/97         00
    0410383905                           05           09/01/97          0
    410383905                            O            08/01/27
    0


    1617280          E22/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
    241 SMITH ROAD                     7.875          2,102.70         72
                                       7.625          2,102.70      405,000.00
    DANVILLE         CA   94526          1            07/25/97         00
    0410360267                           05           10/01/97          0
    410360267                            O            09/01/27
    0


    1617284          E22/G02             F          116,000.00         ZZ
                                         360        115,922.16          1
    6996 S. FRANKLIN STREET            8.000            851.17         80
                                       7.750            851.17      145,000.00
    LITTLETON        CO   80122          1            07/31/97         00
    0410465967                           05           09/01/97          0
    410465967                            O            08/01/27
    0


    1617286          E22/G02             F          336,000.00         ZZ
                                         360        335,768.77          1
    14 HALSEY AVENUE                   7.875          2,436.23         80
                                       7.625          2,436.23      420,000.00
    LAGUNA NIGUEL    CA   92677          1            07/28/97         00
    0410467948                           03           09/01/97          0
    410467948                            O            08/01/27
    0


    1617287          E22/G02             F           67,500.00         ZZ
                                         360         67,459.10          1
    955 TALL PINE DR                   8.500            519.02         75
                                       8.250            519.02       90,000.00
    PORT ORANGE      FL   32127          1            07/31/97         00
    0410437909                           05           09/01/97          0
    410437909                            O            08/01/27
    0


    1617291          E22/G02             F          312,000.00         ZZ
                                         360        311,801.05          3
    5225 LONE PINE ROAD                8.250          2,343.95         80
                                       8.000          2,343.95      390,000.00
1


    SEBASTOPOL       CA   95472          5            07/25/97         00
    0410460489                           05           09/01/97          0
    410460489                            O            08/01/27
    0


    1617296          E22/G02             F           64,100.00         ZZ
                                         360         64,063.13          4
    2609 POST STREET                   8.750            504.27         75
                                       8.500            504.27       85,500.00
    JACKSONVILLE     FL   32204          1            07/31/97         00
    0410437800                           05           09/01/97          0
    410437800                            N            08/01/27
    0


    1617298          K08/G02             F           64,800.00         ZZ
                                         360         64,763.67          1
    1636 ALMA AVENUE                   8.875            515.58         80
                                       8.625            515.58       81,000.00
    WATERFORD        MI   48327          1            07/30/97         04
    0410420582                           05           09/01/97         12
    410420582                            N            08/01/27
    0


    1617299          K08/G02             F          100,400.00         ZZ
                                         360        100,339.18          1
    5011 JENNIFER PLACE                8.500            771.99         80
                                       8.250            771.99      125,500.00
    ORLANDO          FL   32807          1            07/29/97         00
    0410437248                           05           09/01/97          0
    410437248                            O            08/01/27
    0


    1617301          K08/G02             F           70,200.00         ZZ
                                         360         70,163.60          2
    501 CEDAR STREET                   9.250            577.52         90
                                       9.000            577.52       78,000.00
    NASHVILLE        TN   37211          1            07/31/97         04
    0410451017                           05           09/01/97         25
    410451017                            N            08/01/27
    0


    1617307          K08/G02             F          121,200.00         ZZ
                                         360        121,126.58          1
    5740 N.E. 18TH TERRACE             8.500            931.92         80
                                       8.250            931.92      151,500.00
    FORT LAUDERDALE  FL   33308          1            07/31/97         00
    0410449508                           05           09/01/97          0
    410449508                            O            08/01/27
    0
1




    1617308          K08/G02             F           30,550.00         ZZ
                                         360         30,531.50          1
    22200 DIANE DRIVE                  8.500            234.90         80
                                       8.250            234.90       38,200.00
    SPRING           TX   77373          1            07/31/97         00
    0410431282                           09           09/01/97          0
    410431282                            O            08/01/27
    0


    1617309          K08/G02             F           49,400.00         ZZ
                                         360         49,373.02          1
    3049 RACE STREET                   9.000            397.48         89
                                       8.750            397.48       56,000.00
    DENVER           CO   80205          1            07/30/97         04
    0410466015                           05           09/01/97         25
    410466015                            N            08/01/27
    0


    1617311          K08/G02             F          130,000.00         ZZ
                                         360        129,910.54          1
    4002 MADRID COVE                   7.875            942.59         80
                                       7.625            942.59      162,500.00
    AUSTIN           TX   78759          1            07/31/97         00
    0410427900                           03           09/01/97          0
    410427900                            O            08/01/27
    0


    1617312          K08/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
    725 SAN MARIO DRIVE                8.250          2,141.11         75
                                       8.000          2,141.11      380,000.00
    SOLANA BEACH     CA   92075          1            07/31/97         00
    0410461834                           03           10/01/97          0
    410461834                            N            09/01/27
    0


    1617313          K08/G02             F          107,400.00         ZZ
                                         360        107,334.94          1
    4031 N.E. 18TH AVENUE              8.500            825.81         80
                                       8.250            825.81      134,250.00
    FORT LAUDERDALE  FL   33334          1            07/31/97         00
    0410447353                           05           09/01/97          0
    410447353                            O            08/01/27
    0


    1617317          K08/G02             F           88,500.00         ZZ
                                         360         88,449.08          1
1


    718 WEST 1720 NORTH UNIT #327      8.750            696.23         75
                                       8.500            696.23      118,000.00
    PROVO            UT   84601          1            07/30/97         00
    0410465660                           01           09/01/97          0
    410465660                            N            08/01/27
    0


    1617321          K08/G02             F           72,900.00         ZZ
                                         360         72,862.21          2
    415 SAN LORENZO AVENUE N.W.        9.250            599.73         90
                                       9.000            599.73       81,000.00
    ALBUQUERQUE      NM   87107          1            08/01/97         04
    0410481949                           05           09/01/97         25
    410481949                            N            08/01/27
    0


    1617325          K08/G02             F          110,800.00         ZZ
                                         360        110,721.80          1
    1202 WINSTON DRIVE                 7.750            793.78         80
                                       7.500            793.78      139,225.00
    EULESS           TX   76039          1            07/31/97         00
    0410478978                           05           09/01/97          0
    410478978                            O            08/01/27
    0


    1617326          K08/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    2304 SOUTHWEST MYRTLE STREET       8.250            459.78         90
                                       8.000            459.78       68,000.00
    SEATTLE          WA   98106          1            07/31/97         04
    0410459556                           05           10/01/97         25
    410459556                            N            09/01/27
    0


    1617330          K08/G02             F          218,000.00         ZZ
                                         360        217,860.99          1
    902 LAKEWOOD DRIVE                 8.250          1,637.76         80
                                       8.000          1,637.76      272,500.00
    MCKINNEY         TX   75070          1            07/31/97         00
    0410479851                           05           09/01/97          0
    410479851                            O            08/01/27
    0


    1617331          K08/G02             F           27,350.00         ZZ
                                         360         27,333.43          1
    4501 ARLINGTON BLVD.               8.500            210.30         75
    UNIT # 414                         8.250            210.30       36,500.00
    ARLINGTON        VA   22203          1            08/01/97         00
    0410446108                           08           09/01/97          0
1


    410446108                            N            08/01/27
    0


    1617332          K08/G02             F          100,000.00         ZZ
                                         360         99,945.38          3
    1514 A,B, & C ESPANOLA AVENUE      9.000            804.62         80
                                       8.750            804.62      125,000.00
    HOLLY HILL       FL   32117          1            08/01/97         00
    0410437644                           05           09/01/97          0
    410437644                            N            08/01/27
    0


    1617337          E22/G02             F          155,000.00         ZZ
                                         360        154,910.82          1
    9173 SOUTH EAST MYSTIC COVE TE     8.750          1,219.39         80
                                       8.500          1,219.39      193,750.00
    HOBE SOUND       FL   33455          1            07/28/97         00
    0410470421                           03           09/01/97          0
    410470421                            O            08/01/27
    0


    1617338          E22/G02             F          174,250.00         ZZ
                                         360        174,149.74          1
    2 TELFER DRIVE                     8.750          1,370.83         85
                                       8.500          1,370.83      205,000.00
    VERNON           NJ   07418          5            07/25/97         10
    0410469712                           05           09/01/97         12
    410469712                            O            08/01/27
    0


    1617339          E22/G02             F           97,000.00         ZZ
                                         360         96,939.71          1
    1617 KILDEER DRIVE                 8.375            737.27         77
                                       8.125            737.27      127,000.00
    ROUND LAKE BEAC  IL   60073          2            07/25/97         00
    0410327688                           05           09/01/97          0
    410327688                            O            08/01/27
    0


    1617340          E22/G02             F           58,500.00         ZZ
                                         360         58,468.05          1
    15 DUCK POND LANE                  9.000            470.70         90
                                       8.750            470.70       65,000.00
    FOUNTAIN INN     SC   29644          1            08/01/97         10
    0410470967                           05           09/01/97         25
    410470967                            N            08/01/27
    0


1


    1617344          E22/G02             F          205,600.00         ZZ
                                         360        205,472.21          1
    10445 SHOREPINE COURT              8.375          1,562.71         80
                                       8.125          1,562.71      257,000.00
    PARKER           CO   80134          1            08/01/97         00
    0410471536                           03           09/01/97          0
    410471536                            O            08/01/27
    0


    1617348          E22/G02             F           90,000.00         ZZ
                                         360         89,941.12          1
    2-05 SADDLE RIVER ROAD             8.125            668.25         49
    UNIT #6                            7.875            668.25      186,000.00
    FAIRLAWN         NJ   07410          1            07/24/97         00
    0410434070                           05           09/01/97          0
    410434070                            O            08/01/27
    0


    1617349          E22/G02             F           53,200.00         ZZ
                                         360         53,168.60          1
    15425 PORT ROYAL FORTUNA BAY       8.625            413.78         95
    #304                               8.375            413.78       56,000.00
    CORPUS CHRISTI   TX   78418          1            08/01/97         04
    0410472732                           01           09/01/97         30
    410472732                            O            08/01/27
    0


    1617356          E22/G02             F          118,300.00         ZZ
                                         360        118,231.93          2
    2861 SW 37 AVENUE                  8.750            930.67         72
                                       8.500            930.67      165,000.00
    MIAMI            FL   33133          5            07/21/97         00
    0410447668                           05           09/01/97          0
    410447668                            O            08/01/27
    0


    1617357          E22/G02             F          152,000.00         ZZ
                                         360        151,895.39          1
    4501 HOLIDAY LAKE DRIVE            7.875          1,102.11         80
                                       7.625          1,102.11      191,500.00
    SHINGLE SPRINGS  CA   95682          5            07/25/97         00
    0410467542                           05           09/01/97          0
    410467542                            O            08/01/27
    0


    1617360          E22/G02             F           44,000.00         ZZ
                                         360         43,977.19          1
    973 KIRKWALL DRIVE                 9.250            361.98         80
                                       9.000            361.98       55,000.00
1


    COPLEY           OH   44321          1            07/30/97         00
    0410474571                           01           09/01/97          0
    410474571                            N            08/01/27
    0


    1617362          E22/G02             F          143,950.00         ZZ
                                         360        143,950.00          1
    735 S LEE COURT                    8.375          1,094.12         80
                                       8.125          1,094.12      179,937.00
    LAKEWOOD         CO   80226          1            08/01/97         00
    0410474910                           05           10/01/97          0
    410474910                            O            09/01/27
    0


    1617367          E22/G02             F          275,000.00         ZZ
                                         360        274,837.64          1
    30 NARCISSA DRIVE                  8.625          2,138.92         40
                                       8.375          2,138.92      690,000.00
    RANCHO PALOS VE  CA   90275          5            07/24/97         00
    0410423800                           03           09/01/97          0
    410423800                            O            08/01/27
    0


    1617368          E22/G02             F           30,650.00         T
                                         360         30,633.26          1
    935 SOUTH ATLANTIC DRIVE UNIT      9.000            246.62         73
    #107                               8.750            246.62       42,400.00
    DAYTONA BEACH    FL   32114          1            08/01/97         00
    0410444822                           08           09/01/97          0
    410444822                            O            08/01/27
    0


    1617378          E22/G02             F          153,600.00         ZZ
                                         360        153,499.52          1
    2812 MEADOW HILL DRIVE NORTH       8.125          1,140.48         80
                                       7.875          1,140.48      192,000.00
    CLEARWATER       FL   34621          1            08/01/97         00
    0410441364                           05           09/01/97          0
    410441364                            O            08/01/27
    0


    1617380          E22/G02             F          140,000.00         ZZ
                                         360        139,903.65          1
    2505 DEERFOOT TRAIL                7.875          1,015.10         80
                                       7.625          1,015.10      175,000.00
    AUSTIN           TX   78704          1            07/31/97         00
    0410430359                           05           09/01/97          0
    410430359                            O            08/01/27
    0
1




    1617384          E22/G02             F           29,600.00         ZZ
                                         360         29,600.00          1
    2700 PLUMAS STREET UNIT #116       8.250            222.37         75
                                       8.000            222.37       39,500.00
    RENO             NV   89502          1            08/05/97         00
    0410468698                           01           10/01/97          0
    410468698                            N            09/01/27
    0


    1617387          K08/G02             F          187,500.00         ZZ
                                         360        187,386.41          1
    5151 WINDY HILL DRIVE              8.500          1,441.71         75
                                       8.250          1,441.71      250,000.00
    RALEIGH          NC   27609          1            07/31/97         00
    0410485239                           01           09/01/97          0
    410485239                            O            08/01/27
    0


    1617388          K08/G02             F           37,800.00         ZZ
                                         360         37,780.40          1
    1514 FOREST AVENUE                 9.250            310.97         90
                                       9.000            310.97       42,000.00
    MIDDLETOWN       OH   45044          1            07/31/97         04
    0410485072                           05           09/01/97         25
    410485072                            N            08/01/27
    0


    1617390          K08/G02             F           29,250.00         ZZ
                                         360         29,231.82          1
    9809 RICHMOND # H-9                8.375            222.32         75
                                       8.125            222.32       39,000.00
    HOUSTON          TX   77042          1            08/01/97         00
    0410431704                           01           09/01/97          0
    410431704                            O            08/01/27
    0


    1617392          K08/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    3793 GOLD RIDGE TRAIL              8.125            282.15         55
                                       7.875            282.15       70,000.00
    POLLOCK PINES    CA   95726          1            07/30/97         00
    0410468409                           03           10/01/97          0
    410468409                            O            09/01/27
    0


    1617393          K08/G02             F           97,200.00         ZZ
                                         360         97,139.59          1
1


    1795 S. FAIRPLAY STREET            8.375            738.79         90
                                       8.125            738.79      108,000.00
    AURORA           CO   80012          1            07/31/97         04
    0410466114                           05           09/01/97         25
    410466114                            N            08/01/27
    0


    1617394          K08/G02             F           43,650.00         ZZ
                                         360         43,627.37          1
    1725 HEATHERRIDGE                  9.250            359.10         90
                                       9.000            359.10       48,500.00
    YPSILANTI        MI   48198          1            07/31/97         04
    0410420301                           05           09/01/97         25
    410420301                            N            08/01/27
    0


    1617395          K08/G02             F           32,400.00         ZZ
                                         360         32,382.30          1
    538 BENTON STREET                  9.000            260.70         90
                                       8.750            260.70       36,000.00
    COUNCIL BLUFFS   IA   51503          1            07/31/97         12
    0410329056                           05           09/01/97         25
    410329056                            N            08/01/27
    0


    1617403          K08/G02             F          114,400.00         ZZ
                                         360        114,257.56          1
    1711 NORTH PLEASANT                8.250            859.45         80
                                       8.000            859.45      143,000.00
    ROYAL OAK        MI   48067          1            07/31/97         00
    0410485254                           05           09/01/97          0
    410485254                            O            08/01/27
    0


    1617405          K08/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    6858 - 139TH AVENUE NORTH          8.625            372.56         90
    UNIT # 703                         8.375            372.56       53,250.00
    REDMOND          WA   98052          1            08/01/97         12
    0410459218                           01           10/01/97         25
    410459218                            O            09/01/27
    0


    1617406          K08/G02             F           20,700.00         ZZ
                                         360         20,690.84          1
    3968 FAIRWOODS DRIVE              10.000            181.66         89
                                       9.750            181.66       23,500.00
    BATON ROUGE      LA   70805          1            08/01/97         04
    0410430672                           05           09/01/97         25
1


    410430672                            N            08/01/27
    0


    1617408          K08/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    3532 GRACIA DEL DIOS DRIVE         8.250            863.96         73
                                       8.000            863.96      159,500.00
    RENO             NV   89502          5            07/31/97         00
    0410468573                           05           10/01/97          0
    410468573                            O            09/01/27
    0


    1617411          K08/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    23341 SUN TERRACE COURT            8.625          2,022.25         80
                                       8.375          2,022.25      325,000.00
    AUBURN           CA   95602          1            08/01/97         00
    0410468300                           03           10/01/97          0
    410468300                            O            09/01/27
    0


    1617415          E22/G02             F          107,900.00         ZZ
                                         360        107,845.51          1
    8181 KINGS RIDGE ROAD              9.375            897.46         90
                                       9.125            897.46      119,900.00
    FRISCO           TX   75035          1            07/25/97         04
    0410470447                           05           09/01/97         25
    410470447                            N            08/01/27
    0


    1617416          E22/G02             F           57,000.00         ZZ
                                         360         56,967.21          1
    120 WILLOW AVENUE UNIT #3R         8.750            448.42         75
                                       8.500            448.42       76,000.00
    HOBOKEN          NJ   07030          1            08/04/97         00
    0410457691                           01           09/01/97          0
    410457691                            N            08/01/27
    0


    1617417          E22/G02             F           29,400.00         ZZ
                                         360         29,385.16          2
    357 E. MINNESOTA STREET            9.375            244.53         70
                                       9.125            244.53       42,000.00
    INDIANAPOLIS     IN   46225          5            07/24/97         00
    0410457741                           05           09/01/97          0
    410457741                            N            08/01/27
    0


1


    1617423          E22/G02             F           34,200.00         ZZ
                                         360         34,182.27          2
    805 WEST 15TH STREET               9.250            281.35         90
                                       9.000            281.35       38,000.00
    DAVENPORT        IA   52804          1            08/01/97         04
    0410473045                           05           09/01/97         25
    410473045                            N            08/01/27
    0


    1617424          E22/G02             F           44,700.00         ZZ
                                         360         44,676.22          2
    2970-2972 NW 12TH AVE              9.125            363.69         80
                                       8.875            363.69       55,900.00
    MIAMI            FL   33142          1            07/28/97         04
    0410445415                           05           09/01/97         12
    410445415                            N            08/01/27
    0


    1617426          E22/G02             F          320,000.00         ZZ
                                         360        319,811.07          1
    407 ISLAND DRIVE                   8.625          2,488.93         80
                                       8.375          2,488.93      400,000.00
    HORSESHOE BAY    TX   78657          1            08/01/97         00
    0410473706                           03           09/01/97          0
    410473706                            O            08/01/27
    0


    1617427          E22/G02             F           92,250.00         ZZ
                                         360         92,186.51          1
    6285 W. 3670 SOUTH                 7.875            668.88         75
                                       7.625            668.88      123,000.00
    WEST VALLEY CIT  UT   84128          2            07/30/97         00
    0410464846                           05           09/01/97          0
    410464846                            O            08/01/27
    0


    1617432          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
    5818 PLUNKETT STREET               9.000            470.70         90
                                       8.750            470.70       65,000.00
    HOLLYWOOD        FL   33023          1            08/04/97         04
    0410447957                           05           10/01/97         25
    410447957                            N            09/01/27
    0


    1617435          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    850 S. RIVER DRIVE, #1008          9.000            586.57         90
                                       8.750            586.57       81,000.00
1


    TEMPE            AZ   85281          1            08/01/97         04
    0410465470                           01           10/01/97         25
    410465470                            N            09/01/27
    0


    1617436          E22/G02             F           56,100.00         ZZ
                                         360         56,070.14          1
    2510 25TH STREET                   9.125            456.45         85
                                       8.875            456.45       66,000.00
    LUBBOCK          TX   79410          1            07/30/97         04
    0410427702                           05           09/01/97         20
    410427702                            N            08/01/27
    0


    1617438          E22/G02             F           75,000.00         ZZ
                                         360         74,948.39          1
    5721 BOUTALL STREET                7.875            543.80         72
                                       7.625            543.80      105,000.00
    METAIRIE         LA   70003          5            07/30/97         00
    0410428676                           05           09/01/97          0
    410428676                            O            08/01/27
    0


    1617442          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1446 SOUTH WYCLIFF AVE.            8.625          1,555.58         49
    (SAN PEDRO)                        8.375          1,555.58      415,000.00
    LOS ANGELES      CA   90732          5            07/29/97         00
    0410477632                           05           10/01/97          0
    410477632                            O            09/01/27
    0


    1617444          K08/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    533 CEDARMONT DRIVE                8.500            484.42         70
                                       8.250            484.42       90,000.00
    ANTIOCH          TN   37013          5            08/05/97         00
    0410451124                           05           09/01/97          0
    410451124                            N            08/01/27
    0


    1617445          K08/G02             F           56,000.00         ZZ
                                         360         55,966.08          1
    226 EISENHOWER                     8.500            430.59         70
                                       8.250            430.59       80,000.00
    NASHVILLE        TN   37211          5            08/05/97         00
    0410451132                           05           09/01/97          0
    410451132                            N            08/01/27
    0
1




    1617450          K08/G02             F           40,000.00         ZZ
                                         360         39,976.38          1
    1161 LAKE AVENUE #228              8.625            311.12         80
                                       8.375            311.12       50,000.00
    METAIRIE         LA   70005          5            07/30/97         00
    0410431795                           01           09/01/97          0
    410431795                            O            08/01/27
    0


    1617454          K08/G02             F          290,000.00         ZZ
                                         360        290,000.00          3
    200 38TH STREET                    8.875          2,307.37         51
                                       8.625          2,307.37      570,000.00
    MANHATTAN BEACH  CA   90266          5            07/30/97         00
    0410476600                           05           10/01/97          0
    410476600                            N            09/01/27
    0


    1617457          K08/G02             F           31,500.00         ZZ
                                         360         31,483.67          1
    292 WEST COLUMBIA AVENUE           9.250            259.14         90
                                       9.000            259.14       35,000.00
    PONTIAC          MI   48340          1            08/01/97         04
    0410484224                           05           09/01/97         25
    410484224                            N            08/01/27
    0


    1617461          K08/G02             F          185,000.00         ZZ
                                         360        184,882.04          1
    26323 CECILE                       8.250          1,389.84         79
                                       8.000          1,389.84      236,500.00
    DEARBORN HEIGHT  MI   48127          1            08/01/97         00
    0410485734                           05           09/01/97          0
    410485734                            O            08/01/27
    0


    1617462          K08/G02             F           72,000.00         ZZ
                                         360         71,964.58          2
    55 WHEATON AVENUE                  9.500            605.42         90
                                       9.250            605.42       80,000.00
    MAYS LANDING     NJ   08330          1            08/04/97         01
    0410449532                           05           09/01/97         25
    410449532                            N            08/01/27
    0


    1617466          K08/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
1


    5413 OXFORD DRIVE                  8.125            504.90         80
                                       7.875            504.90       85,000.00
    LAKEPORT         CA   95493          1            08/01/97         00
    0410483457                           09           10/01/97          0
    410483457                            N            09/01/27
    0


    1617467          K08/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    224 ASPEN WAY                      8.375            684.07         75
                                       8.125            684.07      120,000.00
    RED BLUFF        CA   96080          5            08/01/97         00
    0410468656                           05           10/01/97          0
    410468656                            O            09/01/27
    0


    1617470          E22/G02             F          241,600.00         ZZ
                                         360        241,600.00          1
    2459 JACARANDA DRIVE               8.500          1,857.69         80
                                       8.250          1,857.69      302,000.00
    OXNARD           CA   93030          1            08/01/97         00
    0410471353                           05           10/01/97          0
    410471353                            O            09/01/27
    0


    1617474          E22/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
    2311 NUECES STREET #304            8.500            334.48         75
                                       8.250            334.48       58,000.00
    AUSTIN           TX   78705          1            08/04/97         00
    0410473037                           01           10/01/97          0
    410473037                            O            09/01/27
    0


    1617475          E22/G02             F           85,300.00         ZZ
                                         360         85,250.92          1
    1804 MADELINE DRIVE                8.750            671.06         70
                                       8.500            671.06      121,900.00
    AVENEL           NJ   07001          1            07/28/97         00
    0410402127                           01           09/01/97          0
    410402127                            O            08/01/27
    0


    1617477          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
    1671 HAPPY TRAIL                   8.875          2,784.76         64
                                       8.625          2,784.76      549,000.00
    TOPANGA          CA   90290          2            08/01/97         00
    0410476931                           05           10/01/97          0
1


    410476931                            N            09/01/27
    0


    1617479          E22/G02             F          190,800.00         ZZ
                                         360        190,698.47          1
    310 AHWAHNEE LANE                  9.125          1,552.41         90
                                       8.875          1,552.41      212,000.00
    LAKE FOREST      IL   60045          1            08/04/97         01
    0410474134                           05           09/01/97         25
    410474134                            N            08/01/27
    0


    1617482          E22/G02             F          119,600.00         ZZ
                                         360        119,600.00          1
    7501 ARMSTRONG LANE                9.000            962.33         90
                                       8.750            962.33      132,900.00
    ROWLETT          TX   75088          1            08/04/97         04
    0410431829                           05           10/01/97         25
    410431829                            N            09/01/27
    0


    1617485          E22/G02             F          208,300.00         ZZ
                                         360        208,300.00          1
    1301 SOUTH ROXBURY DRIVE           8.625          1,620.14         75
                                       8.375          1,620.14      280,000.00
    LOS ANGELES      CA   90035          5            07/28/97         00
    0410483861                           01           10/01/97          0
    410483861                            O            09/01/27
    0


    1617486          E22/G02             F          131,200.00         ZZ
                                         360        131,118.46          1
    7376 S.W. 9TH COURT                8.375            997.21         80
                                       8.125            997.21      164,000.00
    PLANTATION       FL   33317          2            08/01/97         00
    0410448716                           05           09/01/97          0
    410448716                            O            08/01/27
    0


    1617489          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    1718 WILSON ROAD                   8.500            676.64         80
                                       8.250            676.64      110,000.00
    HUMBLE           TX   77396          1            08/07/97         00
    0410493720                           05           10/01/97          0
    410493720                            O            09/01/27
    0


1


    1617491          E22/G02             F          144,000.00         ZZ
                                         360        143,912.76          1
    2339 KINGSTON                      8.500          1,107.24         80
                                       8.250          1,107.24      180,000.00
    WHITE LAKE       MI   48386          1            08/04/97         00
    0410484802                           05           09/01/97          0
    410484802                            O            08/01/27
    0


    1617493          E22/G02             F           52,000.00         ZZ
                                         360         51,967.68          1
    24 BLUE BIRD LANE                  8.375            395.24         65
                                       8.125            395.24       80,000.00
    HOWELL           NJ   07731          2            07/30/97         00
    0410448914                           01           09/01/97          0
    410448914                            O            08/01/27
    0


    1617494          E22/G02             F           35,100.00         ZZ
                                         360         35,079.28          1
    5335 BENT TREE FOREST DRIVE        8.625            273.00         90
    BLDG N, UNIT # 154                 8.375            273.00       39,000.00
    DALLAS           TX   75248          1            07/31/97         04
    0410494058                           01           09/01/97         25
    410494058                            O            08/01/27
    0


    1617496          K08/G02             F           31,500.00         ZZ
                                         360         31,484.51          4
    4151-53 RUSSELL BOULEVARD          9.500            264.87         90
                                       9.250            264.87       35,000.00
    ST LOUIS         MO   63110          1            07/29/97         04
    0410484687                           05           09/01/97         25
    410484687                            N            08/01/27
    0


    1617499          K08/G02             F           89,600.00         ZZ
                                         360         89,544.31          1
    5570 ROYAL PALM BEACH BLVD         8.375            681.02         80
                                       8.125            681.02      112,000.00
    ROYAL PALM BEAC  FL   33411          5            08/01/97         00
    0410447080                           05           09/01/97          0
    410447080                            O            08/01/27
    0


    1617501          K08/G02             F          103,000.00         ZZ
                                         360        102,929.12          1
    2305 NW 119TH ST                   7.875            746.82         73
                                       7.625            746.82      143,000.00
1


    OKLAHOMA CITY    OK   73120          2            07/31/97         00
    0410431258                           05           09/01/97          0
    410431258                            O            08/01/27
    0


    1617505          K08/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    1516 NORTHAVEN DRIVE               8.500            484.42         75
                                       8.250            484.42       84,000.00
    JEFFERSONVILLE   IN   47130          5            08/01/97         00
    0410449342                           05           09/01/97          0
    410449342                            O            08/01/27
    0


    1617508          K08/G02             F           66,600.00         ZZ
                                         360         66,559.65          1
    5130 NORTH ALBANY AVE.             8.500            512.10         90
    UNIT #306                          8.250            512.10       74,000.00
    CHICAGO          IL   60625          1            08/04/97         12
    0410329866                           01           09/01/97         25
    410329866                            O            08/01/27
    0


    1617509          K08/G02             F           27,450.00         ZZ
                                         360         27,435.77          1
    419 WEST STATE STREET              9.250            225.82         90
                                       9.000            225.82       30,500.00
    KOKOMO           IN   46902          1            08/06/97         04
    0410420343                           05           09/01/97         25
    410420343                            N            08/01/27
    0


    1617512          K08/G02             F           71,600.00         ZZ
                                         360         71,554.34          1
    427 VICTORIA STREET                8.250            537.91         80
                                       8.000            537.91       89,500.00
    MISHAWAKA        IN   46544          1            08/04/97         00
    0410485056                           05           09/01/97          0
    410485056                            O            08/01/27
    0


    1617513          K08/G02             F           60,000.00         ZZ
                                         360         59,962.71          1
    8322 FIRSHADE TERRACE              8.375            456.04         80
                                       8.125            456.04       75,000.00
    CINCINNATI       OH   45239          1            08/05/97         00
    0410485122                           05           09/01/97          0
    410485122                            O            08/01/27
    0
1




    1617514          K08/G02             F           34,000.00         ZZ
                                         360         33,979.40          1
    100 LEWIS DRIVE                    8.500            261.43         80
    UNIT # 11 E                        8.250            261.43       42,500.00
    GREENVILLE       SC   29605          1            08/05/97         04
    0410451892                           01           09/01/97         12
    410451892                            O            08/01/27
    0


    1617515          K08/G02             F          194,400.00         ZZ
                                         360        194,296.55          1
    331 SOUTH 46TH STREET              9.125          1,581.70         90
                                       8.875          1,581.70      216,000.00
    PHILADELPHIA     PA   19143          1            08/06/97         04
    0410448849                           07           09/01/97         25
    410448849                            N            08/01/27
    0


    1617520          K08/G02             F          279,900.00         ZZ
                                         360        279,900.00          1
    1186 OAK AVENUE                    8.250          2,102.80         80
                                       8.000          2,102.80      349,900.00
    FILLMORE         CA   93015          1            08/04/97         00
    0410477624                           05           10/01/97          0
    410477624                            O            09/01/27
    0


    1617521          K08/G02             F           34,500.00         ZZ
                                         360         34,500.00          2
    2042 E. DREXEL                     9.250            283.82         89
                                       9.000            283.82       39,000.00
    SAN ANTONIO      TX   78220          2            08/06/97         10
    0410478903                           05           10/01/97         25
    410478903                            N            09/01/27
    0


    1617524          E22/G02             F           21,750.00         ZZ
                                         360         21,750.00          1
    1911 SOUTH 4TH                     9.000            175.01         75
                                       8.750            175.01       29,000.00
    WACO             TX   76706          1            08/07/97         00
    0410431779                           01           10/01/97          0
    410431779                            N            09/01/27
    0


    1617527          G32/G32             F           64,800.00         ZZ
                                         360         64,762.71          1
1


    2214 S GOEBBERT                    8.750            509.79         90
                                       8.500            509.79       72,000.00
    ARLINGTON HEIGH  IL   60005          1            07/31/97         11
    NG                                   05           09/01/97         25
    NG                                   O            08/01/27
    0


    1617640          637/G02             F           91,000.00         ZZ
                                         360         90,946.27          1
    4542 SE 6TH COURT                  8.625            707.79         65
                                       8.375            707.79      140,000.00
    CAPE CORAL       FL   33904          2            07/25/97         00
    0430342394                           05           09/01/97          0
    8043838                              O            08/01/27
    0


    1617667          731/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
    13720 BENBROOK DRIVE               7.875          1,060.41         75
                                       7.625          1,060.41      195,000.00
    LA PUENTE        CA   91746          1            08/05/97         00
    0430344465                           05           10/01/97          0
    0217030                              O            09/01/27
    0


    1617672          731/G02             F          107,100.00         ZZ
                                         360        107,100.00          4
    712 4TH AVENUE WEST                8.500            823.51         75
                                       8.250            823.51      142,800.00
    COLUMBIA FALLS   MT   59912          1            08/06/97         00
    0430339184                           05           10/01/97          0
    260333853                            N            09/01/27
    0


    1617676          637/G02             F           76,000.00         ZZ
                                         360         75,952.76          1
    29235 PALM SHORES BLVD             8.375            577.66         80
                                       8.125            577.66       95,000.00
    PUNTA GORDA      FL   33982          5            07/25/97         00
    0430341511                           05           09/01/97          0
    8043606                              O            08/01/27
    0


    1617710          B57/G02             F           38,400.00         ZZ
                                         360         38,400.00          1
    9202 NATIONAL BOULEVARD            8.500            295.27         80
                                       8.250            295.27       48,000.00
    LOS ANGELES      CA   90034          1            08/04/97         00
    0430347138                           01           10/01/97          0
1


    9720530                              O            09/01/27
    0


    1617716          765/G02             F          115,500.00         ZZ
                                         360        115,430.02          1
    1020 VIRGINIA PLACE NO 7           8.500            888.10         80
                                       8.250            888.10      145,000.00
    GLENDALE         CA   91204          2            07/15/97         00
    0430341776                           01           09/01/97          0
    324153                               O            08/01/27
    0


    1617775          375/G02             F          114,000.00         ZZ
                                         360        113,856.58          1
    2518 SOUTH EVANSTON STREET         8.625            886.69         80
                                       8.375            886.69      142,500.00
    AURORA           CO   80014          1            06/02/97         00
    0430338293                           05           08/01/97          0
    656171                               O            07/01/27
    0


    1617777          375/G02             F           75,000.00         ZZ
                                         360         74,792.38          1
    108 EAST RIDGEWOOD AVENUE          9.000            603.47         52
                                       8.750            603.47      145,000.00
    GALLOWAY TOWNSH  NJ   08201          1            06/02/97         00
    0430339549                           05           07/01/97          0
    661127                               O            06/01/27
    0


    1617798          375/G02             F          145,000.00         ZZ
                                         360        144,856.79          1
    967 PARKER ROAD                    9.500          1,219.24         76
                                       9.250          1,219.24      192,000.00
    AURORA           OH   44202          5            06/09/97         00
    0430338848                           05           08/01/97          0
    662000                               O            07/01/27
    0


    1617799          375/G02             F           51,750.00         ZZ
                                         360         51,637.40          1
    UNIT 206 HEATHER CROFT CONDO       8.625            402.51         95
                                       8.375            402.51       54,500.00
    EGG HARBOR TWP   NJ   08232          1            05/30/97         12
    0430347567                           01           07/01/97         30
    661383                               O            06/01/27
    0


1


    1617800          375/G02             F          157,360.00         ZZ
                                         360        157,032.98          1
    32 EAST RED OAK DR                 7.875          1,140.97         80
                                       7.625          1,140.97      196,700.00
    VOORHEES         NJ   08043          1            06/06/97         00
    0430338269                           05           07/01/97          0
    662180                               O            06/01/27
    0


    1617801          375/G02             F          140,000.00         ZZ
                                         360        139,842.46          1
    9423 EAST VALLEY VIEW LANE         8.875          1,113.90         80
                                       8.625          1,113.90      175,000.00
    SAN ANTONIO      TX   78217          1            06/09/97         00
    0430338277                           05           08/01/97          0
    662645                               O            07/01/27
    0


    1617802          375/G02             F           76,650.00         ZZ
                                         360         76,490.70          1
    86 KINGSGATE ROAD                  7.875            555.77         70
    #E203                              7.625            555.77      111,000.00
    LAKE OSWEGO      OR   97035          1            05/16/97         00
    0430338285                           01           07/01/97          0
    656980                               N            06/01/27
    0


    1617818          225/225             F          480,000.00         ZZ
                                         360        479,677.93          1
    1221 COLLINS LANE                  8.000          3,522.07         80
                                       7.750          3,522.07      600,000.00
    SAN JOSE         CA   95129          1            07/18/97         00
    8053759                              05           09/01/97          0
    8053759                              O            08/01/27
    0


    1617824          369/G02             F          103,000.00         ZZ
                                         360        102,942.25          1
    7 EAST 36TH STREET                 8.875            819.52         74
                                       8.625            819.52      140,000.00
    READING          PA   19606          2            07/07/97         00
    0430337881                           05           09/01/97          0
    60744133                             O            08/01/27
    0


    1617826          369/G02             F           91,000.00         ZZ
                                         360         90,946.27          1
    1645 W. GILA LANE                  8.625            707.79         79
                                       8.375            707.79      116,000.00
1


    CHANDLER         AZ   85224          1            07/15/97         00
    0430337915                           05           09/01/97          0
    60752075                             O            08/01/27
    0


    1617834          B37/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    2224 NW 4 ST                       8.250            638.58         57
                                       8.000            638.58      150,000.00
    MIAMI            FL   33125          5            08/05/97         00
    0430343566                           05           10/01/97          0
    97601XX                              O            09/01/27
    0


    1617838          B28/G02             F           66,000.00         ZZ
                                         360         65,963.94          1
    6895 ZENOBIA CIRCLE                9.000            531.06         63
    #1                                 8.750            531.06      105,000.00
    WESTMINSTER      CO   80030          5            07/25/97         00
    0430340638                           05           09/01/97          0
    13970532                             O            08/01/27
    0


    1617845          286/286             F           27,000.00         ZZ
                                         360         26,985.62          1
    15 MCALLISTER PL                   9.125            219.69         90
                                       8.875            219.69       30,000.00
    IRVINGTON        NJ   07111          1            07/24/97         10
    8643742                              05           09/01/97         25
    8643742                              N            08/01/27
    0


    1617848          286/286             F          115,000.00         ZZ
                                         360        114,854.51          1
    7632 SE TAYLOR ST                  8.375            874.09         84
                                       8.125            874.09      138,000.00
    PORTLAND         OR   97215          5            06/25/97         10
    9176204                              05           08/01/97         12
    9176204                              O            07/01/27
    0


    1617858          286/286             F          137,250.00         ZZ
                                         360        137,175.03          4
    10811 POZA RICA CT                 9.000          1,104.35         90
                                       8.750          1,104.35      152,500.00
    EL PASO          TX   79935          1            07/30/97         10
    9177222                              05           09/01/97         25
    9177222                              N            08/01/27
    0
1




    1617880          286/286             F           23,400.00         ZZ
                                         360         23,386.87          1
    2932 SCHOFIELD AVE                 8.875            186.19         90
                                       8.625            186.19       26,000.00
    INDIANAPOLIS     IN   46218          1            07/29/97         10
    8618272                              05           09/01/97         25
    8618272                              N            08/01/27
    0


    1617891          369/G02             F          150,000.00         ZZ
                                         360        149,906.77          1
    13900 BEL VISTA COURT N            8.375          1,140.11         75
                                       8.125          1,140.11      200,000.00
    PROSPECT         KY   40059          1            07/28/97         00
    0430338368                           03           09/01/97          0
    60683448                             O            08/01/27
    0


    1617893          377/377             F           57,600.00         ZZ
                                         360         57,600.00          1
    1919 WEST BATAAN DRIVE             8.875            458.29         80
                                       8.625            458.29       72,000.00
    KETTERING        OH   45420          1            08/01/97         00
    1000498                              05           10/01/97          0
    1000498                              N            09/01/27
    0


    1617906          K13/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    2001 PEBBLE COURT                  8.750            936.18         56
                                       8.500            936.18      215,000.00
    MONTEREY PARK    CA   91754          5            08/06/97         00
    0430348219                           05           10/01/97          0
    9707092                              N            09/01/27
    0


    1617914          664/G02             F           68,850.00         ZZ
                                         360         68,814.30          2
    3465-3467 S 30TH STREET            9.250            566.42         90
                                       9.000            566.42       76,500.00
    TACOMA           WA   98409          1            07/30/97         10
    0430336602                           05           09/01/97         25
    2321438                              N            08/01/27
    0


    1617915          664/G02             F          108,800.00         ZZ
                                         360        108,800.00          1
1


    989 HAZELWOOD DRIVE                8.375            826.96         80
                                       8.125            826.96      136,000.00
    OREGON CITY      OR   97045          1            07/30/97         00
    0430336701                           05           10/01/97          0
    2291318                              N            09/01/27
    0


    1617916          286/286             F           86,400.00         ZZ
                                         360         86,196.87          1
    2809 SARAH DR                      8.625            672.02         80
                                       8.375            672.02      108,000.00
    PANTEGO          TX   76013          1            06/30/97         00
    8429798                              05           08/01/97          0
    8429798                              O            07/01/27
    0


    1617926          369/G02             F          193,800.00         ZZ
                                         360        193,669.96          1
    519 LANGWATER DRIVE                8.000          1,422.04         85
                                       7.750          1,422.04      228,000.00
    NEWARK           DE   19711          5            07/24/97         01
    0430339077                           05           09/01/97         25
    60941994                             O            08/01/27
    0


    1617934          498/G02             F           37,350.00         ZZ
                                         360         37,330.64          1
    7011 GREENVALLEY LANE              9.250            307.27         90
                                       9.000            307.27       41,500.00
    RIVERDALE        GA   30274          1            07/03/97         01
    0430343988                           05           09/01/97         25
    1486121                              N            08/01/27
    0


    1617937          286/286             F          112,000.00         ZZ
                                         360        112,000.00          1
    6504 HILLTOP TR                    8.500            861.19         80
                                       8.250            861.19      140,000.00
    SACHSE           TX   75048          1            08/04/97         00
    8673243                              05           10/01/97          0
    8673243                              O            09/01/27
    0


    1617942          369/G02             F          107,550.00         ZZ
                                         360        107,491.25          4
    4335-4341 POWELL DRIVE             9.000            865.38         90
                                       8.750            865.38      119,500.00
    DAYTON           OH   45404          1            07/30/97         01
    0430338400                           05           09/01/97         25
1


    49854607                             N            08/01/27
    0


    1617947          E22/G02             F          131,150.00         ZZ
                                         360        131,064.20          1
    7005 ALBACETE LANE                 8.125            973.79         80
                                       7.875            973.79      163,949.00
    AUSTIN           TX   78681          1            08/04/97         00
    0410474662                           05           09/01/97          0
    410474662                            O            08/01/27
    0


    1617951          E22/G02             F           44,200.00         ZZ
                                         360         44,178.26          1
    6220 HAMILTON RICHMOND ROAD        9.500            371.66         65
                                       9.250            371.66       68,000.00
    SUMMERVILLE      OH   45064          5            08/05/97         00
    0410420087                           05           09/01/97          0
    410420087                            N            08/01/27
    0


    1617952          E22/G02             F           55,900.00         ZZ
                                         360         55,900.00          1
    6218 HAMILTON RICHMOND ROAD        9.500            470.04         65
                                       9.250            470.04       86,000.00
    SUMMERSVILLE     OH   45064          5            08/05/97         00
    0410420079                           05           10/01/97          0
    410420079                            N            09/01/27
    0


    1617953          E22/G02             F           35,100.00         ZZ
                                         360         35,078.73          1
    2618 WEST 68TH STREET              8.500            269.89         90
                                       8.250            269.89       39,000.00
    DAVENPORT        IA   52806          1            08/05/97         04
    0410493233                           05           09/01/97         25
    410493233                            N            08/01/27
    0


    1617956          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          2
    841-43 NORTH TACOMA AVENUE         9.750            309.30         90
                                       9.500            309.30       40,000.00
    INDIANAPOLIS     IN   46201          1            08/06/97         04
    0410493118                           05           10/01/97         25
    410493118                            N            09/01/27
    0


1


    1617960          E22/G02             F           84,700.00         ZZ
                                         360         84,700.00          1
    204 NORTH JAYSON                   8.250            636.32         80
                                       8.000            636.32      105,900.00
    SLIDELL          LA   70458          1            08/08/97         00
    0410431183                           05           10/01/97          0
    410431183                            O            09/01/27
    0


    1617961          E22/G02             F           96,050.00         ZZ
                                         360         95,996.15          1
    1446 FOXWOOD COURT                 8.875            764.22         85
                                       8.625            764.22      113,000.00
    ANNAPOLIS        MD   21401          5            08/01/97         23
    0410473078                           09           09/01/97          0
    410473078                            O            08/01/27
    0


    1617962          E22/G02             F           38,950.00         ZZ
                                         360         38,931.34          4
    2724 WYOMING                       9.625            331.07         72
                                       9.375            331.07       54,400.00
    ST. LOUIS        MO   63118          1            07/25/97         00
    0410420384                           05           09/01/97          0
    410420384                            N            08/01/27
    0


    1617964          E22/G02             F           36,800.00         ZZ
                                         360         36,800.00          1
    3284 WARRINGWOOD DRIVE             9.000            296.10         71
                                       8.750            296.10       52,000.00
    BIRMINGHAM       AL   35216          1            08/06/97         00
    0410473268                           01           10/01/97          0
    410473268                            N            09/01/27
    0


    1617966          E22/G02             F           63,000.00         T
                                         360         63,000.00          1
    ROAD 48 ROUTE 5 HOLLY MOUNT        8.500            484.42         90
    ROAD                               8.250            484.42       70,000.00
    HARBESON         DE   19951          1            08/08/97         04
    0410434195                           05           10/01/97         25
    410434195                            O            09/01/27
    0


    1617984          G75/G75             F           50,400.00         ZZ
                                         360         50,400.00          1
    1390 B HUNTERS RIDGE               8.750            396.50         90
                                       8.500            396.50       56,000.00
1


    HARRISONBURG     VA   22801          1            08/15/97         10
    03315707                             01           10/01/97         25
    03315707                             N            09/01/27
    0


    1618034          624/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    5442 SOUTH ARCHES DRIVE            8.500            861.18         79
                                       8.250            861.18      142,000.00
    TAYLORSVILLE     UT   84118          5            08/22/97         00
    0430350082                           05           10/01/97          0
    65030070013F                         O            09/01/27
    0


    1618096          568/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    30959 VALLEY CENTER ROAD           8.500            922.70         80
                                       8.250            922.70      150,000.00
    VALLEY CENTER    CA   92082          1            08/01/97         00
    0430340497                           05           10/01/97          0
    809012                               O            09/01/27
    0


    1618097          608/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    101 HONEYSUCKLE DRIVE              8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    TRENTON          NJ   08638          1            08/11/97         00
    0430338681                           03           10/01/97          0
    96545                                O            09/01/27
    0


    1618099          731/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    6254 TIMBERLANE STREET             8.750          1,888.08         86
                                       8.500          1,888.08      280,000.00
    AGOURA HILLS     CA   91301          2            08/06/97         11
    0430337592                           05           10/01/97         25
    8000593                              N            09/01/27
    0


    1618100          H05/H05             F          272,000.00         ZZ
                                         360        272,000.00          1
    2 WOODCOCK LANE                    8.250          2,043.45         80
                                       8.000          2,043.45      340,000.00
    WESTPORT         CT   06880          1            08/11/97         00
    7070142                              05           10/01/97          0
    7070142                              O            09/01/27
    0
1




    1618104          H05/H05             F          192,500.00         ZZ
                                         360        192,394.85          1
    210 EAST 47TH STREET               9.000          1,548.90         70
    APT 6E                             8.625          1,548.90      275,000.00
    NEW YORK         NY   10017          1            07/18/97         00
    240140004                            06           09/01/97          0
    240140004                            N            08/01/27
    0


    1618124          A78/G02             F          179,800.00         ZZ
                                         360        179,685.35          1
    5750 WEST 20TH STREET #8           8.250          1,350.78         79
                                       8.000          1,350.78      229,000.00
    GREELEY          CO   80634          2            07/28/97         00
    0430342444                           09           09/01/97          0
    010052142                            O            08/01/27
    0


    1618126          A78/G02             F           86,500.00         ZZ
                                         360         86,441.96          1
    917 ARAPAHOE CIRCLE                8.000            634.71         49
                                       7.750            634.71      176,500.00
    LOUISVILLE       CO   80027          1            08/01/97         00
    0430342386                           05           09/01/97          0
    010052184                            O            08/01/27
    0


    1618134          664/G02             F          139,400.00         ZZ
                                         360        139,311.11          1
    1127 NORTHEAST 135TH STREET        8.250          1,047.27         85
                                       8.000          1,047.27      164,000.00
    SEATTLE          WA   98125          5            07/16/97         10
    0430340398                           05           09/01/97         12
    2320430                              O            08/01/27
    0


    1618159          737/G02             F           65,000.00         T
                                         360         65,000.00          1
    2450 MAGNOLIA STREET               8.750            511.36         65
                                       8.500            511.36      100,000.00
    DENVER           CO   80207          1            08/07/97         00
    0430343251                           05           10/01/97          0
    574578                               O            09/01/27
    0


    1618166          131/G02             F           33,300.00         ZZ
                                         360         33,281.81          1
1


    1915 9TH AVENUE                    9.000            267.94         90
                                       8.750            267.94       37,000.00
    ROCK ISLAND      IL   61201          1            07/28/97         10
    0430340695                           05           09/01/97         25
    5669777                              N            08/01/27
    0


    1618169          G51/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    211 W BEAVER CREEK BLVD            8.500            861.19         80
    #5                                 8.250            861.19      140,000.00
    AVON             CO   80620          5            08/08/97         14
    0430340489                           01           10/01/97         12
    UNKNOWN                              O            09/01/27
    0


    1618227          076/076             F          119,000.00         ZZ
                                         360        117,702.46          1
    7512 LAKESIDE DRIVE                8.500            915.01         63
                                       8.250            915.01      189,000.00
    FRANKFORT        IL   60423          1            03/28/96         00
    5548742                              05           05/01/96          0
    5548742                              O            04/01/26
    0


    1618250          E22/G02             F          216,000.00         ZZ
                                         360        215,862.26          1
    9682 SCOTSTOUN DRIVE               8.250          1,622.74         80
                                       8.000          1,622.74      270,000.00
    HUNTINGTON BEAC  CA   92646          1            07/24/97         00
    0410477335                           05           09/01/97          0
    410477335                            O            08/01/27
    0


    1618253          K08/G02             F           95,400.00         ZZ
                                         360         95,345.12          1
    20726 TOWN DRIVE                   8.750            750.51         90
                                       8.500            750.51      106,000.00
    BEND             OR   97701          1            07/29/97         04
    0410459093                           03           09/01/97         25
    410459093                            N            08/01/27
    0


    1618258          K08/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    75 GULFSTREAM ROAD UNIT #107B      8.000            660.39         90
                                       7.750            660.39      100,000.00
    DANIA            FL   33004          1            08/01/97         04
    0410447650                           01           10/01/97         25
1


    410447650                            N            09/01/27
    0


    1618267          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    5196 SCOTTWOOD ROAD                8.875            636.52         80
                                       8.625            636.52      100,000.00
    PARADISE         CA   95969          1            08/01/97         00
    0410468292                           05           10/01/97          0
    410468292                            N            09/01/27
    0


    1618282          K08/G02             F          200,800.00         ZZ
                                         360        200,800.00          1
    5233 NORTH PENNSYLVANIA STREET     8.625          1,561.80         80
                                       8.375          1,561.80      251,000.00
    INDIANAPOLIS     IN   46220          1            08/07/97         00
    0410501191                           05           10/01/97          0
    410501191                            O            09/01/27
    0


    1618291          E22/G02             F          257,000.00         ZZ
                                         360        257,000.00          1
    1048 EMPEY WAY                     8.125          1,908.22         78
                                       7.875          1,908.22      330,000.00
    SAN JOSE         CA   95128          5            08/08/97         00
    0410473805                           05           10/01/97          0
    410473805                            O            09/01/27
    0


    1618293          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    85 KUNKLE STREET                   8.250          1,322.23         80
                                       8.000          1,322.23      220,000.00
    VENTURA(OAKVIEW  CA   93022          5            08/08/97         00
    0410475370                           05           10/01/97          0
    410475370                            O            09/01/27
    0


    1618294          E22/G02             F          299,500.00         ZZ
                                         360        299,500.00          1
    1457 MIRAMONTE AVENUE              8.125          2,223.78         60
                                       7.875          2,223.78      500,000.00
    LOS ALTOS        CA   94024          5            08/01/97         00
    0410474241                           05           10/01/97          0
    410474241                            O            09/01/27
    0


1


    1618295          E22/G02             F           56,100.00         ZZ
                                         360         56,070.92          1
    907 ALMA DR                        9.250            461.52         85
                                       9.000            461.52       66,000.00
    LAWRENCE         KS   66049          1            07/31/97         04
    0410472054                           05           09/01/97         25
    410472054                            N            08/01/27
    0


    1618296          E22/G02             F          127,800.00         ZZ
                                         360        127,800.00          2
    125 EMERY COURT                    9.625          1,086.29         90
                                       9.375          1,086.29      142,000.00
    NEWARK           DE   19711          1            08/08/97         04
    0410449771                           05           10/01/97         25
    410449771                            N            09/01/27
    0


    1618299          E22/G02             F          290,000.00         ZZ
                                         360        290,000.00          2
    736 GRIFFITH PLACE                 8.875          2,307.37         79
                                       8.625          2,307.37      370,000.00
    LAGUNA BEACH     CA   92651          2            08/06/97         00
    0410294938                           05           10/01/97          0
    410294938                            O            09/01/27
    0


    1618303          K08/G02             F           99,000.00         ZZ
                                         360         98,950.01          3
    1114 NE 16TH PLACE                 9.375            823.43         90
                                       9.125            823.43      111,000.00
    FORT LAUDERDALE  FL   33305          1            08/06/97         04
    0410449730                           05           09/01/97         25
    410449730                            N            08/01/27
    0


    1618309          K08/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    1450 ANN ARBOR RD. #23             9.500            302.71         90
                                       9.250            302.71       40,000.00
    PLYMOUTH         MI   48170          1            08/06/97         04
    0410485676                           01           10/01/97         25
    410485676                            N            09/01/27
    0


    1618313          K08/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    649 AL DORSEY LANE NORTHWEST       7.750          1,174.92         63
                                       7.500          1,174.92      264,000.00
1


    BAINBRIDGE ISLA  WA   98110          1            08/06/97         00
    0410459077                           05           10/01/97          0
    410459077                            O            09/01/27
    0


    1618314          K08/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    27872 CALLE SAN REMO               8.625          1,337.80         80
                                       8.375          1,337.80      215,000.00
    SAN JUAN CAPIST  CA   92675          5            08/06/97         00
    0410461792                           05           10/01/97          0
    410461792                            O            09/01/27
    0


    1618315          K08/G02             F           35,250.00         ZZ
                                         360         35,250.00          1
    7316 22ND STREET, W  UNIT #202     8.750            277.31         75
                                       8.500            277.31       47,000.00
    ST. LOUIS PARK   MN   55426          1            08/08/97         00
    0410331045                           01           10/01/97          0
    410331045                            O            09/01/27
    0


    1618316          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
    2611 JAMES                         9.250            506.77         69
                                       9.000            506.77       90,000.00
    AUBURN HILLS     MI   48326          5            08/08/97         00
    0410412621                           05           10/01/97          0
    410412621                            N            09/01/27
    0


    1618328          286/286             F           53,900.00         ZZ
                                         360         53,845.34          2
    11 NORTH STILLMAN ST               9.375            448.31         90
    #A&B                               9.125            448.31       59,900.00
    PENSACOLA        FL   32505          1            06/23/97         10
    8645700                              05           08/01/97         25
    8645700                              N            07/01/27
    0


    1618330          286/286             F           43,650.00         ZZ
                                         360         43,624.22          2
    446 WASHINGTON ST                  8.625            339.51         90
                                       8.375            339.51       48,500.00
    PORTSMOUTH       VA   23704          1            07/31/97         11
    8647453                              05           09/01/97         25
    8647453                              N            08/01/27
    0
1




    1618331          286/286             F          131,750.00         ZZ
                                         360        131,681.69          1
    301 MILFORD AVENUE                 9.250          1,083.88         85
                                       9.000          1,083.88      155,000.00
    WILMINGTON       DE   19709          1            07/24/97         10
    8639270                              03           09/01/97         20
    8639270                              N            08/01/27
    0


    1618332          286/286             F           63,800.00         ZZ
                                         360         63,766.92          1
    40 SENTRY WAY                      9.250            524.87         90
                                       9.000            524.87       70,900.00
    MERRIMACK        NH   03054          1            07/10/97         11
    8675903                              01           09/01/97         25
    8675903                              N            08/01/27
    0


    1618334          286/286             F           88,000.00         ZZ
                                         360         87,950.66          3
    422-424 PIERCE STREET              8.875            700.17         88
                                       8.625            700.17      101,000.00
    BETHLEHEM        PA   18015          2            07/18/97         10
    8639328                              05           09/01/97         25
    8639328                              N            08/01/27
    0


    1618336          286/286             F          275,000.00         ZZ
                                         360        274,824.64          1
    1325 MUREX DR                      8.250          2,065.99         60
                                       8.000          2,065.99      465,000.00
    NAPLES           FL   34102          1            07/31/97         00
    8644862                              05           09/01/97          0
    8644862                              O            08/01/27
    0


    1618338          286/286             F           72,000.00         ZZ
                                         360         71,959.63          1
    411 HUMPHREY DRIVE                 8.875            572.87         75
                                       8.625            572.87       96,000.00
    SEYMOUR          TN   37865          1            07/30/97         00
    8696548                              05           09/01/97          0
    8696548                              O            08/01/27
    0


    1618341          286/286             F          125,000.00         ZZ
                                         360        124,928.08          2
1


    534 KINDERKAMACK ROAD              8.750            983.38         50
                                       8.500            983.38      254,000.00
    WESTWOOD         NJ   07675          5            08/01/97         00
    8638315                              05           09/01/97          0
    8638315                              N            08/01/27
    0


    1618360          369/G02             F           84,000.00         ZZ
                                         360         83,949.11          1
    108 CYPRESS ROAD                   8.500            645.89         80
                                       8.250            645.89      105,000.00
    MERRY HILL       NC   27957          1            07/31/97         00
    0430339820                           05           09/01/97          0
    60091519                             O            08/01/27
    0


    1618361          131/G02             F          160,000.00         ZZ
                                         360        159,892.65          1
    5715 PUMA DRIVE                    8.000          1,174.02         80
                                       7.750          1,174.02      200,000.00
    LOVELAND         CO   80538          1            07/25/97         00
    0430340133                           05           09/01/97          0
    3256455                              O            08/01/27
    0


    1618362          369/G02             F           46,800.00         ZZ
                                         360         46,773.07          1
    7030 S 1195 E MCCLISH LK           8.750            368.18         90
                                       8.500            368.18       52,000.00
    HUDSON           IN   46747          1            07/31/97         01
    0430339804                           05           09/01/97         25
    60371093                             N            08/01/27
    0


    1618365          369/G02             F           72,650.00         ZZ
                                         360         72,607.11          1
    7 WOODY CREEK                      8.625            565.06         80
                                       8.375            565.06       90,850.00
    CONROE           TX   77301          1            07/29/97         00
    0430346999                           03           09/01/97          0
    60619731                             O            08/01/27
    0


    1618376          664/G02             F           63,000.00         ZZ
                                         360         62,965.58          1
    5728 SOUTH VICTORIA AVENUE         9.000            506.92         70
                                       8.750            506.92       90,000.00
    LOS ANGELES      CA   90043          1            07/29/97         00
    0430347559                           05           09/01/97          0
1


    2298198                              N            08/01/27
    0


    1618379          664/G02             F          109,800.00         ZZ
                                         360        109,800.00          1
    18919 WATERWAY ROAD                8.500            844.27         90
                                       8.250            844.27      122,000.00
    DALLAS           TX   75093          1            08/04/97         01
    0430340570                           05           10/01/97         25
    2314698                              N            09/01/27
    0


    1618380          A39/G02             F          312,500.00         ZZ
                                         360        312,500.00          1
    853 ADMIRAL COURT                  7.750          2,238.79         66
                                       7.500          2,238.79      475,000.00
    AGOURA           CA   91301          5            08/06/97         00
    0430337535                           03           10/01/97          0
    9700658                              O            09/01/27
    0


    1618383          G18/G02             F           41,400.00         ZZ
                                         360         41,400.00          1
    400 SHELARD PARKWAY, #103          7.750            296.59         90
                                       7.500            296.59       46,000.00
    ST. LOUIS PARK   MN   55426          1            08/22/97         12
    0430350397                           01           10/01/97         25
    217912                               N            09/01/27
    0


    1618384          664/G02             F           59,150.00         ZZ
                                         360         59,117.69          1
    426 EAST 98TH STREET               9.000            475.94         70
                                       8.750            475.94       84,500.00
    INGLEWOOD        CA   90301          1            07/29/97         00
    0430346148                           05           09/01/97          0
    2298206                              N            08/01/27
    0


    1618392          A06/G02             F          129,600.00         T
                                         360        129,521.48          1
    765 SUNSET                         8.500            996.52         90
                                       8.250            996.52      144,000.00
    LUPTON           MI   48635          1            08/01/97         12
    0430346122                           05           09/01/97         25
    001000009700935                      O            08/01/27
    0


1


    1618466          G22/G02             F          232,100.00         ZZ
                                         360        232,100.00          1
    19919 BEAR VALLEY LANE             8.125          1,723.34         80
                                       7.875          1,723.34      290,158.00
    NORTHRIDGE       CA   91326          1            08/04/97         00
    0430345397                           03           10/01/97          0
    241081                               O            09/01/27
    0


    1618474          862/G02             F          119,250.00         ZZ
                                         360        119,184.86          4
    3540 EAST MONTECITO AVENUE         9.000            959.52         90
                                       8.750            959.52      132,500.00
    PHOENIX          AZ   85018          1            07/30/97         04
    0430341396                           05           09/01/97         25
    4462669                              N            08/01/27
    0


    1618476          862/G02             F          218,400.00         ZZ
                                         360        218,267.69          1
    32756 GOSHEN STREET                8.500          1,679.31         80
                                       8.250          1,679.31      273,000.00
    UNION CITY       CA   94587          1            07/17/97         00
    0430341420                           05           09/01/97          0
    4481461                              O            08/01/27
    0


    1618477          862/G02             F           92,000.00         ZZ
                                         360         91,947.06          4
    3837-41 EDNA PLACE                 8.750            723.77         80
                                       8.500            723.77      115,000.00
    SAN DIEGO        CA   92116          1            07/14/97         00
    0430347245                           05           09/01/97          0
    4493755                              N            08/01/27
    0


    1618479          862/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
    1566 MELLOW LANE                   8.250          1,742.94         80
                                       8.000          1,742.94      290,000.00
    SIMI VALLEY      CA   93065          5            08/06/97         00
    0430347005                           03           10/01/97          0
    4426037                              O            09/01/27
    0


    1618549          757/757             F           27,000.00         ZZ
                                         360         26,985.25          1
    11 SANDRAH DRIVE                   9.000            217.25         90
                                       8.750            217.25       30,000.00
1


    ORANGE           MA   01364          1            07/28/97         01
    3168044                              05           09/01/97         25
    3168044                              N            08/01/27
    0


    1618560          253/253             F          161,600.00         ZZ
                                         360        161,494.29          1
    230 HILLSIDE DR                    8.125          1,199.88         80
                                       7.875          1,199.88      202,000.00
    STEAMBOAT SPRIN  CO   80477          5            08/04/97         00
    331573                               05           09/01/97          0
    331573                               O            08/01/27
    0


    1618562          B35/G02             F          112,500.00         ZZ
                                         360        112,428.26          1
    1945 2ND STREET NE                 8.250            845.18         90
                                       8.000            845.18      125,000.00
    WASHINGTON       DC   20002          1            07/31/97         01
    0430341990                           05           09/01/97         25
    9782010598                           N            08/01/27
    0


    1618575          B75/G02             F           83,700.00         ZZ
                                         360         83,651.84          1
    1344 NORTH DAKOTA STREET           8.750            658.47         90
                                       8.500            658.47       93,000.00
    CHANDLER         AZ   85224          1            07/23/97         01
    0430347658                           05           09/01/97         25
    7144850                              N            08/01/27
    0


    1618587          757/757             F           27,000.00         ZZ
                                         360         26,983.64          1
    8 FRANKLIN STREET                  8.500            207.61         22
                                       8.250            207.61      124,000.00
    PLYMOUTH         MA   02360          5            07/28/97         00
    3168564                              05           09/01/97          0
    3168564                              N            08/01/27
    0


    1618590          G41/G02             F           76,500.00         ZZ
                                         360         76,422.43          3
    417 FAIRMOUNT AVENUE               9.375            636.29         90
                                       9.125            636.29       85,000.00
    PHILADELPHIA     PA   19123          1            06/27/97         04
    0430344663                           05           08/01/97         25
    NG                                   N            07/01/27
    0
1




    1618600          560/560             F           96,000.00         ZZ
                                         360         96,000.00          1
    574  NORTH MAIN STREET             8.500            738.16         80
                                       8.250            738.16      120,000.00
    YREKA            CA   96097          1            07/30/97         00
    450804596                            05           10/01/97          0
    450804596                            N            09/01/27
    0


    1618602          560/560             F           86,000.00         ZZ
                                         360         85,947.90          1
    10 TEATICKET PATH                  8.500            661.27         80
                                       8.250            661.27      107,500.00
    EAST FALMOUTH    MA   02536          1            07/31/97         00
    450796123                            05           09/01/97          0
    450796123                            O            08/01/27
    0


    1618603          455/G02             F          166,250.00         ZZ
                                         360        166,250.00          1
    384 MORNINGWOOD GLEN               8.875          1,322.76         95
                                       8.625          1,322.76      175,000.00
    SUWANEE          GA   30174          1            08/14/97         01
    0430344655                           03           10/01/97         30
    56380                                O            09/01/27
    0


    1618606          757/757             F          200,000.00         ZZ
                                         360        200,000.00          1
    51 ELLYSON AVENUE                  8.750          1,573.41         75
                                       8.500          1,573.41      270,000.00
    HAMPSTEAD        NH   03841          1            08/04/97         00
    3168606                              05           10/01/97          0
    3168606                              O            09/01/27
    0


    1618607          664/G02             F          103,200.00         ZZ
                                         360        103,143.62          4
    5401 ROSE HILL CIRCLE              9.000            830.38         80
                                       8.750            830.38      129,000.00
    AUSTIN           TX   78745          1            07/30/97         00
    0430344671                           05           09/01/97          0
    2313963                              N            08/01/27
    0


    1618609          455/G02             F          152,100.00         ZZ
                                         360        152,100.00          1
1


    2787 SPRING FOUNT COURT            9.125          1,237.54         90
                                       8.875          1,237.54      169,000.00
    LAWRENCEVILLE    GA   30043          1            08/11/97         01
    0430347930                           03           10/01/97         25
    56296                                N            09/01/27
    0


    1618610          830/830             F           76,500.00         ZZ
                                         360         76,500.00          1
    838 24TH STREET SE                 8.250            574.72         85
                                       8.000            574.72       90,000.00
    ROCHESTER        MN   55904          5            08/08/97         11
    1531279                              05           10/01/97         12
    1531279                              O            09/01/27
    0


    1618615          B28/G02             F          138,400.00         ZZ
                                         360        138,400.00          1
    8555 SOUTH GATEWOOD STREET         8.250          1,039.76         80
                                       8.000          1,039.76      173,000.00
    HIGHLANDS RANCH  CO   80126          1            08/15/97         00
    0430340240                           03           10/01/97          0
    03970190                             O            09/01/27
    0


    1618616          286/286             F           97,000.00         ZZ
                                         360         96,934.91          1
    1688 CRUMBLEY ROAD                 8.000            711.76         66
                                       7.750            711.76      147,000.00
    MCDONOUGH        GA   30252          1            07/31/97         00
    8697600                              05           09/01/97          0
    8697600                              O            08/01/27
    0


    1618617          560/560             F          164,000.00         ZZ
                                         360        164,000.00          1
    4628 MIRAMAR DRIVE NW              8.000          1,203.38         80
                                       7.750          1,203.38      206,450.00
    ALBUQUERQUE      NM   87114          1            08/05/97         00
    450803598                            03           10/01/97          0
    450803598                            N            09/01/27
    0


    1618618          H34/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    510 NORTHWEAST HIGHWAY YY          8.000            587.02         64
                                       7.750            587.02      125,000.00
    CLINTON          MO   64735          1            08/21/97         00
    0430336339                           05           10/01/97          0
1


    218583                               O            09/01/27
    0


    1618620          560/560             F           94,000.00         ZZ
                                         360         94,000.00          1
    4935 CLARKSVILLE HIGHWAY           8.500            722.78         90
                                       8.250            722.78      104,500.00
    WHITES CREEK     TN   37189          1            08/07/97         21
    450804703                            05           10/01/97         25
    450804703                            N            09/01/27
    0


    1618706          K08/G02             F           40,500.00         ZZ
                                         360         40,476.70          3
    410-412-412R CAROTHERS AVENUE      8.750            318.61         90
                                       8.500            318.61       45,000.00
    CARNEGIE         PA   15106          1            08/07/97         04
    0410490809                           05           09/01/97         25
    410490809                            O            08/01/27
    0


    1618712          405/405             F           60,000.00         ZZ
                                         360         59,957.65          1
    2785 POLI STREET                   7.750            429.85         10
                                       7.500            429.85      660,000.00
    VENTURA          CA   93003          1            07/16/97         00
    008266868                            05           09/01/97          0
    008266868                            O            08/01/27
    0


    1618713          405/405             F           48,750.00         ZZ
                                         360         48,690.71          1
    1609 SONATA LANE                   8.500            374.85         75
                                       8.250            374.85       65,000.00
    SAN MARCOS       CA   92069          1            06/03/97         00
    4231718                              01           08/01/97          0
    4231718                              N            07/01/27
    0


    1618740          405/405             F          283,850.00         ZZ
                                         360        281,187.12          1
    9246 KINGLET DRIVE                 8.375          2,157.47         62
                                       8.125          2,157.47      460,000.00
    LOS ANGELES      CA   90069          2            10/21/96         00
    4035382                              05           12/01/96          0
    4035382                              O            11/01/26
    0


1


    1618754          E82/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
    8272 ECHO DELL                     8.250            504.85         80
                                       8.000            504.85       84,000.00
    SAN DIEGO        CA   92119          5            08/15/97         00
    0400052833                           01           10/01/97          0
    0400052833                           N            09/01/27
    0


    1618764          H05/H05             F           55,000.00         ZZ
                                         360         55,000.00          1
    4095 REIMER ROAD                   8.750            432.69         68
                                       8.500            432.69       81,000.00
    NORTON           OH   44203          2            08/11/97         00
    7070397                              05           10/01/97          0
    7070397                              O            09/01/27
    0


    1618769          664/G02             F           38,700.00         ZZ
                                         360         38,700.00          1
    1108 PEACH STREET                  8.750            304.46         90
                                       8.500            304.46       43,000.00
    SEQUIN           TX   78155          1            08/07/97         01
    0430342212                           05           10/01/97         25
    2313583                              N            09/01/27
    0


    1618771          664/G02             F           42,600.00         ZZ
                                         360         42,600.00          1
    752 N ERKSKINE STREET              8.750            335.14         90
                                       8.500            335.14       47,380.00
    SEGUIN           TX   78155          1            08/05/97         01
    0430340984                           05           10/01/97         25
    2313567                              N            09/01/27
    0


    1618784          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    41 HOLCOMBE BRANCH ROAD            8.625          1,151.13         68
                                       8.375          1,151.13      220,000.00
    WEAVERVILLE      NC   28787          2            08/06/97         00
    0410456719                           05           10/01/97          0
    410456719                            O            09/01/27
    0


    1618785          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
    21095 HAMILTON AVENUE              8.750          1,376.73         65
                                       8.500          1,376.73      270,000.00
1


    CUDJOE KEY       FL   33042          5            08/04/97         00
    0410469373                           05           10/01/97          0
    410469373                            O            09/01/27
    0


    1618791          E22/G02             F           53,100.00         ZZ
                                         360         53,100.00          1
    14040 LORRAINE DRIVE               9.125            432.04         90
                                       8.875            432.04       59,000.00
    HAMMOND          LA   70403          2            08/12/97         04
    0410428023                           05           10/01/97         25
    410428023                            N            09/01/27
    0


    1618793          E22/G02             F           32,550.00         ZZ
                                         360         32,550.00          1
    7229 GREENLEE STREET               8.250            244.54         70
                                       8.000            244.54       46,500.00
    FT. WORTH        TX   76112          5            08/13/97         00
    0410493316                           05           10/01/97          0
    410493316                            N            09/01/27
    0


    1618798          E22/G02             F          316,250.00         ZZ
                                         360        316,250.00          1
    2600 BLACKHAWK TRAIL               8.125          2,348.15         55
                                       7.875          2,348.15      575,000.00
    EDMOND           OK   73034          5            08/08/97         00
    0410478952                           03           10/01/97          0
    410478952                            O            09/01/27
    0


    1618799          K08/G02             F          218,950.00         ZZ
                                         360        218,950.00          1
    10200 HALLBERG LANE                8.625          1,702.97         90
                                       8.375          1,702.97      244,000.00
    RALEIGH          NC   27614          2            08/06/97         04
    0410381354                           03           10/01/97         25
    410381354                            O            09/01/27
    0


    1618800          K08/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    1615 SOUTH STREET                  8.000            953.89         68
                                       7.750            953.89      192,000.00
    KEY WEST         FL   33040          2            08/05/97         00
    0410444418                           05           10/01/97          0
    410444418                            O            09/01/27
    0
1




    1618803          K08/G02             F          216,800.00         ZZ
                                         360        216,800.00          1
    1 HILLVIEW AVENUE                  7.750          1,553.18         80
                                       7.500          1,553.18      271,000.00
    SAN RAFAEL       CA   94901          1            07/30/97         00
    0410483333                           05           10/01/97          0
    410483333                            O            09/01/27
    0


    1618805          K08/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    4909 ROXIE STREET                  9.000            354.84         90
                                       8.750            354.84       49,000.00
    HALTOM CITY      TX   76117          1            08/12/97         10
    0410494553                           05           10/01/97         25
    410494553                            N            09/01/27
    0


    1618806          K08/G02             F          252,800.00         ZZ
                                         360        252,800.00          1
    13325 QUARTERHORSE RUN             8.000          1,854.96         80
                                       7.750          1,854.96      316,000.00
    ROUGEMONT        NC   27572          2            08/05/97         00
    0410452056                           05           10/01/97          0
    410452056                            O            09/01/27
    0


    1618814          K08/G02             F          183,900.00         ZZ
                                         360        183,900.00          1
    9062 CARDINAL AVENUE               8.500          1,414.03         80
                                       8.250          1,414.03      229,900.00
    FOUNTAIN VALLEY  CA   92708          1            08/06/97         00
    0410477228                           05           10/01/97          0
    410477228                            O            09/01/27
    0


    1618820          K08/G02             F          113,450.00         ZZ
                                         360        113,450.00          1
    8160 VIA DI VENETO                 8.500            872.33         80
                                       8.250            872.33      141,845.00
    BOCA RATON       FL   33496          1            08/08/97         00
    0410446082                           09           10/01/97          0
    410446082                            O            09/01/27
    0


    1618822          K08/G02             F          204,000.00         ZZ
                                         360        204,000.00          2
1


    358 & 358 1/2 LOMA VISTA STREE     8.500          1,568.58         80
                                       8.250          1,568.58      255,000.00
    EL SEGUNDO       CA   90245          1            08/07/97         00
    0410468748                           05           10/01/97          0
    410468748                            O            09/01/27
    0


    1618825          K08/G02             F          240,800.00         ZZ
                                         360        240,800.00          1
    1371 ORANGE AVENUE                 7.875          1,745.97         80
                                       7.625          1,745.97      301,000.00
    SAN CARLOS       CA   94070          1            08/07/97         00
    0410482483                           05           10/01/97          0
    410482483                            O            09/01/27
    0


    1618827          K08/G02             F          175,950.00         T
                                         360        175,950.00          1
    18015-G KINGS POINT DRIVE          8.750          1,384.20         90
                                       8.500          1,384.20      195,500.00
    CORNELIUS        NC   28031          1            08/08/97         04
    0410452098                           01           10/01/97         25
    410452098                            O            09/01/27
    0


    1618828          K08/G02             F           37,350.00         ZZ
                                         360         37,350.00          2
    2511-2513 AMIE                     9.625            317.47         90
                                       9.375            317.47       41,500.00
    KANSAS CITY      MO   64124          1            08/13/97         10
    0410479075                           05           10/01/97         25
    410479075                            N            09/01/27
    0


    1618832          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    1501 DARLENE AVENUE                8.125          1,574.09         80
                                       7.875          1,574.09      265,000.00
    SAN JOSE         CA   95125          5            08/08/97         00
    0410493936                           05           10/01/97          0
    410493936                            O            09/01/27
    0


    1618834          E22/G02             F           46,450.00         ZZ
                                         360         46,450.00          1
    13503 EAST 34TH STREET SOUTH       8.125            344.89         65
                                       7.875            344.89       72,000.00
    TULSA            OK   74133          5            08/12/97         00
    0410481238                           05           10/01/97          0
1


    410481238                            N            09/01/27
    0


    1618893          696/G02             F          123,200.00         ZZ
                                         360        123,200.00          1
    2111 1/2 O STREET NW               8.875            980.23         80
    UNIT B                             8.625            980.23      154,000.00
    WASHINGTON       DC   20037          2            08/07/97         00
    0430339317                           01           10/01/97          0
    3185487                              N            09/01/27
    0


    1618937          664/G02             F          114,800.00         ZZ
                                         360        114,800.00          1
    19914 138TH AVE SE                 8.125            852.39         80
                                       7.875            852.39      143,500.00
    RENTON           WA   98058          1            08/08/97         00
    0430343517                           05           10/01/97          0
    2321081                              O            09/01/27
    0


    1618989          927/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    3915 NORTH 15TH STREET             8.375            942.49         80
                                       8.125            942.49      155,000.00
    TACOMA           WA   98406          2            08/01/97         00
    0430343780                           05           10/01/97          0
    319160                               N            09/01/27
    0


    1619009          G22/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
    40 EDGEWOOD WAY                    7.750          1,246.56         80
                                       7.500          1,246.56      220,000.00
    SANTA CRUZ       CA   95060          2            08/08/97         00
    0430338921                           05           10/01/97          0
    241084                               O            09/01/27
    0


    1619023          664/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
    221 SW 136TH ST                    8.500            684.34         67
                                       8.250            684.34      133,000.00
    BURIEN           WA   98166          2            08/07/97         00
    0430342691                           05           10/01/97          0
    2321990                              O            09/01/27
    0


1


    1619029          664/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    14015 206TH ST SE                  8.500          1,353.29         80
                                       8.250          1,353.29      220,000.00
    SNOHOMISH        WA   98296          1            08/05/97         00
    0430347120                           05           10/01/97          0
    2312495                              N            09/01/27
    0


    1619037          286/286             F          100,000.00         ZZ
                                         360        100,000.00          1
    405 HADLEY AVE                     8.750            786.71         88
                                       8.500            786.71      114,900.00
    DAYTON           OH   45419          1            08/08/97         10
    8427692                              05           10/01/97         25
    8427692                              N            09/01/27
    0


    1619039          H86/G02             F           53,250.00         ZZ
                                         360         53,250.00          1
    7572 SOUTH ROSEMARY CIRCLE         8.375            404.74         31
                                       8.125            404.74      175,000.00
    ENGLEWOOD        CO   80112          5            08/15/97         00
    0430349696                           03           10/01/97          0
    087846                               O            09/01/27
    0


    1619044          286/286             F           54,450.00         ZZ
                                         360         54,385.47          1
    1236 CREST BROOK DR                8.625            423.51         90
                                       8.375            423.51       60,500.00
    KNOXVILLE        TN   37923          1            06/26/97         10
    8660974                              09           08/01/97         25
    8660974                              N            07/01/27
    0


    1619048          F30/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    862 WEST RED OAKS DRIVE            8.625            925.57         80
                                       8.375            925.57      149,000.00
    MURRAY           UT   84123          1            08/05/97         00
    0430348367                           05           10/01/97          0
    11781                                O            09/01/27
    0


    1619051          G51/G02             F           50,850.00         ZZ
                                         360         50,818.39          1
    4530 SPARKY DRIVE NO. C            8.375            386.50         90
                                       8.125            386.50       56,500.00
1


    LAS VEGAS        NV   89102          1            07/30/97         10
    0430349605                           01           09/01/97         25
    0214954                              N            08/01/27
    0


    1619058          455/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    257 HUNT ST                        8.500            538.24         70
                                       8.250            538.24      100,000.00
    MARIETTA         GA   30060          5            08/14/97         00
    0430347724                           05           10/01/97          0
    56377                                N            09/01/27
    0


    1619059          286/286             F          105,250.00         ZZ
                                         360        105,192.51          1
    2205 LAUREL CT                     9.000            846.87         46
                                       8.750            846.87      230,000.00
    BEDFORD          TX   76021          5            07/23/97         00
    8673136                              05           09/01/97          0
    8673136                              N            08/01/27
    0


    1619094          498/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    7513 CARROLLWOOD WAY               7.875            619.94         57
                                       7.625            619.94      152,500.00
    TRUSSVILLE       AL   35173          1            08/14/97         00
    0430343889                           05           10/01/97          0
    1485246                              O            09/01/27
    0


    1619098          498/G02             F           57,500.00         ZZ
                                         360         57,500.00          2
    24 CYPRESS CIRCLE                  9.125            467.84         90
                                       8.875            467.84       64,000.00
    ORMOND BEACH     FL   32176          1            08/08/97         10
    0430342899                           05           10/01/97         25
    1487542                              O            09/01/27
    0


    1619101          253/253             F           67,200.00         ZZ
                                         360         67,157.14          1
    17A APPOMATOX AVE                  8.250            504.86         80
                                       8.000            504.86       84,000.00
    JACKSONVILLE     IL   62650          2            08/01/97         00
    331181                               05           09/01/97          0
    331181                               O            08/01/27
    0
1




    1619102          253/253             F           59,200.00         T
                                         360         59,200.00          1
    1200 BRISTOL DR                    8.125            439.56         75
                                       7.875            439.56       78,950.00
    MONTROSE         CO   81401          1            08/11/97         00
    331597                               05           10/01/97          0
    331597                               O            09/01/27
    0


    1619110          369/G02             F           67,500.00         ZZ
                                         360         67,459.10          1
    810 MYSTIC DRIVE                   8.500            519.02         90
                                       8.250            519.02       75,000.00
    GREENSBORO       NC   27406          1            07/18/97         01
    0430342949                           05           09/01/97         25
    60144417                             N            08/01/27
    0


    1619112          369/G02             F          135,900.00         ZZ
                                         360        135,815.53          1
    8605 EAST DARTMOUTH AVENUE         8.375          1,032.94         80
                                       8.125          1,032.94      169,900.00
    DENVER           CO   80231          1            07/28/97         00
    0430347203                           05           09/01/97          0
    60806056                             O            08/01/27
    0


    1619113          369/G02             F           58,500.00         ZZ
                                         360         58,468.04          2
    719 EAST PEACH STREET              9.000            470.71         90
                                       8.750            470.71       65,000.00
    CITY OF VINELAN  NJ   08360          1            07/30/97         01
    0430342881                           05           09/01/97         25
    60940442                             N            08/01/27
    0


    1619115          369/G02             F           68,400.00         ZZ
                                         360         68,362.63          1
    9641 W CHATFIELD AVE               9.000            550.37         80
    #E                                 8.750            550.37       85,500.00
    LITTLETON        CO   80123          1            07/31/97         14
    0430342907                           01           09/01/97         12
    60806718                             N            08/01/27
    0


    1619139          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          3
1


    1542 QUARRIER STREET               8.875            680.28         90
                                       8.625            680.28       95,000.00
    CHARLESTON       WV   25311          1            08/13/97         01
    0410457113                           05           10/01/97         30
    410457113                            N            09/01/27
    0


    1619140          E22/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
    4424 ALPHONSE DRIVE                8.500            818.89         73
                                       8.250            818.89      146,500.00
    METAIRIE         LA   70006          1            08/14/97         00
    0410469092                           05           10/01/97          0
    410469092                            O            09/01/27
    0


    1619142          E22/G02             F           77,200.00         ZZ
                                         360         77,154.43          1
    969 SE BOUTELL                     8.625            600.45         80
                                       8.375            600.45       96,500.00
    ESSEXVILLE       MI   48732          1            08/01/97         00
    0410472724                           05           09/01/97          0
    410472724                            O            08/01/27
    0


    1619143          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    17 ST. THOMAS UNIT 5 & 6           8.375            444.64         90
                                       8.125            444.64       65,000.00
    FOX LAKE         IL   60020          1            08/12/97         04
    0410472039                           01           10/01/97         25
    410472039                            N            09/01/27
    0


    1619147          E22/G02             F           62,500.00         ZZ
                                         360         62,500.00          1
    605 SEVEN GABLES CIRCLE SE         8.625            486.12         66
                                       8.375            486.12       94,999.00
    PALM BAY         FL   32909          5            08/07/97         00
    0410474480                           05           10/01/97          0
    410474480                            O            09/01/27
    0


    1619152          E22/G02             F           40,400.00         ZZ
                                         360         40,400.00          1
    25652 RIMGATE DRIVE UNIT #10E      8.500            310.64         73
                                       8.250            310.64       56,000.00
    LAKE FOREST      CA   92630          1            07/28/97         00
    0410422349                           01           10/01/97          0
1


    410422349                            N            09/01/27
    0


    1619155          E22/G02             F           68,800.00         ZZ
                                         360         68,760.42          1
    1136 TENNESSEE                     8.750            541.25         80
                                       8.500            541.25       86,000.00
    LAWRENCE         KS   66044          1            07/31/97         04
    0410493837                           05           09/01/97         25
    410493837                            N            08/01/27
    0


    1619156          E22/G02             F          120,600.00         ZZ
                                         360        120,600.00          1
    14817 PECK DRIVE                   9.250            992.15         90
                                       9.000            992.15      134,000.00
    WARREN           MI   48093          1            08/12/97         04
    0410419063                           05           10/01/97         25
    410419063                            N            09/01/27
    0


    1619157          K08/G02             F           29,600.00         ZZ
                                         360         29,600.00          1
    1012 NORTH SHORE DRIVE UNIT 16     8.625            230.23         80
                                       8.375            230.23       37,000.00
    ST. PETERSBURG   FL   33701          1            08/12/97         00
    0410439772                           01           10/01/97          0
    410439772                            O            09/01/27
    0


    1619158          K08/G02             F           51,300.00         ZZ
                                         360         51,300.00          2
    409 NORTH PALOUSE STREET           8.500            394.45         95
                                       8.250            394.45       54,000.00
    WALLA WALLA      WA   99362          1            08/13/97         04
    0410459697                           05           10/01/97         30
    410459697                            O            09/01/27
    0


    1619159          K08/G02             F          209,550.00         ZZ
                                         360        209,550.00          1
    7903 56TH STREET COURT WEST        8.125          1,555.90         80
                                       7.875          1,555.90      265,000.00
    TACOMA           WA   98467          2            08/08/97         00
    0410459507                           05           10/01/97          0
    410459507                            O            09/01/27
    0


1


    1619162          K08/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
    370 BUTTERNUT DRIVE                8.500          2,844.98         80
                                       8.250          2,844.98      463,430.00
    BUFFALO GROVE    IL   60089          1            08/14/97         00
    0410494124                           05           10/01/97          0
    410494124                            O            09/01/27
    0


    1619164          K08/G02             F          115,500.00         ZZ
                                         360        115,500.00          4
    34-B OSBORNE ROAD (3,4,7,8)        8.875            918.97         75
                                       8.625            918.97      154,000.00
    MARIETTA         GA   30060          1            08/11/97         00
    0410494892                           05           10/01/97          0
    410494892                            N            09/01/27
    0


    1619168          K08/G02             F           39,150.00         ZZ
                                         360         39,150.00          1
    909 WEST OAK RIDGE ROAD            8.625            304.50         80
    UNIT #947B                         8.375            304.50       48,990.00
    ORLANDO          FL   32809          1            08/12/97         10
    0410438170                           01           10/01/97         12
    410438170                            O            09/01/27
    0


    1619170          K08/G02             F           85,200.00         ZZ
                                         360         85,200.00          1
    4830 ECHO FALLS DRIVE              8.125            632.61         80
                                       7.875            632.61      106,500.00
    KINGWOOD         TX   77345          1            08/15/97         00
    0410495386                           03           10/01/97          0
    410495386                            O            09/01/27
    0


    1619172          K08/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
    5850 CAMINO DEL SOL UNIT #105      8.625            623.01         90
                                       8.375            623.01       89,000.00
    BOCA RATON       FL   33433          1            08/13/97         04
    0410449615                           01           10/01/97         25
    410449615                            N            09/01/27
    0


    1619173          K08/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
    3327 MONTECITO DRIVE               9.125            774.58         70
                                       8.875            774.58      136,000.00
1


    SPARKS           NV   89431          5            08/13/97         00
    0410498729                           05           10/01/97          0
    410498729                            N            09/01/27
    0


    1619175          K08/G02             F           93,800.00         ZZ
                                         360         93,800.00          1
    270 SOUTH 500 WEST                 8.625            729.57         82
                                       8.375            729.57      115,000.00
    SALEM            UT   84653          5            08/08/97         04
    0410465686                           05           10/01/97         12
    410465686                            O            09/01/27
    0


    1619177          K08/G02             F           51,750.00         ZZ
                                         360         51,750.00          1
    159 S. FOURTH AVENUE               9.375            430.43         90
                                       9.125            430.43       57,500.00
    BEECH GROVE      IN   46107          1            08/13/97         04
    0410496004                           05           10/01/97         25
    410496004                            N            09/01/27
    0


    1619178          K08/G02             F          256,500.00         ZZ
                                         360        256,500.00          1
    2302 SOUTH DELAWARE PLACE          8.750          2,017.89         95
                                       8.500          2,017.89      270,000.00
    TULSA            OK   74114          1            08/14/97         10
    0410481733                           05           10/01/97         30
    410481733                            O            09/01/27
    0


    1619181          K08/G02             F           24,300.00         ZZ
                                         360         24,300.00          2
    1020-22 NORTH EWING ST.            9.625            206.55         90
                                       9.375            206.55       27,000.00
    INDIANAPOLIS     IN   46201          1            08/12/97         04
    0410501290                           05           10/01/97         25
    410501290                            N            09/01/27
    0


    1619182          K08/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    39051 WILLOW LANDING ROAD          8.125          1,306.80         80
                                       7.875          1,306.80      220,000.00
    BIG BEAR LAKE    CA   92315          1            08/11/97         00
    0410490205                           05           10/01/97          0
    410490205                            O            09/01/27
    0
1




    1619186          K08/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    17623 DIAMOND CANYON DRIVE         8.625            715.57         80
                                       8.375            715.57      115,000.00
    SAN ANTONIO      TX   78232          1            08/13/97         00
    0410481246                           03           10/01/97          0
    410481246                            O            09/01/27
    0


    1619242          201/G02             F          145,800.00         ZZ
                                         360        145,718.25          1
    201 VANDERPOOL LANE                8.875          1,160.06         90
                                       8.625          1,160.06      162,000.00
    HOUSTON          TX   77024          1            08/01/97         11
    0430340224                           09           09/01/97         25
    7809007276                           N            08/01/27
    0


    1619252          209/G02             F          220,000.00         ZZ
                                         360        219,885.94          2
    31 MARTIN STREET                   9.250          1,809.89         95
                                       9.000          1,809.89      232,000.00
    BERGENFIELD      NJ   07621          1            07/30/97         10
    0430339895                           05           09/01/97         30
    197060344                            O            08/01/27
    0


    1619253          201/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    27 WESTON ST                       8.125            594.00         64
                                       7.875            594.00      125,000.00
    HUNTINGTON STAT  NY   11746          1            08/11/97         00
    0430345389                           05           10/01/97          0
    2409003148                           O            09/01/27
    0


    1619260          201/G02             F           40,400.00         ZZ
                                         360         40,400.00          1
    5716 ELLISON AVE                   9.000            325.07         90
                                       8.750            325.07       44,900.00
    FORT WORTH       TX   76117          1            08/06/97         11
    0430345405                           05           10/01/97         25
    8809013827                           N            09/01/27
    0


    1619267          637/G02             F          114,400.00         ZZ
                                         360        114,330.69          1
1


    3414 DEERFIELD LANE                8.500            879.64         80
                                       8.250            879.64      143,000.00
    CLEARWATER       FL   34621          1            07/31/97         00
    0430340299                           05           09/01/97          0
    8042962                              O            08/01/27
    0


    1619274          927/G02             F           95,350.00         ZZ
                                         360         95,296.54          1
    5733 VULTURE PEAK TRAIL            8.875            758.65         90
                                       8.625            758.65      105,950.00
    LAS VEGAS        NV   89118          1            07/21/97         04
    0430340927                           03           09/01/97         25
    321232                               O            08/01/27
    0


    1619275          E60/G02             F          154,400.00         ZZ
                                         360        154,400.00          1
    257 HILLCREST DRIVE                8.250          1,159.96         80
                                       8.000          1,159.96      193,000.00
    ARROYO GRANDE    CA   93420          1            08/01/97         00
    0430346718                           05           10/01/97          0
    510342                               O            09/01/27
    0


    1619279          637/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    10077 SOUTH JORDAN PARK CR         7.875          1,305.13         80
                                       7.625          1,305.13      225,000.00
    SOUTH JORDAN     UT   84095          5            08/05/97         00
    0430344812                           05           10/01/97          0
    8059065                              O            09/01/27
    0


    1619286          731/G02             F          125,400.00         ZZ
                                         360        125,400.00          1
    1020 LEIGHS BROOK WAY              9.000          1,009.00         90
                                       8.750          1,009.00      139,355.00
    DACULA           GA   30211          1            08/11/97         01
    0430346221                           05           10/01/97         25
    3140864728                           N            09/01/27
    0


    1619294          731/G02             F           66,300.00         ZZ
                                         360         66,300.00          3
    7131,7133 & 7135 BARTON STREET     8.875            527.51         65
                                       8.625            527.51      102,000.00
    SAN BERNARDINO   CA   92404          5            08/07/97         00
    0430343772                           05           10/01/97          0
1


    911680164                            N            09/01/27
    0


    1619330          405/405             F           62,100.00         ZZ
                                         360         61,810.00          1
    2938 HOLLYHEAD DRIVE               8.875            494.10         90
                                       8.625            494.10       69,000.00
    DUBLIN           OH   43017          1            07/31/97         10
    8248965                              09           09/01/97         25
    8248965                              N            08/01/27
    0


    1619332          076/076             F           75,000.00         ZZ
                                         360         74,950.93          1
    87 MASSASOIT AVENUE                8.125            556.88         61
                                       7.625            556.88      123,000.00
    CRANSTON         RI   02905          5            07/03/97         00
    1245203                              05           09/01/97          0
    1245203                              O            08/01/27
    0


    1619333          076/076             F           50,000.00         ZZ
                                         360         49,939.20          1
    21 CHAUNCY STREET                  8.500            384.46         64
    3B                                 7.625            384.46       79,000.00
    CAMBRIDGE        MA   02138          5            06/19/97         00
    1248583                              01           08/01/97          0
    1248583                              N            07/01/27
    0


    1619334          076/076             F           60,000.00         ZZ
                                         360         59,961.74          2
    11 REGENT STREET                   8.250            450.76         53
                                       7.625            450.76      115,000.00
    ROXBURY          MA   02119          5            07/10/97         00
    5807812                              05           09/01/97          0
    5807812                              N            08/01/27
    0


    1619335          076/076             F           97,600.00         ZZ
                                         360         97,484.33          3
    22 MARYLAND STREET                 8.625            759.13         80
                                       7.625            759.13      122,000.00
    DORCHESTER       MA   02125          1            06/30/97         10
    5975532                              05           08/01/97         12
    5975532                              N            07/01/27
    0


1


    1619336          076/076             F          244,800.00         ZZ
                                         360        242,856.64          4
    2120 SPRUCE STREET                 7.875          1,774.97         90
                                       7.625          1,774.97      272,000.00
    PHILADELPHIA     PA   19103          1            10/18/96         14
    6447042                              05           12/01/96         25
    6447042                              O            11/01/26
    0


    1619337          076/076             F          350,000.00         ZZ
                                         360        349,808.82          1
    375 HILLVIEW DRIVE                 9.000          2,816.18         71
                                       7.625          2,816.18      495,000.00
    GRAND JUNCTION   CO   81503          4            07/11/97         00
    6620302                              05           09/01/97          0
    6620302                              O            08/01/27
    0


    1619338          076/076             F          102,000.00         ZZ
                                         360        101,791.52          2
    166-64  POST ROAD                  9.375            848.39         85
                                       7.625            848.39      120,000.00
    ABDERDEEN        MD   21001          1            05/02/97         04
    7082074                              05           06/01/97         20
    7082074                              O            05/01/27
    0


    1619339          076/076             F          381,500.00         ZZ
                                         360        381,036.12          1
    16 IDA DRIVE                       8.500          2,933.41         70
                                       7.625          2,933.41      545,000.00
    SOUTH SAN FRANC  CA   94080          1            06/19/97         00
    7084056                              03           08/01/97          0
    7084056                              O            07/01/27
    0


    1619340          076/076             F          274,500.00         ZZ
                                         360        273,924.13          1
    6250 WELTON DRIVE                  9.250          2,258.25         95
                                       7.625          2,258.25      288,990.00
    CENTREVILLE      VA   20120          1            04/29/97         14
    7084182                              03           06/01/97         30
    7084182                              O            05/01/27
    0


    1619341          076/076             F          192,000.00         ZZ
                                         360        191,666.19          1
    355 NW 119 COURT                   8.750          1,510.46         80
                                       7.625          1,510.46      240,000.00
1


    MIAMI            FL   33182          1            05/16/97         00
    7088379                              05           07/01/97          0
    7088379                              O            06/01/27
    0


    1619342          076/076             F           89,100.00         ZZ
                                         360         88,956.66          1
    28 KING AVENUE                     9.125            724.95         87
                                       7.625            724.95      103,000.00
    SELDEN           NY   11784          1            05/19/97         04
    7088670                              05           07/01/97         25
    7088670                              N            06/01/27
    0


    1619343          076/076             F           90,000.00         ZZ
                                         360         89,839.42          1
    370 LIBERTYVILLE ROAD              8.625            700.02         59
                                       7.625            700.02      153,500.00
    NEW PALTZ        NY   12561          1            05/30/97         00
    7088778                              05           07/01/97          0
    7088778                              O            06/01/27
    0


    1619344          076/076             F           52,500.00         ZZ
                                         360         52,364.99          2
    4741/4743 SOUTHERN BLVD            8.875            417.72         70
                                       7.625            417.72       75,000.00
    BOARDMAN         OH   44512          2            05/22/97         00
    7088992                              05           07/01/97          0
    7088992                              N            06/01/27
    0


    1619345          076/076             F          179,700.00         ZZ
                                         360        179,362.58          1
    576 CYPRESS GREEN CIRCLE           8.375          1,365.85         75
                                       7.625          1,365.85      239,990.00
    WELLINGTON       FL   33414          1            05/28/97         00
    7090990                              03           07/01/97          0
    7090990                              O            06/01/27
    0


    1619346          076/076             F          108,500.00         ZZ
                                         360        108,329.92          1
    15011 EAST MONTVIEW BLVD           9.250            892.61         70
                                       7.625            892.61      155,000.00
    AURORA           CO   80011          5            05/28/97         00
    7091225                              05           07/01/97          0
    7091225                              O            06/01/27
    0
1




    1619347          076/076             F           68,000.00         ZZ
                                         360         67,923.47          3
    19 SMITH STREET                    8.875            541.04         80
                                       7.625            541.04       85,000.00
    MIDDLETOWN       NY   10940          1            06/19/97         00
    7092488                              05           08/01/97          0
    7092488                              N            07/01/27
    0


    1619349          076/076             F          120,000.00         ZZ
                                         360        119,857.79          1
    16901 LOS PADRES DRIVE             8.625            933.35         32
                                       7.625            933.35      379,950.00
    TRACY            CA   95376          1            06/17/97         00
    7093058                              05           08/01/97          0
    7093058                              O            07/01/27
    0


    1619350          076/076             F           93,000.00         ZZ
                                         360         92,838.28          1
    2091 PLACITA DE VIDA               8.750            731.64         71
                                       7.625            731.64      131,000.00
    SANTA FE         NM   87505          2            05/22/97         00
    7093180                              05           07/01/97          0
    7093180                              O            06/01/27
    0


    1619351          076/076             F          165,600.00         ZZ
                                         360        165,312.08          1
    1 BIG ELM ROAD                     8.750          1,302.78         80
                                       7.625          1,302.78      207,000.00
    BREWSTER         NY   10509          2            05/23/97         00
    7093531                              05           07/01/97          0
    7093531                              O            06/01/27
    0


    1619352          076/076             F           65,000.00         ZZ
                                         240         64,696.42          3
    6487 MATTHEWS STREET               8.750            574.42         57
                                       7.625            574.42      115,000.00
    PHILADELPHIA     PA   19119          5            05/23/97         00
    7094861                              05           07/01/97          0
    7094861                              N            06/01/17
    0


    1619353          076/076             F          116,000.00         ZZ
                                         360        115,866.02          1
1


    14 PARK DRIVE                      8.750            912.58         80
                                       7.625            912.58      145,000.00
    CHESTER          NY   10918          1            06/30/97         00
    7094909                              05           08/01/97          0
    7094909                              O            07/01/27
    0


    1619354          076/076             F          111,150.00         ZZ
                                         360        111,018.27          1
    3604 65TH AVENUE                   8.625            864.52         95
                                       7.625            864.52      117,000.00
    LANDOVER HILLS   MD   20784          2            06/19/97         14
    7096533                              05           08/01/97         30
    7096533                              O            07/01/27
    0


    1619355          076/076             F           33,000.00         ZZ
                                         360         32,979.49          1
    213 SATINWOOD CIRCLE               8.375            250.82         34
                                       7.625            250.82       99,000.00
    KISSIMMEE        FL   34743          2            07/03/97         00
    7096685                              05           09/01/97          0
    7096685                              O            08/01/27
    0


    1619356          076/076             F           86,000.00         ZZ
                                         360         85,947.90          1
    10930 NW 9TH PLACE                 8.500            661.27         67
                                       7.625            661.27      130,000.00
    GAINESVILLE      FL   32605          2            06/30/97         00
    7096983                              05           09/01/97          0
    7096983                              O            08/01/27
    0


    1619357          076/076             F          150,500.00         ZZ
                                         360        150,317.00          1
    7450 WEBSTER STREET                8.500          1,157.22         70
                                       7.625          1,157.22      215,000.00
    DOWNERS GROVE    IL   60516          1            06/19/97         00
    7097734                              05           08/01/97          0
    7097734                              O            07/01/27
    0


    1619358          076/076             F          103,500.00         ZZ
                                         360        103,383.51          1
    3152 PANOLA ROAD                   8.875            823.50         90
                                       7.625            823.50      115,000.00
    LITHONIA         GA   30058          1            06/25/97         04
    7098238                              05           08/01/97         25
1


    7098238                              N            07/01/27
    0


    1619359          076/076             F           93,000.00         ZZ
                                         360         92,950.51          1
    9 WHALEN AVENUE                    9.125            756.68         52
                                       7.625            756.68      180,000.00
    CROTON ON HUDSO  NY   10520          5            07/03/97         00
    7099657                              05           09/01/97          0
    7099657                              O            08/01/27
    0


    1619360          076/076             F           95,200.00         ZZ
                                         360         95,090.06          1
    108 BREAKNECK  ROAD                8.750            748.94         80
                                       7.625            748.94      119,000.00
    SOUTHBRIDGE      MA   01550          5            06/25/97         00
    7099661                              05           08/01/97          0
    7099661                              O            07/01/27
    0


    1619362          076/076             F           85,000.00         ZZ
                                         360         84,911.52          1
    1821 WEST 33RD AVENUE              9.250            699.28         90
                                       7.625            699.28       94,500.00
    DENVER           CO   80211          1            06/30/97         01
    7101497                              05           08/01/97         25
    7101497                              N            07/01/27
    0


    1619363          076/076             F          112,500.00         ZZ
                                         360        112,431.84          4
    665 SOUTH CAMINO REAL              8.500            865.03         90
                                       7.625            865.03      125,000.00
    PALM SPRINGS     CA   92264          1            07/02/97         04
    7101907                              05           09/01/97         25
    7101907                              O            08/01/27
    0


    1619364          076/076             F          100,000.00         ZZ
                                         360         99,816.98          1
    50 ST JAMES SQUARE                 8.500            768.91         38
                                       7.625            768.91      269,000.00
    HUNTSVILLE       AL   35801          1            05/12/97         00
    8232582                              03           07/01/97          0
    8232582                              O            06/01/27
    0


1


    1619365          076/076             F           32,400.00         ZZ
                                         360         32,365.38          1
    1012 PHILADELPHIA DRIVE            9.125            263.62         90
                                       7.625            263.62       36,000.00
    DAYTON           OH   45407          1            06/11/97         12
    8277682                              05           08/01/97         25
    8277682                              N            07/01/27
    0


    1619366          076/076             F          120,000.00         ZZ
                                         360        119,932.72          1
    4438 EAST 103RD AVENUE             8.875            954.78         80
                                       7.625            954.78      150,010.00
    CROWN POINT      IN   46307          1            07/02/97         00
    8293192                              05           09/01/97          0
    8293192                              O            08/01/27
    0


    1619367          076/076             F           73,200.00         ZZ
                                         360         73,121.80          3
    704 EAST STREET                    9.125            595.58         80
                                       7.625            595.58       91,500.00
    MURFREESBORO     TN   37130          1            06/30/97         00
    8317702                              05           08/01/97          0
    8317702                              N            07/01/27
    0


    1619369          076/076             F           82,450.00         ZZ
                                         360         82,357.21          1
    1768 PORTWEST WAY                  8.875            656.01         90
                                       7.625            656.01       91,645.00
    HAMPTON          GA   30228          1            06/30/97         04
    8416482                              05           08/01/97         25
    8416482                              N            07/01/27
    0


    1619370          076/076             F           81,450.00         ZZ
                                         360         81,365.22          1
    800 SOUTH PECOS STREET             9.250            670.07         90
                                       7.625            670.07       90,500.00
    DENVER           CO   80223          1            06/30/97         01
    8422792                              05           08/01/97         25
    8422792                              N            07/01/27
    0


    1619371          076/076             F           59,400.00         ZZ
                                         360         59,367.55          1
    544 FOX HOLLOW WAY                 9.000            477.95         90
                                       7.625            477.95       66,000.00
1


    MANCHESTER       NH   03103          2            07/08/97         11
    8462352                              01           09/01/97         25
    8462352                              N            08/01/27
    0


    1619372          076/076             F           19,800.00         ZZ
                                         360         19,789.46          1
    2325 PARK AVE                      9.125            161.10         90
                                       7.625            161.10       22,000.00
    WACO             TX   76706          1            07/07/97         10
    8479442                              05           09/01/97         25
    8479442                              N            08/01/27
    0


    1619373          076/076             F          188,000.00         ZZ
                                         360        187,886.11          1
    683 SHAVANO STREET                 8.500          1,445.56         70
                                       7.625          1,445.56      269,000.00
    CRESTED BUTTE S  CO   81224          1            07/15/97         00
    8483892                              05           09/01/97          0
    8483892                              O            08/01/27
    0


    1619374          076/076             F           98,200.00         ZZ
                                         360         97,993.77          4
    58 MAIN STREET                     8.875            781.33         75
                                       7.625            781.33      131,000.00
    FAIRHAVEN        MA   02719          1            06/30/97         00
    8487122                              05           08/01/97          0
    8487122                              N            07/01/27
    0


    1619375          076/076             F           44,625.00         ZZ
                                         360         44,597.27          1
    1505  SWC AVE                      8.375            339.18         85
                                       7.625            339.18       52,500.00
    LAWTON           OK   73501          2            07/11/97         10
    8501102                              05           09/01/97         20
    8501102                              N            08/01/27
    0


    1619376          076/076             F           31,000.00         ZZ
                                         360         30,946.09          1
    3415 KEOTA AVENUE                  8.750            243.88         89
                                       7.625            243.88       34,900.00
    DAVENPORT        IA   52802          1            06/27/97         01
    8504142                              05           08/01/97         25
    8504142                              N            07/01/27
    0
1




    1619377          076/076             F           51,750.00         ZZ
                                         360         51,693.26          1
    2601 MALIBU CIRCLE                 9.000            416.39         90
                                       7.625            416.39       57,500.00
    ORANGE PARK      FL   32065          1            06/13/97         12
    8508492                              05           08/01/97         25
    8508492                              N            07/01/27
    0


    1619378          076/076             F           19,800.00         ZZ
                                         360         19,779.92          1
    1501 VIOLA AVENUE                  9.375            164.69         90
                                       7.625            164.69       22,000.00
    DAYTON           OH   45405          1            06/26/97         12
    8508602                              05           08/01/97         25
    8508602                              N            07/01/27
    0


    1619379          076/076             F           36,000.00         ZZ
                                         360         35,959.49          1
    208 TOPAZ AVENUE                   8.875            286.43         90
                                       7.625            286.43       40,000.00
    PENSACOLA        FL   32505          1            06/26/97         04
    8513192                              05           08/01/97         25
    8513192                              N            07/01/27
    0


    1619380          076/076             F          103,400.00         ZZ
                                         360        103,286.62          1
    126 SOUTH RITA LANE                9.000            831.98         90
                                       7.625            831.98      114,900.00
    CHANDLER         AZ   85226          1            06/26/97         01
    8546232                              05           08/01/97         25
    8546232                              N            07/01/27
    0


    1619381          076/076             F          171,000.00         ZZ
                                         360        170,906.59          3
    35-37 JACKSON ROAD                 9.000          1,375.91         90
                                       7.625          1,375.91      190,000.00
    SOMERVILLE       MA   02143          1            07/17/97         11
    8549772                              05           09/01/97         25
    8549772                              O            08/01/27
    0


    1619382          076/076             F           57,500.00         ZZ
                                         360         57,460.43          1
1


    3019  W ALPINE                     7.875            416.91         26
                                       7.625            416.91      228,000.00
    BELLINGHAM       WA   98226          1            07/01/97         00
    8551812                              05           09/01/97          0
    8551812                              O            08/01/27
    0


    1619383          076/076             F           75,600.00         ZZ
                                         360         75,512.68          1
    2764    LEMON CT                   8.750            594.75         70
                                       7.625            594.75      108,000.00
    DULUTH           GA   30136          5            06/26/97         00
    8552872                              05           08/01/97          0
    8552872                              N            07/01/27
    0


    1619384          076/076             F           75,000.00         ZZ
                                         360         74,959.03          1
    15 GLAUDE AVENUE                   9.000            603.47         71
                                       7.625            603.47      106,900.00
    BIDDEFORD        ME   04005          1            07/08/97         00
    8553922                              05           09/01/97          0
    8553922                              O            08/01/27
    0


    1619385          076/076             F          225,000.00         ZZ
                                         360        224,697.05          1
    1170 MERIWEATHER DRIVE             8.000          1,650.97         61
                                       7.625          1,650.97      370,000.00
    BOGART           GA   30622          1            06/30/97         00
    8554642                              03           08/01/97          0
    8554642                              O            07/01/27
    0


    1619386          076/076             F          130,400.00         ZZ
                                         360        130,253.26          1
    4930 HERITAGE TRACE COURT          8.875          1,037.52         90
                                       7.625          1,037.52      144,900.00
    MARIETTA         GA   30062          1            06/30/97         01
    8555462                              05           08/01/97         25
    8555462                              N            07/01/27
    0


    1619388          076/076             F           65,450.00         ZZ
                                         360         65,378.23          2
    206 TENTH STREET                   9.000            526.63         85
                                       7.625            526.63       77,000.00
    ST AUGUSTINE     FL   32086          1            06/27/97         04
    8570102                              05           08/01/97         20
1


    8570102                              N            07/01/27
    0


    1619389          076/076             F           76,000.00         ZZ
                                         360         75,916.67          1
    7442 EDGEWOOD ROAD                 9.000            611.51         90
                                       7.625            611.51       85,000.00
    ANNAPOLIS        MD   21403          1            06/27/97         01
    8574642                              05           08/01/97         25
    8574642                              N            07/01/27
    0


    1619391          076/076             F           90,700.00         ZZ
                                         360         90,647.81          1
    3165 LOCKMOOR LANE                 8.750            713.54         95
                                       7.625            713.54       95,500.00
    DALLAS           TX   75220          2            07/15/97         10
    8587102                              05           09/01/97         30
    8587102                              O            08/01/27
    0


    1619392          076/076             F           33,550.00         ZZ
                                         360         33,531.68          1
    1614 69TH ST                       9.000            269.95         80
                                       7.625            269.95       41,950.00
    LUBBOCK          TX   79412          1            07/03/97         00
    8589392                              05           09/01/97          0
    8589392                              N            08/01/27
    0


    1619393          076/076             F          107,200.00         ZZ
                                         360        107,126.22          1
    2271 ABRONIA CIRCLE                7.875            777.28         43
                                       7.625            777.28      250,000.00
    ST. GEORGE       UT   84790          2            07/14/97         00
    8595292                              05           09/01/97          0
    8595292                              O            08/01/27
    0


    1619395          076/076             F          105,300.00         ZZ
                                         360        105,234.55          1
    2623 E FOX STREET                  8.375            800.36         90
                                       7.625            800.36      117,000.00
    MESA             AZ   85213          1            07/02/97         04
    8600922                              05           09/01/97         25
    8600922                              N            08/01/27
    0


1


    1619396          076/076             F           76,500.00         ZZ
                                         360         76,457.11          1
    26 CONWELL STREET                  8.875            608.67         90
    UNIT 1                             7.625            608.67       85,000.00
    PROVINCETOWN     MA   02657          1            07/15/97         14
    8605712                              01           09/01/97         25
    8605712                              N            08/01/27
    0


    1619397          076/076             F          392,000.00         ZZ
                                         360        391,743.58          1
    7 STIRRUP ROAD                     8.125          2,910.59         80
                                       7.625          2,910.59      490,000.00
    RANCHO PALOS VE  CA   90275          1            07/10/97         00
    8606862                              05           09/01/97          0
    8606862                              O            08/01/27
    0


    1619412          405/405             F          140,000.00         ZZ
                                         360        139,908.42          1
    11305 SOUTHWEST 1ST STREET         8.125          1,039.50         78
                                       7.875          1,039.50      180,000.00
    CORAL SPRINGS    FL   33071          1            07/24/97         00
    8251324                              05           09/01/97          0
    8251324                              O            08/01/27
    0


    1619433          375/G02             F          100,000.00         ZZ
                                         360         99,877.37          1
    8522 HIGHLAND LANE                 8.875            795.65         63
                                       8.625            795.65      160,000.00
    ALEXANDRIA       VA   22309          5            06/10/97         00
    0430346080                           05           08/01/97          0
    659864                               O            07/01/27
    0


    1619434          375/G02             F           71,650.00         ZZ
                                         360         71,474.70          1
    2936 SOUTH ELATI STREET            8.750            563.67         80
                                       8.500            563.67       89,600.00
    ENGLEWOOD        CO   80110          1            05/22/97         00
    0430341057                           05           07/01/97          0
    659882                               N            06/01/27
    0


    1619436          375/G02             F          112,500.00         ZZ
                                         360        112,435.27          2
    4005-07 OVERLAND DRIVE             8.750            885.04         79
                                       8.500            885.04      143,000.00
1


    LAWRENCE         KS   66049          2            07/09/97         00
    0430342725                           05           09/01/97          0
    661316                               N            08/01/27
    0


    1619437          375/G02             F          516,000.00         ZZ
                                         360        515,490.37          1
    735 S VINE STREET                  9.500          4,338.81         80
                                       9.250          4,338.81      645,000.00
    HINSDALE         IL   60521          2            06/11/97         00
    0430340646                           05           08/01/97          0
    660209                               O            07/01/27
    0


    1619442          375/G02             F          620,750.00         ZZ
                                         360        620,033.10          1
    110 HALE ALII PLACE                8.750          4,883.45         65
                                       8.500          4,883.45      955,000.00
    KIHEI            HI   96753          5            06/11/97         00
    0430342659                           03           08/01/97          0
    659664                               O            07/01/27
    0


    1619980          375/G02             F           52,000.00         ZZ
                                         360         51,918.51          1
    1540 BARRYMORE STREET              9.250            427.79         64
                                       9.000            427.79       81,555.00
    SLIDELL          LA   70461          1            05/29/97         00
    0430342758                           05           07/01/97          0
    659441                               O            06/01/27
    0


    1619981          375/G02             F           86,850.00         ZZ
                                         360         86,717.41          1
    115 SPRUCE STREET                  9.375            722.37         90
                                       9.125            722.37       96,500.00
    LAKE JACKSON     TX   77566          1            05/22/97         04
    0430342733                           05           07/01/97         25
    658108                               N            06/01/27
    0


    1619982          375/G02             F           25,200.00         ZZ
                                         360         25,099.24          1
    4409 S HUGHES                      8.875            200.50         70
                                       8.625            200.50       36,000.00
    FT WORTH         TX   76119          5            04/14/97         00
    0430344085                           05           06/01/97          0
    651540                               N            05/01/27
    0
1




    1619984          375/G02             F          107,000.00         ZZ
                                         360        106,866.52          1
    4620 SW CALDEN STREET              8.375            813.28         73
    #B                                 8.125            813.28      147,000.00
    PORTLAND         OR   97219          1            06/04/97         00
    0430342741                           01           08/01/97          0
    659424                               O            07/01/27
    0


    1619986          375/G02             F          172,000.00         ZZ
                                         360        171,730.43          1
    256 ADELAIDE STREET                9.250          1,415.00         80
                                       9.000          1,415.00      215,000.00
    DEBARY           FL   32713          1            05/19/97         00
    0430342717                           03           07/01/97          0
    658446                               O            06/01/27
    0


    1619987          375/G02             F           57,400.00         ZZ
                                         360         57,305.24          1
    8702 SOUTH 143RD AVENUE            9.000            461.85         70
                                       8.750            461.85       82,000.00
    OMAHA            NE   68138          5            05/29/97         00
    0430346239                           05           07/01/97          0
    659395                               N            06/01/27
    0


    1619989          375/G02             F          118,700.00         ZZ
                                         360        118,523.47          4
    1020 - 1022 NEWTON STREET          9.500            998.09         75
                                       9.250            998.09      158,300.00
    DENVER           CO   80204          1            05/15/97         00
    0430344069                           05           07/01/97          0
    659312                               N            06/01/27
    0


    1619991          375/G02             F           68,600.00         ZZ
                                         360         68,483.77          1
    1002 SOUTH 312TH STREET            8.875            545.81         80
    #134                               8.625            545.81       85,750.00
    FEDERAL WAY      WA   98003          1            05/21/97         00
    0430346288                           01           07/01/97          0
    659232                               O            06/01/27
    0


    1619994          405/405             F          107,200.00         ZZ
                                         360        107,135.05          1
1


    2624 CHANUTE DRIVE                 8.500            824.28         80
                                       8.250            824.28      134,000.00
    ST. LOUIS        MO   63125          1            07/25/97         00
    8271488                              05           09/01/97          0
    8271488                              O            08/01/27
    0


    1619996          375/G02             F           81,000.00         ZZ
                                         360         80,847.90          1
    1650 LONGVIEW WAY N W              8.375            615.66         90
                                       8.125            615.66       90,000.00
    SALEM            OR   97304          1            05/21/97         01
    0430346585                           05           07/01/97         25
    653595                               N            06/01/27
    0


    1619998          375/G02             F          192,000.00         ZZ
                                         360        191,706.84          1
    240 HONEST JOHN ROAD               9.375          1,596.96         80
                                       9.125          1,596.96      240,000.00
    ESTELL MANOR     NJ   08270          1            05/22/97         00
    0430344028                           05           07/01/97          0
    657395                               O            06/01/27
    0


    1620001          375/G02             F          112,000.00         ZZ
                                         360        111,789.67          1
    9959 S E DUNDEE DRIVE              8.375            851.29         70
                                       8.125            851.29      160,000.00
    PORTLAND         OR   97266          1            05/22/97         00
    0430344051                           03           07/01/97          0
    659857                               O            06/01/27
    0


    1620002          375/G02             F           27,000.00         ZZ
                                         360         26,959.81          3
    636 OAK STREET                     9.500            227.04         90
                                       9.250            227.04       30,000.00
    TOLEDO           OH   43605          1            05/30/97         04
    0430342709                           05           07/01/97         25
    659950                               N            06/01/27
    0


    1620003          375/G02             F           58,000.00         ZZ
                                         360         57,896.53          1
    305 LISA COURT                     8.625            451.12         80
                                       8.375            451.12       72,500.00
    FRIENDSWOOD      TX   77546          1            05/20/97         00
    0430342824                           05           07/01/97          0
1


    660425                               O            06/01/27
    0


    1620005          375/G02             F          150,000.00         ZZ
                                         360        148,773.14          1
    6012 SAWGRASS POINT DRIVE          8.875          1,193.47         75
                                       8.625          1,193.47      200,000.00
    PORT ORANGE      FL   32124          1            05/29/97         00
    0430342808                           03           07/01/97          0
    657129                               O            06/01/27
    0


    1620006          375/G02             F           87,200.00         ZZ
                                         360         87,048.37          1
    1004 ALCAZAR STREET N E            8.750            686.01         80
                                       8.500            686.01      109,000.00
    ALBUQUEQUE       NM   87110          2            05/27/97         00
    0430346304                           05           07/01/97          0
    657036                               O            06/01/27
    0


    1620008          375/G02             F          175,500.00         ZZ
                                         360        175,170.45          1
    13608 SE TERRA CASCADE DRIVE       8.375          1,333.93         75
                                       8.125          1,333.93      234,000.00
    CLACKAMAS        OR   97015          5            05/22/97         00
    0430346312                           05           07/01/97          0
    659787                               O            06/01/27
    0


    1620009          375/G02             F           73,500.00         ZZ
                                         360         73,372.20          1
    4006 SE 74TH AVENUE                8.750            578.23         70
                                       8.500            578.23      105,000.00
    PORTLAND         OR   97206          1            05/13/97         00
    0430344036                           05           07/01/97          0
    658613                               O            06/01/27
    0


    1620011          375/G02             F           22,500.00         ZZ
                                         360         22,450.24          2
    2404 SEAMAN ROAD                   9.000            181.05         90
                                       8.750            181.05       25,000.00
    TOLEDO           OH   43605          1            04/25/97         04
    0430341487                           05           06/01/97         25
    97150                                N            05/01/27
    0


1


    1620013          375/G02             F           83,200.00         ZZ
                                         360         83,011.33          1
    465 TREBISKY ROAD                  8.875            661.98         80
                                       8.625            661.98      104,000.00
    RICHMOND HEIGHT  OH   44143          1            04/23/97         00
    0430346254                           05           06/01/97          0
    654014                               O            05/01/27
    0


    1620015          375/G02             F          162,000.00         ZZ
                                         360        161,623.11          1
    4300 WAIALAE AVENUE                8.750          1,274.45         62
    #B-1106                            8.500          1,274.45      263,000.00
    HONOLULU         HI   96816          5            04/09/97         00
    0430343996                           06           06/01/97          0
    651511                               O            05/01/27
    0


    1620020          180/G02             F           21,000.00         ZZ
                                         360         20,987.92          1
    2133 WEST TURNEY AVENUE            8.750            165.21         75
                                       8.500            165.21       28,000.00
    PHOENIX          AZ   85015          1            07/24/97         00
    0430344937                           01           09/01/97          0
    4668034                              N            08/01/27
    0


    1620026          180/G02             F          146,200.00         ZZ
                                         360        146,115.88          4
    473 GLEN VIEW COURT                8.750          1,150.16         90
                                       8.500          1,150.16      162,500.00
    COLORADO SPRING  CO   80904          1            07/31/97         04
    0430344911                           05           09/01/97         25
    4906731                              N            08/01/27
    0


    1620030          180/G02             F          144,000.00         ZZ
                                         360        143,917.15          1
    6824 WOODLAND DRIVE                8.750          1,132.85         90
                                       8.500          1,132.85      160,000.00
    DALLAS           TX   75225          1            07/29/97         10
    0430344002                           05           09/01/97         25
    4708848                              N            08/01/27
    0


    1620032          369/G02             F           86,000.00         ZZ
                                         360         85,950.51          1
    17 NICKLAUS WAY                    8.750            676.57         50
                                       8.500            676.57      172,000.00
1


    CLAYTON          NC   27502          1            07/29/97         00
    0430342873                           03           09/01/97          0
    60279999                             O            08/01/27
    0


    1620037          369/G02             F          186,000.00         ZZ
                                         360        185,887.32          1
    1986 35TH AVENUE                   8.500          1,430.18         75
                                       8.250          1,430.18      250,000.00
    SAN FRANCISCO    CA   94116          2            07/25/97         00
    0430345710                           07           09/01/97          0
    60384971                             N            08/01/27
    0


    1620041          F34/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    2811 NW 108 TERRACE                8.750            786.70         80
                                       8.500            786.70      125,000.00
    SUNRISE          FL   33322          1            08/15/97         00
    0430345462                           05           10/01/97          0
    9760223                              O            09/01/27
    0


    1620052          369/G02             F           70,650.00         ZZ
                                         360         70,611.41          1
    3426 ELLENWOOD LANE                9.000            568.47         90
                                       8.750            568.47       78,500.00
    TAMPA            FL   33618          1            08/01/97         01
    0430344564                           09           09/01/97         25
    60925732                             N            08/01/27
    0


    1620063          E22/G02             F           97,500.00         ZZ
                                         360         97,500.00          3
    135 WEST MAIN STREET               8.375            741.07         59
                                       8.125            741.07      168,000.00
    STRASBURG        PA   17579          2            08/13/97         00
    0410474944                           05           10/01/97          0
    410474944                            N            09/01/27
    0


    1620065          E22/G02             F          120,600.00         ZZ
                                         360        120,600.00          1
    1655 WILBUR PLACE                  8.250            906.03         75
                                       8.000            906.03      160,923.00
    RENO             NV   89509          1            08/05/97         00
    0410467997                           05           10/01/97          0
    410467997                            O            09/01/27
    0
1




    1620069          K08/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    1181 MCCLELLAND DRIVE              8.375            942.49         46
                                       8.125            942.49      275,000.00
    NOVATO           CA   94945          5            08/08/97         00
    0410483531                           05           10/01/97          0
    410483531                            O            09/01/27
    0


    1620075          K08/G02             F           38,900.00         ZZ
                                         360         38,900.00          1
    1078 PALM VIEW DRIVE               8.500            299.11         80
                                       8.250            299.11       49,000.00
    DAYTONA BEACH    FL   32119          2            08/08/97         00
    0410437446                           05           10/01/97          0
    410437446                            O            09/01/27
    0


    1620076          K08/G02             F           74,400.00         ZZ
                                         360         74,400.00          1
    6301 STEVENSON AVENUE UNIT#210     9.000            598.64         80
                                       8.750            598.64       93,000.00
    ALEXANDRIA       VA   22304          5            08/08/97         00
    0410449995                           06           10/01/97          0
    410449995                            O            09/01/27
    0


    1620078          K08/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    198 ASPEN TRAIL                    8.500            307.57         23
                                       8.250            307.57      180,000.00
    VICTOR           ID   83455          5            08/14/97         00
    0410466312                           05           10/01/97          0
    410466312                            N            09/01/27
    0


    1620079          K08/G02             F          423,500.00         ZZ
                                         360        423,500.00          1
    28471 VIA PASITO                   8.000          3,107.49         80
                                       7.750          3,107.49      529,471.00
    SAN JUAN CAPIST  CA   92675          1            08/06/97         00
    0410476584                           03           10/01/97          0
    410476584                            O            09/01/27
    0


    1620080          K08/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
1


    360 BROOKHAVEN COURT               8.000            576.01         34
                                       7.750            576.01      235,000.00
    SEBASTOPOL       CA   95472          2            08/06/97         00
    0410488548                           05           10/01/97          0
    410488548                            O            09/01/27
    0


    1620082          K08/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    5931 CITRINE COURT                 8.500            738.16         80
                                       8.250            738.16      120,000.00
    BOYNTON BEACH    FL   33437          1            08/14/97         00
    0410491237                           03           10/01/97          0
    410491237                            O            09/01/27
    0


    1620083          K08/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
    2088 VISTA DEL SOL                 8.250          1,295.93         75
                                       8.000          1,295.93      230,000.00
    CHINO HILLS      CA   91709          5            08/11/97         00
    0410497887                           05           10/01/97          0
    410497887                            O            09/01/27
    0


    1620095          K08/G02             F          123,400.00         ZZ
                                         360        123,400.00          2
    4867 SW 65 WAY                     8.875            981.83         95
                                       8.625            981.83      129,900.00
    DAVIE            FL   33314          1            08/13/97         04
    0410448237                           05           10/01/97         30
    410448237                            O            09/01/27
    0


    1620098          K08/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    421 OAK STREET                     8.875            795.64         80
                                       8.625            795.64      125,000.00
    CHICO            CA   95928          1            08/11/97         23
    0410498851                           05           10/01/97          0
    410498851                            N            09/01/27
    0


    1620101          K08/G02             F          148,300.00         ZZ
                                         360        148,300.00          1
    12826 MORNING GLORY TRAIL          8.625          1,153.46         90
                                       8.375          1,153.46      164,800.00
    CHESTERLAND      OH   44026          1            08/13/97         04
    0410501340                           05           10/01/97         25
1


    410501340                            N            09/01/27
    0


    1620108          K08/G02             F          140,250.00         ZZ
                                         360        140,250.00          1
    3840 BELL ROAD                     8.250          1,053.65         85
                                       8.000          1,053.65      165,000.00
    AUBURN           CA   95603          5            08/15/97         04
    0410499289                           05           10/01/97         12
    410499289                            O            09/01/27
    0


    1620109          K08/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    635 RAINSVILLE ROAD                8.500          1,230.26         35
                                       8.250          1,230.26      465,000.00
    PETALUMA         CA   94952          5            08/15/97         00
    0410503650                           05           10/01/97          0
    410503650                            O            09/01/27
    0


    1620190          A83/G02             F          101,200.00         ZZ
                                         360        101,076.93          2
    3730 BLUFF LANE                    8.500            778.15         80
                                       8.250            778.15      126,500.00
    ST AUGUSTINE     FL   32086          1            06/30/97         11
    0430347450                           05           08/01/97         17
    NG                                   N            07/01/27
    0


    1620196          A83/G02             F          260,800.00         ZZ
                                         360        260,514.01          1
    187 MAGELLAN AVENUE                9.000          2,098.46         80
                                       8.750          2,098.46      326,000.00
    SAN FRANCISCO    CA   94116          1            06/24/97         00
    0430347336                           05           08/01/97          0
    NG                                   O            07/01/27
    0


    1620198          A83/G02             F           58,000.00         ZZ
                                         360         57,927.63          1
    106 MURNANE                        8.375            440.85         51
                                       8.125            440.85      115,000.00
    WESTERVILLE      OH   43085          5            06/27/97         00
    0430347344                           05           08/01/97          0
    NG                                   N            07/01/27
    0


1


    1620208          A83/G02             F          200,000.00         ZZ
                                         360        199,887.88          2
    1025 & 1027 SUMNER STREET          8.875          1,591.29         69
                                       8.625          1,591.29      290,000.00
    SANTA CRUZ       CA   95062          2            07/07/97         00
    0430347328                           05           09/01/97          0
    8881                                 N            08/01/27
    0


    1620246          405/405             F           68,800.00         ZZ
                                         360         68,760.42          1
    1-26B VIRGINIA DRIVE               8.750            541.25         80
                                       8.500            541.25       86,000.00
    FAIRLAWN         NJ   07410          1            07/25/97         14
    4240289                              01           09/01/97         12
    4240289                              N            08/01/27
    0


    1620266          450/450             F          173,400.00         ZZ
                                         360        173,400.00          1
    1829 WILLOWICKE DR                 8.000          1,272.35         85
                                       7.750          1,272.35      204,000.00
    WIXOM            MI   48393          5            08/08/97         11
    4403085                              05           10/01/97         12
    4403085                              O            09/01/27
    0


    1620279          405/405             F           66,000.00         ZZ
                                         360         65,962.02          4
    68 HARVARD                         8.750            519.23         70
                                       8.500            519.23       94,900.00
    BROCKTON         MA   02401          2            07/24/97         00
    0008278301                           05           09/01/97          0
    0008278301                           N            08/01/27
    0


    1620284          369/G02             F           84,600.00         ZZ
                                         360         84,553.78          2
    2127 HAMPSTEAD ROAD                9.000            680.72         90
                                       8.750            680.72       94,000.00
    SOUTH EUCLID     OH   44121          1            07/23/97         01
    0430347906                           05           09/01/97         25
    60269180                             N            08/01/27
    0


    1620289          369/G02             F           55,500.00         ZZ
                                         360         55,466.37          1
    10419 WEST AUDREY DRIVE            8.500            426.75         80
                                       8.250            426.75       69,500.00
1


    SUN CITY         AZ   85351          1            07/21/97         00
    0430344549                           09           09/01/97          0
    60849494                             O            08/01/27
    0


    1620292          369/G02             F           54,400.00         ZZ
                                         360         54,369.49          1
    36 TENNEY ROAD UNIT 2              8.875            432.84         80
                                       8.625            432.84       68,000.00
    TOWN OF SANDOWN  NH   03873          2            08/01/97         00
    0430342972                           01           09/01/97          0
    60942935                             O            08/01/27
    0


    1620296          G41/G02             F          138,400.00         ZZ
                                         360        138,313.98          1
    66 MARKET STREET                   8.375          1,051.94         80
                                       8.125          1,051.94      173,000.00
    HATFIELD         PA   19440          1            07/31/97         00
    0430344895                           05           09/01/97          0
    60000765                             N            08/01/27
    0


    1620375          A06/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
    10854 HART                         8.000          1,009.67         80
                                       7.750          1,009.67      172,000.00
    HUNTINGTON WOOD  MI   48070          2            08/13/97         00
    0430348383                           05           10/01/97          0
    9708210                              N            09/01/27
    0


    1620377          369/G02             F           46,350.00         ZZ
                                         360         46,323.33          1
    4009 S QUEEN PALM DRIVE            8.750            364.64         90
                                       8.500            364.64       51,500.00
    TUCSON           AZ   85730          1            07/31/97         01
    0430344499                           09           09/01/97         25
    48469258                             O            08/01/27
    0


    1620379          369/G02             F           27,600.00         ZZ
                                         360         27,584.52          1
    3009 JASMINE ROAD                  8.875            219.60         80
                                       8.625            219.60       34,500.00
    AUBURNDALE       FL   33823          1            07/31/97         00
    0430346379                           05           09/01/97          0
    60923778                             N            08/01/27
    0
1




    1620382          369/G02             F           57,600.00         ZZ
                                         360         57,568.53          1
    2734 N TERRACE DRIVE               9.000            463.47         90
                                       8.750            463.47       64,000.00
    CLEARWATER       FL   34619          1            07/30/97         01
    0430346643                           05           09/01/97         25
    60922606                             N            08/01/27
    0


    1620384          964/G02             F          259,200.00         ZZ
                                         360        259,200.00          1
    116 SAN GABRIEL DRIVE              8.125          1,924.55         80
                                       7.875          1,924.55      324,000.00
    FAIRFAX          CA   94930          1            08/04/97         00
    0430339465                           05           10/01/97          0
    26324                                O            09/01/27
    0


    1620388          964/G02             F           69,600.00         ZZ
                                         360         69,600.00          1
    2052 GISELMAN STREET               8.250            522.88         80
                                       8.000            522.88       87,000.00
    LAKEPORT         CA   95453          1            08/04/97         00
    0430339432                           05           10/01/97          0
    26098                                O            09/01/27
    0


    1620431          J99/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    45 BUDD AVENUE                     8.500            738.16         39
                                       8.250            738.16      250,000.00
    CAMPBELL         CA   95008          5            08/06/97         00
    0430344507                           05           10/01/97          0
    215706                               O            09/01/27
    0


    1620432          J33/G02             F           80,900.00         ZZ
                                         360         80,849.71          2
    6572 CARRIAGE COURT                8.375            614.90         90
                                       8.125            614.90       89,900.00
    UNION CITY       GA   30249          1            07/31/97         10
    0430343822                           05           09/01/97         25
    9705410261                           N            08/01/27
    0


    1620435          927/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
1


    2817 101ST AVENUE NORTHEAST        8.125          1,113.75         89
                                       7.875          1,113.75      168,950.00
    LAKE STEVENS     WA   98258          1            08/12/97         11
    0430345108                           05           10/01/97         25
    319368                               N            09/01/27
    0


    1620437          G52/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
    1873 ROCKY ROAD                    8.000            522.81         75
                                       7.750            522.81       95,000.00
    PRESCOTT         AZ   86301          5            08/06/97         00
    0430343913                           05           10/01/97          0
    218477                               O            09/01/27
    0


    1620438          G52/G02             F          192,750.00         ZZ
                                         360        192,750.00          2
    16519 EAST LOST ARROW DRIVE        8.500          1,482.08         95
                                       8.250          1,482.08      202,900.00
    FOUNTAIN HILLS   AZ   85268          1            08/06/97         10
    0430346031                           05           10/01/97         30
    218478                               O            09/01/27
    0


    1620446          731/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    208 MELINDA LANE                   9.250            851.47         90
                                       9.000            851.47      115,000.00
    WOODSTOCK        GA   30188          1            08/13/97         01
    0430344903                           05           10/01/97         25
    3140864818                           N            09/01/27
    0


    1620452          G34/G02             F           82,000.00         ZZ
                                         360         81,950.32          1
    7020 WEST 148TH STREET             8.500            630.51         66
                                       8.250            630.51      125,000.00
    PRIOR LAKE       MN   55372          2            07/24/97         00
    0430345801                           05           09/01/97          0
    70785052                             O            08/01/27
    0


    1620455          480/G02             F           61,200.00         ZZ
                                         360         61,168.27          1
    251 17TH AVE NE                    9.250            503.48         90
                                       9.000            503.48       68,000.00
    ST PETERSBURG    FL   33704          1            07/31/97         10
    0430345850                           05           09/01/97         25
1


    2170678                              N            08/01/27
    0


    1620456          480/G02             F          195,000.00         ZZ
                                         360        194,893.49          2
    5 & 6 MAN-O-WAR RD                 9.000          1,569.01         65
                                       8.750          1,569.01      300,000.00
    MARATHON         FL   33050          5            07/31/97         00
    0430345785                           05           09/01/97          0
    1998384                              N            08/01/27
    0


    1620460          737/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    3939 SOUTH ARGONNE WAY             8.500            615.13         59
                                       8.250            615.13      137,500.00
    AURORA           CO   80013          1            08/13/97         00
    0430346072                           05           10/01/97          0
    574932                               O            09/01/27
    0


    1620461          B28/G02             F           59,500.00         ZZ
                                         360         59,462.05          1
    2124 21ST STREET ROAD              8.250            447.01         47
                                       8.000            447.01      127,000.00
    GREELEY          CO   80631          2            07/14/97         00
    0430345793                           05           09/01/97          0
    05970705                             O            08/01/27
    0


    1620541          776/G02             F           59,500.00         ZZ
                                         360         59,469.16          1
    8570 HIGHWAY 21                    9.250            489.49         55
                                       9.000            489.49      109,000.00
    HILLSBORO        MO   63050          1            07/25/97         00
    0430349134                           05           09/01/97          0
    8745355                              O            08/01/27
    0


    1620543          776/G02             F           76,400.00         ZZ
                                         360         76,400.00          1
    5790 DANA ROGERS DRIVE             8.625            594.23         70
                                       8.375            594.23      109,165.00
    LAS VEGAS        NV   89110          1            08/11/97         00
    0430350363                           03           10/01/97          0
    6146541                              N            09/01/27
    0


1


    1620546          776/G02             F           56,700.00         ZZ
                                         360         56,668.21          1
    4905 SE 77TH AVENUE                8.875            451.13         90
                                       8.625            451.13       63,000.00
    PORTLAND         OR   97206          1            07/29/97         11
    0430348847                           05           09/01/97         25
    5046006                              N            08/01/27
    0


    1620585          369/G02             F           68,000.00         ZZ
                                         360         67,958.80          1
    100 EAST OCEAN VIEW                8.500            522.87         60
                                       8.250            522.87      114,000.00
    NORFOLK          VA   23503          1            08/04/97         00
    0430347823                           06           09/01/97          0
    60093648                             O            08/01/27
    0


    1620590          369/G02             F           80,000.00         T
                                         360         79,952.76          1
    2721 CHATHAM CIRCLE                8.625            622.24         80
                                       8.375            622.24      100,000.00
    KISSIMMEE        FL   34746          1            07/31/97         00
    0430345124                           03           09/01/97          0
    60786803                             O            08/01/27
    0


    1620591          405/405             F           80,000.00         ZZ
                                         360         79,944.94          1
    583 STAFFORD WAY                   7.875            580.06         77
                                       7.625            580.06      105,000.00
    CARSON CITY      NV   89701          1            07/24/97         00
    008263972                            09           09/01/97          0
    008263972                            O            08/01/27
    0


    1620600          455/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    110 GLEN HOLLY DRIVE               8.750            904.71         70
                                       8.500            904.71      165,000.00
    ROSWELL          GA   30076          1            08/18/97         00
    0430346726                           05           10/01/97          0
    56454                                O            09/01/27
    0


    1620605          369/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    2909 EAST CROSS STREET             9.000            579.33         90
                                       8.750            579.33       80,000.00
1


    ANDERSON         IN   46012          1            08/08/97         14
    0430344960                           05           10/01/97         25
    49758824                             N            09/01/27
    0


    1620613          369/G02             F           34,800.00         ZZ
                                         360         34,800.00          1
    1101 NORTH BERWICK AVENUE          8.750            273.78         90
                                       8.500            273.78       38,700.00
    INDIANAPOLIS     IN   46222          1            08/06/97         14
    0430345033                           05           10/01/97         25
    6071844                              N            09/01/27
    0


    1620616          405/405             F          187,000.00         ZZ
                                         360        186,892.41          2
    1592 BUENA VISTA AVENUE            8.750          1,471.13         85
                                       8.500          1,471.13      220,000.00
    ALAMEDA          CA   94501          1            07/30/97         04
    008276180                            05           09/01/97         25
    008276180                            N            08/01/27
    0


    1620622          003/G02             F           83,150.00         ZZ
                                         360         83,099.62          1
    7851 NW 43 STREET                  8.500            639.36         90
                                       8.250            639.36       92,443.00
    CORAL SPRINGS    FL   33065          1            07/31/97         12
    0430345082                           05           09/01/97         25
    0003858032                           N            08/01/27
    0


    1620645          575/G02             F           63,800.00         ZZ
                                         360         63,800.00          1
    398 GROVER CLEVELAND HIGHWAY       9.000            513.35         90
                                       8.750            513.35       71,000.00
    AMHERST          NY   14226          1            08/15/97         12
    0430342105                           05           10/01/97         25
    972362432                            N            09/01/27
    0


    1620654          G51/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    1224 SABLE BLVD                    8.625            233.34         47
                                       8.375            233.34       65,000.00
    AURORA           CO   80011          1            08/19/97         00
    0430346387                           05           10/01/97          0
    215638                               O            09/01/27
    0
1




    1620660          575/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
    3548 EAST DRAGOON AVENUE           8.750            810.30         95
                                       8.500            810.30      109,000.00
    MESA             AZ   85204          2            08/01/97         10
    0430342147                           05           10/01/97         30
    972373843                            O            09/01/27
    0


    1620666          480/G02             F          151,200.00         ZZ
                                         360        151,117.41          4
    3706 W. ROLAND STREET              9.000          1,216.59         90
                                       8.750          1,216.59      168,000.00
    TAMPA            FL   33609          1            07/31/97         12
    0430346734                           05           09/01/97         25
    2170223                              O            08/01/27
    0


    1620690          286/286             F          355,500.00         ZZ
                                         360        355,500.00          1
    14733 COLDWATER ROAD               7.875          2,577.63         75
                                       7.625          2,577.63      474,000.00
    FORT WAYNE       IN   46845          5            08/07/97         00
    937909                               05           10/01/97          0
    937909                               O            09/01/27
    0


    1620698          455/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
    7716 INDIAN CREEK DRIVE            9.000            411.97         80
                                       8.750            411.97       64,000.00
    POWDER SPRINGS   GA   30073          1            08/19/97         00
    0430346403                           05           10/01/97          0
    56459                                O            09/01/27
    0


    1620700          003/G02             F           84,800.00         ZZ
                                         360         84,747.28          1
    11811 NEWCHAPEL COURT              8.375            644.55         80
                                       8.125            644.55      106,000.00
    ORLANDO          FL   32837          1            07/29/97         00
    0430345991                           05           09/01/97          0
    3852522                              O            08/01/27
    0


    1620739          480/G02             F           85,612.00         ZZ
                                         360         85,612.00          1
1


    4343 THOMAS WOODS LANE EAST        8.750            673.51         68
                                       8.500            673.51      125,900.00
    WINTER HAVEN     FL   33880          1            08/05/97         00
    0430345421                           05           10/01/97          0
    2161131                              O            09/01/27
    0


    1620741          560/560             F          146,800.00         ZZ
                                         360        146,711.06          1
    3594 COMMODORE CIRCLE              8.500          1,128.77         80
                                       8.250          1,128.77      183,500.00
    DELRAY BEACH     FL   33483          1            07/15/97         00
    450777891                            03           09/01/97          0
    450777891                            O            08/01/27
    0


    1620745          E29/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
    12100 BANNOCK STREET UNIT C        8.875            601.51         69
                                       8.625            601.51      110,000.00
    DENVER           CO   80234          5            08/15/97         00
    0430348326                           09           10/01/97          0
    9708021                              N            09/01/27
    0


    1620748          B75/G02             F           95,400.00         ZZ
                                         360         95,400.00          1
    1311 W 135TH DRIVE                 9.000            767.61         90
                                       8.750            767.61      106,000.00
    WESTMINSTER      CO   80030          1            08/12/97         11
    0430348284                           03           10/01/97         25
    2943629                              N            09/01/27
    0


    1620749          B75/G02             F          312,800.00         ZZ
                                         360        312,620.03          1
    3236 165TH PLACE NORTHEAST         8.750          2,460.80         80
                                       8.500          2,460.80      391,000.00
    BELLEVUE         WA   98008          5            07/25/97         00
    0430346049                           05           09/01/97          0
    2977866                              O            08/01/27
    0


    1620755          514/G02             F           50,500.00         ZZ
                                         360         50,470.95          1
    607 SOUTH WESTLAND AVENUE          8.750            397.28         90
    UNIT 5                             8.500            397.28       56,125.00
    TAMPA            FL   33606          1            08/06/97         01
    0430344283                           01           09/01/97         25
1


    362193                               N            08/01/27
    0


    1620757          286/286             F           70,400.00         ZZ
                                         360         70,359.49          1
    673 WILSHIRE AVE SW                8.750            553.84         80
                                       8.500            553.84       88,000.00
    CONCORD          NC   28027          5            07/29/97         00
    8697597                              05           09/01/97          0
    8697597                              O            08/01/27
    0


    1620760          286/286             F           70,000.00         ZZ
                                         360         69,961.76          3
    200 SE 9TH ST                      9.000            563.24         67
                                       8.750            563.24      106,000.00
    HALLANDALE       FL   33009          5            07/31/97         00
    8686640                              05           09/01/97          0
    8686640                              N            08/01/27
    0


    1620764          286/286             F           45,300.00         ZZ
                                         360         45,300.00          1
    820 SPRINGHILL ROAD                8.000            332.40         71
                                       7.750            332.40       64,500.00
    STANTON          VA   24401          2            08/01/97         00
    8698694                              05           10/01/97          0
    8698694                              O            09/01/27
    0


    1620765          286/286             F           61,200.00         ZZ
                                         360         61,164.78          2
    20 SKYLINE DR                      8.750            481.47         90
                                       8.500            481.47       68,000.00
    JERSEY CITY      NJ   07504          1            07/25/97         10
    8643798                              05           09/01/97         25
    8643798                              N            08/01/27
    0


    1620767          286/286             F           58,000.00         ZZ
                                         360         57,965.76          1
    1526 DUPREE ROAD                   8.625            451.12         80
                                       8.375            451.12       72,500.00
    WOODSTOCK        GA   30188          1            07/30/97         00
    8697083                              05           09/01/97          0
    8697083                              O            08/01/27
    0


1


    1620768          514/G02             F           60,100.00         ZZ
                                         360         60,059.68          1
    2107 QUAIL HOLLOW COURT            8.000            440.99         67
                                       7.750            440.99       91,000.00
    DALLAS           GA   30132          5            07/28/97         00
    0430344143                           05           09/01/97          0
    684456                               O            08/01/27
    0


    1620769          514/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    504 ROY STREET                     8.125          1,039.50         80
                                       7.875          1,039.50      175,000.00
    HOUSTON          TX   77007          1            08/01/97         00
    0430344119                           05           10/01/97          0
    362124                               O            09/01/27
    0


    1620770          514/G02             F          112,000.00         ZZ
                                         360        111,926.73          1
    2907 LITTLE BRANCH COURT           8.125            831.60         80
                                       7.875            831.60      140,000.00
    HOUSTON          TX   77082          1            07/31/97         00
    0430344176                           03           09/01/97          0
    362166                               O            08/01/27
    0


    1620771          514/G02             F           31,000.00         ZZ
                                         360         30,978.12          1
    13329 SOUTHSHORE DRIVE             7.750            222.09         51
                                       7.500            222.09       61,000.00
    CONROE           TX   77304          1            07/31/97         00
    0430344275                           03           09/01/97          0
    863377                               O            08/01/27
    0


    1620772          514/G02             F          100,750.00         T
                                         360        100,680.66          1
    1225 COURTNEY LANE                 7.875            730.51         80
                                       7.625            730.51      126,000.00
    LEWISVILLE       TX   75067          1            08/01/97         23
    0430344168                           05           09/01/97          0
    362293                               O            08/01/27
    0


    1620774          514/G02             F           52,950.00         ZZ
                                         360         52,950.00          1
    1510 NORTH LOOP #512               8.875            421.29         75
                                       8.625            421.29       70,600.00
1


    AUSTIN           TX   78756          1            08/04/97         00
    0430346098                           01           10/01/97          0
    362012                               N            09/01/27
    0


    1620775          514/G02             F           75,600.00         ZZ
                                         360         75,554.20          1
    605 ALTACUMBRE PLACE               8.500            581.30         69
                                       8.250            581.30      110,000.00
    EL PASO          TX   79912          1            07/30/97         00
    0430344184                           05           09/01/97          0
    362237                               O            08/01/27
    0


    1620776          514/G02             F           64,700.00         ZZ
                                         360         64,663.73          1
    5427 7TH STREET                    8.875            514.78         90
                                       8.625            514.78       71,900.00
    LUBBOCK          TX   79416          4            07/29/97         11
    0430344127                           05           09/01/97         25
    362122                               N            08/01/27
    0


    1620789          286/286             F          109,250.00         ZZ
                                         360        109,190.32          2
    72 WASHINGTON STREET               9.000            879.06         95
                                       8.750            879.06      115,000.00
    LONG BRANCH      NJ   07740          1            07/28/97         10
    0008639489                           05           09/01/97         30
    0008639489                           O            08/01/27
    0


    1620794          286/286             F           27,600.00         ZZ
                                         360         27,584.92          2
    59 & 61 LEILA                      9.000            222.08         90
                                       8.750            222.08       31,000.00
    AKRON            OH   44310          1            07/29/97         10
    0008639606                           05           09/01/97         25
    0008639606                           N            08/01/27
    0


    1620854          286/286             F          108,000.00         ZZ
                                         360        107,936.23          2
    795 WAKEFIELD ST                   8.625            840.02         80
                                       8.375            840.02      135,000.00
    WEST WARWICK     RI   02893          2            07/24/97         00
    0008698648                           05           09/01/97          0
    0008698648                           O            08/01/27
    0
1




    1620855          286/286             F           25,650.00         ZZ
                                         360         25,635.99          1
    1223 GENESEE STREET                9.000            206.39         90
                                       8.750            206.39       28,500.00
    TRENTON          NJ   08610          1            07/28/97         04
    0008638353                           07           09/01/97         25
    0008638353                           N            08/01/27
    0


    1620856          286/286             F           85,500.00         ZZ
                                         360         85,448.19          1
    55 FREEDOM ROAD                    8.500            657.43         64
                                       8.250            657.43      135,000.00
    PROVIDENCE       RI   02909          2            07/30/97         00
    0008639568                           05           09/01/97          0
    0008639568                           O            08/01/27
    0


    1620858          561/561             F          110,600.00         ZZ
                                         360        110,600.00          4
    1728 MOUNT VERNON STREET           8.875            879.99         70
                                       8.625            879.99      158,000.00
    PHILADELPHIA     PA   19130          1            08/15/97         00
    9092560                              05           10/01/97          0
    9092560                              N            09/01/27
    0


    1620881          H86/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
    2089 SOUTH WASHINGTON STREET       9.125          1,025.18         90
                                       8.875          1,025.18      140,000.00
    DENVER           CO   80210          1            08/14/97         01
    0430349340                           05           10/01/97         25
    088346                               N            09/01/27
    0


    1620898          776/G02             F           79,900.00         ZZ
                                         360         79,900.00          1
    445 SE 5TH STREET                  8.625            621.45         85
                                       8.375            621.45       94,000.00
    HERMISTON        OR   97838          5            08/08/97         04
    0430349274                           27           10/01/97         12
    2347431                              O            09/01/27
    0


    1620899          776/G02             F          125,600.00         ZZ
                                         360        125,519.91          1
1


    2698 WEST 7TH STREET               8.250            943.59         80
                                       8.000            943.59      157,500.00
    RENO             NV   89503          1            07/24/97         00
    0430348862                           05           09/01/97          0
    2146736                              O            08/01/27
    0


    1621003          377/377             F          183,600.00         ZZ
                                         360        183,600.00          1
    10 CARLTON DRIVE                   8.750          1,444.39         85
                                       8.500          1,444.39      217,000.00
    ATLANTA          GA   30305          1            08/15/97         01
    3668217                              05           10/01/97         25
    3668217                              N            09/01/27
    0


    1621023          498/G02             F           84,600.00         ZZ
                                         360         84,553.78          1
    1717 BAYTREE COURT                 9.000            680.72         90
                                       8.750            680.72       94,000.00
    GASTONIA         NC   28054          1            07/23/97         04
    0430347088                           05           09/01/97         25
    1487864                              N            08/01/27
    0


    1621026          830/830             F           77,000.00         ZZ
                                         360         77,000.00          1
    7369 SOUTH 2172 WEST               8.625            598.90         65
                                       8.375            598.90      119,000.00
    WEST JORDAN      UT   84084          5            08/12/97         00
    1879527                              05           10/01/97          0
    1879527                              N            09/01/27
    0


    1621027          568/G02             F          305,000.00         ZZ
                                         360        305,000.00          1
    1930 CASA DE ELEGANTE COURT        8.750          2,399.44         68
                                       8.500          2,399.44      450,000.00
    LAS VEGAS        NV   89117          4            08/06/97         00
    0430346627                           05           10/01/97          0
    808973                               O            09/01/27
    0


    1621028          927/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
    14332 118TH AVENUE NORTHEAST       8.000          1,284.09         70
                                       7.750          1,284.09      250,000.00
    KIRKLAND         WA   98034          2            08/06/97         00
    0430346577                           05           10/01/97          0
1


    319194                               O            09/01/27
    0


    1621057          664/G02             F          121,500.00         ZZ
                                         360        121,500.00          3
    3109 S RACINE                      9.250            999.56         90
                                       9.000            999.56      135,000.00
    CHICAGO          IL   60608          1            08/15/97         04
    0430346569                           05           10/01/97         25
    2330553                              N            09/01/27
    0


    1621058          664/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
    1078 NORUMBEGA DRIVE               8.250          1,923.25         80
                                       8.000          1,923.25      320,000.00
    MONROVIA         CA   91016          1            08/04/97         00
    0430348938                           05           10/01/97          0
    2298776                              O            09/01/27
    0


    1621061          253/253             F          220,800.00         ZZ
                                         360        220,800.00          1
    2900 SCARBOROUGH LANE WEST         7.875          1,600.96         80
                                       7.625          1,600.96      276,000.00
    COLLEYVILLE      TX   76034          1            08/14/97         00
    331669                               03           10/01/97          0
    331669                               O            09/01/27
    0


    1621065          253/253             F           49,850.00         ZZ
                                         360         49,850.00          1
    2812 WYCLIFF AVENUE                8.750            392.18         95
    #2812 BLDG A                       8.500            392.18       52,500.00
    DALLAS           TX   75219          1            08/15/97         12
    331838                               01           10/01/97         30
    331838                               O            09/01/27
    0


    1621074          253/253             F           68,850.00         ZZ
                                         360         68,850.00          1
    7204 WINNELLWAY                    9.000            553.99         90
                                       8.750            553.99       76,500.00
    NORTH RICHLAND   TX   76180          1            08/12/97         14
    331099                               05           10/01/97         25
    331099                               N            09/01/27
    0


1


    1621075          180/G02             F           69,750.00         T
                                         360         69,709.87          1
    5343 MYRTLE                        8.750            548.72         88
                                       8.500            548.72       79,629.00
    KANSAS CITY      MO   64130          1            07/29/97         10
    0430350355                           05           09/01/97         25
    4690905                              O            08/01/27
    0


    1621105          405/405             F           67,000.00         ZZ
                                         360         66,961.45          3
    51 HILLBERG                        8.750            527.09         59
                                       8.500            527.09      113,800.00
    BROCKTON         MA   02401          2            07/24/97         00
    8278319                              05           09/01/97          0
    8278319                              N            08/01/27
    0


    1621115          136/G02             F          332,500.00         ZZ
                                         360        332,500.00          1
    271 ARBOR ROAD                     8.250          2,497.97         70
                                       8.000          2,497.97      475,000.00
    FRANKLIN LAKES   NJ   07417          1            08/05/97         00
    0430346247                           05           10/01/97          0
    4503250                              O            09/01/27
    0


    1621140          B75/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
    3807 PROVIDENCE COURT              8.250            838.41         90
                                       8.000            838.41      124,000.00
    WILMINGTON       NC   28412          3            08/18/97         04
    0430345132                           03           10/01/97         25
    2999605                              N            09/01/27
    0


    1621158          131/G02             F           76,500.00         ZZ
                                         360         76,455.98          1
    2518 EAST 18TH STREET              8.750            601.83         90
                                       8.500            601.83       85,000.00
    DAVENPORT        IA   52803          1            08/01/97         10
    0430346635                           05           09/01/97         25
    1071972                              N            08/01/27
    0


    1621220          608/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    221N BISHOP AVE                    8.125            601.42         90
                                       7.875            601.42       90,000.00
1


    CLIFTON HEIGHTS  PA   19018          1            08/18/97         12
    0430349456                           07           10/01/97         25
    982229                               N            09/01/27
    0


    1621223          560/560             F          208,000.00         ZZ
                                         360        208,000.00          1
    18 JENNINGS ROAD                   8.500          1,599.35         80
                                       8.250          1,599.35      260,000.00
    BILLERICA        MA   01862          5            08/08/97         00
    450808852                            05           10/01/97          0
    450808852                            O            09/01/27
    0


    1621225          560/560             F           36,000.00         ZZ
                                         360         36,000.00          1
    1223 PAWTUCKET BOULEVARD           8.500            276.81         80
    UNIT #102                          8.250            276.81       45,000.00
    LOWELL           MA   01854          1            08/08/97         21
    450805023                            01           10/01/97         12
    450805023                            N            09/01/27
    0


    1621226          560/560             F           80,000.00         ZZ
                                         360         80,000.00          1
    408  SUGAR CAMP LANE               8.500            615.14         66
                                       8.250            615.14      122,000.00
    STUARTS DRAFT    VA   24477          5            08/07/97         00
    450808126                            05           10/01/97          0
    450808126                            O            09/01/27
    0


    1621228          560/560             F           72,700.00         ZZ
                                         360         72,616.02          1
    5854 PRIMROSE AVENUE               8.750            571.94         77
                                       8.500            571.94       95,000.00
    INDIANAPOLIS     IN   46034          2            06/11/97         21
    450800537                            05           08/01/97         12
    450800537                            N            07/01/27
    0


    1621231          560/560             F           37,350.00         ZZ
                                         360         37,350.00          1
    37 D PARK CHARLES BLVD SOUTH       8.625            290.51         90
                                       8.375            290.51       41,500.00
    SAINT PETERS     MO   63376          1            08/07/97         21
    450804919                            01           10/01/97         25
    450804919                            N            09/01/27
    0
1




    1621232          H05/H05             F           78,000.00         ZZ
                                         360         78,000.00          1
    408 BEREA STREET                   8.250            585.99         78
                                       8.000            585.99      100,000.00
    BEREA            OH   44017          2            08/18/97         00
    8070117                              05           10/01/97          0
    8070117                              O            09/01/27
    0


    1621233          560/560             F           53,100.00         ZZ
                                         360         53,100.00          1
    2819  THE ALAMEDA                  8.625            413.01         90
                                       8.375            413.01       59,000.00
    BALTIMORE        MD   21218          1            08/11/97         21
    450807177                            07           10/01/97         25
    450807177                            N            09/01/27
    0


    1621235          560/560             F          153,000.00         ZZ
                                         360        153,000.00          2
    2508 2510 WALNUT AVENUE            8.500          1,176.44         85
                                       8.250          1,176.44      180,000.00
    TURLOCK          CA   95380          2            08/06/97         04
    450813217                            03           10/01/97         20
    450813217                            N            09/01/27
    0


    1621237          560/560             F          166,400.00         ZZ
                                         360        166,400.00          1
    12  MELROSE AVE                    8.375          1,264.77         80
                                       8.125          1,264.77      208,000.00
    BARRINGTON       RI   02806          1            08/04/97         00
    450802590                            05           10/01/97          0
    450802590                            O            09/01/27
    0


    1621249          687/G02             F           89,550.00         ZZ
                                         360         89,550.00          4
    43-45 EAST MAIN STREET             8.875            712.50         90
                                       8.625            712.50       99,500.00
    CLIFTON SPRINGS  NY   14432          1            08/13/97         01
    0430349688                           05           10/01/97         25
    1615297                              N            09/01/27
    0


    1621565          664/G02             F           69,100.00         ZZ
                                         360         69,100.00          1
1


    1210 KILLARNEY STREET              8.750            543.61         90
                                       8.500            543.61       76,800.00
    GRAPEVINE        TX   76051          1            08/14/97         01
    0430346361                           05           10/01/97         25
    2316206                              N            09/01/27
    0


    1621577          B57/G02             F           44,900.00         T
                                         360         44,900.00          1
    1905 BERNINA DRIVE                 8.500            345.25         90
                                       8.250            345.25       49,900.00
    PINE MOUNTAIN C  CA   93222          1            08/12/97         01
    0430346155                           03           10/01/97         25
    9711638                              O            09/01/27
    0


    1621603          A83/G02             F          328,000.00         ZZ
                                         360        327,790.85          1
    467 3RD STREET                     8.250          2,464.15         80
                                       8.000          2,464.15      410,000.00
    MONTARA          CA   94037          1            07/11/97         00
    0430348078                           05           09/01/97          0
    NG                                   O            08/01/27
    0


    1621617          A83/G02             F          172,100.00         ZZ
                                         360        171,990.26          1
    1615 TAYLOR LANE                   8.250          1,292.93         75
                                       8.000          1,292.93      229,500.00
    SANTA CRUZ       CA   95062          1            07/08/97         00
    0430348086                           09           09/01/97          0
    6163926252                           O            08/01/27
    0


    1621634          405/405             F           46,200.00         ZZ
                                         360         46,169.00          1
    1909 BALZAR AVE                    8.000            339.00         70
                                       7.750            339.00       66,000.00
    N. LAS VEGAS     NV   89030          1            07/30/97         00
    8255036                              05           09/01/97          0
    8255036                              N            08/01/27
    0


    1621651          E22/G02             F           55,550.00         ZZ
                                         360         55,550.00          1
    2325 TORRINGTON DRIVE UNIT B       8.875            441.98         95
                                       8.625            441.98       58,700.00
    ARLINGTON        TX   76012          1            08/15/97         10
    0410471379                           01           10/01/97         30
1


    410471379                            O            09/01/27
    0


    1621666          K08/G02             F           66,150.00         ZZ
                                         360         66,150.00          1
    4361 KNOLLSHIRE                    8.625            514.51         90
                                       8.375            514.51       73,500.00
    SAN ANTONIO      TX   78247          1            08/12/97         04
    0410431076                           03           10/01/97         25
    410431076                            N            09/01/27
    0


    1621668          K08/G02             F           86,250.00         ZZ
                                         360         86,250.00          4
    2807 SKYWAY CIRCLE                 9.500            725.24         75
                                       9.250            725.24      115,000.00
    AUSTIN           TX   78704          1            08/15/97         00
    0410495188                           05           10/01/97          0
    410495188                            N            09/01/27
    0


    1621675          K08/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    6060 BRYCE WAY                     8.500            768.91         80
                                       8.250            768.91      125,000.00
    ROCKLIN          CA   95677          1            08/08/97         00
    0410468870                           05           10/01/97          0
    410468870                            O            09/01/27
    0


    1621687          K08/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
    12816 62ND LANE NORTH              8.625            572.45         80
                                       8.375            572.45       92,000.00
    WEST PALM BEACH  FL   33412          1            08/14/97         00
    0410491229                           05           10/01/97          0
    410491229                            O            09/01/27
    0


    1621694          K08/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    609 HOWELL AVE                     8.875            465.45         90
                                       8.625            465.45       65,000.00
    DEVINE           TX   78016          2            08/15/97         04
    0410479679                           05           10/01/97         25
    410479679                            N            09/01/27
    0


1


    1621696          K08/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    3125 STONEGATE DRIVE               8.500          1,307.15         73
                                       8.250          1,307.15      236,052.00
    YUBA CITY        CA   95993          1            08/20/97         00
    0410499818                           05           10/01/97          0
    410499818                            O            09/01/27
    0


    1621703          K08/G02             F           61,500.00         T
                                         360         61,500.00          1
    409 PEPPERMILL CIRCLE              8.625            478.34         70
                                       8.375            478.34       87,900.00
    KISSIMMEE        FL   34758          1            08/12/97         00
    0410438048                           03           10/01/97          0
    410438048                            O            09/01/27
    0


    1621705          K08/G02             F           53,990.00         T
                                         360         53,990.00          1
    5232 CURRY FORD ROAD UNIT #408     9.125            439.28         90
                                       8.875            439.28       59,990.00
    ORLANDO          FL   32812          1            08/11/97         04
    0410437974                           01           10/01/97         25
    410437974                            O            09/01/27
    0


    1621706          K08/G02             F          108,850.00         T
                                         360        108,850.00          1
    145 NORTH KIHEI ROAD UNIT #201     9.375            905.36         65
                                       9.125            905.36      167,500.00
    KIHEI            HI   96753          1            08/06/97         00
    0410476303                           20           10/01/97          0
    410476303                            O            09/01/27
    0


    1621711          K08/G02             F          132,000.00         ZZ
                                         360        132,000.00          2
    2822 & 2824 BUCKINGHAM ROAD        8.750          1,038.44         80
                                       8.500          1,038.44      165,000.00
    LOS ANGELES      CA   90016          5            08/08/97         00
    0410476733                           05           10/01/97          0
    410476733                            O            09/01/27
    0


    1621713          K08/G02             F          130,500.00         ZZ
                                         360        130,500.00          4
    4321 WEST ROSECRANS AVENUE         8.750          1,026.64         75
    UNIT #A-D                          8.500          1,026.64      174,000.00
1


    LAWNDALE         CA   90260          1            08/14/97         00
    0410498091                           05           10/01/97          0
    410498091                            N            09/01/27
    0


    1621715          K08/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    311 SOUTH DENTON STREET            8.375            684.07         80
                                       8.125            684.07      112,500.00
    GAINESVILLE      TX   76240          1            08/15/97         00
    0410479364                           05           10/01/97          0
    410479364                            O            09/01/27
    0


    1621717          K08/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    929 SOUTHWOOD BOULAVARD UNIT 3     9.125            768.88         70
                                       8.875            768.88      135,000.00
    INCLINE VILLAGE  NV   89450          5            08/19/97         00
    0410468979                           01           10/01/97          0
    410468979                            N            09/01/27
    0


    1621720          K08/G02             F           62,400.00         ZZ
                                         360         62,400.00          2
    6304 8TH STREET COURT WEST         9.375            519.01         80
                                       9.125            519.01       78,000.00
    BRADENTON        FL   34207          1            08/15/97         04
    0410439731                           05           10/01/97         12
    410439731                            N            09/01/27
    0


    1621723          K08/G02             F           67,050.00         ZZ
                                         360         67,050.00          1
    5623 SPRING WATCH                  9.000            539.50         83
                                       8.750            539.50       81,000.00
    SAN ANTONIO      TX   78247          2            08/15/97         04
    0410430243                           05           10/01/97         20
    410430243                            N            09/01/27
    0


    1621725          K08/G02             F          132,700.00         ZZ
                                         360        132,700.00          1
    2686 PONCHO COURT                  8.000            973.71         80
                                       7.750            973.71      165,900.00
    MINDEN           NV   89423          1            08/18/97         00
    0410499586                           03           10/01/97          0
    410499586                            O            09/01/27
    0
1




    1621726          K08/G02             F           66,500.00         ZZ
                                         360         66,500.00          1
    5851 BURGOYNE                      9.000            535.07         85
                                       8.750            535.07       79,000.00
    SAN ANTONIO      TX   78233          2            08/15/97         04
    0410430250                           05           10/01/97         20
    410430250                            N            09/01/27
    0


    1621986          964/G02             F          141,200.00         ZZ
                                         360        141,200.00          1
    21955 RAINTREE LANE                8.375          1,073.22         80
                                       8.125          1,073.22      176,500.00
    LAKE FOREST      CA   92630          1            08/13/97         00
    0430344440                           03           10/01/97          0
    27280                                O            09/01/27
    0


    1621988          964/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    473 ALAMEDA DE LA LOMA             8.000          1,584.93         80
                                       7.750          1,584.93      270,000.00
    NOVATO           CA   94949          2            08/06/97         00
    0430345330                           05           10/01/97          0
    27057                                O            09/01/27
    0


    1621989          964/G02             F          160,800.00         ZZ
                                         360        160,800.00          1
    2403 WARM SPRINGS ROAD             8.000          1,179.89         80
                                       7.750          1,179.89      201,000.00
    GLEN ELLEN       CA   95442          1            08/07/97         00
    0430344218                           05           10/01/97          0
    27140                                O            09/01/27
    0
1



   TOTAL NUMBER OF LOANS   :      2,481

   TOTAL ORIGINAL BALANCE  :   271,361,374.00

   TOTAL PRINCIPAL BALANCE :   271,005,025.82

   TOTAL ORIGINAL P+I      :     2,108,023.63

   TOTAL CURRENT P+I       :     2,108,023.63


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 10/02/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 07.04.10           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1997-QS9                                  CUTOFF : 09/01/97
  POOL       : 0004263
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -----------------------------------------------------------

      1512740                              .2500
       43,658.81                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1530453                              .2500
      171,906.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1547834                              .2500
       53,371.15                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1552728                              .2500
      112,788.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1554677                              .2500
       74,957.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1565852                              .2500
       77,162.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1566708                              .2500
      327,806.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1567026                              .2500
      103,823.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1568272                              .2500
       55,791.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1568329                              .2500
       58,304.66                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1570050                              .2500
       39,493.01                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1570358                              .2500
      132,050.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1570381                              .2500
       45,850.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1570625                              .2500
      199,762.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1572122                              .2500
      107,830.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1573198                              .2500
      213,851.81                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1573641                              .2500
      149,418.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1575546                              .2500
      101,466.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1575669                              .2500
      105,284.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1576144                              .2500
      127,428.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1576493                              .2500
      175,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1576561                              .2500
      134,809.51                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700
1



      1576889                              .2500
       59,436.42                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1577340                              .2500
       98,867.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1577657                              .2500
       61,410.89                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1577662                              .2500
       87,874.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1577691                              .2500
       50,495.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1577813                              .2500
       91,855.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1577833                              .2500
      117,679.23                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1577871                              .2500
       57,167.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1577872                              .2500
       45,474.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1578143                              .2500
      143,912.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1578222                              .2500
       62,906.30                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1579167                              .2500
       76,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1579573                              .2500
      125,769.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1579623                              .2500
      158,245.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1579798                              .2500
       97,398.51                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1579909                              .2500
      663,813.65                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1579957                              .2500
      134,835.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1580335                              .2500
       79,974.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1580393                              .2500
       73,721.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1580488                              .2500
       40,457.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1581046                              .2500
       74,820.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1581593                              .2500
      149,764.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1581598                              .2500
      199,292.35                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1581772                              .2500
       93,382.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1582045                              .2500
      100,581.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1582146                              .2500
       49,472.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1582160                              .2500
      119,929.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1582260                              .2500
      145,516.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1582278                              .2500
       77,500.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1582361                              .2500
       94,399.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1582426                              .2500
      125,276.10                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1582544                              .2500
       44,950.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1582547                              .2500
       44,027.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1582569                              .2500
      101,548.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1582597                              .2500
       87,895.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1582685                              .2500
      111,930.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1583049                              .2500
       51,042.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1583386                              .2500
       90,558.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1583387                              .2500
       78,869.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1584076                              .2500
      107,186.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1584291                              .2500
      119,465.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1584677                              .2500
      175,816.81                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1584747                              .2500
      100,629.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1584759                              .2500
       81,554.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1584908                              .2500
      189,762.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1584920                              .2500
       94,199.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1585014                              .2500
       53,811.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1585027                              .2500
       60,664.26                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700
1



      1585090                              .2500
      174,787.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1585195                              .2500
      142,917.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1585282                              .2500
      164,705.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1585487                              .2500
       33,680.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1585506                              .2500
      117,800.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1585580                             1.8750
       67,780.23                           .0800
            9.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1585588                             1.6250
       59,275.39                           .0800
            9.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1585673                              .2500
       99,943.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1585773                              .2500
      219,496.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1585801                              .2500
      204,882.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1586082                              .2500
      255,719.29                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1586148                              .2500
      151,115.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1586356                              .2500
      327,335.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1586551                              .2500
      215,865.74                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1586612                              .2500
       21,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1586717                              .2500
       65,217.05                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1586809                              .2500
       52,170.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1586813                              .2500
       63,716.08                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1586847                              .2500
      154,514.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1586875                              .2500
      151,828.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1587163                              .2500
      327,384.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1587295                              .2500
       24,973.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1587297                              .2500
       30,767.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1587299                              .2500
       99,881.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1587333                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1587486                              .2500
       78,307.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1587487                              .2500
      206,675.56                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1587581                              .2500
      101,382.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1587851                              .2500
      184,399.22                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1587869                              .2500
       75,229.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1587887                              .2500
      125,765.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1587902                              .2500
      125,826.85                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.2500                        2.2950
1



      1588009                              .2500
       37,739.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1588018                              .2500
       69,561.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1588040                              .2500
       80,086.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1589085                              .2500
      150,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1589112                              .2500
       79,103.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1589141                              .2500
      157,901.80                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1589152                              .2500
      144,802.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1589199                              .2500
       67,399.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200
1



      1589219                              .2500
      157,318.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1589222                              .2500
       95,078.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1589231                              .2500
      349,787.97                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1589375                              .2500
       48,879.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1589414                              .2500
      106,918.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1589625                              .2500
       16,122.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1589642                              .2500
       61,158.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1589683                              .2500
       90,496.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1589760                              .2500
      137,753.82                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1589789                              .2500
       55,707.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1589819                              .3750
       34,979.33                           .0800
            8.6250                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1589863                              .2500
       72,750.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1589901                              .2500
      102,441.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1589909                              .2500
      229,764.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1589910                              .2500
      128,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1590092                              .2500
       90,948.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1590246                              .2500
       35,061.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1590263                              .2500
       64,728.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1590277                              .2500
       87,326.01                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1590287                              .2500
       74,959.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1590305                              .3750
      113,211.65                           .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1590515                             1.8750
       88,598.39                           .0800
            9.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1590522                              .2500
       50,973.56                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1590677                              .2500
      137,427.73                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1591251                              .2500
       71,958.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1591338                              .2500
       83,842.25                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1591346                              .2500
      101,593.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1591349                              .2500
      151,874.41                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1591361                              .2500
      125,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1591391                              .2500
       62,965.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1591404                              .2500
       67,564.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1591482                              .2500
      139,850.42                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1591498                              .2500
       51,967.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1591529                              .2500
       71,062.16                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1591531                              .2500
       55,321.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1591628                              .2500
       98,377.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1591681                              .2500
      125,581.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1591687                              .2500
      120,087.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1591703                              .2500
       95,392.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1591769                              .2500
       76,950.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1591784                              .2500
       70,609.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1591876                              .2500
       44,976.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1591889                              .2500
       59,934.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1592176                              .2500
      111,134.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1592276                              .2500
      147,415.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1592904                              .2500
       71,679.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1592905                              .2500
       52,619.71                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1592941                              .2500
       68,953.70                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1592947                              .2500
       35,780.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1592948                              .2500
       50,372.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1592954                              .2500
       22,487.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1592957                              .2500
       26,485.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1593252                              .2500
      255,553.54                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1593442                              .2500
       52,170.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1593469                              .2500
      216,490.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1593619                              .2500
       49,787.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1593630                              .2500
       76,460.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1593695                              .2500
       96,691.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1593713                              .2500
       52,186.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1593717                              .2500
       33,980.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1594059                              .2500
      239,838.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1594321                              .2500
       53,867.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1594402                              .2500
      127,626.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1594417                              .2500
       99,940.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1594423                              .2500
       39,954.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1594425                              .2500
       54,326.75                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1594431                              .2500
       89,449.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1594451                              .2500
      120,664.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1594469                              .2500
      175,796.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1594482                              .2500
      349,563.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1594494                              .2500
      157,308.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1594570                              .2500
       53,837.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1594667                              .2500
       35,946.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1594692                              .2500
      239,872.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1594702                              .2500
       27,983.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1594733                              .2500
      189,901.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1594938                              .2500
       57,060.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1595002                              .2500
       24,087.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1595022                              .2500
       56,222.33                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1595034                              .2500
      130,982.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1595063                              .2500
       47,950.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1595081                              .2500
       70,164.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1595101                              .2500
       19,790.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1595204                              .2500
       18,882.21                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1595216                              .2500
       94,684.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1595261                              .2500
      126,830.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1595264                              .2500
       62,527.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595266                              .2500
       50,193.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1595295                              .2500
       73,407.03                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1595320                              .2500
       76,157.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595370                              .2500
       50,470.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1595378                              .2500
       40,928.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1595400                              .2500
      104,933.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1595416                              .2500
      251,851.22                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1595433                              .2500
      114,687.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1595459                              .2500
      255,688.72                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1595470                              .2500
       53,571.47                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1595478                              .2500
       95,941.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1595489                              .2500
       62,963.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1595493                              .2500
       64,288.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1595631                              .2500
      148,916.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595649                              .2500
      104,934.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1595686                              .2500
      182,297.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595698                              .2500
       44,074.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1595704                              .2500
      105,300.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595713                              .2500
       32,355.46                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.2500                        2.2950

      1595731                              .2500
      186,341.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1595738                              .2500
      179,890.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1595741                              .2500
      252,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1595755                              .2500
       74,903.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1595770                              .2500
       81,554.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595772                              .2500
       39,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1595784                              .2500
       58,468.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1595795                              .2500
      500,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1595809                              .2500
       49,913.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1595844                              .2500
       29,982.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1595862                              .2500
       49,966.44                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1595876                              .2500
      185,084.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1595904                              .2500
       49,472.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1595996                              .2500
       84,854.26                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1596024                              .2500
       89,541.29                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1596047                              .2500
       62,100.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1596048                              .2500
      227,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1596078                              .2500
       47,092.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1596098                              .2500
       37,781.41                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1596114                              .2500
       46,775.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1596195                              .2500
      134,312.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596199                              .2500
       66,470.73                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1596202                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1596213                              .2500
      166,882.13                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1596222                              .2500
       68,874.39                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1596228                              .2500
       74,357.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596239                              .2500
       62,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1596259                              .2500
      121,316.46                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1596262                              .2500
      205,981.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596268                              .2500
       35,181.27                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1596311                              .2500
       66,296.34                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1596323                              .2500
      209,225.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1596350                              .2500
      114,930.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1596609                              .2500
      199,865.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1596611                              .2500
      159,714.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1596629                              .2500
      122,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596633                              .2500
      113,532.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1596644                              .2500
      137,178.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1596654                              .2500
       80,978.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596686                              .2500
      127,356.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1596710                              .2500
       96,250.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1596723                              .2500
       80,503.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1596837                              .2500
       59,329.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1597017                              .2500
      359,781.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1597021                              .2500
       84,949.82                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1597145                              .2500
       96,836.61                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1597192                              .2500
       69,263.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1597199                              .2500
       34,980.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1597207                              .2500
       49,472.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1597217                              .2500
      197,883.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1597284                              .2500
      229,360.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1597324                              .3750
      239,756.65                           .0800
            9.3750                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1597339                              .2500
       63,965.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1597343                              .2500
       29,979.87                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1597435                              .2500
       23,387.54                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1597532                              .2500
       35,678.36                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1597542                              .2500
       43,970.47                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1597544                              .2500
       68,814.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1597545                              .2500
       34,630.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1597571                              .2500
      149,906.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1597573                              .2500
       76,009.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1597618                              .2500
       57,884.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1598946                              .2500
       53,945.26                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599189                              .2500
      113,725.17                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599190                              .2500
       69,865.15                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599191                              .2500
      215,750.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599192                              .2500
       94,404.17                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599193                              .2500
       68,173.19                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599194                              .2500
      182,771.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599195                              .2500
       56,606.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599196                              .2500
       80,509.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599198                              .2500
      148,253.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599199                              .2500
      197,673.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599200                              .2500
       37,458.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599201                              .2500
       87,362.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599202                              .2500
      132,650.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599203                              .2500
      143,741.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599204                              .2500
       50,318.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1599205                              .2500
       93,644.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599206                              .2500
       39,958.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599207                              .2500
       82,264.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599208                              .2500
       59,935.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599209                              .2500
      200,568.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599210                              .2500
       27,870.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599211                              .2500
      191,029.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599212                              .2500
      122,229.44                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599213                              .2500
      159,815.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599214                              .2500
      151,677.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599215                              .2500
      224,719.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599217                              .2500
      154,521.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599218                              .2500
       41,950.22                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599219                              .2500
       69,921.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599220                              .2500
      145,431.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599221                              .2500
      125,458.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599223                              .2500
       81,110.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599225                              .2500
       87,684.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599226                              .2500
       69,925.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599227                              .2500
      116,881.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599228                              .2500
      148,328.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599229                              .2500
       58,437.49                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599230                              .2500
       87,900.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599231                              .2500
       49,942.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1599233                              .2500
      111,218.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599234                              .2500
       51,942.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599235                              .2500
       74,309.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599236                              .2500
      148,363.90                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599237                              .2500
       25,499.60                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599238                              .2500
      123,795.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599240                              .2500
      572,901.83                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599241                              .2500
       40,003.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1599242                              .2500
      120,028.17                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599243                              .2500
      119,079.13                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599244                              .2500
      117,349.63                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599245                              .2500
       64,926.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599246                              .2500
      439,542.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599248                              .2500
      151,011.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599249                              .2500
       62,923.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599250                              .2500
      176,130.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599251                              .2500
      404,045.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599252                              .2500
       91,993.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599253                              .2500
      114,253.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599254                              .2500
      224,712.07                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599255                              .2500
      149,826.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599256                              .2500
      137,232.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599257                              .2500
       87,238.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599259                              .2500
       78,170.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599260                              .2500
       92,550.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599261                              .2500
      106,215.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599262                              .2500
      154,677.88                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1599263                              .2500
       47,940.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599264                              .2500
       93,095.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599265                              .2500
      100,633.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599266                              .2500
       78,348.80                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599268                              .2500
       79,914.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1599269                              .2500
      135,026.99                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599270                              .2500
      191,672.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599271                              .2500
       42,696.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599272                              .2500
       91,882.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599273                              .2500
       60,228.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599274                              .2500
       74,876.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599275                              .2500
      101,879.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599278                              .2500
      106,089.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1599279                              .2500
      106,089.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599280                              .2500
      178,532.67                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599281                              .2500
       99,872.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599283                              .2500
       18,727.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599284                              .2500
       35,858.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599285                              .2500
       40,901.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599286                              .2500
       31,309.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599287                              .2500
       64,419.54                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599288                              .2500
      116,765.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599289                              .2500
       47,840.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599290                              .2500
       95,046.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599291                              .2500
      279,676.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599292                              .2500
       73,310.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599293                              .2500
       63,376.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599294                              .2500
       57,933.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599295                              .2500
      116,871.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599298                              .2500
       62,026.40                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599299                              .2500
       19,779.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599300                              .2500
       74,172.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599301                              .2500
       20,676.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599302                              .2500
       38,656.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599303                              .2500
       97,898.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599304                              .2500
      107,370.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599305                              .2500
      203,758.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599306                              .2500
      215,337.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599307                              .2500
      170,797.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599308                              .2500
      199,755.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599309                              .2500
       68,368.05                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599310                              .2500
      239,692.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599311                              .2500
      119,429.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599312                              .2500
      214,158.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599313                              .2500
      214,158.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599314                              .2500
      109,885.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599315                              .2500
      249,718.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599316                              .2500
      108,387.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599317                              .2500
      228,142.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599318                              .2500
      147,423.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599319                              .2500
       53,945.26                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599320                              .2500
       94,693.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599321                              .2500
       95,774.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1599322                              .2500
       82,208.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599323                              .2500
      129,199.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599324                              .2500
       92,592.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599326                              .2500
      103,419.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599327                              .2500
       26,573.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599328                              .2500
      147,425.09                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599329                              .2500
       49,904.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599330                              .2500
      102,407.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599331                              .2500
      104,388.35                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599332                              .2500
       48,899.84                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599333                              .2500
       59,905.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599334                              .2500
       45,526.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599335                              .2500
       51,882.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599336                              .2500
      106,205.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599337                              .2500
      168,934.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599338                              .2500
       63,087.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599339                              .2500
       50,077.34                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599340                              .2500
       59,998.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599341                              .2500
      110,208.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599342                              .2500
      110,584.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599344                              .2500
      150,716.46                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599345                              .2500
      165,496.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599346                              .2500
       74,862.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599347                              .2500
      182,247.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1599348                              .2500
       86,713.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599349                              .2500
       59,890.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599350                              .2500
      154,124.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599351                              .2500
       92,287.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599352                              .2500
      113,055.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599353                              .2500
      151,229.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599354                              .2500
      383,533.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599355                              .2500
       43,451.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599357                              .2500
       65,275.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599358                              .2500
       19,478.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599360                              .2500
      139,392.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599361                              .2500
       87,834.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599362                              .2500
       92,467.09                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599363                              .2500
       86,386.45                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599364                              .2500
      107,865.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599365                              .2500
       57,925.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1599366                              .2500
       49,942.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599367                              .2500
       43,598.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599368                              .2500
       56,231.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599370                              .2500
       71,068.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599371                              .2500
       79,900.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599372                              .2500
      110,255.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599373                              .2500
       29,960.61                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599374                              .2500
       74,904.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1599375                              .2500
       83,902.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599376                              .2500
       78,731.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599377                              .2500
       69,215.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599378                              .2500
      148,684.26                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599379                              .2500
       67,185.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599380                              .2500
      124,313.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599381                              .2500
      118,754.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599383                              .2500
       65,030.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1599384                              .2500
       72,370.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599385                              .2500
       37,960.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599386                              .2500
       48,249.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599388                              .2500
      100,449.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599389                              .2500
       49,936.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599390                              .2500
       42,843.67                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599391                              .2500
       34,294.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599392                              .2500
       93,944.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599393                              .2500
       60,237.22                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599394                              .2500
       33,711.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599395                              .2500
      137,423.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599396                              .2500
       16,181.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599397                              .2500
       24,274.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599398                              .2500
       29,216.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599399                              .2500
       89,821.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599400                              .2500
       25,618.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599401                              .2500
       56,900.91                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599402                              .2500
      135,846.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599403                              .2500
       76,404.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599404                              .2500
       68,464.48                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599405                              .2500
      130,232.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599406                              .2500
       11,181.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599407                              .2500
       74,579.81                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599408                              .2500
       47,607.47                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1599409                              .2500
       48,068.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599410                              .2500
       67,425.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599411                              .2500
      116,995.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599412                              .2500
       99,784.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599413                              .2500
      139,842.44                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599414                              .2500
      151,008.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599415                              .2500
       50,441.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599416                              .2500
       76,214.13                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599417                              .2500
       82,507.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599418                              .2500
       78,059.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599419                              .2500
      158,751.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599420                              .2500
       76,713.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599421                              .2500
      387,503.46                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599422                              .2500
       88,105.76                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599423                              .2500
      139,354.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599424                              .2500
       48,551.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200
1



      1599425                              .2500
       44,056.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599426                              .2500
       72,418.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599428                              .2500
       92,838.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599429                              .2500
       64,249.11                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599430                              .2500
       30,116.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599431                              .2500
       28,668.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599432                              .2500
      281,348.29                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599433                              .2500
      175,791.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599434                              .2500
      120,560.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599435                              .2500
       54,654.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599436                              .2500
       26,871.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599437                              .2500
       85,351.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599438                              .2500
       65,531.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599439                              .2500
       91,890.97                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599440                              .2500
       81,805.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599441                              .2500
       83,605.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599442                              .2500
      110,365.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599443                              .2500
       69,215.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599444                              .2500
      125,346.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599445                              .2500
       35,657.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599446                              .2500
       88,848.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599447                              .2500
      256,779.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599448                              .2500
       55,137.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599449                              .2500
       71,179.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599450                              .2500
       52,098.55                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599451                              .2500
       47,630.88                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599452                              .2500
       31,467.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599453                              .2500
      222,979.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599454                              .2500
      144,852.97                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599455                              .2500
       43,949.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599456                              .2500
       73,454.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599457                              .2500
      117,101.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599458                              .2500
      115,416.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599459                              .2500
       84,467.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599460                              .2500
      105,281.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599461                              .2500
      149,817.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599462                              .2500
      170,726.72                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599464                              .2500
       39,957.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599465                              .2500
       86,904.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599466                              .2500
       58,995.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1599467                              .2500
       23,075.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599468                              .2500
       34,147.78                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599469                              .2500
       51,319.43                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599470                              .2500
       74,247.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599471                              .2500
       49,945.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599472                              .2500
       55,537.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599473                              .2500
       89,911.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599475                              .2500
      137,353.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1599476                              .2500
       41,360.16                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599477                              .2500
       46,749.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599478                              .2500
       45,583.15                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599479                              .2500
       39,442.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599480                              .2500
      141,540.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599481                              .2500
       33,966.42                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599482                              .2500
       19,978.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599483                              .2500
       62,040.25                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1599484                              .2500
       45,848.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599485                              .2500
       61,083.14                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599486                              .2500
       33,250.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599487                              .2500
       62,067.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599488                              .2500
       40,754.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599489                              .2500
       55,712.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599491                              .2500
       58,628.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599492                              .2500
      129,019.05                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1599493                              .2500
       66,886.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599494                              .2500
       58,837.08                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599495                              .2500
       49,449.80                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599496                              .2500
       74,174.71                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599497                              .2500
      103,832.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599498                              .2500
       49,297.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599499                              .2500
       78,561.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599500                              .2500
       54,738.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599501                              .2500
       65,626.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599502                              .2500
       58,239.99                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599503                              .2500
       34,609.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599504                              .2500
      249,612.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599505                              .2500
       67,422.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599506                              .2500
       42,252.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599507                              .2500
      142,748.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599508                              .2500
       95,793.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599509                              .2500
       26,969.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599510                              .2500
       53,806.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599511                              .2500
      167,805.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599512                              .2500
      102,422.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599513                              .2500
       45,443.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599514                              .2500
       71,819.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599515                              .2500
       35,508.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599516                              .2500
       59,333.16                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599517                              .2500
       50,343.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599518                              .2500
       88,547.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599520                              .2500
       44,948.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599521                              .2500
       88,297.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599522                              .2500
      170,098.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599523                              .2500
       85,498.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599524                              .2500
       52,048.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599525                              .2500
       45,400.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599526                              .2500
       84,511.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599527                              .2500
       67,401.85                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599528                              .2500
       66,403.64                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1599529                              .2500
       32,349.21                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599530                              .2500
      110,375.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599531                              .2500
       54,941.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599533                              .2500
      164,604.70                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599534                              .2500
      131,636.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599535                              .2500
      118,518.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599536                              .2500
       93,285.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599537                              .2500
      160,998.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599538                              .2500
      180,401.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599539                              .2500
      209,651.84                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599540                              .2500
      130,636.83                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599541                              .2500
      259,042.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599542                              .2500
       99,875.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1599544                              .2500
       62,901.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599547                              .2500
      105,748.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599548                              .2500
       31,963.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599549                              .2500
      151,824.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599551                              .2500
       63,652.64                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599552                              .2500
       69,082.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599553                              .2500
       86,840.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599554                              .2500
       32,367.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200
1



      1599556                              .2500
      145,198.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599557                              .2500
       89,207.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599558                              .2500
       95,891.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599559                              .2500
       56,092.51                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599560                              .2500
       66,427.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599561                              .2500
      135,047.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599562                              .2500
      106,280.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599563                              .2500
       62,932.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1599564                              .2500
       73,716.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599565                              .2500
      123,845.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599566                              .2500
       36,862.58                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599567                              .2500
       39,951.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599568                              .2500
       36,361.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599569                              .2500
       43,832.97                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599571                              .2500
       29,576.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599572                              .2500
      131,843.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599573                              .2500
       40,008.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599574                              .2500
       35,960.51                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599575                              .2500
       71,700.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599577                              .2500
       69,687.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599578                              .2500
      243,710.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599579                              .2500
      127,648.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599580                              .2500
       39,957.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599581                              .2500
       38,656.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599582                              .2500
       76,413.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599583                              .2500
       42,957.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1599585                              .2500
       59,923.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599586                              .2500
      193,004.11                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599587                              .2500
       72,320.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599588                              .2500
       79,907.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599589                              .2500
       66,922.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599591                              .2500
       55,935.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1599592                              .2500
       44,055.29                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599593                              .2500
       53,504.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599594                              .2500
       35,956.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599595                              .2500
       22,832.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599596                              .2500
      201,342.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1599597                              .2500
       54,036.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599598                              .2500
       93,894.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599599                              .2500
       46,939.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1599600                              .2500
       64,888.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599601                              .2500
       89,890.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599602                              .2500
       99,884.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599603                              .2500
       74,877.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599604                              .2500
       59,921.23                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599605                              .2500
      107,872.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599606                              .2500
      143,762.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599607                              .2500
       48,554.47                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700
1



      1599608                              .2500
       26,471.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599609                              .2500
      134,859.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599610                              .2500
       52,536.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599611                              .2500
       69,919.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599612                              .2500
       89,641.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599613                              .2500
      179,797.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599614                              .2500
      207,771.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599615                              .2500
       31,963.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1599616                              .2500
      145,436.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599617                              .2500
      129,861.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599619                              .2500
       78,167.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599620                              .2500
       43,927.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1599621                              .2500
       52,440.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1599622                              .2500
       99,741.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599623                              .2500
       51,151.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1599624                              .2500
       66,430.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1599638                              .2500
       83,196.08                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599650                              .2500
      215,872.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1599665                              .2500
      224,802.85                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1599698                              .2500
      299,492.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1599748                              .2500
      139,319.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599768                              .2500
      180,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599774                              .2500
      179,890.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599778                              .2500
      119,929.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1599835                              .2500
       98,940.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1599859                              .2500
       61,964.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599887                              .2500
      119,125.91                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599906                              .2500
      124,844.07                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599920                              .2500
       30,084.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599924                              .2500
       29,384.75                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1599938                              .2500
      359,752.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1599941                              .2500
       80,855.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1599957                              .2500
      225,821.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599960                              .2500
       89,948.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1599966                              .2500
       51,967.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1599988                              .2500
      135,743.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1600006                              .2500
       86,544.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1600024                              .2500
      118,044.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1600094                              .2500
       49,467.62                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1600156                              .2500
      102,281.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1600181                              .2500
       46,350.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1600215                              .2500
       78,448.65                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1600226                              .2500
      107,441.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1600228                              .2500
       71,358.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1600311                              .2500
      135,603.86                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1600571                              .2500
       57,095.02                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1600760                              .2500
       37,479.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1600793                              .2500
      133,035.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1600804                              .2500
       37,479.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1600822                              .2500
       57,117.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1600848                              .2500
       64,760.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1600867                              .2500
      189,884.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1600874                              .2500
      128,424.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1600978                              .2500
      311,520.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1600985                              .2500
       53,466.75                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1600989                              .2500
      162,663.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1600996                              .2500
      119,917.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1601009                              .2500
       94,335.03                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1601020                              .2500
      103,937.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1601022                              .2500
      123,227.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1601023                              .2500
       75,960.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1601024                              .2500
      134,904.71                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1601025                              .2500
      118,931.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1601039                              .2500
       69,958.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1601084                              .2500
       49,471.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1601087                              .2500
       95,943.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1601089                              .2500
       60,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1601099                              .2500
       76,448.67                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1601125                              .2500
       45,470.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1601127                              .2500
      104,341.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1601132                              .2500
      116,932.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1601143                              .2500
       33,731.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1601157                              .2500
      121,380.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1601179                              .2500
      105,337.77                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1601192                              .2500
      455,716.57                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1601209                              .2500
       66,633.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1601216                              .2500
      154,299.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1601217                              .2500
      419,732.18                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1601227                              .2500
       27,184.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1601238                              .2500
       66,113.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1601249                              .2500
      335,002.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1601264                              .2500
       55,468.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1601330                              .2500
       88,151.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1601331                              .2500
      161,402.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1601333                              .2500
      129,925.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1601350                              .2500
       86,747.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1601351                              .2500
       64,357.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1601358                              .2500
      101,191.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1601364                              .2500
       61,966.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1601370                              .2500
       82,447.40                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1601811                              .2500
       48,543.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1601847                              .2500
       73,417.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1601849                              .2500
       82,611.63                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1601854                              .2500
      136,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1601866                              .2500
       47,700.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1601870                              .2500
       61,564.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1601876                              .2500
      102,943.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1601879                              .2500
       74,952.18                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1601893                              .2500
      191,084.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1601974                              .2500
      189,869.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1601975                              .2500
       60,766.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1601977                              .2500
      158,311.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1602008                              .2500
      158,311.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1602016                              .2500
      324,803.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1602020                              .2500
       34,627.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602030                              .2500
      102,077.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1602031                              .2500
       80,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602036                              .2500
      207,867.36                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602049                              .2500
       52,169.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1602053                              .2500
       27,983.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602098                              .2500
       28,321.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1602099                              .2500
      191,760.49                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1602102                              .2500
       39,559.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1602111                              .2500
      110,431.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602114                              .2500
      139,921.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1602336                              .2500
      122,026.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602340                              .2500
      263,603.08                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602343                              .2500
      140,145.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602345                              .2500
      119,846.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602348                              .2500
       47,914.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1602355                              .2500
       77,482.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602369                              .2500
       73,707.72                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602379                              .2500
       69,223.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602384                              .2500
      299,644.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602400                              .2500
      110,985.80                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602401                              .2500
       75,245.76                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1602405                              .2500
       83,330.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1602406                              .2500
       96,817.83                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1602420                              .2500
       41,947.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602422                              .2500
      167,800.91                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602424                              .2500
       45,045.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602426                              .2500
       68,405.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1602428                              .2500
       75,607.74                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602433                              .2500
      143,618.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602444                              .2500
       94,821.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602446                              .2500
       84,699.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1602447                              .2500
       79,900.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602451                              .2500
       64,884.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602454                              .2500
       19,977.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1602464                              .2500
      108,912.42                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1602465                              .2500
      143,829.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602466                              .2500
      149,666.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602477                              .2500
       64,922.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1602482                              .2500
       97,471.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1602491                              .2500
      150,212.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1602500                              .2500
      295,486.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1602515                              .2500
       39,867.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1603000                              .2500
       89,882.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1603026                              .2500
      177,092.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603031                              .2500
       82,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603036                              .2500
       89,396.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603048                              .2500
      327,421.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1603049                              .2500
       29,734.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603051                              .2500
       22,588.29                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603074                              .2500
       85,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603077                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1603084                              .2500
       36,776.53                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1603103                              .2500
      100,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1603110                              .2500
       50,309.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603126                              .2500
       67,359.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1603145                              .2500
       47,871.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603155                              .2500
       70,613.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603173                              .2500
       76,805.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603178                              .2500
       76,805.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603190                              .2500
      234,984.03                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1603221                              .2500
      179,888.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1603258                              .2500
      101,641.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1603278                              .2500
      152,813.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1603295                              .2500
      141,102.83                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1603315                              .2500
      574,660.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603319                              .2500
       76,457.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1603342                              .2500
      119,838.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1603357                              .2500
      114,423.17                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1603382                              .3750
      206,889.84                           .0800
            9.1250                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1603393                              .2500
       46,745.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603431                              .2500
       49,971.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1603448                              .2500
      295,825.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603452                              .2500
      149,901.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1603454                              .2500
      203,876.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603462                              .2500
       42,178.12                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603473                              .2500
      184,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603539                              .2500
       59,963.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603549                              .2500
      108,439.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1603550                              .2500
       58,468.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1603554                              .2500
      107,176.19                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1603563                              .2500
      128,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1603570                              .2500
      130,428.72                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1603573                              .2500
       37,777.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603588                              .2500
      153,794.09                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1603590                              .2500
       77,304.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1603594                              .2500
       27,484.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603595                              .2500
      175,890.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1603612                              .2500
      105,635.97                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603616                              .2500
      136,421.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603620                              .2500
       94,449.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1603836                              .2500
       91,952.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603842                              .2500
       79,601.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1603853                              .2500
       41,352.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1603866                              .2500
      111,050.27                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1603872                              .2500
       56,567.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1603918                              .2500
       37,780.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1603948                              .2500
       87,300.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1603977                              .2500
      260,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1603985                              .2500
       81,649.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1603991                              .2500
      149,896.78                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1603995                              .2500
       62,361.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1603999                              .2500
      164,602.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1604008                              .2500
      143,912.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1604010                              .2500
      147,900.70                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1604016                              .2500
       73,311.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1604034                              .2500
      143,867.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604047                              .2500
      224,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604065                              .2500
       50,534.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604080                              .2500
       97,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604083                              .2500
      104,931.31                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1604095                              .2500
       84,551.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1604128                              .2500
       68,804.96                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1604278                              .2500
      109,117.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604481                              .2500
       30,555.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1604491                              .2500
       31,232.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1604568                              .2500
      108,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604572                              .2500
      246,680.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1604577                              .2500
      222,250.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1604578                              .2500
      123,844.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1604593                              .2500
      135,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1604600                              .2500
      119,927.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604612                              .2500
      167,137.78                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1604614                              .2500
       69,956.48                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1604639                              .2500
       80,744.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1604646                              .2500
      100,894.88                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1604676                              .2500
      123,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604677                              .2500
      130,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1604687                              .2500
      139,915.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604691                              .2500
      112,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1604694                              .2500
      119,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604695                              .2500
      149,768.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1604697                              .2500
       82,952.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604698                              .2500
       82,447.40                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1604702                              .2500
       48,721.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1604703                              .2500
       79,154.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1604705                              .2500
       82,453.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1604709                              .2500
       37,580.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1604721                              .2500
      146,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604722                              .2500
       80,908.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1604723                              .2500
      208,866.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1604739                              .2500
       45,876.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1604743                              .2500
       58,468.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1604746                              .2500
       51,970.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1604748                              .2500
      205,365.57                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1604752                              .2500
       74,279.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604754                              .2500
       39,975.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604770                              .2500
      128,109.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1604771                              .2500
      314,663.47                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1604805                              .2500
      143,846.14                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1604839                              .2500
       75,464.25                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604841                              .2500
      111,883.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1604867                              .2500
      100,559.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1604869                              .2500
       52,124.39                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1604873                              .2500
      123,965.38                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1604876                              .2500
       44,917.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604883                              .2500
      470,095.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1604936                              .2500
       52,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1604944                              .2500
      192,863.78                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1604945                              .2500
      126,325.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1604961                              .2500
       92,200.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1604967                              .2500
       50,620.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604973                              .2500
       84,751.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1604983                              .2500
       79,900.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1604990                              .2500
       98,744.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1605035                              .2500
      135,908.75                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1605055                              .2500
       32,266.38                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1605068                              .2500
      499,479.58                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1605092                              .2500
      170,901.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605111                              .2500
      214,363.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1605112                              .2500
       62,065.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1605123                              .2500
       35,080.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605126                              .2500
      111,284.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605129                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1605134                              .2500
      299,803.75                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1605137                              .2500
      115,831.57                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1605143                              .2500
      265,600.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1605190                              .2500
      173,533.49                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1605525                              .2500
       38,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605596                              .2500
      145,911.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1605601                              .2500
       88,047.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605623                              .2500
       21,987.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605644                              .2500
      102,325.89                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2500                         .0450

      1605648                              .2500
       33,282.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1605649                              .2500
      212,153.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1605664                              .2500
       44,174.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605667                              .2500
       44,174.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605669                              .2500
       44,174.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605681                              .2500
       40,476.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605700                              .2500
      376,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1605710                              .2500
      184,676.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1605753                              .2500
      116,036.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1605776                              .2500
       81,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605783                              .2500
       90,896.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605792                              .2500
       98,267.50                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1605801                              .2500
       74,904.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1605812                              .2500
       95,946.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1605815                              .2500
      383,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1605821                              .2500
      167,900.81                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605823                              .2500
      124,928.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1605870                              .2500
      119,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1605878                              .2500
       60,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605883                              .2500
       64,765.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1605886                              .2500
      179,482.51                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1605887                              .2500
       22,187.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605890                              .2500
      116,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1605892                              .2500
       37,350.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1605908                              .2500
      183,869.89                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700
1



      1605910                              .2500
       47,972.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1605914                              .2500
       60,084.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605926                              .2500
      176,463.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1605948                              .2500
       35,899.26                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1605954                              .2500
       72,779.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1605957                              .2500
      145,528.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1605959                              .2500
      159,508.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1605966                              .2500
       54,623.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1605974                              .2500
      213,475.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1605980                              .2500
      115,727.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1605982                              .2500
      134,918.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1605985                              .2500
       78,248.97                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1605987                              .2500
      126,610.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1606015                              .2500
       93,348.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1606025                              .2500
       70,582.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606032                              .2500
      104,212.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1606037                              .2500
      167,538.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606040                              .2500
       87,951.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1606067                              .2500
       56,419.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1606082                              .2500
       54,967.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606111                              .2500
      224,745.23                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1606145                              .2500
       85,449.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606147                              .2500
       31,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1606153                              .2500
       98,193.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1606163                              .2500
      127,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606187                              .2500
       85,449.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606191                              .2500
      119,917.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1606205                              .2500
       67,958.49                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1606217                              .2500
      106,991.42                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1606233                              .2500
      300,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1606234                              .2500
      145,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1606245                              .2500
      148,612.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1606252                              .2500
      126,695.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606258                              .2500
      205,078.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606278                              .2500
       53,071.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1606592                              .2500
       71,115.17                           .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            7.2500                        1.0200

      1606640                              .2500
      145,040.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1606741                              .2500
       98,950.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1606743                              .2500
      105,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606761                              .2500
      131,090.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1606769                              .2500
       26,963.88                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.2500                        2.4200

      1606774                              .2500
      318,991.20                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1606785                              .2500
       72,862.21                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1606793                              .2500
       58,428.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606805                              .2500
       40,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1606806                              .2500
       43,524.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1606853                              .2500
       79,156.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1606861                              .2500
       85,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1606869                              .2500
       53,879.11                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1606876                              .2500
       43,974.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1606882                              .2500
       74,752.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1606889                              .2500
      484,679.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1606897                              .2500
       94,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1606898                              .2500
       56,669.83                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1606923                              .2500
       46,774.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1606931                              .2500
       14,990.19                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1606938                              .2500
       52,111.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1606949                              .2500
       84,702.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1606950                              .2500
      158,434.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1607134                              .2500
       28,669.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607136                              .2500
       44,948.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1607152                              .2500
       53,972.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1607154                              .2500
       67,429.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1607173                              .2500
      161,399.62                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1607181                              .2500
       41,353.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1607189                              .2500
       56,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1607206                              .2500
       89,950.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1607210                              .2500
       52,621.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1607219                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607224                              .2500
       49,568.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1607236                              .2500
       58,455.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1607247                              .2500
      117,920.83                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1607249                              .2500
       35,529.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607253                              .2500
       76,389.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1607314                              .2500
      129,898.24                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1607322                              .2500
      104,794.20                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1607323                              .2500
      164,892.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1607341                              .2500
      135,920.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1607346                              .2500
      135,834.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607353                              .2500
       68,762.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1607374                              .2500
      129,930.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1607381                              .2500
       66,359.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607400                              .2500
       40,015.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607408                              .2500
       40,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1607412                              .2500
       44,550.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1607424                              .2500
      105,943.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1607431                              .2500
      137,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607432                              .2500
      209,476.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1607623                              .2500
       53,921.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1607645                              .2500
       70,568.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1607655                              .2500
      149,812.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1607660                              .2500
      103,848.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1607662                              .2500
      103,848.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1607676                              .2500
       99,878.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607677                              .2500
       83,942.19                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1607684                              .2500
       67,458.04                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1607689                              .2500
       53,974.13                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1607700                              .2500
       71,918.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1607713                              .2500
       60,716.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1607722                              .2500
      161,154.79                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607728                              .2500
      270,609.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1607743                              .2500
      127,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1607754                              .2500
      138,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607764                              .2500
      362,618.62                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1607766                              .2500
       62,963.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1607768                              .2500
       66,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607772                              .2500
       72,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607783                              .2500
      177,389.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607795                              .2500
      170,792.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607803                              .2500
      213,475.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607807                              .2500
      213,475.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607809                              .2500
       42,438.42                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1607810                              .2500
       85,300.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1607814                              .2500
      199,260.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1607830                              .2500
      114,933.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1607833                              .2500
      113,934.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1607854                              .2500
      499,681.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1607859                              .2500
       62,066.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1607862                              .2500
       43,581.58                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1607890                              .2500
      101,138.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1607895                              .2500
      111,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1607901                              .2500
       70,562.42                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1608279                              .2500
       74,957.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1608281                              .2500
       52,769.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608295                              .2500
       77,546.32                           .0800
            7.8500                         .0000
            7.6000                         .0000
            7.5200                         .0000
            7.2500                         .2700

      1608411                              .2500
      137,725.44                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608416                              .2500
      143,025.87                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608514                              .2500
       99,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1608516                              .2500
       80,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1608539                              .2500
       69,954.21                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1608573                              .2500
      227,854.61                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1608578                              .2500
      179,890.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608598                              .2500
       29,982.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608599                              .2500
      130,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608607                              .2500
       65,562.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608608                              .2500
      128,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1608614                              .2500
       63,863.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608621                              .2500
      114,264.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608624                              .2500
      112,550.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1608629                              .2500
       66,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608632                              .2500
      196,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608634                              .2500
      105,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608637                              .2500
      116,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608640                              .2500
       67,956.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1608647                              .2500
       90,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608649                              .2500
       23,050.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608656                              .2500
       37,758.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608664                              .2500
       59,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1608673                              .2500
       65,864.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608687                              .2500
       66,961.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608693                              .2500
      149,165.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1608706                              .2500
       30,583.29                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1608709                              .2500
       31,849.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608719                              .2500
       89,950.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608723                              .2500
       32,785.49                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.2500                        2.4200

      1608726                              .2500
       75,957.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1608727                              .2500
      134,911.69                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1608730                              .2500
       58,382.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608731                              .2500
      116,219.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1608732                              .2500
       75,953.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1608738                              .2500
       59,469.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1608741                              .2500
      199,881.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608744                              .2500
       73,459.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608745                              .2500
       80,459.35                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1608746                              .2500
       37,778.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608749                              .2500
      110,189.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608855                              .2500
      114,335.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1608859                              .2500
      134,926.26                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1608863                              .2500
      255,840.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608864                              .2500
      120,177.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608871                              .2500
      149,906.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608873                              .2500
       74,956.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1608874                              .2500
       71,857.55                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608878                              .2500
      255,595.06                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608879                              .2500
       99,917.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1608888                              .2500
       47,972.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1608891                              .2500
       53,972.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1608901                              .2500
       47,574.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1608916                              .2500
       86,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1608927                              .2500
      223,853.48                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1608948                              .2500
       87,945.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608951                              .2500
       66,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1608954                              .2500
      139,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1608956                              .2500
      111,542.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1608962                              .2500
       70,566.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1608972                              .2500
      136,912.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1608974                              .2500
      120,084.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1608981                              .2500
      225,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1608987                              .2500
       95,897.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1608988                              .2500
       70,566.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1608989                              .2500
      260,425.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1609015                              .2500
       35,965.36                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1609019                              .2500
      130,785.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609047                              .2500
       35,979.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609053                              .2500
      327,978.90                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609091                              .2500
      131,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609097                              .2500
      131,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609101                              .2500
       34,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609111                              .2500
       49,974.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609140                              .2500
       86,550.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1609141                              .2500
      131,114.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609144                              .2500
       45,976.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609156                              .2500
      107,031.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609159                              .2500
      130,428.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609162                              .2500
       52,971.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609169                              .2500
       37,066.14                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.2500                        2.2950

      1609171                              .2500
       37,066.14                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.2500                        2.2950

      1609177                              .2500
       91,706.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1609179                              .2500
       82,947.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609183                              .2500
       70,758.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609191                              .2500
      113,339.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1609192                              .2500
       44,926.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609193                              .2500
      113,881.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609194                              .2500
      101,536.85                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609203                              .2500
      124,609.74                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2500                         .0450

      1609207                              .2500
      108,187.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1609208                              .2500
       80,952.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609209                              .2500
       73,555.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609210                              .2500
       50,371.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1609213                              .2500
      123,421.25                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609214                              .2500
      233,597.09                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609218                              .2500
       84,941.50                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1609220                              .2500
      241,845.68                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609221                              .2500
      161,496.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1609229                              .2500
       78,257.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609230                              .2500
       52,219.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609232                              .2500
      193,888.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609235                              .2500
      164,686.59                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1609259                              .2500
       35,080.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609265                              .2500
      123,673.08                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609278                              .2500
      143,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609303                              .2500
       48,941.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1609305                              .2500
      178,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609308                              .2500
       56,700.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609309                              .2500
       63,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609315                              .2500
       67,919.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609323                              .2500
       31,981.10                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609325                              .2500
      178,394.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609326                              .2500
       49,968.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609343                              .2500
       87,895.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1609345                              .2500
       92,290.50                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609359                              .2500
       87,949.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609365                              .2500
      234,646.41                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609366                              .2500
      107,931.13                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609375                              .2500
      117,230.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609376                              .2500
       76,406.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609379                              .2500
      212,767.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609380                              .2500
       64,561.85                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1609382                              .2500
      164,892.06                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609383                              .2500
       34,059.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609384                              .2500
       92,344.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609386                              .2500
       44,946.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609391                              .2500
      111,123.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1609394                              .2500
      471,683.30                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1609395                              .2500
      415,741.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609400                              .2500
      247,849.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1609404                              .2500
       94,067.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609423                              .2500
       34,613.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609429                              .2500
       46,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609430                              .2500
      107,483.15                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609432                              .2500
      125,229.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1609433                              .2500
      105,246.83                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1609434                              .2500
       85,413.30                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1609437                              .2500
      116,736.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1609438                              .2500
      179,769.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609440                              .2500
       85,749.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609441                              .2500
      197,233.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609454                              .2500
       95,940.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1609455                              .2500
      149,499.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1609458                              .2500
      119,919.48                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1609459                              .2500
       32,378.68                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609461                              .2500
      224,760.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1609462                              .2500
       85,455.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609465                              .2500
       61,616.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609468                              .2500
       69,864.09                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1609472                              .2500
      399,757.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609475                              .2500
      123,175.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609476                              .2500
       89,950.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1609478                              .2500
      170,896.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609480                              .2500
       51,723.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1609482                              .2500
      161,904.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609492                              .2500
       86,351.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1609493                              .2500
      196,074.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1609497                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1609498                              .2500
       47,924.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1609503                              .2500
       29,540.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609505                              .2500
      127,522.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609507                              .2500
      254,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1609508                              .2500
      185,856.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609509                              .2500
       34,480.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1609513                              .2500
       74,607.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609514                              .2500
      179,096.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609515                              .2500
      174,893.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609516                              .2500
      106,324.91                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1609519                              .2500
      158,296.38                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1609521                              .2500
      249,448.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1609524                              .2500
      131,672.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609527                              .2500
      153,409.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609548                              .2500
      157,409.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609553                              .2500
       42,300.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1609571                              .2500
       44,955.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1609572                              .2500
      127,931.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1609580                              .2500
       31,483.66                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1609582                              .2500
       70,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1609583                              .2500
      124,427.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1609585                              .2500
      118,929.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1609602                              .2500
      116,874.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1609614                              .2500
       88,396.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1609631                              .2500
       73,519.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1610540                              .2500
      223,103.97                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1610541                              .2500
      255,828.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1610547                              .2500
       79,942.10                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2500                         .0450
1



      1610550                              .2500
       99,939.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610553                              .2500
      247,022.25                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1610554                              .2500
      130,907.54                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1610555                              .2500
       67,756.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610556                              .2500
       78,318.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610565                              .2500
       71,525.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610568                              .2500
       85,403.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610571                              .2500
       85,903.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1610573                              .2500
       79,909.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610578                              .2500
       36,676.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610579                              .2500
      107,684.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1610581                              .2500
       58,439.10                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610582                              .2500
       76,756.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610584                              .2500
      208,133.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610585                              .2500
      202,870.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610587                              .2500
       54,337.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1610589                              .2500
      117,385.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610590                              .2500
       58,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610591                              .2500
       99,878.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610595                              .2500
      224,467.39                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1610600                              .2500
       47,948.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1610603                              .2500
       71,509.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610604                              .2500
       36,776.53                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610605                              .2500
       69,958.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610607                              .2500
      103,935.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610608                              .2500
      261,841.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610610                              .2500
       49,965.59                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1610612                              .2500
       37,066.14                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.2500                        2.2950

      1610618                              .2500
       56,223.05                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1610621                              .2500
       53,972.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610625                              .2500
       75,956.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1610627                              .2500
       51,569.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610632                              .2500
       68,809.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1610647                              .2500
       84,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1610660                              .2500
      345,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610663                              .2500
       99,294.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610667                              .2500
       99,294.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610668                              .2500
       55,966.08                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610669                              .2500
       38,250.00                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2500                         .0450

      1610671                              .2500
       76,050.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610673                              .2500
      305,228.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610674                              .2500
       99,795.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610683                              .2500
      124,135.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610685                              .2500
       19,389.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610686                              .2500
      121,926.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610688                              .2500
       90,941.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610689                              .2500
       43,971.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1610690                              .2500
       85,449.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610692                              .2500
      121,437.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1610693                              .2500
       76,052.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610694                              .2500
       51,569.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1610698                              .2500
       29,883.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610700                              .2500
       31,981.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1610702                              .2500
       14,242.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1610703                              .2500
      100,737.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610706                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1610707                              .2500
      125,422.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610710                              .2500
      155,903.04                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610711                              .2500
       19,490.90                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1610713                              .2500
       26,984.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610733                              .2500
       40,477.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610739                              .2500
       93,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610749                              .2500
       99,392.79                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1610754                              .2500
       94,444.21                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610757                              .2500
      199,872.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610762                              .2500
       76,386.24                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1610767                              .2500
      120,734.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610773                              .2500
       50,367.03                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1610774                              .2500
      255,840.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610779                              .2500
      127,922.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610890                              .2500
      164,897.44                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1610917                              .2500
       77,732.18                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1610923                              .2500
       25,586.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1610932                              .2500
      162,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610973                              .2500
      460,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1610981                              .2500
      237,211.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1610992                              .2500
      170,700.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1610995                              .2500
       67,363.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611008                              .2500
       83,550.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611015                              .2500
       23,838.58                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1611032                              .2500
      122,769.64                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611036                              .2500
       42,275.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611041                              .2500
       44,975.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611045                              .2500
       52,148.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1611046                              .2500
      212,648.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611050                              .2500
      141,584.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611060                              .2500
      170,896.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611073                              .2500
       27,435.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1611077                              .2500
       72,956.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611092                              .2500
       75,955.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611126                              .2500
       78,453.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611128                              .2500
      175,093.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611145                              .2500
       62,662.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611148                              .2500
      190,878.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611157                              .2500
      212,371.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611160                              .2500
       35,981.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1611162                              .2500
       44,975.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611164                              .2500
       47,571.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611167                              .2500
      107,941.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611176                              .2500
      100,446.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1611177                              .2500
      259,829.93                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611184                              .2500
       56,718.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1611185                              .2500
       58,963.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611186                              .2500
      125,827.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1611190                              .2500
       88,196.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611191                              .2500
      121,024.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611193                              .2500
       61,950.41                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1611199                              .2500
       95,142.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611204                              .2500
       67,056.10                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611207                              .2500
      237,452.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611213                              .2500
      160,097.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611215                              .2500
       49,969.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1611217                              .2500
      128,479.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611221                              .2500
      129,925.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611223                              .2500
       37,679.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611225                              .2500
      105,932.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611228                              .2500
       48,576.71                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1611229                              .2500
       38,677.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611231                              .2500
       32,579.74                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611232                              .2500
      215,801.38                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1611233                              .2500
       54,963.10                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1611234                              .2500
      109,920.39                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2500                         .0450

      1611244                              .2500
      100,634.13                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611247                              .2500
      104,934.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611248                              .2500
      275,028.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611251                              .2500
      172,395.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611256                              .2500
      379,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611262                              .2500
      498,905.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1611265                              .2500
       59,650.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611274                              .2500
      153,504.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611285                              .2500
       49,968.12                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611291                              .2500
      109,631.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611295                              .2500
       99,930.13                           .0800
            7.8000                         .0000
            7.5500                         .0000
            7.4700                         .0000
            7.2500                         .2200

      1611296                              .2500
       44,974.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611311                              .2500
      168,889.45                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1611312                              .2500
       38,673.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1611314                              .2500
       74,948.38                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1611321                              .2500
       89,954.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1611328                              .2500
       80,854.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1611329                              .2500
      153,506.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611330                              .2500
       49,969.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611331                              .2500
      103,938.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611332                              .2500
      175,388.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611333                              .2500
       37,075.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1611335                              .2500
       26,984.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611345                              .2500
       67,011.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611361                              .2500
       47,873.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1611363                              .2500
      195,401.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1611364                              .2500
       85,946.54                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611369                              .2500
       29,982.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611375                              .2500
      150,304.10                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611377                              .2500
       66,519.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1611384                              .2500
       44,826.75                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1611480                              .2500
       93,440.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611496                              .2500
      161,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1611506                              .2500
       25,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611528                              .2500
      594,230.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611530                              .2500
       95,347.89                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611532                              .2500
       69,115.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611540                              .2500
      351,647.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1611541                              .2500
      337,290.23                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611543                              .2500
      179,888.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611545                              .2500
      123,849.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611549                              .2500
      251,847.34                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611551                              .2500
      171,543.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611553                              .2500
       34,828.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611554                              .2500
      125,921.69                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611559                              .2500
      147,900.70                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1611561                              .2500
       75,459.82                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1611562                              .2500
       80,953.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611565                              .2500
      143,912.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611567                              .2500
      183,594.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611573                              .2500
       69,963.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1611574                              .2500
       52,971.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1611575                              .2500
       86,947.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611576                              .2500
      121,431.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1611577                              .2500
      128,422.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611578                              .2500
      146,615.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611586                              .2500
       61,614.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1611590                              .2500
       82,103.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1611594                              .2500
      175,890.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1611611                              .2500
       58,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1611612                              .2500
       75,150.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1611616                              .2500
       59,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1611625                              .2500
       78,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1611633                              .2500
       76,451.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611634                              .2500
      116,417.78                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1611644                              .2500
      283,818.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1611646                              .2500
       79,157.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612077                              .2500
      248,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612078                              .2500
       87,946.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612084                              .2500
      179,812.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1612085                              .2500
       68,811.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612091                              .2500
       38,776.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612092                              .2500
      299,818.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612093                              .2500
       77,351.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612096                              .2500
      181,492.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612097                              .2500
       68,458.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612100                              .2500
       88,953.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612101                              .2500
       24,985.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1612103                              .2500
       40,116.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612104                              .2500
      131,174.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612116                              .2500
       19,937.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612119                              .2500
       49,971.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612132                              .2500
       48,724.73                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612134                              .2500
       38,177.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612139                              .2500
       57,564.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612141                              .2500
       85,244.20                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1612143                              .2500
      138,718.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612144                              .2500
       61,564.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612146                              .2500
       58,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612150                              .2500
      142,153.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612152                              .2500
      214,413.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612153                              .2500
      143,919.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612155                              .2500
      202,257.15                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1612156                              .2500
       99,946.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1612158                              .2500
       69,958.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612159                              .2500
      112,729.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612160                              .2500
       95,834.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1612162                              .2500
      112,929.20                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612164                              .2500
      211,731.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612168                              .2500
      213,630.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612169                              .2500
      139,111.24                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612170                              .2500
      135,906.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1612171                              .2500
       53,963.77                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1612172                              .2500
       76,649.82                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1612173                              .2500
      203,859.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1612175                              .2500
      206,158.02                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1612176                              .2500
      291,798.75                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612177                              .2500
       86,195.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612181                              .2500
       52,466.53                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612183                              .2500
       93,548.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1612184                              .2500
       60,267.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612192                              .2500
      105,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612222                              .2500
       30,083.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612262                              .2500
      271,200.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1612277                              .2500
       73,398.49                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1612284                              .2500
       52,469.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612294                              .2500
      265,838.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612296                              .2500
      118,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1612297                              .2500
      471,721.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612303                              .2500
      169,891.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612304                              .2500
      143,905.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1612308                              .2500
      108,770.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612313                              .2500
       96,692.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612317                              .2500
      120,980.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612320                              .2500
      146,358.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612323                              .2500
      125,274.06                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1612325                              .2500
      100,687.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612333                              .2500
       78,950.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612355                              .2500
       68,362.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612379                              .2500
       33,279.30                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612380                              .2500
       76,453.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612395                              .2500
      114,207.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612399                              .2500
       24,783.22                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1612400                              .2500
       97,439.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1612668                              .2500
       89,945.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612669                              .2500
       34,981.37                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612670                              .2500
       53,071.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612673                              .2500
       60,716.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612692                              .2500
       80,459.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612694                              .2500
       97,490.16                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612696                              .2500
      129,914.96                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1612697                              .2500
       59,816.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1612700                              .2500
      179,769.65                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612702                              .2500
       73,756.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612704                              .2500
      139,780.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612706                              .2500
      119,868.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612708                              .2500
      184,235.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612709                              .2500
      188,049.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612711                              .2500
       39,976.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612712                              .2500
       59,842.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1612715                              .2500
      194,985.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612717                              .2500
      117,123.33                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1612718                              .2500
       98,904.76                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1612719                              .2500
      270,095.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612720                              .2500
       41,377.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612723                              .2500
       68,758.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612730                              .2500
       98,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612735                              .2500
       41,828.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1612750                              .2500
       55,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1612782                              .2500
       47,471.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612796                              .2500
      122,831.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612800                              .2500
       57,968.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612815                              .2500
       48,574.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612831                              .2500
      247,837.78                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1612834                              .2500
       62,513.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612835                              .2500
      279,326.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1612837                              .2500
      159,903.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612838                              .2500
       79,858.58                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612839                              .2500
      122,929.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612840                              .2500
       20,238.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612841                              .2500
       38,582.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1612842                              .2500
      164,164.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1612845                              .2500
       74,657.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612850                              .2500
       91,844.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1612851                              .2500
      229,316.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612852                              .2500
      167,855.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612856                              .2500
       97,946.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612859                              .2500
      272,351.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612860                              .2500
       46,371.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612862                              .2500
       97,142.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612864                              .2500
       97,142.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612865                              .2500
      229,118.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1612866                              .2500
       49,471.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612867                              .2500
      124,878.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612869                              .2500
       85,354.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612871                              .2500
       51,971.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612874                              .2500
       49,970.48                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612883                              .2500
       43,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612907                              .2500
      127,918.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1612908                              .2500
       87,948.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1612913                              .2500
      103,936.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612920                              .2500
      183,896.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612921                              .2500
       16,191.38                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612926                              .2500
       64,962.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612928                              .2500
      146,172.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612933                              .2500
      142,913.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612935                              .2500
       86,945.93                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1612937                              .2500
      199,869.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1612942                              .2500
       67,463.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612949                              .2500
       99,631.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1612950                              .2500
       87,101.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1612951                              .2500
      179,879.22                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1612953                              .2500
      104,792.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612954                              .2500
       89,952.11                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612955                              .2500
      188,049.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612958                              .2500
       54,566.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1612960                              .2500
      137,416.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1612965                              .2500
       49,972.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1612975                              .2500
       42,377.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612979                              .2500
      125,477.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1612983                              .2500
       66,564.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1612986                              .2500
       91,945.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1612994                              .2500
       53,320.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1613002                              .2500
       97,453.29                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450
1



      1613003                              .2500
      231,066.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1613005                              .2500
       46,224.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1613006                              .2500
      219,866.72                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1613007                              .2500
      139,671.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1613009                              .2500
       44,223.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1613013                              .2500
       65,216.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1613015                              .2500
       40,476.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1613018                              .2500
       87,940.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1613019                              .2500
       44,875.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1613020                              .2500
      115,137.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1613024                              .2500
      261,345.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1613029                              .2500
       53,968.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1613030                              .2500
       61,965.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1613031                              .2500
      100,738.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1613032                              .2500
       57,565.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1613034                              .2500
       87,148.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1613036                              .2500
       89,008.45                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1613037                              .2500
       67,917.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1613039                              .2500
       65,216.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1613050                              .2500
      310,311.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1613432                              .2500
       75,955.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1614018                              .2500
      107,839.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1614020                              .2500
      256,248.63                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1614023                              .2500
       54,962.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1614028                              .2500
       70,959.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614029                              .2500
      179,888.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614031                              .2500
      167,093.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614036                              .2500
      465,445.34                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1614039                              .2500
      157,399.57                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614055                              .2500
      294,580.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614074                              .2500
      145,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614110                              .2500
      146,521.98                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1614112                              .2500
       31,480.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614116                              .2500
      223,053.99                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1614139                              .2500
       26,983.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614152                              .2500
      159,708.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614162                              .2500
       29,682.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614164                              .2500
       62,362.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614167                              .2500
       66,560.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1614168                              .2500
       85,353.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1614169                              .2500
       75,150.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614175                              .2500
       99,399.78                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1614178                              .2500
       89,948.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614179                              .2500
       89,903.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614181                              .2500
       40,675.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614182                              .2500
       68,362.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614183                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614194                              .2500
       32,981.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1614459                              .5000
       70,959.15                           .0800
            8.7500                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614462                              .2500
       53,968.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614464                              .2500
       74,624.25                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1614465                              .2500
       97,440.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614468                              .2500
      101,535.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614469                              .2500
       83,846.49                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614471                              .2500
      115,285.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1614472                              .2500
      235,857.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1614474                              .2500
      106,728.34                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1614477                              .2500
       66,088.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614478                              .2500
       67,862.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614483                              .2500
      104,538.24                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1614484                              .2500
       74,752.30                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614485                              .2500
      361,630.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614502                              .2500
      144,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1614514                              .2500
      508,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1614515                              .2500
       84,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1614516                              .2500
       85,147.05                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614517                              .2500
       79,950.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1614525                              .2500
       67,465.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1614526                              .2500
      106,935.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614527                              .2500
       80,850.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614556                              .2500
      414,735.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614658                              .2500
       41,948.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1614700                              .2500
       81,469.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614707                              .2500
      121,530.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614708                              .2500
      115,926.03                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614709                              .2500
       78,708.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614714                              .2500
      112,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614715                              .2500
       30,583.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614718                              .2500
      107,934.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614723                              .2500
      120,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1614725                              .2500
      121,531.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1614729                              .2500
      143,923.36                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614737                              .2500
       31,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614743                              .2500
       93,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1614761                              .2500
      119,927.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614776                              .2500
      263,822.86                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1614784                              .2500
       52,650.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614792                              .2500
       51,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1614811                              .2500
       54,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614817                              .2500
      102,727.45                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1614825                              .2500
       55,768.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1614829                              .2500
       83,612.88                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1614842                              .2500
       33,372.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1614847                              .2500
       74,207.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1614851                              .2500
       74,655.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1614859                              .2500
      245,455.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1614861                              .2500
       99,125.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614863                              .2500
       91,944.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614866                              .2500
       44,075.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1614867                              .2500
      114,009.29                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1614868                              .2500
       66,150.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614871                              .2500
       99,131.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1614967                              .2500
      164,892.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1614977                              .2500
      139,921.51                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1614986                              .2500
      199,872.46                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1614989                              .2500
       35,530.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1614990                              .2500
       70,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614994                              .2500
       70,634.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1614997                              .2500
       44,976.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1615002                              .2500
       75,956.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615006                              .2500
       56,470.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1615017                              .2500
       66,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1615026                              .2500
      130,922.66                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615030                              .2500
       46,775.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1615037                              .2500
       50,375.85                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1615041                              .2500
       28,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1615050                              .2500
       29,969.58                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1615056                              .2500
       79,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615058                              .2500
       82,314.23                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1615061                              .2500
       41,358.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1615068                              .2500
       80,451.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615069                              .2500
       37,774.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615070                              .2500
      169,491.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615071                              .2500
       59,463.95                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615072                              .2500
       47,221.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615073                              .2500
      101,945.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1615075                              .2500
      153,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1615077                              .2500
       60,163.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1615078                              .2500
      115,927.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1615079                              .2500
      124,924.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615081                              .2500
       82,341.84                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1615082                              .2500
       50,818.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1615083                              .2500
       89,945.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615084                              .2500
       24,977.08                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615086                              .2500
       79,951.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615091                              .2500
      124,916.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1615096                              .2500
      135,917.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615097                              .2500
       65,555.98                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1615101                              .2500
       71,856.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615103                              .2500
      191,137.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615104                              .2500
       65,960.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615105                              .2500
      294,502.26                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1615107                              .2500
       63,663.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615110                              .2500
      175,575.99                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700
1



      1615115                              .2500
       59,961.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615136                              .2500
       58,866.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615140                              .2500
      109,931.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1615142                              .2500
      101,540.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615143                              .2500
      279,812.12                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1615161                              .2500
      518,633.69                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1615303                              .2500
       62,963.75                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615304                              .2500
       34,977.10                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1615306                              .2500
       78,702.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615311                              .2500
      175,129.40                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1615321                              .2500
       73,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1615335                              .2500
      192,492.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1615338                              .2500
      130,950.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1615342                              .2500
      103,444.91                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1615343                              .2500
       49,921.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615345                              .2500
      105,630.86                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1615346                              .2500
      103,933.68                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615347                              .2500
       83,950.40                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615351                              .2500
       53,869.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1615364                              .2500
       89,550.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1615365                              .2500
       49,971.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615381                              .2500
      129,921.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615382                              .2500
       53,067.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615383                              .2500
      188,385.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1615384                              .2500
       49,940.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615389                              .2500
      116,383.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615392                              .2500
      156,509.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615393                              .2500
      179,885.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615399                              .2500
       92,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615421                              .2500
      113,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1615429                              .2500
      113,923.51                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1615497                              .2500
      240,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1615501                              .2500
      218,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1615504                              .2500
      130,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615517                              .2500
       47,574.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1615526                              .2500
      269,328.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615530                              .2500
       76,747.14                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1615550                              .2500
      113,850.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1615554                              .2500
      119,917.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1615562                              .2500
      127,200.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1615568                              .2500
       81,847.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615577                              .2500
       49,971.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615578                              .2500
      171,893.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1615615                              .2500
      179,893.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1615727                              .2500
      113,536.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1615731                              .2500
       88,943.25                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1615733                              .2500
       68,274.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1615734                              .2500
       98,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1615742                              .2500
      110,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1615746                              .2500
      143,900.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1615993                              .2500
      105,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1616022                              .2500
       48,941.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616024                              .2500
       48,941.93                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616043                              .2500
      226,915.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616044                              .2500
      121,226.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616077                              .2500
       29,383.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1616092                              .2500
       55,315.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1616116                              .2500
       69,712.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1616123                              .2500
       54,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1616129                              .2500
      101,934.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616135                              .2500
      123,916.80                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616158                              .2500
       99,695.51                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1616168                              .2500
      199,869.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1616173                              .2500
       71,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1616174                              .2500
       57,562.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1616178                              .2500
      160,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616190                              .2500
      155,555.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616486                              .2500
       89,839.67                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616495                              .2500
       79,946.31                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616501                              .2500
      103,876.63                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1616512                              .2500
       85,950.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616513                              .2500
      278,131.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1616518                              .2500
       31,481.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616519                              .2500
      123,924.87                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616521                              .2500
       61,162.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616524                              .2500
      126,174.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616537                              .2500
       92,693.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616553                              .2500
       82,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616557                              .2500
      100,746.35                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1616561                              .2500
       44,074.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1616562                              .2500
       72,855.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616563                              .2500
       60,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616567                              .2500
      136,342.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616569                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616570                              .2500
       65,050.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616573                              .2500
       77,655.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616575                              .2500
       88,246.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616580                              .2500
      122,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1616581                              .2500
      122,329.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616584                              .2500
      191,877.57                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616588                              .2500
      100,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1616589                              .2500
       70,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1616593                              .2500
      164,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616597                              .2500
      105,887.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616601                              .2500
      197,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1616603                              .2500
       80,925.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1616606                              .2500
       76,452.45                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1616610                              .2500
       90,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616616                              .2500
      175,763.02                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616617                              .2500
      139,321.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616619                              .2500
      109,928.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1616620                              .2500
       49,945.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1616621                              .2500
       98,947.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1616623                              .2500
       86,352.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1616624                              .2500
       95,883.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616625                              .2500
      107,362.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616631                              .2500
      129,515.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1616632                              .2500
       99,398.43                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1616636                              .2500
       98,344.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1616638                              .2500
      319,779.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1616653                              .2500
       98,886.90                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1616654                              .2500
      139,415.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1616659                              .2500
      287,825.52                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616660                              .2500
      106,135.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616661                              .2500
      103,440.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616664                              .2500
       75,556.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616676                              .2500
       71,956.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1616677                              .2500
       86,704.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1616679                              .2500
       78,703.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1616687                              .2500
       31,482.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1616689                              .2500
       84,452.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1616690                              .2500
       53,073.18                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1616694                              .2500
       92,942.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1616697                              .2500
      134,776.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1616710                              .2500
       65,215.27                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1616712                              .2500
       94,308.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1616713                              .2500
       49,898.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616715                              .2500
       86,354.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1616716                              .2500
      116,900.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1616717                              .2500
       66,113.09                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1616718                              .2500
       81,952.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1616721                              .2500
      219,866.72                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617092                              .2500
       41,276.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617094                              .2500
       53,667.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617142                              .2500
       87,452.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617156                              .2500
      279,830.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617157                              .2500
       53,220.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617158                              .2500
       44,854.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1617160                              .2500
       69,462.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617164                              .2500
       42,378.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617166                              .2500
       49,470.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617167                              .2500
       60,715.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617168                              .2500
      149,901.87                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1617170                              .2500
       62,959.83                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1617172                              .2500
       83,951.67                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617173                              .2500
      127,920.44                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617174                              .2500
      207,873.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617178                              .2500
      162,411.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617179                              .2500
      165,409.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617180                              .2500
       33,230.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617181                              .2500
       91,942.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617183                              .2500
      151,807.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617184                              .2500
      103,137.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617186                              .2500
      235,849.51                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617187                              .2500
       99,931.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617188                              .2500
       35,981.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617189                              .2500
      135,671.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617190                              .2500
      181,895.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617191                              .2500
       20,989.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1617196                              .2500
       59,958.71                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1617205                              .2500
       40,771.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1617207                              .2500
      103,935.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617209                              .2500
       25,186.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1617210                              .2500
       39,578.93                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1617211                              .2500
       34,181.80                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1617212                              .2500
       53,973.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1617215                              .2500
       63,462.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617217                              .2500
       39,576.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617218                              .2500
      135,917.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617219                              .2500
      300,731.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617220                              .2500
      144,900.21                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617230                              .2500
       37,777.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617232                              .2500
       37,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1617234                              .2500
       27,333.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617235                              .2500
       27,333.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617241                              .2500
      199,878.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617243                              .2500
      118,679.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617244                              .2500
      159,098.48                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617248                              .2500
      111,732.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617250                              .2500
       69,953.03                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1617251                              .2500
       62,601.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617253                              .2500
      111,129.09                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617254                              .2500
      172,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1617266                              .2500
      103,440.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1617269                              .2500
      167,884.38                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617272                              .2500
       41,975.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617273                              .2500
       63,562.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617275                              .2500
      201,880.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617280                              .2500
      290,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617284                              .2500
      115,922.16                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1617286                              .2500
      335,768.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617287                              .2500
       67,459.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617291                              .2500
      311,801.05                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617296                              .2500
       64,063.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617298                              .2500
       64,763.67                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617299                              .2500
      100,339.18                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617301                              .2500
       70,163.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617307                              .2500
      121,126.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617308                              .2500
       30,531.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617309                              .2500
       49,373.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1617311                              .2500
      129,910.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617312                              .2500
      285,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617313                              .2500
      107,334.94                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617317                              .2500
       88,449.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617321                              .2500
       72,862.21                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617325                              .2500
      110,721.80                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1617326                              .2500
       61,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617330                              .2500
      217,860.99                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1617331                              .2500
       27,333.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617332                              .2500
       99,945.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617337                              .2500
      154,910.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617338                              .2500
      174,149.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617339                              .2500
       96,939.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617340                              .2500
       58,468.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617344                              .2500
      205,472.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617348                              .2500
       89,941.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1617349                              .2500
       53,168.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617356                              .2500
      118,231.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617357                              .2500
      151,895.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617360                              .2500
       43,977.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617362                              .2500
      143,950.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617367                              .2500
      274,837.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617368                              .2500
       30,633.26                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617378                              .2500
      153,499.52                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1617380                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617384                              .2500
       29,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617387                              .2500
      187,386.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617388                              .2500
       37,780.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617390                              .2500
       29,231.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617392                              .2500
       38,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1617393                              .2500
       97,139.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617394                              .2500
       43,627.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700
1



      1617395                              .2500
       32,382.30                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617403                              .2500
      114,257.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617405                              .2500
       47,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617406                              .2500
       20,690.84                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.2500                        2.4200

      1617408                              .2500
      115,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617411                              .2500
      260,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617415                              .2500
      107,845.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1617416                              .2500
       56,967.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1617417                              .2500
       29,385.16                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1617423                              .2500
       34,182.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617424                              .2500
       44,676.22                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1617426                              .2500
      319,811.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617427                              .2500
       92,186.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617432                              .2500
       58,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617435                              .2500
       72,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617436                              .2500
       56,070.14                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1617438                              .2500
       74,948.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617442                              .2500
      200,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617444                              .2500
       62,961.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617445                              .2500
       55,966.08                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617450                              .2500
       39,976.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617454                              .2500
      290,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617457                              .2500
       31,483.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617461                              .2500
      184,882.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1617462                              .2500
       71,964.58                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1617466                              .2500
       68,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1617467                              .2500
       90,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617470                              .2500
      241,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617474                              .2500
       43,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617475                              .2500
       85,250.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617477                              .2500
      350,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617479                              .2500
      190,698.47                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1617482                              .2500
      119,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617485                              .2500
      208,300.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617486                              .2500
      131,118.46                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617489                              .2500
       88,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617491                              .2500
      143,912.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617493                              .2500
       51,967.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617494                              .2500
       35,079.28                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617496                              .2500
       31,484.51                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200
1



      1617499                              .2500
       89,544.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617501                              .2500
      102,929.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617505                              .2500
       62,961.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617508                              .2500
       66,559.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617509                              .2500
       27,435.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617512                              .2500
       71,554.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617513                              .2500
       59,962.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617514                              .2500
       33,979.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617515                              .2500
      194,296.55                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1617520                              .2500
      279,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617521                              .2500
       34,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617524                              .2500
       21,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617527                              .2500
       64,762.71                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617640                              .2500
       90,946.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617667                              .2500
      146,250.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617672                              .2500
      107,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1617676                              .2500
       75,952.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617710                              .2500
       38,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617716                              .2500
      115,430.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617775                              .2500
      113,856.58                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617777                              .2500
       74,792.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617798                              .2500
      144,856.79                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1617799                              .2500
       51,637.40                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617800                              .2500
      157,032.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1617801                              .2500
      139,842.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617802                              .2500
       76,490.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1617818                              .2500
      479,677.93                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1617824                              .2500
      102,942.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617826                              .2500
       90,946.27                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617834                              .2500
       85,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617838                              .2500
       65,963.94                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617845                              .2500
       26,985.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1617848                              .2500
      114,854.51                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617858                              .2500
      137,175.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617880                              .2500
       23,386.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617891                              .2500
      149,906.77                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1617893                              .2500
       57,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617906                              .2500
      119,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1617914                              .2500
       68,814.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617915                              .2500
      108,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1617916                              .2500
       86,196.87                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1617926                              .2500
      193,669.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1617934                              .2500
       37,330.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1617937                              .2500
      112,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617942                              .2500
      107,491.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617947                              .2500
      131,064.20                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1617951                              .2500
       44,178.26                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1617952                              .2500
       55,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200
1



      1617953                              .2500
       35,078.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617956                              .2500
       36,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.2500                        2.1700

      1617960                              .2500
       84,700.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1617961                              .2500
       95,996.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1617962                              .2500
       38,931.34                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1617964                              .2500
       36,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1617966                              .2500
       63,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1617984                              .2500
       50,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1618034                              .2500
      112,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618096                              .2500
      120,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618097                              .2500
      140,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618099                              .2500
      240,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618100                              .2500
      272,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618104                              .3750
      192,394.85                           .0800
            9.0000                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618124                              .2500
      179,685.35                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618126                              .2500
       86,441.96                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1618134                              .2500
      139,311.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618159                              .2500
       65,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618166                              .2500
       33,281.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1618169                              .2500
      112,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618227                              .2500
      117,702.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618250                              .2500
      215,862.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618253                              .2500
       95,345.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618258                              .2500
       90,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1618267                              .2500
       80,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618282                              .2500
      200,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1618291                              .2500
      257,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618293                              .2500
      176,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618294                              .2500
      299,500.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618295                              .2500
       56,070.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1618296                              .2500
      127,800.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1618299                              .2500
      290,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1618303                              .2500
       98,950.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1618309                              .2500
       36,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1618313                              .2500
      164,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1618314                              .2500
      172,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1618315                              .2500
       35,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618316                              .2500
       61,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1618328                              .2500
       53,845.34                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1618330                              .2500
       43,624.22                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1618331                              .2500
      131,681.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1618332                              .2500
       63,766.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1618334                              .2500
       87,950.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618336                              .2500
      274,824.64                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618338                              .2500
       71,959.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618341                              .2500
      124,928.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618360                              .2500
       83,949.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618361                              .2500
      159,892.65                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200
1



      1618362                              .2500
       46,773.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618365                              .2500
       72,607.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1618376                              .2500
       62,965.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1618379                              .2500
      109,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618380                              .2500
      312,500.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1618383                              .2500
       41,400.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1618384                              .2500
       59,117.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1618392                              .2500
      129,521.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1618466                              .2500
      232,100.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618474                              .2500
      119,184.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1618476                              .2500
      218,267.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618477                              .2500
       91,947.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618479                              .2500
      232,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618549                              .2500
       26,985.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1618560                              .2500
      161,494.29                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618562                              .2500
      112,428.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1618575                              .2500
       83,651.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618587                              .2500
       26,983.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618590                              .2500
       76,422.43                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1618600                              .2500
       96,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618602                              .2500
       85,947.90                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618603                              .2500
      166,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618606                              .2500
      200,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618607                              .2500
      103,143.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1618609                              .2500
      152,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1618610                              .2500
       76,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618615                              .2500
      138,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618616                              .2500
       96,934.91                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1618617                              .2500
      164,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1618618                              .2500
       80,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1618620                              .2500
       94,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618706                              .2500
       40,476.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1618712                              .2500
       59,957.65                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1618713                              .2500
       48,690.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618740                              .2500
      281,187.12                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1618754                              .2500
       67,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618764                              .2500
       55,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618769                              .2500
       38,700.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618771                              .2500
       42,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618784                              .2500
      148,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1618785                              .2500
      175,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618791                              .2500
       53,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1618793                              .2500
       32,550.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1618798                              .2500
      316,250.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618799                              .2500
      218,950.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1618800                              .2500
      130,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1618803                              .2500
      216,800.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1618805                              .2500
       44,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1618806                              .2500
      252,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1618814                              .2500
      183,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618820                              .2500
      113,450.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618822                              .2500
      204,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1618825                              .2500
      240,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1618827                              .2500
      175,950.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1618828                              .2500
       37,350.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1618832                              .2500
      212,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1618834                              .2500
       46,450.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618893                              .2500
      123,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1618937                              .2500
      114,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1618989                              .2500
      124,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619009                              .2500
      174,000.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1619023                              .2500
       89,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619029                              .2500
      176,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619037                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1619039                              .2500
       53,250.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619044                              .2500
       54,385.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619048                              .2500
      119,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619051                              .2500
       50,818.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619058                              .2500
       70,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619059                              .2500
      105,192.51                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1619094                              .2500
       85,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619098                              .2500
       57,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450
1



      1619101                              .2500
       67,157.14                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1619102                              .2500
       59,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1619110                              .2500
       67,459.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619112                              .2500
      135,815.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619113                              .2500
       58,468.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1619115                              .2500
       68,362.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1619139                              .2500
       85,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619140                              .2500
      106,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1619142                              .2500
       77,154.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619143                              .2500
       58,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619147                              .2500
       62,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619152                              .2500
       40,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619155                              .2500
       68,760.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1619156                              .2500
      120,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1619157                              .2500
       29,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619158                              .2500
       51,300.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1619159                              .2500
      209,550.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1619162                              .2500
      370,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619164                              .2500
      115,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619168                              .2500
       39,150.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619170                              .2500
       85,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1619172                              .2500
       80,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619173                              .2500
       95,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1619175                              .2500
       93,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1619177                              .2500
       51,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1619178                              .2500
      256,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1619181                              .2500
       24,300.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.2500                        2.0450

      1619182                              .2500
      176,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1619186                              .2500
       92,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1619242                              .2500
      145,718.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619252                              .2500
      219,885.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1619253                              .2500
       80,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1619260                              .2500
       40,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1619267                              .2500
      114,330.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619274                              .2500
       95,296.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619275                              .2500
      154,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1619279                              .2500
      180,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619286                              .2500
      125,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1619294                              .2500
       66,300.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619330                              .2500
       61,810.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950
1



      1619332                              .5000
       74,950.93                           .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619333                              .8750
       49,939.20                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619334                              .6250
       59,961.74                           .0800
            8.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619335                             1.0000
       97,484.33                           .0800
            8.6250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619336                              .2500
      242,856.64                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619337                             1.3750
      349,808.82                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619338                             1.7500
      101,791.52                           .0800
            9.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619339                              .8750
      381,036.12                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619340                             1.6250
      273,924.13                           .0800
            9.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619341                             1.1250
      191,666.19                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619342                             1.5000
       88,956.66                           .0800
            9.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619343                             1.0000
       89,839.42                           .0800
            8.6250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619344                             1.2500
       52,364.99                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619345                              .7500
      179,362.58                           .0800
            8.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619346                             1.6250
      108,329.92                           .0800
            9.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619347                             1.2500
       67,923.47                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619349                             1.0000
      119,857.79                           .0800
            8.6250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619350                             1.1250
       92,838.28                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619351                             1.1250
      165,312.08                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619352                             1.1250
       64,696.42                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619353                             1.1250
      115,866.02                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619354                             1.0000
      111,018.27                           .0800
            8.6250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619355                              .7500
       32,979.49                           .0800
            8.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619356                              .8750
       85,947.90                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619357                              .8750
      150,317.00                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619358                             1.2500
      103,383.51                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619359                             1.5000
       92,950.51                           .0800
            9.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619360                             1.1250
       95,090.06                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619362                             1.6250
       84,911.52                           .0800
            9.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619363                              .8750
      112,431.84                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619364                              .8750
       99,816.98                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619365                             1.5000
       32,365.38                           .0800
            9.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619366                             1.2500
      119,932.72                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619367                             1.5000
       73,121.80                           .0800
            9.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619369                             1.2500
       82,357.21                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619370                             1.6250
       81,365.22                           .0800
            9.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619371                             1.3750
       59,367.55                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619372                             1.5000
       19,789.46                           .0800
            9.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619373                              .8750
      187,886.11                           .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619374                             1.2500
       97,993.77                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619375                              .7500
       44,597.27                           .0800
            8.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619376                             1.1250
       30,946.09                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619377                             1.3750
       51,693.26                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619378                             1.7500
       19,779.92                           .0800
            9.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619379                             1.2500
       35,959.49                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619380                             1.3750
      103,286.62                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619381                             1.3750
      170,906.59                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619382                              .2500
       57,460.43                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619383                             1.1250
       75,512.68                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619384                             1.3750
       74,959.03                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619385                              .3750
      224,697.05                           .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619386                             1.2500
      130,253.26                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619388                             1.3750
       65,378.23                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619389                             1.3750
       75,916.67                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619391                             1.1250
       90,647.81                           .0800
            8.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619392                             1.3750
       33,531.68                           .0800
            9.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950
1



      1619393                              .2500
      107,126.22                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619395                              .7500
      105,234.55                           .0800
            8.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619396                             1.2500
       76,457.11                           .0800
            8.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619397                              .5000
      391,743.58                           .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1619412                              .2500
      139,908.42                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1619433                              .2500
       99,877.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619434                              .2500
       71,474.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1619436                              .2500
      112,435.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1619437                              .2500
      515,490.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1619442                              .2500
      620,033.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1619980                              .2500
       51,918.51                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1619981                              .2500
       86,717.41                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1619982                              .2500
       25,099.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619984                              .2500
      106,866.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619986                              .2500
      171,730.43                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1619987                              .2500
       57,305.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1619989                              .2500
      118,523.47                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1619991                              .2500
       68,483.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1619994                              .2500
      107,135.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1619996                              .2500
       80,847.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1619998                              .2500
      191,706.84                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1620001                              .2500
      111,789.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1620002                              .2500
       26,959.81                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1620003                              .2500
       57,896.53                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1620005                              .2500
      148,773.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620006                              .2500
       87,048.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620008                              .2500
      175,170.45                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1620009                              .2500
       73,372.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620011                              .2500
       22,450.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620013                              .2500
       83,011.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620015                              .2500
      161,623.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620020                              .2500
       20,987.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1620026                              .2500
      146,115.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620030                              .2500
      143,917.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620032                              .2500
       85,950.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620037                              .2500
      185,887.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620041                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620052                              .2500
       70,611.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620063                              .2500
       97,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1620065                              .2500
      120,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1620069                              .2500
      124,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1620075                              .2500
       38,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620076                              .2500
       74,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620078                              .2500
       40,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620079                              .2500
      423,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620080                              .2500
       78,500.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620082                              .2500
       96,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620083                              .2500
      172,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700
1



      1620095                              .2500
      123,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620098                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620101                              .2500
      148,300.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620108                              .2500
      140,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1620109                              .2500
      160,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620190                              .2500
      101,076.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620196                              .2500
      260,514.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620198                              .2500
       57,927.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1620208                              .2500
      199,887.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620246                              .2500
       68,760.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620266                              .2500
      173,400.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620279                              .2500
       65,962.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620284                              .2500
       84,553.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620289                              .2500
       55,466.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620292                              .2500
       54,369.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620296                              .2500
      138,313.98                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1620375                              .2500
      137,600.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620377                              .2500
       46,323.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620379                              .2500
       27,584.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620382                              .2500
       57,568.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620384                              .2500
      259,200.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1620388                              .2500
       69,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1620431                              .2500
       96,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620432                              .2500
       80,849.71                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1620435                              .2500
      150,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1620437                              .2500
       71,250.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620438                              .2500
      192,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620446                              .2500
      103,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1620452                              .2500
       81,950.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620455                              .2500
       61,168.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1620456                              .2500
      194,893.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620460                              .2500
       80,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1620461                              .2500
       59,462.05                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1620541                              .2500
       59,469.16                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1620543                              .2500
       76,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620546                              .2500
       56,668.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620585                              .2500
       67,958.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620590                              .2500
       79,952.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620591                              .2500
       79,944.94                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1620600                              .2500
      115,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1620605                              .2500
       72,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620613                              .2500
       34,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620616                              .2500
      186,892.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620622                              .2500
       83,099.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620645                              .2500
       63,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620654                              .2500
       30,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620660                              .2500
      103,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620666                              .2500
      151,117.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1620690                              .2500
      355,500.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1620698                              .2500
       51,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620700                              .2500
       84,747.28                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1620739                              .2500
       85,612.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620741                              .2500
      146,711.06                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620745                              .2500
       75,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620748                              .2500
       95,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620749                              .2500
      312,620.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1620755                              .2500
       50,470.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620757                              .2500
       70,359.49                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620760                              .2500
       69,961.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620764                              .2500
       45,300.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620765                              .2500
       61,164.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1620767                              .2500
       57,965.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620768                              .2500
       60,059.68                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1620769                              .2500
      140,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450
1



      1620770                              .2500
      111,926.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1620771                              .2500
       30,978.12                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.2500                         .1700

      1620772                              .2500
      100,680.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1620774                              .2500
       52,950.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620775                              .2500
       75,554.20                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620776                              .2500
       64,663.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620789                              .2500
      109,190.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620794                              .2500
       27,584.92                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1620854                              .2500
      107,936.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620855                              .2500
       25,635.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1620856                              .2500
       85,448.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1620858                              .2500
      110,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1620881                              .2500
      126,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1620898                              .2500
       79,900.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1620899                              .2500
      125,519.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621003                              .2500
      183,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1621023                              .2500
       84,553.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1621026                              .2500
       77,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1621027                              .2500
      305,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621028                              .2500
      175,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1621057                              .2500
      121,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.2500                        1.6700

      1621058                              .2500
      256,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621061                              .2500
      220,800.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.2500                         .2950

      1621065                              .2500
       49,850.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700
1



      1621074                              .2500
       68,850.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1621075                              .2500
       69,709.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621105                              .2500
       66,961.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621115                              .2500
      332,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621140                              .2500
      111,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621158                              .2500
       76,455.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621220                              .2500
       81,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.2500                         .5450

      1621223                              .2500
      208,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200
1



      1621225                              .2500
       36,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621226                              .2500
       80,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621228                              .2500
       72,616.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621231                              .2500
       37,350.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1621232                              .2500
       78,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621233                              .2500
       53,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1621235                              .2500
      153,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621237                              .2500
      166,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950
1



      1621249                              .2500
       89,550.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1621565                              .2500
       69,100.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621577                              .2500
       44,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621603                              .2500
      327,790.85                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621617                              .2500
      171,990.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.2500                         .6700

      1621634                              .2500
       46,169.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1621651                              .2500
       55,550.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1621666                              .2500
       66,150.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450
1



      1621668                              .2500
       86,250.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.2500                        1.9200

      1621675                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621687                              .2500
       73,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1621694                              .2500
       58,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.2500                        1.2950

      1621696                              .2500
      170,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.2500                         .9200

      1621703                              .2500
       61,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.2500                        1.0450

      1621705                              .2500
       53,990.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1621706                              .2500
      108,850.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950
1



      1621711                              .2500
      132,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621713                              .2500
      130,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.2500                        1.1700

      1621715                              .2500
       90,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1621717                              .2500
       94,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.2500                        1.5450

      1621720                              .2500
       62,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.2500                        1.7950

      1621723                              .2500
       67,050.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200

      1621725                              .2500
      132,700.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1621726                              .2500
       66,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.2500                        1.4200
1



      1621986                              .2500
      141,200.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.2500                         .7950

      1621988                              .2500
      216,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

      1621989                              .2500
      160,800.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.2500                         .4200

  TOTAL NUMBER OF LOANS:     2481
  TOTAL BALANCE........:        271,005,025.82


  RUN ON     : 10/02/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 07.04.10            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS9        FIXED SUMMARY REPORT      CUTOFF : 09/01/97
  POOL       : 0004263
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -------------------------------------------------------------------
  CURR NOTE RATE                        8.6066            7.6250     10.0000
  RFC NET RATE                          8.3353            7.3750      9.7500
  NET MTG RATE(INVSTR RATE)             8.2553            7.2950      9.6700
  POST STRIP RATE                       7.2500            7.2500      7.2500
  SUB SERV FEE                           .2713             .2500      1.8750
  MSTR SERV FEE                          .0800             .0800       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                 1.0053             .0450      2.4200







  TOTAL NUMBER OF LOANS:  2481
  TOTAL BALANCE........:     271,005,025.82


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                                     EXHIBIT G

                                         FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and
Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                              SELLER/SERVICER

[Corporate Seal]


                                                       (Name of Seller/Servicer)

By:                                                  By:
         (Signature)                                  (Signature)


                                                     By:
         (Typed Name)                                   (Typed Name)


Title:                                               Title:




ATTEST:                                 RESIDENTIAL FUNDING CORPORATION

By:                                     By:
         (Signature)                                      (Signature)


                                        By:
         (Typed Name)                                     (Typed Name)


Title:                                  Title:

                                                     EXHIBIT H
                                           FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)    Mortgage Loan
Prepaid in Full
                                              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:         [ ] Promissory Note
                          [ ] Primary Insurance Policy
                          [ ] Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or
Deed of Trust
                           [ ] Title Insurance Policy
                                   [ ] Other:


Name

Title

Date

                                                    EXHIBIT I-1

                                     FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
--------------.

                  10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that

                                                       I-1-2
the liabilities described herein relate only to the Class R
Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

                                                       I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                            NOTARY PUBLIC

                            COUNTY OF
                            STATE OF
                            My Commission expires the ____ day
                            of _______________, 19__.

                                                       I-1-4

                                                    EXHIBIT I-2

                                          FORM OF TRANSFEROR CERTIFICATE


                                           ________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS9

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:

                                                       I-2-2

                                                    EXHIBIT J-1

                                      FORM OF INVESTOR REPRESENTATION LETTER

                                           ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 1997-QS9

                  RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar

                                                       J-1-2
                  security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          6.          The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:

                                                       J-1-3

                                                    EXHIBIT J-2

                                        FORM OF ERISA REPRESENTATION LETTER


                                                _____________, 199_


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006


Attention:                Residential Funding Corporation Series 1997-QS_

                          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__

Dear Sirs:

         ________________ (the "Purchaser") intends to purchase from___________________ (the "Seller") $________________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__ (the "Certificates"), issued pursuant to the Pooling and
Servicing  Agreement  (the  "Pooling  and  Servicing  Agreement"),  dated  as of
September 1, 1997, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

                          (a) The Purchaser is not an employee  benefit or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                          (b) The  Purchaser  as is an  insurance  company,  the
                  source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                          In   addition,   the   Purchaser   hereby   certifies,
                  represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either
                  (a) or (b) above.



                                                     Very truly yours,



                                                     By:
                                                     Name:
                                                     Title:


                                                       J-2-2

                                                     EXHIBIT K

                                     FORM OF TRANSFEROR REPRESENTATION LETTER




                                                                     , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention: Residential Funding Corporation Series 1997-QS9

                                                Re:  Mortgage
Asset-Backed Pass-Through Certificates,
                                                     Series 1997-QS9,
[Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The

Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.      The Buyer

                           a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                           b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

         Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                 Print Name of Buyer

By:                                  By:
     Name:                               Name:
     Title:                              Title:

Taxpayer Identification:                 Taxpayer Identification:

No.                                  No.

Date:                                Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___      Bank.  The Buyer (a) is a national bank or banking
                  ----
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is
                                                      ------------------
                  attached hereto.
                  ---------------

         ___      Savings and Loan.  The Buyer (a) is a savings and loan
                  ----------------
                  association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___      Insurance Company.  The Buyer is an insurance company
                  -----------------
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___      Investment Adviser.   The Buyer is an investment
                  adviser registered under the Investment Advisers Act of 1940.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ___      Trust Fund.  The Buyer is a trust fund whose trustee is
                  ----------
                  a bank or trust company and whose participants are exclusively
                  (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___              ___              Will the Buyer be purchasing the Rule 144A
  Yes              No               Securities only for the Buyer's own account?

                  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                                     Print Name of Buyer

                                                     By:

                                      Name:
                                     Title:

                                                     Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                        RESIDENTIAL ACCREDIT LOANS, INC.

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS9


                                     , 199__


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS9

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of September 1, 1997 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                            GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                           __________________, 19____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS9

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9 Assignment of Mortgage Loan



Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:

                                                     EXHIBIT P

                                                    [Reserved]

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                     [DATE]

Bankers Trust Company
3 Park Plaza
Irvine, California  92714


                  Re:      Residential Accredit Loans, Inc.,
                           Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS9


                  Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-9[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-9-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-9-_ Certificates will be $__________ and ____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-9[-1] Certificates surrendered for exchange.

                  All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of September 1, 1997, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.

                         RESIDENTIAL FUNDING CORPORATION




                          By:______________________________
                          Name:
                          Title: